                                                                  EXECUTION COPY

================================================================================

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.,
                                  as Depositor,

                        PRUDENTIAL ASSET RESOURCES, INC.,
      as a Master Servicer and as Lock Up Storage Centers Special Servicer,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              as a Master Servicer,

                             ARCAP SERVICING, INC.,
                          as General Special Servicer,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
             as Certificate Administrator and as Tax Administrator,

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee,

                                       and

                               ABN AMRO BANK N.V.,
                                 as Fiscal Agent

                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2005

                        ---------------------------------

                                 $1,765,243,294
                 Aggregate Initial Certificate Principal Balance

                        ---------------------------------

                  Commercial Mortgage Pass-Through Certificates
                                Series 2005-PWR8

================================================================================



                                                       TABLE OF CONTENTS

                                                        ---------------
       SECTION                                                                                                           PAGE
       -------                                                                                                           ----
                                                            ARTICLE I
                                         DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                                     CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

                                                            ARTICLE II
                               CONVEYANCE OF POOLED MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                            ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS, REMIC II REGULAR INTERESTS,
                           REMIC III COMPONENTS, REMIC I RESIDUAL INTEREST, REMIC II RESIDUAL INTEREST,
                                          REMIC III RESIDUAL INTEREST AND CERTIFICATES

      SECTION 2.01.        Conveyance of Pooled Mortgage Loans............................................................81
      SECTION 2.02.        Acceptance of Mortgage Assets by Trustee.......................................................85
      SECTION 2.03.        Certain Repurchases and Substitutions of Pooled

      SECTION 2.13.        Creation of REMIC I; Issuance of the REMIC I Regular Interests
                           and the REMIC I Residual Interest; Certain Matters Involving REMIC I..........................103
      SECTION 2.14.        Conveyance of the REMIC I Regular Interests; Acceptance of the
                           REMIC I Regular Interests by Trustee..........................................................105
      SECTION 2.15.        Creation of REMIC II; Issuance of the REMIC II Regular Interests
                           and the REMIC II Residual Interest; Certain Matters Involving REMIC II........................105
      SECTION 2.16.        Conveyance of the REMIC II Regular Interests; Acceptance of
                           the REMIC II Regular Interests by Trustee.....................................................107
      SECTION 2.17.        Creation of REMIC III; Issuance of the REMIC III Regular Interests, the
                           REMIC III Components and the REMIC III Residual Interest; Certain
                           Matters Involving REMIC III...................................................................107
      SECTION 2.18.        Acceptance of Grantor Trusts; Issuance of the Class V and Class R Certificates................110

                                                            ARTICLE III
                                           ADMINISTRATION AND SERVICING OF THE TRUST FUND

      SECTION 3.04.        Collection Accounts, Distribution Account, Interest Reserve Account,
                           Excess Liquidation Proceeds Account, Companion Note Custodial
                           Accounts and Subordinate Note Custodial Accounts..............................................121

      SECTION 3.05.        Permitted Withdrawals From the Collection Accounts, the Distribution
                           Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account,

      SECTION 3.11.        Master Servicing and Special Servicing Compensation; Interest on and
                           Reimbursement of Servicing Advances; Payment of Certain Expenses;

      SECTION 3.18.        Fair Value Option; Sale of Administered REO Properties;

      SECTION 3.21.        Transfer of Servicing Between Applicable Master Servicer and

      SECTION 3.27.        Certain Rights and Powers of the Lock Up Storage Centers Non-Pooled
                           Subordinate Noteholder and the Lock Up Storage Centers Controlling Party......................197
      SECTION 3.28.        Certain Rights and Powers of the JL Holdings Portfolio Non-Pooled
                           Subordinate Noteholder and the JL Holdings Portfolio Controlling Party........................202
      SECTION 3.29.        Certain Matters Regarding the Serviced Mortgage Loans Groups
                           that include PCF Pooled Mortgage Loans........................................................202

                                                            ARTICLE IV
                                                PAYMENTS TO CERTIFICATEHOLDERS

                                                            ARTICLE V
                                                        THE CERTIFICATES

                                                            ARTICLE VI
                                   THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICERS

      SECTION 6.01.        Liability of the Depositor, the Master Servicers and the Special Servicers....................244
      SECTION 6.02.        Merger, Consolidation or Conversion of the Depositor,
                           a Master Servicer or the Special Servicer.....................................................244
      SECTION 6.03.        Limitation on Liability of the Depositor, the Master Servicers, the Primary Servicers
                           and the Special Servicers.....................................................................244
      SECTION 6.04.        Resignation of the Master Servicers and the Special Servicers.................................246
      SECTION 6.05.        Rights of the Depositor and the Trustee in Respect of the

                                                            ARTICLE VII
                                                              DEFAULT

                                                            ARTICLE VIII
                                THE TRUSTEE, THE CUSTODIAN, THE CERTIFICATE ADMINISTRATOR AND THE TAX ADMINISTRATOR

      SECTION 8.01.        Duties of the Trustee, the Custodian, the Certificate Administrator
                           and the Tax Administrator.....................................................................256
      SECTION 8.02.        Certain Matters Affecting the Trustee, the Certificate Administrator
                           and the Tax Administrator.....................................................................257
      SECTION 8.03.        The Trustee, the Fiscal Agent, the Certificate Administrator and the Tax
                           Administrator not Liable for Validity or Sufficiency of Certificates or Mortgage Loans........259
      SECTION 8.04.        The Trustee, the Fiscal Agent, the Certificate Administrator and the Tax
                           Administrator May Own Certificates............................................................259
      SECTION 8.05.        Fees and Expenses of the Trustee, the Certificate Administrator and the Tax
                           Administrator; Indemnification of and by the Trustee, the Certificate Administrator,
                           the Tax Administrator and the Fiscal Agent....................................................260
      SECTION 8.06.        Eligibility Requirements for the Trustee, the Certificate Administrator
                           and the Tax Administrator.....................................................................261
      SECTION 8.07.        Resignation and Removal of the Trustee, the Certificate Administrator
                           and the Tax Administrator.....................................................................262
      SECTION 8.08.        Successor Trustee, Certificate Administrator and Tax Administrator............................263
      SECTION 8.09.        Merger or Consolidation of the Trustee, the Certificate Administrator

                                                            ARTICLE IX
                                                           TERMINATION

      SECTION 9.01.        Termination Upon Repurchase or Liquidation of All Pooled Mortgage Loans.......................271
      SECTION 9.02.        Additional Termination Requirements...........................................................273

                                                            ARTICLE X
                                                    ADDITIONAL TAX PROVISIONS

      SECTION 10.01.       Tax Administration............................................................................275
      SECTION 10.02.       The Depositor, the Master Servicers, the Special Servicers and the
                           Fiscal Agent to Cooperate with the Tax Administrator..........................................278

                                                            ARTICLE XI
                                                    MISCELLANEOUS PROVISIONS



                                    EXHIBITS


EXHIBIT A-1       Form of Certificate (other than Class R and Class V Certificates)
EXHIBIT A-2       Form of Class R Certificate
EXHIBIT A-3       Form of Class V Certificate
EXHIBIT B         Letters of Representations Among Depositor, Trustee and Initial Depositary
EXHIBIT C-1       Form of Master Servicer Request for Release
EXHIBIT C-2       Form of Special Servicer Request for Release
EXHIBIT D         Form of Certificate Administrator Report
EXHIBIT E-1       Form of ARCap Interest on Advance Reconciliation Report
EXHIBIT E-2       Form of ARCap Mortgage Loans Delinquent Report
EXHIBIT E-3       Form of ARCap P&I Advances as of Remittance Date Report
EXHIBIT E-4       Form of Realized Loss Report
EXHIBIT E-5       ARCap Naming Convention for Electronic File Delivery
EXHIBIT E-6       Controlling Class Certificateholder's Reports Checklist
EXHIBIT F-1       Form of Transferor Certificate for Transfers of Non-Registered Certificates Held in Physical Form
EXHIBIT F-2A      Form I of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
EXHIBIT F-2B      Form II of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
EXHIBIT F-2C      Form of Transferee Certificate for Certain Transfers of Interests in Rule 144A Global Certificates
EXHIBIT F-2D      Form of Transferee Certificate for Certain Transfers of Interests in Regulation S Global Certificates
EXHIBIT F-3A      Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights
EXHIBIT F-3B      Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
EXHIBIT G-1       Form of Transferee  Certificate in Connection with ERISA  (Non-Registered  Certificates  and  Non-Investment
                    Grade Certificates Held in Physical Form)
EXHIBIT G-2       Form of Transferee  Certificate in Connection  with ERISA  (Non-Registered  Certificates  Held in Book-Entry
                    Form)
EXHIBIT H-1       Form of Transfer Affidavit and Agreement for Transfers of Class R Certificates
EXHIBIT H-2       Form of Transferor Certificate for Transfers of Class R Certificates
EXHIBIT I-1       Form of Notice and Acknowledgment Concerning Replacement of the Special Servicer
EXHIBIT I-2       Form of Acknowledgment of a Proposed Special Servicer
EXHIBIT J         Form of UCC-1 Financing Statement
EXHIBIT K-1       Information Request from Certificateholder or Certificate Owner
EXHIBIT K-2       Information Request from Prospective Investor
EXHIBIT L         Form of Power of Attorney by Trustee
EXHIBIT M         [Reserved]
EXHIBIT N         Form of Final Certification of Trustee
EXHIBIT O         Form of Defeasance Certification
EXHIBIT P         Copy of Nationwide Primary Servicer Undertaking to Indemnify

                                      -v-

                                    SCHEDULES

SCHEDULE I-A       Schedule of PMCF Pooled Mortgage Loans
SCHEDULE I-B       Schedule of BSCMI Pooled Mortgage Loans
SCHEDULE I-C       Schedule of WFB Pooled Mortgage Loans
SCHEDULE I-D       Schedule of PCF Pooled Mortgage Loans
SCHEDULE I-E       Schedule of Nationwide Pooled Mortgage Loans
SCHEDULE II        Schedule of Exceptions to Mortgage File Delivery (under Section 2.02(a))
SCHEDULE III       Schedule of Designated Sub-Servicers
SCHEDULE IV        Reference Rates
SCHEDULE V         Borrower Third-Party Beneficiaries (under Section 2.03)
SCHEDULE VI        Class A-AB Planned Principal Balances
SCHEDULE VII       Closing Date Deposit Mortgage Loans and Related Closing Date Deposit Amounts


                                      -vi-

         This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of June 1, 2005, among BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES
INC., as Depositor, PRUDENTIAL ASSET RESOURCES, INC., as a Master Servicer and
as Lock Up Storage Centers Special Servicer, WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Master Servicer, ARCAP SERVICING, INC., as General Special
Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator
and as Tax Administrator, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN
AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

         REMIC I

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Pooled Mortgage Loans (exclusive of certain amounts payable thereon) and certain other assets as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I".
The Class R Certificates will represent ownership of (among other things) the sole class of "residual interests" in REMIC I for purposes of the REMIC
Provisions under federal income tax law. The Latest Possible Maturity Date for each REMIC I Regular Interest is the Rated Final Distribution Date. None of the
REMIC I Regular Interests will be certificated.

         REMIC II

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC II". The Class R Certificates will represent ownership of (among other things) the sole class of "residual interests" in REMIC II for purposes of the
REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated
Principal Balance for each of the REMIC II Regular Interests. The Latest
Possible Maturity Date for each REMIC II Regular Interest is the Rated Final
Distribution Date. None of the REMIC II Regular Interests will be certificated.

                               REMIC II           Initial Uncertificated
   Designation             Remittance Rate           Principal Balance
   -----------             ---------------           -----------------
      A-1-1                  Variable (1)              $  12,406,000
      A-1-2                  Variable (1)              $  77,093,000
      A-1-3                  Variable (1)              $  14,801,000
       A-2                   Variable (1)              $  46,500,000
      A-3-1                  Variable (1)              $  22,140,000
      A-3-2                  Variable (1)              $  40,860,000
     A-AB-1                  Variable (1)              $  39,623,000
     A-AB-2                  Variable (1)              $  88,377,000
      A-4-1                  Variable (1)              $  12,345,000
      A-4-2                  Variable (1)              $  70,740,000
      A-4-3                  Variable (1)              $ 100,757,000
      A-4-4                  Variable (1)              $  58,278,000
      A-4-5                  Variable (1)              $ 778,274,000
     A-4FL-1                 Variable (1)              $     605,000
     A-4FL-2                 Variable (1)              $   3,467,000
     A-4FL-3                 Variable (1)              $   4,937,000
     A-4FL-4                 Variable (1)              $   2,856,000
     A-4FL-5                 Variable (1)              $  38,135,000
      A-J-1                  Variable (1)              $   2,003,000
      A-J-2                  Variable (1)              $ 148,043,000
       B-1                   Variable (1)              $  17,245,000
       B-2                   Variable (1)              $  20,266,000
       C-1                   Variable (1)              $   9,944,000
       C-2                   Variable (1)              $   7,709,000
       D-1                   Variable (1)              $   9,317,000
       D-2                   Variable (1)              $  17,161,000
        E                    Variable (1)              $  17,653,000
       F-1                   Variable (1)              $  16,993,000
       F-2                   Variable (1)              $   2,866,000
       G-1                   Variable (1)              $     209,000
       G-2                   Variable (1)              $  15,237,000
        H                    Variable (1)              $  17,652,000
        J                    Variable (1)              $   8,826,000
        K                    Variable (1)              $   4,413,000
       L-1                   Variable (1)              $   3,071,000
       L-2                   Variable (1)              $   3,549,000
        M                    Variable (1)              $   6,620,000
        N                    Variable (1)              $   2,206,000
        P                    Variable (1)              $   4,413,000
        Q                    Variable (1)              $  17,653,294

--------------------
(1)  The REMIC II Remittance Rate for each REMIC II Regular Interest shall be a variable rate per annum calculated in accordance with the definition of
     "REMIC II Remittance Rate".

         REMIC III

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as

                                      -2-

"REMIC III". The Class R Certificates will evidence ownership of (among other things) the sole class of "residual interests" in REMIC III for purposes of the
REMIC Provisions under federal income tax law.

         Class Designations of the REMIC III Regular Interests

         The following table irrevocably sets forth the Class designation,
Pass-Through Rate and initial Class Principal Balance for each Class of the
REMIC III Regular Interests.

            Class                                             Initial Class
         Designation              Pass-Through Rate         Principal Balance
         -----------              -----------------         -----------------
          Class A-1                4.212% per annum          $    104,300,000
          Class A-2                4.484% per annum          $     46,500,000
          Class A-3                4.550% per annum          $     63,000,000
          Class A-AB               4.581% per annum          $    128,000,000
          Class A-4                4.674% per annum          $  1,020,394,000
       Class A-4FL (1)           4.674% per annum (1)        $ 50,000,000 (1)
          Class A-J                4.750% per annum          $    150,046,000
           Class B                 4.819% per annum          $     37,511,000
           Class C                 4.858% per annum          $     17,653,000
           Class D                 4.898% per annum          $     26,478,000
           Class E                   Variable (2)            $     17,653,000
           Class F                   Variable (2)            $     19,859,000
           Class G                   Variable (3)            $     15,446,000
           Class H                   Variable (3)            $     17,652,000
           Class J                   Variable (2)            $      8,826,000
           Class K                   Variable (2)            $      4,413,000
           Class L                   Variable (2)            $      6,620,000
           Class M                   Variable (2)            $      6,620,000
           Class N                   Variable (2)            $      2,206,000
           Class P                   Variable (2)            $      4,413,000
           Class Q                   Variable (2)            $     17,653,294
          Class X-1                  Variable (3)                  (4)
          Class X-2                  Variable (3)                  (5)

----------------------
(1)  The Class A-4FL Certificates are not regular interests in a REMIC but represent ownership of the beneficial interests in Grantor Trust A-4FL, which grantor trust comprises (i)(a) an uncertificated regular interest in
     REMIC III hereby designated as the "Class A-4FL REMIC III Regular
     Interest", (b) the Class A-4FL Swap Contract and the Class A-4FL Swap
     Guarantee and (c) all net payments under the Class A-4FL REMIC III Regular
     Interest and the Class A-4FL Swap Contract and the Class A-4FL Swap
     Guarantee, (ii) all funds and assets on deposit from time to time in the
     Master Servicer Floating Rate Sub-Account and/or the Certificate
     Administrator Floating Rate Sub-Account and (iii) the proceeds of all of the foregoing. The Pass-Through Rate set forth in the table opposite Class
     A-4FL is the Pass-Through Rate of the Class A-4FL REMIC III Regular
     Interest. The initial Class Principal Balance set forth in the table opposite the Class A-4FL is the initial Class Principal Balance of the
     Class A-4FL Certificates and of the initial Class Principal Balance of the
     Class A-4FL REMIC III Regular Interest. The parties intend that the portion of the Trust representing Grantor Trust A-4FL shall be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of Chapter 1 of Subtitle A
     of the Code.

(2)  The respective Pass-Through Rates for the Class E, Class F, Class J, Class
     K, Class L, Class M, Class N, Class P and Class Q Certificates will, in the case of each of those Classes, be a rate per annum equal to the lesser of a fixed rate per annum (equal to 4.997%, 5.312%, 4.431%, 4.431%, 4.431%,
     4.431%, 4.431%, 4.431% and 4.431%, respectively) and a variable rate, all as calculated in accordance with the definition of "Pass-Through Rate".

                                      -3-

(3)  The respective Pass-Through Rates for the Class X-1, Class X-2, Class G and
     Class H Certificates will, in the case of each of those Classes, be a variable rate per annum calculated in accordance with the definition of
     "Pass-Through Rate".

(4)  The Class X-1 Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class
     X-1 Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of such Class' REMIC III
     Components from time to time. As more specifically provided herein, interest in respect of such Class of Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional
     Amounts of such Class' REMIC III Components from time to time.

(5)  The Class X-2 Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. As more specifically provided herein, the Class X-2 Certificates will have a Class
     Notional Amount that from time to time will be equal to the aggregate of the Component Notional Amounts of one or more of such Class' REMIC III
     Components from time to time. As more specifically provided herein, interest in respect of such Class of Certificates will consist of the aggregate amount of interest accrued from time to time on the respective
     Component Notional Amounts of one or more of such Class' REMIC III
     Components.

         Designations of the REMIC III Components

         The REMIC III Components of the Class X-1 Certificates are hereby irrevocably assigned the alphanumeric designation set forth under the column heading "REMIC III Component of Class X-1 Certificates" in the table that appears under "Corresponding REMIC II Regular Interests". The REMIC III
Components of the Class X-2 Certificates are hereby irrevocably assigned the alphanumeric designation set forth under the column heading "REMIC III Component of Class X-2 Certificates" in the table that appears under "Corresponding REMIC
II Regular Interests".

         Corresponding REMIC II Regular Interests

         The following table irrevocably sets forth, with respect to each REMIC
II Regular Interest, the Class of Certificates, REMIC III Component of the Class
X-1 Certificates and the REMIC III Component of the Class X-2 Certificates for
which such REMIC II Regular Interest constitutes a Corresponding REMIC II
Regular Interest:

                                      -4-



                                                                                       Class X-2
                                                                                   Termination Date
                                             REMIC III            REMIC III          for REMIC III
    REMIC II            Class of        Component of Class   Component of Class   Component of Class
Regular Interest      Certificates       X-1 Certificates     X-2 Certificates     X-2 Certificates
----------------      ------------       ----------------     ----------------         ------------

     A-1-1                A-1                X1-A-1-1          Not Applicable       Not Applicable
     A-1-2                A-1                X1-A-1-2             X2-A-1-2             June 2006
     A-1-3                A-1                X1-A-1-3             X2-A-1-3             June 2007
      A-2                 A-2                 X1-A-2               X2-A-2              June 2007
     A-3-1                A-3                X1-A-3-1             X2-A-3-1             June 2007
     A-3-2                A-3                X1-A-3-2             X2-A-3-2             June 2008
     A-AB-1               A-AB               X1-A-AB-1            X2-A-AB-1            June 2008
     A-AB-2               A-AB               X1-A-AB-2            X2-A-AB-2            June 2009
     A-4-1                A-4                X1-A-4-1             X2-A-4-1             June 2009
     A-4-2                A-4                X1-A-4-2             X2-A-4-2             June 2010
     A-4-3                A-4                X1-A-4-3             X2-A-4-3             June 2011
     A-4-4                A-4                X1-A-4-4             X2-A-4-4             June 2012
     A-4-5                A-4                X1-A-4-5             X2-A-4-5             June 2013
    A-4FL-1            A-4FL (1)            X1-A-4FL-1           X2-A-4FL-1            June 2009
    A-4FL-2            A-4FL (1)            X1-A-4FL-2           X2-A-4FL-2            June 2010
    A-4FL-3            A-4FL (1)            X1-A-4FL-3           X2-A-4FL-3            June 2011
    A-4FL-4            A-4FL (1)            X1-A-4FL-4           X2-A-4FL-4            June 2012
    A-4FL-5            A-4FL (1)            X1-A-4FL-5           X2-A-4FL-5            June 2013
     A-J-1                A-J                X1-A-J-1             X2-A-J-1             June 2012
     A-J-2                A-J                X1-A-J-2             X2-A-J-2             June 2013
      B-1                  B                  X1-B-1               X2-B-1              June 2011
      B-2                  B                  X1-B-2               X2-B-2              June 2012
      C-1                  C                  X1-C-1               X2-C-1              June 2010
      C-2                  C                  X1-C-2               X2-C-2              June 2011
      D-1                  D                  X1-D-1               X2-D-1              June 2009
      D-2                  D                  X1-D-2               X2-D-2              June 2010
       E                   E                   X1-E                 X2-E               June 2009
      F-1                  F                  X1-F-1               X2-F-1              June 2008
      F-2                  F                  X1-F-2               X2-F-2              June 2009
      G-1                  G                  X1-G-1               X2-G-1              June 2007
      G-2                  G                  X1-G-2               X2-G-2              June 2008
       H                   H                   X1-H                 X2-H               June 2007
       J                   J                   X1-J                 X2-J               June 2007
       K                   K                   X1-K                 X2-K               June 2007
      L-1                  L                  X1-L-1               X2-L-1              June 2006
      L-2                  L                  X1-L-2               X2-L-2              June 2007
       M                   M                   X1-M            Not Applicable       Not Applicable
       N                   N                   X1-N            Not Applicable       Not Applicable
       P                   P                   X1-P            Not Applicable       Not Applicable
       Q                   Q                   X1-Q            Not Applicable       Not Applicable


----------------------
(1)  The applicable REMIC II Regular Interest corresponds not to the Class A-4FL
     Certificates but to the Class A-4FL REMIC III Regular Interest.

                                      -5-

         For federal income tax purposes, each Class of the REMIC III Regular
Interests will be designated as a separate "regular interest" in REMIC III. The
Latest Possible Maturity Date for each Class of REMIC III Regular Interests is the Rated Final Distribution Date.

         The Initial Pool Balance will be $1,765,243,294, and the initial aggregate Uncertificated Principal Balance of the REMIC I Regular Interests, the
initial aggregate Uncertificated Principal Balance of the REMIC II Regular
Interests and the initial aggregate Class Principal Balance of the respective
Classes of REMIC III Regular Interests (other than the Class X-1 and Class X-2
Certificates) will, in each case, be $1,765,243,294.

         As described below, there exist one or more Pooled Mortgage Loans that are part of split loan structures comprising such Pooled Mortgage Loan and one or more other loans that, together with the respective Pooled Mortgage Loan, are secured by the same Mortgage encumbering the related Mortgaged Properties, which other loans are, in each case, pari passu in right of payment to the related
Pooled Mortgage Loan or subordinate in right of payment to the related Pooled
Mortgage Loan.

         The Lock Up Storage Centers Pooled Mortgage Loan is part of a split loan structure comprising the Lock Up Storage Centers Pooled Mortgage Loan and
the Lock Up Storage Centers Non-Pooled Subordinate Loan. The relative rights of the holder of the Lock Up Storage Centers Pooled Mortgage Loan and the holder of the Lock Up Storage Centers Non-Pooled Subordinate Loan are set forth in the
Lock Up Storage Centers Intercreditor Agreement, which provides that the Lock Up
Storage Centers Loan Group is to be serviced and administered in accordance with this Agreement, by the Trustee, the Fiscal Agent, the Certificate Administrator,
the applicable Master Servicer and the Lock Up Storage Centers Special Servicer.

         The Park Place Pooled Mortgage Loan is part of a split loan structure comprising the Park Place Pooled Mortgage Loan and the Park Place Non-Pooled
Subordinate Loan. The relative rights of the holder of the Park Place Pooled
Mortgage Loan and the holder of the Park Place Non-Pooled Subordinate Loan are set forth in the Park Place Intercreditor Agreement, which provides that the
Park Place Loan Group is to be serviced and administered in accordance with this
Agreement, by the Trustee, the Fiscal Agent, the Certificate Administrator, the
applicable Master Servicer and the General Special Servicer.

         The JL Holdings Portfolio Pooled Mortgage Loan is part of a split loan structure comprising the JL Holdings Portfolio Pooled Mortgage Loan and the JL
Holdings Portfolio Non-Pooled Mortgage Loans. The relative rights of the holder of the JL Holdings Portfolio Pooled Mortgage Loan and the holders of the JL
Holdings Portfolio Non-Pooled Mortgage Loans are set forth in the JL Holdings
Portfolio Intercreditor Agreement, which provides that the JL Holdings Portfolio
Loan Group is to be serviced and administered in accordance with this Agreement, by the Trustee, the Fiscal Agent, the Certificate Administrator, the applicable
Master Servicer and the General Special Servicer.

         The The Landings at Cypress Meadows Pooled Mortgage Loan is part of a split loan structure comprising the The Landings at Cypress Meadows Pooled
Mortgage Loan and the The Landings at Cypress Meadows Non-Pooled Subordinate
Loan. The relative rights of the holder of the The Landings at Cypress Meadows
Pooled Mortgage Loan and the holder of the The Landings at Cypress Meadows
Non-Pooled Subordinate Loan are set forth in the The Landings at Cypress Meadows
Intercreditor Agreement, which provides that the The Landings at Cypress Meadows
Loan Group is to be serviced and administered in accordance with this Agreement, by the Trustee, the Fiscal Agent, the Certificate Administrator, the applicable
Master Servicer and the General Special Servicer.

         The Aspen Highlands Pooled Mortgage Loan is part of a split loan structure comprising the Aspen Highlands Pooled Mortgage Loan and the Aspen
Highlands Non-Pooled Subordinate Loan. The relative rights of the holder of the
Aspen Highlands Pooled Mortgage Loan and the holder of the Aspen Highlands
Non-Pooled Subordinate Loan are set forth in the Aspen Highlands Intercreditor
Agreement, which provides that the Aspen Highlands Loan Group is to be serviced and administered in accordance with this Agreement, by the Trustee, the Fiscal
Agent, the Certificate Administrator, the applicable Master Servicer and the
General Special Servicer.

                                      -6-

         The Marquis Apartments Pooled Mortgage Loan is part of a split loan structure comprising the Marquis Apartments Pooled Mortgage Loan and the Marquis
Apartments Non-Pooled Pari Passu Companion Loan. The relative rights of the holder of the Marquis Apartments Pooled Mortgage Loan and the holder of the
Marquis Apartments Non-Pooled Pari Passu Companion Loan are set forth in the
Series 2005-PWR7 PSA and/or the Marquis Apartments Intercreditor Agreement,
which provide that the entire Marquis Apartments Loan Group is to be serviced and administered in accordance with the Series 2005-PWR7 PSA.

         The Ramapo Centre Pooled Mortgage Loan is part of a split loan structure comprising the Ramapo Centre Pooled Mortgage Loan and the Ramapo
Centre Non-Pooled Subordinate Loan. The relative rights of the holder of the
Ramapo Centre Pooled Mortgage Loan and the holder of the Ramapo Centre
Non-Pooled Subordinate Loan are set forth in the Ramapo Centre Intercreditor
Agreement, which provides that the Ramapo Centre Loan Group is to be serviced and administered in accordance with this Agreement, by the Trustee, the Fiscal
Agent, the Certificate Administrator, the applicable Master Servicer and the
General Special Servicer.

         Capitalized terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

         In consideration of the mutual agreements herein contained, the
Depositor, each Master Servicer, each Special Servicer, the Certificate
Administrator, the Tax Administrator, the Trustee and the Fiscal Agent hereby agree, in each case, as follows:

                                      -7-

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
              CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

         SECTION 1.01. Defined Terms.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

         "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

         "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a
30/360 Basis.

         "ABN AMRO": ABN AMRO Bank N.V. or its successor in interest.

         "Accrued Certificate Interest": The interest accrued from time to time with respect to any Class of REMIC III Regular Interests, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance REMIC
III Regular Interests for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of REMIC III
Regular Interests for such Interest Accrual Period, multiplied by (ii) the Class
Principal Balance of such Class of REMIC III Regular Interests outstanding immediately prior to the related Distribution Date; and (b) in the case of either Class of Interest Only Certificates for any Interest Accrual Period, the
aggregate amount of Accrued Component Interest for all of such Class' REMIC III
Components for such Interest Accrual Period.

         "Accrued Component Interest": The interest accrued from time to time with respect to any REMIC III Component of either Class of Interest Only
Certificates, the amount of which interest shall equal, for any Interest Accrual
Period, one-twelfth of the product of (i) either (A) in the case of a REMIC III
Component of the Class X-1 Certificates, the Class X-1 Strip Rate applicable to such REMIC III Component for such Interest Accrual Period, or (B) in the case of a REMIC III Component of the Class X-2 Certificates, the Class X-2 Strip Rate
applicable to such REMIC III Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such REMIC III Component outstanding immediately prior to the related Distribution Date.

         "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

         "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an
Actual/360 Basis.

         "Additional Collateral": Any non-real property collateral (including any Letter of Credit and Reserve Funds) pledged and/or delivered by or on behalf of the related Borrower and held by the related Mortgagee to secure payment on any Mortgage Loan.

         "Additional Master Servicing Compensation": As defined in Section
3.11(b).

         "Additional Special Servicing Compensation": As defined in Section
3.11(d).

         "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Holders of the
Certificates (other than the Class R and Class V Certificates) receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

                                      -8-

         "Additional Yield Amount": As defined in Section 4.01(c).

         "Administered REO Property": Any REO Property other than any REO
Property related to a Non-Trust-Serviced Pooled Mortgage Loan.

         "Administrative Fee Rate": With respect to each Pooled Mortgage Loan
(or any successor REO Pooled Mortgage Loan with respect thereto), a rate per annum equal to the sum of (i) the Servicer Report Administrator Fee Rate; (ii)
the Trustee Fee Rate, (iii) the related Master Servicing Fee Rate and (iv) if
(and only if) such Pooled Mortgage Loan constitutes a Non-Trust-Serviced Pooled
Mortgage Loan, the rate per annum equal to the rate per annum at which comparable administrative fees payable under the applicable Non-Trust Servicing
Agreement accrue.

         "Advance": Any P&I Advance or Servicing Advance.

         "Advance Interest": The interest accrued on any Advance (other than any
Unliquidated Advance) at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section
4.03(d), as applicable.

         "Adverse Grantor Trust Event": Either: (i) any impairment of the status of any Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon any Grantor Trust Pool or any of its assets or transactions.

         "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto) and, solely with respect to matters affecting any Mortgage Loan Group that includes one or more Serviced
Non-Pooled Pari Passu Companion Loans, with respect to such Mortgage Loan Group and any related class of Non-Pooled Pari Passu Companion Loan Securities and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such class of Non-Pooled Pari Passu Companion Loan Securities by such Rating Agency (or, in each case, the placing of such class on "negative credit watch" status in contemplation of any such action with respect thereto).

         "Adverse REMIC Event": Either: (i) any impairment of the status of any
REMIC Pool as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions
(including the tax on prohibited transactions as defined in Section 860F(a)(2)
of the Code, the tax on contributions under Section 860G(d) of the Code and the tax on income from foreclosure property under Section 860G(c) of the Code).

         "Affected Loan(s)": As defined in Section 2.03(b).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement, as it may be
amended, modified, supplemented or restated following the Closing Date.

         "Annual Accountants' Report": As defined in Section 3.14.

         "Annual Performance Certification": As defined in Section 3.13.

                                      -9-

         "Anticipated Repayment Date": With respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional
Interest shall begin to accrue on such Mortgage Loan, which date is prior to the
Stated Maturity Date for such Mortgage Loan.

         "Applicable State Law": For purposes of Article X, the Applicable State
Law shall be (1) the laws of the State of New York; (2) to the extent brought to the attention of the Tax Administrator (by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law), (a) the laws of the states in which the
Corporate Trust Offices of the Certificate Administrator and the Trustee and the
Primary Servicing Offices of the Master Servicers and the Special Servicers are
located and (b) the laws of the states in which any Mortgage Loan Documents are held and/or any REO Properties are located; and (3) such other state or local law as to which the Tax Administrator has actual knowledge of applicability.

         "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this
Agreement, a narrative appraisal complying with USPAP (or, in the case of a
Pooled Mortgage Loan or an REO Pooled Mortgage Loan with a Stated Principal
Balance as of the date of such appraisal of $2,000,000 or less, at the applicable Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by such Special Servicer) that (i)
indicates the "market value" of the subject property (within the meaning of 12
CFR ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Pooled Mortgage Loan or an REO Pooled Mortgage Loan with a
Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, the appraiser may be an employee of the applicable Special Servicer, which employee need not be a Qualified Appraiser but shall have experience in commercial and/or multifamily properties, as the case may be, and possess sufficient knowledge to value such a property).

         "Appraisal Reduction Amount": With respect to any Serviced Mortgage
Loan that is a Required Appraisal Loan, an amount (calculated initially as of the Determination Date immediately following the later of the date on which the subject Pooled Mortgage Loan became a Required Appraisal Loan and the date on which the applicable Appraisal was obtained) equal to the excess, if any, of:

          (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the applicable Master Servicer, the Trustee or the
     Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Post-ARD Additional Interest and/or Default
     Interest), (iii) all accrued and unpaid Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances
     (together with Unliquidated Advances) made by or on behalf of (plus all accrued and unpaid interest on such Advances (other than Unliquidated
     Advances)) payable to) the applicable Master Servicer, the applicable
     Special Servicer, the Trustee and/or the Fiscal Agent with respect to such
     Required Appraisal Loan, (v) any other outstanding Additional Trust Fund
     Expenses with respect to such Required Appraisal Loan, and (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or
     REO Property, as the case may be (in each case, net of any amounts escrowed with the applicable Master Servicer or the Special Servicer for such items); over

          (b) an amount equal to the sum of: (a) the excess, if any, of (i) 90%
     of the Appraised Value of the related Mortgaged Property (or REO Property)
     as determined by the most recent Appraisal or any letter update of such
     Appraisal, over (ii) the amount of any obligations secured by liens on such
     Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of any Escrow Payments and/or Reserve Funds held by the applicable Master Servicer or the applicable Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property that (i) are not being held in respect of any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required
     Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of

                                      -10-

     any Letter of Credit constituting additional security for such Required
     Appraisal Loan and that may be applied towards the reduction of the principal balance of such Required Appraisal Loan.

         Notwithstanding the foregoing, if (i) any Mortgage Loan becomes a
Required Appraisal Loan, (ii) either (A) no Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with Section 3.19(a), with respect to the related Mortgaged Property or REO Property, as the case may be, during the 12-month period prior to the date such Mortgage Loan became a
Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, that would, in the applicable Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property or REO Property, as the case may be, and (iii) no new Appraisal is obtained or conducted, as applicable, in accordance with Section 3.19(a), within 60 days after such Mortgage Loan became a Required Appraisal Loan, then (x) until such new Appraisal is obtained or conducted, as applicable, in accordance with Section 3.19(a), the Appraisal
Reduction Amount shall equal 25% of the Stated Principal Balance of such
Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.19(a), of such Appraisal or update thereof by the applicable Special Servicer, the Appraisal Reduction Amount for such Required
Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition.

         In connection with the foregoing, each Cross-Collateralized Mortgage
Loan that is part of a single Cross-Collateralized Group shall be treated separately (in each case as a single Mortgage Loan without regard to the cross-collateralization and cross-default provisions) for purposes of calculating an Appraisal Reduction Amount.

         Notwithstanding the foregoing, as of any date of determination, all of the following provisions shall apply in connection with each Serviced Mortgage
Loan Group: (i) if such Mortgage Loan Group then includes one or more Serviced
Non-Pooled Subordinate Loans, then, for purposes of the definition of "Lock Up
Storage Centers Change of Control Event" or "PCF Split Loan Standard Change of
Control Event", as applicable, an Appraisal Reduction Amount shall be calculated with respect to the entirety of the applicable Mortgage Loan Group as if it were a single "Serviced Pooled Mortgage Loan" and allocated first to the related
Non-Pooled Subordinate Loan up to the full principal balance thereof; (ii) if such Mortgage Loan Group then includes one or more Serviced Non-Pooled Pari
Passu Companion Loans (whether or not such Mortgage Loan Group also then includes one or more Non-Pooled Subordinate Loans), then, for purposes of the proviso to Section 4.03(b) and any other applicable purpose relating to the
Pooled Mortgage Loans and the Non-Pooled Pari Passu Companion Loans, an
Appraisal Reduction Amount shall be calculated with respect to the entire indebtedness evidenced by the Pooled Mortgage Loan included in such Mortgage
Loan Group and such Non-Pooled Pari Passu Companion Loans (but not any related
Serviced Non-Pooled Subordinate Loan included in such Mortgage Loan Group) as if they were a single "Serviced Pooled Mortgage Loan" and allocated to such Pooled
Mortgage Loan and Non-Pooled Pari Passu Companion Loans up to the aggregate of, and on a pro rata basis in accordance with, the respective outstanding principal balances of such Mortgage Loans; and (iii) for all purposes (if any) other than as set forth in the immediately preceding clauses (i) and (ii), an Appraisal
Reduction Amount shall be calculated solely with respect to the Pooled Mortgage
Loan included in such Mortgage Loan Group.

         An Appraisal Reduction Amount with respect to any Pooled Mortgage Loan will be reduced to zero as of the date on which all Servicing Transfer Events have ceased to exist with respect to such Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event.
No Appraisal Reduction Amount will exist as to any Pooled Mortgage Loan after it has been paid in full or it (or the REO Property) has been liquidated or otherwise disposed of.

         Notwithstanding the foregoing, with respect to each Non-Trust-Serviced
Pooled Mortgage Loan, the Appraisal Reduction Amount shall be the "appraisal reduction amount" calculated by the applicable Non-Trust Master Servicer pursuant to the applicable Non-Trust Servicing Agreement and the parties hereto shall be entitled to rely on such calculations as reported to them by the applicable Non-Trust Master Servicer.

         "Appraisal Trigger Event": As defined in Section 3.19(a).

                                      -11-

         "Appraised Value": With respect to each Mortgaged Property or REO
Property, the appraised value thereof based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement.

         "ARCap Interest on Advance Reconciliation Report": The report in the form of and containing the information provided for on Exhibit E-1 hereto. The
ARCap Interest on Advance Reconciliation Report shall be in Excel format or such other format as is reasonably acceptable to the Master Servicers, the
Certificate Administrator and the Controlling Class Representative.

         "ARCap Mortgage Loans Delinquent Report": The report in the form of and containing the information provided for on Exhibit E-2 hereto. The ARCap
Mortgage Loans Delinquent Report shall be in Excel format or such other format as is reasonably acceptable to the Master Servicers, the Certificate
Administrator and the Controlling Class Representative.

         "ARCap Naming Convention for Electronic File Delivery": The naming convention for electronic file delivery set forth on Exhibit E-5 hereto.

         "ARCap P&I Advances as of Remittance Date Report": The report in the form of and containing the information provided for on Exhibit E-3 hereto. The
ARCap P&I Advances as of Remittance Date Report shall be in Excel format or such other format as is reasonably acceptable to the Master Servicers, the
Certificate Administrator and the Controlling Class Representative.

         "ARD Mortgage Loan": A Mortgage Loan that provides for the accrual of
Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

         "Aspen Highlands Controlling Party": The Aspen Highlands Non-Pooled
Subordinate Noteholder at any time when a PCF Change of Control Event does not exist with respect to the Aspen Highlands Loan Group or the Controlling Class
Representative at any time when a PCF Change of Control Event exists with respect to the Aspen Highlands Loan Group.

         "Aspen Highlands Intercreditor Agreement": That certain Co-Lender
Agreement, dated as of April 11, 2005, by and between Principal Commercial
Funding, LLC, as initial note A lender, and Principal Life Insurance Company, as initial note B lender.

         "Aspen Highlands Loan Group": Collectively, the Aspen Highlands Pooled
Mortgage Loan and the Aspen Highlands Non-Pooled Subordinate Loan (including any successor REO Mortgage Loans with respect to such loans).

         "Aspen Highlands Mortgaged Property": The Mortgaged Property identified on the Pooled Mortgage Loan Schedule as "Aspen Highlands".

         "Aspen Highlands Non-Pooled Subordinate Loan": The mortgage loan, with an original principal balance in the original principal amount of $500,000 that is secured by the same Mortgage encumbering the Aspen Highlands Mortgaged
Property as the Aspen Highlands Pooled Mortgage Loan and is subordinate in right of payment to the Aspen Highlands Pooled Mortgage Loan and is held as of the
Closing Date by Principal Life Insurance Company. The Aspen Highlands Non-Pooled
Subordinate Loan is not a "Pooled Mortgage Loan" or part of the Trust Fund, any
REMIC Pool or any Grantor Trust Pool.

         "Aspen Highlands Non-Pooled Subordinate Noteholder": The holder or holders of the related Mortgage Note evidencing the Aspen Highlands Non-Pooled
Subordinate Loan.

         "Aspen Highlands Pooled Mortgage Loan": The Pooled Mortgage Loan in the
original principal amount of $9,200,000 that is secured by the Mortgage encumbering the Aspen Highlands Mortgaged Property.

                                      -12-

         "Asset Status Report": As defined in Section 3.24(a).

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan(s), as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

         "Assumed Monthly Payment": With respect to (a) any Pooled Mortgage Loan that is a Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date
(as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master
Servicer or the applicable Special Servicer), for that scheduled maturity date and for each subsequent Due Date as of which such Pooled Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Pooled Mortgage
Loan on such Due Date equal to the amount (exclusive of Default Interest) that would have been due in respect thereof on such Due Date if such Pooled Mortgage
Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and (b) any REO Pooled Mortgage Loan, for any Due Date as of
which the related REO Property (or, in the case of any REO Pooled Mortgage Loan that is a successor to any Pooled Mortgage Loan in a Mortgage Loan Group, any
interest in the related REO Property) remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (b) of this definition, the
Assumed Monthly Payment) that was due (or deemed due) with respect to the related Pooled Mortgage Loan on the last Due Date prior to its becoming an REO
Pooled Mortgage Loan.

         "ASTM": The American Society for Testing and Materials.

         "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 5.07 (or, in the absence of any such appointment, the Certificate
Administrator).

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution
Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made hereunder in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess
Liquidation Proceeds Account to the Distribution Account in respect of such
Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of 2006 or any year thereafter, the aggregate of the Interest
Reserve Amounts with respect to the Interest Reserve Loans transferred from the
Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period (other than, in the case of any Pooled Mortgage Loan for which the Due Date is on the 3rd, 4th or 5th day of each month and such day in the current month happens to be later than the end of such related Collection Period, in which case such collected Monthly Payment shall not be withheld until the following month as otherwise contemplated by this clause (i)), (ii) any payments of principal (including Principal
Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and
Liquidation Proceeds Received by the Trust after the end of the related
Collection Period, (iii) any Prepayment Premiums, Yield Maintenance Charges
and/or Post-ARD Additional Interest, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (iii) through
(viii) of Section 3.05(b), (v) if such Distribution Date occurs during the month of February of 2006 or any year thereafter or during the month of January of
2006 or any year thereafter that is not a leap year, the aggregate of the
Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(ii)) from the
Distribution Account and deposited into the Interest Reserve Account during such month

                                      -13-

of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Available Distribution Amount for the Final
Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii)
and (b)(v) of this definition.

         "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated
Maturity Date and as to which, in accordance with such terms, the Monthly
Payment due on its Stated Maturity Date is at least 5% of the original principal balance of such Mortgage Loan.

         "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

         "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

         "Base Prospectus": That certain prospectus dated June 8, 2005 relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

         "Book-Entry Certificate": Any Certificate registered in the name of the
Depositary or its nominee.

         "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate
that constitutes a Book-Entry Certificate.

         "Borrower": Individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged
Property, which interest has been encumbered to secure such Mortgage Loan.

         "Breach": As defined in Section 2.03(a).

         "BSCMI": Bear Stearns Commercial Mortgage, Inc., or its successor in interest.

         "BSCMI Pooled Mortgage Loan": Any Pooled Mortgage Loan that is either an Original BSCMI Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan
that was delivered under the BSCMI Pooled Mortgage Loan Purchase Agreement in substitution for an Original BSCMI Pooled Mortgage Loan.

         "BSCMI Pooled Mortgage Loan Purchase Agreement": That certain Mortgage
Loan Purchase and Sale Agreement dated as of June 8, 2005, between BSCMI as seller and the Depositor as purchaser.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York or Illinois or any of the
jurisdictions in which the respective Primary Servicing Offices of the Master
Servicers, the Primary Servicers and the Special Servicers and the Corporate
Trust Offices of the Certificate Administrator and the Trustee are located, are authorized or obligated by law or executive order to remain closed.

         "Category 1 Request": In connection with the PCF Pooled Mortgage Loans, a "Category 1 Request" and a "Deemed Category 1 Request" as such terms are defined in the PCF Primary Servicing Agreement.

         "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

         "Certificate": Any one of the Depositor's 2005-PWR8 Commercial Mortgage
Pass-Through Certificates, as executed by the Certificate Administrator and authenticated and delivered hereunder by the Certificate Registrar.

                                      -14-

         "Certificate Administrator": WFB, in its capacity as certificate administrator hereunder, or any successor certificate administrator appointed as herein provided.

         "Certificate Administrator Fee": That portion of the Trustee Fee payable to the Certificate Administrator in an amount agreed to by the Trustee and the Certificate Administrator.

         "Certificate Administrator Floating Rate Sub-Account": As defined in
Section 3.30(d).

         "Certificate Administrator Report": As defined in Section 4.02(a).

         "Certificate Factor": With respect to any Class of Interest Only
Certificates or Principal Balance Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the
case may be, then outstanding, and the denominator of which is the related Class
Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a
"Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the
Depositor, a Master Servicer, a Special Servicer, the Tax Administrator, the
Certificate Administrator, the Trustee or the Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by
Sections 3.24, 3.25, 3.27, 3.28, 3.29), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, a
Master Servicer or a Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to
"Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a
Certificate is registered in the Certificate Register. Notwithstanding any contrary provision of this definition, in connection with the Class A-4FL REMIC
III Regular Interest, the term "Holder" shall mean the Trustee as the holder of the Class A-4FL REMIC III Regular Interest.

         "Certificate Notional Amount": With respect to any Interest Only
Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then
Certificate Factor for the Class of Interest Only Certificates to which such
Certificate belongs, multiplied by (b) the amount specified on the face of such
Certificate as the initial Certificate Notional Amount thereof.

         "Certificate Owner": With respect to any Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate
Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

         "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                                      -15-

         "Certification Parties": As defined in Section 8.15(b).

         "Certifying Person": As defined in Section 8.15(b).

         "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric class designation and having the same payment terms or the REMIC III Regular Interest that bears the designation "A-4FL".

         "Class A Principal Distribution Cross-Over Date": The first
Distribution Date as of the commencement of business on which (i) two or more
Classes of the Class A Senior REMIC III Regular Interests remain outstanding and
(ii) the aggregate of the Class Principal Balances of the Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P and Class Q Certificates have previously been reduced to zero as a result of the allocation of Realized Losses and Additional Trust
Fund Expenses pursuant to Section 4.04(a).

         "Class A Senior REMIC III Regular Interests": The Class A-1, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates and the Class A-4FL REMIC III
Regular Interest.

         "Class A-1 Certificate": Any one of the Certificates with a "Class A-1"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class A-2 Certificate": Any one of the Certificates with a "Class A-2"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class A-3 Certificate": Any one of the Certificates with a "Class A-3"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class A-4 Certificate": Any one of the Certificates with a "Class A-4"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class A-4FL Available Funds": With respect to any Distribution Date, the excess of (A) (i) the sum of all payments or other receipts on account of principal and interest and other sums on or in respect of the Class A-4FL REMIC
III Regular Interest received by the Trustee as the holder of the Class A-4FL
REMIC III Regular Interest after the Cut off Date and on or prior to such
Distribution Date, to the extent not previously paid or distributed to the
Holders of the Class A-4FL Certificates, to the Class A-4FL Swap Counterparty,
to the Class A-4FL Swap Guarantor and/or to one or more third parties in respect of the enforcement of the Class A-4FL Swap Contract and/or the Class A-4FL Swap
Guarantee, and (ii) the sum of all previously undistributed amounts received by the Certificate Administrator (on behalf of the Trustee) from the Class A-4FL
Swap Counterparty and/or the Class A-4FL Swap Guarantor in respect of the Class
A-4FL REMIC III Regular Interest pursuant to the Class A-4FL Swap Contract or the Class A-4FL Swap Guarantee, including, but not limited to, any termination payment, over (B) the sum of (i) for as long as the Swap Contract is in effect, any and all Additional Yield Amounts paid on the Class A-4FL REMIC III Regular
Interest pursuant to Section 4.01(c), (ii) without duplication of the amount described in clause(B)(i), all amounts required to be paid to the Class A-4FL
Swap Counterparty in respect of the Class A-4FL REMIC III Regular Interest pursuant to the Class A-4FL Swap Contract and (iii) all amounts incurred by the
Trustee in connection with enforcing the rights of the Trust under the Class
A-4FL Swap Contract or the Class A-4FL Swap Guarantee.

         "Class A-4FL Certificate": Any one of the Certificates with a "Class
A-4FL" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing ownership of Grantor Trust A-4FL.

                                      -16-

         "Class A-4FL Fixed Interest Distribution Amount": With respect to the
Class A-4FL REMIC III Regular Interest, the payments of interest required to be made in respect of each Distribution Date, commencing in July 2005, by one or both of the Master Servicers (as specified in Section 3.30) on behalf of the
Trustee to the Class A-4FL Swap Counterparty pursuant to the Class A-4FL Swap
Contract at a rate equal to the Pass-Through Rate of the Class A-4FL REMIC III
Regular Interest on the Class Principal Balance of the Class A-4FL REMIC III
Regular Interest, subject to reduction in accordance with the Class A-4FL Swap
Contract.

         "Class A-4FL Interest Distribution Amount": With respect to any
Distribution Date, the sum of (i) for so long as the Class A-4FL Swap Contract is in effect, the aggregate amount of interest (giving effect to the relevant netting provisions) received by the Certificate Administrator on behalf of the
Trustee from the Class A-4FL Swap Counterparty in respect of the Class A-4FL
REMIC III Regular Interest pursuant to the terms of the Class A-4FL Swap
Contract for the related Interest Accrual Period and (ii) amounts in respect of interest (including distributions in respect of Distributable Certificate
Interest remaining unpaid from prior Distribution Dates) received on the Class
A-4FL REMIC III Regular Interest not required to be paid to the Swap
Counterparty pursuant to the terms of the Class A-4FL Swap Contract for the related Interest Accrual Period (giving effect to the relevant netting provisions). If the Swap Counterparty defaults on its obligation to pay such interest to the Certificate Administrator, or if a Class A-4FL Swap Default
occurs, the Class A-4FL Interest Distribution Amount for each Distribution Date thereafter will equal the Distributable Certificate Interest for the Class A-4FL
REMIC III Regular Interest, until such time as the Class A-4FL Swap Default is cured, or such obligation is paid, as the case may be, or until a replacement
Swap Contract is obtained.

         "Class A-4FL Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the aggregate amount of the principal distributed on the Class A-4FL REMIC III Regular Interest on such Distribution
Date pursuant to Section 4.01(a).

         "Class A-4FL Rating Agency Trigger Event": The event that occurs if the
Class A-4FL Swap Counterparty Guarantor's long-term rating is not at least "A-"
by Fitch or "A3" by Moody's.

         "Class A-4FL REMIC III Regular Interest": The uncertificated regular interest in REMIC III designated as the "Class A-4FL REMIC III Regular Interest"
in Note 1 to the table set forth under "Class Designations of the REMIC III
Regular Interests" in the preamble to this Agreement.

         "Class A-4FL Swap Contract": Collectively, the master interest rate exchange agreement dated as of June 21, 2005, between the Swap Counterparty and the Trustee, for and on behalf of the Trust, as supplemented by the Schedule thereto (including the Credit Support Annex to such Schedule) and the
Confirmation thereunder dated June 21, 2005.

         "Class A-4FL Swap Counterparty": Morgan Stanley Capital Services Inc.,
or its successor in interest, in its capacity as "Party A" under the Class A-4FL
Swap Contract, or any substitute party for "Party A" under the Class A-4FL Swap
Contract.

         "Class A-4FL Swap Counterparty Collateral Account": As defined in
Section 3.30(h).

         "Class A-4FL Swap Default": Any failure on the part of the Class A-4FL
Swap Counterparty to (i) make a required payment under the Class A-4FL Swap
Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or find an acceptable guarantor or otherwise take action required by the Rating Agencies after a Class A-4FL Rating Agency Trigger Event, as required by the Schedule to the related ISDA Master Agreement.

         "Class A-4FL Swap Guarantee": That certain guarantee dated June 21,
2005 in favor of the Trust issued by Morgan Stanley, a Delaware corporation.

         "Class A-4FL Swap Guarantor": Morgan Stanley, a Delaware corporation, or its successor interest in its capacity as guarantor under the Class A-4FL
Swap Guarantee.

                                      -17-

         "Class A-AB Certificate": Any one of the Certificates with a "Class
A-AB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class A-AB Planned Principal Balance" For any Distribution Date, the
principal balance set forth opposite such Distribution Date on Schedule VI attached hereto.

         "Class A-J Certificate": Any one of the Certificates with a "Class A-J"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class H Certificate": Any of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class K Certificate": Any of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class L Certificate": Any of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

                                      -18-

         "Class M Certificate": Any of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class N Certificate": Any of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class Notional Amount": The aggregate hypothetical or notional amount on which any Class of Interest Only Certificates accrues or is deemed to accrue interest from time to time, as calculated in accordance with Section 2.17(e).

         "Class P Certificate": Any of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class Principal Balance": The aggregate principal balance of any Class of Principal Balance REMIC III Regular Interests or the Class A-4FL Certificates
outstanding as of any date of determination. As of the Closing Date, the Class
Principal Balance of each Class of Principal Balance REMIC III Regular Interests or the Class A-4FL Certificates, as the case may be, shall equal the initial
Class Principal Balance thereof. On each Distribution Date, the Class Principal
Balance of each Class of Principal Balance REMIC III Regular Interests shall be
(i) reduced by the amount of any distributions of principal made thereon on such
Distribution Date pursuant to Section 4.01, and (ii) further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(a);
provided, however, that if the Principal Distribution Amount for such
Distribution Date includes any amount described in clause (I)(C) of the definition of "Principal Distribution Amount" (in respect of recoveries during the Collection Period related to such Distribution Date of amounts determined to constitute Nonrecoverable Advances during a Collection Period related to a prior
Distribution Date), then the Class Principal Balances of the respective Classes of Principal Balance REMIC III Regular Interests shall hereby be increased (in the aggregate) immediately prior to such Distribution Date by the lesser of the amount of Realized Losses previously allocated thereto and such amount described in such clause (I)(C) (and, as among the respective Classes of Principal Balance
REMIC III Regular Interests, such increase shall be allocated in sequential order (in each case to the extent of the lesser of the Realized Losses previously allocated thereto and the remaining unallocated portion of the increase) according to alphabetical Class designation or, in the case of a Class of Class A Senior REMIC III Regular Interests, pro rata according to the amounts of Realized Losses previously allocated to the respective Classes of Class A
Senior REMIC III Regular Interests). As of the close of business on each
Distribution Date, the Class Principal Balance of the Class A-4FL Certificates
shall be adjusted so that it is exactly equal to the Class Principal Balance of the Class A-4FL REMIC III Regular Interest in effect as of the close of business on such Distribution Date.

         "Class Q Certificate": Any of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class R Certificate": Any of the Certificates with a "Class R"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing ownership of Grantor Trust R.

         "Class V Certificate": Any of the Certificates with a "Class V"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing ownership of Grantor Trust V.

         "Class X-1 Certificate": Any of the Certificates with a "Class X-1"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

                                      -19-

         "Class X-1 Strip Rate": As defined in Section 2.17(f).

         "Class X-2 Certificate": Any of the Certificates with a "Class X-2"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in
REMIC III for purposes of the REMIC Provisions.

         "Class X-2 Strip Rate": As defined in Section 2.17(f).

         "Class X-2 Termination Date": With respect to each REMIC III Component of the Class X-2 Certificates, the Distribution Date that occurs in the month set forth opposite such REMIC III Component in the Preliminary Statement under the column entitled "Class X-2 Termination Date for REMIC III Component of Class
X-2 Certificates" in the table entitled "REMIC III--Corresponding REMIC II
Regular Interests".

         "Clearstream": Clearstream Banking, societe anonyme or any successor.

         "Closing Date": June 21, 2005.

         "Closing Date Deposit Amount": With respect to each Closing Date
Deposit Mortgage Loan, a cash amount to be deposited by the related Pooled
Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase
Agreement, as set forth on Schedule VII, which cash amount represents, as to such Pooled Mortgage Loan, the aggregate amount of interest that would have accrued on such Closing Date Deposit Mortgage during the entire month of June
2005 at the related Mortgage Rate on the related Cut-off Date Principal Balance as if such Mortgage Loan accrued interest for such month.

         "Closing Date Deposit Mortgage Loan": Any Mortgage Loan set forth on
Schedule VII, for which Mortgage Loan a Monthly Payment is not due in July 2005.

         "CMSA": The Commercial Mortgage Securities Association, or any
association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be reasonably acceptable to each Master Servicer, each Primary Servicer, the Certificate
Administrator, the Trustee, each Special Servicer and the Controlling Class
Representative.

         "CMSA Advance Recoverability Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recoverability Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer, each Special
Servicer, the Certificate Administrator and the Trustee. The preparation of each
CMSA Advance Recoverability Report shall constitute a responsibility of the applicable Master Servicer and shall not constitute a responsibility of any other party. Each CMSA Loan Periodic Update File prepared by a Master Servicer shall be accompanied by a CMSA Advance Recoverability Report. Notwithstanding
anything in this Agreement to the contrary, the applicable Master Servicer shall not be required to deliver a CMSA Advance Recoverability Report (and the relevant CMSA Loan Periodic Update File need not be accompanied by any such report) with respect to any Collection Period prior to the date when a
Workout-Delayed

                                      -20-

Reimbursement Amount or a Nonrecoverable Advance exists with respect to any
Pooled Mortgage Loan for which such Master Servicer is the applicable Master
Servicer.

         "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Certificate Administrator and the Trustee.

         "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Certificate Administrator and the Trustee.

         "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master
Servicer and each Special Servicer. Each CMSA Comparative Financial Status
Report shall be based on (1) the most recent rent roll and (2) to the extent provided to the applicable Master Servicer or the applicable Special Servicer,
(i) in connection with a CMSA Comparative Financial Status Report relating to quarterly financial information, trailing 12 months of financial information
(non-normalized), if trailing 12 months of financial information was provided to the applicable Master Servicer or the applicable Special Servicer (as the case may be), or financial information based on 9 months of operating statements or year-to-date financial information, if trailing 12 months of financial information was not provided to the applicable Master Servicer or the applicable
Special Servicer (as the case may be) and 9 months of operating statements or year-to-date financial information was provided to the applicable Master
Servicer or the applicable Special Servicer (as the case may be) or (ii) in connection with a CMSA Comparative Financial Status Report relating to annual financial information, annual operating statements (if provided to the applicable Master Servicer or the applicable Special Servicer (as the case may
be)), normalized. To the extent the information described above has been provided to the applicable Master Servicer or the applicable Special Servicer, each CMSA Comparative Financial Status Report shall present (among other things called for by the form of CMSA Comparative Financial Status Report) the occupancy rate, debt service coverage ratio, net operating income and net cash flow for each Mortgage Loan or Mortgaged Property covered thereby.

         "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and each Special Servicer.

         "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer.

         "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and each Special Servicer.

                                      -21-

         "CMSA Historical Loan Modification Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and each Special
Servicer.

         "CMSA Investor Reporting Package": Collectively:

          (a) the following electronic files: (i) CMSA Loan Setup File, (ii)
     CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond
     Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File;
     and

          (b) the following supplemental reports: (i) CMSA Delinquent Loan
     Status Report, (ii) CMSA Historical Loan Modification Report, (iii) CMSA
     Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA
     Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status
     Report, (vii) CMSA Servicer Watch List, (viii) CMSA NOI Adjustment
     Worksheet, (ix) CMSA Loan Level Reserve Report, (x) CMSA Reconciliation of
     Funds Report and (xi) CMSA Special Servicer Loan File.

         Notwithstanding anything in this Agreement to the contrary, in the event any of the electronic files listed in clause (a) of this definition or any of the supplemental reports listed in clause (b) of this definition are amended or changed in any material respect by the CMSA and placed on the CMSA Website or otherwise recommended by the CMSA for commercial mortgage-backed securities transactions generally, so long as such electronic files and such supplemental reports are reasonably acceptable (as applicable) to each Master Servicer and each Special Servicer, then same shall be used with respect to the Collection
Period that commences at any time following the date that is not later than three (3) months following adoption of the form thereof by the CMSA.

         "CMSA Loan Level Reserve Report": A report substantially in the form of, and containing the information called for in, the "Loan Level Reserve
Report" as adopted by the CMSA and made available at the CMSA Website.

         "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer, each Special Servicer, the
Certificate Administrator and the Trustee.

         "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer, each Special Servicer, the Certificate Administrator and the Trustee.

         "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI
Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and each Special Servicer and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

                                      -22-

         "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer and each Special Servicer.

         "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Master Servicer.

         "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the
CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Certificate Administrator.

         "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to each Special Servicer.

         "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer
Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions and is reasonably acceptable to each Master Servicer.

         "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Special Servicer Loan File" available as of the Closing Date on the CMSA
Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CMSA for commercial mortgage-backed securities transactions and is reasonably acceptable to each Special Servicer.

         "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

         "Code": The Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

         "Collection Account": The segregated account or accounts created and maintained by each Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders, which shall be entitled "[name of subject Master
Servicer], as a Master Servicer, on behalf of LaSalle Bank National Association
[or name of any successor Trustee], as Trustee, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
Pass-Through Certificates, 2005-PWR8, Collection Account".

         "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution

                                      -23-

Date occurs (or, in the case of the initial Distribution Date, commencing as of the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

         "Commission": The Securities and Exchange Commission or any successor thereto.

         "Companion Note Custodial Account": As defined in Section 3.04(e).

         "Compensating Interest Payment": With respect to any Distribution Date, any payment made by a Master Servicer or the Certificate Administrator from its own funds pursuant to Section 3.19(c) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

         "Component Notional Amount": The notional amount on which any REMIC III
Component of either Class of Interest Only Certificates accrues interest, which, as of any date of determination, is equal to the then current Uncertificated
Principal Balance of such REMIC III Component's Corresponding REMIC II Regular
Interest.

         "Condemnation Proceeds": All cash amounts actually Received by the
Trust or on behalf of the Trustee, a Master Servicer or a Special Servicer
(including with respect to a Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property, any such proceeds remitted to the applicable Master
Servicer by the applicable Non-Trust Master Servicer or the applicable Non-Trust
Special Servicer pursuant to the related Mortgage Loan Group Intercreditor
Agreement and/or the applicable Non-Trust Servicing Agreement) in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof applied to the restoration of the related Mortgaged Property or
REO Property (or placed in a reserve account for that purpose) or required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan
Documents or any other applicable document.

         "Controlling Class": As of any date of determination, the outstanding
Class of Principal Balance Certificates that (a) bears the latest alphabetic
Class designation and (b) has a Class Principal Balance which is not less than
25% of the initial Class Principal Balance of such Class; provided that if no
Class of Principal Balance Certificates has as of such date of determination a
Class Principal Balance not less than 25% of its initial Class Principal
Balance, then the Controlling Class shall be the then most subordinate (based on the payment priorities set forth in Section 4.01(a)) outstanding Class of
Principal Balance Certificates that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of this definition, the Class
A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-4FL Certificates
shall be deemed to constitute a single Class of Certificates.

         "Controlling Class Certificateholder": Any Holder of Certificates of
the Controlling Class.

         "Controlling Class Representative": As defined in Section 3.23(a). The initial Controlling Class Representative shall be ARCap CMBS Fund II REIT, Inc.

         "Corporate Trust Office: The corporate trust office of the Certificate
Administrator or the asset-backed securities trust services office of the
Trustee, as the case may be, at which at any particular time its duties, with respect to this Agreement shall be administered, which office is as of the
Closing Date located: (i) in the case of the Certificate Administrator, for
Certificate transfer purposes, at Wells Fargo Center, Sixth Street and Marquette
Avenue, Minneapolis, Minnesota 55479; Attn: Corporate Trust Services-Bear
Stearns Commercial Mortgage Securities Inc., 2005-PWR8, and for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Corporate Trust Services, Bear Stearns Commercial Mortgage Securities Inc.,
2005-PWR8; and (ii) in the case of the Trustee, at 135 South LaSalle, Suite
1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services
Group-Bear Stearns Commercial Mortgage Securities Inc., 2005-PWR8.

         "Corrected Mortgage Loan": Any Serviced Mortgage Loan that had been a
Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by

                                      -24-

reason of a Liquidation Event occurring in respect of such Mortgage Loan or the related Mortgaged Property becoming an REO Property).

         "Corrected Pooled Mortgage Loan": Any Serviced Pooled Mortgage Loan
that is a Corrected Mortgage Loan. Notwithstanding anything to the contrary contained herein, in no event shall a Non-Trust-Serviced Pooled Mortgage Loan constitute a Corrected Pooled Mortgage Loan under this Agreement.

         "Corresponding Class of Principal Balance REMIC III Regular Interests":
With respect to any REMIC III Component of either Class of Interest Only
Certificates, the Class of Principal Balance Certificates or the Class A-4FL
REMIC III Regular Interest, as the case may be, opposite which such REMIC III
Component is set forth in the Preliminary Statement in the table entitled "REMIC
III--Corresponding REMIC II Regular Interests".

         "Corresponding REMIC II Regular Interest(s)": (a) With respect to any
Class of Principal Balance Certificates or the Class A-4FL REMIC III Regular
Interest, as the case may be, the one or more REMIC II Regular Interests opposite which such Class of Principal Balance Certificates or the Class A-4FL
REMIC III Regular Interest is set forth in the Preliminary Statement in the table entitled "REMIC III--Corresponding REMIC II Regular Interests"; (b) with respect to any REMIC III Component of the Class X-1 Certificates, the REMIC II
Regular Interest opposite which such REMIC III Component is set forth in the
Preliminary Statement in the table entitled "REMIC III--Corresponding REMIC II
Regular Interests"; and (c) with respect to any REMIC III Component of the Class
X-2 Certificates, the REMIC II Regular Interest opposite which such REMIC III
Component is set forth in the Preliminary Statement in the table entitled "REMIC
III--Corresponding REMIC II Regular Interests".

         "Cross-Collateralized Group": Any group of Mortgage Loans that are cross-defaulted and cross-collateralized with each other.

         "Cross-Collateralized Mortgage Loan": Any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage
Loan; provided that the Mortgage Loans that are part of any Serviced Mortgage
Loan Group shall not constitute Cross-Collateralized Mortgage Loans.

         "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, the Pooled Mortgage Loan Sellers or an
Affiliate of any of them.

         "Cut-off Date": With respect to each Mortgage Loan, the Due Date for the Monthly Payment due on such Mortgage Loan in June 2005 (or, in the case of any Mortgage Loan that has its first Due Date in July 2005 or thereafter, the date that would have been its Due Date in June 2005 under the terms of such
Mortgage Loan if a Monthly Payment were scheduled to be due in such month).

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

         "Default Charges": Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

         "Default Interest": With respect to any Mortgage Loan (or successor REO
Mortgage Loan), any amounts collected thereon, other than late payment charges,
Prepayment Premiums or Yield Maintenance Charges, that represent interest
(exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage
Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

         "Defaulting Party": As defined in Section 7.01(b).

                                      -25-

         "Defective Pooled Mortgage Loan": Any Pooled Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that has not been cured in all material respects.

         "Definitive Certificate": As defined in Section 5.03(a).

         "Deleted Pooled Mortgage Loan": A Defective Pooled Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Pooled Mortgage Loans, in either case as contemplated by
Section 2.03.

         "Depositor": Bear Stearns Commercial Mortgage Securities Inc., or its
successor in interest.

         "Depository": The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial
Depository for purposes of registering those Certificates that are to be
Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a
"clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial
Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Designated MERS Mortgage": As defined in clause (iii) of the definition of "Mortgage File".

         "Designated Sub-Servicer": Any Sub-Servicer set forth on Schedule III hereto and any successor to such Sub-Servicer under the related Designated
Sub-Servicer Agreement.

         "Designated Sub-Servicer Agreement": Any Sub-Servicing Agreement
between a Designated Sub-Servicer and a Master Servicer.

         "Determination Date": With respect to any Distribution Date, the fifth
(5th) Business Day preceding such Distribution Date.

         "Directly Operate": With respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Trustee (or the applicable Special Servicer on behalf of the Trustee) shall not be considered to
Directly Operate an Administered REO Property solely because the Trustee (or the applicable Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such
REO Property.

         "Discount Rate": As defined in Section 4.01(c).

         "Disqualified Non-United States Tax Person": With respect to any Class
R Certificate, any Non-United States Tax Person or agent thereof other than: (1)
a Non-United States Tax Person that (a) holds such Class R Certificate and, for purposes of Treasury Regulations Section 1.860G-3(a)(3), is subject to tax under
Section 882 of the Code, (b) certifies that it understands that, for purposes of
Treasury Regulations Section 1.860E-1(c)(4)(ii), as a holder of such Class R
Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate and intends to pay taxes associated with holding such Class R Certificate, and
(c) has furnished the Transferor, the Trustee, the Certificate Administrator and
the Tax Administrator with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the
Transferor, the Trustee, the Certificate Administrator and the Tax Administrator
an opinion of nationally recognized tax counsel to the effect that (x) the
Transfer

                                      -26-

of such Class R Certificate to it is in accordance with the requirements of the
Code and the regulations promulgated thereunder and (y) such Transfer of such
Class R Certificate will not be disregarded for United States federal income tax purposes.

         "Disqualified Organization": Any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by
Chapter 1 of the Code (unless such organization is subject to the tax imposed by
Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v)
any other Person so designated by the Tax Administrator, based upon an Opinion of Counsel delivered to the Tax Administrator (but not at the Tax
Administrator's expense) to the effect that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R
Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Disqualified Partnership": Any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

         "Distributable Certificate Interest": With respect to any Class of
REMIC III Regular Interests for any Distribution Date, an amount of interest equal to the amount of Accrued Certificate Interest in respect of such Class of
REMIC III Regular Interests for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment
Interest Shortfall for such Distribution Date allocated to such Class of REMIC
III Regular Interests as provided below; provided, however, that if the Class
Principal Balance of such Class of REMIC III Regular Interests is deemed to have been increased immediately prior to such Distribution Date pursuant to the proviso to the definition of "Class Principal Balance" because the Principal
Distribution Amount for such Distribution Date includes any collections of amounts that (x) had previously been determined to constitute Nonrecoverable
Advances, (y) were reimbursed to a party to this Agreement from the principal portions of P&I Advances and/or payments or other collections of principal on the Mortgage Pool in a Collection Period prior to the one related to such
Distribution Date (pursuant to subsection (II)(iv) of Section 3.05(a)) and (z)
were recovered in the Collection Period related to such Distribution Date, then the Distributable Certificate Interest for such Class of REMIC III Regular
Interests and such Distribution Date shall equal the sum of (i) the amount of the Distributable Certificate Interest for such Class of REMIC III Regular
Interests and such Distribution Date, calculated as otherwise provided above without regard to this proviso, and (ii) an amount equal to the interest that would have accrued (on a 30/360 Basis), at the Pass-Through Rate for such Class of REMIC III Regular Interests and in effect for such Interest Accrual Period, on a principal amount equal to the deemed increase in such Class Principal
Balance, during such Interest Accrual Period and each prior Interest Accrual
Period related to a Distribution Date that occurred subsequent to the earliest
Distribution Date on which a Realized Loss was allocated to such Class of REMIC
III Regular Interests pursuant to Section 4.04. A portion of the Net Aggregate
Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated to each Class of Principal Balance REMIC III Regular Interests in an
amount equal to the product of (i) the amount of such Net Aggregate Prepayment
Interest Shortfall and (ii) a fraction, the numerator of which is the Accrued
Certificate Interest for such Class of Principal Balance REMIC III Regular
Interests for such Distribution Date and the denominator of which is the aggregate amount of Accrued Certificate Interest for all Classes of Principal
Balance REMIC III Regular Interests for such Distribution Date. No portion of any Net Aggregate Prepayment Interest Shortfall for any Distribution Date shall be allocated to the Class X-1 or Class X-2 Certificates.

         "Distribution Account": The segregated account or accounts created and maintained by the Certificate Administrator on behalf of the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled
"Wells Fargo Bank, National Association [or the name of any successor
Certificate Administrator], as Certificate Administrator, on behalf of LaSalle
Bank National Association [or the name of any successor Trustee], as Trustee, in trust

                                      -27-

for the registered holders of Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, 2005-PWR8, Distribution Account".

         "Distribution Date": The 11th day of any month, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day, commencing in July 2005.

         "Document Defect": As defined in Section 2.03(a).

         "Due Date": With respect to (i) any Mortgage Loan on or prior to its
Stated Maturity Date, the day of the month set forth in the related Mortgage
Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO
Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

         "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System
of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

         "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "Aa2" by
Moody's (or an "Aa3" senior unsecured credit rating by Moody's in the case of any accounts maintained at LaSalle; provided that if such rating is lowered to below "Aa3" by Moody's, then the applicable Master Servicer shall move such applicable account or accounts within thirty (30) days of such downgrade to an institution that otherwise complies with this definition) and "AA-" by Fitch (or
"A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "F-1" by Fitch), if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-2" by Moody's and "F-1" by Fitch, if the deposits are to be held in the account for thirty (30) days or less, in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the Certificate Administrator or the Trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b),
(iii) for so long as WFB serves as a Master Servicer under this Agreement, an account maintained with WFB or Wells Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that subsidiary's or its parent's (A)
commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-2" by Moody's and "F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" by Moody's and "AA-" by Fitch (or "A-"
by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "F-1" by
Fitch), if the deposits are to be held in the account for more than 30 days, or
(iv) an account maintained with any one of the following: (x) in the case of an account that does not and may not potentially contain any funds related to any
Serviced Non-Pooled Mortgage Loan, another insured depository institution that is acceptable to each Rating Agency for the Rated Certificates (as evidenced by a written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates), (y) in the case of an account that does or may potentially contain any funds related to any Serviced Non-Pooled
Mortgage Loan and also does or may potentially contain any funds related to one or more Pooled Mortgage Loans, another insured depository institution that is acceptable to each Rating Agency for the Rated Certificates and each applicable
Rating Agency for the related Non-Pooled Pari Passu Companion Loan Securities
(as evidenced by a written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse
Rating Event with respect to any Class of Rated Certificates rated by such
Rating Agency and also from each applicable Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion Loan Securities rated by such

                                      -28-

applicable Rating Agency), as applicable, and (z) in the case of an account that does or may potentially contain any funds related to any Serviced Non-Pooled
Mortgage Loan and does not and may not potentially contain any funds related to one or more Pooled Mortgage Loans, another insured depository institution that is acceptable to each applicable Rating Agency for the applicable Non-Pooled
Pari Passu Companion Loan Securities (as evidenced by a written confirmation to the Trustee from each such applicable Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion Loan Securities rated by such applicable Rating Agency), as applicable.

         "Emergency Advance": Any Servicing Advance, whether or not it is a
Servicing Advance that, pursuant hereto, the applicable Special Servicer is required to make or to request a Master Servicer to make, that must be made within five Business Days of such Special Servicer becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged
Property securing a Serviced Mortgage Loan or any other material adverse consequence to the Trust Fund.

         "Environmental Insurance Policy": With respect to any Mortgaged
Property securing a Serviced Mortgage Loan or any Administered REO Property, any
insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged
Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

         "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

         "Escrow Payment": Any payment received by a Master Servicer or a
Special Servicer for the account of the Borrower under any Serviced Mortgage
Loan for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance
Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

         "Euroclear": The Euroclear System or any successor thereto.

         "Event of Default": As defined in Section 7.01(a).

         "Excess Liquidation Proceeds": The excess, if any, of (a) the Net
Liquidation Proceeds from the sale or liquidation of a Specially Serviced Pooled
Mortgage Loan or an Administered REO Property (or the proceeds of the final payment (including any full, partial or discounted payoff) on a defaulted Pooled
Mortgage Loan or a Pooled Mortgage Loan that is a Corrected Mortgage Loan that were Received by the Trust, net of any and all fees, expenses and costs payable therefrom), over (b) the sum of (i) the amount needed to pay all principal, interest (including Additional Interest (if applicable) and Default Interest),
Prepayment Premiums or Yield Maintenance Charges (as applicable) and late payment charges payable with respect to such Pooled Mortgage Loan or the related
REO Pooled Mortgage Loan, as the case may be (together with, without duplication, any outstanding Unliquidated Advances in respect of any such principal or interest), in full, (ii) any other fees that would constitute
Additional Master Servicing Compensation and/or Additional Special Servicing
Compensation, (iii) any related unreimbursed Servicing Advances (together with, without duplication, outstanding Unliquidated Advances in respect of prior
Servicing Advances), (iv) all unpaid Advance Interest on any related Advances
(but (for the avoidance of doubt) excluding any Unliquidated Advances), (v) any related Liquidation Fee and/or Special Servicing Fees paid or payable in respect of such Specially Serviced Mortgage Loan or the related REO Pooled Mortgage
Loan, (vi) any other Additional Trust Fund Expenses paid or payable in respect of such Pooled Mortgage Loan or REO Property, and (vii) in the case of any REO
Property relating to a Serviced Mortgage Loan Group, any portion of such Net
Liquidation Proceeds payable to any one or more of the related Serviced
Non-Pooled Mortgage Loan Noteholder(s).

         "Excess Liquidation Proceeds Account": The segregated account created and maintained by the Certificate Administrator in the name of the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association [or name of any successor Trustee], as Trustee, in trust for the

                                      -29-

registered holders of Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, 2005-PWR8, Excess Liquidation
Proceeds Account".

         "Excess Servicing Fees": With respect to each Serviced Mortgage Loan
(and any successor REO Mortgage Loan with respect thereto), that portion of the
Master Servicing Fees that accrue at a per annum rate equal to the Excess
Servicing Fee Rate.

         "Excess Servicing Fee Rate": With respect to each Serviced Mortgage
Loan (and any successor REO Mortgage Loan with respect thereto), a rate per annum equal to (i) in the case of a Pooled Mortgage Loan, the annual rate specified as the "Excess Fee Rate" on the Pooled Mortgage Loan Schedule and (ii)
in the case of each Non-Pooled Mortgage Loan, zero (0) basis points; provided that such rate shall be subject to reduction at any time following any resignation of a Master Servicer pursuant to Section 6.04 (if no successor is appointed in accordance with Section 6.04(b)) or any termination of a Master
Servicer pursuant to Section 7.01, to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor
Master Servicer (which successor may include the Trustee) that meets the requirements of Section 7.02.

         "Excess Servicing Fee Right": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the right to receive
Excess Servicing Fees. In the absence of any transfer of the Excess Servicing
Fee Right, the related Master Servicer shall be the owner of such Excess
Servicing Fee Right.

         "Exchange Act": The Securities Exchange Act of 1934, as amended.

         "Exemption-Favored Party": Any of (i) Bear, Stearns & Co. Inc., (ii)
Morgan Stanley & Co. Incorporated, (iii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Morgan Stanley & Co. Incorporated and
(iv) any member of any underwriting syndicate or selling group of which any
Person described in clauses (i), (ii) and (iii) is a manager or co-manager with respect to a Class of Certificates that is investment grade rated by at least one Rating Agency.

         "Fair Value": With respect to any Specially Designated Defaulted Pooled
Mortgage Loan, the amount that, in the applicable Special Servicer's reasonable judgment, taking into account the factors set forth in the first sentence of the second paragraph of Section 3.18(b) and such other factors as such Special
Servicer reasonably deems appropriate, is the fair value of such Mortgage Loan.

         "Fannie Mae": The Federal National Mortgage Association or any
successor thereto.

         "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

         "Final Distribution Date": The Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

         "Final Recovery Determination": A determination by the applicable
Special Servicer with respect to any Specially Serviced Mortgage Loan, Corrected
Mortgage Loan or Administered REO Property, or by the applicable Master Servicer with respect to a Non-Trust-Serviced Pooled Mortgage Loan or any related REO
Property, that there has been a recovery of all Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds and other payments or recoveries that the applicable Special Servicer or such Master Servicer has determined, in accordance with the Servicing Standard, will be ultimately Received by the
Trust; provided that the term Final Recovery Determination shall not apply to:
(i) a Mortgage Loan that was paid in full (including by means of a payoff on behalf of the Borrower, or the purchase of such Mortgage Loan, by a mezzanine lender or another creditor of the related Borrower in connection with a Mortgage
Loan default, as set forth in the related intercreditor agreement) or (ii) a
Mortgage Loan or REO Property, as the case may be, that was purchased by (a) any
Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan
Purchase Agreement, (b) a Purchase Option Holder or its assignee pursuant to
Section 3.18, (c) any Controlling Class Certificateholder(s), a Master Servicer
or the General Special Servicer pursuant to Section 9.01, (d) any related
Non-

                                      -30-

Pooled Subordinate Noteholder pursuant to a Mortgage Loan Group Intercreditor
Agreement (if such Mortgage Loan is included in a Serviced Mortgage Loan Group), or (e) any other party with a purchase option in respect of a Non-Trust-Serviced
Pooled Mortgage Loan pursuant to the related Mortgage Loan Group Intercreditor
Agreement and/or the related Non-Trust Servicing Agreement; and provided, further, that, for purposes of making any such determination with respect to a
Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property, the applicable Master Servicer shall be entitled to rely on, and shall be required to follow, any comparable determination made by the related Non-Trust Master
Servicer or the related Non-Trust Special Servicer.

         "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation, or any successor appointed as provided herein.

         "Fiscal Agent Agreement": As defined in Section 8.13.

         "Fitch": Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

         "Freddie Mac": The Federal Home Loan Mortgage Corporation or any
successor thereto.

         "GAAP": Generally accepted accounting principles in the United States.

         "General Special Servicer": ARCap Servicing, Inc. (or its successor in interest), in its capacity as special servicer with respect to the Mortgage Pool
(exclusive of the Lock Up Storage Centers Loan Group) and any related REO
Properties hereunder, or any successor special servicer with respect to the
Mortgage Pool (exclusive of the Lock Up Storage Centers Loan Group) and any related REO Properties appointed as provided herein.

         "Global Certificates": The Rule 144A Global Certificates and the
Regulation S Global Certificates, collectively.

         "Grantor Trust": A grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

         "Grantor Trust Pool": Any of Grantor Trust A-4FL, Grantor Trust V or
Grantor Trust R.

         "Grantor Trust Provisions": Subpart E of Part I of Subchapter J of the
Code, including Treasury Regulations Section 301.7701-4(c)(2).

         "Grantor Trust A-4FL": The Grantor Trust designated as such in Section
2.18(c).

         "Grantor Trust R": The Grantor Trust designated as such in Section
2.18(b).

         "Grantor Trust V": The Grantor Trust designated as such in Section
2.18(a).

         "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loan(s).

         "Group Environmental Insurance Policy": Any Environmental Insurance
Policy that is maintained from time to time in respect of more than one
Mortgaged Property or REO Property.

                                      -31-

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to
CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

         "Holder": As defined in the definition of "Certificateholder".

         "Independent": When used with respect to any specified Person, any such
Person who (i) is in fact independent of the Depositor, each Pooled Mortgage
Loan Seller, each Master Servicer, each Primary Servicer, each Special Servicer, the Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal
Agent, each Non-Trust Master Servicer (insofar as the relevant matter involves a
Non-Trust-Serviced Pooled Mortgage Loan (whether alone or together with one or more other Pooled Mortgage Loans)), each Non-Trust Special Servicer (insofar as the relevant matter involves a Non-Trust-Serviced Pooled Mortgage Loan (whether alone or together with one or more other Pooled Mortgage Loans)), the
Controlling Class Representative and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Pooled Mortgage Loan Seller, either Master
Servicer, either Primary Servicer, either Special Servicer, the Certificate
Administrator, the Tax Administrator, the Trustee, the Fiscal Agent, the related
Non-Trust Master Servicer (insofar as the relevant matter involves a
Non-Trust-Serviced Pooled Mortgage Loan), the related Non-Trust Special Servicer
(insofar as the relevant matter involves a Non-Trust-Serviced Pooled Mortgage
Loan), the Controlling Class Representative or any Affiliate thereof, and (iii)
is not connected with the Depositor, any Pooled Mortgage Loan Seller, either
Master Servicer, either Primary Servicer, either Special Servicer, the
Certificate Administrator, the Tax Administrator, the Trustee, the Fiscal Agent,
the related Non-Trust Master Servicer (insofar as the relevant matter involves a
Non-Trust-Serviced Pooled Mortgage Loan), the related Non-Trust Special Servicer
(insofar as the relevant matter involves a Non-Trust-Serviced Pooled Mortgage
Loan), the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Pooled Mortgage Loan Seller, either Master
Servicer, either Primary Servicer, either Special Servicer, the Trustee, the
Fiscal Agent, the applicable Non-Trust Master Servicer, the applicable Non-Trust
Special Servicer, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Pooled Mortgage Loan Seller, such
Master Servicer, such Primary Servicer, such Special Servicer, the Trustee, such
Fiscal Agent, such Non-Trust Master Servicer, such Non-Trust Special Servicer, the Controlling Class Representative or any such Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

         "Independent Contractor": (a) Any Person that would be an "independent contractor" with respect to any REMIC Pool within the meaning of Section
856(d)(3) of the Code if such REMIC Pool were a real estate investment trust
(except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to either Master
Servicer, either Special Servicer, the Trustee or the Trust, delivered to the
Trustee), provided that (i) the Trust does not receive or derive any income from such Person and (ii) the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulations Section
1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such
Administered REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such Administered REO Property to fail to qualify as Rents from Real
Property.

         "Initial Pool Balance": The aggregate Cut-off Date Principal Balance of all the Original Pooled Mortgage Loans.

                                      -32-

         "Initial Resolution Period": As defined in Section 2.03(b).

         "Institutional Accredited Investor": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

         "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, terrorism insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance
Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related
Mortgaged Property) or such REO Property, as the case may be.

         "Insurance Proceeds": Proceeds paid under any Insurance Policy and received by or on behalf of the Trustee, a Master Servicer, a Special Servicer
(including with respect to a Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property, any such proceeds remitted to the applicable Master
Servicer by the related Non-Trust Master Servicer or the related Non-Trust
Special Servicer pursuant to the related Mortgage Loan Group Intercreditor
Agreement and/or the related Non-Trust Servicing Agreement), to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or
REO Property (or placed in a reserve account for that purpose) or released to the related Borrower or any other third-party pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

         "Insured Environmental Event": As defined in Section 3.07(c).

         "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular
Interest, the Class A-4FL Certificates, any REMIC III Regular Interest or any
particular REMIC III Component of a Class of Interest Only Certificates, in each case consisting of one of the following: (i) a 30/360 Basis; or (ii) an
Actual/360 Basis.

         "Interest Accrual Period": With respect to (i) any REMIC I Regular
Interest, any REMIC II Regular Interest, any REMIC III Regular Interest or any
particular REMIC III Component of a Class of Interest Only Certificates, for any
Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs, and (ii) the Class A-4FL Certificates, for any
Distribution Date, the period from (and including) the prior Distribution Date
(or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

         "Interest Only Certificates": Collectively, the Class X-1 and Class X-2
Certificates.

         "Interest Reserve Account": The segregated account (or sub-account of the Distribution Account) created and maintained by the Certificate
Administrator on behalf of the Trustee, pursuant to Section 3.04(c), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, National
Association [or the name of any successor Certificate Administrator], as
Certificate Administrator, on behalf of LaSalle Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
Pass-Through Certificates, 2005-PWR8, Interest Reserve Account".

         "Interest Reserve Amount": With respect to each Pooled Mortgage Loan that is an Interest Reserve Loan (or the related successor REO Pooled Mortgage
Loan), for any Distribution Date that occurs during February of 2006 or February of any year thereafter or during January of 2006 or January of any year thereafter that is not a leap year, an amount equal to one day's interest accrued at the related Net Mortgage Rate on the related Stated Principal Balance as of the end of the Collection Period related to such Distribution Date (or, in the case of any Pooled Mortgage Loan for which the Due Date is on the 3rd, 4th or 5th day of each month, as of the Due Date in the month in which such
Distribution Date occurs), but prior to giving effect to the application of any amounts due on the Due Date occurring in such Collection Period (or, in the case of any Pooled Mortgage Loan for which the Due Date is on the 3rd, 4th or 5th day of each month, due on the Due Date in the month in which such Distribution Date occurs), to the extent that a Monthly Payment is

                                      -33-

Received by the Trust with respect to such Interest Reserve Loan for the related
Due Date in the same month as such Distribution Date on or before the related
Master Servicer Remittance Date or a P&I Advance is made under this Agreement with respect to such Interest Reserve Loan by such Distribution Date. For purposes of calculating Interest Reserve Amounts, the Net Mortgage Rate for each
Interest Reserve Loan shall be the Net Mortgage Rate as of the Closing Date, without regard to any modifications, extensions, waivers or amendments of such
Interest Reserve Loan subsequent to the Closing Date (whether entered into by the applicable Master Servicer, the applicable Special Servicer, the applicable
Non-Trust Master Servicer or the applicable Non-Trust Special Servicer or in connection with any bankruptcy, insolvency or other similar proceeding involving the related Borrower).

         "Interest Reserve Loan": Any Pooled Mortgage Loan that is an Actual/360
Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto).

         "Investment Account": Each of the Collection Accounts, the Companion
Note Custodial Accounts, the Subordinate Note Custodial Accounts, the Servicing
Accounts, the Reserve Accounts, the REO Accounts, the Distribution Account, the
Interest Reserve Account and the Excess Liquidation Proceeds Account.

         "Investment Company Act": The Investment Company Act of 1940, as
amended.

         "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

         "Investor-Based Exemption": Any of Prohibited Transaction Class
Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under any federal, state or local law materially similar to the Title I of ERISA or Section 4975 of the
Code.

         "IRS": The Internal Revenue Service or any successor thereto.

         "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

         "JL Holdings Portfolio Controlling Party": The Controlling Class
Representative at all times.

         "JL Holdings Portfolio Intercreditor Agreement": Collectively, (i) that certain A Notes Intercreditor Agreement, dated as of June 17, 2005, by and between Wells Fargo Bank, National Association, as initial note A-1 holder, and
Wells Fargo Bank, National Association, as initial note A-2 holder, and (ii)
that certain Amended and Restated Intercreditor and Servicing Agreement, dated as of June 17, 2005, by and between Wells Fargo Bank, National Association, as initial note A holder, and Wells Fargo Bank, National Association, as initial note B holder.

         "JL Holdings Portfolio Loan Group": Collectively, the JL Holdings
Portfolio Pooled Mortgage Loan, the JL Holdings Portfolio Non-Pooled Pari Passu
Companion Loan and the JL Holdings Portfolio Non-Pooled Subordinate Loan
(including any successor REO Mortgage Loans with respect to such loans).

         "JL Holdings Portfolio Mortgaged Properties": The Mortgaged Properties
collectively identified on the Pooled Mortgage Loan Schedule as "JL Holdings
Portfolio".

         "JL Holdings Portfolio Non-Pooled Pari Passu Companion Loan": The loan in the original principal amount of $15,000,000 that is secured by the same mortgage instrument encumbering the JL Holdings Portfolio Mortgaged Property as the JL Holdings Portfolio Pooled Mortgage Loan and the JL Holdings Portfolio
Non-Pooled Subordinate Loan. The JL Holdings Portfolio Non-Pooled Pari Passu
Companion Loan will not be part of the Mortgage Pool and will not be considered a Pooled Mortgage Loan.

                                      -34-

         "JL Holdings Portfolio Non-Pooled Subordinate Loan": The mortgage loan, with an original principal balance in the amount of $29,800,000 that is secured by the same Mortgage encumbering the JL Holdings Portfolio Mortgaged Properties as the JL Holdings Portfolio Pooled Mortgage Loan and is subordinate in right of payment to the JL Holdings Portfolio Pooled Mortgage Loan and is held as of the
Closing Date by Wells Fargo Bank, National Association. The JL Holdings
Portfolio Non-Pooled Subordinate Loan is not a "Pooled Mortgage Loan" or part of the Trust Fund, any REMIC Pool or any Grantor Trust Pool.

         "JL Holdings Portfolio Non-Pooled Subordinate Noteholder": The holder or holders of the related Mortgage Note evidencing the JL Holdings Portfolio
Non-Pooled Subordinate Loan.

         "JL Holdings Portfolio Pooled Mortgage Loan": The Pooled Mortgage Loan
in the original principal amount of $15,000,000 that is secured by the Mortgage encumbering the JL Holdings Portfolio Mortgaged Properties.

         "LaSalle": LaSalle Bank National Association or its successor in interest.

         "Late Collections": (a) With respect to any Pooled Mortgage Loan, all amounts Received by the Trust thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or
otherwise, which (as applied under Section 1.03) represent collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon
Payment) or an Assumed Monthly Payment in respect of such Pooled Mortgage Loan due or deemed due on a Due Date in a previous Collection Period (or, in the case of any Pooled Mortgage Loan for which the Due Date is on the 3rd, 4th or 5th day of each month, due or deemed due on the Due Date in the calendar month preceding the month in which such Collection Period ends) or on a Due Date during or prior to the month of the Cut-off Date for such Pooled Mortgage Loan, and not previously Received by the Trust; and (b) with respect to any REO Pooled
Mortgage Loan, all amounts Received by the Trust in connection with the related
REO Property during any Collection Period, whether as Insurance Proceeds,
Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which
(as applied under Section 1.03) represent collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an
Assumed Monthly Payment in respect of the predecessor Pooled Mortgage Loan or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Pooled Mortgage Loan due or deemed due on a Due Date in a previous
Collection Period (or, in the case of any Pooled Mortgage Loan for which the Due
Date is on the 3rd, 4th or 5th day of each month, due or deemed due on the Due
Date in the calendar month preceding the month in which such Collection Period ends) and not previously Received by the Trust. Late Collections do not include
Default Charges.

         "Latest Possible Maturity Date": With respect to any REMIC I Regular
Interest, any REMIC II Regular Interest or any REMIC III Regular Interest, the
"latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii).

         "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the related Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund or otherwise pledged or assigned by the related Borrower as Additional Collateral.

         "LIBOR": With respect to the initial Interest Accrual Period for the
Class A-4FL Certificates, a rate per annum equal to 3.23172% and, with respect to each other Interest Accrual Period for the Class A-4FL Certificates, the rate per annum for such Interest Accrual Period determined as provided below. With respect to each such other Interest Accrual Period for the Class A-4FL
Certificates, LIBOR shall be the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London
Interbank Offering Rate" as of 11:00 a.m., London time, on the date that is two
(2) LIBOR Banking Days prior to the LIBOR Reset Date for such Interest Accrual
Period. If such rate does not appear on the Telerate Page 3750, LIBOR shall be the rate determined (as described below) on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Class A-4FL Swap Counterparty in its sole discretion
(each, a "LIBOR Reference Bank") at approximately 11:00 a.m. London time, on the date that is two (2) LIBOR Banking Days prior to the LIBOR Reset Date

                                      -35-

for the related Interest Accrual Period to prime banks in the London interbank market for a period of one month commencing on such LIBOR Reset Date and in an amount that is representative for a single transaction in the relevant market at the relevant time. The Class A-4FL Swap Counterparty will request the principal
London office of each of the LIBOR Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Reset
Date will be the rate determined by the Class A-4FL Swap Counterparty to be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR shall be the rate per annum which the Class A-4FL Swap
Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Class A-4FL Swap Counterparty, at approximately 11:00 a.m. New York City time, on the LIBOR Reset Date for loans in U.S. dollars to leading European banks for a period of one month commencing on the LIBOR Reset Date and in an amount that is representative for a single transaction in the relevant market at the relevant time. All of the parties to this Agreement shall be entitled to conclusively rely on the Class
A-4FL Swap Counterparty's determinations of LIBOR from time to time.

         "LIBOR Banking Day": Any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

         "LIBOR Reset Date": The first day of each Interest Accrual Period
(other than the initial Interest Accrual Period) for the Class A-4FL
Certificates.

         "Liquidation Event": (a) With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery
Determination is made with respect to such Mortgage Loan, (iii) such Mortgage
Loan is repurchased or replaced by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement, as contemplated by Section
2.03, (iv) such Mortgage Loan is purchased by the Special Servicer, the Majority
Controlling Class Certificateholder(s) or any assignee of either of them pursuant to Section 3.18, (v) such Mortgage Loan is purchased by any Controlling
Class Certificateholder(s), a Master Servicer or the Special Servicer pursuant to Section 9.01, (vi) such Mortgage Loan is acquired by the Sole
Certificateholder(s) in exchange for all of the Certificates pursuant to Section
9.01, (vii) in the case of any Pooled Mortgage Loan that is included in a
Mortgage Loan Group that includes one or more Non-Pooled Mortgage Loans, such
Mortgage Loan is acquired by a related Non-Pooled Noteholder pursuant to the related Mortgage Loan Group Intercreditor Agreement, (viii) such Mortgage Loan is paid off or purchased by the holder of a related mezzanine loan or another creditor of the Borrower in connection with a Mortgage Loan default, if so permitted and set forth in the related intercreditor agreement, or (ix) in the case of a Non-Trust-Serviced Pooled Mortgage Loan, such Mortgage Loan is purchased by a holder of a purchase option with respect thereto pursuant to the related Non-Trust Servicing Agreement and/or the related Mortgage Loan Group
Intercreditor Agreement; and (b) with respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery
Determination is made with respect to such REO Property, (ii) such REO Property is repurchased or replaced by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement, as contemplated by Section
2.03, (iii) such REO Property is purchased by a Master Servicer, the General
Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 9.01, or (iv) such REO Property is acquired by the Sole
Certificateholder(s) in exchange for all of the Certificates pursuant to Section
9.01.

         "Liquidation Expenses": All customary, reasonable and necessary
"out-of-pocket" costs and expenses due and owing (but not otherwise covered by
Servicing Advances) in connection with the liquidation of any Specially Serviced
Mortgage Loan or REO Property pursuant to Section 3.09 or Section 3.18
(including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

         "Liquidation Fee": The fee designated as such in, and payable to the applicable Special Servicer in connection with certain events in respect of a
Specially Serviced Mortgage Loan or an REO Property pursuant to, Section
3.11(c).

         "Liquidation Fee Rate": With respect to each Specially Serviced
Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

                                      -36-

         "Liquidation Proceeds": All cash amounts (other than Insurance
Proceeds, Condemnation Proceeds and REO Revenues) Received by the Trust in
connection with: (i) the liquidation of a Mortgaged Property, REO Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Specially Designated Defaulted Pooled
Mortgage Loan by the Special Servicer, the Majority Controlling Class
Certificateholder(s) or any assignee of either of them pursuant to Section 3.18;
(iv) the repurchase or replacement of a Pooled Mortgage Loan or REO Property by a Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan
Purchase Agreement as contemplated by Section 2.03 of this Agreement; (v) the purchase of a Pooled Mortgage Loan or REO Property by a Master Servicer, a
Special Servicer and/or any Controlling Class Certificateholder(s) pursuant to
Section 9.01; (vi) the acquisition of any Pooled Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01; (vii) the purchase of a Pooled Mortgage Loan included in a
Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans by a related Non-Pooled Subordinate Noteholder pursuant to the related Mortgage Loan
Group Intercreditor Agreement, (viii) the purchase of a Non-Trust-Serviced
Pooled Mortgage Loan by any holder of a purchase option with respect thereto pursuant to the related Non-Trust Servicing Agreement and/or the related
Mortgage Loan Group Intercreditor Agreement; or (ix) the payoff or purchase of a
Pooled Mortgage Loan or REO Property by the holder of a related mezzanine loan or another creditor of the Borrower in connection with a Mortgage Loan default, if so permitted and set forth in the related intercreditor agreement.

         "Lock Up Storage Centers Borrower": The Borrower under the Lock Up
Storage Centers Loan Group.

         "Lock Up Storage Centers Change of Control Event": The event that occurs if, as of any date of determination, (i) the then outstanding principal balance of the Lock Up Storage Centers Non-Pooled Subordinate Loan minus (ii)
any Appraisal Reduction Amount allocable to the Lock Up Storage Centers
Non-Pooled Subordinate Loan, together with any related Realized Losses allocable to the Lock Up Storage Centers Non-Pooled Subordinate Loan and Additional Trust
Fund Expenses allocable to the Lock Up Storage Centers Non-Pooled Subordinate
Loan is less than 25% of the initial principal balance of the Lock Up Storage
Centers Non-Pooled Subordinate Loan, less any payments of principal (whether as scheduled amortization, prepayments or otherwise).

         "Lock Up Storage Centers Controlling Party": The Lock Up Storage
Centers Non-Pooled Subordinate Noteholder at any time when a Lock Up Storage
Centers Change of Control Event does not exist or the Controlling Class
Representative at any time when a Lock Up Storage Centers Change of Control
Event exists.

         "Lock Up Storage Centers Intercreditor Agreement": That certain
Co-Lender Agreement, dated as of June 21, 2005, by and between PMCF as initial note A holder and The Prudential Insurance Company of America, as initial note B holder.

         "Lock Up Storage Centers Loan Group": Collectively, the Lock Up Storage
Centers Pooled Mortgage Loan and the Lock Up Storage Centers Non-Pooled
Subordinate Loan (including any successor REO Mortgage Loans with respect to such loans).

         "Lock Up Storage Centers Mortgaged Properties": The Mortgaged
Properties collectively identified on the Pooled Mortgage Loan Schedule as "Lock
Up Storage Centers Portfolio".

         "Lock Up Storage Centers Non-Pooled Subordinate Loan": The mortgage loan, with an original principal balance in the amount of $35,850,000 that is secured by the same Mortgage encumbering the Lock Up Storage Centers Mortgaged
Properties as the Lock Up Storage Centers Pooled Mortgage Loan and is
subordinate in right of payment to the Lock Up Storage Centers Pooled Mortgage
Loan and is held as of the Closing Date by The Prudential Insurance Company of
America. The Lock Up Storage Centers Non-Pooled Subordinate Loan is not a
"Pooled Mortgage Loan" or part of the Trust Fund, any REMIC Pool or any Grantor
Trust Pool.

                                      -37-

         "Lock Up Storage Centers Non-Pooled Subordinate Noteholder": The holder or holders of the related Mortgage Note evidencing the Lock Up Storage Centers
Non-Pooled Subordinate Loan.

         "Lock Up Storage Centers Pooled Mortgage Loan": The Pooled Mortgage
Loan in the original principal amount of $56,330,000 that is secured by the
Mortgage encumbering the Lock Up Storage Centers Mortgaged Properties.

         "Lock Up Storage Centers Special Servicer": PAR, in its capacity as special servicer with respect to the Lock Up Storage Centers Loan Group, or any successor special servicer of the Lock Up Storage Centers Loan Group appointed as provided herein.

         "Lock Up Storage Centers Sub-Servicer": Any Sub-Servicer of the Lock Up
Storage Centers Loan Group appointed by the applicable Master Servicer in accordance with the terms hereof.

         "Lock Up Storage Centers Sub-Servicing Agreement": The Sub-Servicing
Agreement between the Lock Up Storage Centers Sub-Servicer, if any, and the
applicable Master Servicer.

         "Majority Controlling Class Certificateholder(s)": As of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class of Principal
Balance Certificates that constitutes, or the Classes of Principal Balance
Certificates that constitute, the Controlling Class as of such date of determination.

         "Marquis Apartments Intercreditor Agreement": That certain
Intercreditor Agreement, dated as of March 1, 2005, by and among BSCMI, as initial holder of note 1 and lead lender, and BSCMI, as initial holder of loan 2 and co-lender.

         "Marquis Apartments Loan Group": The Marquis Apartments Pooled Mortgage
Loan and the Marquis Apartments Non-Pooled Pari Passu Companion Loan, together.

         "Marquis Apartments Mortgaged Property": The Mortgaged Property
identified on the Pooled Mortgage Loan Schedule as "Marquis Apartments".

         "Marquis Apartments Non-Pooled Pari Passu Companion Loan": The mortgage loan, with original principal balance in the amount of $45,000,000 that is secured by the same Mortgage encumbering the Marquis Apartments Mortgaged
Property as the Marquis Apartments Pooled Mortgage Loan and is pari passu in right of payment with the Marquis Apartments Pooled Mortgage Loan. The Marquis
Apartments Non-Pooled Pari Passu Companion Loan is not a "Pooled Mortgage Loan"
or part of the Trust Fund, any REMIC Pool or any Grantor Trust Pool.

         "Marquis Apartments Pooled Mortgage Loan": The Pooled Mortgage Loan in
the original principal amount of $5,000,000 secured by the Marquis Apartments
Mortgaged Property.

         "Master Servicer": With respect to any Mortgage Loan and any REO
Property acquired in respect thereof, either (a) if such Mortgage Loan is a PMCF
Pooled Mortgage Loan, PAR, or any successor thereto appointed as provided herein, or (b) if such Mortgage Loan is a BSCMI Pooled Mortgage Loan, a PCF
Pooled Mortgage Loan, a WFB Pooled Mortgage Loan or a Nationwide Pooled Mortgage
Loan, WFB, or any successor thereto appointed as provided herein. Any reference herein to a "Master Servicer" hereunder (including Articles VI and VII hereof)
shall, if such Master Servicer is the one described by clause (a) of this definition, also be construed to refer to the Servicer Report Administrator to the extent of the rights granted to and obligations imposed on the Servicer
Report Administrator under this Agreement.

         "Master Servicer Floating Rate Sub-Account": As defined in Section
3.30(b).

                                      -38-

         "Master Servicer Remittance Amount": With respect to either Master
Servicer for any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in such Master Servicer's Collection Account as of 11:00
a.m., New York City time, on such Master Servicer Remittance Date, net of (b)
any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments with respect to any Pooled Mortgage Loan that are due on a Due Date following the end of the related Collection Period (other than, in the case of any Pooled Mortgage
Loan for which the Due Date is on the 3rd, 4th or 5th day of each month and such day in the current month happens to be later than the end of such related
Collection Period, in which case such collected Monthly Payment shall not be withheld until the following month as otherwise contemplated by this clause
(i)), (ii) to the extent not covered by clause (i) above, any payments of principal (including Principal Prepayments) and interest (including Post-ARD
Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds Received by the Trust with respect to any Pooled Mortgage Loan or REO
Property after the end of the related Collection Period, (iii) any Prepayment
Premiums and/or Yield Maintenance Charges Received by the Trust with respect to any Pooled Mortgage Loan or successor REO Pooled Mortgage Loan with respect thereto after the end of the related Collection Period, (iv) any Excess
Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from such Collection Account pursuant to clauses (ii) through (xxi) of Section
3.05(a), and (vi) any amounts deposited in such Collection Account in error;
provided that the Master Servicer Remittance Amount with respect to each Master
Servicer for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii), (b)(iii) and (b)(iv) of this definition and provided, further, however, that the foregoing provisions of this definition shall be construed in a manner that is consistent with Section
3.02(d).

         "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

         "Master Servicing Fee": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the fee designated as such and payable to the applicable Master Servicer pursuant to Section 3.11(a). The
Master Servicing Fee for each Serviced Mortgage Loan includes the monthly fees payable to any applicable primary service or subservicer engaged by the applicable Master Servicer and such Master Servicer shall pay such fees to such primary servicer or subservicer in accordance with the terms of the applicable
Primary Servicing Agreement or Subservicing Agreement.

         "Master Servicing Fee Rate": With respect to (i) each Pooled Mortgage
Loan (other than the Non-Trust-Serviced Mortgage Loan) and any successor REO
Pooled Mortgage Loan with respect thereto, including the Lock Up Storage Centers
Pooled Mortgage Loan and the JL Holdings Portfolio Pooled Mortgage Loan, a rate per annum equal to (a) the rate per annum specified as the "Administrative Fee
Rate" on the Pooled Mortgage Loan Schedule, minus (b) the sum of (x) the
Servicer Report Administrator Fee Rate and (y) the Trustee Fee Rate; (ii) the
Non-Trust Serviced Pooled Mortgage Loan, a rate per annum equal to two (2) basis points (0.002)%; (iii) the Lock Up Storage Centers Non-Pooled Subordinate Loan,
such reasonable rate as is mutually acceptable to the applicable Master Servicer and the Lock Up Storage Centers Non-Pooled Subordinate Noteholder; (iv) the Park
Place Non-Pooled Subordinate Loan, a rate per annum equal to (0.00%) basis points (0.00%); (iv) the JL Holdings Portfolio Non-Pooled Pari Passu Companion
Loan, a rate per annum equal to three (3) basis point (0.03%); (v) JL Holdings
Portfolio Non-Pooled Subordinate Loan, a rate per annum equal to three (3) basis point (0.03%); (vi) the The Landings at Cypress Meadows Non-Pooled Subordinate
Loan, a rate per annum equal to zero (0) basis points (0.00%); (vii) the Aspen
Highlands Non-Pooled Subordinate Loan, a rate per annum equal to zero (0) basis points (0.00%); and (viii) the Ramapo Centre Non-Pooled Subordinate Loan, a rate per annum equal to zero (0) basis points (0.00%). The parties acknowledge that the Master Servicing Fee Rate for each Serviced Mortgage Loan includes the rate at which applicable primary and sub-servicing fees accrue; therefore, if the
Master Servicing Fee Rate is zero, there is no primary or subservicing fee that may be paid on such mortgage loan.

         "Material Breach": With respect to any Pooled Mortgage Loan, any Breach that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Pooled Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates.

                                      -39-

         "Material Document Defect": With respect to any Pooled Mortgage Loan, any Document Defect that materially and adversely affects the interests of the
Certificateholders, or any of them, with respect to the affected Pooled Mortgage
Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates. Notwithstanding the foregoing, the absence of a Specially
Designated Mortgage Loan Document following the date on which such Specially
Designated Mortgage Loan Document is required to be delivered to the Trustee as described in Section 2.01(d) shall also constitute a Material Document Defect.

         "MERS": Mortgage Electronic Registration Systems, Inc.

         "Modified Mortgage Loan": Any Pooled Mortgage Loan as to which any
Servicing Transfer Event has occurred and which has been modified by the applicable Special Servicer pursuant to Section 3.20 in a manner that:

          (a) materially affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing
     Monthly Payments current with respect to such Pooled Mortgage Loan);

          (b) except as expressly contemplated by the related Mortgage Loan
     Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal
     Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an
     Appraisal delivered to the applicable Special Servicer (at the expense of the related Borrower and upon which such Special Servicer may conclusively rely); or

          (c) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Pooled Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

         "Monthly Payment": With respect to any Mortgage Loan, as of any Due
Date, the scheduled monthly debt service payment (or, in the case of an ARD
Mortgage Loan after its Anticipated Repayment Date, the minimum monthly debt service payment required to be paid on a current basis) on such Mortgage Loan that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special
Servicer pursuant to Section 3.20 (or, in the case of a Non-Trust-Serviced
Pooled Mortgage Loan, by the related Non-Trust Master Servicer or the related
Non-Trust Special Servicer pursuant to the relevant Non-Trust Servicing
Agreement)), including any Balloon Payment payable in respect of such Mortgage
Loan on such Due Date; provided that the Monthly Payment due in respect of any
Mortgage Loan shall not include Default Interest; and provided, further, that the Monthly Payment due in respect of any ARD Mortgage Loan after its
Anticipated Repayment Date shall not include Additional Interest.

         "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence,
"Moody's" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the
Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to
"applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

         "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

                                      -40-

         "Mortgage File": With respect to any Pooled Mortgage Loan, the following documents collectively:

          (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of LaSalle
     Bank National Association, as Trustee for the registered holders of Bear
     Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
     Pass-Through Certificates, 2005-PWR8, without recourse, representation or warranty" or in blank, and further showing a complete, unbroken chain of endorsement from the originator; or alternatively, if the original executed
     Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

          (ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof prior to the assignment to the Trustee, in each case (unless the particular item has been delivered to but not returned from the applicable recording office)
     with evidence of recording indicated thereon; provided that if the original
     (or, in the case of a Non-Trust-Serviced Pooled Mortgage Loan, a copy) of the Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, or because the public recording office retains the original or because such original Mortgage has been lost, there shall be delivered to the Trustee or a Custodian on its behalf a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable
     Pooled Mortgage Loan Seller or a statement from the title agent to the effect that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original
     Mortgage that has been lost after recordation or retained by the appropriate public recording office, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

          (iii) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee (which, in the case of each related Mortgage that has been recorded in the name of
     MERS or its designee (each such Mortgage a "Designated MERS Mortgage"), may be MERS), if any, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording thereon;

          (iv) except in the case of a Non-Trust-Serviced Pooled Mortgage Loan, an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B)
     any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial
     Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates,
     Series 2005-PWR8" or, in the case of any Pooled Mortgage Loan included in a
     Serviced Mortgage Loan Group, in favor of "LaSalle Bank National
     Association, in its capacity as Trustee for the registered holders of Bear
     Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
     Pass-Through Certificates, Series 2005-PWR8, and in its capacity as lead lender on behalf of [`the Lock Up Storage Centers Non-Pooled Subordinate
     Noteholder'][`the Non-Pooled Mortgage Loan Noteholder(s) secured by the
     [insert name of mortgaged property (e.g., `JL Holding Portfolio Mortgaged
     Property']] (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording); provided, however, that, if the related Mortgage is a Designated MERS Mortgage, no assignment of Mortgage or any related Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the related Pooled
     Mortgage Loan Seller shall take all actions as are necessary to cause the
     Trustee to be shown as, and the Trustee shall take all actions necessary to confirm (and shall place into the Mortgage File such confirmation in writing from MERS) that it is shown as, the sole owner of the related
     Mortgage and any related Assignment of Leases on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                                      -41-

          (v) an original or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee (which, in the case of a Designated MERS Mortgage, may be MERS), if any;

          (vi) except in the case of a Non-Trust-Serviced Pooled Mortgage Loan, an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc.,
     Commercial Mortgage Pass-Through Certificates, Series 2005-PWR8" (or, in
     the case of the Lock Up Storage Centers Pooled Mortgage Loan, in favor of
     "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc.,
     Commercial Mortgage Pass-Through Certificates, Series 2005-PWR8, and in its
     capacity as lead lender on behalf of the Lock Up Storage Centers Non-Pooled
     Subordinate Noteholder" or, in the case of any Pooled Mortgage Loan included in a Serviced Mortgage Loan Group, in favor of "LaSalle Bank
     National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
     Pass-Through Certificates, Series 2005-PWR8, and in its capacity as lead lender on behalf of [`the Lock Up Storage Centers Non-Pooled Subordinate
     Noteholder'][`the Non-Pooled Mortgage Loan Noteholder(s) secured by the
     [insert name of mortgaged property (e.g., `JL Holding Portfolio Mortgaged
     Property']], which assignment may (in any case) be included as part of the corresponding assignment of Mortgage referred to in clause (iv) above;
     provided, however, that, if the related Mortgage is a Designated MERS
     Mortgage, no assignment of a related Security Agreement in favor of the
     Trustee  to be prepared or delivered and instead, the
     related Pooled Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm (and shall place into the Mortgage File such confirmation in writing from MERS) that it is shown as, the sole owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by
     MERS;

          (vii) originals or copies of any assumption, modification, written assurance, consolidation, extension and substitution agreements, if any, with evidence of recording thereon if the applicable document or instrument being modified or assumed, was recorded (unless the particular item has not been returned from the applicable recording office), in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been materially modified or the Mortgage Loan has been assumed;

          (viii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment
     "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy);

          (ix) (A) filed copies (with evidence of filing) of any prior effective
     UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Pooled Mortgage Loan Seller had possession of such UCC
     Financing Statements prior to the Closing Date) and (B) except in the case of a Non-Trust-Serviced Pooled Mortgage Loan, an original assignment thereof, in form suitable for filing, in favor of "LaSalle Bank National
     Association, in its capacity as Trustee for the registered holders of Bear
     Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
     Pass-Through Certificates, 2005-PWR8" or, in the case of any Pooled
     Mortgage Loan included in a Serviced Mortgage Loan Group, in favor of
     "LaSalle Bank National Association, in its capacity as Trustee for the registered holders of Bear Stearns Commercial Mortgage Securities Inc.,
     Commercial Mortgage Pass-Through Certificates, Series 2005-PWR8, and in its
     capacity as lead lender on behalf of [`the Lock Up Storage Centers
     Non-Pooled Subordinate Noteholder'][`the Non-Pooled Mortgage Loan
     Noteholder(s) secured by the [insert name of mortgaged property (e.g., `JL
     Holding Portfolio Mortgaged Property']]; provided, however, that if the related Mortgage is a Designated MERS Mortgage, no UCC Financing Statement
     in favor of the Trustee will be required

                                      -42-

     to be prepared or delivered and instead, the related Pooled Mortgage Loan
     Seller shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm (and shall place into the Mortgage File such confirmation in writing from MERS)
     that it is shown as, for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS, the sole owner of any related UCC Financing Statements on record with the applicable filing office;

          (x) if a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the Ground Lease relating to such Mortgage Loan, together with a notice to the related ground lessor of the transfer of the Mortgage Loan to the Trust or the Trustee on its behalf;

          (xi) except in the case of a Non-Trust-Serviced Pooled Mortgage Loan, any original documents not otherwise described in the preceding clauses of this definition relating to, evidencing or constituting Additional
     Collateral (except that in the case of any such documents in the form of a
     Letter of Credit, either (x) the "Mortgage File" shall contain the original of such Letter of Credit or (y) the "Mortgage File" shall contain copies of such Letter of Credit and the original if any shall be delivered to the applicable Master Servicer (or a Primary Servicer on its behalf)) and, if applicable, the originals or copies of any intervening assignments thereof;

          (xii) an original or a copy of the loan agreement, if any, related to such Mortgage Loan;

          (xiii) an original or a copy of the related guaranty of payment under such Mortgage Loan, if any;

          (xiv) an original or a copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

          (xv) an original or a copy of the environmental indemnity from the related Borrower or other party, if any;

          (xvi) an original or a copy of any intercreditor agreement or similar agreement relating to such Mortgage Loan (including, in the case of each
     Pooled Mortgage Loan that is included in a Mortgage Loan Group, the related
     Mortgage Loan Group Intercreditor Agreement);

          (xvii) an original or a copy of any management agreement with respect to the related Mortgaged Property if the manager thereunder is not an
     Affiliate of the Borrower and the initial Stated Principal Balance of such
     Mortgage Loan is greater than $20,000,000;

          (xviii) an original or a copy of any master operating lease with respect to the related Mortgaged Property;

          (xix) an original or a copy of any related Environmental Insurance
     Policy;

          (xx) if the related Mortgaged Property is a hospitality property that is subject to a franchise or similar arrangement, (a) an original or a copy of any franchise or similar agreement and (b) either (i) a signed copy of the comfort letter delivered by the franchisor or similar person for the benefit of the holder of the Mortgage Loan in connection with the Pooled
     Mortgage Loan Seller's origination or acquisition of the Mortgage Loan, together with such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the Trust or the Trustee the benefits of such comfort letter, or (ii) a copy of the comfort letter delivered by the franchisor or similar person for the benefit of the holder of the Mortgage
     Loan in connection with such origination or acquisition of the Mortgage
     Loan, together with a signed copy or a fax copy of a new comfort letter (in substantially the same form and substance as the comfort letter delivered in connection with such origination or

                                      -43-

     acquisition) by the franchisor or similar person for the benefit of the
     Trust or the Trustee (and, if a fax copy of a new comfort letter is delivered, then the original copy shall be included in the "Mortgage File"
     promptly following receipt thereof by the related Pooled Mortgage Loan
     Seller); and

          (xxi) a checklist (a "Mortgage File Checklist") of the applicable documents described above and delivered in connection with the origination of such Mortgage Loan (which checklist may be in a reasonable form selected by the related Pooled Mortgage Loan Seller);

provided, however, that (A) whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (vi), (vii) and (ix) through (xx) of this definition, shall be deemed to include such documents only to the extent the Trustee or a
Custodian on its behalf has actual knowledge of their existence (and the Trustee or such Custodian, as the case may be, shall be deemed to have actual knowledge of the existence of any document listed on the related Mortgage File Checklist);
(B) the "Mortgage File" for each Pooled Mortgage Loan that is included in a
Serviced Mortgage Loan Group shall include a photocopy of the executed Mortgage
Note for each Serviced Non-Pooled Mortgage Loan that is included in such
Serviced Mortgage Loan Group; (C) all the documents in the "Mortgage File" for each Pooled Mortgage Loan included in a Serviced Mortgage Loan Group (other than the Mortgage Note for such Pooled Mortgage Loan and any allonges thereto) shall be deemed to be contained in the "Mortgage File" for each Serviced Non-Pooled
Mortgage Loan that is included in such Serviced Mortgage Loan Group (without additional copies) and references herein to the "Mortgage File" for each such
Serviced Non-Pooled Mortgage Loan shall be construed in accordance with this statement; and (D) the "Mortgage File" for a Non-Trust-Serviced Pooled Mortgage
Loan shall also include a copy of the related Non-Trust Servicing Agreement in effect as of the Closing Date and photocopies of all transfer documents comparable to those documents described in clauses (iv), (vi) and (ix)(B) of this definition (originals of which were delivered to the applicable trustee under the related Non-Trust Servicing Agreement).

         "Mortgage File Checklist": As defined in clause (xxi) of the definition of "Mortgage File".

         "Mortgage Loan": Any Pooled Mortgage Loan or Non-Pooled Mortgage Loan.
As used herein, the term "Mortgage Loan" includes the related Mortgage Loan
Documents.

         "Mortgage Loan Documents": With respect to any Mortgage Loan, the documents included or required to be included, as the context may require, in the related Mortgage File and Servicing File.

         "Mortgage Loan Group": Each of the Lock Up Storage Centers Loan Group,
the Park Place Loan Group, the JL Holdings Portfolio Loan Group, the The
Landings at Cypress Meadows Loan Group, the Aspen Highlands Loan Group, the
Marquis Apartments Loan Group and the Ramapo Centre Loan Group, as applicable.

         "Mortgage Loan Group Intercreditor Agreement": Each of the Lock Up
Storage Centers Intercreditor Agreement, the Park Place Intercreditor Agreement,
the JL Holdings Portfolio Intercreditor Agreement, the The Landings at Cypress
Meadows Intercreditor Agreement, the Aspen Highlands Intercreditor Agreement,
the Marquis Apartments Intercreditor Agreement and the Ramapo Centre
Intercreditor Agreement, as applicable.

         "Mortgage Note": The original executed promissory note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

         "Mortgage Pool": All of the Pooled Mortgage Loans and any successor REO
Pooled Mortgage Loans, collectively, as of any particular date of determination.

         "Mortgage Rate": With respect to each Mortgage Loan (and any successor
REO Mortgage Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such

                                      -44-

Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20
(or, in the case of a Non-Trust-Serviced Pooled Mortgage Loan, by the relevant
Non-Trust Master Servicer or the relevant Non-Trust Special Servicer in accordance with the applicable Non-Trust Servicing Agreement) or in connection with a bankruptcy, insolvency or similar proceeding involving the related
Borrower. In the case of each ARD Mortgage Loan, the related Mortgage Rate shall increase in accordance with the related Mortgage Note if the particular loan is not paid in full by its Anticipated Repayment Date.

         "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a
Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

         "Mortgagee": The holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

         "Nationwide": Nationwide Life Insurance Company, or its successor in interest.

         "Nationwide Pooled Mortgage Loan": Any Pooled Mortgage Loan that is either an Original Nationwide Pooled Mortgage Loan or a Replacement Pooled
Mortgage Loan that was delivered under the Nationwide Pooled Mortgage Loan
Purchase Agreement in substitution for an Original Nationwide Pooled Mortgage
Loan.

         "Nationwide Pooled Mortgage Loan Purchase Agreement": That certain
Pooled Mortgage Loan Purchase Agreement dated as of June 8, 2005, between
Nationwide as seller and the Depositor as purchaser.

         "Nationwide Primary Servicing Agreement": That certain primary servicing agreement dated as of June 1, 2005, between WFB, as the applicable
Master Servicer for the Nationwide Pooled Mortgage Loans, and Nationwide, as
primary servicer, relating to the primary servicing and administration of the
Nationwide Pooled Mortgage Loans.

         "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments (and prepayment resulting from the receipt of Insurance
Proceeds or Condemnation Proceeds) on the Pooled Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount of the Compensating
Interest Payments remitted by the Master Servicers pursuant to Section 3.19(c)
on the Master Servicer Remittance Date related to such Distribution Date.

         "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged
Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

         "Net Default Charges": With respect to any Pooled Mortgage Loan or successor REO Pooled Mortgage Loan, the Default Charges referred to in clause third of Section 3.29(a), which are payable to the applicable Master Servicer as
Additional Master Servicing Compensation or the applicable Special Servicer as
Additional Special Servicing Compensation.

         "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a
Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Borrower in accordance with the related
Mortgage Loan Documents and applicable law), exceeds the aggregate of all losses and costs, if any, incurred during such

                                      -45-

Collection Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve
Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a
Borrower).

         "Net Investment Loss": With respect to any Investment Account for any
Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of a Master Servicer, a
Special Servicer or the Certificate Administrator, as applicable, in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve
Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Borrower, and other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of such Master Servicer, such Special Servicer or the Certificate Administrator, as applicable, in accordance with Section 3.06;
provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company at which such Investment Account is maintained, so long as such depositary institution or trust company (a) satisfied the qualifications set forth in the definition of "Eligible Account" both at the time such investment was made and as of a date not more than 30 days prior to the date of such loss and (b) is not the same Person as the Person that made the relevant investment.

         "Net Liquidation Proceeds": The excess, if any, of all Liquidation
Proceeds Received by the Trust with respect to any particular Specially Serviced
Mortgage Loan or Administered REO Property, over the amount of all Liquidation
Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

         "Net Mortgage Rate": With respect to (i) any Pooled Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto), the rate per annum equal to (a) the related Mortgage Rate minus (b) the related Administrative Fee
Rate and, in the case of an ARD Mortgage Loan after its Anticipated Repayment
Date, the related Post-ARD Additional Interest Rate, and (ii) the Serviced
Non-Pooled Mortgage Loans (or any successor REO Mortgage Loan with respect thereto), the rate per annum equal to (a) the related Mortgage Rate minus (b)
the related Master Servicing Fee Rate.

         "New Lease": Any lease of an Administered REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee if the Special Servicer has the power to renegotiate the terms of such lease.

         "Non-Pooled Mortgage Loan": Any mortgage loans (if any), other than a
Pooled Mortgage Loan, that is part of a split loan structure that includes a
Pooled Mortgage Loan as identified in the Preliminary Statement hereto (whether or not such split loan structure is principally serviced and administered under this Agreement). Only the Lock Up Storage Centers Non-Pooled Subordinate Loan,
the Park Place Non-Pooled Subordinate Loan, the JL Holdings Portfolio Non-Pooled
Pari Passu Companion Loan, the JL Holdings Portfolio Non-Pooled Subordinate
Loan, the The Landings at Cypress Meadows Non-Pooled Subordinate Loan, the Aspen
Highlands Non-Pooled Subordinate Loan, the Marquis Apartments Non-Pooled Pari
Passu Companion Loan and the Ramapo Centre Non-Pooled Subordinate Loan
constitute Non-Pooled Mortgage Loans under this Agreement.

         "Non-Pooled Noteholder": The holder of any Non-Pooled Mortgage Loan.

         "Non-Pooled Pari Passu Companion Loan": Any of the Marquis Apartments
Non-Pooled Pari Passu Companion Loan and the JL Holdings Portfolio Non-Pooled
Pari Passu Companion Loan, as applicable.

         "Non-Pooled Pari Passu Companion Loan Securities": For so long as any
Non-Pooled Pari Passu Companion Loan is serviced and administered under this
Agreement, any class of securities backed by such Non-Pooled Pari Passu
Companion Loan.

                                      -46-

         "Non-Pooled Subordinate Loan": Any of the Lock Up Storage Centers
Non-Pooled Subordinate Loan, the Park Place Non-Pooled Subordinate Loan, the JL
Holdings Portfolio Non-Pooled Subordinate Loan, the The Landings at Cypress
Gardens Non-Pooled Subordinate Loan, the Aspen Highlands Non-Pooled Subordinate
Loan and the Ramapo Centre Non-Pooled Subordinate Loan, as applicable.

         "Non-Pooled Subordinate Noteholder: Any of the Lock Up Storage Centers
Non-Pooled Subordinate Noteholder, the Park Place Non-Pooled Subordinate
Noteholder, the JL Holdings Portfolio Non-Pooled Subordinate Noteholder, the The
Landings at Cypress Gardens Non-Pooled Subordinate Noteholder, the Aspen
Highlands Non-Pooled Subordinate Noteholder and the Ramapo Centre Non-Pooled
Subordinate Noteholder, as applicable.

         "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any
Unliquidated Advance that constitutes a Nonrecoverable P&I Advance) or
Nonrecoverable Servicing Advance (including any Unliquidated Advance that constitutes a Nonrecoverable Servicing Advance).

         "Nonrecoverable P&I Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance, or any Unliquidated Advance in respect of a prior P&I Advance, previously made and any P&I Advance contemplated to be made in respect of any Pooled Mortgage
Loan or related successor REO Pooled Mortgage Loan that, as determined by the applicable Master Servicer or, if applicable, by the Trustee or the Fiscal
Agent, or by the applicable Special Servicer pursuant to the second paragraph of
Section 4.03(c), in its reasonable, good faith judgment, will not be ultimately recoverable, or in fact was not ultimately recovered, from late payments,
Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds
or any other recovery on or in respect of such Mortgage Loan or the related REO
Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors). In the case of a Cross-Collateralized Mortgage
Loan, such recoverability determination shall take into account the cross-collateralization of the related Cross-Collateralized Group. In connection with each Pooled Mortgage Loan that is part of a Mortgage Loan Group that includes a Non-Pooled Pari Passu Companion Loan, if the applicable Master
Servicer receives a written notice described in clause (i) of the third paragraph of Section 4.03(c) to the effect that the master servicer or other comparable party responsible for debt service advances with respect to such
Non-Pooled Pari Passu Companion Loan under the related pooling and servicing agreement (pursuant to which securities were issued that are rated by at least one national statistical rating organization) has determined, pursuant to such agreement, that any debt service advance made or to be made with respect to such
Non-Pooled Pari Passu Companion Loan (or any successor REO mortgage loan with respect thereto) would not ultimately be recoverable out of collections on such
Mortgage Loan (or such REO mortgage loan), then any prospective P&I Advance on the related Pooled Mortgage Loan (or any successor REO Mortgage Loan) under this
Agreement shall be deemed to constitute a Nonrecoverable Advance, notwithstanding the absence of any determination (as otherwise contemplated above and by Section 4.03(c)) by any party hereto that any prior P&I Advance or any prospective P&I Advance on such Pooled Mortgage Loan constitutes a
Nonrecoverable Advance, and such Master Servicer (or the Trustee or the Fiscal
Agent, if applicable) shall not make any such prospective P&I Advance unless such Master Servicer (or the Trustee or the Fiscal Agent, if applicable) has consulted with such other master servicer or comparable party and they both agree that circumstances with respect to such Mortgage Loan have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance.
Notwithstanding the preceding sentence, each party to this Agreement with the discretion to determine that a P&I Advance constitutes a Nonrecoverable Advance
(as otherwise contemplated above and by Section 4.03(c)) shall continue to have such discretion.

         "Nonrecoverable Servicing Advance": As evidenced by the Officer's
Certificate and supporting documentation contemplated by Section 3.11(h), any
Servicing Advance, or any Unliquidated Advance in respect of a prior Servicing
Advance, previously made, and any Servicing Advance proposed to be made, in respect of any Mortgage Loan or REO Property that, as determined by the applicable Master Servicer or, if applicable, the Trustee or the Fiscal Agent, in its reasonable, good faith judgment, will not be ultimately recoverable, or in fact was not ultimately recovered, from late payments, Default Charges,
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or such REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors). In the case of a Cross-Collateralized Mortgage Loan, such recoverability determination shall take into account the cross-collateralization of the related Cross-Collateralized Group.

                                      -47-

         "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class X-1,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class P, Class Q, Class R and Class V Certificates are Non-Registered
Certificates.

         "Non-Trust Master Servicer": With respect to a Non-Trust-Serviced
Pooled Mortgage Loan, the master servicer under the related Non-Trust Servicing
Agreement.

         "Non-Trust-Serviced Mortgage Loan Group": Any Mortgage Loan Group that is primarily serviced and administered under the pooling and servicing agreement for another commercial mortgage securitization trust. Only the Marquis
Apartments Loan Group constitutes a Non-Trust-Serviced Mortgage Loan Group.

         "Non-Trust-Serviced Pooled Mortgage Loan": Any Pooled Mortgage Loan
that is part of a Non-Trust-Serviced Mortgage Loan Group. Only the Marquis
Apartments Pooled Mortgage Loan constitutes a Non-Trust-Serviced Pooled Mortgage
Loan.

         "Non-Trust Servicing Agreement": With respect to the Marquis Apartments
Pooled Mortgage Loan and the Marquis Apartments Loan Group of which it is a part, the separate servicing agreement pursuant to which the Marquis Apartments
Pooled Mortgage Loan and the related Non-Pooled Pari Passu Companion Loan are
(or, if applicable, any related REO Property is) to be principally serviced and administered, which agreement is the Series 2005-PWR7 PSA.

         "Non-Trust Special Servicer": With respect to a Non-Trust-Serviced
Pooled Mortgage Loan, the applicable special servicer under the related
Non-Trust Servicing Agreement.

         "Non-United States Tax Person": Any Person other than a United States
Tax Person.

         "Officer's Certificate": A certificate signed by a Servicing Officer of a Master Servicer or Special Servicer or a Responsible Officer of the
Certificate Administrator, the Trustee or the Fiscal Agent, as the case may be, or, with respect to any other Person, a certificate signed by any of the
Chairman of the Board, the Vice Chairman of the Board, the President, any Vice
President, Director or Managing Director, an Assistant Vice President or any
other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Opinion of Counsel": A written opinion of counsel (who must, in the case of any such opinion relating to the taxation of the Trust Fund or any portion thereof, the status of any REMIC Pool as a REMIC, the status of any
Grantor Trust Pool as a Grantor Trust for taxation purposes or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Certificate Administrator, the Trustee, the Tax
Administrator, the Fiscal Agent, either Master Servicer or either Special
Servicer), which written opinion is acceptable and delivered to the addressee(s)
thereof and which opinion of counsel, except as provided herein, shall not be at the expense of the Certificate Administrator, the Trustee or the Trust Fund.

         "Option Period": As defined in Section 3.18(c).

         "Option Price": As defined in Section 3.18(c).

         "Original BSCMI Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-B.

         "Original Nationwide Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-E.

                                      -48-

         "Original PCF Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-D.

         "Original PMCF Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-A.

         "Original Pooled Mortgage Loans": The mortgage loans initially identified on the schedules attached hereto as Schedule I-A, Schedule I-B,
Schedule I-C, Schedule I-D and Schedule I-E.

         "Original WFB Pooled Mortgage Loans": The mortgage loans initially identified on the schedule attached hereto as Schedule I-C.

         "Other Crossed Loans": As defined in Section 2.03(b).

         "OTS": The Office of Thrift Supervision or any successor thereto.

         "Ownership Interest": In the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "P&I Advance": With respect to any Pooled Mortgage Loan or REO Pooled
Mortgage Loan (including a Non-Trust-Serviced Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan thereto), any advance made by the applicable
Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03.

         "P&I Advance Date": The Business Day preceding each Distribution Date.

         "PAR": Prudential Asset Resources, Inc. or its successor in interest.

         "Park Place Controlling Party": The Park Place Non-Pooled Subordinate
Noteholder at any time when a PCF Change of Control Event does not exist with respect to the Park Place Loan Group or the Controlling Class Representative at
any time when a PCF Change of Control Event exists with respect to the Park
Place Loan Group.

         "Park Place Intercreditor Agreement": That certain Co-Lender Agreement, dated as of December 20, 2004, by and between Principal Commercial Funding, LLC, as initial note A lender, and Principal Life Insurance Company, as initial note
B lender.

         "Park Place Loan Group": Collectively, the Park Place Pooled Mortgage
Loan and the Park Place Non-Pooled Subordinate Loan (including any successor REO
Mortgage Loans with respect to such loans).

         "Park Place Mortgaged Property": The Mortgaged Property identified on the Pooled Mortgage Loan Schedule as "Park Place".

         "Park Place Non-Pooled Subordinate Loan": The mortgage loan, with an original principal balance in the amount of $9,100,000 that is secured by the same Mortgage encumbering the Park Place Mortgaged Property as the Park Place
Pooled Mortgage Loan and is subordinate in right of payment to the Park Place
Pooled Mortgage Loan and is held as of the Closing Date by Principal Life
Insurance Company. The Park Place Non-Pooled Subordinate Loan is not a "Pooled
Mortgage Loan" or part of the Trust Fund, any REMIC Pool or any Grantor Trust
Pool.

         "Park Place Non-Pooled Subordinate Noteholder": The holder or holders of the related Mortgage Note evidencing the Park Place Non-Pooled Subordinate
Loan.

         "Park Place Pooled Mortgage Loan": The Pooled Mortgage Loan in the
principal amount of $50,900,000 that is secured by the Mortgage encumbering the
Park Place Mortgaged Property.

                                      -49-

         "Pass-Through Rate": The per annum rate at which interest accrues in respect of any Class of REMIC III Regular Interests during any Interest Accrual
Period, as set forth in or otherwise calculated in accordance with Section
2.17(f) or the per annum rate at which interest accrues in respect of the Class
A-4FL Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.18(c)).

         "Past Grace Period Loan": With respect to any Monthly Payment or
Assumed Monthly Payment due and payable, or deemed due and payable, in respect of any particular Pooled Mortgage Loan, the status attributable to that Mortgage
Loan by reason of, if applicable, the fact that such Monthly Payment or Assumed
Monthly Payment remains unpaid past its Due Date and past any applicable grace period for such Monthly Payment or Assumed Monthly Payment.

         "PCF": Principal Commercial Funding, LLC, or its successor in interest.

         "PCF Change of Control Event: With respect to any Serviced Mortgage
Loan Group that includes a PCF Pooled Mortgage Loan and a Serviced Non-Pooled
Subordinate Loan, the event that occurs if, as of any date of determination, (i)
the then outstanding principal balance of such Serviced Non-Pooled Subordinate
Loan minus (ii) any Appraisal Reduction Amount allocable to such Serviced
Non-Pooled Subordinate Loan, together with any related Realized Losses allocable to such Non-Pooled Subordinate Loan and Additional Trust Fund Expenses allocable to such Non-Pooled Subordinate Loan is less than 25% of the initial principal balance of such Non-Pooled Subordinate Loan, less any payments of principal
(whether as scheduled amortization, prepayments or otherwise) allocated to and received on such Serviced Non-Pooled Subordinate Loan.

         "PCF Mortgage Loan Group": Any one or more of the Park Place Loan
Group, the The Landings at Cypress Meadows Loan Group, the Aspen Highlands Loan
Group or the Ramapo Centre Loan Group.

         "PCF Pooled Mortgage Loan": Any Pooled Mortgage Loan that is either an
Original PCF Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the PCF Pooled Mortgage Loan Purchase Agreement in substitution for an Original PCF Pooled Mortgage Loan.

         "PCF Pooled Mortgage Loan Purchase Agreement": That certain Pooled
Mortgage Loan Purchase Agreement dated as of June 8, 2005, between PCF as seller and the Depositor as purchaser.

         "PCF Primary Servicing Agreement": That certain primary servicing agreement dated as of June 1, 2005, between WFB, as the applicable Master
Servicer for the PCF Pooled Mortgage Loans, and Principal Global Investors, LLC,
as primary servicer, relating to the primary servicing and administration of the
PCF Pooled Mortgage Loans.

         "Percentage Interest": With respect to (a) any Interest Only
Certificate or Principal Balance Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the initial Class Principal Balance or initial Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) any Class R or Class V Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as specified on the face of such Certificate.

         "Performance Certification": As defined in Section 8.15(b).

         "Performing Party": As defined in Section 8.15(b).

         "Performing Serviced Mortgage Loan": Any Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan.

                                      -50-

         "Permitted Investments": Any one or more of the following obligations or securities:

         (i)   direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United
               States;

         (ii)  repurchase agreements on obligations specified in clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of: (x) in the case of an investment being made with funds that do not relate in whole or in part to any Serviced Non-Pooled
               Mortgage Loan, each Rating Agency for the Rated Certificates (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates rated by such Rating Agency, as confirmed in writing to the Trustee by such Rating Agency), (y) in the case of an investment being made with funds that relate in whole or in part to any Serviced Non-Pooled Mortgage Loan and also relate to one or more Pooled Mortgage Loans, each Rating Agency for the
               Rated Certificates and each applicable Rating Agency for the related Non-Pooled Pari Passu Companion Loan Securities (as evidenced by a written confirmation to the Trustee from each
               Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any
               Class of Rated Certificates rated by such Rating Agency and also from each applicable Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion
               Loan Securities rated by such applicable Rating Agency), as applicable, or (z) in the case of an investment being made with funds that relate solely to a Serviced Non-Pooled Mortgage Loan and do not relate to one or more Pooled Mortgage Loans, each applicable Rating Agency for the related Non-Pooled Pari Passu
               Companion Loan Securities (or, in the case of any such Rating
               Agency, such lower rating as will not result in an Adverse Rating
               Event with respect to any class of such Non-Pooled Pari Passu
               Companion Loan Securities rated by such applicable Rating Agency as confirmed in writing to the Trustee by such Rating Agency), as applicable;

         (iii) federal funds, unsecured uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of: (x) in the case of an investment being made with funds that do not relate in whole or in part to any Serviced Non-Pooled
               Mortgage Loan, each Rating Agency for the Rated Certificates (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates rated by such Rating Agency, as confirmed in writing to the Trustee by such Rating Agency), (y) in the case of an investment being made with funds that relate in whole or in part to any Serviced Non-Pooled Mortgage Loan and also relate to one or more Pooled Mortgage Loans, each Rating Agency for the
               Rated Certificates and each applicable Rating Agency for the related Non-Pooled Pari Passu Companion Loan Securities (as evidenced by a written confirmation to the Trustee from each
               Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any
               Class of Rated Certificates rated by such Rating Agency and also from each applicable Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion
               Loan Securities rated by such applicable Rating Agency), as applicable, or (z) in the case of an investment being made with funds that relate solely to a Serviced Non-Pooled Mortgage Loan and do not relate to one or more Pooled Mortgage Loans, each applicable Rating Agency for the related Non-Pooled Pari Passu
               Companion Loan Securities (or, in the case of any such Rating
               Agency, such lower rating as will not result in an Adverse Rating
               Event with respect to any class of such Non-Pooled Pari Passu

                                      -51-

               Companion Loan Securities rated by such applicable Rating Agency as confirmed in writing to the Trustee by such Rating Agency), as applicable;

          (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United
               States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of: (x) in the case of an investment being made with funds that do not relate in whole or in part to any Serviced Non-Pooled Mortgage Loan, each
               Rating Agency for the Rated Certificates (or, in the case of any such Rating Agency, such lower rating as will not result in an
               Adverse Rating Event with respect to any Class of Rated
               Certificates rated by such Rating Agency, as confirmed in writing to the Trustee by such Rating Agency), (y) in the case of an investment being made with funds that relate in whole or in part to any Serviced Non-Pooled Mortgage Loan and also relate to one or more Pooled Mortgage Loans, each Rating Agency for the Rated
               Certificates and each applicable Rating Agency for the related
               Non-Pooled Pari Passu Companion Loan Securities (as evidenced by a written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated
               Certificates rated by such Rating Agency and also from each applicable Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion Loan
               Securities rated by such applicable Rating Agency), as
               applicable, or (z) in the case of an investment being made with funds that relate solely to a Serviced Non-Pooled Mortgage Loan and do not relate to one or more Pooled Mortgage Loans, each applicable Rating Agency for the related Non-Pooled Pari Passu
               Companion Loan Securities (or, in the case of any such Rating
               Agency, such lower rating as will not result in an Adverse Rating
               Event with respect to any class of such Non-Pooled Pari Passu
               Companion Loan Securities rated by such applicable Rating Agency as confirmed in writing to the Trustee by such Rating Agency), as applicable;

          (v)  units of money market funds (including those managed or advised by the Certificate Administrator or its Affiliates) which
               maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of: (x) in the case of an investment being made with funds that do not relate in whole or in part to any Serviced
               Non-Pooled Mortgage Loan, each Rating Agency for the Rated
               Certificates (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates rated by such Rating
               Agency, as confirmed in writing to the Trustee by such Rating
               Agency), (y) in the case of an investment being made with funds that relate in whole or in part to any Serviced Non-Pooled
               Mortgage Loan and also relate to one or more Pooled Mortgage
               Loans, each Rating Agency for the Rated Certificates and each applicable Rating Agency for the related Non-Pooled Pari Passu
               Companion Loan Securities (as evidenced by a written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating
               Event with respect to any Class of Rated Certificates rated by such Rating Agency and also from each applicable Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any class of such
               Non-Pooled Pari Passu Companion Loan Securities rated by such applicable Rating Agency), as applicable, or (z) in the case of an investment being made with funds that relate solely to a
               Serviced Non-Pooled Mortgage Loan and do not relate to one or more Pooled Mortgage Loans, each applicable Rating Agency for the related Non-Pooled Pari Passu Companion Loan Securities (or, in
               the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion Loan Securities rated by such applicable Rating Agency as confirmed in writing to

                                      -52-

               the Trustee by such Rating Agency), as applicable; or

          (vi) any other obligation or security that is acceptable to: (x) in the case of an investment being made with funds that do not relate in whole or in part to any Serviced Non-Pooled Mortgage
               Loan, each Rating Agency for the Rated Certificates (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of
               Rated Certificates rated by such Rating Agency, as confirmed in writing to the Trustee by such Rating Agency), (y) in the case of an investment being made with funds that relate in whole or in part to any Serviced Non-Pooled Mortgage Loan and also relate to one or more Pooled Mortgage Loans, each Rating Agency for the
               Rated Certificates and each applicable Rating Agency for the related Non-Pooled Pari Passu Companion Loan Securities (as evidenced by a written confirmation to the Trustee from each
               Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any
               Class of Rated Certificates rated by such Rating Agency and also from each applicable Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion
               Loan Securities rated by such applicable Rating Agency), as applicable, or (z) in the case of an investment being made with funds that relate solely to a Serviced Non-Pooled Mortgage Loan and do not relate to one or more Pooled Mortgage Loans, each applicable Rating Agency for the related Non-Pooled Pari Passu
               Companion Loan Securities (or, in the case of any such Rating
               Agency, such lower rating as will not result in an Adverse Rating
               Event with respect to any class of such Non-Pooled Pari Passu
               Companion Loan Securities rated by such applicable Rating Agency as confirmed in writing to the Trustee by such Rating Agency), as applicable;

provided that each investment described hereunder shall not (A) evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code or (D) have an "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of a Permitted Investment described in clause
(v) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread and moves proportionately with that index; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the
REMIC Provisions).

         "Permitted Transferee": Any Transferee of a Class R Certificate other than (a) a Disqualified Organization, (b) a Disqualified Non-United States Tax
Person, (c) a Disqualified Partnership, (d) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the
United States and any foreign jurisdiction) of a United States Tax Person or (e)
any other Person as to whom, as determined by the Tax Administrator (based upon an Opinion of Counsel, obtained at the request of the Tax Administrator at the expense of such Person or the Person seeking to Transfer a Class R Certificate, supporting such determination), the Transfer of a Class R Certificate may cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Phase I Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society for Testing and Materials, plus a radon and asbestos inspection.

         "Plan": Any of those employee benefit plans and other retirement arrangements, including individual retirement accounts and annuities, and Keogh plans and collective investment funds and separate accounts in which such

                                      -53-

plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or Section 4975 of the Code.

         "PMCF": Prudential Mortgage Capital Funding, LLC, or its successor in interest.

         "PMCF Pooled Mortgage Loan": Any Pooled Mortgage Loan that is either an
Original PMCF Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the PMCF Pooled Mortgage Loan Purchase Agreement in substitution for an Original PMCF Pooled Mortgage Loan.

         "PMCF Pooled Mortgage Loan Purchase Agreement": That certain Pooled
Mortgage Loan Purchase Agreement dated as of June 8, 2005, between PMCF as seller and the Depositor as purchaser.

         "Pooled Mortgage Loan": Each of the Original Pooled Mortgage Loans and
Replacement Pooled Mortgage Loans that are from time to time held in the Trust
Fund, including any such mortgage loan that has been wholly or partially defeased. As used herein, the term "Pooled Mortgage Loan" includes the related
Mortgage Loan Documents.

         "Pooled Mortgage Loan Purchase Agreement": Any of the BSCMI Pooled
Mortgage Loan Purchase Agreement, the WFB Pooled Mortgage Loan Purchase
Agreement, the PMCF Pooled Mortgage Loan Purchase Agreement, the PCF Pooled
Mortgage Loan Purchase Agreement and the Nationwide Pooled Mortgage Loan
Purchase Agreement.

         "Pooled Mortgage Loan Schedule": Collectively, the five schedules of
Pooled Mortgage Loans attached hereto as Schedule I-A, Schedule I-B, Schedule
I-C, Schedule I-D and Schedule I-E, respectively, as any such schedule may be amended from time to time in accordance with this Agreement. Such schedules shall set forth the following information with respect to each Pooled Mortgage
Loan:

         (i)     the loan number assigned to the Pooled Mortgage Loan on the books and records of the related Pooled Mortgage Loan Seller as of the Closing Date and the identification number assigned to such Pooled Mortgage Loan in the Prospectus Supplement;

         (ii)    the street address (including city, state and zip code) of the related Mortgaged Property;

         (iii)   the (A) original principal balance and (B) Cut-off Date
                 Principal Balance;

         (iv)    the amount of the Monthly Payment due on the first Due Date following the Closing Date (and, if a Pooled Mortgage Loan currently requires only payments of interest but begins to amortize prior to Stated Maturity Date, on the first Due Date after amortization begins);

         (v)     the Mortgage Rate as of the Closing Date and the Interest
                 Accrual Basis;

         (vi)    the Stated Maturity Date and the original and remaining term to
                 Stated Maturity Date (or, in the case of a Pooled Mortgage Loan that is an ARD Mortgage Loan, the Anticipated Repayment Date and the original and remaining term to the Anticipated
                 Repayment Date);

         (vii)   in the case of a Pooled Mortgage Loan that is a Balloon
                 Mortgage Loan or an ARD Mortgage Loan, the original and
                 remaining amortization term;

         (viii)  whether such Pooled Mortgage Loan is a Cross-Collateralized
                 Mortgage Loan and, if so, an identification of the Pooled
                 Mortgage Loans with which such Pooled Mortgage Loan is
                 cross-collateralized;

         (ix)    whether such Pooled Mortgage Loan provides for defeasance and if so, the period during which

                                      -54-

                 defeasance may occur;

         (x)     whether such Pooled Mortgage Loan is secured by a fee simple interest in the related Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the related
                 Mortgaged Property; or solely by a leasehold interest in the related Mortgaged Property;

         (xi)    the name of the related Pooled Mortgage Loan Seller;

         (xii)   the Administrative Fee Rate;

         (xiii)  the Due Date;

         (xiv)   the number of grace days before such Pooled Mortgage Loan
                 requires a late payment charge in connection with a delinquent
                 Monthly Payment;

         (xv)    whether there exists (and, if so, the amount of) any letter of credit that constitutes Additional Collateral;

         (xvi)   whether repayment of such Pooled Mortgage Loan is guaranteed by a guarantor; and

         (xvii)  the initial Master Servicer and the Master Servicing Fee Rate for such Pooled Mortgage Loan.

         "Pooled Mortgage Loan Sellers": Collectively, BSCMI, Nationwide, PCF,
PMCF and WFB.

         "Post-ARD Additional Interest": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Post-ARD Additional Interest Rate (the
payment of which interest shall, under the terms of such ARD Mortgage Loan, be deferred until the principal balance of such ARD Mortgage Loan and all other interest thereon has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

         "Post-ARD Additional Interest Rate": With respect to any ARD Mortgage
Loan after its Anticipated Repayment Date, the incremental increase in the
Mortgage Rate for such ARD Mortgage Loan resulting from the passage of such
Anticipated Repayment Date.

         "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Pooled
Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests
and the Certificates for federal income tax purposes, the assumptions that each
Pooled Mortgage Loan that is an ARD Mortgage Loan is paid in its entirety on its
Anticipated Prepayment Date and that no Pooled Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

         "Prepayment Interest Excess": With respect to any Pooled Mortgage Loan
(including a Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a
Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after the Due Date for such Pooled Mortgage Loan in any Collection Period, any payment of interest (net of related Master
Servicing Fees (and, in the case of a Non-Trust-Serviced Pooled Mortgage Loan, the rate per annum at which the master or similar servicing and administrative fees payable therefrom under the related Non-Trust Servicing Agreement accrue as set forth in the definition of "Administrative Fee Rate") and, in any case, further net of any portion of such interest that represents Default Charges or
Post-ARD Additional Interest) actually Received by the Trust and collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds, as the case may be, and intended to cover the period from and after such Due
Date to, but not including, the date of prepayment (exclusive, for the avoidance of doubt, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

                                      -55-

         "Prepayment Interest Shortfall": With respect to any Pooled Mortgage
Loan (including a Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a
Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to the Due Date for such Pooled Mortgage
Loan in any Collection Period the amount of interest, to the extent not collected from the related Borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), not Received by the Trust, that would have accrued at a rate per annum equal to the related Mortgage Rate (net of the Master Servicing Fee Rate (and, in the
case of a Non-Trust-Serviced Pooled Mortgage Loan, the rate per annum at which the master or similar servicing and administrative fees payable therefrom under the related Non-Trust Servicing Agreement accrue as set forth in the definition of "Administrative Fee Rate") and, in the case of an ARD Mortgage Loan after its
Anticipated Repayment Date, the related Post-ARD Additional Interest Rate) on the amount of such Principal Prepayment (or other early recovery of principal)
during the period from the date to which interest thereon was paid by the related Borrower to, but not including, such Due Date.

         "Prepayment Premium": With respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Borrower in connection with a Principal
Prepayment on, or other early collection of principal of, such Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any payoff of a
Mortgage Loan by a mezzanine lender on behalf of the subject Borrower if and as set forth in the related intercreditor agreement).

         "Primary Collateral": With respect to any Cross-Collateralized Mortgage
Loan, that portion of the Mortgaged Property designated as directly securing such Cross-Collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Cross-Collateralized Mortgaged Loan.

         "Primary Servicer": Nationwide or any successor thereto or Principal
Global Investors, LLC or any successor thereto, as applicable, appointed as provided in the Nationwide Primary Servicing Agreement or PCF Primary Servicing
Agreement, respectively.

         "Primary Servicing Agreement": Each of the Nationwide Primary Servicing
Agreement and the PCF Primary Servicing Agreement, as applicable.

         "Primary Servicing Fee": With respect to a Primary Servicer, the primary servicing fee that is payable to such Primary Servicer under the terms of the related Primary Servicing Agreement.

         "Primary Servicing Office": The office of a Master Servicer or the
Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

         "Principal Balance Certificate": Any of the Class A-1, Class A-2, Class
A-3, Class A-AB, Class A-4, Class A-4FL, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class P and Class Q Certificates.

         "Principal Balance REMIC III Regular Interest": Any of the Principal
Balance Certificates (other than the Class A-4FL Certificates) and the Class
A-4FL REMIC III Regular Interest.

                                      -56-

         "Principal Distribution Amount": With respect to any Distribution Date other than the Final Distribution Date, an amount (which shall in no event be less than zero) equal to the excess, if any, of:

         (I) the sum of:

               (A) the aggregate (without duplication) of the following (such aggregate of the following amounts described below in this clause (A), the "Unadjusted Principal Distribution Amount" for such Distribution
          Date):

                    (i) all payments of principal (including Principal
               Prepayments), including any such payments on Corrected Mortgage
               Loans, Received by the Trust with respect to the Pooled Mortgage
               Loans during the related Collection Period, in each case
               exclusive of any portion of the particular payment that
               represents a Late Collection of principal for which a P&I Advance
               (including any Unliquidated Advance in respect of a prior P&I
               Advance) was previously made under this Agreement for a prior
               Distribution Date or that represents the principal portion of a
               Monthly Payment due on or before the Cut-off Date or on a Due
               Date occurring subsequent to the calendar month in which such
               Distribution Date occurs,

                    (ii) the aggregate of the principal portions of all Monthly
               Payments due in respect of the Pooled Mortgage Loans for their respective Due Dates occurring in the month in which such
               Distribution Date occurs, that were Received by the Trust (other than as part of a Principal Prepayment) prior to the related
               Collection Period (or, in the case of any Pooled Mortgage Loan for which the Due Date is on the 3rd, 4th or 5th day of each month, that were Received by the Trust in the calendar month prior to the calendar month in which the related Distribution
               Date occurs but are due during the calendar month in which the related Distribution Date occurs),

                    (iii) the aggregate of all Liquidation Proceeds,
               Condemnation Proceeds and Insurance Proceeds Received by the
               Trust with respect to any Pooled Mortgage Loans during the related Collection Period that were identified and applied by the applicable Master Servicer as recoveries of principal (whether as
               Principal Prepayments or otherwise) of such Pooled Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance
               (including an Unliquidated Advance in respect of a prior P&I
               Advance) was previously made under this Agreement for a prior
               Distribution Date,

                    (iv) the aggregate of all Liquidation Proceeds, Condemnation
               Proceeds, Insurance Proceeds and REO Revenues Received by the
               Trust with respect to any REO Properties during the related
               Collection Period that were identified and applied by the
               applicable Master Servicer as recoveries of principal (whether as
               Principal Prepayments or otherwise) of the related REO Pooled
               Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a
               Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance (including an Unliquidated Advance in respect of a prior P&I Advance) was previously made under this
               Agreement for a prior Distribution Date, and

                    (v) the respective principal portions of all P&I Advances
               made under this Agreement in respect of the Pooled Mortgage Loans and any REO Pooled Mortgage Loans with respect to such
               Distribution Date;

                                      -57-

               (B) the aggregate amount of any collections received on or in respect of the Pooled Mortgage Loans during the related Collection
          Period that, in each case, represents a delinquent amount as to which an Advance had been made, which Advance was previously reimbursed during the Collection Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement Amount for which a deduction was made under clause (II)(B) below with respect to such Distribution Date; and

               (C) the aggregate amount of any collections received on or in respect of the Pooled Mortgage Loans during the related Collection
          Period that, in each case, is identified and applied by the applicable
          Master Servicer (in accordance with Section 1.03) as a recovery of an amount previously determined (in a Collection Period for a prior
          Distribution Date) to have been a Nonrecoverable Advance and for which a deduction was made under clause (II)(C) below with respect to a prior Distribution Date; less

         (II) the sum of:

               (A) if any Insurance Proceeds, Condemnation Proceeds or
          Liquidation Proceeds were received with respect to any Pooled Mortgage
          Loan or REO Property, and/or any Pooled Mortgage Loan or REO Property
          is otherwise liquidated (including by means of a Final Recovery
          Determination or the receipt of a full, partial or discounted payoff), during the related Collection Period, an amount equal to any Special
          Servicing Fees, Workout Fees, Liquidation Fees and/or Advance Interest
          (other than Advance Interest on Workout-Delayed Reimbursement Amounts
          or Nonrecoverable Advances paid from collections and recoveries of principal as described in clause (B) and/or clause (C) below) with respect to each such Pooled Mortgage Loan or REO Property, as the case may be, that were paid hereunder from a source other than related
          Default Charges during the related Collection Period;

               (B) the aggregate amount of Workout-Delayed Reimbursement Amounts
          (and Advance Interest thereon) that were reimbursed or paid during the related Collection Period to one or more of the Master Servicers, the
          Special Servicers, the Trustee and the Fiscal Agent from principal advances and collections on the Mortgage Pool pursuant to subsection
          (iii) of Section 3.05(a)(II); and

               (C) the aggregate amount of Nonrecoverable Advances (and Advance
          Interest thereon) that were reimbursed or paid during the related
          Collection Period to one or more of the Master Servicers, the Special
          Servicers, the Trustee and the Fiscal Agent during the related
          Collection Period from principal advances and collections on the
          Mortgage Pool pursuant to subsection (iv) of Section 3.05(a)(II).

provided, however, that the foregoing provisions of this definition shall be construed in a manner that is consistent with Section 3.02(d).

         With respect to the Final Distribution Date, the "Principal
Distribution Amount" shall equal the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution
Date.

         In no event shall any portion of any Excess Liquidation Proceeds constitute a portion of the Principal Distribution Amount for any Distribution
Date.

         "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan which is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any
Prepayment Premium, Yield Maintenance Charge and/or Post-ARD Additional Interest
that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Private Placement Memorandum": The final Private Placement Memorandum dated June 8, 2005, relating to certain classes of the Non-Registered
Certificates delivered by the Depositor to Bear, Stearns & Co. Inc. and Morgan
Stanley & Co. Incorporated as of the Closing Date.

                                      -58-

         "Privileged Person": Any of the following: a party to this Agreement, an Underwriter, a Pooled Mortgage Loan Seller, the Controlling Class
Representative, a Rating Agency, a designee of the Depositor, a
Certificateholder and any Person who certifies to the Certificate Administrator in the form of Exhibit K-1 hereto or Exhibit K-2 hereto, as applicable (which form shall also be located on, and may be submitted electronically via, the
Certificate Administrator's internet website), that such Person is either a
Certificate Owner or a prospective purchaser of a Certificate or any interest therein.

         "Prospectus": The Base Prospectus and the Prospectus Supplement,
together.

         "Prospectus Supplement": That certain prospectus supplement dated June
8, 2005, relating to the Registered Certificates, that is a supplement to the
Base Prospectus.

         "PTCE": Prohibited Transaction Class Exemption.

         "PTE": Prohibited Transaction Exemption.

         "Purchase Option": As defined in Section 3.18(c).

         "Purchase Price": With respect to any Pooled Mortgage Loan (or REO
Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Pooled Mortgage Loan (or the related REO Pooled Mortgage Loan)
as of the date of purchase, (b) all accrued and unpaid interest on such Pooled
Mortgage Loan (or the related REO Pooled Mortgage Loan) at the related Mortgage
Rate (in the case of a Non-Trust-Serviced Pooled Mortgage Loan, net of the rate at which master or similar servicing and administrative fees payable under the related Non-Trust Servicing Agreement accrue) to, but not including, the Due
Date occurring in the Collection Period (or, in the case of any Pooled Mortgage
Loan for which the Due Date is on the 3rd, 4th or 5th day of each month, the Due
Date occurring in the month in which such Collection Period ends) during which the applicable purchase or repurchase occurs (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Additional
Interest), (c) all related unreimbursed Servicing Advances (together with
Unliquidated Advances in respect of prior Servicing Advances) and all related
Servicing Advances (without duplication with Unliquidated Advances described in the immediately preceding parenthetical clause) that were previously reimbursed out of collections on other Pooled Mortgage Loans and/or REO Properties relating to other Pooled Mortgage Loans, if any, (d) all accrued and unpaid Advance
Interest with respect to any related Advances, and (e) solely in the case of a purchase, repurchase or substitution, as applicable, by a Pooled Mortgage Loan
Seller pursuant to the related Pooled Mortgage Loan Purchase Agreement or a purchase of the Lock Up Storage Centers Pooled Mortgage Loan or the JL Holdings
Portfolio Pooled Mortgage Loan, as applicable by the related Non-Pooled
Subordinate Noteholder pursuant to the related Mortgage Loan Group Intercreditor
Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid Special Servicing Fees and other outstanding Additional Trust Fund Expenses with respect to such Pooled Mortgage
Loan (or REO Property) and (ii) to the extent not otherwise included in the amount described in clause (c) or clause (e) of this definition, any costs and expenses incurred by a Master Servicer, a Special Servicer, the Trustee or an
agent of any of them (on behalf of the Trust) in enforcing the obligation, if any, of a Pooled Mortgage Loan Seller to repurchase or replace such Mortgage
Loan or REO Property.

         "Qualified Appraiser": In connection with the appraisal of any
Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

         "Qualified Bidder": As defined in Section 7.01(c).

         "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                                      -59-

         "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

         "Qualified Mortgage": A qualified mortgage within the meaning of
Section 860G(a)(3) of the Code.

         "Qualifying Substitute Mortgage Loan": In connection with the replacement of a Defective Pooled Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution: (i) has an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Defective
Pooled Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) has a fixed Mortgage Rate that is not less than, and not more than one percentage point in excess of, the Mortgage Rate of the
Defective Pooled Mortgage Loan; (iii) has the same monthly Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due
Date and grace period, respectively, of the Defective Pooled Mortgage Loan; (iv)
accrues interest on the same Interest Accrual Basis as the Defective Pooled
Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than one year less than, that of the Defective Pooled Mortgage Loan,
(vi) has a Stated Maturity Date not later than two years prior to the Rated
Final Distribution Date; (vii) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the
Defective Pooled Mortgage Loan as of the Closing Date; (viii) has comparable prepayment restrictions to those of the Defective Pooled Mortgage Loan; (ix)
will comply, as of the date of substitution, with all of the representations relating to the Defective Pooled Mortgage Loan set forth in or made pursuant to the related Pooled Mortgage Loan Purchase Agreement; (x) has a Phase I
Environmental Assessment relating to the related Mortgaged Property in its
Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related
Mortgaged Property for which further remedial action may be required under applicable law; and (xi) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code (as evidenced by an Opinion of
Counsel provided by the related Pooled Mortgage Loan Seller at its expense);
provided, however, that if more than one mortgage loan is to be substituted for any Defective Pooled Mortgage Loan, then all such proposed Replacement Pooled
Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and have a weighted average remaining term to stated maturity that satisfies the condition described in clause (v) above and each such proposed Replacement Pooled Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (iv) and clauses (vi)
through (xi) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Pooled Mortgage Loan unless (a) such prospective Replacement Pooled Mortgage Loan shall be acceptable to the
Controlling Class Representative (or, if there is no Controlling Class
Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, (b) each Rating Agency for the Rated Certificates shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated
Certificates (such written confirmation to be obtained by the related Pooled
Mortgage Loan Seller effecting the substitution) and (c) the related Pooled
Mortgage Loan Seller (at its expense) has delivered or caused to have been delivered to the Trustee an Opinion of Counsel to the effect that the substitution of such mortgage loan would not result in an Adverse REMIC Event with respect to any REMIC Pool. When a Qualifying Substitute Mortgage Loan is
substituted for a Defective Pooled Mortgage Loan, the applicable Pooled Mortgage
Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

         "Ramapo Centre Controlling Party": The Ramapo Centre Non-Pooled
Subordinate Noteholder at any time when a PCF Change of Control Event does not exist with respect to the Ramapo Centre Loan Group or the Controlling Class
Representative at any time when a PCF Change of Control Event exists with respect to the Ramapo Centre Loan Group.

         "Ramapo Centre Intercreditor Agreement": That certain Co-Lender
Agreement, dated as of April 18, 2005, by and between Principal Commercial
Funding, LLC, as initial note A lender, and Principal Life Insurance Company, as initial note B lender.

                                      -60-

         "Ramapo Centre Loan Group": Collectively, the Ramapo Centre Pooled
Mortgage Loan and the Ramapo Centre Non-Pooled Subordinate Loan (including any successor REO Mortgage Loans with respect to such loans).

         "Ramapo Centre Mortgaged Property": The Mortgaged Property identified on the Pooled Mortgage Loan Schedule as "Ramapo Centre".

         "Ramapo Centre Non-Pooled Subordinate Loan": The mortgage loan, with an original principal balance in the amount of $500,000 that is secured by the same
Mortgage encumbering the Ramapo Centre Mortgaged Property as the Ramapo Centre
Pooled Mortgage Loan and is subordinate in right of payment to the Ramapo Centre
Pooled Mortgage Loan and is held as of the Closing Date by Principal Life
Insurance Company. The Ramapo Centre Non-Pooled Subordinate Loan is not a
"Pooled Mortgage Loan" or part of the Trust Fund, any REMIC Pool or any Grantor
Trust Pool.

         "Ramapo Centre Non-Pooled Subordinate Noteholder": The holder or holders of the related Mortgage Note evidencing the Ramapo Centre Non-Pooled
Subordinate Loan.

         "Ramapo Centre Pooled Mortgage Loan": The Pooled Mortgage Loan in the
principal amount of $3,500,000 that is secured by the Mortgage encumbering the
Ramapo Centre Mortgaged Property.

         "Rated Certificate": Any of the Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor.

         "Rated Final Distribution Date": With respect to each Class of Rated
Certificates, the Distribution Date in June 2041.

         "Rating Agency": With respect to (i) any Class of Rated Certificates, each of Moody's and Fitch, and (ii) any provision of this Agreement relating to any Serviced Non-Pooled Mortgage Loan in which any Non-Pooled Pari Passu
Companion Loan Securities evidence interests or by which they are otherwise backed or secured, each rating agency then rating any related class of such
Non-Pooled Pari Passu Companion Loan Securities or its respective successors in interest.

         "Realized Loss": With respect to:

               (1) each Pooled Mortgage Loan as to which a Final Recovery
          Determination has been made (or any related successor REO Pooled
          Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property), and with respect to each Pooled
          Mortgage Loan that is a Corrected Mortgage Loan on which all amounts have been fully paid under the terms of such Corrected Mortgage Loan
          (as it may have been modified), an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made or the final payment was made, as the case may be, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment
          Date, Additional Interest) on such Pooled Mortgage Loan or such REO
          Pooled Mortgage Loan, as the case may be, to but not including the Due
          Date in the Collection Period in which the Final Recovery
          Determination was made or such final payment was made, as the case may be, plus (iii) without duplication with amounts included under another subclause above, all related unreimbursed Servicing Advances (together with Unliquidated Advances in respect of prior Servicing Advances) and unpaid Liquidation Expenses, plus (iv) the amount of any and all related Special Servicing Fees, Liquidation Fees and/or Workout Fees
          with respect to such Mortgage Loan or successor REO Mortgage Loan, to the extent not previously reflected as Realized Loss with respect to such Mortgage Loan or successor REO Mortgage Loan, over (b) all payments and proceeds, if any, Received by the Trust in respect of such Pooled Mortgage Loan or, to the extent allocable to such REO
          Pooled

                                      -61-

          Mortgage Loan, the related REO Property, as the case may be, during the Collection Period in which such Final Recovery Determination was made or such final payment was made, as the case may be;

               (2) each Pooled Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder or any
          Unliquidated Advance was canceled in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, extension, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special
          Servicer pursuant to Section 3.20 (or, in the case of a
          Non-Trust-Serviced Pooled Mortgage Loan, by the related Non-Trust
          Master Servicer or the related Non-Trust Special Servicer pursuant to the related Non-Trust Servicing Agreement), the amount of such principal and/or interest (other than Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date,
          Additional Interest) or Unliquidated Advance so canceled; and

               (3) each Pooled Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, extension, waiver or amendment of such Pooled Mortgage Loan granted or agreed to by the applicable
          Master Servicer or the applicable Special Servicer pursuant to Section
          3.20 (or, in the case of a Non-Trust-Serviced Pooled Mortgage Loan, by the related Non-Trust Master Servicer or the related Non-Trust Special
          Servicer pursuant to the related Non-Trust Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (on the related Due Date for the affected Monthly Payment).

         Notwithstanding the foregoing, any allocation of any Realized Loss to any REMIC I Regular Interest, any REMIC II Regular Interest or any Class of
Principal Balance REMIC III Regular Interests, as the case may be, may occur (i)
in the case of any amount described in clause (1) or clause (2) above, solely pursuant to, in accordance with and to the extent provided by the combination of
(x) the accounting for such amount that occurs under the definition of "Stated
Principal Balance" and (y) the operation of Section 4.04 of this Agreement and
(ii) in the case of any amount described in clause (3) above, solely pursuant to, in accordance with and to the extent provided by the operation of Section
4.04 of this Agreement.

         "Realized Loss Report": With respect to each Collection Period, the report in the form of and containing the information provided for on Exhibit E-4 hereto. The Realized Loss Report shall be in Excel format or such other format as is reasonably acceptable to the Master Servicers, the Servicer Report
Administrator, the Trustee, the Certificate Administrator and the Controlling
Class Representative.

         "Received by the Trust": In the case of: (a) a Non-Trust-Serviced
Pooled Mortgage Loan or any REO Property related thereto, received by the
Trustee (or the applicable Master Servicer on behalf of the Trustee), as holder of the Mortgage Note for such Non-Trust-Serviced Pooled Mortgage Loan, on behalf of the Trust; and (b) any Serviced Mortgage Loan or related REO Property, received by a Master Servicer (or any Sub-Servicer thereof), a Special Servicer
(or any Sub-Servicer thereof) or the Trustee, as the case may be, on behalf of the Trust and/or, in connection with a Serviced Mortgage Loan Group, the related
Serviced Non-Pooled Mortgage Loan Noteholder(s).

         "Record Date": With respect to (i) any Distribution Date and each Class of Certificates other than the Class A-4FL Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs, and (ii) any Distribution Date and the Class A-4FL Certificates, the
Business Day immediately preceding such Distribution Date.

         "Reference Rate": With respect to any Interest Accrual Period, the applicable rate per annum set forth on the schedule attached hereto as Schedule
IV.

         "Registered Certificate": Any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL, Class X-2, Class A-J,
Class B, Class C and Class D Certificates constitute Registered Certificates.

                                      -62-

         "Regulation S": Regulation S under the Securities Act.

         "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

         "Regulation S Legend": With respect to any Class of Book-Entry
Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such
Certificates may not be offered, sold, pledged or otherwise transferred in the
United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the
Securities Act.

         "Reimbursement Rate": The rate per annum applicable to the accrual of
Advance Interest, which rate per annum is equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the
"prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master
Servicers and the Special Servicers in writing of its selection.

         "Release Date": The date that is 40 days following the later of (i) the
Closing Date and (ii) the commencement of the initial offering of the
Non-Registered Certificates in reliance on Regulation S.

         "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860A through G of the Code.

         "REMIC I": The segregated pool of assets designated as such in Section
2.13(a).

         "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section
860G(a)(1) of the Code) in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.13.

         "REMIC I Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.13(f).

         "REMIC I Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I issued pursuant to this Agreement.

         "REMIC II": The segregated pool of assets designated as such in Section
2.15(a).

         "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" (within the meaning of Section
860G(a)(1) of the Code) in REMIC II. The REMIC II Regular Interests have the designations provided for in the Preliminary Statement hereto. The REMIC II
Regular Interests have the terms provided for in Section 2.15.

         "REMIC II Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual
Period, as set forth in or otherwise calculated in accordance with Section
2.15(f).

                                      -63-

         "REMIC II Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II issued pursuant to this Agreement.

         "REMIC III": The segregated pool of assets designated as such in
Section 2.17(a).

         "REMIC III Component": Any of the separate beneficial ownership interests in REMIC III issued hereunder, evidenced by a Class of Interest Only
Certificates. The REMIC III Components have the designations provided for in the
Preliminary Statement hereto. The REMIC III Components have the terms provided for in Section 2.17.

         "REMIC III Regular Interest": Any of the Interest Only Certificates,
the Principal Balance Certificates (other than the Class A-4FL Certificates) and the Class A-4FL REMIC III Regular Interest. The REMIC III Regular Interests have the terms provided for in Section 2.17.

         "REMIC III Residual Interest": The sole uncertificated "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC III issued pursuant to this Agreement.

         "REMIC Pool": Any of REMIC I, REMIC II or REMIC III.

         "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections
860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": A segregated custodial account or accounts created and maintained by a Special Servicer, pursuant to and for the benefit of the Persons specified in Section 3.16(b), which shall be entitled (i) in the case of the
General Special Servicer, "ARCap Servicing, Inc. [or the name of any successor
Special Servicer], as General Special Servicer, on behalf of LaSalle Bank
National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Bear Stearns Commercial Mortgage Securities
Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-PWR8, and if
the account is established for the deposit of funds received in respect of one or more REO Properties related to any Serviced Mortgage Loan Group for which it is the applicable Special Servicer for the owners of the applicable Serviced
Non-Pooled Mortgage Loans, as their interests may appear, REO Account"; and (ii)
in the case of the Lock Up Storage Centers Special Servicer, "Prudential Asset
Resources Inc. [or the name of any successor Lock Up Storage Centers Special
Servicer], as Lock Up Storage Centers Special Servicer, on behalf of LaSalle
Bank National Association [or the name of any successor Trustee], as Trustee, in trust for the registered holders of the Bear Stearns Commercial Mortgage
Securities Inc., Commercial Mortgage Pass-Through Certificates, Series
2005-PWR8, and for the owner of the Lock Up Storage Centers Non-Pooled
Subordinate Loan, REO Account".

         "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09 (or, in the case of any REO Property related to a
Non-Trust-Serviced Pooled Mortgage Loan, pursuant to the related Non-Trust
Servicing Agreement).

         "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18 (or, in the case of any REO Property related to a
Non-Trust-Serviced Pooled Mortgage Loan, pursuant to the related Non-Trust
Servicing Agreement).

         "REO Extension" As defined in Section 3.16(a).

                                      -64-

         "REO Mortgage Loan": The successor mortgage loan to a Mortgage Loan
(including those deemed to be outstanding with respect to a Serviced Non-Pooled
Mortgage Loan or a Non-Trust-Serviced Pooled Mortgage Loan), which successor mortgage loan is deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan
(such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property on behalf of the Trust or, if applicable, in the case of any REO Property related to any Mortgage Loan Group, on behalf of the Trust and the respective holders of the related Non-Pooled Mortgage Loan(s)). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All
Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon
Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO
Acquisition, shall be deemed to continue to be due and owing in respect of an
REO Mortgage Loan. In addition, all amounts payable or reimbursable to the applicable Master Servicer, the applicable Special Servicer, the Trustee or the
Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Master Servicing
Fees, Special Servicing Fees and Advances (together with Unliquidated Advances in respect of prior Advances), together with any related unpaid Advance Interest on such Advances (other than Unliquidated Advances), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section
3.05(a) to the applicable Master Servicer, the applicable Special Servicer, the
Trustee, the Fiscal Agent or the Trust, as the case may be, in respect of an REO
Mortgage Loan.

         "REO Pooled Mortgage Loan": An REO Mortgage Loan that relates to a predecessor Pooled Mortgage Loan.

         "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (and, in the case of each such Mortgaged Property relating to a Serviced Mortgage Loan Group, also on behalf of the related Serviced Non-Pooled Mortgage Loan Noteholder(s)) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan; provided that a Mortgaged Property that secures a
Non-Trust-Serviced Pooled Mortgage Loan shall constitute an REO Property if and when it is acquired under the related Non-Trust Servicing Agreement for the benefit of the Trustee as the holder of such Non-Trust-Serviced Pooled Mortgage
Loan and of the holder of the related Non-Pooled Pari Passu Companion Loan through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of such Non-Trust-Serviced Pooled Mortgage Loan.

         "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property, other than any income, profits or proceeds derived from the REO Disposition of such REO Property.

         "REO Tax": As defined in Section 3.17(a).

         "Replacement Pooled Mortgage Loan": Any Qualifying Substitute Mortgage
Loan that is substituted by a Pooled Mortgage Loan Seller for a Defective Pooled
Mortgage Loan as contemplated by Section 2.03.

         "Request for Release": A request signed by a Servicing Officer of, as applicable, a Master Servicer in the form of Exhibit C-1 attached hereto or a
Special Servicer in the form of Exhibit C-2 attached hereto.

         "Required Appraisal Loan": As defined in Section 3.19(a).

         "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to (i) in the case of fidelity bond coverage provided by such insurance carrier, "A2" by Moody's and
"A-" by

                                      -65-

Fitch, (ii) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A2" by Moody's and "A-" by Fitch, and (iii) in the case of any other insurance coverage provided by such insurance carrier, "A2" by
Moody's and "A-" by Fitch; provided, however, that (A) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the Rating Agency whose rating requirement set forth in clause (i) or (ii), as applicable, of this definition has not been met has confirmed in writing that such insurance carrier would not result in an Adverse Rating Event with respect to any Class of Rated
Certificates (and, if the insurance carrier is an issuer of an insurance policy relating to a Serviced Mortgage Loan Group or one or more Mortgaged Properties that secured such Serviced Mortgage Loan Group, as applicable, the related
Serviced Mortgage Loan Group Controlling Party has confirmed in writing that such insurance carrier is acceptable to such Serviced Mortgage Loan Group
Controlling Party), unless (with respect to policies maintained by Borrowers) a higher claims-paying ability rating is required under any of the Mortgage Loan
Documents. In connection with insurance coverage related to one or more of the
PCF Pooled Mortgage Loans or to the obligations of the applicable Master
Servicer (or a Primary Servicer serving on its behalf) with respect to one or more PCF Pooled Mortgage Loan, insurance carried through Lloyd's of London shall be deemed to have been issued by an insurer with the Required Claims-Paying
Ratings, so long as Lloyd's of London has a financial strength rating of not less than "A-" by each of S&P and A.M. Best.

         "Reserve Account": Any of the accounts established and maintained pursuant to Section 3.03(d).

         "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a
Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

         "Resolution Extension Period": As defined in Section 2.03(b).

         "Responsible Officer": When used (a) with respect to the Certificate
Administrator, any Vice President, any Trust Officer, any Assistant Secretary or
any other officer of the Certificate Administrator customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b)
with respect to the Fiscal Agent or the Trustee, any Vice President or Trust
Officer thereof.

         "Restricted Servicer Reports": Each of the CMSA Servicer Watch List,
the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet,
the CMSA Financial File, the CMSA Property File and the CMSA Comparative
Financial Status Report.

         "Rule 144A Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, a single global Certificate, or multiple global
Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

         "S&P": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable
Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings
Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.
References herein to "applicable rating category" (other than such references to

                                      -66-

"highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

         "Sarbanes-Oxley Certification": As defined in Section 8.15(b).

         "Securities Act": The Securities Act of 1933, as amended.

         "Security Agreement": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

         "Senior REMIC III Regular Interest": Any of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class X-1 or Class X-2 Certificates or the
Class A-4FL REMIC III Regular Interest.

         "Series 2005-PWR7 PSA": That certain Pooling and Servicing Agreement dated as of March 1, 2005 among Bear Stearns Commercial Mortgage Securities
Inc., as depositor, PAR, as a master servicer, WFB, as a master servicer, ARCap
Servicing, Inc., as general special servicer, WFB, as certificate administrator and tax administrator, LaSalle, as trustee and ABN AMRO, as fiscal agent, relating to the Bear Stearns Commercial Mortgage Trust 2005-PWR7, Commercial
Mortgage Pass-Through Certificates, Series 2005-PWR7.

         "Serviced Mortgage Loan": Any Mortgage Loan (including a Specially
Serviced Mortgage Loan, but excluding an REO Mortgage Loan) other than a
Non-Trust-Serviced Pooled Mortgage Loan (and any Non-Pooled Mortgage Loan that is related to such Non-Trust-Serviced Pooled Mortgage Loan).

         "Serviced Mortgage Loan Group": Each group of mortgage loans (if any)
that is part of a split loan structure that is principally serviced and administered under this Agreement as identified in the Preliminary Statement hereto.

         "Serviced Mortgage Loan Group Controlling Party": In connection with any Serviced Mortgage Loan Group that includes one or more Serviced Non-Pooled
Subordinate Loans, the Lock Up Storage Centers Controlling Party, the Park Place
Controlling Party, the JL Holdings Portfolio Controlling Party, the Aspen
Highlands Controlling Party, the The Landings at Cypress Meadows Controlling
Party or the Ramapo Centre Controlling Party, as applicable.

         "Serviced Non-Pooled Mortgage Loan": Each of the mortgage loans (if any), other than a Pooled Mortgage Loan, that is part of a split loan structure that is principally serviced and administered under this Agreement as identified in the Preliminary Statement hereto.

         "Serviced Non-Pooled Mortgage Loan Noteholder": The holder of any
Serviced Non-Pooled Mortgage Loan.

         "Serviced Non-Pooled Pari Passu Companion Loan": Each of the mortgage loans (if any), other than a Pooled Mortgage Loan, that is part of a split loan structure that is principally serviced and administered under this Agreement, is secured by the same Mortgage encumbering a Pooled Mortgage Loan and is pari passu in right of payment with that Pooled Mortgage Loan. The Serviced
Non-Pooled Pari Passu Companion Loans are not "Pooled Mortgage Loans" or part of the Trust Fund, any REMIC Pool or any Grantor Trust Pool.

         "Serviced Non-Pooled Pari Passu Companion Loan Noteholder": The holder of a Serviced Non-Pooled Pari Passu Companion Loan.

         "Serviced Non-Pooled Subordinate Loan": Each of the mortgage loans (if any), other than a Pooled Mortgage Loan, that is part of a split loan structure that is principally serviced and administered under this Agreement, is secured by the same Mortgage encumbering a Pooled Mortgage Loan and is subordinate in right of payment with that

                                      -67-

Pooled Mortgage Loan. The Serviced Non-Pooled Subordinate Loans are not "Pooled
Mortgage Loans" or part of the Trust Fund, any REMIC Pool or any Grantor Trust
Pool.

         "Serviced Non-Pooled Subordinate Noteholder": The holder of a Serviced
Non-Pooled Subordinate Loan.

         "Serviced Pooled Mortgage Loan": Any Pooled Mortgage Loan that is a
Serviced Mortgage Loan.

         "Servicer Report Administrator": PAR as a Master Servicer (without regard to the final sentence of the definition of "Master Servicer") or any successor thereto appointed as provided herein.

         "Servicer Report Administrator Fee": With respect to each Pooled
Mortgage Loan and REO Pooled Mortgage Loan, the fee designated as such and payable to the Servicer Report Administrator pursuant to Section 8.05(a).

         "Servicer Report Administrator Fee Rate": Five ten-thousands of one percent (0.0005%) per annum.

         "Servicing Account": The account or accounts established and maintained pursuant to Section 3.03(a).

         "Servicing Advances": All customary, reasonable and necessary
"out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred or to be incurred, as the context requires, by the applicable
Master Servicer or the applicable Special Servicer (or, if applicable, the
Trustee or the Fiscal Agent) in connection with the servicing of a Serviced
Mortgage Loan (or, in the limited circumstances set forth in Section 3.01(g), in connection with the servicing of a Non-Trust-Serviced Pooled Mortgage Loan) as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any Administered REO
Property, including:

               (1) any such costs and expenses associated with (a) compliance with the obligations of the applicable Master Servicer and/or the applicable Special Servicer set forth in Sections 2.03, 3.03(c) and
          3.09, (b) the preservation, insurance, restoration, protection and management of either a Mortgaged Property securing a Serviced Mortgage
          Loan or an Administered REO Property, including the cost of any "force placed" insurance policy purchased by the applicable Master Servicer or the applicable Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable
          Master Servicer or Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds,
          Condemnation Proceeds or Liquidation Proceeds in respect of any such
          Serviced Mortgage Loan or any Administered REO Property, (d) any
          enforcement or judicial proceedings with respect to any such Mortgage
          Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any Administered
          REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), and

               (2) the reasonable and direct out-of-pocket travel expenses incurred by the applicable Special Servicer in connection with performing inspections pursuant to Section 3.12(a);

provided that, notwithstanding anything to the contrary, "Servicing Advances"
shall not include (A) allocable overhead of a Master Servicer, a Special
Servicer, the Trustee or the Fiscal Agent, as the case may be, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by or on behalf of any such party hereto or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or any intercreditor agreement or similar agreement or (C)
costs or expenses expressly required under this Agreement to be borne by a
Master Servicer, a Special Servicer, the Trustee or the Fiscal Agent.

                                      -68-

         "Servicing Advances" shall also include, however, any other expenditure which is expressly designated as a "Servicing Advance" herein. All Emergency
Advances made by a Master Servicer at the direction of the applicable Special
Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

         "Servicing File": Any documents (other than documents required to be part of the related Mortgage File, but including originals or copies of all management agreements which are not covered by clause (xvii) of the definition of "Mortgage File") that are in the possession or under the control of, or that are required (pursuant to the applicable Pooled Mortgage Loan Purchase
Agreement, this Agreement or otherwise) to be delivered and actually have been delivered to, as the context may require, the applicable Master Servicer or the applicable Special Servicer and relating to the origination and servicing of any
Mortgage Loan or the administration of any REO Property and reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan, including any documents delivered by a Pooled Mortgage Loan Seller as described in clause (i) of Section 2.01(f).

         "Servicing Officer": Any officer or employee of a Master Servicer or a
Special Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Certificate Administrator, the Trustee and the Depositor on the Closing Date, as such list may thereafter be amended from time to time by such Master Servicer or such Special Servicer, as the case may be.

         "Servicing Released Bid": As defined in Section 7.01(c).

         "Servicing Retained Bid": As defined in Section 7.01(c).

         "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the applicable Special Servicer to the applicable Master Servicer pursuant to Section 3.21(a).

         "Servicing Standard": With respect to each of the Master Servicers and each of the Special Servicers, to service and administer the Serviced Mortgage
Loans and any Administered REO Properties that such party is obligated to service and administer pursuant to this Agreement in the best interests and for the benefit of the Certificateholders (or, in the case of a Serviced Mortgage
Loan Group, for the benefit of the Certificateholders and the related Serviced
Non-Pooled Mortgage Loan Noteholders) (as determined by the applicable Master
Servicer or the applicable Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole, in accordance with applicable law and the terms of this Agreement, and the respective Mortgage
Loans (including, with respect to a Serviced Mortgage Loan Group, the related
Mortgage Loan Group Intercreditor Agreement, as applicable) and, to the extent consistent with the foregoing, in accordance with the following standards:

               (a) with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and
          REO properties that are comparable to those for which it is responsible hereunder, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

               (b) with a view to: (i) in the case of a Master Servicer, the timely collection of all scheduled payments of principal and interest, including Balloon Payments, under the Serviced Mortgage Loans and the full collection of all Prepayment Premiums and Yield Maintenance
          Charges that may become payable under the Serviced Mortgage Loans, and
          (ii) in the case of the applicable Special Servicer and any Serviced
          Mortgage Loan that is (A) a Specially Serviced Mortgage Loan or (B) a
          Serviced Mortgage Loan as to which the related Mortgaged Property has become an Administered REO Property, the maximization of recovery on such Mortgage Loan to the Certificateholders (or, in the case of a
          Serviced Mortgage Loan Group, to the Certificateholders and the
          related Serviced Non-Pooled Mortgage Loan Noteholders, as applicable), as a collective whole, of principal and interest, including Balloon
          Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the
          Certificateholders (or, in the case of a Serviced Mortgage Loan Group,

                                      -69-

          to the Certificateholders and the related Serviced Non-Pooled Mortgage
          Loan Noteholders, as applicable), as a collective whole, to be performed at a rate determined by the applicable Special Servicer but in no event less than the related Net Mortgage Rate (or, in the case of a Serviced Mortgage Loan Group, less than the weighted average of the Net Mortgage Rates for the Mortgage Loans in such Serviced
          Mortgage Loan Group)); and

               (c) without regard to (i) any known relationship that the
          applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates may have with a related
          Borrower, a Mortgage Loan Seller or any other party to this Agreement,
          (ii) the ownership of any Certificate or any interest in any other
          Mortgage Loan in a Mortgage Loan Group by the applicable Master
          Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates, (iii) the obligation of the applicable Master
          Servicer to make Advances or otherwise to incur servicing expenses with respect to any Serviced Mortgage Loan or Administered REO
          Property (or, if applicable, to make P&I Advances or (to the limited extent set forth herein) Servicing Advances with respect to a
          Non-Trust-Serviced Pooled Mortgage Loan), (iv) the obligation of the applicable Special Servicer to make, or direct the applicable Master
          Servicer to make, Servicing Advances (including Emergency Advances) or otherwise to incur servicing expenses with respect to any Serviced
          Mortgage Loan or Administered REO Property, (v) the right of the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, (vi) any ownership, servicing and/or management by the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its
          Affiliates, of any other mortgage loans or real property, (vii) the ownership by the applicable Master Servicer or the applicable Special
          Servicer, as the case may be, or any of its Affiliates of any other debt owed by, or secured by ownership interests in, any of the
          Borrowers or any Affiliate of a Borrower, and (viii) the obligations of the applicable Master Servicer or the applicable Special Servicer, as the case may be, or any of its Affiliates to repurchase any Pooled
          Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a Material Breach or a Material Document
          Defect;

provided that the foregoing standards shall apply with respect to a
Non-Trust-Serviced Pooled Mortgage Loan and any related REO Property only to the extent that the applicable Master Servicer or the applicable Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to this Agreement.

         "Servicing Transfer Event": With respect to any Serviced Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

         "Sole Certificateholder(s)": Any Holder or group of Holders, as the case may be, of 100% of the then outstanding Certificates.

         "Special Servicer": Each of the General Special Servicer and the Lock
Up Storage Centers Special Servicer, as applicable.

         "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan and each REO Mortgage Loan (other than any REO Property related to a Non-Trust-Serviced Pooled Mortgage Loan), the fee designated as such and payable to the applicable Special Servicer pursuant to the first paragraph of
Section 3.11(c).

         "Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan and each REO Mortgage Loan (other than any REO Property related to a Non-Trust-Serviced Pooled Mortgage Loan), 0.25% per annum.

         "Specially Designated Defaulted Pooled Mortgage Loan": A Serviced
Pooled Mortgage Loan that both (A) is a Specially Serviced Mortgage Loan and (B)
either (i) is delinquent 120 days or more with respect to any Balloon Payment or
60 days or more with respect to any other Monthly Payment, with such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) is a Pooled
Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

                                      -70-

         "Specially Designated Mortgage Loan Documents": With respect to any
Pooled Mortgage Loan, subject to Section 1.04, the following documents on a collective basis:

          (i) the original executed Mortgage Note or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

          (ii) an original or a copy of the Mortgage, in each case (unless the particular item has been sent for recording but has not been returned from the applicable recording office) with evidence of recording indicated
     thereon; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the
     Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, there shall be delivered to the Trustee or a Custodian on its behalf a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Pooled Mortgage Loan
     Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original
     Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

          (iii) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage), in each case
     (unless the particular item has been sent for recording but has not been returned from the applicable recorder) with evidence of recording thereon;

          (iv) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment
     "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy);

          (v) if a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the Ground Lease relating to such Mortgage Loan;

          (vi) except in the case of a Non-Trust-Serviced Pooled Mortgage Loan, the original of any Letter of Credit evidencing or constituting Additional
     Collateral (provided that the originals of any such Letter of Credit may be delivered to the applicable Master Servicer (or a Primary Servicer on its behalf) with a copy to be contained in the Mortgage File); and

          (vii) if the related Mortgaged Property is a hospitality property that is subject to a franchise or similar arrangement, (a) an original or a copy of any franchise or similar agreement and (b) either (i) a signed copy of the comfort letter delivered by the franchisor or similar person for the benefit of the holder of the Mortgage Loan in connection with the Pooled
     Mortgage Loan Seller's origination or acquisition of the Mortgage Loan, together with such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the Trust or the Trustee the benefits of such comfort letter, or (ii) a copy of the comfort letter delivered by the franchisor or similar person for the benefit of the holder of the Mortgage
     Loan in connection with such origination or acquisition of the Mortgage
     Loan, together with a signed copy or a fax copy of a new comfort letter (in substantially the same form and substance as the comfort letter delivered in connection with such origination or acquisition) by the franchisor or similar person for the benefit of the Trust or the Trustee (and, if a fax copy of a new comfort letter is delivered, then the original copy shall be included in the "Mortgage File" promptly following receipt thereof by the related Pooled Mortgage Loan Seller).

                                      -71-

         "Specially Serviced Mortgage Loan": Any Serviced Mortgage Loan as to
which any of the following events has occurred:

               (a) the related Borrower has failed to make when due any Balloon
          Payment, and the Borrower has not delivered to the applicable Master
          Servicer, on or prior to the due date of such Balloon Payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable Master
          Servicer which provides that such refinancing will occur within 120 days after the date on which such Balloon Payment will become due
          (provided that such Mortgage Loan shall immediately become a Specially
          Serviced Mortgage Loan if either (x) such refinancing does not occur before the expiration of the time period for refinancing specified in such binding commitment or (y) the applicable Master Servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Non-Pooled Mortgage Loan, in respect of the Pooled Mortgage Loan included in the same Serviced Mortgage Loan
          Group) at any time prior to such a refinancing); or

               (b) the related Borrower has failed to make when due any Monthly
          Payment (other than a Balloon Payment) or any other payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage, which failure has continued unremedied for sixty
          (60) days; or

               (c) the applicable Master Servicer determines (in accordance with the Servicing Standard) that a default in making any Monthly Payment
          (other than a Balloon Payment) or any other material payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60)
          days beyond the date on which the subject payment will become due; or
          the applicable Master Servicer determines (in accordance with the
          Servicing Standard) that a default in making a Balloon Payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such Balloon Payment will become due (or, if the Borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable
          Master Servicer which provides that such refinancing will occur within
          120 days following the date on which such Balloon Payment will become due, such Master Servicer determines (in accordance with the Servicing
          Standard) that (A) the Borrower is likely not to make one or more
          Assumed Monthly Payments prior to such a refinancing or (B) such refinancing is not likely to occur within 120 days following the date on which such Balloon Payment will become due); or

               (d) there shall have occurred a default (including, in the applicable Master Servicer's or the Special Servicer's judgment, the failure of the related Borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan Documents, unless such default has been waived in accordance with Section 3.07 or
          Section 3.20 hereof) under the related Mortgage Loan Documents, other than as described in clause (a), (b) or (c) above, that may, in the applicable Master Servicer's or the applicable Special Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or otherwise materially and adversely affect the interests of
          Certificateholders (or, in the case of any Serviced Non-Pooled
          Mortgage Loan, the interests of the related Serviced Non-Pooled
          Mortgage Loan Noteholder(s)), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan
          (or, if no cure period is specified, 60 days); or

               (e) a decree or order of a court or agency or supervisory
          authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                                      -72-

               (f) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

               (g) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

               (h) the applicable Master Servicer or the applicable Special
          Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

provided that a Serviced Mortgage Loan will cease to be a Specially Serviced
Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage
Loan, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused such Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

               (w) with respect to the circumstances described in clauses (a)
          and (b) above, the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20);

               (x) with respect to the circumstances described in clauses (c),
          (e), (f), and (g) above, such circumstances cease to exist in the good faith reasonable judgment, exercised in accordance with the Servicing
          Standard, of the applicable Special Servicer;

               (y) with respect to the circumstances described in clause (d)
          above, such default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the applicable
          Special Servicer; and

               (z) with respect to the circumstances described in clause (h)
          above, such proceedings are terminated.

         Notwithstanding the foregoing, if a Servicing Transfer Event exists as contemplated above in this definition for any Mortgage Loan in a Serviced
Mortgage Loan Group, it shall be deemed to exist for the other Mortgage Loans in such Serviced Mortgage Loan Group.

         "Specially Serviced Pooled Mortgage Loan": A Serviced Pooled Mortgage
Loan that constitutes a Specially Serviced Mortgage Loan. Notwithstanding
anything herein to the contrary, in no event shall a Non-Trust-Serviced Pooled
Mortgage Loan constitute a Specially Serviced Pooled Mortgage Loan hereunder.

         "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 2.13(a) (in the case of REMIC I), Section 2.15(a) (in the case of REMIC II) or Section 2.17(a) (in the case of REMIC III), as applicable.

         "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Pooled Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage
Loan granted or agreed to by the applicable Master Servicer or Special Servicer pursuant to Section 3.20 (or, in the case of a Non-Trust-Serviced Pooled
Mortgage Loan, by the related Non-Trust Master Servicer or the related Non-Trust
Special Servicer pursuant to

                                      -73-

the related Non-Trust Servicing Agreement) and, in the case of an ARD Mortgage
Loan, without regard to its Anticipated Repayment Date.

         "Stated Principal Balance": With respect to any Pooled Mortgage Loan
(and any successor REO Pooled Mortgage Loan with respect thereto), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Cut-off Date or, in the case of any Replacement Pooled Mortgage
Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution
Date (to not less than zero) by the sum of:

          (i) that portion, if any, of the Unadjusted Principal Distribution
     Amount for such Distribution Date that is attributable to such Pooled
     Mortgage Loan (or successor REO Pooled Mortgage Loan); and

          (ii) the principal portion of any Realized Loss incurred in respect of such Pooled Mortgage Loan (or successor REO Pooled Mortgage Loan) during the related Collection Period;

provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or
REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Pooled Mortgage Loan, as the case may be, shall be zero commencing as of the close of business on the Distribution Date next following the Collection Period in which such Liquidation Event occurred.

         "Subordinate Note Custodial Account": As defined in Section 3.04(f).

         "Sub-Servicer": Any Person with which a Master Servicer or a Special
Servicer has entered into a Sub-Servicing Agreement in accordance with the terms hereof.

         "Sub-Servicing Agreement": The written contract between a Master
Servicer or a Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22. For the avoidance of doubt, the Primary Servicing
Agreement does not constitute a Sub-Servicing Agreement.

         "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Pooled Mortgage Loans for any Defective Pooled Mortgage
Loan, the amount, if any, by which the Purchase Price for such Defective Pooled
Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the initial Stated Principal
Balance or the initial aggregate Stated Principal Balance, as the case may be, of such Replacement Pooled Mortgage Loan(s) as of the date of substitution.

         "Successful Bidder": As defined in Section 7.01(c).

         "Tax Administrator": WFB, in its capacity as tax administrator hereunder, or any successor tax administrator appointed as herein provided.

         "Tax Administrator Fee": The portion of the Trustee Fee payable to the
Tax Administrator in an amount agreed to by the Trustee and the Tax
Administrator.

         "Tax Matters Person": With respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury
Regulations Section 301.6231(a)(7)-1T, which Person shall, pursuant to Section
10.01(b), be the Holder of Certificates evidencing the largest Percentage
Interest in the Class R Certificates.

         "Tax Returns": The federal income tax return on IRS Form 1066, U.S.
Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including
Schedule Q thereto, Quarterly Notice to Residual Interest Holder of

                                      -74-

REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the
REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

         "Termination Price": As defined in Section 9.01(a).

         "The Landings at Cypress Meadows Controlling Party": The The Landings
at Cypress Meadows Non-Pooled Subordinate Noteholder at any time when a PCF
Change of Control Event does not exist with respect to the The Landings at
Cypress Meadows Loan Group or the Controlling Class Representative at any time when a PCF Change of Control Event exists with respect to the The Landings at
Cypress Meadows Loan Group.

         "The Landings at Cypress Meadows Intercreditor Agreement": That certain
Co-Lender Agreement, dated as of March 31, 2005, by and between Principal
Commercial Funding, LLC, as initial note A lender, and Principal Life Insurance
Company, as initial note B lender.

         "The Landings at Cypress Meadows Loan Group": Collectively, the The
Landings at Cypress Meadows Pooled Mortgage Loan and the The Landings at Cypress
Meadows Non-Pooled Subordinate Loan (including any successor REO Mortgage Loans with respect to such loans).

         "The Landings at Cypress Meadows Mortgaged Property": The Mortgaged
Property identified on the Pooled Mortgage Loan Schedule as "The Landings at
Cypress Meadows".

         "The Landings at Cypress Meadows Non-Pooled Subordinate Loan": The
mortgage loan, with an original principal balance in the amount of $1,400,000 that is secured by the same Mortgage encumbering the The Landings at Cypress
Meadows Mortgaged Property as the The Landings at Cypress Meadows Pooled
Mortgage Loan and is subordinate in right of payment to the The Landings at
Cypress Meadows Pooled Mortgage Loan and is held as of the Closing Date by
Principal Life Insurance Company. The Landings at Cypress Meadows Non-Pooled
Subordinate Loan is not a "Pooled Mortgage Loan" or part of the Trust Fund, any
REMIC Pool or any Grantor Trust Pool.

         "The Landings at Cypress Meadows Non-Pooled Subordinate Noteholder":
The holder or holders of the related Mortgage Note evidencing the The Landings at Cypress Meadows Non-Pooled Subordinate Loan.

         "The Landings at Cypress Meadows Pooled Mortgage Loan": The Pooled
Mortgage Loan in the original principal amount of $14,850,000 that is secured by the Mortgage encumbering the The Landings at Cypress Meadows Mortgaged Property.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

         "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

         "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer of any Ownership
Interest in a Certificate.

         "Trust": The trust created hereby.

         "Trust Fund": Collectively, all of the assets of all the REMIC Pools and all the Grantor Trust Pools.

         "Trustee": LaSalle, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

                                      -75-

         "Trustee Fee": With respect to each Pooled Mortgage Loan and REO Pooled
Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to
Section 8.05(a). The Trustee Fee includes the Certificate Administrator Fee and the Tax Administrator Fee.

         "Trustee Fee Rate": Fourteen and one-half ten-thousandths of one percent (0.00145%) per annum.

         "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

         "UCC Financing Statement": A financing statement filed, or to be filed, pursuant to the UCC.

         "Unadjusted Principal Distribution Amount": As defined in the definition of "Principal Distribution Amount".

         "Uncertificated Accrued Interest": As defined in Section 2.13(g) with respect to any REMIC I Regular Interest for any Interest Accrual Period and in
Section 2.15(g) with respect to any REMIC II Regular Interest for any Interest
Accrual Period.

         "Uncertificated Distributable Interest": As defined in Section 2.13(g)
with respect to any REMIC I Regular Interest for any Distribution Date and in
Section 2.15(g) with respect to any REMIC II Regular Interest for any
Distribution Date.

         "Uncertificated Principal Balance": The principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with
Section 2.13(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.15(e) hereof).

         "Underwriter Exemption": PTE 90-30 issued to Bear, Stearns & Co. Inc.
and PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as amended by
PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be subsequently amended following the Closing Date.

         "Underwriters": Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated.

         "United States Securities Person": Any "U.S. person" as defined in Rule
902(k) of Regulation S.

         "United States Tax Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that elect to be treated as United States Tax
Persons).

         "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a
Workout-Delayed Reimbursement Amount pursuant to subsection (iii) of Section
3.05(a)(II) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

         "Unrestricted Servicer Reports": Each of the CMSA Loan Setup File, the
CMSA Loan Periodic Update File, the CMSA Delinquent Loan Status Report, the CMSA
Historical Loan Modification Report, the CMSA Historical Liquidation Report, the
CMSA REO Status Report, the CMSA Loan Level Reserve Report, the CMSA
Reconciliation of Funds Report and the Realized Loss Report.

                                      -76-

         "USAP": The Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers Association of America.

         "USPAP": The Uniform Standards of Professional Appraisal Practices.

         "Voting Rights": The voting rights evidenced by the respective
Certificates. At all times during the term of this Agreement, 99.0% of the
Voting Rights shall be allocated among all the Holders of the various Classes of
Principal Balance Certificates in proportion to the respective Class Principal
Balances of such Classes, and 1.0% of the Voting Rights shall be allocated between the Holders of the Class X-1 Certificates and the Holders of the Class
X-2 Certificates in proportion to the respective Class Notional Amounts of such
Classes. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective
Percentage Interests evidenced by their respective Certificates. No Voting
Rights shall be allocated to the Class R or Class V Certificateholders.

         "Weighted Average REMIC I Remittance Rate": As defined in Section
2.15(f).

         "WFB": Wells Fargo Bank, National Association, or its successor in interest.

         "WFB Pooled Mortgage Loan": Any Mortgage Loan that is either an
Original WFB Pooled Mortgage Loan or a Replacement Pooled Mortgage Loan that was delivered under the WFB Pooled Mortgage Loan Purchase Agreement in substitution for an Original WFB Pooled Mortgage Loan.

         "WFB Pooled Mortgage Loan Purchase Agreement": That certain Pooled
Mortgage Loan Purchase Agreement dated as of June 8, 2005, between WFB as seller and the Depositor as purchaser.

         "Within Grace Period Loan": With respect to any Monthly Payment or
Assumed Monthly Payment due and payable, or deemed due and payable, in respect of any particular Pooled Mortgage Loan, the status attributable to that Mortgage
Loan by reason of, if applicable, the fact that, although such Monthly Payment or Assumed Monthly Payment has not been received, the Due Date, together with any applicable grace period, for such Monthly Payment or Assumed Monthly Payment has not passed.

         "Workout-Delayed Reimbursement Amount": As defined in subsection
(II)(i) of Section 3.05(a).

         "Workout Fee": The fee designated as such in, and payable to the applicable Special Servicer in connection with Corrected Mortgage Loans pursuant to, the second paragraph of Section 3.11(c).

         "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.0%.

         "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

         SECTION 1.02. General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                                      -77-

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to
     Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

         SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

         (a) All amounts Received by the Trust in respect of any
Cross-Collateralized Group, including any payments from Borrowers, Insurance
Proceeds, Condemnation Proceeds and Liquidation Proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of any Cross-Collateralized Group shall be applied among the Pooled Mortgage Loans constituting such Cross-Collateralized
Group in accordance with the express provisions of the related Mortgage Loan
Documents and, in the absence of such express provisions, in accordance with the
Servicing Standard. All amounts Received by the Trust in respect of or allocable to any particular Pooled Mortgage Loan (whether or not such Pooled Mortgage Loan constitutes part of a Cross-Collateralized Group, but excluding any Serviced
Mortgage Loan Group and a Non-Trust-Serviced Pooled Mortgage Loan), including any payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or
Liquidation Proceeds (including any such collections on or in respect of
Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Pooled Mortgage Loan shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any
Unliquidated Advances in respect of prior Servicing Advances and any prior
Servicing Advances theretofore determined to constitute Nonrecoverable Servicing
Advances) and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest (together with, without duplication, any
Unliquidated Advances in respect of prior P&I Advances of such interest and any
P&I Advances of interest theretofore determined to constitute Nonrecoverable P&I
Advances) on such Pooled Mortgage Loan to, but not including, the Due Date in the Collection Period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default
Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment
Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal (together with, without duplication, any Unliquidated Advances in respect of prior P&I Advances of such principal and any prior P&I Advances of such principal theretofore determined to constitute Nonrecoverable P&I Advances)
of such Pooled Mortgage Loan then due and owing, including by reason of acceleration of such Pooled Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such
Pooled Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;
fifth, unless a Liquidation Event has occurred in respect of such Pooled
Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Default Charges then due and owing under such Pooled Mortgage Loan; seventh, as a recovery of any Prepayment
Premium or Yield Maintenance Charge then due and owing under such Pooled
Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and

                                      -78-

owing under such Pooled Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Pooled Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated
Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Pooled Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD
Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust.

         (b) Amounts Received by the Trust with respect to each REO Property
(other than, if applicable, any REO Property related to any Serviced Mortgage
Loan Group or a Non-Trust-Serviced Pooled Mortgage Loan) (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances (together with any Unliquidated
Advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute Nonrecoverable Servicing Advances) and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest (together with any Unliquidated Advances in respect of prior P&I
Advances of such interest and any P&I Advances of interest theretofore determined to constitute Nonrecoverable P&I Advances) on the related REO Pooled
Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt by or on behalf of the Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Pooled Mortgage Loan that relates to an ARD Mortgage Loan after its
Anticipated Repayment Date, that constitutes Post-ARD Additional Interest;
third, as a recovery of principal (together with any Unliquidated Advances in respect of prior P&I Advances of such principal and any P&I Advances of principal theretofore determined to constitute Nonrecoverable P&I Advances) of the related REO Pooled Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Pooled Mortgage Loan; fifth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Pooled Mortgage Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Pooled Mortgage Loan (other than, in the case of an REO Pooled
Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated
Repayment Date, accrued and unpaid Post-ARD Additional Interest); and seventh, in the case of an REO Pooled Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid
Post-ARD Additional Interest on such REO Pooled Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust.

         (c) Amounts collected on or with respect to each Serviced Mortgage Loan
Group or any related REO Property shall be applied in accordance with the allocation and payment provisions of the applicable Mortgage Loan Group
Intercreditor Agreement. In no event, however, shall there be charged to or borne by any one or more related Non-Pooled Noteholders any out-of-pocket expense incurred under this Agreement that, in the good faith, reasonable judgment of the applicable Master Servicer, the applicable Special Servicer, the
Trustee, the Fiscal Agent, the Certificate Administrator or the Tax
Administrator, as applicable, (i) relates primarily to the general administration of the Trust Fund (and is not attributable to any particular mortgage loans), (ii) relates primarily to a REMIC Pool or the general administration thereof, (iii) relates primarily to any determination respecting the amount, payment or avoidance of any tax on the Trust Fund under the REMIC
Provisions or (iv) consists of the actual payment of any REMIC tax. Section 1.03 and Section 3.05(a) of this Agreement shall be construed in accordance with the preceding statement.

         (d) The parties acknowledge that any payments, collections and recoveries received by the parties to the Non-Trust Servicing Agreement related to a Non-Trust-Serviced Pooled Mortgage Loan are required to be allocated by such parties in accordance with the terms and conditions of the related Mortgage
Loan Group Intercreditor Agreement and such Non-Trust-Serviced Pooled Mortgage
Loan.

         (e) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or a successor REO Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD
Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related Mortgage Loan Documents so permit. To the extent any Post-ARD
Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

                                      -79-

         (f) The foregoing applications of amounts received in respect of any
Mortgage Loan or REO Property shall be determined by the applicable Master
Servicer and reflected in the appropriate monthly report from such Master
Servicer and in the appropriate monthly Certificate Administrator Report as provided in Section 4.02.

         SECTION 1.04. Cross-Collateralized Mortgage Loans.

         Notwithstanding anything herein to the contrary, it is hereby acknowledged that any groups of Pooled Mortgage Loans identified on the Pooled
Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Pooled Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the applicable Master Servicer and/or the applicable
Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan with respect thereto), the Mortgaged Property (or
REO Property) that relates or corresponds thereto shall be the property identified in the Pooled Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in
Section 1.01, shall be interpreted in a manner consistent with this Section
1.04; provided that, if there exists with respect to any Cross-Collateralized
Group only one original of any document referred to in the definition of
"Mortgage File" covering all the Pooled Mortgage Loans in such
Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Pooled Mortgage Loans constituting such
Cross-Collateralized Group shall be deemed an inclusion of such original in the
Mortgage File for each such Pooled Mortgage Loan.

         SECTION 1.05. Incorporation of Preliminary Statement.

         The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                      -80-

                                   ARTICLE II

 CONVEYANCE OF POOLED MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
  ISSUANCE OF REMIC I REGULAR INTERESTS, REMIC II REGULAR INTERESTS, REMIC III
  COMPONENTS, REMIC I RESIDUAL INTEREST, REMIC II RESIDUAL INTEREST, REMIC III
                       RESIDUAL INTEREST AND CERTIFICATES

         SECTION 2.01. Conveyance of Pooled Mortgage Loans.

         (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this
Agreement and, further, that such trust be designated as "Bear Stearns
Commercial Mortgage Trust 2005-PWR8". LaSalle is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the
Trust Fund in trust for the exclusive use and benefit of all present and future
Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i)
the Original Pooled Mortgage Loans and all documents included in the related
Mortgage Files and Servicing Files, (ii) the rights of the Depositor under
Sections 2, 3, 4 (other than Section 4(c)) and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18) of each Pooled
Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes (i) all scheduled payments of principal and interest under and proceeds of the Original Pooled Mortgage
Loans received after the Cut-off Date (other than scheduled payments of interest and principal due on or before the respective Cut-off Date, which shall belong and be promptly remitted to the related Pooled Mortgage Loan Seller), together with all documents delivered or caused to be delivered hereunder with respect to the Original Pooled Mortgage Loans by the respective Pooled Mortgage Loan
Sellers (including all documents included in the related Mortgage Files and
Servicing Files and any related Additional Collateral); (ii) any REO Property acquired in respect of an Original Pooled Mortgage Loan (or, in the case of any
REO Property related to a Non-Trust-Serviced Pooled Mortgage Loan, the rights of the holder of the related Original Pooled Mortgage Loan with respect thereto);
and (iii) such funds or assets as from time to time are deposited in each
Collection Account (but not in any Companion Note Custodial Account or any
Subordinate Note Custodial Account), the Distribution Account, the Interest
Reserve Account, the Excess Liquidation Proceeds Account and, if established, and subject to the rights of any related Serviced Non-Pooled Mortgage Loan
Noteholders, the related REO Account. This conveyance is subject, however, to the right of the Primary Servicers pursuant to the Primary Servicing Agreements and the Designated Sub-Servicers pursuant to the Designated Sub-Servicer
Agreements and, in the case of any particular Original Pooled Mortgage Loan, the rights of any other creditor(s) under any related intercreditor agreement, co-lender agreement or similar agreement.

         After the Depositor's transfer of the Original Pooled Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Pooled Mortgage Loans.

         (c) The conveyance of the Original Pooled Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of the Original Pooled
Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the
Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The
Depositor and the Trustee also intend and agree that, in such event, (i) this
Agreement shall constitute a security agreement under applicable law, (ii) the
Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund,

                                      -81-

including the Pooled Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in June
2005 or, in the case of a Replacement Pooled Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in each
Collection Account, the Distribution Account, the Interest Reserve Account, the
Excess Liquidation Proceeds Account and, if established, the REO Accounts, and all investment earnings on such amounts, and all of the Depositor's right, title and interest under the Pooled Mortgage Loan Purchase Agreements that are described under clause (ii) of the first sentence of Section 2.01(b), (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the
Pooled Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 financing statement substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of
Delaware promptly following the initial issuance of the Certificates, and the
Trustee shall, at the expense of the Depositor (to the extent reasonable), prepare and file continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee in the preparation and filing such continuation statements. This Section 2.01(c)
shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in each applicable jurisdiction.

         (d) In connection with the Depositor's assignment pursuant to Section
2.01(b) above, the Depositor hereby represents and warrants that each Pooled
Mortgage Loan Seller is obligated, at such Pooled Mortgage Loan Seller's expense, pursuant to the related Pooled Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the
Trustee or a Custodian appointed thereby, on or before the Closing Date, the
Mortgage Note for each Pooled Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File"(or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note as specified in clause
(i) of the definition of "Mortgage File") and, on or before the respective delivery dates therefor set forth in the related Pooled Mortgage Loan Purchase
Agreement, the remainder of the Mortgage File and any Additional Collateral
(other than original Letters of Credit and Reserve Funds, which are to be transferred to the applicable Master Servicer (or a Primary Servicer on its behalf) for each Original Pooled Mortgage Loan acquired by the Depositor from such Pooled Mortgage Loan Seller. Notwithstanding the preceding sentence, if the applicable Pooled Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (vii) and
(ix)(A) of the definition of "Mortgage File", with evidence of recording or filing (if applicable, and as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, then (subject to the obligation of such Pooled Mortgage Loan Seller to nonetheless (1) from time to time make or cause to be made reasonably diligent efforts to obtain such document or instrument (with such evidence) if it is not returned within a reasonable period after the date when it was transmitted for recording and (2) deliver such document or instrument to the Trustee or a
Custodian appointed thereby (if such document or instrument is not otherwise returned to the Trustee or such Custodian) promptly upon such Pooled Mortgage
Loan Seller's receipt thereof), so long as a copy of such document or instrument, certified by such Pooled Mortgage Loan Seller or title agent as being a copy of the document deposited for recording or filing and (in the case of such clause (ii)) accompanied by an Officer's Certificate of the applicable
Pooled Mortgage Loan Seller or a statement from the title agent to the effect that such original Mortgage has been sent to the appropriate public recording official for recordation, has been delivered to the Trustee on or before the respective delivery dates therefor set forth in the related Pooled Mortgage Loan
Purchase Agreement, the delivery requirements of the related Pooled Mortgage
Loan Purchase Agreement shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; and if the applicable Pooled Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Pooled Mortgage Loan
(exclusive of a Non-Trust-Serviced Pooled Mortgage Loan), the original of

                                      -82-

any of the documents and/or instruments referred to in clauses (iv) and (ix)(B)
of the definition of "Mortgage File", because such document or instrument has been delivered for recording or filing, as the case may be, then (subject to the obligation of such Pooled Mortgage Loan Seller to nonetheless (1) from time to time make or cause to be made reasonably diligent efforts to obtain such document or instrument (with such evidence) if it is not returned within a reasonable period after the date when it was transmitted for recording and (2)
deliver such document or instrument to the Trustee or a Custodian appointed thereby (if such document or instrument is not otherwise returned to the Trustee or such Custodian) promptly upon such Pooled Mortgage Loan Seller's receipt thereof), so long as a copy of such document or instrument, certified by such
Pooled Mortgage Loan Seller, a title agent or a recording or filing agent as being a copy of the document deposited for recording or filing and accompanied by an Officer's Certificate of such Pooled Mortgage Loan Seller or a statement from the title agent that such document or instrument has been sent to the appropriate public recording official for recordation (except that such certification shall not be required if the Trustee is responsible for recordation of such document or instrument under this Agreement and such Pooled
Mortgage Loan Seller has delivered the original unrecorded document or instrument to the Trustee on or before the date that is 45 days following the
Closing Date), has been delivered to the Trustee on or before the respective delivery dates therefor set forth in the related Pooled Mortgage Loan Purchase
Agreement, the delivery requirements of the related Pooled Mortgage Loan
Purchase Agreement shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related
Mortgage File. In addition, with respect to each Pooled Mortgage Loan (exclusive of a Non-Trust-Serviced Pooled Mortgage Loan) under which any Additional
Collateral is in the form of a Letter of Credit as of the Closing Date, the
Depositor hereby represents and warrants that the related Pooled Mortgage Loan
Seller is contractually obligated to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee either the related Pooled Mortgage Loan
Seller's rights as the beneficiary thereof and drawing party thereunder or, alternatively but solely in the case of the PCF Pooled Mortgage Loans, subject to the last paragraph in this section, the right to receive the proceeds of any draw under such Letter of Credit (it being acknowledged that the PCF Pooled
Mortgage Loan Seller shall not be required to change the named beneficiary of such Letter of Credit and that the PCF Pooled Mortgage Loan Seller has agreed to the provision acknowledged in the final paragraph of this subsection).
Furthermore, with respect to each Pooled Mortgage Loan, if any, as to which there exists a secured creditor impaired property insurance policy or pollution limited liability environmental impairment policy covering the related Mortgaged
Property, the related Pooled Mortgage Loan Seller is contractually obligated to cause such policy, within a reasonable period following the Closing Date, to inure to the benefit of the Trustee on behalf of the Certificateholders (if and to the extent that it does not by its terms automatically run to the holder of such Pooled Mortgage Loan). The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Pooled Mortgage
Loan Purchase Agreement. With respect to a Non-Trust-Serviced Pooled Mortgage
Loan, the parties hereto acknowledge the provisions of the related Pooled
Mortgage Loan Purchase Agreement in which the related Pooled Mortgage Loan
Seller represents, warrants and covenants to the effect that the documents described in clauses (ii) and (iii) of the definition of "Mortgage File" and documents comparable to those described in clause (iv) of the definition of
"Mortgage File" have been delivered to the trustee or custodian under the related Non-Trust Servicing Agreement, except to the extent that the absence of such document does not violate the terms of the related Non-Trust Servicing
Agreement. In addition, with respect to a Non-Trust-Serviced Pooled Mortgage
Loan, the parties hereto acknowledge the provisions of the related Pooled
Mortgage Loan Purchase Agreement in which the related Pooled Mortgage Loan
Seller represents, warrants and covenants to the effect that any "Document
Defect" as such term is defined in the applicable Non-Trust Servicing Agreement shall constitute a Document Defect under the related Pooled Mortgage Loan
Purchase Agreement. None of the Depositor, the Trustee, the Fiscal Agent, any
Custodian, either Master Servicer or either Special Servicer shall be liable for any failure by any Pooled Mortgage Loan Seller to comply with the document delivery requirements of the related Pooled Mortgage Loan Purchase Agreement.

         In the case of the PCF Pooled Mortgage Loans that have Letters of
Credit, the parties hereto acknowledge that under the terms of the related
Pooled Mortgage Loan Purchase Agreement, the original of such Letter of Credit shall be held by the related Primary Servicer on behalf of the Master Servicer and at such time as the related Mortgage Loan becomes a Specially Serviced
Mortgage Loan on behalf of the General Special Servicer and the Trustee with a copy delivered to the Trustee in accordance with the requirements of the definition of "Mortgage File" and that the PCF Pooled

                                      -83-

Mortgage Loan Seller agreed in the related Pooled Mortgage Loan Purchase
Agreement (a) that the proceeds of such Letter of Credit belong to the Trust,
(b) to notify, on or before the Closing Date, the bank issuing such Letter of
Credit that such Letter of Credit and the proceeds thereof belong to the
Trustee, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgment thereof by the bank (with a copy of such acknowledgement to be sent to the
Trustee) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the PCF Pooled Mortgage Loan Seller to assign to the trust all rights in and to such Letter of Credit under the applicable Pooled Mortgage Loan Purchase
Agreement, including the right and power to draw on such Letter of Credit and that the PCF Primary Servicer has agreed in the related Primary Servicing
Agreement that any Letter of Credit so held by it shall be held in its capacity as agent of the Trust and if there occurs any transfer of the Primary Servicer's primary servicing rights and duties, including in connection with the related
Mortgage Loan becoming a Specially Serviced Mortgage Loan, then the PCF Primary
Servicer shall assign the applicable Letter of Credit to the Trust or at the direction of the General Special Servicer to such part as the General Special
Servicer may instruct, in each case, at the expense of the PCF Primary Servicer and the Primary Servicer shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment or caused by any action or failure to act with respect to the Letter of Credit after the date the related Mortgage Loan becomes a Specially Serviced Mortgage Loan to the extent such action or failure to act is not in accordance with the direction of the General Special Servicer, so long as such direction is consistent with the terms of the related Mortgage
Loan Documents and the Letter of Credit. Upon a PCF Pooled Mortgage Loan
becoming a Specially Serviced Mortgage Loan, the Primary Servicer shall present or draw the Letter of Credit solely as directed by the General Special Servicer, and for the limited and sole purpose of so presenting, drawing or taking other action on the Letter of Credit at the direction of the General Special Servicer, shall act as the General Special Servicer's agent.

         (e) As soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or, in the case of a Replacement Pooled
Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the
Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing
Statements, as applicable, each assignment of Mortgage and assignment of
Assignment of Leases (except, in each case, with respect to any Mortgage or
Assignment of Leases that has been recorded in the name of MERS or its designee)
in favor of the Trustee referred to in clause (iv) of the definition of
"Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each assignment of UCC Financing Statement (except with respect to any UCC Financing Statement that has been recorded in the name of MERS or its designee) in favor of the Trustee referred to in clause (ix)(B) of the definition of "Mortgage File" that has been received by the Trustee or a
Custodian on its behalf; provided, however, that (x) the Trustee shall only submit such items for recording or filing to the extent that they are related to
Mortgage Loans for which PMCF is the Pooled Mortgage Loan Seller and (y) the parties hereto acknowledge that the BSCMI Pooled Mortgage Loan Purchase
Agreement, the PCF Pooled Mortgage Loan Purchase Agreement, the WFB Pooled
Mortgage Loan Agreement and the Nationwide Pooled Mortgage Loan Agreement
require BSCMI, PCF, WFB, PCF or Nationwide, as the case may be, to itself submit or cause to be submitted, such items for recording or filing to the extent that they are related to Mortgage Loans for which such Pooled Mortgage Loan Seller is the applicable Pooled Mortgage Loan Seller. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee (or, in the case of the PCF Pooled Mortgage Loans, to PCF, which has agreed in the related Pooled Mortgage Loan Purchase Agreement, to deliver each such assignment to the Trustee (with a copy thereof to the applicable Master Servicer) following receipt of such recorded assignment or copy thereof if the original is retained by the public recording office) following recording, and each such assignment of
UCC Financing Statement shall reflect that the file copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Trustee
(or, in the case of the PCF Pooled Mortgage Loans, to PCF, which has agreed in the related Pooled Mortgage Loan Purchase Agreement, to deliver each such assignment to the Trustee (with a copy thereof to the applicable Master
Servicer) following receipt of such recorded assignment or copy thereof if the original is retained by the public recording office) following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases a copy of the recorded original shall be obtained. At such time as such assignments or verifications of electronic filing have been returned to the Trustee, the
Trustee shall, if so requested, forward a copy

                                      -84-

thereof to the applicable Master Servicer either, to the extent that they are related to Mortgage Loans for which PMCF or Nationwide is the Pooled Mortgage
Loan Seller, at the expense of the related Pooled Mortgage Loan Seller to the extent provided in the separate agreement between the Trustee and such Pooled
Mortgage Loan Seller, or, to the extent that they are related to Mortgage Loans for which BSCMI or WFB is the Pooled Mortgage Loan Seller, at the expense of the related Pooled Mortgage Loan Seller as provided in the related Pooled Mortgage
Loan Purchase Agreement and, in any case, not at the expense of the Trust Fund.
If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Pooled Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Pooled Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee (in connection with Mortgage Loans described in clause (x) above) or the applicable
Pooled Mortgage Loan Seller (in connection with Mortgage Loans described in clause (y)) shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If the related Pooled Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the Master
Servicers, the Primary Servicers, the Special Servicers, the Rating Agencies and
the Controlling Class Representative. The Depositor and the Trustee hereby acknowledge and agree that PMCF shall be responsible for paying, pursuant to a separate agreement between such Pooled Mortgage Loan Seller and the Trustee and not pursuant to this Agreement, an upfront fee to the Trustee in connection with the above-referenced recording and filing of documents insofar as such recording and filing relate to the Original Pooled Mortgage Loans sold by PMCF under the
PMCF Pooled Mortgage Loan Purchase Agreement; provided that PMCF shall not actually record or file any such documents.

         (f) In connection with the Depositor's assignment pursuant to Section
2.01(b) above, the Depositor hereby represents and warrants that each Pooled
Mortgage Loan Seller is contractually obligated, at such Pooled Mortgage Loan
Seller's expense, pursuant to the related Pooled Mortgage Loan Purchase
Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the applicable Master Servicer, on or before the date that is 45 days after the Closing Date, in the case of the items in clause (i) below, and
20 days after the Closing Date, in the case of the items in clause (ii) below, the following items (except to the extent that any of the following items are to be retained by a Primary Servicer that will continue to act on behalf of the applicable Master Servicer and except to the extent that any of the following items relate to a Non-Trust-Serviced Pooled Mortgage Loan): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, transaction screens, seismic assessment reports, leases, rent rolls,
Insurance Policies and certificates, major space leases, legal opinions and tenant estoppels and any other relevant documents relating to the origination and servicing of any Mortgage Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan in the possession or under the control of such Pooled Mortgage Loan Seller that relate to the Original Pooled Mortgage Loans transferred by it to the Depositor and, to the extent that any original documents are not required to be a part of a
Mortgage File for any such Original Pooled Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of such Pooled Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Pooled
Mortgage Loans (provided that such Pooled Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents); and (ii) all unapplied Reserve
Funds and Escrow Payments in the possession or under the control of such Pooled
Mortgage Loan Seller that relate to the Original Pooled Mortgage Loans transferred by such Pooled Mortgage Loan Seller to the Depositor. Each Master
Servicer (or a Primary Servicer or Sub-Servicer on its behalf) shall hold all such documents, records and funds that it so receives on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to any Serviced Non-Pooled Mortgage Loan, on behalf of and for the benefit of any and all related Serviced Non-Pooled Mortgage Loan Noteholders).

         SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

         (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the
Original Pooled Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse

                                      -85-

claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Pooled
Mortgage Loans and such other assets, together with any other Pooled Mortgage
Loans and assets subsequently delivered to it that are to be included in the
Trust Fund, in trust for the exclusive use and benefit of all present and future
Certificateholders. To the extent that the Mortgage File relates to a Pooled
Mortgage Loan that is part of a Serviced Mortgage Loan Group, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related
Serviced Non-Pooled Mortgage Loan Noteholders. Each Master Servicer acknowledges receipt (by it or a Primary Servicer on its behalf) of all of the original
Letters of Credit relating to the Serviced Pooled Mortgage Loans for which it is the applicable Master Servicer (copies of which are part of the Mortgage File)
and agrees to hold (or cause a Primary Servicer on its behalf to hold ) such
Letters of Credit in trust for the benefit of the Trustee. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Pooled Mortgage Loan Seller and each Underwriter that, as to each Pooled
Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule II, (i) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, and (ii) the original
Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such
Mortgage Note) received by it or any Custodian with respect to such Pooled
Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A)
appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Pooled
Mortgage Loan.

         (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section
2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such
Custodian with respect to each Original Pooled Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing to each of the other parties hereto (substantially in the form of Exhibit N), the Pooled
Mortgage Loan Sellers, the Serviced Non-Pooled Mortgage Loan Noteholders (in
each case, provided that the Trustee has received notice of the identity of and notice address information for such Serviced Non-Pooled Mortgage Loan
Noteholder) and the Controlling Class Representative that, as to each Original
Pooled Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage
File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii), (iii), (iv) (except with respect to a
Non-Trust-Serviced Pooled Mortgage Loan), (viii) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment), (x) (if the Pooled Mortgage Loan
Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) and (xx)
(solely in the case of the Pooled Mortgage Loans secured by the Mortgaged
Properties identified on the Pooled Mortgage Loan Schedule as "Marriott Troy",
"Marriott Houston", "Midway Courtyard by Marriott", "Ramada Plaza Suites", "Best
Western - Gregory Hotel", "SpringHill Suites Warrenville", "Midway Fairfield Inn
by Marriott", "Comfort Inn Herndon" and "Sleep Inn at Miami International
Airport") of the definition of "Mortgage File" have been received by it or a
Custodian on its behalf; (ii) if such report is due more than 180 days after the
Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iii) all documents received by it or any Custodian with respect to such Pooled Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appear to have been executed and (C) purport to relate to such Pooled
Mortgage Loan; (iv) based on the examinations referred to in Section 2.02(a)
above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Pooled Mortgage Loan Schedule with respect to the items specified in clause (iii)(A) and clause (vi) of the definition of "Pooled
Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File; and (v) the Trustee on behalf of the Trust is shown as the owner of each Mortgage recorded in the name of MERS or its designee. Every
90 days after such 45th day following the Closing Date, until the earlier of (i)
the date on which such exceptions are eliminated and such recordation/filing has been completed, and (ii) the date on which all the affected Pooled Mortgage
Loans are removed from the Trust Fund, the Trustee or a Custodian on its behalf

                                      -86-

shall deliver electronically to the Pooled Mortgage Loan Sellers, the Serviced
Non-Pooled Mortgage Loan Noteholders and the Controlling Class Representative an
update to the exception report annexed to the certification described above substantially in the form of Exhibit N, which update shall report any remaining outstanding exceptions with respect to each Original Pooled Mortgage Loan. Such delivery shall be deemed to constitute a certification of the substance of the matters set forth in the form of such Exhibit N (except as set forth in such exception report). The applicable Master Servicer shall provide the contact name, mailing address and e-mail address of each Serviced Non-Pooled Mortgage
Loan Noteholder to the Trustee to the extent not previously provided thereto, provided that the applicable Master Servicer has such information.

         (c) If a Pooled Mortgage Loan Seller substitutes a Replacement Pooled
Mortgage Loan for any Defective Pooled Mortgage Loan as contemplated by Section
2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Pooled
Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Pooled Mortgage
Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earlier of (i)
the date on which such exceptions are eliminated and all related recording/filing has been completed, and (ii) the date on which such Replacement
Pooled Mortgage Loan is removed from the Trust Fund).

         With respect to the documents described in clause (iii) of the definition of "Mortgage File", absent actual knowledge to the contrary, the
Trustee may assume, for purposes of the certification(s) delivered in this
Section 2.02(a) or to be delivered pursuant to Section 2.02(b), that the
Mortgage File for each Pooled Mortgage Loan includes a separate Assignment of
Leases.

         With respect to the documents described in clause (ix) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage
File indicating otherwise, the Trustee may assume, for purposes of the certification(s) to be delivered pursuant to this Section 2.02(b), that the
Mortgage File for each Pooled Mortgage Loan should include a copy of one state-level UCC Financing Statement filed in the state of incorporation or organization of the related Borrower for each Mortgaged Property (or with respect to any Pooled Mortgage Loan that has two or more Borrowers, for each related Borrower). To the extent appropriate under applicable law, the UCC
Financing Statements to be assigned to the Trust will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization as so indicated on the documents provided.

         (d) None of the Depositor, the Certificate Administrator, the Trustee,
the Master Servicers, the Primary Servicer, any Subservicer, the Special
Servicers or any Custodian is under any duty or obligation to (i) determine whether any of the documents specified in clauses (iii), (iv)(B), (v), (vi),
(vii), (ix) and (xi) through (xviii) of the definition of "Mortgage File" exist or are required to be delivered by the Pooled Mortgage Loan Sellers in respect of any Pooled Mortgage Loan unless such item(s) are specified on the related
Mortgage File Checklist, or (ii) inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Pooled
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, except as expressly provided in Section 2.01(e), none of the
Depositor, the Trustee, the Master Servicers, the Primary Servicer, any
Subservicer, the Special Servicers or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

         (e) In performing the reviews contemplated by subsections (a) and (b)
above, the Trustee may conclusively rely on the related Pooled Mortgage Loan
Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage
Files is limited solely to confirming that the documents specified in clauses
(i), (ii), (iii), (iv) (except with respect to a Non-Trust-Serviced Pooled
Mortgage Loan), (viii) (without regard to the verification of the effective date with respect to a title policy or the date of

                                      -87-

funding with respect to a title commitment) (x) (if the Pooled Mortgage Loan
Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) and (xx)
(solely in the case of the Pooled Mortgage Loans secured by the Mortgaged
Properties identified on the Pooled Mortgage Loan Schedule as "Marriott Troy",
"Marriott Houston", "Midway Courtyard by Marriott", "Ramada Plaza Suites", "Best
Western - Gregory Hotel", "SpringHill Suites Warrenville", "Midway Fairfield Inn
by Marriott", "Comfort Inn Herndon" and "Sleep Inn at Miami International
Airport") of the definition of "Mortgage File" have been received by it or a
Custodian on its behalf and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

         SECTION 2.03. Certain Repurchases and Substitutions of Pooled Mortgage
Loans by the Pooled Mortgage Loan Sellers.

         (a) If, in the process of reviewing the documents delivered or caused to be delivered by the Pooled Mortgage Loan Sellers as contemplated by Section
2.01(d), the Trustee or any Custodian discovers that any document required to have been delivered as contemplated by Section 2.01(d) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Pooled
Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers (without implying that any such party has a duty to make or attempt to make such discovery) a
Document Defect in respect of any Pooled Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto.
If any party hereto discovers (without implying that any such party has a duty to make or attempt to make such discovery) or receives notice of a breach of any representation or warranty relating to any Pooled Mortgage Loan set forth in or made pursuant to Section 4(b) or 4(d) of any Pooled Mortgage Loan Purchase
Agreement (a "Breach"), such party shall promptly so notify each of the other parties hereto. Upon the Trustee's discovery or receipt of notice that a
Document Defect or Breach exists with respect to any Pooled Mortgage Loan, the
Trustee shall notify the Controlling Class Representative, the Depositor and the
related Pooled Mortgage Loan Seller.

         (b) Promptly upon its becoming aware of any Material Document Defect or
Material Breach with respect to any Pooled Mortgage Loan or its receipt of notice from the Trustee or any other party to this Agreement of a Material
Document Defect or Material Breach with respect to any Pooled Mortgage Loan, the applicable Master Servicer shall (and the applicable Special Servicer may)
notify the related Pooled Mortgage Loan Seller in writing of such Material
Document Defect or Material Breach, as the case may be, and direct such Pooled
Mortgage Loan Seller that it must, not later than 90 days from the receipt by such Pooled Mortgage Loan Seller of such notice or 90 days from the Pooled
Mortgage Loan Seller's discovery of the subject Material Document Defect or
Material Breach (or, if such Material Breach or Material Document Defect, as the case may be, relates to whether such Pooled Mortgage Loan is or, as of the
Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution), was a Qualified Mortgage, and provided that such
Pooled Mortgage Loan Seller discovered or received prompt written notice thereof, within 90 days after any earlier discovery by the Pooled Mortgage Loan
Seller or any party to this Agreement of such Material Breach or Material
Document Defect, as the case may be) (such 90-day period, in any case, the
"Initial Resolution Period"), correct or cure such Material Document Defect or
Material Breach, as the case may be, in all material respects, or repurchase the affected Pooled Mortgage Loan (as, if and to the extent required by the related
Pooled Mortgage Loan Purchase Agreement), at the applicable Purchase Price;
provided that if such Pooled Mortgage Loan Seller certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Pooled Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution), was a Qualified Mortgage, (ii) that such
Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such Pooled Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, during the applicable Initial Resolution Period, and (iv) that such Pooled
Mortgage Loan Seller anticipates that such Material Document Defect or Material
Breach, as the case may be, will be cured within an additional 90-day period
(such additional 90-day period, the "Resolution Extension Period") (a copy of which certification shall be delivered by the Trustee to the applicable Master

                                      -88-

Servicer, the applicable Primary Servicer (if any), the applicable Special
Servicer and the Controlling Class Representative), then such Pooled Mortgage
Loan Seller shall have an additional period equal to any such applicable
Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Pooled
Mortgage Loan); and provided, further, that, in lieu of repurchasing the affected Pooled Mortgage Loan as contemplated above (but, in any event, no later than such repurchase would have to have been completed), such Pooled Mortgage
Loan Seller shall be permitted, during the three-month period following the
Startup Day for the REMIC Pool that holds the affected Pooled Mortgage Loan (or during the two-year period following such Startup Day if the affected Pooled
Mortgage Loan is a "defective obligation" within the meaning of Section
860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), to
replace the affected Pooled Mortgage Loan with one or more Qualifying Substitute
Mortgage Loans and to pay a cash amount equal to the applicable Substitution
Shortfall Amount, subject to any other applicable terms and conditions of the related Pooled Mortgage Loan Purchase Agreement and this Agreement. The parties hereto agree that delivery by the Trustee (or a Custodian on its behalf) of a certification or schedule of exceptions to a Pooled Mortgage Loan Seller shall not in and of itself constitute delivery of notice of any Material Document
Defect or knowledge of such Pooled Mortgage Loan Seller of any Material Document
Defect therein. If any Pooled Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the applicable Master Servicer shall designate its Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may
be) are to be wired, and the applicable Master Servicer shall promptly notify the Trustee and the Certificate Administrator when such deposit is made. Any such repurchase or replacement of a Pooled Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding this Section 2.03(b), the absence from the Mortgage File, (i) on the Closing Date of the Mortgage Note (or
a lost note affidavit and indemnity with a copy of the Mortgage Note) and (ii)
by the first anniversary of the Closing Date, of originals or copies of the following documents (without the presence of any factor that reasonably mitigates such absence, non-conformity or irregularity) or of any Specially
Designated Mortgage Loan Document shall be conclusively presumed to be a
Material Document Defect and shall obligate the party discovering such to give the Trustee prompt notice, whereupon the Trustee shall notify the applicable
Pooled Mortgage Loan Seller to cure such Material Document Defect, or, failing that, repurchase the related Pooled Mortgage Loan or REO Mortgage Loan, all in accordance with the procedures set forth herein: (A) the Mortgage and any separate Assignment of Leases as described by clauses (ii) and (iii) of the definition of "Mortgage File"; (B) the title insurance policy as described in clause (viii) of the definition of "Mortgage File" (or, if the policy has not yet been issued, an original or copy of a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy); or
(C) except in the case of a Non-Trust-Serviced Pooled Mortgage Loan, the assignment of Mortgage (and any separate Assignment of Leases) as described by clause (iv) of the definition of "Mortgage File".

         The remedies provided for in this Section 2.03(b) with respect to any
Material Document Defect or Material Breach with respect to any Pooled Mortgage
Loan shall apply to the related REO Property.

         If (x) a Defective Pooled Mortgage Loan is to be repurchased or replaced as described above, (y) such Defective Pooled Mortgage Loan is part of a Cross-Collateralized Group and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to the other Pooled Mortgage Loan(s) that are a part of such
Crossed-Collateralized Group (the "Other Crossed Loans") (without regard to this paragraph), then the applicable Document Defect or Breach (as the case may be)
shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Other Crossed Loan for purposes of the above provisions, and the related Pooled Mortgage Loan Seller shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Breach or Document Defect:

          (A) the related Pooled Mortgage Loan Seller (at its expense) delivers or causes to be delivered to the Trustee an Opinion of Counsel to the effect that such Pooled Mortgage Loan Seller's repurchase of only those
     Pooled Mortgage Loans as to which a Material Breach has actually occurred without regard to the provisions of this paragraph (the "Affected Loan(s)")
     and the operation of the remaining provisions of this Section 2.03(b) will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event
     hereunder; and

                                      -89-

          (B) both of the following conditions would be satisfied if the related
     Pooled Mortgage Loan Seller were to repurchase or replace only the Affected
     Loans and not the Other Crossed Loans:

               (i) the debt service coverage ratio for such Other Crossed Loan
          (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the
          Cross-Collateralized Group (including the Affected Loan(s)) set forth in Appendix B to the Prospectus Supplement, (B) the debt service coverage ratio for the Cross-Collateralized Group (including the
          Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

               (ii) the loan-to-value ratio for the Other Crossed Loans is not greater than the greatest of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for the
          Cross-Collateralized Group (including the Affected Loan(s)) set forth in Appendix B to the Prospectus Supplement plus 10%, (B) the loan-to-value ratio for the Cross-Collateralized Group (including the
          Affected Loan(s)) at the time of repurchase or replacement and (C)
          75%.

The determination of the applicable Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Master Servicer will be entitled to cause to be delivered, or direct the related Pooled Mortgage Loan Seller to cause to be delivered, to the applicable Master Servicer an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the related Pooled Mortgage Loan Seller if the scope and cost of the
Appraisal is approved by the related Pooled Mortgage Loan Seller and the
Controlling Class Representative (such approval not to be unreasonably withheld in each case).

         With respect to any Defective Pooled Mortgage Loan that forms a part of a Cross-Collateralized Group and as to which the conditions described in the preceding paragraph are satisfied, such that the Trust Fund will continue to hold the Other Crossed Loans, the related Pooled Mortgage Loan Seller and the
Trustee, as successor to the Depositor, are bound by an agreement (set forth in the related Pooled Mortgage Loan Purchase Agreement) to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Pooled
Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other
Crossed Loans, as the case may be, held by the other such party, then both parties have agreed to forbear from exercising such remedies unless and until the Mortgage Loan Documents evidencing and securing the relevant Pooled Mortgage
Loans can be modified in a manner that complies with the applicable Pooled
Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Cross-Collateralized Loans shall be allocated between such Pooled Mortgage Loans in accordance with the Mortgage Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal
Balances. All other terms of the Pooled Mortgage Loans shall remain in full force and effect, without any modification thereof. The Borrowers set forth on
Schedule V hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any
Pooled Mortgage Loan without the related Borrower's consent.

         To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.01(b) and Section 3.10, provide the applicable Master
Servicer with a limited power of attorney that enables the applicable Master
Servicer to execute) the modification of the Mortgage Loan Documents that complies with the applicable Pooled Mortgage Loan Purchase Agreement to remove the threat of impairment of the ability of the Pooled Mortgage Loan Seller or the Trust Fund to exercise its remedies with respect to the Primary Collateral securing the Pooled Mortgage Loan(s) held by such party resulting from the exercise of remedies by the other such party; provided that the Trustee shall not be liable for any misuse of any such power of attorney by a Master Servicer.
The applicable Master Servicer shall advance all costs and expenses incurred by the Trustee and such Master Servicer with respect to any Cross-Collateralized
Group

                                      -90-

pursuant to this paragraph, and such advances and interest thereon shall (i)
constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Pooled Mortgage Loan(s) to be repurchased or replaced. The applicable Master Servicer shall not be liable to any
Certificateholder or any other party hereto if a modification of the Mortgage
Loan Documents described above cannot be effected for any reason beyond the control of such Master Servicer.

         The reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Pooled Mortgage Loan Seller.

         (c) Whenever one or more Replacement Pooled Mortgage Loans are substituted for a Defective Pooled Mortgage Loan by a Pooled Mortgage Loan
Seller as contemplated by this Section 2.03, the applicable Master Servicer shall direct the party effecting the substitution to deliver to the Trustee the related Mortgage File and a certification to the effect that such Replacement
Pooled Mortgage Loan satisfies or such Replacement Pooled Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of
"Qualifying Substitute Mortgage Loan". No mortgage loan may be substituted for a
Defective Pooled Mortgage Loan as contemplated by this Section 2.03 if the
Pooled Mortgage Loan to be replaced was itself a Replacement Pooled Mortgage
Loan, in which case, absent a cure of the relevant Material Breach or Material
Document Defect, the affected Pooled Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each
Replacement Pooled Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding
Deleted Pooled Mortgage Loan (if any) after its respective Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund.
Monthly Payments due with respect to each Replacement Pooled Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Pooled Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the party effecting the related substitution promptly following receipt.

         If any Pooled Mortgage Loan is to be repurchased or replaced by a
Pooled Mortgage Loan Seller as contemplated by this Section 2.03, the applicable
Master Servicer shall direct such party to amend the Pooled Mortgage Loan
Schedule to reflect the removal of any Deleted Pooled Mortgage Loan and, if applicable, the substitution of the related Replacement Pooled Mortgage Loan(s);
and, upon its receipt of such amended Pooled Mortgage Loan Schedule, the applicable Master Servicer shall deliver or cause the delivery of such amended
Pooled Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Pooled Mortgage Loans for a Deleted Pooled Mortgage
Loan, such Replacement Pooled Mortgage Loan(s) shall become part of the Trust
Fund and be subject to the terms of this Agreement in all respects.

         The reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(c), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Pooled Mortgage Loan Seller.

         (d) Upon receipt of an Officer's Certificate from the applicable Master
Servicer to the effect that the full amount of the Purchase Price or
Substitution Shortfall Amount (as the case may be) for any Pooled Mortgage Loan repurchased or replaced by the related Pooled Mortgage Loan Seller as contemplated by this Section 2.03 has been deposited in such Master Servicer's
Collection Account, and further, if applicable, upon receipt of the Mortgage
File for each Replacement Pooled Mortgage Loan (if any) to be substituted for a
Deleted Pooled Mortgage Loan, together with any certifications and/or opinions required pursuant to Section 2.03(b) to be delivered by the party effecting the repurchase/substitution, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the
Trustee for the Deleted Pooled Mortgage Loan to the related Pooled Mortgage Loan
Seller or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Pooled
Mortgage Loan, and the applicable Master Servicer shall notify the affected
Borrowers of the transfers of the Deleted Pooled Mortgage Loan(s) and any
Replacement Pooled Mortgage Loan(s). If the Mortgage related to the Deleted
Pooled Mortgage Loan has been recorded in the name of

                                      -91-

MERS or its designee, the related Master Servicer shall take all necessary action to reflect the release of such Mortgage on the records of MERS. In connection with any such repurchase or substitution by the related Pooled
Mortgage Loan Seller, each of the Master Servicers and the Special Servicers shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments,
Reserve Funds and Additional Collateral, held by or on behalf of such Master
Servicer or such Special Servicer, as the case may be, with respect to the
Deleted Pooled Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The reasonable "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred by a Master
Servicer, a Special Servicer and/or the Trustee pursuant to this Section
2.03(d), to the extent not collected from the related Pooled Mortgage Loan
Seller, shall be reimbursable to each of them as Servicing Advances in respect of the affected Pooled Mortgage Loan.

         (e) The related Pooled Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Document Defect or Breach with respect to any Pooled
Mortgage Loan. If, in connection with any Material Document Defect or Material
Breach, the related Pooled Mortgage Loan Seller defaults on its obligations to cure such Material Document Defect or Material Breach, as the case may be, in all material respects or to repurchase or replace the affected Pooled Mortgage
Loan as contemplated by this Section 2.03, then the applicable Master Servicer shall (and the applicable Special Servicer may) promptly notify the Trustee and the Controlling Class Representative, and the Trustee shall notify the
Certificateholders. Thereafter, the Trustee shall (and the applicable Special
Servicer may in its own name, or as provided below, in the name of the Trustee)
take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations, including the institution and prosecution of appropriate legal proceedings, as the Trustee (or, if applicable, the applicable Special Servicer) shall determine are in the best interests of the
Certificateholders (taken as a collective whole). Any and all reasonable
"out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the Trustee and/or the applicable Special Servicer pursuant to this Section
2.03(e), including, reasonable attorney's fees and expenses, to the extent not collected from the related Pooled Mortgage Loan Seller, shall constitute
Servicing Advances in respect of the affected Pooled Mortgage Loan.

         (f) The Trustee shall not consent to the assignment of the related
Pooled Mortgage Loan Seller's obligations under any Pooled Mortgage Loan
Purchase Agreement without written confirmation to the Trustee from each Rating
Agency to the effect that such assignment would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates.

         SECTION 2.04. Representations and Warranties of the Depositor.

         (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing
Date, that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely the ability of the Depositor to perform its obligations under this Agreement.

          (iii) The Depositor has the full corporate power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy,

                                      -92-

     insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (iv) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
     Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Depositor to perform its obligations under this Agreement.

          (v) Immediately prior to the transfer of the Original Pooled Mortgage
     Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Pooled Mortgage Loan as was transferred to it by the related
     Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan
     Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Pooled Mortgage Loans to any
     Person other than the Trustee.

          (vi) The Depositor is transferring all of its right, title and interest in and to the Original Pooled Mortgage Loans to the Trustee for
     the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

          (vii) Except for any actions that are the express responsibility of another party hereunder or under any Pooled Mortgage Loan Purchase
     Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Pooled
     Mortgage Loans by the Depositor to the Trustee.

          (viii) No consent, approval, license, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except for (A) those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement and (B) those filings and recordings of the Depositor and assignments thereof that are contemplated by this
     Agreement to be completed after the Closing Date.

         (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

         SECTION 2.05. Representations and Warranties of PAR as a Master
Servicer.

         (a) PAR as a Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) Such Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and such Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan for which it is the Master
     Servicer hereunder and to perform its obligations under this Agreement.

          (ii) Such Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate such Master
     Servicer's organizational documents or constitute a default (or

                                      -93-

     an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of such Master
     Servicer, is likely to affect materially and adversely the ability of such
     Master Servicer to perform its obligations under this Agreement.

          (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions involving such Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this
     Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such
     Master Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) Such Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master
     Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

          (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Master Servicer of the transactions contemplated herein, and such Master Servicer possesses all licenses and authorizations necessary to perform its obligations under this Agreement, except for those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of such Master Servicer to perform its obligations under this
     Agreement.

          (vii) No litigation is pending or, to the best of such Master
     Servicer's knowledge, threatened against such Master Servicer that, if determined adversely to such Master Servicer, would prohibit such Master
     Servicer from entering into this Agreement or that, in such Master
     Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement.

          (viii) Such Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

         (b) The representations and warranties of PAR as a Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         (c) Any successor to PAR as a Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i)
to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                      -94-

         SECTION 2.06. Representations and Warranties of WFB as a Master
Servicer.

         (a)   WFB as a Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i)    Such Master Servicer is a national banking association
          duly organized, validly existing and in good standing under the laws of the United States, and such Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each
          Mortgage Loan for which it is the Master Servicer hereunder and to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect such Master
          Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement.

               (ii)   Such Master Servicer's execution and delivery of,
          performance under and compliance with this Agreement, will not violate such Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of such Master Servicer, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

               (iii)  Such Master Servicer has the full power and authority to enter into and consummate all transactions involving such Master
          Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv)   This Agreement, assuming due authorization, execution and
          delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v)    Such Master Servicer is not in violation of, and its
          execution and delivery of, performance under and compliance with this
          Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of such Master Servicer to perform its obligations under this Agreement.

               (vi)   No consent, approval, license, authorization or order of
          any state or federal court or governmental agency or body is required for the consummation by such Master Servicer of the transactions contemplated herein, except for those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of such Master
          Servicer to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder.

               (vii)  No litigation is pending or, to the best of such Master
          Servicer's knowledge, threatened against such Master Servicer that, if determined adversely to such Master Servicer, would prohibit such
          Master Servicer from entering into this Agreement or that, in such
          Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement.

                                      -95-

               (viii) Such Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

         (b)   The representations and warranties of WFB as a Master Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         (c)   Any successor to WFB as a Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i)
to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.07. Representations and Warranties of the General Special
Servicer.

         (a)   The General Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i)    The General Special Servicer is a corporation duly
          organized, validly existing and in good standing under the laws of the
          State of Delaware, the General Special Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each
          Mortgage Loan and to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the General Special Servicer's ability to perform its obligations under this Agreement.

               (ii)   The General Special Servicer's execution and delivery of,
          performance under and compliance with this Agreement will not violate the General Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the General Special Servicer, is likely to affect materially and adversely the ability of the General Special
          Servicer to perform its obligations under this Agreement.

               (iii)  The General Special Servicer has the full power and authority to enter into and consummate all transactions involving the
          General Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv)   This Agreement, assuming due authorization, execution and
          delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the General Special Servicer, enforceable against the General Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v)    The General Special Servicer is not in violation of, and
          its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the General Special
          Servicer's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the General Special Servicer to perform its obligations under this Agreement.

                                      -96-

               (vi)   No consent, approval, license, authorization or order of
          any state or federal court or governmental agency or body is required for the consummation by the General Special Servicer of the transactions contemplated herein, except for those consents, approvals, licenses, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of the General Special Servicer to perform its obligations under this Agreement.

               (vii)  No litigation is pending or, to the best of the General
          Special Servicer's knowledge, threatened against the General Special
          Servicer that, if determined adversely to the General Special
          Servicer, would prohibit the General Special Servicer from entering into this Agreement or that, in the General Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the General Special Servicer to perform its obligations under this Agreement.

               (viii) The General Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section
          3.07(d).

         (b)   The representations and warranties of the General Special
Servicer set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the
Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         (c)   Any successor General Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i)
to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.08. Representations and Warranties of the Lock Up Storage
Centers Special Servicer.

         (a)   The Lock Up Storage Centers Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the
Certificateholders, as of the Closing Date, that:

               (i)    The Lock Up Storage Centers Special Servicer is duly
          organized, validly existing and in good standing as a Delaware corporation, and the Lock Up Storage Centers Special Servicer is in
          compliance with the laws of each State in which any related Mortgaged
          Property is located to the extent necessary to ensure the
          enforceability of the Lock Up Storage Centers Loan Group and to
          perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Lock Up Storage
          Centers Special Servicer's ability to perform its obligations under this Agreement.

               (ii)   The Lock Up Storage Centers Special Servicer's execution
          and delivery of, performance under and compliance with this Agreement will not violate the Lock Up Storage Centers Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
          under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Lock Up Storage Centers Special Servicer, is likely to affect materially and adversely the ability of the Lock Up Storage Centers
          Special Servicer to perform its obligations under this Agreement.

               (iii)  The Lock Up Storage Centers Special Servicer has the
          requisite power and authority to enter into and consummate all transactions involving the Lock Up Storage Centers Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                                      -97-

               (iv)   This Agreement, assuming due authorization, execution and
          delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Lock Up Storage Centers Special
          Servicer, enforceable against the Lock Up Storage Centers Special
          Servicer in accordance with the terms hereof, subject to (A)
          applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors'
          rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v)    The Lock Up Storage Centers Special Servicer is not in
          violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Lock Up
          Storage Centers Special Servicer's reasonable judgment, is likely to affect materially and adversely the ability of the Lock Up Storage
          Centers Special Servicer to perform its obligations under this
          Agreement.

               (vi)   No consent, approval, authorization or order of any state
          or federal court or governmental agency or body is required for the consummation by the Lock Up Storage Centers Special Servicer of the
          transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, license, authorization or order would not have a material adverse effect on the ability of the
          Lock Up Storage Centers Special Servicer to perform its obligations under this Agreement.

               (vii)  No litigation is pending or, to the best of the Lock Up
          Storage Centers Special Servicer's knowledge, threatened against the
          Lock Up Storage Centers Special Servicer that, if determined adversely to the Lock Up Storage Centers Special Servicer, would prohibit the
          Lock Up Storage Centers Special Servicer from entering into this
          Agreement or that, in the Lock Up Storage Centers Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Lock Up Storage Centers Special
          Servicer to perform its obligations under this Agreement.

               (viii) The Lock Up Storage Centers Special Servicer has errors and omissions insurance in the amounts and the coverage required by
          Section 3.07(d).

         (b)   The representations and warranties of the Lock Up Storage Centers
Special Servicer set forth in Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the
Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         (c)   Any successor Lock Up Storage Centers Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in
Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.09. Representations and Warranties of the Certificate
Administrator.

          (a)  The Certificate Administrator hereby represents and warrants to each of the other parties hereto and for the benefit of the
Certificateholders, as of the Closing Date, that:

               (i)    The Certificate Administrator is duly organized, validly
          existing and in good standing as a national banking association under the laws of the United States and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

                                      -98-

               (ii)   The Certificate Administrator's execution and delivery of, performance under and compliance with this Agreement will not violate the Certificate Administrator's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Certificate Administrator, is likely to affect materially and adversely the ability of the Certificate
          Administrator to perform its obligations under this Agreement.

               (iii)  The Certificate Administrator has the requisite power and authority to enter into and consummate all transactions involving the
          Certificate Administrator contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv)   This Agreement, assuming due authorization, execution and
          delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Certificate Administrator, enforceable against the Certificate Administrator in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v)    The Certificate Administrator is not in violation of, and
          its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Certificate
          Administrator's reasonable judgment, is likely to affect materially and adversely the ability of the Certificate Administrator to perform its obligations under this Agreement.

               (vi)   No consent, approval, authorization or order of any state
          or federal court or governmental agency or body is required for the consummation by the Certificate Administrator of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

               (vii)  No litigation is pending or, to the best of the
          Certificate Administrator's knowledge, threatened against the
          Certificate Administrator that, if determined adversely to the
          Certificate Administrator, would prohibit the Certificate
          Administrator from entering into this Agreement or that, in the
          Certificate Administrator's reasonable judgment, is likely to materially and adversely affect the ability of the Certificate
          Administrator to perform its obligations under this Agreement.

               (viii) The Certificate Administrator is eligible to act in such capacity hereunder in accordance with Section 8.06.

          (b)  The representations and warranties of the Certificate
Administrator set forth in Section 2.09(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the
Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          (c)  Any successor Certificate Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.09(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.09(a)(i)
to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                      -99-

         SECTION 2.10. Representations and Warranties of the Tax Administrator.

          (a)  The Tax Administrator hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the
Certificateholders, as of the Closing Date, that:

               (i)    The Tax Administrator is duly organized, validly existing
          and in good standing as a national banking association under the laws of the United States and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

               (ii)   The Tax Administrator's execution and delivery of,
          performance under and compliance with this Agreement will not violate the Tax Administrator's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the reasonable judgment of the Tax Administrator, is likely to affect materially and adversely the ability of the Tax Administrator to perform its obligations under this Agreement.

               (iii)  The Tax Administrator has the requisite power and
          authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv)   This Agreement, assuming due authorization, execution and
          delivery by each of the other parties hereto, constitutes the valid, legal and binding obligation of the Tax Administrator, enforceable against the Tax Administrator in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and
          (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v)    The Tax Administrator is not in violation of, and its
          execution and delivery of, performance under and compliance with this
          Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Tax Administrator's reasonable judgment, is likely to affect materially and adversely the ability of the Tax
          Administrator to perform its obligations under this Agreement.

               (vi)   No consent, approval, authorization or order of any state
          or federal court or governmental agency or body is required for the consummation by the Tax Administrator of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

               (vii)  No litigation is pending or, to the best of the Tax
          Administrator's knowledge, threatened against the Tax Administrator that, if determined adversely to the Tax Administrator, would prohibit the Tax Administrator from entering into this Agreement or that, in the Tax Administrator's reasonable judgment, is likely to materially and adversely affect the ability of the Tax Administrator to perform its obligations under this Agreement.

               (viii) The Tax Administrator is eligible to act in such capacity hereunder in accordance with Section 8.06.

          (b)  The representations and warranties of the Tax Administrator set forth in Section 2.10(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto and the Controlling Class Representative.

                                     -100-

          (c)  Any successor to the Tax Administrator shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.10(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.10(a)(i)
to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.11. Representations, Warranties and Covenants of the Trustee.

          (a)  The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the
Certificateholders, as of the Closing Date, that:

               (i)    The Trustee is duly organized, validly existing and in
          good standing as a national banking association under the laws of the
          United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such
          enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

               (ii)   The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
          under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this
          Agreement.

               (iii)  The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
          Agreement, and has duly executed and delivered this Agreement.

               (iv)   This Agreement, assuming due authorization, execution and
          delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the
          Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and, in particular, the rights of creditors of national banking associations, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v)    The Trustee is not in violation of, and its execution and
          delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

               (vi)   No consent, approval, authorization or order of any state
          or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

               (vii)  No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this
          Agreement.

               (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

                                     -101-

          (b)  The representations, warranties and covenants of the Trustee set forth in Section 2.11(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c)  Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.11(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.11(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.12. Representations and Warranties of the Fiscal Agent.

          (a)  The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the
Closing Date, that:

               (i)    The Fiscal Agent is a foreign banking corporation duly
          organized, validly existing and in good standing under the laws governing its creation and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

               (ii)   The execution and delivery of this Agreement by the Fiscal
          Agent, and the performance and compliance with the terms of this
          Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
          under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

               (iii)  The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
          Agreement, and has duly executed and delivered this Agreement.

               (iv)   This Agreement, assuming due authorization, execution and
          delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A)
          applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v)    The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Fiscal Agent to perform its obligations under this Agreement.

               (vi)   No consent, approval, authorization or order of any state
          or federal court or governmental agency or body is required for the consummation by the Fiscal Agent of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

               (vii)  No litigation is pending or, to the best of the Fiscal
          Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal
          Agent from

                                     -102-

          entering into this Agreement or that, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this
          Agreement.

          (b)  The representations and warranties of the Fiscal Agent set forth in Section 2.12(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties, which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall given prompt written notice to the other parties hereto.

          (c)  Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.12(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.12(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.13. Creation of REMIC I; Issuance of the REMIC I Regular
Interests and the REMIC I Residual Interest; Certain Matters Involving REMIC I.

          (a)  It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I":
(i) the Pooled Mortgage Loans that are from time to time subject to this
Agreement, together with (A) all payments under and proceeds of such Pooled
Mortgage Loans received after the Closing Date or, in the case of any such
Pooled Mortgage Loan that is a Replacement Pooled Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the respective Cut-off Dates for such Pooled Mortgage
Loans or, in the case of any such Pooled Mortgage Loan that is a Replacement
Pooled Mortgage Loan, on or before the related date of substitution, and exclusive of any such amounts that constitute Excess Servicing Fees and/or
Post-ARD Additional Interest), and (B) all rights of the holder of such Pooled
Mortgage Loans under the related Mortgage Loan Documents and in and to any related Additional Collateral; (ii) any REO Property acquired in respect of any
Pooled Mortgage Loan (or, in the case of any REO Property related to a
Non-Trust-Serviced Pooled Mortgage Loan, the beneficial interest of the holder of the related Pooled Mortgage Loan in such REO Property); (iii) such funds and assets as from time to time are deposited in the Collection Accounts (but not in any Companion Note Custodial Account or any Subordinate Note Custodial Account),
the Distribution Account, the Interest Reserve Account, the Excess Liquidation
Proceeds Account and, if established (but, in the case of any such account established with respect to a Serviced Mortgage Loan Group, subject to the rights of the Serviced Non-Pooled Mortgage Loan Noteholders), the REO Accounts
(exclusive of any such amounts that constitute Excess Servicing Fees and/or
Post-ARD Additional Interest); and (iv) the rights of the Depositor under
Sections 2, 3, 4 (other than Section 4(c)) and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18) of each Pooled
Mortgage Loan Purchase Agreement. The Closing Date is hereby designated as the
"Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

          (b)  Concurrently with the assignment to the Trustee of the Original
Pooled Mortgage Loans and certain related assets, pursuant to Section 2.01(b), and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual
Interest shall be issued. A single separate REMIC I Regular Interest shall be issued with respect to each Original Pooled Mortgage Loan. For purposes of this
Agreement each REMIC I Regular Interest shall relate to the Original Pooled
Mortgage Loan in respect of which it was issued, to each Replacement Pooled
Mortgage Loan (if any) substituted for such Original Pooled Mortgage Loan and to each REO Pooled Mortgage Loan deemed outstanding with respect to any REO
Property acquired in respect of such Original Pooled Mortgage Loan or any such
Replacement Pooled Mortgage Loan (or, in the case of any REO Property related to a Non-Trust-Serviced Pooled Mortgage Loan, the beneficial interest of the holder of the related Pooled Mortgage Loan in any related REO Property). Neither the
REMIC I Residual Interest nor any of the REMIC I Regular Interests shall be certificated. The REMIC I Regular Interests and the REMIC I Residual Interest
shall collectively constitute the entire beneficial ownership of REMIC I.

          (c)  The REMIC I Regular Interests shall constitute the "regular interests" (within

                                     -103-

the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual
Interest shall constitute the sole "residual interest" (within the meaning of
Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury Regulations
Section 1.860D-1(b)(1)).

          (d)  The designation for each REMIC I Regular Interest shall be the identification number for the related Original Pooled Mortgage Loan set forth in the Pooled Mortgage Loan Schedule.

          (e)  Each REMIC I Regular Interest shall have an Uncertificated
Principal Balance. As of the Closing Date, the Uncertificated Principal Balance
of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Original Pooled Mortgage Loan (as specified in the Pooled
Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal
Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular
Interest on such Distribution Date pursuant to Section 4.01(j) and shall be further adjusted in the manner and to the extent provided in Section 4.04(c).
Except as provided in the preceding sentence and except to the extent of the recovery of amounts previously allocated as a Realized Loss as a result of the reimbursement from principal collections of Nonrecoverable Advances, the
Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of any Realized Losses and Additional Trust Fund Expenses
previously deemed allocated to a REMIC I Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the
Uncertificated Principal Balance of such REMIC I Regular Interest.

          (f)  The per annum rate at which each REMIC I Regular Interest shall accrue interest during each Interest Accrual Period is herein referred to as its
"REMIC I Remittance Rate". The REMIC I Remittance Rate in respect of any particular REMIC I Regular Interest, for any Interest Accrual Period, shall equal: (A) if the related Original Pooled Mortgage Loan is or was, as the case may be, a 30/360 Mortgage Loan, the related Net Mortgage Rate in effect for the related Original Pooled Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such Pooled Mortgage
Loan subsequent to the Closing Date, whether entered into by the applicable
Master Servicer or the applicable Special Servicer or in connection with any bankruptcy, insolvency or other similar proceeding involving the related
Borrower) and (B) if the related Original Pooled Mortgage Loan is or was, as the case may be, an Actual/360 Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the product of 12 times the Adjusted
Actual/360 Accrued Interest Amount with respect to such REMIC I Regular Interest for such Interest Accrual Period, and the denominator of which is the
Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period.

          The "Adjusted Actual/360 Accrued Interest Amount" with respect to any
REMIC I Regular Interest referred to in clause (B) of the second sentence of the prior paragraph, for any Interest Accrual Period, is an amount of interest equal to the product of (a) the Net Mortgage Rate in effect for the related Pooled
Mortgage Loan as of the Closing Date (without regard to any modifications, extensions, waivers or amendments of such Pooled Mortgage Loan subsequent to the
Closing Date, whether entered into by the applicable Master Servicer or the applicable Special Servicer or in connection with any bankruptcy, insolvency or other similar proceeding involving the related Borrower), multiplied by (b) a fraction, the numerator of which is the number of days in such Interest Accrual
Period, and the denominator of which is 360, multiplied by (c) the
Uncertificated Principal Balance of such REMIC I Regular Interest immediately prior to the Distribution Date that corresponds to such Interest Accrual Period;
provided that, if the subject Interest Accrual Period occurs during (x) December of 2005 or December of any year thereafter that does not immediately precede a leap year or (y) January of 2006 or January of any year thereafter, then the amount of interest calculated with respect to the subject REMIC I Regular
Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall be decreased by the Interest Reserve Amount, if any
(and the fraction described in clause (B) of the second sentence of the preceding paragraph shall be adjusted accordingly), with respect to the related
Pooled Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto) transferred, in accordance with Section 3.04(c), from the Distribution
Account to the Interest Reserve Account on the Master Servicer Remittance Date
that occurs immediately following the end of such Interest Accrual Period; and
provided, further, that, if the subject Interest Accrual Period occurs during
February of 2006 or February of any year thereafter, then the amount of interest calculated with respect to the subject REMIC I Regular Interest pursuant to this definition for such Interest Accrual Period without regard to this proviso shall

                                     -104-

be increased by the Interest Reserve Amount(s), if any (and the fraction described in clause (B) of the second sentence of the preceding paragraph shall be adjusted accordingly), with respect to the related Pooled Mortgage Loan (or any successor REO Pooled Mortgage Loan with respect thereto) transferred, in accordance with Section 3.05(c), from the Interest Reserve Account to the
Distribution Account on the Master Servicer Remittance Date that occurs immediately following the end of such Interest Accrual Period.

          (g)  Each REMIC I Regular Interest shall bear interest. Such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, such interest shall accrue at the REMIC I Remittance Rate with respect to such
REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated
Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period is referred to herein as its "Uncertificated Accrued Interest" for such Interest
Accrual Period. The portion of the Uncertificated Accrued Interest with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to Section 4.01(j), shall be an amount
(herein referred to as the "Uncertificated Distributable Interest" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i)
the Uncertificated Accrued Interest with respect to such REMIC I Regular
Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for
such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if
any, for each Distribution Date shall be allocated among all the REMIC I Regular
Interests on a pro rata basis in accordance with their respective amounts of
Uncertificated Accrued Interest for the related Interest Accrual Period. If the entire Uncertificated Distributable Interest with respect to any REMIC I Regular
Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to
Section 4.01(j), then the unpaid portion of such Uncertificated Distributable
Interest shall be distributable with respect to such REMIC I Regular Interest for future Distribution Dates as provided in such Section 4.01(j).

          (h)  Solely for purposes of satisfying Treasury Regulations Section
1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular
Interest shall be the Rated Final Distribution Date.

          (i)  The REMIC I Residual Interest will not have a principal balance and will not bear interest.

         SECTION 2.14. Conveyance of the REMIC I Regular Interests; Acceptance
of the REMIC I Regular Interests by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Regular Interests and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Regular Interest Certificates and the Class R Certificates.

         SECTION 2.15. Creation of REMIC II; Issuance of the REMIC II Regular
Interests and the REMIC II Residual Interest; Certain Matters Involving
REMIC II.

          (a)  It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the
"Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

          (b)  Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.14 and in exchange therefor, the REMIC II
Regular Interests and the REMIC II Residual Interest shall be issued. Neither the REMIC II Residual Interest nor any of the REMIC II Regular Interests shall be certificated. The

                                     -105-

REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

          (c)  The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC
II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of
Treasury Regulations Section 1.860D-1(b)(1)).

          (d)  The REMIC II Regular Interests will have the alphabetic or alphanumeric designations indicated in the table set forth in the Preliminary
Statement under the caption "REMIC II".

          (e)  Each REMIC II Regular Interest shall have an Uncertificated
Principal Balance. As of the Closing Date, the Uncertificated Principal Balance
of each REMIC II Regular Interest shall equal the amount set forth opposite such
REMIC II Regular Interest in the table set forth in the Preliminary Statement under the caption "REMIC II". On each Distribution Date, the Uncertificated
Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II
Regular Interest on such Distribution Date pursuant to Section 4.01(i) and shall be further adjusted in the manner and to the extent provided in Section 4.04(b).
Except as provided in the preceding sentence and except to the extent of the recovery of amounts previously allocated as a Realized Loss as a result of the reimbursement from principal collections of Nonrecoverable Advances, the
Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC III in reimbursement of any Realized Losses and Additional Trust Fund Expenses
previously deemed allocated to a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the
Uncertificated Principal Balance of such REMIC II Regular Interest.

          (f)  The per annum rate at which each REMIC II Regular Interest shall accrue interest during each Interest Accrual Period is herein referred to as its
"REMIC II Remittance Rate". The REMIC II Remittance Rate with respect to each
REMIC II Regular Interest, for any Interest Accrual Period, is the Weighted
Average REMIC I Remittance Rate for such Interest Accrual Period. The "Weighted
Average REMIC I Remittance Rate" with respect to any Interest Accrual Period is the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the REMIC I Remittance Rates applicable to the respective REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I
Regular Interests outstanding immediately prior to the related Distribution
Date.

          (g)  Each REMIC II Regular Interest shall bear interest. Such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, such interest shall accrue at the REMIC II Remittance Rate with respect to such
REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated
Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual
Period is referred to herein as its "Uncertificated Accrued Interest" for such
Interest Accrual Period. The portion of the Uncertificated Accrued Interest with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular
Interest, on the related Distribution Date pursuant to Section 4.01(i), shall be an amount (herein referred to as the "Uncertificated Distributable Interest"
with respect to such REMIC II Regular Interest for the related Distribution
Date) equal to (i) the Uncertificated Accrued Interest with respect to such
REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest
Shortfall for such Distribution Date that is allocable to such REMIC II Regular
Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest
Shortfall, if any, for each Distribution Date shall be allocated among all the
REMIC II Regular Interests on a pro rata basis in accordance with their respective amounts of Uncertificated Accrued Interest for the related Interest
Accrual Period. If the entire Uncertificated Distributable Interest with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(i), then the unpaid portion

                                     -106-

of such Uncertificated Distributable Interest shall be distributable with respect to such REMIC II Regular Interest for future Distribution Dates as provided in such Section 4.01(i).

          (h)  Solely for purposes of satisfying Treasury Regulations Section
1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular
Interest shall be the Rated Final Distribution Date.

          (i)  The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

         SECTION 2.16. Conveyance of the REMIC II Regular Interests;
Acceptance of the REMIC II Regular Interests by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular
Interests to the Trustee for the benefit of the Holders of the REMIC III Regular
Interests and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future
Holders of the Regular Interest Certificates and the Class R Certificates.

         SECTION 2.17. Creation of REMIC III; Issuance of the REMIC III Regular
Interests, the REMIC III Components and the REMIC III Residual Interest; Certain
Matters Involving REMIC III.

          (a)  It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of Section 860G(a)(9) of the
Code.

          (b)  Concurrently with the assignment of the REMIC II Regular
Interests to the Trustee pursuant to Section 2.16 and in exchange therefor, the
Class A-4FL REMIC III Regular Interest and the REMIC III Residual Interest shall be issued and the Certificate Administrator shall execute, and the
Authenticating Agent shall authenticate and deliver, to or upon the order of the
Depositor, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class
A-J, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class Q
Certificates in authorized denominations. The Class X-1 Certificates shall collectively represent all of the REMIC III Components whose designations are described in the first sentence under the caption "REMIC III--Designations of the REMIC III Components" in the Preliminary Statement hereto and the Class X-2
Certificates shall collectively represent all of the REMIC III Components whose designations are described in the second sentence under the caption "REMIC
III--Designations of the REMIC III Components" in the Preliminary Statement
hereto. The REMIC III Residual Interest shall not be certificated. The interests evidenced by the REMIC III Regular Interests, together with the REMIC III
Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

          (c)  The REMIC III Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC
III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of
Treasury Regulations Section 1.860D-1(b)(1)).

          (d)  The REMIC III Components of the Class X-1 Certificates, the
REMIC III Components of the Class X-2 Certificates and the REMIC III Regular
Interests will have the alphabetic or alphanumeric designations indicated in the
Preliminary Statement under the caption "REMIC III".

                                     -107-

          (e)  Each Class of Principal Balance REMIC III Regular Interests shall have a Class Principal Balance. As of the Closing Date, the Class Principal
Balance of each such Class of Principal Balance REMIC III Regular Interests shall equal the amount set forth opposite such Class of Certificates in the table set forth in the Preliminary Statement under the caption "REMIC III". On each Distribution Date, the Class Principal Balance of each such Class of
Principal Balance REMIC III Regular Interests shall be permanently reduced by any distributions of principal made in respect of such Class on such
Distribution Date pursuant to Section 4.01(a) and shall be further adjusted in the manner and to the extent provided in Section 4.04(a). Except as provided in the preceding sentence and except to the extent of the recovery of amounts previously allocated as a Realized Loss as a result of the reimbursement from principal collections of Nonrecoverable Advances, the Class Principal Balance of
each such Class of Principal Balance REMIC III Regular Interests shall not otherwise be increased or reduced. Distributions in reimbursement of the Holders of any such Class of Certificates or the Class A-4FL REMIC III Regular Interest,
as the case may be, for previously allocated Realized Losses and Additional
Trust Fund Expenses shall not constitute distributions of principal and shall not result in any reduction of the Certificate Principal Balances of such
Principal Balance REMIC III Regular Interests or of the related Class Principal
Balance of such Class of Principal Balance REMIC III Regular Interest.

          The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however, each Class of Interest Only Certificates shall have or be deemed to have a Class Notional Amount that is, as of any date of determination, equal to: (i) in the case of the Class X-1 Certificates, the total of the then Component Notional Amounts of the REMIC III Components of the
Class X-1 Certificates; and (ii) in the case of the Class X-2 Certificates, (A)
from the Closing Date through and including the Distribution Date in June 2013, the aggregate of the Component Notional Amounts of those REMIC III Components of the Class X-2 Certificates for which the related Class X-2 Termination Date has not occurred as of such date of determination; and (B) subsequent to the
Distribution Date in June 2013, zero ($0).

          None of the REMIC III Components of the Class X-1 Certificates or the
REMIC III Components of the Class X-2 Certificates shall have a principal balance. For purposes of accruing interest, however, each REMIC III Component of the Class X-1 Certificates and each REMIC III Component of the Class X-2
Certificates shall have a Component Notional Amount. The Component Notional
Amount of each REMIC III Component of the Class X-1 Certificates is, as of any
date of determination, equal to the then current Uncertificated Principal
Balance of the REMIC II Regular Interest that is the Corresponding REMIC II
Regular Interest for such REMIC III Component. The Component Notional Amount of each REMIC III Component of the Class X-2 Certificates is, as of any date of determination, equal to the then current Uncertificated Principal Balance of the
REMIC II Regular Interest that is the Corresponding REMIC II Regular Interest for such REMIC III Component.

          (f)  Each Class of REMIC III Regular Interests shall have or be deemed to have a Pass-Through Rate. In each such case, the "Pass-Through Rate" for any
Interest Accrual Period shall equal: (a) with respect to the Class A-1
Certificates, an annual rate equal to 4.212% per annum; (b) with respect to the
Class A-2 Certificates, an annual rate equal to 4.484% per annum; (c) with respect to the Class A-3 Certificates, an annual rate equal to 4.550% per annum;
(d) with respect to the Class A-AB Certificates, an annual rate equal to 4.581%
per annum; (e) with respect to each of the Class A-4 Certificates and the Class
A-4FL REMIC III Regular Interest, an annual rate equal to the 4.674% per annum;
(f) with respect to the Class A-J Certificates, an annual rate equal to 4.750%
per annum; (g) with respect to the Class B Certificates, an annual rate equal to
4.819% per annum; (h) with respect to the Class C Certificates, an annual rate equal to 4.858% per annum; (i) with respect to the Class D Certificates, an annual rate equal to 4.898% per annum; (j) with respect to the Class E
Certificates, an annual rate equal to the lesser of (i) 4.997% per annum and
(ii) the REMIC II Remittance Rate in respect of REMIC II Regular Interest E for the subject Interest Accrual Period; (k) with respect to the Class F
Certificates, an annual rate equal to the lesser of (i) 5.312% per annum and
(ii) the REMIC II Remittance Rate in respect of REMIC II Regular Interest F for the subject Interest Accrual Period; (l) with respect to the Class G
Certificates, an annual rate equal to the REMIC II Remittance Rate in respect of
REMIC II Regular Interest G for the subject Interest Accrual Period minus
0.074%; (m) with respect to the Class H Certificates, an annual rate equal to the REMIC II Remittance Rate in respect of REMIC II Regular Interest H for the subject Interest Accrual Period; (n) with respect to the Class J Certificates, an annual rate equal to the lesser of (i) 4.431% per annum and (ii) the REMIC II
Remittance Rate in respect of REMIC II Regular Interest J for the subject
Interest Accrual Period; (o) with respect to the Class K Certificates,

                                     -108-

an annual rate equal to the lesser of (i) 4.431% per annum and (ii) the REMIC II
Remittance Rate in respect of REMIC II Regular Interest K for the subject
Interest Accrual Period; (p) with respect to the Class L Certificates, an annual rate equal to the lesser of (i) 4.431% per annum and (ii) the REMIC II
Remittance Rate in respect of REMIC II Regular Interest L for the subject
Interest Accrual Period; (q) with respect to the Class M Certificates, an annual rate equal to the lesser of (i) 4.431% per annum and (ii) the REMIC II
Remittance Rate in respect of REMIC II Regular Interest M for the subject
Interest Accrual Period; (r) with respect to the Class N Certificates, an annual rate equal to the lesser of (i) 4.431% per annum and (ii) the REMIC II
Remittance Rate in respect of REMIC II Regular Interest N for the subject
Interest Accrual Period; (s) with respect to the Class P Certificates, an annual rate equal to the lesser of (i) 4.431% per annum and (ii) the REMIC II
Remittance Rate in respect of REMIC II Regular Interest P for the subject
Interest Accrual Period; (t) with respect to the Class Q Certificates, an annual rate equal to the lesser of (i) 4.431% per annum and (ii) the REMIC II
Remittance Rate in respect of REMIC II Regular Interest Q for the subject
Interest Accrual Period; (u) with respect to the Class X-1 Certificates, an annual rate equal to the weighted average (expressed as a percentage and rounded to at least six decimal places) of the Class X-1 Strip Rates applicable to the respective REMIC III Components of the Class X-1 Certificates for such Interest
Accrual Period, weighted on the basis of the respective Component Notional
Amounts of such REMIC III Components outstanding immediately prior to the related Distribution Date; and (v) with respect to the Class X-2 Certificates, an annual rate equal to the weighted average (expressed as a percentage and rounded to at least six decimal places) of the Class X-2 Strip Rates applicable to the respective REMIC III Components of the Class X-2 Certificates for such
Interest Accrual Period that are to be taken into account in such calculation as set forth in the immediately succeeding sentence, weighted on the basis of the respective Component Notional Amounts of such REMIC III Components outstanding immediately prior to the related Distribution Date; provided, however, that for each Interest Accrual Period following the Interest Accrual Period related to the Distribution Date in June 2013, the Pass-Through Rate of the Class X-2
Certificates shall equal 0% per annum. For purposes of clause (v) of the immediately preceding sentence, the Pass-Through Rate of the Class X-2
Certificates, for the initial Interest Accrual Period and each Interest Accrual
Period thereafter through and including the Interest Accrual Period related to the Distribution Date in June 2013, shall be calculated taking into account the respective Class X-2 Strip Rates of only those REMIC III Components of the Class
X-2 Certificates for which such Interest Accrual Period relates to a
Distribution Date that occurs on or before the related Class X-2 Termination
Date.

          The "Class X-1 Strip Rate" for each REMIC III Component of the
Class X-1 Certificates, with respect to each Interest Accrual Period, is a rate per annum equal to the greater of (I) zero and (II) either:

               (A)  if both (x) the Corresponding REMIC II Regular Interest for such REMIC III Component of the Class X-1 Certificates also constitutes a Corresponding REMIC II Regular Interest for a
                    REMIC III Component of the Class X-2 Certificates and (y)
                    such Interest Accrual Period relates to a Distribution Date occurring on or before the Class X-2 Termination Date for
                    such Corresponding REMIC II Regular Interest for such REMIC
                    III Component of the Class X-2 Certificates, the excess, if any, of (i) the Weighted Average REMIC I Remittance Rate for
                    such Interest Accrual Period, over (ii) the greater of (1)
                    the Reference Rate for such Interest Accrual Period and (2)
                    the Pass-Through Rate in effect for the related Distribution
                    Date for the Corresponding Class of Principal Balance REMIC
                    III Regular Interests, or

               (B)  if either (1) the Corresponding REMIC II Regular Interest for such REMIC III Component of the Class X-1 Certificates does not constitute a Corresponding REMIC II Regular
                    Interest for a Component of the Class X-2 Certificates or
                    (2) such Interest Accrual Period relates to a Distribution
                    Date occurring after the Class X-2 Termination Date for such
                    Corresponding REMIC II Regular Interest of the Class X-2
                    Certificates, the excess, if any, of (i) the Weighted
                    Average REMIC I Remittance Rate for such Interest Accrual
                    Period, over (ii) the Pass-Through Rate in effect for the
                    related Distribution Date for the Corresponding Class of
                    Principal Balance REMIC III Regular Interests.

                                     -109-

          The "Class X-2 Strip Rate" for each REMIC III Component of the
Class X-2 Certificates, (A) with respect to each Interest Accrual Period related to a Distribution Date occurring on or before the related Class X-2 Termination
Date for such REMIC III Component, is a rate per annum equal to the greater of
(I) zero and (II) the excess, if any, of (i) the lesser of (x) the Reference
Rate for such Interest Accrual Period and (y) the Weighted Average REMIC I
Remittance Rate for such Interest Accrual Period, over (ii) the Pass-Through
Rate in effect during such Interest Accrual Period for the Corresponding Class of Principal Balance REMIC III Regular Interests, and (B) with respect to each
Interest Accrual Period related to a Distribution Date occurring after the related Class X-2 Termination Date for such REMIC III Component, is a rate per annum equal to zero.

          (g)  The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

         SECTION 2.18. Acceptance of Grantor Trusts; Issuance of the Class V,
Class R and Class A-4FL Certificates.

          (a)  It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest
Received by the Trust with respect to the Pooled Mortgage Loans that are ARD
Mortgage Loans and/or any successor REO Pooled Mortgage Loans with respect thereto constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V" and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust. The provisions of this Agreement shall be interpreted consistently with the foregoing intention. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class
V Certificates. Concurrently with the assignment to the Trustee of the assets included in Grantor Trust V, the Certificate Registrar shall execute, and the
Authenticating Agent shall authenticate and deliver, to or upon the order of the
Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V and initially registered in the name of ARCap CMBS Fund II REIT, Inc. The rights of the Holders of the Class V
Certificates to receive distributions from the proceeds of Grantor Trust V, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (b)  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the REMIC I Residual
Interest, the REMIC II Residual Interest and the REMIC III Residual Interest to
the Trustee for the benefit of the Holders of the Class R Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest, the REMIC II Residual Interest and
the REMIC III Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as
"Grantor Trust R" and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust. The provisions of this
Agreement shall be interpreted consistently with the foregoing intention. The
Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future
Holders of the Class R Certificates. Concurrently with the assignment to the
Trustee of the assets included in Grantor Trust R, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R. The rights of the Holders of the Class R Certificates to receive distributions from the proceeds of Grantor Trust R, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (c)  It is the intention of the parties hereto that the segregated pool of assets consisting of the Class A-4FL REMIC III Regular Interest, the
Class A-4FL Swap Contract, the Class A-4FL Swap Guarantee, the Master Servicer
Floating Rate Sub-Account and the Certificate Administrator Floating Rate
Sub-Account constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust
A-4FL" and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust. The provisions of this Agreement shall be interpreted consistently with the foregoing intention. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust A-4FL and declares that it holds and will hold

                                     -110-

such assets in trust for the exclusive use and benefit of all present and future
Holders of the Class A-4FL Certificates. Concurrently with the issuance of the
Class A-4FL REMIC III Regular Interest to the Trustee pursuant to Section 2.17, the execution of the Class A-4FL Swap Contract pursuant to Section 2.01(b), the establishment of the Master Servicer Floating Rate Sub-Account under Section
3.30(b) and the establishment of the Certificate Administrator Floating Rate
Sub-Account under Section 3.30(d), and in exchange therefor, the Trustee shall execute, and shall cause the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class A-4FL Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor
Trust A-4FL. The Class A-4FL Certificates shall have a Class Principal Balance.
The initial Class Principal Balance for the Class A-4FL Certificates shall be
$50,000,000. On each Distribution Date, the Class Principal Balance of the Class
A-4FL Certificates shall be adjusted to equal the Class Principal Balance of the
Class A-4FL REMIC III Regular Interest and shall not otherwise be increased or decreased. At any time when a Swap Default or other default or event of termination has not occurred, the Class A-4FL Certificates shall accrue interest at a Pass-Through Rate equal to LIBOR plus 0.220% on an Actual/360 Basis. For as long as a Swap Default or other default or event of termination has occurred, the Class A-4FL Certificates shall accrue interest at the same Pass-Through
Rate, for the same Interest Accrual Period, on the same Interest Accrual Basis and otherwise in the same manner as the Class A-4FL REMIC III Regular Interest.
The other terms of the entitlements of the Holders of the Class A-4FL
Certificates to distributions in respect of principal, interest and other amounts shall be as set forth in Section 4.01(b).

                                     -111-

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

         SECTION 3.01. General Provisions.

          (a)  Each Master Servicer shall be obligated to service and administer the Serviced Mortgage Loans opposite which such Master Servicer's name is set forth on the Pooled Mortgage Loan Schedule and any Replacement Pooled Mortgage
Loans delivered in replacement thereof as contemplated in Section 2.03 and shall be deemed to be the "applicable Master Servicer" with respect to any REO
Property acquired in respect of any such Mortgage Loan. Each of the Master
Servicers and each Special Servicer shall service and administer the Serviced
Mortgage Loans and any Administered REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders (or, in the case of any Serviced Mortgage Loan Group, of the Certificateholders and the
related Serviced Non-Pooled Mortgage Loan Noteholder(s)), as a collective whole, in accordance with any and all applicable laws, the terms of this Agreement, and the terms of the respective Serviced Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. In clarification of, and neither in addition to nor in deletion of the duties and obligations of the Master Servicers or the Special Servicers pursuant to this
Agreement, no provision herein contained shall be construed as an express or implied guarantee by either Master Servicer or either Special Servicer of the collectibility or recoverability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this
Agreement to such Master Servicer or such Special Servicer (including with respect to Master Servicing Fees or the right to be reimbursed for Advances).
Any provision in this Agreement for any Advance by a Master Servicer, a Special
Servicer, the Trustee or the Fiscal Agent is intended solely to provide liquidity for the benefit of the Certificateholders and, if applicable, the
Serviced Non-Pooled Mortgage Loan Noteholders, and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans. No provision hereof shall be construed to impose liability on any Master Servicer or Special Servicer for the reason that any recovery to the Certificateholders (or, in the case of any Serviced Mortgage
Loan Group, to the Certificateholders and the related Serviced Non-Pooled
Mortgage Loan Noteholder(s)) in respect of a Mortgage Loan at any time after a determination of present value recovery made in its reasonable and good faith judgment in accordance with the Servicing Standard by such Master Servicer or
Special Servicer hereunder at any time is less than the amount reflected in such determination. Without limiting the foregoing, and subject to Section 3.21, (i)
each Master Servicer shall service and administer all Performing Serviced
Mortgage Loans for which it is the Master Servicer, (ii) each Special Servicer shall service and administer (x) each Serviced Mortgage Loan (other than a
Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred and for which it is the applicable Special Servicer, and (y) each Administered REO
Property for which it is the applicable Special Servicer; provided, however, that the applicable Master Servicer shall continue to (A) make P&I Advances required hereunder with respect to each Pooled Mortgage Loan for which it is the applicable Master Servicer that constitutes a Specially Serviced Mortgage Loan and each successor REO Pooled Mortgage Loan in respect thereof, (B) make
Servicing Advances required hereunder with respect to any Specially Serviced
Mortgage Loans and Administered REO Properties (and related REO Pooled Mortgage
Loans) for which it is the applicable Master Servicer, (C) receive payments, collect information and deliver reports to the Certificate Administrator and the
Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and Administered REO Properties (and the related REO Mortgage Loans) for which it is the applicable Master Servicer, and (D) render such incidental services with respect to any Specially Serviced Mortgage Loans and Administered REO
Properties for which it is the applicable Master Servicer as are specifically provided for herein. In addition, each Master Servicer shall notify the applicable Special Servicer within three Business Days following its receipt of any collections on any Specially Serviced Mortgage Loan, such Special Servicer shall within one Business Day thereafter notify such Master Servicer with instructions on how to apply such collections and such Master Servicer shall apply such collections in accordance with such instructions within one Business
Day following such Master Servicer's receipt of such notice.

          Certain provisions of this Article III make reference to their applicability to Serviced Mortgage Loans. Notwithstanding such explicit references, references to "Serviced Mortgage Loans" contained in this Article
III, unless

                                     -112-

otherwise specified, shall be construed to refer also to each Serviced Mortgage
Loan Group in its entirety (but any other term that is defined in Article I and used in this Article III shall be construed according to such definition without regard to this sentence).

          (b)  Subject to Section 3.01(a) and the other terms and provisions of this Agreement, the Master Servicers and the Special Servicers shall each have full power and authority, acting alone or, subject to Section 3.22, through
Primary Servicer and/or Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each
Master Servicer (with respect to those Serviced Mortgage Loans that it is obligated to service and administer pursuant to this Agreement) and each Special
Servicer (with respect to the Specially Serviced Mortgage Loans and Administered
REO Properties), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee and (in the case of each Serviced
Mortgage Loan Group) the related Serviced Non-Pooled Mortgage Loan Noteholders, to execute and deliver, on behalf of the Certificateholders, the Trustee and (in the case of each Serviced Mortgage Loan Group) each Serviced Non-Pooled Mortgage
Loan Noteholder, or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage or other security document in the related
Mortgage File on the related Mortgaged Property and other related collateral;
(ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and (iii) subject to Sections 3.08, 3.20, 3.24, 3.27,
3.28 and 3.29, any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in Borrowers, consents to any subordinate financings to be secured by any related Mortgaged
Property, consents to any mezzanine financing to be secured by ownership interests in a Borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged
Properties (including agreements and requests by any Borrower with respect to modifications of the standards of operation and management of the Mortgaged
Properties or the replacement of asset managers), documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Serviced Mortgage Loan under the related Mortgage Loan Documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements that may be requested by any Borrower or its tenants, documents granting, modifying or releasing (or joining the Borrower therein) any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged
Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Serviced Mortgage Loan and any other consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of either Master Servicer or either Special Servicer, furnish, or cause to be so furnished, to such Master Servicer or such Special
Servicer, as the case may be, any limited powers of attorney and other documents
(each of which shall be prepared by such Master Servicer or such Special
Servicer, as the case may be) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided that the Trustee shall not be held liable for any misuse of any such power of attorney by either
Master Servicer or Special Servicer. Without limiting the generality of the foregoing, the Trustee shall execute and deliver to each Master Servicer and the
Special Servicer, on or before the Closing Date, a power of attorney substantially in the form attached as Exhibit L hereto. Notwithstanding anything contained herein to the contrary, neither a Master Servicer nor the Special
Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating such
Master Servicer's or Special Servicer's, as applicable, representative capacity;
or (ii) take any action with the intent to cause, and that actually causes, the
Trustee to be registered to do business in any state. Each Master Servicer and the Special Servicer shall indemnify (out of its own funds without reimbursement therefor) the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such power of attorney by such Master Servicer or the Special Servicer, as the case may be.

          (c)  The applicable Master Servicer or the applicable Special
Servicer, as the case may be, in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard and applicable law and in accordance with this Agreement.

                                     -113-

          (d)  The relationship of each Master Servicer and each Special
Servicer to the Trustee and, unless they are the same Person, one another
(whether between a Master Servicer and the other Master Servicer or a Special
Servicer and the other Special Servicer or a Master Servicer and a Special
Servicer) under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          (e)  Notwithstanding any provision of this Agreement to the contrary, each Serviced Mortgage Loan Group shall be serviced and administered under this
Agreement only for as long as the Pooled Mortgage Loan that is a part of such
Serviced Mortgage Loan Group or the beneficial interest in any related REO
Property constitutes an asset of the Trust Fund; provided, however, that, notwithstanding the foregoing, the servicing and administration of a Serviced
Mortgage Loan Group pursuant to the terms hereof and the applicable Mortgage
Loan Group Intercreditor Agreement shall continue until a new servicing agreement is entered into with respect to such Serviced Mortgage Loan Group as provided in the related Mortgage Loan Group Intercreditor Agreement but such servicing and administration shall be conducted as if such Serviced Mortgage
Loan Group or any related REO Property were the sole assets subject hereto, with references in this Agreement applicable to the Trust, the Trustee, the
Certificates, the Certificateholders (or any subgroup thereof) or any representative of any such Certificateholders all being construed to refer to such similar terms as are applicable to the then current holder of the Mortgage
Note for the related Pooled Mortgage Loan.

          (f)  Nothing contained in this Agreement shall limit the ability of either Master Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Borrower as though such Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not be construed to modify the Servicing Standard.

          (g)  The parties hereto acknowledge that each Non-Trust-Serviced
Pooled Mortgage Loan is subject to the terms and conditions of the related
Mortgage Loan Group Intercreditor Agreement. The parties hereto recognize the respective rights and obligations of the "Holders" and "Lenders" under the
Mortgage Loan Group Intercreditor Agreements for such Non-Trust-Serviced Pooled
Mortgage Loans, including with respect to the allocation of collections and losses on or in respect of such Non-Trust-Serviced Pooled Mortgage Loans and the related Non-Pooled Pari Passu Companion Loans and the making of payments to the
"Holders" and "Lenders" in accordance with each such Mortgage Loan Group
Intercreditor Agreement and the related Non-Trust Servicing Agreement. The parties hereto further acknowledge that, pursuant to the related Mortgage Loan
Group Intercreditor Agreement for each Non-Trust-Serviced Pooled Mortgage Loan, each Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Pari
Passu Companion Loans are to be serviced and administered by the related
Non-Trust Master Servicer and related Non-Trust Special Servicer in accordance with the related Non-Trust Servicing Agreement. Although each Non-Trust-Serviced
Pooled Mortgage Loan is not a Serviced Mortgage Loan hereunder, WFB as a Master
Servicer hereunder (and any successors to WFB in such capacity) shall have certain duties and shall constitute the "applicable Master Servicer" hereunder with respect to such Non-Trust-Serviced Pooled Mortgage Loan.

          For so long as a Non-Trust-Serviced Pooled Mortgage Loan or any successor REO Pooled Mortgage Loan with respect thereto is part of the Mortgage
Pool and such Non-Trust-Serviced Pooled Mortgage Loan and its related Non-Pooled
Pari Passu Companion Loans, or any related REO Property with respect thereto, are being serviced and administered under the related Non-Trust Servicing
Agreement, the applicable Master Servicer shall promptly notify the Trustee and the Controlling Class Representative of any defaults on the part of the related
Non-Trust Master Servicer and/or the related Non-Trust Special Servicer of which the applicable Master Servicer is aware. If there are at any time amounts due from the Trust, as holder of a Non-Trust-Serviced Pooled Mortgage Loan, to any party under the related Mortgage Loan Group Intercreditor Agreement or the related Non-Trust Servicing Agreement, the applicable Master Servicer shall notify the General Special Servicer and the Controlling Class Representative,
and the applicable Master Servicer may pay such amounts out of its Collection
Account, and, if and to the extent that the deposits in such Master Servicer's
Collection Account are insufficient, may (or, at the direction of the
Controlling Class Representative, shall) pay such amounts from its own funds
(provided that any such payment from its own funds shall constitute, and be reimbursable as, a Servicing Advance). Except as otherwise expressly addressed in Section 3.20, with respect to modifications, waivers and amendments of a
Non-Trust-Serviced Pooled Mortgage Loan (and a modification, waiver or

                                     -114-

amendment of the related Non-Trust Servicing Agreement and/or the related
Mortgage Loan Group Intercreditor Agreement shall not be subject to the operation of this sentence but shall instead be subject to the operation of the next succeeding sentence), if (i) the Trustee is requested to take any action in its capacity as holder of a Non-Trust-Serviced Pooled Mortgage Loan, pursuant to the related Mortgage Loan Group Intercreditor Agreement and/or the related
Non-Trust Servicing Agreement, or (ii) a Responsible Officer of the Trustee
receives actual notice of a default or event of default on the part of any other party under the related Non-Trust Servicing Agreement, then (subject to the next paragraph) the Trustee shall notify (in writing), and act in accordance with the instructions of, the Controlling Class Representative; provided that, if such instructions are not provided within a reasonable time period (not to exceed ten
(10) Business Days or such lesser response time as is afforded under the related
Mortgage Loan Documents or related Non-Trust Servicing Agreement, as applicable)
or if the Trustee is not permitted (pursuant to the next paragraph) to follow such instructions, then the Trustee will take such action or inaction, as directed in writing by the Holders of the Certificates entitled to a majority of the Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the related Mortgage Loan Documents or related Non-Trust Servicing Agreement, as applicable); and provided, further, that if the Trustee's consent is sought with respect to any loan-level action under the related Non-Trust Servicing Agreement as to which, if such action were taken under this Agreement, written confirmation would be required from a Rating
Agency to the effect that such action would not, in and of itself, result in an
Adverse Rating Event with respect to any Class of Rated Certificates, then the
Trustee shall not grant such consent without first having obtained such written confirmation (at the expense of the party requesting such approval of the
Trustee, if a Certificateholder or a party to this Agreement, otherwise from the related Master Servicer's Collection Account). If the Trustee receives a request from any party to a Non-Trust Servicing Agreement for consent to or approval of a modification, waiver or amendment of such Non-Trust Servicing Agreement and/or the related Mortgage Loan Group Intercreditor Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of such
Non-Trust Servicing Agreement in effect as of the Closing Date or a change in servicer under such Non-Trust Servicing Agreement, then the Trustee shall not grant such consent or approval unless it receives the consent of the applicable
Master Servicer under this Agreement, the consent of the Controlling Class
Representative and a written confirmation (at the expense of the party requesting such approval of the Trustee, if a Certificateholder or a party to this Agreement, otherwise from the related Master Servicer's Collection Account)
from each Rating Agency to the effect that such consent or approval would not result in an Adverse Rating Event with respect to any Class of Rated
Certificates. During the continuation of any event of default or other default under a Non-Trust Servicing Agreement, each of the Trustee and the applicable
Master Servicer shall have the right to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Trustee in connection with such enforcement shall, at the direction of the Trustee, be paid by, and reimbursable to, the applicable Master
Servicer as Servicing Advances (subject to Section 3.11(h)). The Trustee and the applicable Master Servicer shall each promptly forward all material notices or other communications delivered to it in connection with each Non-Trust Servicing
Agreement to the other such party, the Depositor and the Controlling Class
Representative and, if such notice or communication is in the nature of a notice or communication that would be required to be delivered to the Rating Agencies if the related Non-Trust-Serviced Pooled Mortgage Loan were a Serviced Mortgage
Loan, to the Rating Agencies.

          Notwithstanding anything herein to the contrary: (i) the Trustee shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting during the period following any resignation or removal of a Controlling Class
Representative and before a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by the prior paragraph, may (and the Trustee shall ignore and act without regard to any such advice, direction or objection that the Trustee has determined, in its reasonable, good faith judgment, would): (A) require or cause the Trustee to violate applicable law, or any other Section of this Agreement,
(B) result in an Adverse REMIC Event with respect to any REMIC Pool or an
Adverse Grantor Trust Event with respect to any Grantor Trust Pool, (C) expose the Trust, the Depositor, a Master Servicer (or a Primary Servicer or
Sub-Servicer acting on behalf of a Master Servicer), a Special Servicer, the
Fiscal Agent, the Certificate Administrator, the Trustee or any of their respective Affiliates, members,

                                     -115-

managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) expand the scope of a Trustee's responsibilities under this
Agreement.

         SECTION 3.02. Collection of Mortgage Loan Payments.

          (a)  The applicable Master Servicer and the applicable Special
Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments required under the terms and provisions of the respective Serviced Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the
Servicing Standard; provided that none of the Master Servicers or the Special
Servicers shall, with respect to any Mortgage Loan that constitutes an ARD
Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and a Special Servicer may do so only if
(i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of such
Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such
Post-ARD Additional Interest has not been forgiven in accordance with Section
3.20 and, in the reasonable judgment of the Special Servicer, exercised in accordance with the Servicing Standard, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance
Interest. Consistent with the foregoing, the applicable Master Servicer may grant case-by-case waivers of Default Charges in connection with a late payment on a Serviced Mortgage Loan, provided that, for any waiver thereof under any
Serviced Mortgage Loan where both (x) any Advance Interest is then outstanding and (y) either (1) the waiver would be the fourth (or more) such waiver for such
Mortgage Loan or (2) such Mortgage Loan is 60 days or more delinquent in respect of any Monthly Payment, the applicable Master Servicer shall have obtained the consent of the applicable Special Servicer, which shall have obtained the consent of the Controlling Class Representative and/or the related Serviced
Mortgage Loan Group Controlling Party, as and to the extent contemplated by
Sections 3.08, 3.20, 3.24, 3.27, 3.28 and 3.29, as applicable.

          (b)  At least 90 days prior to the maturity date of each Balloon
Mortgage Loan, the applicable Master Servicer shall send a notice to the related
Borrower of such maturity date (with a copy to be sent to the applicable Special
Servicer) and shall request confirmation that the Balloon Payment will be paid by such maturity date.

          (c)  With respect to each Non-Trust-Serviced Pooled Mortgage Loan:

               (i)    in the case of the Marquis Apartments Pooled Mortgage
          Loan, promptly following the Closing Date, the Trustee shall send written notice, accompanied by an executed version of this Agreement, to the trustee under the Series 2005-PWR7 PSA and the related
          Non-Trust Master Servicer stating that, as of the Closing Date, the
          Trustee is the holder of the Marquis Apartments Pooled Mortgage Loan and directing each such recipient to remit to WFB as Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to WFB as Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Marquis Apartments Pooled Mortgage Loan under the related
          Mortgage Loan Group Intercreditor Agreement and the Series 2005-PWR7
          PSA; in addition, such notice shall provide contact information for the Trustee, WFB, the Special Servicer and the Controlling Class
          Representative.

               (ii)   with respect to such Non-Trust-Serviced Pooled Mortgage
          Loan, the related Mortgaged Property or any related REO Property, the applicable Master Servicer shall, on the day of receipt thereof, if such Master Servicer is the same Person or an Affiliate of the related
          Non-Trust Master Servicer, and otherwise within one Business Day following the receipt thereof, deposit into its Collection Account all amounts received by it from the Non-Trust Master Servicer or any other party under a Non-Trust Servicing Agreement;

               (iii)  if, as of the close of business on the Determination Date on which a Collection Period ends in any calendar month, the applicable Master Servicer has not received a Monthly Payment due on such

                                     -116-

          Non-Trust-Serviced Pooled Mortgage Loan during such Collection Period for any reason (whether because such Due Date has not yet occurred, the grace period for such Monthly Payment has not yet expired, the related Borrower has failed to make such Monthly Payment, the remittance date for such Monthly Payment has not yet occurred under the terms of the Non-Trust Servicing Agreement or the related
          Non-Trust Master Servicer has failed to timely make a remittance of such Monthly Payment that it is required to have made), then (A) for the avoidance of doubt, the applicable Master Servicer shall make a
          P&I Advance with respect to such amount on the Master Servicer
          Remittance Date immediately succeeding such Collection Period, subject to and in accordance with Section 4.03 (and, in accordance with such
          Section 4.03, if the applicable Master Servicer fails to make such P&I
          Advance, then the Trustee or, if it fails to do so, the Fiscal Agent, shall make such P&I Advance); and (B) notwithstanding any contrary provision of Section 4.03, Advance Interest shall not commence accruing on such P&I Advance until the date that is (i) one calendar day after the later of the Due Date for such Monthly Payment or the expiration of the grace period, if any, applicable to such Due Date, but only if the Borrower failed to make its Monthly Payment on such date, or (ii) otherwise, the date that is one calendar day after the date on which the related Non-Trust Master Servicer is required to remit such Monthly Payment to the applicable Master Servicer pursuant to the terms of the applicable Non-Trust Servicing Agreement and/or applicable Mortgage Loan Group Intercreditor Agreement; and

               (iv)   if the applicable Master Servicer has notice, or a
          Servicing Officer of the Master Servicer has knowledge, of a material failure of a Non-Trust Master Servicer to make a remittance that it is required to make to such applicable Master Servicer under the terms of the related Non-Trust Servicing Agreement and/or the related Mortgage
          Loan Group Intercreditor Agreement, then such applicable Master
          Servicer shall provide notice of such failure to such Non-Trust Master
          Servicer, the trustee or other holder of the related Non-Pooled Pari
          Passu Companion Loans under the related Non-Trust Servicing Agreement, the Trustee and the Controlling Class Representative.

          (d)  With respect to each Pooled Mortgage Loan for which the Due Date is scheduled to occur on the 3rd, 4th or 5th day of each month (subject to any applicable business day convention), each of which Pooled Mortgage Loans permits prepayments (after the end of any applicable lockout period) to be made on any day of a month without an accompanying payment of interest that would have accrued to the next Due Date, to the extent that a voluntary Principal
Prepayment is received by the applicable Master Servicer after the end of the
Collection Period ending in such month, such Principal Payment and any accompanying interest (and any accompanying Prepayment Premium or Yield
Maintenance Charge that is Received by the Trust) (and the interest referred to above shall be net of any portion thereof that is similar to a Prepayment
Interest Excess representing interest accrued from and after the Due Date in such month, which portion shall be retained by the applicable Master Servicer as
Additional Master Servicer Compensation) will nevertheless be distributed to
Certificateholders on the Distribution Date occurring in such month if the applicable Master Servicer (a) provides notice to the Certificate Administrator and the Servicer Report Administrator no later than 2:00 p.m. (New York City time) two (2) Business Days prior to the related Distribution Date reflecting the related Borrower's intention to make such payment, and (b) both (i) remits such payment (together with, solely in the case of a Principal Prepayment made before a Due Date, a payment from such Master Servicer's own funds in an amount equal to the interest that would have accrued (at the related Net Mortgage Rate)
on the Principal Prepayment from and including the date of the Principal
Prepayment to but excluding such Due Date) to the Certificate Administrator not later than 1:00 p.m. (New York City time) on the related Master Servicer
Remittance Date and (ii) provides to the Certificate Administrator a revised
CMSA Loan Periodic Update File not later than 9:00 a.m. (New York City time) on the related Master Servicer Remittance Date. If the timing and notice requirements set forth in (a) and (b) above are satisfied with respect to such voluntary Principal Prepayment, such payment shall be included as part of the
Master Servicer Remittance Amount for the applicable Master Servicer for the related Distribution Date and the Principal Distribution Amount that would otherwise have been in effect for the related Distribution Date shall be increased by the amount of such Principal Prepayment. If the timing and notice requirements set forth in (a) and (b) above are not satisfied with respect to such voluntary Principal Prepayment, then (A) such circumstances shall constitute an Event of Default of the applicable Master Servicer but the applicable Master Servicer shall be entitled to cure such Event of Default (and may not be terminated under Article VII unless it does not effect such cure) by making, not later than the Master Servicer Remittance Date occurring in the month

                                     -117-

immediately following the month in which the Principal Prepayment occurred, a payment of cash, from its own funds without right of reimbursement therefor, to the Certificate Administrator (for deposit in the Distribution Account) in an amount equal to the sum of one month's interest at the Net Mortgage Rate of the related Pooled Mortgage Loan on a principal amount equal to such Principal
Prepayment and, solely in the case of a Principal Prepayment made before a Due
Date, the interest that would have accrued (at the related Net Mortgage Rate) on the Principal Prepayment from and including the date of the Principal Prepayment to but excluding such Due Date; and (B) such Principal Prepayment (and such accompanying Prepayment Premium or Yield Maintenance Charge), and any
accompanying interest will be deemed to have been received during the Collection
Period related to the Distribution Date occurring in the month immediately following the month in which such Principal Prepayment was made. Notwithstanding any contrary provision of the foregoing, the applicable Master Servicer shall not be required to make (and shall not be in default hereunder for not making) a payment of one month's interest otherwise described in the preceding sentence to the extent that such interest otherwise constitutes all or a portion of any
Compensating Interest Payment that the applicable Master Servicer otherwise makes in respect of the related Pooled Mortgage Loan. In the case of each Pooled
Mortgage Loan for which the Stated Maturity Date is scheduled to occur on the
3rd, 4th or 5th day of any month (subject to any applicable business day convention), if the related Balloon Payment due on such Stated Maturity Date is timely received but such date happens to fall later than the end of the
Collection Period ending in the same month, then the applicable Master Servicer shall (a) provide notice to the Certificate Administrator and the Servicer
Report Administrator no later than 2:00 p.m. (New York City time) two (2)
Business Days prior to the related Distribution Date reflecting the related
Borrower's intention to make such payment, and (b) both (i) remit such payment to the Certificate Administrator not later than 1:00 p.m. (New York City time)
on the related Master Servicer Remittance Date and (ii) provide to the
Certificate Administrator a revised CMSA Loan Periodic Update File not later than 9:00 a.m. (New York City time) on the related Master Servicer Remittance
Date, in which case such Balloon Payment shall be considered to have been received during the Collection Period related to the Distribution Date occurring in such month for purposes of the remittance of the Master Servicer Remittance
Amount for the applicable Master Servicer for such Distribution Date and the distribution of the Available Distribution Amount and the Principal Distribution
Amount for such Distribution Date. For the avoidance of doubt, if such Balloon
Payment is not timely received on or before such Stated Maturity Date, then the applicable Master Servicer shall make the applicable P&I Advance on the Master
Servicer Remittance Date immediately succeeding such Collection Period, subject to and in accordance with Section 4.03(b) (and, in accordance with such Section
4.03(b), if the applicable Master Servicer fails to make such P&I Advance, then the Trustee or, if it fails to do so, the Fiscal Agent, shall make such P&I
Advance). In the case of the Pooled Mortgage Loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable Master Servicer will in any event be entitled to remit those prepayments as part of the Master
Servicer Remittance Amount for that month so as to avoid a Prepayment Interest
Shortfall (or similar shortfall) that may otherwise result.

         SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
Servicing Accounts; Reserve Accounts.

          (a)  Each Master Servicer shall establish and maintain one or more segregated accounts ("Servicing Accounts"), in which all Escrow Payments received by it with respect to the Serviced Mortgage Loans for which it is the applicable Master Servicer, shall be deposited and retained, separate and apart from its own funds. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage
Loan Documents, each Master Servicer may make withdrawals from the Servicing
Accounts maintained by it, and may apply Escrow Payments held therein with respect to any Serviced Mortgage Loan (together with interest earned thereon), only as follows: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related
Mortgaged Property; (ii) to reimburse such Master Servicer, the applicable
Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i);
(iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the

                                     -118-

extent not payable to the related Borrower to pay such interest or other income
(up to the amount of any Net Investment Earnings in respect of such Servicing
Account for each Collection Period) to such Master Servicer); (v) disburse
Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property, (vi) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such
Mortgage Loan; (vii) to withdraw amounts deposited in the Servicing Account in error; or (viii) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. Each Master Servicer shall pay or cause to be paid to the related Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan
Documents. If a Master Servicer shall deposit in a Servicing Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the applicable Special Servicer from the Borrower under any Serviced Mortgage Loan, and in any event within one Business Day after any such receipt, the applicable
Special Servicer shall remit such Escrow Payments to the applicable Master
Servicer for deposit in the applicable Servicing Account(s).

          (b)  The applicable Master Servicer shall as to each Serviced Mortgage
Loan (including each Specially Serviced Mortgage Loan): (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing
Standard to obtain, from time to time, all bills for the payment of such items
(including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment with respect to any Serviced Mortgage Loan, the applicable Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan
Documents; provided that if such Mortgage Loan does not require the related
Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the applicable Master
Servicer (or, if such Mortgage Loan becomes a Specially Serviced Mortgage Loan, the applicable Special Servicer) shall, subject to and in accordance with the
Servicing Standard, use reasonable efforts to enforce the requirement of the related Mortgage Loan Documents that the related Borrower make payments in respect of such items at the time they first become due.

          (c)  In accordance with the Servicing Standard, but subject to
Section 3.11(h), the applicable Master Servicer, with respect to each Serviced
Mortgage Loan for which it is the Master Servicer (including each such Mortgage
Loan that is a Specially Serviced Mortgage Loan) shall make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the timely payment of (i)
real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date, in each instance if and to the extent that (x)
Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the applicable Master Servicer shall not make a Servicing
Advance of any such amount if such Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case such
Master Servicer shall use its best reasonable efforts consistent with the
Servicing Standard to confirm whether such amounts have been paid and, subject to Section 3.11(h), shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by such
Master Servicer that such amounts have not been paid by the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by a Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of any
Mortgaged Property shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the subject Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided that this sentence shall not be construed to limit the rights of the applicable
Master Servicer or Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

                                     -119-

          (d)  Each Master Servicer shall establish and maintain one or more segregated accounts ("Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Serviced Mortgage Loans as to which it is the applicable Master Servicer, shall be deposited and retained, separate and apart from its own funds. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Reserve Funds shall be held, each Reserve Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage
Loan Documents, each Master Servicer may make withdrawals from the Reserve
Accounts maintained by it, and may apply Reserve Funds held therein with respect to any Serviced Mortgage Loan (together with interest earned thereon), only as follows: (i) in the case of Reserve Funds that are intended to cover specific costs and expenses, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve
Funds were intended and to refund the related Borrower any sums as may be determined to be overages; (ii) in the case of Reserve Funds intended to cover debt service payments, to apply amounts on deposit therein in respect of principal and interest on such Mortgage Loan; (iii) to reimburse such Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clauses (i) and
(ii) (or, if any such Advance has become an Unliquidated Advance, to transfer to the related Collection Account an amount equal to the reimbursement that would otherwise have been made as described in this clause (iii)); (iv) to release such Reserve Funds to the related Borrower if the conditions precedent for such release are satisfied or otherwise apply such Reserve Funds in accordance with the related Mortgage Loan Documents if the conditions precedent for such release are not satisfied; (v) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Reserve Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Reserve Account for each Collection Period) to such Master Servicer); (vi)
to withdraw amounts deposited in such Reserve Account in error; (vii) after an event of default, to pay the principal of, accrued interest on, and any other amounts payable with respect to such Mortgage Loan; or (viii) to clear and terminate the Reserve Account at the termination of this Agreement in accordance with Section 9.01. If the Borrower under any Serviced Mortgage Loan delivers a
Letter of Credit in lieu of Reserve Funds, then the applicable Master Servicer shall make draws on such Letter of Credit at such times and for such purposes as it would have made withdrawals from a Reserve Account and, to the extent consistent with the Servicing Standard, applicable law and the related Mortgage
Loan Documents, in order to convert the amount of such Letter of Credit into
Reserve Funds. Promptly after any Reserve Funds are received by a Special
Servicer from any Borrower, and in any event within one Business Day of such receipt, such Special Servicer shall remit such Reserve Funds to the applicable
Master Servicer for deposit in the applicable Reserve Account(s). Any out-of-pocket expenses, including reasonable attorneys' fees and expenses, incurred by a Master Servicer or a Special Servicer to enable such Master
Servicer or such Special Servicer, as the case may be, to make any draw under any Letter of Credit shall constitute a Servicing Advance, and such Master
Servicer or such Special Servicer, as the case may be, shall make reasonable efforts to recover such expenses from the related Borrower to the extent the
Borrower is required to pay such expenses under the terms of the related
Mortgage Loan.

          (e)  To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of the Mortgage Loans
Documents for a Serviced Mortgage Loan, the applicable Master Servicer shall request from the related Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of a Serviced Mortgage Loan, the applicable Master Servicer shall request from the related Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the applicable Master Servicer shall notify the Trustee, the applicable Special
Servicer, the Controlling Class Representative and (if affected) the related
Serviced Non-Pooled Mortgage Loan Noteholder(s). The applicable Master Servicer shall promptly notify the Trustee, the applicable Special Servicer, the
Controlling Class Representative and any affected Serviced Non-Pooled Mortgage
Loan Noteholders if such

                                     -120-

Master Servicer determines that the Borrower under any Serviced Mortgage Loan has failed to perform its obligations under such Serviced Mortgage Loan in respect of environmental matters.

          (f)  Subject to applicable law and the terms of the related Mortgage
Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be
invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

          (g)  With respect to each Serviced Mortgage Loan that requires the related Borrower to establish and maintain one or more lock-box, cash management or similar accounts, the applicable Master Servicer shall establish and maintain, in accordance with the Servicing Standard, such account(s) in accordance with the terms of the related Mortgage Loan Documents. No such lock-box account is required to be an Eligible Account, unless the Mortgage Loan
Documents otherwise so require. The applicable Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related
Mortgage Loan Documents, any lock-box, cash management or similar agreement and the Servicing Standard.

         SECTION 3.04. Collection Accounts, Distribution Account, Interest
Reserve Account, Excess Liquidation Proceeds Account, Companion Note Custodial
Accounts and Subordinate Note Custodial Accounts.

          (a)  Each of the Master Servicers shall segregate and hold all funds collected and received by it in connection with the Pooled Mortgage Loans for which it is the applicable Master Servicer separate and apart from its own funds and general assets. In connection therewith, each Master Servicer shall establish and maintain one or more segregated accounts (collectively, a
"Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the
Certificateholders. Each account that constitutes a Collection Account shall be an Eligible Account. Each Master Servicer shall deposit or cause to be deposited in its Collection Account, within one Business Day of receipt by it (in the case of payments by Borrowers or other collections on the Serviced Pooled Mortgage
Loans as to which it acts as Master Servicer) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer subsequent to the Closing Date with respect to the Pooled Mortgage Loans as to which it is the applicable Master Servicer and any Administered REO Properties acquired in respect thereof (other than in respect of scheduled payments of principal and interest due and payable on such
Pooled Mortgage Loans on or before their respective Cut-off Dates (or, in the case of a Replacement Pooled Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Pooled
Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

               (i)    all payments (from whatever source) on account of
          principal of such Serviced Pooled Mortgage Loans, including Principal
          Prepayments;

               (ii)   all payments (from whatever source) on account of interest on such Serviced Pooled Mortgage Loans, including Default Interest and
          Post-ARD Additional Interest;

               (iii)  all Prepayment Premiums, Yield Maintenance Charges and/or
          late payment charges received with respect to such Serviced Pooled
          Mortgage Loans;

               (iv)   all Insurance Proceeds, Condemnation Proceeds and
          Liquidation Proceeds received with respect to such Serviced Pooled
          Mortgage Loans and/or, insofar as such payments and/or proceeds represent amounts allocable to reimburse Servicing Advances or pay
          Liquidation Expenses and/or other servicing expenses in respect of the entire Mortgage Loan Group of which any such Serviced Pooled Mortgage
          Loan is part;

               (v)    any amounts relating to such Serviced Pooled Mortgage
          Loans and/or Administered REO Properties required to be deposited by such Master Servicer or such Special Servicer pursuant to Section
          3.07(b)

                                     -121-

          in connection with losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (vi)   any amounts relating to an Administered REO Properties
          required to be transferred from any REO Account pursuant to Section
          3.16(c);

               (vii)  to the extent not otherwise included in another clause of this Section 3.04(a), any payments collected in respect of
          Unliquidated Advances on such Pooled Mortgage Loans or in respect of amounts previously determined to constitute Nonrecoverable Advances;

               (viii) insofar as they do not constitute Escrow Payments or
          Reserve Funds, any amounts relating to such Serviced Pooled Mortgage
          Loans paid by a Borrower specifically to cover items for which a
          Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower; and

               (ix)   in connection with the initial Collection Period, the
          Closing Date Deposit Amount paid by the related Pooled Mortgage Loan
          Seller for each Closing Date Deposit Mortgage Loan for which such
          Master Servicer is the applicable Master Servicer (and, by its execution of this Agreement, the applicable Master Servicer for each
          Closing Date Deposit Mortgage Loan hereby acknowledges that it has so received and deposited the Closing Date Deposit Amount for such
          Closing Date Deposit Mortgage Loan).

               In addition, the applicable Master Servicer shall deposit into its Collection Account, promptly upon receipt thereof if such Master Servicer is also the related Non-Trust Master Servicer and otherwise within one Business Day following receipt thereof, all remittances to the Trust under the Non-Trust
Servicing Agreement related to a Non-Trust-Serviced Pooled Mortgage Loan or any
Non-Trust-Serviced REO Property. Furthermore, the applicable Master Servicer for any Serviced Mortgage Loan Group shall deposit into its Collection Account, within one Business Day following receipt thereof, all payments to the Trust made by the Serviced Non-Pooled Mortgage Loan Noteholders in respect of
Nonrecoverable Advances or expenses pursuant to the terms of the related
Mortgage Loan Group Intercreditor Agreement.

               Furthermore, each Master Servicer shall deposit in its
Collection Account any amounts required to be deposited by such Master Servicer pursuant to Section 3.06, as and when required by such section, in connection with losses incurred with respect to Permitted Investments of funds held in such
Collection Account.

               Notwithstanding the foregoing requirements, the applicable
Master Servicer need not deposit into its Collection Account any amount that such Master Servicer would be authorized to withdraw immediately from such
Collection Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto.

               The foregoing requirements for deposit in a Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from
Borrowers that constitute Additional Master Servicing Compensation and/or
Additional Special Servicing Compensation, need not be deposited by either
Master Servicer in its Collection Account. Each Master Servicer shall promptly, and in any event within one Business Day, deliver to the applicable Special
Servicer any of the foregoing items received by it with respect to any Pooled
Mortgage Loan, if and to the extent that such items constitute Additional
Special Servicing Compensation payable to the applicable Special Servicer. If either Master Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.

                                     -122-

               Upon receipt of any of the amounts described in clauses (i)
through (iv) and (vii) through (viii) of the first paragraph of this Section
3.04(a) with respect to any Serviced Pooled Mortgage Loan, the applicable
Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into such Master Servicer's Collection Account, unless the applicable Special
Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the applicable Special
Servicer, each Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless each Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the applicable Special Servicer with respect to an Administered REO Property shall be deposited by such Special Servicer into the related REO Account and remitted to the applicable Master Servicer for deposit into such Master Servicer's
Collection Account pursuant to Section 3.16(c).

               (b)    The Certificate Administrator shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held on behalf and in the name of the Trustee in trust for the benefit of the
Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Certificate Administrator shall, as a bookkeeping matter, establish and maintain two sub-accounts of the Distribution Account (i)
one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the REMIC III
Regular Interests and the Class R Certificates, and (ii) one of which sub-accounts (such sub-account, the "Class V Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class V Certificates. Not later than 1:00 p.m. (New York City time) on each Master Servicer Remittance
Date, each Master Servicer shall deliver to the Certificate Administrator, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount with respect to such Master Servicer for such Master Servicer Remittance Date. Immediately upon deposit of a Master Servicer Remittance Amount into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Mortgage Loans and/or any successor REO Mortgage Loans with respect thereto included in the Mortgage Pool shall be deemed to have been deposited into the Class V Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, each Master
Servicer shall, as and when required hereunder, deliver to the Certificate
Administrator for deposit in the Distribution Account any P&I Advances and
Compensating Interest Payments required to be made by such Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the
Trust Fund pursuant to any provision hereof shall be delivered to the
Certificate Administrator for deposit in the Distribution Account. The
Certificate Administrator shall, upon receipt, deposit in the Distribution
Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or the Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the
Certificate Administrator shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution
Account. Furthermore, as and when required pursuant to Section 3.05(d), the
Certificate Administrator shall transfer monies from the Excess Liquidation
Proceeds Account to the Distribution Account. The Certificate Administrator
shall also deposit in the Distribution Account any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account. If the Certificate Administrator shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

               (c)    The Certificate Administrator shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held on behalf and in the name of the Trustee in trust for the benefit of the
Certificateholders; provided that, subject to the next paragraph, the Interest
Reserve Account may be a sub-account of the Distribution Account. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2006, prior to any distributions being made with respect to the Certificates on such Distribution Date, the Certificate
Administrator shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest
Reserve Loan for such

                                     -123-

Distribution Date; provided that no such transfer of monies from the
Distribution Account to the Interest Reserve Account shall be made on the Final
Distribution Date. The Certificate Administrator shall also deposit in the
Interest Reserve Account from its own funds any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the
Interest Reserve Account.

               Notwithstanding that the Interest Reserve Account may be a sub-account of the Distribution Account for reasons of administrative convenience, the Interest Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Certificate Administrator hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts.

               (d)    If any Excess Liquidation Proceeds are received, the
Certificate Administrator shall establish and maintain one or more accounts
(collectively, the "Excess Liquidation Proceeds Account") to be held on behalf and in the name of the Trustee in trust for the benefit of the
Certificateholders. Each account that constitutes the Excess Liquidation
Proceeds Account shall be an Eligible Account. On each Master Servicer
Remittance Date, each Master Servicer shall withdraw from its Collection Account and remit to the Certificate Administrator for deposit in the Excess Liquidation
Proceeds Account all Excess Liquidation Proceeds received by it during the
Collection Period ending on the Determination Date immediately prior to such
Master Servicer Remittance Date. The Certificate Administrator shall also deposit in the Excess Liquidation Proceeds Account from its own funds any amounts required to be deposited by the Certificate Administrator pursuant to
Section 3.06 in connection with losses incurred with respect to Permitted
Investments of funds held in the Excess Liquidation Proceeds Account.

               (e)    The applicable Master Servicer shall segregate and hold
all funds collected and received by it in connection with the Serviced
Non-Pooled Pari Passu Companion Loans (if any) separate and apart from its own funds and general assets. In connection therewith, such Master Servicer shall establish and maintain one or more segregated accounts (collectively, the related "Companion Note Custodial Account"), in which the funds described below are to be deposited and held on behalf of the related Serviced Non-Pooled Pari
Passu Companion Noteholder (and which accounts may be maintained as separately identified sub-accounts of the applicable Collection Account, provided that for all purposes of this Agreement (including the obligations of the applicable
Master Servicer hereunder) such accounts shall be considered to be and shall be required to be treated as separate and distinct from the applicable Collection
Account). Each Companion Note Custodial Account shall be an Eligible Account.
The applicable Master Servicer shall deposit or cause to be deposited in each
Companion Note Custodial Account, within one Business Day of receipt by it or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer in respect of the related Serviced
Non-Pooled Pari Passu Companion Loan subsequent to the Closing Date:

               (i)    all payments (from whatever source) on account of
          principal of the Non-Pooled Pari Passu Companion Loan, including
          Principal Prepayments;

               (ii)   all payments (from whatever source) on account of interest on the Non-Pooled Pari Passu Companion Loan, including Default
          Interest;

               (iii)  all Prepayment Premiums and Yield Maintenance Charges
          received in respect of the Non-Pooled Pari Passu Companion Loan;

               (iv)   all Insurance Proceeds, Condemnation Proceeds and
          Liquidation Proceeds received in respect of, and allocable as interest
          (including Default Interest) on, principal of or Prepayment Premiums or Yield Maintenance Charges with respect to, the subject Serviced
          Non-Pooled Pari Passu Companion Loan (or any successor REO Mortgage
          Loan with respect thereto);

               (v)    any amounts required to be deposited by the applicable
          Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the applicable Companion Note Custodial Account;

                                     -124-

               (vi)   any amounts required to be deposited by the applicable
          Master Servicer or the applicable Special Servicer pursuant to Section
          3.07(b) in connection with losses on the Non-Pooled Pari Passu
          Companion Loan (or any successor REO Mortgage Loan with respect thereto) resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (vii)  any amounts required to be transferred to the applicable
          Companion Note Custodial Account from the REO Account pursuant to
          Section 3.16(c); and

               (viii) any other amounts received and applied on the related
          Non-Pooled Pari Passu Companion Loan pursuant to the related Mortgage
          Loan Group Intercreditor Agreement.

               Notwithstanding the foregoing requirements, the applicable
Master Servicer need not deposit into the applicable Companion Note Custodial
Account any amount that such Master Servicer would be authorized to withdraw immediately from such Companion Note Custodial Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto).

               The foregoing requirements for deposit in each Companion Note
Custodial Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from the applicable Borrower in the nature of Escrow
Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from the applicable Borrower that constitute Additional Master
Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by the applicable Master Servicer in the applicable Companion
Note Custodial Account. The applicable Master Servicer shall promptly deliver to the applicable Special Servicer any of the foregoing items received by it with respect to a Serviced Non-Pooled Pari Passu Companion Loan, if and to the extent that such items constitute Additional Special Servicing Compensation with respect to such Serviced Non-Pooled Pari Passu Companion Loan. If the applicable
Master Servicer shall deposit in the applicable Companion Note Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the applicable Companion Note Custodial Account, any provision herein to the contrary notwithstanding.

               Upon receipt of any of the amounts described in clauses (i)
through (iv) of the first paragraph of this Section 3.04(e), the applicable
Special Servicer shall promptly, but in no event later than two (2) Business
Days after receipt, remit such amounts to the applicable Master Servicer for deposit into the applicable Companion Note Custodial Account, unless the applicable Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or because of another appropriate reason that is consistent with the
Servicing Standard. With respect to any such amounts paid by check to the order of the applicable Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the applicable Special
Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or because of another appropriate reason that is consistent with the Servicing
Standard. Any such amounts received by the applicable Special Servicer with respect to an REO Property relating to the applicable Mortgage Loan Group shall be deposited by the applicable Special Servicer into the REO Account and, insofar as such amounts are allocable as interest on, principal of, or
Prepayment Premiums or Yield Maintenance Charges with respect to the Serviced
Non-Pooled Pari Passu Companion Loan or any successor REO Mortgage Loan with respect thereto, shall be remitted to the applicable Master Servicer for deposit into the applicable Companion Note Custodial Account pursuant to Section 3.16(c)
(subject to the terms of the related Mortgage Loan Group Intercreditor
Agreement). Any remittances by a Special Servicer under this paragraph may be made as part of an aggregate remittance under this paragraph, the final paragraph of Section 3.04(a) and/or the final paragraph of Section 3.04(f).

               To the extent of the applicable Non-Pooled Pari Passu
Companion Noteholder's interest therein, each Companion Note Custodial Account shall be treated as an "outside reserve fund" within the meaning of the REMIC
Provisions, beneficially owned by the related Non-Pooled Pari Passu Companion
Noteholder, who shall be liable for any

                                     -125-

tax on its share of any reinvestment income thereon, and who shall be deemed to receive any related reimbursements from the Trust Fund.

               (f)    The applicable Master Servicer shall segregate and hold
all funds collected and received by it in connection with the Serviced
Non-Pooled Subordinate Loans separate and apart from its own funds and general assets. In connection therewith, such Master Servicer shall establish and maintain one or more segregated accounts (each, a "Subordinate Note Custodial
Account"), in which the funds described below are to be deposited and held on behalf of the related Serviced Non-Pooled Subordinate Noteholder (and which accounts may be maintained as separately identified sub-accounts of the applicable Collection Account or, provided that for all purposes of this
Agreement (including the obligations of the applicable Master Servicer hereunder) such accounts shall be considered to be and shall be required to be treated as separate and distinct from the applicable Collection Account).
Notwithstanding the foregoing, in no event shall the Master Servicer be required to maintain an account separate from or that is a sub-account of the Collection
Account in connection with any Serviced Non-Pooled Subordinate Loan that is included in a PCF Mortgage Loan Group, provided, however, that notwithstanding the absence of any such separate account or sub-account, the applicable Master
Servicer, for the benefit of the Trust (as the holder of the related Pooled
Mortgage Loan), shall make deposits to and remittances and withdrawals from the
Collection Account in a manner that is consistent with the economic effect to the Trust (as the holder of the related Pooled Mortgage Loan) of the deposit, remittance and withdrawal provisions of this Section 3.04(f) and Section
3.05(f). Each Subordinate Note Custodial Account shall be an Eligible Account.
The applicable Master Servicer shall deposit or cause to be deposited in each
Subordinate Note Custodial Account, within one Business Day of receipt by it or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer in respect of the related
Serviced Non-Pooled Subordinate Loan subsequent to the Closing Date:

               (i)    all payments (from whatever source) on account of
          principal of the applicable Serviced Non-Pooled Subordinate Loan, including Principal Prepayments;

               (ii)   all payments (from whatever source) on account of interest on the applicable Serviced Non-Pooled Subordinate Loan, including
          Default Interest;

               (iii)  all Prepayment Premiums and Yield Maintenance Charges
          received in respect of the applicable Serviced Non-Pooled Subordinate
          Loan;

               (iv)   all Insurance Proceeds, Condemnation Proceeds and
          Liquidation Proceeds received in respect of, and allocable as interest
          (including Default Interest) on, principal of or Prepayment Premiums or Yield Maintenance Charges with respect to, the applicable Serviced
          Subordinate Loan (or any successor REO Mortgage Loan with respect thereto);

               (v)    any amounts required to be deposited by the applicable
          Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the applicable Subordinate Note Custodial Account;

               (vi)   any amounts required to be deposited by the applicable
          Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on the applicable Serviced Non-Pooled
          Subordinate Loan (or any successor REO Mortgage Loan with respect thereto) resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (vii)  any amounts required to be transferred to the applicable
          Subordinate Note Custodial Account from the related REO Account pursuant to Section 3.16(c); and

               (viii) any other amounts received and applied on the related
          Serviced Non-Pooled Subordinate Loan pursuant to the related Mortgage
          Loan Group Intercreditor Agreement.

                                     -126-

               Notwithstanding the foregoing requirements, the applicable
Master Servicer need not deposit into the applicable Subordinate Note Custodial
Account any amount that such Master Servicer would be authorized to withdraw immediately from such Subordinate Note Custodial Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto).

               The foregoing requirements for deposit in the applicable
Subordinate Note Custodial Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from the applicable Borrower in the nature of Escrow Payments, assumption fees, assumption application fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from the applicable Borrower that constitute Additional Master Servicing Compensation and/or Additional Special
Servicing Compensation, need not be deposited by the applicable Master Servicer in the applicable Subordinate Note Custodial Account. The applicable Master
Servicer shall promptly deliver to the applicable Special Servicer any of the foregoing items received by it with respect to the applicable Serviced
Non-Pooled Subordinate Loan, if and to the extent that such items constitute
Additional Special Servicing Compensation with respect to the applicable
Serviced Non-Pooled Subordinate Loan. If the applicable Master Servicer shall deposit in the applicable Subordinate Note Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the applicable Subordinate Note Custodial Account, any provision herein to the contrary notwithstanding.

               Upon receipt of any of the amounts described in clauses (i)
through (iv) of the first paragraph of this Section 3.04(f), the applicable
Special Servicer shall promptly, but in no event later than two (2) Business
Days after receipt, remit such amounts to the applicable Master Servicer for deposit into the applicable Subordinate Note Custodial Account, unless the applicable Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or because of another appropriate reason that is consistent with the
Servicing Standard. With respect to any such amounts paid by check to the order of the Special Servicer, such Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless such Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or because of another appropriate reason that is consistent with the Servicing Standard. Any such amounts received by the applicable Special Servicer with respect to an REO
Property relating to the applicable Mortgage Loan Group shall be deposited by such Special Servicer into the related REO Account and, insofar as such amounts are allocable as interest on, principal of, or Prepayment Premiums or Yield
Maintenance Charges with respect to the applicable Serviced Non-Pooled
Subordinate Loan or any successor REO Mortgage Loan with respect thereto, shall be remitted to the applicable Master Servicer for deposit into the applicable
Subordinate Note Custodial Account pursuant to Section 3.16(c) (subject to the terms of the related Mortgage Loan Group Intercreditor Agreement). Any remittances by a Special Servicer under this paragraph may be made as part of an aggregate remittance under this paragraph, the final paragraph of Section
3.04(a) and/or the final paragraph of Section 3.04(e).

               To the extent of the applicable Serviced Non-Pooled
Subordinate Noteholder's interest therein, the Subordinate Note Custodial
Account shall be treated as an "outside reserve fund" within the meaning of the
REMIC Provisions, beneficially owned by the related Serviced Non-Pooled
Subordinate Noteholder, who shall be liable for any tax on its share of any reinvestment income thereon, and who shall be deemed to receive any related reimbursements from the Trust Fund.

               (g)    Funds in a Collection Account, the Distribution Account,
the Interest Reserve Account, the Excess Liquidation Proceeds Account, each
Companion Note Custodial Account and/or each Subordinate Note Custodial Account may be invested in Permitted Investments in accordance with the provisions of
Section 3.06. Each Master Servicer shall give notice to the other parties hereto of the location of its Collection Account as of the Closing Date and of the new
location of its Collection Account prior to any change thereof. With respect to each Serviced Mortgage Loan Group, the applicable Master Servicer shall give notice to the other parties hereto and to each related Serviced Non-Pooled
Mortgage Loan Noteholder related to a Serviced Mortgage Loan Group of the location of any related Companion Note Custodial Account and/or Subordinate Note
Custodial Account maintained by it as of the Closing Date, of the

                                     -127-

establishment of any related Companion Note Custodial Account and/or Subordinate
Note Custodial Account after the Closing Date and of the new location of such account prior to any change thereof.

              SECTION 3.05. Permitted Withdrawals From the Collection Accounts,
the Distribution Account, the Interest Reserve Account, the Excess Liquidation
Proceeds Account, the Companion Note Custodial Accounts and the Subordinate Note
Custodial Accounts.

               (a)    Subsection (I). Each Master Servicer may, from time to
time, make withdrawals from its Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                      (i)    to remit to the Certificate Administrator for
          deposit in the Distribution Account (A) the Master Servicer Remittance
          Amount with respect to such Master Servicer for each Master Servicer
          Remittance Date and (B) any amounts that may be applied by such Master
          Servicer to make P&I Advances pursuant to Section 4.03(a);

                      (ii)   to reimburse the Fiscal Agent, the Trustee or
          itself, as applicable, in that order, for unreimbursed P&I Advances made by such Person (in each case, with its own funds) with respect to those Pooled Mortgage Loans as to which such Master Servicer is the applicable Master Servicer and/or any successor REO Pooled Mortgage
          Loans in respect thereof, such Master Servicer's, the Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I
          Advance (other than a Nonrecoverable P&I Advance, which is reimbursable pursuant to clause (vi) below) being limited to (subject to the operation of subsection (II)(iii) of this Section 3.05(a))
          amounts on deposit in such Collection Account that represent Late
          Collections of interest and principal Received by the Trust in respect of the particular Pooled Mortgage Loan or REO Pooled Mortgage Loan as
          to which such P&I Advance was made (net of related Master Servicing
          Fees);

                      (iii)  to pay itself earned and unpaid Master Servicing
          Fees with respect to those Pooled Mortgage Loans as to which it is the applicable Master Servicer and/or any successor REO Pooled Mortgage
          Loans in respect thereof, such Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Pooled Mortgage
          Loan or REO Pooled Mortgage Loan being limited to amounts on deposit in such Collection Account that are allocable as interest on such
          Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be;

                      (iv)   to pay the applicable Special Servicer (or, if
          applicable, any predecessor thereto) earned and unpaid Special
          Servicing Fees, Workout Fees and Liquidation Fees to which it is entitled in respect of each Specially Serviced Pooled Mortgage Loan,
          Corrected Pooled Mortgage Loan and/or REO Pooled Mortgage Loan
          pursuant to, and from the sources contemplated by, Section 3.11(c), but only if and to the extent that such Special Servicing Fees,
          Workout Fees and Liquidation Fees relate to Pooled Mortgage Loans and/or related REO Properties as to which such Master Servicer is the applicable Master Servicer (and in no event shall any such payment be made by the applicable Master Servicer in respect of a
          Non-Trust-Serviced Pooled Mortgage Loan);

                      (v)    to reimburse the Fiscal Agent, the Trustee, the
          applicable Special Servicer or itself, as applicable, in that order, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to those Mortgage Loans and related
          REO Properties as to which such Master Servicer is the applicable
          Master Servicer, such Master Servicer's, such Special Servicer's, the
          Trustee's and the Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (v) with respect to any Servicing Advance (other than a Nonrecoverable Servicing Advance, which is reimbursable pursuant to clause (vi) below) being limited to
          (subject to the operation of subsection (II)(iii) of this Section
          3.05(a)) amounts on deposit in such Collection Account that represent
          (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and/or
          (B) Insurance Proceeds, Condemnation Proceeds,

                                     -128-

          Liquidation Proceeds and, if applicable, REO Revenues Received by the
          Trust in respect of the particular Pooled Mortgage Loan or related REO
          Property as to which such Servicing Advance was made;

                      (vi)   to reimburse the Fiscal Agent, the Trustee, the
          applicable Special Servicer or itself, as applicable, in that order, out of such general collections (subject to the operation of subsection (II)(iv) of this Section 3.05(a) below) on the Mortgage
          Loans and any REO Properties as are then on deposit in such Collection
          Account, for any unreimbursed Nonrecoverable Advances made thereby with respect to any of the Mortgage Loans and/or related REO
          Properties as to which such Master Servicer is the applicable Master
          Servicer;

                      (vii)  to pay the Fiscal Agent, the Trustee, the
          applicable Special Servicer or itself, as applicable, in that order, any unpaid Advance Interest accrued on Advances made by such Person with respect to Mortgage Loans and/or REO Properties as to which such
          Master Servicer is the applicable Master Servicer, such payment to be made, as and to the extent contemplated by Section 3.31, out of amounts on deposit in such Collection Account that represent Default
          Charges Received by the Trust on the Mortgage Loans or REO Mortgage
          Loans as to which the subject Advance was made;

                      (viii) to the extent that such Master Servicer has
          reimbursed or is reimbursing the Fiscal Agent, the Trustee, the applicable Special Servicer or itself, as applicable, for any unreimbursed Advance with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer
          (regardless of whether such reimbursement is pursuant to clause (ii),
          (v) or (vi) above, pursuant to Section 3.03(c) or Section 3.03(d) or pursuant to subsection (II) of this Section 3.05(a)), and insofar as payment has not already been made out of related Default Charges, and the related Default Charges then on deposit in such Collection Account and available therefor are not sufficient to make such payment, pursuant to clause (vii) above, to pay the Fiscal Agent, the Trustee, the applicable Special Servicer or itself, as applicable, in that order, first out of amounts on deposit in such Collection Account that represent the remaining Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, if any, from the Pooled Mortgage Loan or
          REO Property to which the Advance relates, then out of such general collections (subject to the operation of subsection (II) of this
          Section 3.05(a) below) on the Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, any related Advance
          Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

                      (ix)   to pay (A) any outstanding expenses that were
          incurred by the applicable Special Servicer in connection with its inspecting, pursuant to Section 3.12(a), any Administered REO Property or any Mortgaged Property securing a Specially Serviced Pooled
          Mortgage Loan as to which such Master Servicer is the applicable
          Master Servicer or (B) any other outstanding expenses incurred on behalf of the Trust with respect to any Mortgage Loan or related REO
          Property as to which such Master Servicer is the applicable Master
          Servicer (other than Advance Interest that is paid pursuant to clause
          (vii) above, and other than Special Servicing Fees, Workout Fees and
          Liquidation Fees, which are covered by clause (iv) above) that will likely otherwise become Additional Trust Fund Expenses, such payment to be made from amounts on deposit in such Collection Account that represent Insurance Proceeds, Condemnation Proceeds or Liquidation
          Proceeds from the related Mortgage Loan or REO Property;

                      (x)    to pay itself any items of Additional Master
          Servicing Compensation, and to pay the applicable Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in such Collection Account from time to time;

                      (xi)   to pay any unpaid Liquidation Expenses incurred
          with respect to any Serviced Pooled Mortgage Loan or related
          Administered REO Property as to which such Master Servicer is the applicable Master Servicer, such payments to be made, first, out of amounts on deposit in such Collection Account that represent Insurance
          Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if
          applicable, REO Revenues received with respect to such Pooled Mortgage
          Loan or REO Property, as the case may be, and then, out of such general collections on the Pooled Mortgage Loans and any REO
          Properties as are then on deposit in such Collection Account;

                                     -129-

                      (xii)   to pay, subject to and in accordance with Section
          3.11(i), out of such general collections on the Pooled Mortgage Loans and any related REO Properties as are then on deposit in such
          Collection Account, servicing expenses related to the Pooled Mortgage
          Loans and related REO Properties as to which such Master Servicer is the applicable Master Servicer, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances;

                      (xiii)  to pay, first out of amounts on deposit in such
          Collection Account that represent related Liquidation Proceeds,
          Insurance Proceeds and/or Condemnation Proceeds, if any, and then, out of such general collections on the Pooled Mortgage Loans and any related REO Properties as are then on deposit in such Collection
          Account, costs and expenses incurred by the Trust pursuant to Section
          3.09(c) with respect to any Serviced Pooled Mortgage Loan or
          Administered REO Property as to which such Master Servicer is the applicable Master Servicer (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing
          Advance);

                      (xiv)   to pay itself, the applicable Special Servicer,
          the Depositor, the Certificate Administrator, the Tax Administrator,
          the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, first out of amounts on deposit in such Collection Account that represent related Liquidation Proceeds, Insurance Proceeds and/or
          Condemnation Proceeds, if any, and then, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are
          then on deposit in such Collection Account, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b)
          or Section 8.13, as applicable, but only if and to the extent that such amounts relate to Pooled Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer;

                      (xv)    to pay, first out of amounts on deposit in such
          Collection Account that represent related Liquidation Proceeds,
          Insurance Proceeds and/or Condemnation Proceeds, if any, and then, out of such general collections on the Pooled Mortgage Loans and any REO
          Properties as are then on deposit in such Collection Account, (A) any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the applicable Special Servicer with respect to any REO Property as to which such Master Servicer is the applicable Master Servicer, and
          (B) to the extent not otherwise advanced by such Master Servicer, any fees and/or expenses payable or reimbursable, as the case may be, in accordance with Section 3.18(c), to the applicable Master Servicer or the Trustee or an Independent third party for confirming, in accordance with such Section 3.18(c), a Fair Value determination made with respect to any Specially Designated Defaulted Pooled Mortgage
          Loan as to which such Master Servicer is the applicable Master
          Servicer;

                      (xvi)   to pay itself, the applicable Special Servicer,
          the Certificate Administrator, the Trustee, the Fiscal Agent or the
          Depositor, as the case may be, any amount related to the Pooled
          Mortgage Loans and/or related REO Properties as to which such Master
          Servicer is the applicable Master Servicer, that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xvi) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                      (xvii)  to pay itself, the applicable Special Servicer,
          any Pooled Mortgage Loan Seller, a Controlling Class
          Certificateholder, any Non-Pooled Subordinate Noteholder or any other particular Person, as the case may be, with respect to any Pooled
          Mortgage Loan as to which such Master Servicer is the applicable
          Master Servicer and that was previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Pooled Mortgage Loan subsequent to the date of purchase or other removal;

                                     -130-

                      (xviii) to pay to the applicable Pooled Mortgage Loan
          Seller any amounts on deposit in such Collection Account that represent Monthly Payments due on the respective Pooled Mortgage Loans on or before the Cut-off Date or, in the case of a Replacement Pooled
          Mortgage Loan, on or before the date on which such Replacement Pooled
          Mortgage Loan was added to the Trust Fund;

                      (xix)   in connection with a Non-Trust-Serviced Pooled
          Mortgage Loan, to pay, out of such general collections on the Pooled
          Mortgage Loans and REO Properties as are then on deposit in such
          Collection Account, to the related Non-Trust Master Servicer, the related Non-Trust Special Servicer and/or the holder of the related
          Non-Pooled Pari Passu Companion Loan, any amount reimbursable to such party by the holder of such Non-Trust-Serviced Pooled Mortgage Loan pursuant to the terms of the related Mortgage Loan Group Intercreditor
          Agreement;

                      (xx)    to transfer any Excess Liquidation Proceeds on
          deposit in such Collection Account to the Excess Liquidation Proceeds
          Account in accordance with Section 3.04(d);

                      (xxi)   to withdraw any amount and pay to the Person
          entitled thereto any amount deposited in such Collection Account in error; and

                      (xxii)  to clear and terminate such Collection Account at
          the termination of this Agreement pursuant to Section 9.01.

provided, however, that if any expense, cost, reimbursement or other amount otherwise permitted to be withdrawn from a Collection Account pursuant to clause
(vi) (relating to Nonrecoverable Advances), clause (ix) (relating to certain expenses), clause (xiii) (relating to certain environmental costs) or clause
(xiv) (relating to certain indemnification and similar expenses) relates to a
Mortgage Loan in a Serviced Mortgage Loan Group, then such payment shall be made from amounts in the related Subordinate Note Custodial Account (if any) and then from other collections with respect to such Serviced Mortgage Loan Group on deposit in the relevant Collection Account and (unless the expense, cost, reimbursement or other amount is a Nonrecoverable P&I Advance, in which case
(for avoidance of doubt) the payment in reimbursement thereof (after the required withdrawal from the related Subordinate Note Custodial Account (if any)) shall be made solely from the relevant Collection Account) any related
Companion Note Custodial Account(s) (if any) (withdrawals from such Collection
Account and related Companion Note Custodial Account are to be made pro rata according to the related Mortgage Loan Group Intercreditor Agreement and based on the respective outstanding principal balances of the related Pooled Mortgage
Loan and the related Serviced Non-Pooled Pari Passu Companion Loan), prior to payment from funds in such Collection Account that are unrelated to such
Serviced Mortgage Loan Group.

               In addition, but subject to the succeeding paragraphs of this
Section 3.05(a), if at any time a Master Servicer is entitled to make a payment, reimbursement or remittance from its Collection Account, the payment, reimbursement or remittance can be made from any funds on deposit in such
Collection Account (including pursuant to clause (vi) of the preceding paragraph) and the amounts on deposit in such Collection Account (after withdrawing any portion of such amounts deposited in such Collection Account in error) are insufficient to satisfy such payment, reimbursement or remittance and the amount on deposit in the other Master Servicer's Collection Account (after withdrawing any portion of such amounts deposited in such Collection Account in error) is sufficient to make such payment, reimbursement or remittance, then such other Master Servicer shall withdraw funds from its Collection Account and make such payment, reimbursement or remittance within three (3) Business Days following a written request therefor from the first Master Servicer, which request is accompanied by an Officer's Certificate (1) either (x) setting forth that the requesting Master Servicer, the applicable Special Servicer, the
Trustee, the Fiscal Agent, the Certificate Administrator or another particular
Person, as applicable, is entitled to such payment, reimbursement or remittance
(and setting forth the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) or (y) forwarding a copy of any
Officer's Certificate or other information provided by the applicable Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Administrator or
another particular Person, as the case may be, that sets forth that such Person is entitled to such payment, reimbursement or remittance (and the nature and amount of such payment, reimbursement or

                                     -131-

remittance and the party entitled thereto) and (2) setting forth that the requesting Master Servicer does not then have on deposit in its Collection
Account funds sufficient for such reimbursement.

               If amounts on deposit in either Collection Account at any
particular time (after withdrawing any portion of such amounts deposited in such
Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii)
through (xx) of the second preceding paragraph above, then the corresponding withdrawals from such Collection Account shall be made in the following priority and subject to the following rules: (x) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (y) if the payment, reimbursement or remittance can be made from any funds on deposit in such
Collection Account, then (following any withdrawals made from such Collection
Account in accordance with the immediately preceding clause (x) of this sentence) such payment, reimbursement or remittance shall be made from the general funds remaining on deposit in such Collection Account on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of a Collection Account
pursuant to any of clauses (ii), (v) and (vi) of the first paragraph of this
Section 3.05(a)(I), and any payments of interest thereon out of a Collection
Account pursuant to either of clauses (vii) and (viii) of the first paragraph of this Section 3.05(a)(I), shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal
Agent; second, to the Trustee; and third, pro rata, to the applicable Master
Servicer and the applicable Special Servicer.

               Each Master Servicer shall keep and maintain separate
accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from its Collection Account pursuant to any of clauses (ii) through (xx) of the first paragraph of this
Section 3.05(a)(I).

               Each Master Servicer shall pay to the applicable Special
Servicer from such Master Servicer's Collection Account on each Master Servicer
Remittance Date amounts permitted to be paid to the applicable Special Servicer therefrom based upon an Officer's Certificate received from such Special
Servicer on the first Business Day following the immediately preceding
Determination Date, describing the item and amount to which such Special
Servicer is entitled. Each Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.
Each Special Servicer shall keep and maintain separate accounting for each
Specially Serviced Mortgage Loan and REO Property as to which it is the applicable Special Servicer on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a
Collection Account.

               Subsection (II). The provisions of this subsection (II) of this Section 3.05(a) shall apply notwithstanding any contrary provision of subsection (I) of this Section 3.05(a):

                      (i)     Identification of Workout-Delayed Reimbursement
          Amounts: If any Advance made with respect to any Mortgage Loan on or before the date on which such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent theretofore accrued and unpaid) Advance Interest thereon, is not pursuant to the operation of the provisions of Section 3.05(a)(I)
          reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan
          (or, but for the making of three monthly payments under its modified terms, would constitute a Corrected Mortgage Loan), such Advance, together with such Advance Interest, shall constitute a
          "Workout-Delayed Reimbursement Amount" to the extent that such amount has not been determined to constitute a Nonrecoverable Advance. All references herein to "Workout-Delayed Reimbursement Amount" shall be construed always to mean the related Advance and (to the extent theretofore accrued and unpaid) any Advance Interest thereon, together with (to the extent it remains unpaid) any further Advance Interest that accrues on the unreimbursed portion of such Advance from time to time in accordance with the other provisions of this Agreement. That any amount constitutes all or a portion of any Workout-Delayed
          Reimbursement Amount shall not in any manner limit the right of any
          Person hereunder to determine that such amount instead constitutes a
          Nonrecoverable Advance.

                                     -132-

                      (ii)    General Relationship of Provisions. Subsection
          (iii) below (subject to the terms, conditions and limitations thereof)
          sets forth the terms of and conditions to the right of a Person to be reimbursed for any Workout-Delayed Reimbursement Amount to the extent that such Person is not otherwise entitled to reimbursement and payment of such Workout-Delayed Reimbursement Amount pursuant to the operation of Section 3.05(a)(I) above (construed without regard to the reference therein to this subsection except that it is nonetheless hereby acknowledged that, for purposes of "Late Collections" in subsection 3.05(a)(I), funds received on the related Mortgage Loan shall be applied in accordance with the terms of the applicable modification even though such application may result in an Advance continuing to be outstanding when the Borrower is current in its payments under the terms of the Mortgage Loan as modified). Subsection
          (iv) below (subject to the terms, conditions and limitations thereof)
          authorizes the Master Servicer, under certain circumstances, to abstain from reimbursing itself (or, if applicable, the Trustee or the
          Fiscal Agent to abstain from obtaining reimbursement) for
          Nonrecoverable Advances at its sole option. Upon any determination that all or any portion of a Workout-Delayed Reimbursement Amount constitutes a Nonrecoverable Advance, then the reimbursement or payment of such amount (and any further Advance Interest that may accrue thereon) shall cease to be subject to the operation of subsection (iii) below, such amount (and further Advance Interest)
          shall be as fully payable and reimbursable to the relevant Person as would any other Nonrecoverable Advance (and Advance Interest thereon)
          and, as a Nonrecoverable Advance, such amount may become the subject of a Master Servicer's (or, if applicable, the Trustee's or the Fiscal
          Agent's) exercise of its sole option authorized by subsection (iv)
          below.

                      (iii)   Reimbursements of Workout-Delayed Reimbursement
          Amounts: The applicable Master Servicer, the applicable Special
          Servicer, the Trustee and the Fiscal Agent, as applicable, shall be entitled to reimbursement and payment (and, notwithstanding any contrary provision of subsection (I) above, shall be entitled to withdraw and pay to itself the amount of such reimbursement and payment) for all Workout-Delayed Reimbursement Amounts in each
          Collection Period (and it is again hereby acknowledged that, for purposes of "Late Collections" in subsection 3.05(a)(I), funds received on the related Mortgage Loan shall be applied in accordance with the terms of the applicable modification even though such application may result in an Advance continuing to be outstanding when the Borrower is current in its payments under the terms of the
          Mortgage Loan as modified); provided, however, that the aggregate amount (for all such Persons collectively) of such reimbursements and payments from amounts advanced or collected on the Mortgage Pool in such Collection Period shall not exceed (and the reimbursement and payment shall be made from) the aggregate principal portions of P&I
          Advances and principal collections and recoveries on the Mortgage Pool for such Collection Period contemplated by clauses (i) through (v) of the definition of "Unadjusted Principal Distribution Amount", net of
          the aggregate deduction amounts for (x) Special Servicing Fees,
          Liquidation Fees and/or Advance Interest with respect to Pooled
          Mortgage Loans or REO Properties that were paid hereunder from a source other than related Default Charges during the related
          Collection Period, as described by clause (II)(A) of the definition of
          "Principal Distribution Amount", and (y) Nonrecoverable Advances (and
          accrued and unpaid Advance Interest thereon) that were reimbursed or paid during the related Collection Period from principal collections on the Mortgage Pool, as described by clause (II)(C) of the definition of "Principal Distribution Amount" and pursuant to subsection (iv) of this Section 3.05(a)(II). As and to the extent provided in clause
          (II)(B) of the definition thereof, the Principal Distribution Amount for the Distribution Date related to such Collection Period shall be reduced to the extent that such payment or reimbursement of a
          Workout-Delayed Reimbursement Amount is made from aggregate principal collections pursuant to the preceding sentence.

                      Any collections (as applied under Section 1.03) received
          on or in respect of the Pooled Mortgage Loans during a Collection
          Period that, in each case, represents a delinquent amount as to which an Advance had been made, which Advance was previously reimbursed during the Collection Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement Amount, shall be added to and constitute a part of the Principal Distribution Amount for the related
          Distribution Date (pursuant to clause (I)(B) of the definition of
          "Principal Distribution Amount") to the extent of all Workout-Delayed
          Reimbursement Amounts on or in respect of such respective Mortgage
          Loan that were reimbursed from collections of principal on the
          Mortgage Pool in all prior Collection Periods pursuant to the preceding paragraph.

                                     -133-

                      The Certificate Administrator (and, with respect to
         Advances made by a Master Servicer, the Trustee and the Fiscal Agent)
         shall be entitled to rely conclusively upon any direction or notice received from either Master Servicer in connection with any determination made by such Master Servicer pursuant to the foregoing provisions of this Section 3.05(a)(II)(iii) and shall not be obligated to independently verify, monitor or oversee any such determination.

                      (iv)    Sole Option to Abstain from Reimbursements of
          Certain Nonrecoverable Advances. To the extent that Section 3.05(a)(I)
          (as construed without regard to this subsection (iv)) otherwise entitles a Master Servicer, a Special Servicer, the Trustee or the
          Fiscal Agent to reimbursement for any Nonrecoverable Advance (or payment of Advance Interest thereon from a source other than Default
          Charges on the related Mortgage Loan) during any Collection Period, then, notwithstanding any contrary provision of subsection (I) above,
          (a) to the extent that one or more such reimbursements and payments of
          Nonrecoverable Advances (and such Advance Interest thereon) are made, they shall be made, first, from the aggregate principal portions of
          P&I Advances and principal collections and recoveries on the Mortgage
          Pool for such Collection Period contemplated by clauses (i) through
          (v) of the definition of "Unadjusted Principal Distribution Amount", net of the aggregate deduction amounts for Special Servicing Fees,
          Liquidation Fees and/or Advance Interest with respect to Pooled
          Mortgage Loans or REO Properties that were paid hereunder from a source other than related Default Charges during the related
          Collection Period, as described by clause (II)(A) of the definition of
          "Principal Distribution Amount", and then from other amounts advanced or collected on the Mortgage Pool for such Collection Period; provided that, except in extraordinary circumstances, the Master Servicer,
          Special Servicer, Trustee or Fiscal Agent, as applicable, shall provide Moody's and Fitch with at least 15 days notice before any reimbursement shall be made of a Nonrecoverable Advance (or payment of
          Advance Interest thereon from a source other than Default Charges on the related Mortgage Loan) from such other amounts advanced or collected on the Mortgage Pool for such Collection Period, and (b) if and to the extent that the amount of such a Nonrecoverable Advance
          (and Advance Interest thereon), together with all Nonrecoverable
          Advances (and Advance Interest thereon) theretofore reimbursed during such Collection Period, would exceed the aggregate principal portions of P&I Advances and principal collections and recoveries on the
          Mortgage Pool for such Collection Period contemplated by clauses (i)
          through (v) of the definition of "Unadjusted Principal Distribution
          Amount", net of the aggregate deduction amounts for such Special
          Servicing Fees, Liquidation Fees and/or Advance Interest described by clause (II)(A) of the definition of "Principal Distribution Amount", such Master Servicer, such Special Servicer, the Trustee and/or the
          Fiscal Agent, as applicable, if it made the relevant Advance) is hereby authorized (but shall not be construed to have any obligation whatsoever), if it elects at its sole option, to abstain from reimbursing itself or obtaining reimbursement (notwithstanding that it is entitled to such reimbursement) during that Collection Period for all or a portion of such Nonrecoverable Advance (and Advance Interest thereon), provided that the aggregate amount that is the subject of the exercise of such option with respect to all Nonrecoverable
          Advances (and Advance Interest thereon) with respect to all Mortgage
          Loans for any particular Collection Period is less than or equal to such excess described above in this clause (b). If a Master Servicer
          (or the Trustee or the Fiscal Agent, as applicable) makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (and Advance Interest thereon), then such Nonrecoverable Advance (and Advance Interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent Collection Period. In connection with a potential election by a Master Servicer (or the Trustee or the Fiscal Agent, as
          applicable) to abstain from the reimbursement of a particular
          Nonrecoverable Advance or portion thereof during the Collection Period for any Distribution Date, each Master Servicer (or the Trustee or the
          Fiscal Agent, as applicable) shall further be authorized to wait for principal collections to be received before making its determination of whether to abstain from the reimbursement of a particular
          Nonrecoverable Advance or portion thereof.

                      Any collections (as applied under Section 1.03) received
          on the Pooled Mortgage Loans during a Collection Period that, in each case, represents a recovery of an amount determined in a prior
          Collection Period to have been a Nonrecoverable Advance shall be added to and constitute a part of the Principal Distribution Amount for the related Distribution Date (pursuant to clause (I)(C) of the definition of "Principal Distribution Amount") to

                                     -134-

          the extent of all Nonrecoverable Advances on such respective Mortgage
          Loan that were reimbursed from collections of principal on the
          Mortgage Pool in all prior Collection Periods pursuant to the preceding paragraph.

                      None of the Master Servicer, the Trustee or the Fiscal
          Agent shall have any liability whatsoever for making an election, or refraining from making an election, that is authorized under this subsection (II)(iv). The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection (II)(iv) or to comply with the terms of this subsection (II)(iv) and the other provisions of this
          Agreement that apply once such an election, if any, has been made.

                      Any election by a Master Servicer (or the Trustee or the
          Fiscal Agent, as applicable) to abstain from reimbursing itself for any Nonrecoverable Advance (and Advance Interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on such Master Servicer (or the Trustee or the Fiscal Agent, as applicable) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of such Master
          Servicer (or the Trustee or the Fiscal Agent, as applicable) to otherwise be reimbursed for such Nonrecoverable Advance (and Advance
          Interest thereon). Any such election by one of the Master Servicers, the Trustee or the Fiscal Agent shall not be construed to impose any duty on any other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to abstain from reimbursing itself or obtaining reimbursement for any Nonrecoverable
          Advance or portion thereof with respect to any one or more Collection
          Periods shall not limit the accrual of Advance Interest on such
          Nonrecoverable Advance for the period prior to the actual
          reimbursement of such Nonrecoverable Advance. None of the Master
          Servicers, the Trustee, the Fiscal Agent or the other parties to this
          Agreement shall have any liability to one another or to any of the
          Certificateholders or any of the Non-Pooled Noteholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election. The foregoing statements in this paragraph shall not limit the generality of the statements made in the immediately preceding paragraph.

                      The Certificate Administrator (and, with respect to
         Advances made by a Master Servicer, the Trustee and the Fiscal Agent)
         shall be entitled to rely conclusively upon any direction or notice received from either Master Servicer in connection with any determination made by such Master Servicer pursuant to the foregoing provisions of this Section 3.05(a)(II)(iv) and shall not be obligated to independently verify, monitor or oversee any such determination.

                      (v)     Deferral is Not Subordination. No determination by
          a Master Servicer (or the Trustee or the Fiscal Agent, as applicable)
          to exercise its sole option to defer the reimbursement of Advances and/or Advance Interest under subsection (iv) shall be construed as an agreement by such Master Servicer (or the Trustee or the Fiscal Agent, as applicable) to subordinate (in respect of realizing losses), to any
          Class of Certificates, such party's right to such reimbursement during such period of deferral.

               (b)    The Certificate Administrator shall, from time to time,
make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                      (i)     to make distributions to Certificateholders on
          each Distribution Date pursuant to Section 4.01;

                      (ii)    to transfer Interest Reserve Amounts in respect of
          the Interest Reserve Loans to the Interest Reserve Account as and when required by Section 3.04(c);

                                     -135-

                      (iii)   to pay itself, the Tax Administrator, either
          Master Servicer, either Primary Servicer, either Special Servicer, the
          Depositor, the Trustee, the Fiscal Agent or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to
          Section 6.03, Section 7.01(b), Section 8.05 or Section 8.13, as
          applicable, if and to the extent such amounts are not payable out of a
          Collection Account pursuant to Section 3.05;

                      (iv)    to pay any and all federal, state and local taxes
          imposed on any REMIC Pool or on the assets or transactions of any
          REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to
          Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

                      (v)     to pay for the cost of the Opinions of Counsel as
          contemplated by Section 11.01(a) or Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of
          Certificateholders;

                      (vi)    to pay itself Net Investment Earnings earned on
          funds in the Distribution Account for each Collection Period;

                      (vii)   to pay for the cost of recording this Agreement
          pursuant to Section 11.02(a);

                      (viii)  to pay to any party hereto any amounts deposited
          or remitted by such Person for deposit into the Distribution Account in error; and

                      (ix)    to clear and terminate the Distribution Account at
          the termination of this Agreement pursuant to Section 9.01.

               (c)    On the Master Servicer Remittance Date in March of each
year (commencing in March 2006), and in any event on the Master Servicer
Remittance Date that occurs in the same calendar month as the Final Distribution
Date, the Certificate Administrator shall withdraw from the Interest Reserve
Account and deposit in the Distribution Account all Interest Reserve Amounts in
respect of the Interest Reserve Loans then on deposit in the Interest Reserve
Account. In addition, the Certificate Administrator shall, from time to time, make withdrawals from the Interest Reserve Account to pay itself interest or other income earned on deposits in the Interest Reserve Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Interest Reserve Account for each Collection Period).

               (d)    On the Business Day prior to each Distribution Date, the
Certificate Administrator shall withdraw from the Excess Liquidation Proceeds
Account and deposit in the Distribution Account, for distribution on such
Distribution Date, an amount equal to the lesser of (i) the entire amount of
Excess Liquidation Proceeds, if any, then on deposit in the Excess Liquidation
Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Section 4.01(a), over the
Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the
Distribution Account); provided that on the Business Day prior to the Final
Distribution Date, the Certificate Administrator shall withdraw from the Excess
Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all Excess Liquidation Proceeds
then on deposit in the Excess Liquidation Proceeds Account. In addition, the
Certificate Administrator shall, from time to time, make withdrawals from the
Excess Liquidation Proceeds Account to pay itself interest or other income earned on deposits in the Excess Liquidation Proceeds Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Excess Liquidation Proceeds Account for each Collection
Period).

               (e)    The Certificate Administrator, the Trustee, the Fiscal
Agent, the Depositor, each Master Servicer, each Primary Servicer and the
Special Servicer, as applicable, shall in all cases have a right prior to the
Certificateholders

                                     -136-

to any particular funds on deposit in the Collection Accounts and the
Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with such interest) and expenses are to be reimbursed or paid from such particular funds on deposit in such Collection Account or the
Distribution Account pursuant to the express terms of this Agreement.

               (f)    The applicable Master Servicer may, from time to time,
make withdrawals from the Companion Note Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                      (i)     to remit to the applicable Serviced Non-Pooled
          Pari Passu Companion Noteholder the amounts to which the applicable
          Serviced Non-Pooled Pari Passu Companion Noteholder is entitled in accordance with the last paragraph of this Section 3.05(f), as and when required by such paragraph;

                      (ii)    to pay to itself earned and unpaid Master
          Servicing Fees in respect of the related Serviced Non-Pooled Pari
          Passu Companion Loan or any successor REO Mortgage Loan with respect thereto;

                      (iii)   to pay to the applicable Special Servicer earned
          and unpaid Special Servicing Fees in respect of the related Serviced
          Non-Pooled Pari Passu Companion Loan or any successor REO Mortgage
          Loan with respect thereto;

                      (iv)    to pay the applicable Special Servicer (or, if
          applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the related Serviced Non-Pooled Pari Passu Companion Loan or any successor
          REO Mortgage Loan with respect thereto pursuant to, and from the sources contemplated by, the second and third paragraphs of Section
          3.11(c);

                      (v)     to pay the Special Servicer (or, if applicable,
          any predecessor thereto) any earned and unpaid Workout Fees and
          Liquidation Fees to which it is entitled with respect to the related
          Serviced Non-Pooled Pari Passu Companion Loan or any successor REO
          Mortgage Loan with respect thereto, but which is payable out of amounts collected on or with respect to the related Serviced
          Non-Pooled Pari Passu Companion Loan or any successor REO Mortgage
          Loan with respect thereto, pursuant to the second and third paragraphs of Section 3.11(c);

                      (vi)    to reimburse itself, the Special Servicer, the
          Trustee or the Fiscal Agent, as applicable, for any unreimbursed
          Servicing Advances made thereby (in each case, with its own funds)
          with respect to the related Serviced Mortgage Loan Group or any related REO Property (but only to the extent that either amounts are on deposit in the Collection Account and such Companion Note Custodial
          Account collectively that represent collections of amounts that were the subject of such Servicing Advances or such Servicing Advances have been determined to constitute Nonrecoverable Advances);

                      (vii)   to pay itself, the Special Servicer, the Trustee
          or the Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person with respect to any Servicing Advance made by such Person (out of its own funds) with respect to the related
          Serviced Mortgage Loan Group or any successor REO Mortgage Loan with respect thereto (but only to the extent that the related Advance has been or is being reimbursed and the related Default Charges available therefor are not sufficient to make such payment of Advance Interest);

                      (viii)  to pay itself any items of Additional Master
          Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in such Companion Note Custodial Account from time to time;

                                     -137-

                      (ix)    to pay any unpaid Liquidation Expenses incurred
          with respect to the related Serviced Mortgage Loan Group or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable
          Collection Account);

                      (x)     to pay, in accordance with Section 3.11(i),
          certain servicing expenses with respect to the related Serviced
          Mortgage Loan Group or any related REO Property, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                      (xi)    to pay any costs and expenses incurred by the
          Trust pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) with respect to the related Serviced Mortgage
          Loan Group or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                      (xii)   to pay itself, the Special Servicer, the
          Depositor, the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to
          Section 6.03, Section 7.01(b), Section 8.05(b), or Section 8.13, as
          applicable, in connection with the related Serviced Mortgage Loan
          Group or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                      (xiii)  to pay to itself, the Special Servicer, the
          Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the related Serviced Non-Pooled Pari Passu Companion Loan
          Noteholder under any provision of this Agreement or the related
          Mortgage Loan Group Intercreditor Agreement to which reference is not made in any other clause of this Section 3.05(f), it being acknowledged that this clause (xiii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                      (xiv)   to withdraw any amount and pay to the Person
          entitled thereto any amount deposited in such Companion Note Custodial
          Account in error; and

                      (xv)    to clear and terminate such Companion Note
          Custodial Account at the termination of this Agreement pursuant to
          Section 9.01 or at such time as the related Serviced Mortgage Loan
          Group or any related REO Property is no longer serviced hereunder;

provided, however, that in connection with any expense, cost, reimbursement or other amount otherwise permitted to be withdrawn from a Companion Note Custodial
Account pursuant to clause (vi) (relating to Servicing Advances), clause (vii)
(relating to Advance Interest on Servicing Advances), clause (ix) (relating to
Liquidation Expenses), clause (x) (relating to Nonrecoverable Servicing
Advances), clause (xi) (relating to certain environmental expenses) or clause
(xii) (relating to certain indemnification and similar expenses), such payment shall be made from any amounts in the related Subordinate Note Custodial Account
(if any) and then from other collections with respect to the related Serviced
Mortgage Loan Group on deposit in the relevant Collection Account and all related Companion Note Custodial Account(s) (withdrawals from those accounts to be made pro rata according to the related Mortgage Loan Group Intercreditor
Agreement and based on the respective outstanding principal balances of the related Pooled Mortgage Loan and related Serviced Non-Pooled Pari Passu
Companion Loan).

               Notwithstanding any contrary provision above, any
reimbursements of Servicing Advances out of such Companion Note Custodial
Account shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent; second, to the
Trustee; third, to the applicable Special Servicer; and fourth, to the applicable Master Servicer.

                                     -138-

               The applicable Master Servicer shall pay to the applicable
Special Servicer from the related Companion Note Custodial Account amounts permitted to be paid to the applicable Special Servicer therefrom in respect of
Special Servicing Fees, Workout Fees or otherwise, such payment (other than a payment of Special Servicing Fees and other than a payment of Workout Fees arising from collections other than the initial collection on a Corrected
Mortgage Loan) to be based upon a written statement of the applicable Special
Servicer describing the item and amount to which the Special Servicer is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

               The Trustee, the Fiscal Agent, the Depositor, the applicable
Master Servicer and the Special Servicer shall in all cases have a right prior to the related Serviced Non-Pooled Pari Passu Companion Noteholder to any
particular funds on deposit in a Companion Note Custodial Account from time to time for the reimbursement or payment of compensation, Servicing Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Servicing Advances
(with interest) and expenses are to be reimbursed or paid from such funds on deposit in such Companion Note Custodial Account pursuant to the express terms of this Agreement and/or the related Mortgage Loan Group Intercreditor
Agreement.

               The applicable Master Servicer shall withdraw from the
Companion Note Custodial Account and pay to the related Serviced Non-Pooled Pari
Passu Companion Loan Noteholder (in accordance with such Person's written instructions) all amounts received on or with respect to the related Serviced
Non-Pooled Pari Passu Companion Loan or any successor REO Mortgage Loan with respect thereto that are deposited in such Companion Note Custodial Account
(exclusive of any portion of those amounts which the applicable Master Servicer has actual knowledge are then payable or reimbursable to any Person pursuant to any of clauses (ii) through (xiii) of the first paragraph of this Section
3.05(f)) on the Business Day following the applicable Master Servicer's receipt of such amounts.

               (g)    The applicable Master Servicer may, from time to time,
make withdrawals from each Subordinate Note Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                      (i)     to remit to the applicable Serviced Non-Pooled
          Subordinate Noteholder the amounts to which the applicable Serviced
          Non-Pooled Subordinate Noteholder is entitled in accordance with the last paragraph of this Section 3.05(g), as and when required by such paragraph;

                      (ii)    to pay to itself earned and unpaid Master
          Servicing Fees in respect of the related Serviced Non-Pooled
          Subordinate Loan or any successor REO Mortgage Loan with respect thereto;

                      (iii)   to pay to the applicable Special Servicer earned
          and unpaid Special Servicing Fees in respect of the related Serviced
          Non-Pooled Subordinate Loan or any successor REO Mortgage Loan with respect thereto;

                      (iv)    to pay the applicable Special Servicer (or, if
          applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled with respect to the related Serviced Non-Pooled Subordinate Loan or any successor REO
          Mortgage Loan with respect thereto pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

                      (v)     to pay the applicable Special Servicer (or, if
          applicable, any predecessor thereto) any earned and unpaid Workout
          Fees and Liquidation Fees to which it is entitled with respect to the related Serviced Non-Pooled Subordinate Loan or any successor REO
          Mortgage Loan with respect thereto, but which is payable out of amounts collected on or with respect to the related Serviced
          Non-Pooled Subordinate Loan or any successor REO Mortgage Loan with respect thereto, pursuant to the second and third paragraphs of
          Section 3.11(c);

                                     -139-

                      (vi)    to reimburse itself, the applicable Special
          Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to the related Serviced Mortgage Loan Group or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                      (vii)   to pay itself, the applicable Special Servicer,
          the Trustee or the Fiscal Agent, as applicable, any Advance Interest then due and owing to such Person with respect to any Servicing
          Advance made by such Person (out of its own funds) with respect to the related Serviced Mortgage Loan Group or any successor REO Mortgage
          Loan with respect thereto;

                      (viii)  to pay itself any items of Additional Master
          Servicing Compensation, and to pay to the applicable Special Servicer any items of Additional Special Servicing Compensation with respect to the related Serviced Mortgage Loan Group, in each case on deposit in such Subordinate Note Custodial Account from time to time;

                      (ix)    to pay any unpaid Liquidation Expenses incurred
          with respect to the related Serviced Mortgage Loan Group or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable
          Collection Account);

                      (x)     to pay, in accordance with Section 3.11(i),
          certain servicing expenses with respect to the related Serviced
          Mortgage Loan Group or any related REO Property, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                      (xi)    to pay any costs and expenses incurred by the
          Trust pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance) with respect to the related Serviced Mortgage
          Loan Group or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                      (xii)   to pay itself, the applicable Special Servicer,
          the Depositor, the Trustee, the Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b), or Section
          8.13, as applicable, in connection with the related Serviced Mortgage
          Loan Group or any related REO Property (but only to the extent that amounts specifically allocable to such purpose have not been deposited in the applicable Collection Account);

                      (xiii) to pay to itself, the applicable Special Servicer,
          the Trustee, the Fiscal Agent or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the related Serviced Non-Pooled Subordinate Noteholder under any provision of this Agreement or the related Mortgage Loan
          Group Intercreditor Agreement to which reference is not made in any other clause of this Section 3.05(g), it being acknowledged that this clause (xiii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                      (xiv)   to withdraw any amount and pay to the Person
          entitled thereto any amount deposited in such Subordinate Note
          Custodial Account in error; and

                      (xv)    to clear and terminate such Subordinate Note
          Custodial Account at the termination of this Agreement pursuant to
          Section 9.01 or at such time as the related Serviced Mortgage Loan
          Group or any related REO Property is no longer serviced hereunder.

provided, however, that in connection with any expense, cost, reimbursement or other amount otherwise permitted to be

                                     -140-

withdrawn from a Subordinate Note Custodial Account pursuant to clause (vi)
(relating to Servicing Advances), clause (vii) (relating to Advance Interest on
Servicing Advances), clause (ix) (relating to Liquidation Expenses), clause (x)
(relating to Nonrecoverable Servicing Advances), clause (xi) (relating to certain environmental expenses) or clause (xii) (relating to certain indemnification and similar expenses), if amounts on deposit in such Subordinate
Note Custodial Account at any particular time are insufficient to satisfy such payment or reimbursement, such payment or reimbursement shall be made from collections with respect to the related Serviced Mortgage Loan Group on deposit in the relevant Collection Account and the related Companion Note Custodial
Account (if any) (withdrawals from those accounts to be made pro rata according to the related Mortgage Loan Group Intercreditor Agreement and based on the respective outstanding principal balances of the related Pooled Mortgage Loan and the related Non-Pooled Mortgage Loan), but, to the extent that the amount is so paid from the relevant Collection Account and/or Companion Note Custodial
Account and funds that would otherwise have been available in the Subordinate
Note Custodial Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into such Collection Account and/or Companion Note Custodial Account.

               Notwithstanding any contrary provision above, any
reimbursements of Servicing Advances out of such Subordinate Note Custodial
Account shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Fiscal Agent; second, to the
Trustee; third, to the applicable Special Servicer; and fourth, to the applicable Master Servicer.

               The applicable Master Servicer shall pay to the applicable
Special Servicer from the related Subordinate Note Custodial Account amounts permitted to be paid to the applicable Special Servicer therefrom in respect of
Special Servicing Fees, Workout Fees or otherwise, such payment (other than a payment of Special Servicing Fees and other than a payment of Workout Fees arising from collections other than the initial collection on a Corrected
Mortgage Loan) to be based upon a written statement of the applicable Special
Servicer describing the item and amount to which the applicable Special Servicer is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

               The Trustee, the Fiscal Agent, the Depositor, the applicable
Master Servicer and the applicable Special Servicer shall in all cases have a right prior to the related Serviced Non-Pooled Subordinate Noteholder to any particular funds on deposit in a Subordinate Note Custodial Account from time to time for the reimbursement or payment of compensation, Servicing Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Servicing Advances
(with interest) and expenses are to be reimbursed or paid from such funds on deposit in such Subordinate Note Custodial Account pursuant to the express terms of this Agreement and/or the related Mortgage Loan Group Intercreditor
Agreement.

               The applicable Master Servicer shall withdraw from the
applicable Subordinate Note Custodial Account and pay to the related Serviced
Non-Pooled Subordinate Noteholder (in accordance with such Person's written instructions) all amounts received on or with respect to the related Serviced
Non-Pooled Subordinate Loan or any successor REO Mortgage Loan with respect thereto that are deposited in such Subordinate Note Custodial Account (exclusive of any portion of those amounts which the applicable Master Servicer has actual knowledge are then payable or reimbursable to any Person pursuant to any of clauses (ii) through (xiii) of the first paragraph of this Section 3.05(g)) on the Business Day following the applicable Master Servicer's receipt of such amounts.

              SECTION 3.06. Investment of Funds in the Accounts.

               (a)    Each applicable Master Servicer may direct (pursuant to a
standing order or otherwise) any depositary institution (including the
Certificate Administrator) that holds its Collection Account or any Companion
Note Custodial Account, Subordinate Note Custodial Account, Servicing Account or
Reserve Account maintained by it, the applicable Special Servicer may direct
(pursuant to a standing order or otherwise) any depositary institution
(including the Certificate Administrator) that holds the REO Account, and the
Certificate Administrator may direct (pursuant to a standing order or otherwise)
any depositary institution that holds the Distribution Account, the Interest
Reserve Account or the Excess Liquidation Proceeds Account to invest, or if any of the Master Servicers, the Special Servicers or the

                                     -141-

Certificate Administrator, as appropriate, is such depositary institution, such
Master Servicer, such Special Servicer or the Certificate Administrator, as the
case may be, may invest itself, the funds held therein in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement or the related Mortgage Loan
Documents, as applicable, or with respect to Permitted Investments of funds held in the Distribution Account, no later than 11:00 a.m., New York City time, on the next succeeding Distribution Date; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan Documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the applicable Master Servicer, the applicable Special Servicer or the
Certificate Administrator, as appropriate, gives timely investment instructions with respect thereto pursuant to or as contemplated by this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand.
Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). Each applicable Master Servicer (with respect to Permitted Investments of amounts in its Collection Account or any
Companion Note Custodial Account, Subordinate Note Custodial Account, Servicing
Account or Reserve Account maintained by it), the applicable Special Servicer
(with respect to Permitted Investments of amounts in the REO Account), and the
Certificate Administrator (with respect to Permitted Investments of amounts in the Distribution Account, the Interest Reserve Account or the Excess Liquidation
Proceeds Account) acting on behalf of the Trustee, shall (and Trustee hereby designates the applicable Master Servicer, the Special Servicer or the
Certificate Administrator, as the case may be, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement",
"control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and
"control" of any Permitted Investment by a Master Servicer, a Special Servicer
or the Certificate Administrator shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised
Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment
Account are at any time invested in a Permitted Investment payable on demand, the party hereunder that maintains such Investment Account (whether it is a
Master Servicer, a Special Servicer or the Certificate Administrator), shall:

               (x)    consistent with any notice required to be given
                      thereunder, demand that payment thereon be made on the
                      last day such Permitted Investment may otherwise mature
                      hereunder in an amount at least equal to the lesser of (1)
                      all amounts then payable thereunder and (2) the amount
                      required to be withdrawn on such date; and

               (y)    demand payment of all amounts due thereunder promptly upon determination by such Master Servicer, such Special
                      Servicer or the Certificate Administrator, as the case may be, that such Permitted Investment would not constitute a
                      Permitted Investment in respect of funds thereafter on
                      deposit in such Investment Account.

               (b)    Whether or not a Master Servicer directs the investment of funds in any Investment Account (other than a Servicing Account or Reserve
Account) maintained by it, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05. Whether or not a Master Servicer directs the investment of funds in any Servicing Account or Reserve Account maintained by it, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, and subject to the requirements of applicable law or the terms of the related Serviced Mortgage Loan(s) regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. Whether or not a Special
Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net
Investment Earnings, if any, for such Investment Account for each Collection
Period, shall be for the sole and exclusive benefit of such Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Certificate Administrator directs the investment of funds in the
Distribution Account, the

                                     -142-

Interest Reserve Account or the Excess Liquidation Proceeds Account, interest and investment income realized on funds deposited therein, to the extent of the
Net Investment Earnings, if any, for each such Investment Account for each
Collection Period, shall be for the sole and exclusive benefit of the
Certificate Administrator and shall be subject to its withdrawal in accordance with Section 3.05. If any loss shall be incurred in respect of any Permitted
Investment on deposit in any Investment Account, the party hereunder that maintains such Investment Account (whether it is a Master Servicer, a Special
Servicer or the Certificate Administrator), shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the
Collection Period during which such loss was incurred, the amount of the Net
Investment Loss, if any, in respect of such Investment Account for such
Collection Period (except, in the case of any such loss with respect to a
Servicing Account or Reserve Account, to the extent the loss amounts were invested for the benefit of a Borrower under the terms of a Serviced Mortgage
Loan or applicable law).

               (c)    Except as otherwise expressly provided in this Agreement,
if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment of funds on deposit in any
Investment Account, and if the party hereunder that maintains such Investment
Account (whether it is a Master Servicer, a Special Servicer or the Certificate
Administrator) is in default of its obligations under or contemplated by Section
3.06(b), the Trustee may (and, subject to Section 8.02, upon the request of (i)
Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Interest Only Certificates or Principal Balance
Certificates, (ii) the Controlling Class Representative or (iii) alternatively, but only if the Permitted Investment involves funds on deposit in a Companion
Note Custodial Account or a Subordinate Note Custodial Account, the related
Serviced Non-Pooled Mortgage Loan Noteholder (it being understood that, for purposes of this clause (iii), Section 8.02 shall be construed as if references therein to one or more "Certificateholders" were instead references to such
Serviced Non-Pooled Mortgage Loan Noteholder), the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the party hereunder that maintains such Investment Account (whether it is a
Master Servicer, a Special Servicer or the Certificate Administrator). This
provision is in no way intended to limit any actions that a Master Servicer, a
Special Servicer or the Certificate Administrator may take in this regard at its own expense.

               (d)    Notwithstanding the investment of funds held in any
Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the Master Servicer Remittance
Amounts and the monthly amounts payable to the respective Serviced Non-Pooled
Mortgage Loan Noteholders, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

              SECTION 3.07. Maintenance of Insurance Policies; Errors and
Omissions and Fidelity Coverage.

               (a)    In the case of each Performing Serviced Mortgage Loan, the applicable Master Servicer shall use reasonable efforts consistent with the
Servicing Standard to cause the related Borrower to maintain (including identifying the extent to which a Borrower is maintaining insurance coverage and, if such Borrower does not so maintain, such Master Servicer will itself cause to be maintained with Qualified Insurers having the Required Claims-Paying
Ratings) for the related Mortgaged Property (x) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding principal balance of such Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause (except, in the case of the Lock Up Storage Centers Loan Group, as otherwise provided in the related Mortgage Loan Documents) and (y) all other insurance coverage
(including but not limited to coverage for damage resulting from acts of terrorism) as is required or that the lender is entitled to reasonably require, subject to applicable law, under the related Mortgage Loan Documents; provided that all of the following conditions and/or limitations shall apply:

                      (A)     the applicable Master Servicer shall not be
          required to maintain any earthquake or environmental insurance policy on any Mortgaged Property securing a Performing Serviced Mortgage Loan unless such insurance policy was in effect at the time of the origination of such Mortgage Loan pursuant to the terms of the related
          Loan Documents and is available at commercially reasonable rates (and if the applicable

                                     -143-

          Master Servicer does not cause the Borrower to maintain or does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the applicable Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake or environmental insurance on any Mortgaged Property securing a
          Specially Serviced Mortgage Loan or on an Administered REO Property so
          long as such insurance is available at commercially reasonable rates);

                      (B)     if and to the extent that any Performing Serviced
          Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related Borrower is to obtain the requisite insurance coverage, the applicable Master Servicer shall (to the extent consistent with the Servicing Standard) require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers that, in each case, have the Required Claims-Paying Ratings at the time such insurance coverage is obtained;

                      (C)     the applicable Master Servicer shall have no
          obligation beyond using its reasonable efforts consistent with the
          Servicing Standard to cause the Borrower under any Performing Serviced
          Mortgage Loan to maintain the insurance required to be maintained or that the lender is entitled to reasonably require, subject to applicable law, under the related Mortgage Loan Documents;

                      (D)     in no event shall the applicable Master Servicer
          be required to cause the Borrower under any Performing Serviced
          Mortgage Loan to maintain, or itself obtain, insurance coverage that the applicable Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which the related Mortgaged
          Property is located (in each case, as determined by the applicable
          Master Servicer, which shall be entitled to rely, at its own expense, on insurance consultants in making such determination) (and provided that any such determinations by the applicable Master Servicer must be made not less frequently (but need not be made more frequently) than annually but in any event shall be made at the approximate date on which the applicable Master Servicer receives notice of the renewal, replacement or cancellation of coverage);

                      (E)     the reasonable efforts of the applicable Master
          Servicer to cause the Borrower under any Performing Serviced Mortgage
          Loan to maintain insurance shall be conducted in a manner that takes into account the insurance that would then be available to the applicable Master Servicer on a force-placed basis; and

                      (F)     to the extent the applicable Master Servicer
          itself is required to maintain insurance that the Borrower under any
          Performing Serviced Mortgage Loan does not maintain, the applicable
          Master Servicer shall not be required to maintain insurance other than what is available to such Master Servicer on a force-placed basis (and this will not be construed to modify the other limits set forth in clause (D) above).

               Notwithstanding the limitation set forth in clause (D) above, the applicable Master Servicer shall, prior to availing itself of any limitation described in that clause with respect to any Performing Serviced Mortgage Loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the applicable Special Servicer (and, in connection therewith, the applicable Special Servicer shall be required to comply with any applicable provisions of Section 3.24, 3.27, 3.28 and/or 3.29, if and as applicable). The applicable Master Servicer shall be entitled to rely on the determination of the
Special Servicer made in connection with such approval or disapproval. The applicable Special Servicer shall decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven Business Days (or in the case of the Serviced
Mortgage Loan Groups, such longer period of time, if any, that is provided in or pursuant to Section 3.24, 3.27 3.28 and/or 3.29, if and as applicable) of the applicable Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such approval shall be deemed to have been granted.

                                     -144-

               The applicable Master Servicer shall notify the applicable
Special Servicer, the Trustee, the Controlling Class Representative and (if a
Serviced Mortgage Loan Group is involved) the related Serviced Non-Pooled
Mortgage Loan Noteholder, if the applicable Master Servicer determines that the
Borrower under any Performing Serviced Mortgage Loan has failed to maintain insurance required under (or that such Master Servicer has required pursuant to a provision that entitles the lender to reasonably require insurance under) the related Mortgage Loan Documents and such failure materially and adversely affects such Mortgage Loan and/or the interest of the Trust in the related
Mortgaged Property or if the Borrower under any Performing Serviced Mortgage
Loan has notified the applicable Master Servicer in writing that the Borrower does not intend to maintain such insurance and the applicable Master Servicer has determined that such failure materially and adversely affects such Mortgage
Loan and/or the interest of the Trust in the related Mortgaged Property.

               Subject to Sections 3.17(b), 3.24, 3.27 3.28 and/or 3.29, as
applicable, with respect to each Specially Serviced Mortgage Loan and
Administered REO Property, the applicable Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of Specially Serviced Mortgage Loans, the applicable Special Servicer shall itself maintain, subject to the right of such Special Servicer to (x) direct the applicable Master Servicer to make a Servicing Advance for the costs associated with coverage that such Special Servicer determines to maintain, in which case the applicable Master Servicer shall make such Servicing Advance (subject to
Section 3.19(b)), or (y) direct the applicable Master Servicer to cause such coverage to be maintained under the applicable Master Servicer's force-place insurance policy, in which case the applicable Master Servicer shall so cause such coverage to be maintained thereunder to the extent that the identified coverage is available under the applicable Master Servicer's existing force-place policy) with Qualified Insurers having the Required Claims-Paying
Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or at such REO Property or (ii) the outstanding principal balance of such Mortgage Loan or the related REO Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve (12) months or, with respect to Mortgage Loans with initial principal balances greater than
$35 million, at least eighteen (18) months, in each case if so required pursuant to the related Mortgage Loan Documents; provided, however, that neither the applicable Master Servicer nor the applicable Special Servicer shall be required in any event to maintain or obtain the insurance coverage otherwise described by this paragraph beyond what is available at commercially reasonable rates and consistent with the Servicing Standard.

               All such insurance policies maintained as described above
shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the
Trustee, in the case of insurance maintained in respect of a Serviced Mortgage
Loan, or shall name the Trustee as the insured, with loss payable to the applicable Special Servicer on behalf of the Trustee, in the case of insurance maintained in respect of an Administered REO Property. Any amounts collected by a Master Servicer or a Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged
Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the
Collection Account of the applicable Master Servicer, a related Companion Note
Custodial Account and/or a related Subordinate Note Custodial Account, as appropriate in accordance with Section 3.04, subject to withdrawal pursuant to
Section 3.05, in the case of amounts received in respect of a Serviced Mortgage
Loan, or in the REO Account of the applicable Special Servicer, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an Administered REO Property. Any cost incurred by a Master Servicer or Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related
Serviced Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of a
Master Servicer or Special Servicer on behalf of the Trust (and, if applicable, the Serviced Non-Pooled Mortgage Loan Noteholders) to enforce any obligations of the related Borrower under such Mortgage Loan. Costs

                                     -145-

to a Master Servicer or the Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall (subject to Section 3.11(h) and Section
3.19(b)) be paid by, and reimbursable to, such Master Servicer or Special
Servicer, as the case may be, as a Servicing Advance.

               (b)    If (i) a Master Servicer or the Special Servicer shall
obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Serviced
Mortgage Loans or Administered REO Properties, as applicable, as to which it is the applicable Master Servicer or the applicable Special Servicer, as the case may be, then, to the extent such policy (A) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (B) provides protection equivalent to the individual policies otherwise required herein and in the
Mortgage Loan Documents or (ii) a Master Servicer or Special Servicer has
long-term unsecured debt obligations that are rated not lower than "A2" by
Moody's and "A" by Fitch and such Master Servicer or such Special Servicer, as the case may be, self-insures for its obligation to maintain, and deposits into its Collection Account (any such deposit to be deemed to constitute "Insurance
Proceeds") the amount of any loss to the Trust that would have been covered by, the individual policies otherwise required, such Master Servicer or such Special
Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged
Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or the applicable Special Servicer, as the case may be, whichever maintains such policy, shall, if there shall not have been maintained on any Mortgaged Property securing a Serviced Mortgage Loan or any Administered REO Property thereunder a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable Collection Account (or, to the extent the loss affects a related Serviced Non-Pooled Mortgage Loan
Noteholder, in the related Companion Note Custodial Account or Subordinate Note
Custodial Account, as applicable) maintained by the applicable Master Servicer, from its own funds without any right of reimbursement from the Trust, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Serviced Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicers and the Special
Servicers shall each prepare and present, on behalf of itself, the Trustee and
Certificateholders and, if applicable, the Serviced Non-Pooled Mortgage Loan
Noteholders, claims under any such blanket or master force-placed policy maintained by it in a timely fashion in accordance with the terms of such policy.

               (c)    With respect to each Performing Serviced Mortgage Loan
that is subject to an Environmental Insurance Policy, if the applicable Master
Servicer (or the applicable Primary Servicer serving on its behalf) has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under an Environmental Insurance Policy, such Master Servicer shall notify the applicable Special Servicer to such effect and such Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. With respect to each Specially Serviced Mortgage Loan and
Administered REO Property that is subject to an Environmental Insurance Policy, if the applicable Special Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an Environmental
Insurance Policy described above (whether by the applicable Master Servicer or the applicable Special Servicer) shall be (subject to Section 3.11(h) and
Section 3.19(b)) paid by, and reimbursable to, such Master Servicer or Special
Servicer, as the case may be, as a Servicing Advance.

               (d)    The Master Servicers and the Special Servicers shall each
at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement during which Specially
Serviced Mortgage Loans and/or Administered REO Properties exist as part of the
Trust Fund) keep in force with a Qualified Insurer having the Required
Claims-Paying Ratings, a fidelity bond in such form and amount as are consistent

                                     -146-

with the Servicing Standard. A Master Servicer or Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to such Master Servicer or such Special
Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of a Master Servicer or Special
Servicer are rated not lower than "Baa2" by Moody's and "A" by Fitch, such
Master Servicer or Special Servicer may self-insure with respect to the fidelity bond coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

               The Master Servicers and the Special Servicers shall each at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement during which Specially
Serviced Mortgage Loans and/or Administered REO Properties exist as part of the
Trust Fund) also keep in force with a Qualified Insurer having the Required
Claims-Paying Ratings, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as are consistent with the Servicing Standard.
A Master Servicer or Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to such Master Servicer or such Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of a Master Servicer or a Special Servicer are rated not lower than "Baa2" by Moody's and "A" by Fitch, such Master Servicer or
Special Servicer may self-insure with respect to the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

              SECTION 3.08. Enforcement of Alienation Clauses.

               (a)    If the provisions of any Serviced Mortgage Loan expressly
permits the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person upon the satisfaction of specified conditions, prohibits such an assignment or assumption except upon the satisfaction of specified conditions or fully prohibits such an assignment and assumption, and the related Borrower requests approval for such an assignment and assumption or enters into a transfer of the related Mortgaged Property in violation of the related Mortgage Loan Documents, or if the provisions of any
Mortgage Loan expressly permits the further encumbrance of the related Mortgaged
Property upon the satisfaction of specified conditions, prohibits such a further encumbrance except upon the satisfaction of specified conditions or fully prohibits such a further encumbrance, and the related Borrower requests approval for such a further encumbrance or enters into a further encumbrance in violation of the related Mortgage Loan Documents, the applicable Master Servicer (with respect to a Performing Mortgage Loan) or the applicable Special Servicer (with respect to a Specially Serviced Mortgage Loan) shall obtain the relevant information and review and make a determination to either (i) disapprove such request for approval of an assignment and assumption or further encumbrance (in the case of a Borrower request for approval thereof) and not waive any violation of the relevant due-on-sale clause or due-on-encumbrance clause or (ii) if in the best economic interest of the Trust and, if applicable, any affected
Serviced Non-Pooled Mortgage Loan Noteholder(s) (as a collective whole), approve the request or waive the effect of the due-on-sale or due-on-encumbrance clause;
provided, however, that all of the following conditions and/or restrictions shall apply:

                      (A)     the applicable Master Servicer shall not enter
          into such a waiver or approval for any Performing Serviced Mortgage
          Loan that is a Pooled Mortgage Loan, unless such Master Servicer has obtained the consent of the applicable Special Servicer (it being understood and agreed that (1) the applicable Master Servicer shall promptly provide the applicable Special Servicer (and, if a Serviced
          Mortgage Loan Group is involved, to the related Serviced Mortgage Loan
          Group Controlling Party) with notice of any Borrower request for such assignment or assumption, the applicable Master Servicer's recommendations and analysis, and with all information reasonably available to the applicable Master Servicer that the applicable
          Special Servicer may reasonably request in order to withhold or grant any such consent, (2) the applicable Special Servicer shall decide whether to withhold or grant such consent in accordance with the
          Servicing Standard (and subject to Section 3.24, 3.27, 3.28 and/or
          3.29, if and as applicable), (3) except with respect to any Nationwide
          Pooled Mortgage Loan or

                                     -147-

          PCF Pooled Mortgage Loan, if any such consent has not been expressly denied within seven Business Days (or. in the case of the Lock Up
          Storage Centers Loan Group, such longer period of time, if any, that is provided in Section 3.27(a)) of the applicable Special Servicer's receipt from the applicable Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted, and (4) solely with respect to any PCF Pooled
          Mortgage Loan or any Nationwide Pooled Mortgage Loan, any such consent shall be deemed to have been granted if such consent has not been expressly denied either (x) within ten Business Days of the applicable
          Special Servicer's receipt of the applicable Master Servicer's recommendations and analysis, if the applicable Special Servicer has not requested additional information as described above on or before the date that is four Business Days following the applicable Special
          Servicer's initial receipt of the applicable Master Servicer's recommendations and analysis, or (y) within six Business Days following the applicable Special Servicer's receipt of the additional information requested by the applicable Special Servicer as described above, if the applicable Special Servicer has requested such additional information on or before the date that is four Business
          Days following the applicable Special Servicer's initial receipt of the applicable Master Servicer's recommendations and analysis);

                      (B)     (1) if approval of an assignment and assumption or
          waiver of a due-on-sale provision is involved and the affected
          Serviced Mortgage Loan is a Pooled Mortgage Loan that (together with all other Pooled Mortgage Loans, if any, that are in the same
          Cross-Collateralized Group as such Pooled Mortgage Loan or have the same Borrower as such Pooled Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Pooled Mortgage
          Loan) is one of the ten largest Pooled Mortgage Loans then in the
          Trust or has a Cut-off Date Principal Balance in excess of
          $20,000,000, then, subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Serviced Pooled Mortgage Loan other than a Specially Serviced
          Pooled Mortgage Loan) nor the applicable Special Servicer (with respect to a Specially Serviced Pooled Mortgage Loan) shall enter into such approval or waiver unless and until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated
          Certificates and (2) if approval of an assignment and assumption or waiver of a due-on-sale provision is involved and the affected
          Serviced Mortgage Loan is a Serviced Non-Pooled Pari Passu Companion
          Loan, then, subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (if such
          Serviced Mortgage Loan is not a Specially Serviced Pooled Mortgage
          Loan) nor the applicable Special Servicer (if such Serviced Mortgage
          Loan is a Specially Serviced Pooled Mortgage Loan) shall enter into such approval or waiver unless and until it has received written confirmation from each applicable Rating Agency for the related
          Non-Pooled Pari Passu Companion Loan Securities that such action would not result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion Loan Securities rated by such
          Rating Agency;

                      (C)     (1) if approval of a further encumbrance or waiver
          of a due-on-encumbrance provision is involved, then, subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Performing Serviced
          Mortgage Loan) nor the applicable Special Servicer (with respect to a
          Specially Serviced Mortgage Loan) shall enter into such approval or waiver unless and until it has received written confirmation that such action would not result in an Adverse Rating Event with respect to any
          Class of Rated Certificates from each Rating Agency, with respect to any Serviced Pooled Mortgage Loan that (a) represents 2% or more of the then aggregate principal balance of all of the Pooled Mortgage
          Loans then in the Trust Fund, (b) is one of the ten largest Pooled
          Mortgage Loans then in the Trust Fund by principal balance, (c) has an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85% or (d) has an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is less than 1.2x and
          (2) if approval of a further encumbrance or waiver of a
          due-on-encumbrance provision is involved and the affected Serviced
          Mortgage Loan is a Serviced Non-Pooled Pari Passu Companion Loan,
          then, subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (if such Serviced Mortgage
          Loan is not a Specially Serviced Pooled Mortgage Loan) nor the
          applicable Special Servicer (if such Serviced Mortgage Loan is a
          Specially Serviced Pooled Mortgage

                                     -148-

          Loan) shall enter into such approval or waiver unless and until it has received written confirmation from each applicable Rating Agency for the related Non-Pooled Pari Passu Companion Loan Securities that such action would not result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion Loan Securities rated by such Rating Agency;

                      (D)     if approval of an assignment and assumption or
          waiver of a due-on-sale provision is involved, then, subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer (with respect to a Performing Serviced
          Mortgage Loan) nor the applicable Special Servicer (with respect to a
          Specially Serviced Mortgage Loan) shall enter into such approval or waiver with respect to any Mortgaged Property which secures a
          Cross-Collateralized Group unless (i) all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred
          simultaneously by the respective Borrower(s) or (ii) either (x) in the case of a Master Servicer, it has obtained the consent of the applicable Special Servicer (pursuant to the approval procedures described in clause (A) above) or (y) in the case of a Special
          Servicer, it has obtained the consent of the Controlling Class
          Representative and/or the related Serviced Mortgage Loan Group
          Controlling Party, if and to the extent required under Sections 3.24,
          3.27, 3.28 and/or 3.29, as applicable);

                      (E)     subject to the related Mortgage Loan Documents and
          applicable law, neither the applicable Master Servicer (with respect to a Performing Serviced Mortgage Loan) nor the applicable Special
          Servicer (with respect to a Specially Serviced Mortgage Loan) shall enter into such approval or waiver unless all associated costs and expenses (including the costs of any confirmation(s) of the absence of an Adverse Rating Event) are covered without any expense to the Trust or (in the case of a Serviced Mortgage Loan Group) any expense to any related Serviced Non-Pooled Mortgage Loan Noteholder(s) (it being understood and agreed that, except as expressly provided herein, neither the applicable Master Servicer nor the applicable Special
          Servicer shall be obligated to cover or assume any such costs or expenses);

                      (F)     neither the applicable Master Servicer (with
          respect to a Performing Serviced Mortgage Loan) nor the applicable
          Special Servicer (with respect to a Specially Serviced Mortgage Loan)
          shall, in connection with any such approval or waiver, consent or agree to any modification, waiver or amendment of any term or provision of such Serviced Mortgage Loan that would result in an
          Adverse REMIC Event with respect to any REMIC Pool or any Adverse
          Grantor Trust Event with respect to any Grantor Trust Pool; and

                      (G)     the applicable Special Servicer shall not consent
          to a Master Servicer's recommendation described in clause (A) above, or itself enter into such an approval or waiver, unless the applicable
          Special Servicer has complied with Sections 3.24, 3.27, 3.28 and/or
          3.29, as applicable.

               Notwithstanding the foregoing, in no event will the applicable
Master Servicer's approval of an assignment and assumption or further encumbrance be conditioned on the approval or absence of objection from the applicable Special Servicer if (a) the transaction is permitted under the related Mortgage Loan Documents and (b) the conditions to the transaction that are set forth in the related Mortgage Loan Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related
Mortgage Loan Documents that do not include any other approval or exercise).

               (b)    In connection with any permitted assumption of any
Serviced Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance"
clause thereunder, the applicable Master Servicer (in the case of a Performing
Serviced Mortgage Loan) or the applicable Special Servicer (in the case of a
Specially Serviced Mortgage Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

               (c)    The applicable Master Servicer shall have the right to
consent to any transfers of an interest in the Borrower under a Performing
Serviced Mortgage Loan, to the extent such transfer is allowed under the terms of the related Mortgage Loan Documents (without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan Documents that do not include

                                     -149-

any other approval or exercise of discretion), including any consent to transfer to any subsidiary or affiliate of such Borrower or to a person acquiring less than a majority interest in such Borrower; provided, however, that, subject to the terms of the related Mortgage Loan Documents and applicable law, if (i) the affected Serviced Mortgage Loan is a Pooled Mortgage Loan that, together with all other Pooled Mortgage Loans, if any, that are in the same
Cross-Collateralized Group as such Pooled Mortgage Loan or have the same
Borrower as such Pooled Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Pooled Mortgage Loan, has a Stated
Principal Balance that equals or exceeds 5% of the then aggregate Stated
Principal Balance of the Mortgage Pool or is one of the then current top ten
Pooled Mortgage Loans (by Stated Principal Balance) in the Mortgage Pool or has
a Cut-off Date Principal Balance in excess of $20,000,000, and (ii) the transfer is of an interest in the Borrower greater than 49%, then the applicable Master
Servicer shall not consent to such transfer unless and until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (the costs of which are to be payable by the related Borrower to the extent provided for in the related Mortgage Loan Documents, which provisions shall not be waived by the applicable Master Servicer, and, if not paid, such costs shall be paid by and reimbursed to the applicable Master Servicer as an Additional Trust Fund
Expense); provided, further, however, that, subject to the terms of the related
Mortgage Loan Documents and applicable law, if (i) the matter involves a
Serviced Mortgage Loan Group that includes one or more Serviced Non-Pooled Pari
Passu Companion Loans and (ii) the transfer is of an interest in the Borrower greater than 49%, then the applicable Master Servicer shall not consent to such transfer unless and until it has received written confirmation from each Rating
Agency for the Rated Certificates that such action would not result in an
Adverse Rating Event with respect to any Class of Rated Certificates rated by such Rating Agency and also a written confirmation from each applicable Rating
Agency for the related Non-Pooled Pari Passu Companion Loan Securities that such action would not result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion Loan Securities rated by such Rating Agency
(the costs of which are to be payable by the related Borrower to the extent provided for in the related Mortgage Loan Documents, which provisions shall not be waived by the applicable Master Servicer, and, if not paid, such costs shall be paid by and reimbursed to the applicable Master Servicer as an Additional
Trust Fund Expense). The applicable Master Servicer shall be entitled to collect and receive from Borrowers any customary fees in connection with such transfers of interest as Additional Master Servicing Compensation.

              SECTION 3.09. Realization Upon Defaulted Serviced Mortgage Loans.

               (a)    The applicable Special Servicer shall, subject to
Sections 3.09(b), 3.09(c), 3.09(d), 3.24, 3.27, 3.28 and 3.29, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing any Serviced Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither Master Servicer shall, with respect to any Serviced Mortgage Loan that is an ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest
(other than the making of requests for its collection), and the applicable
Special Servicer may take such enforcement action only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such
Mortgage Loan is, in the reasonable judgment of the applicable Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD
Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the applicable Special Servicer, the Liquidation
Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Serviced Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the applicable Special
Servicer shall consult Independent counsel regarding the order and manner in which the applicable Special Servicer should foreclose upon or comparably proceed against such properties. The applicable Special Servicer may direct the applicable Master Servicer to advance, as contemplated by Section 3.19(b), all costs and expenses (including attorneys fees and litigation costs and expenses)
to be incurred on behalf of the Trust in any such proceedings or such consultation, subject to the applicable

                                     -150-

Master Servicer being entitled to reimbursement for any such advance as a
Servicing Advance as provided in Section 3.05(a), and further subject to the applicable Special Servicer's being entitled to pay out of the related
Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds any
Liquidation Expenses incurred in respect of any Serviced Mortgage Loan, which
Liquidation Expenses were outstanding at the time such proceeds are received.
Nothing contained in this Section 3.09 shall be construed so as to require the applicable Special Servicer, on behalf of the Trust, to make a bid on any
Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the applicable
Special Servicer taking into account the factors described in Section 3.18 and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the
Servicing Standard. If and when the applicable Master Servicer or the applicable
Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, such Master Servicer or such Special Servicer (as the case may be) is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

               Neither Master Servicer shall foreclose upon or otherwise
comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Serviced Mortgage Loan. The Special
Servicers and the Master Servicers shall not foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a Non-Trust-Serviced Pooled Mortgage Loan.

               (b)    Notwithstanding the foregoing provisions of this
Section 3.09, no Mortgaged Property shall be acquired by the applicable Special
Servicer on behalf of the Trust (and, in the case of a Serviced Mortgage Loan
Group, the related Serviced Non-Pooled Mortgage Loan Noteholder(s)) under such circumstances, in such manner or pursuant to such terms as would (i) cause such
Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO
Property that is not treated as "foreclosure property" and that is held by any
REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury Regulations Section
1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged
Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17(a), the applicable Special
Servicer shall not acquire any personal property on behalf of the Trust (and, in the case of a Serviced Mortgage Loan Group, the related Serviced Non-Pooled
Mortgage Loan Noteholder(s)) pursuant to this Section 3.09 unless either:

                      (i)     such personal property is incident to real
          property (within the meaning of Section 856(e)(1) of the Code) so acquired by the applicable Special Servicer; or

                      (ii)    the applicable Special Servicer shall have
          obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool or an
          Adverse Grantor Trust Event with respect to any Grantor Trust Pool.

               (c)    Notwithstanding the foregoing provisions of this
Section 3.09, the applicable Special Servicer shall not, on behalf of the Trust
(and, in the case of a Serviced Mortgage Loan Group, the related Serviced
Non-Pooled Mortgage Loan Noteholder(s)), have a receiver of rents appointed with respect to a Mortgaged Property, or obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the
Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of such Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

                      (i)     the applicable Special Servicer has previously
          determined in accordance with the Servicing Standard, based on a Phase
          I Environmental Assessment (and any additional environmental testing that

                                     -151-

          the applicable Special Servicer deems necessary and prudent) of such
          Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the
          12-month period preceding any such acquisition of title or other action, that such Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                      (ii)    in the event that the determination described in
          clause (c)(i) above cannot be made, the applicable Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental
          Insurance Policy, that it would maximize the recovery to the
          Certificateholders and, in the case of a Mortgaged Property securing a
          Serviced Mortgage Loan Group, to the related Serviced Non-Pooled
          Mortgage Loan Noteholder(s) (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and, in the case of a Mortgaged
          Property securing a Serviced Mortgage Loan Group, to the related
          Serviced Non-Pooled Mortgage Loan Noteholder(s), to be performed at the related Net Mortgage Rate (or (x) in the case of an ARD Mortgage
          Loan after its Anticipated Repayment Date, at the related Net Mortgage
          Rate immediately prior to the Anticipated Repayment Date, or (y) in the case of a Serviced Mortgage Loan Group, at the weighted average of the Net Mortgage Rates for the related Mortgage Loans)) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

               Any such determination by a Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an
Officer's Certificate to such effect delivered to the Trustee, the applicable
Master Servicer and the Controlling Class Representative (and, in the case of a
Mortgaged Property securing a Serviced Mortgage Loan Group, to the related
Serviced Non-Pooled Mortgage Loan Noteholder(s)), specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports.

               The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii)
of the preceding paragraph, shall be paid out of the applicable Collection
Account (subject to, if it relates to one or more Mortgage Loans in a Serviced
Mortgage Loan Group, the proviso at the end of the first paragraph (that is, the initial paragraph that includes the enumerated clauses (i) through (xxii)) of subsection (I) of Section 3.05(a)).

               (d)    If neither of the conditions set forth in clauses (i) and
(ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Serviced Mortgage Loan (or, if applicable, a Serviced Mortgage Loan Group), the applicable Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust and, if applicable, the related
Serviced Non-Pooled Mortgage Loan Noteholder(s), release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Serviced Mortgage Loan has a then outstanding principal balance greater than $1 million, then prior to the release of all or a portion of the related
Mortgaged Property from the lien of the related Mortgage, (i) the applicable
Special Servicer shall have notified the Rating Agencies, the Controlling Class
Representative, the Trustee, the applicable Master Servicer and, if a Serviced
Mortgage Loan Group is involved, the related Serviced Mortgage Loan Group
Controlling Party if and to the extent required under the applicable Mortgage
Loan Group Intercreditor Agreement, in writing of its intention to so release all or a portion of such Mortgaged Property and the basis for the determination that such intention, in the applicable Special Servicer's good faith judgment, was consistent with the Servicing Standard and (ii) if the Lock Up Storage
Centers Loan Group is involved, the Lock Up Storage Centers Controlling Party shall not have objected to such release within 30 days of such notice or, if the
Lock Up Storage Centers Controlling Party shall have objected, such objection, in the applicable Special Servicer's good faith judgment was inconsistent with the Servicing Standard.

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               (e)    The applicable Special Servicer shall report to the
Trustee, the applicable Master Servicer and the Controlling Class Representative
(and, in the case of a Mortgaged Property securing a Serviced Mortgage Loan
Group, the related Non-Pooled Mortgage Loan Noteholder(s)) monthly in writing as to any actions taken by the applicable Special Servicer with respect to any
Mortgaged Property as to which neither of the conditions set forth in clauses
(i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged
Property and the related Serviced Mortgage Loan's (or, in the case of a Serviced
Mortgage Loan Group, each of the related Serviced Mortgage Loan's) becoming a
Corrected Mortgage Loan.

               (f)    The applicable Special Servicer shall have the right to
determine, in accordance with the Servicing Standard, with respect to any
Specially Serviced Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the subject Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable. The applicable Master Servicer, at the direction of the applicable Special Servicer, shall make a Servicing Advance for the costs incurred in pursuing any such deficiency action, provided that such Master
Servicer shall not be obligated in connection therewith to advance any funds, which if so advanced would constitute a Nonrecoverable Advance.

               (g)    Annually in each January, the applicable Master Servicer
shall, with the reasonable cooperation of the applicable Special Servicer, prepare and file with the IRS on a timely basis the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Serviced Mortgage
Loan for which it is the applicable Master Servicer, or Mortgaged Property securing a Serviced Mortgage Loan for which it is the applicable Master
Servicer, required by Sections 6050H (as applicable), 6050J and 6050P of the
Code. Contemporaneously therewith, the applicable Master Servicer shall deliver a copy of such information returns to the applicable Special Servicer and the
Trustee.

               (h)    As soon as the applicable Special Servicer (or, in the
case of a Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property, the applicable Master Servicer) makes a Final Recovery Determination (such determination to be made in consultation with the Controlling Class
Representative (or, in the case of a Serviced Mortgage Loan Group, the related
Serviced Mortgage Loan Group Controlling Party if and to the extent required under the applicable Mortgage Loan Group Intercreditor Agreement) and the
related calculations to be subject to the approval of such Controlling Class
Representative (or, in the case of a Serviced Mortgage Loan Group, the related
Serviced Mortgage Loan Group Controlling Party) with respect to any Mortgage
Loan or REO Property, it shall promptly notify the Certificate Administrator, the Trustee, the applicable Master Servicer (unless it is the one making the determination) and the Controlling Class Representative (and, in the case of a
Serviced Mortgage Loan Group, the related Serviced Mortgage Loan Group
Controlling Party if and to the extent required under the applicable Mortgage
Loan Group Intercreditor Agreement). The applicable Special Servicer (or, in the case of a Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property, the applicable Master Servicer) shall maintain accurate records, prepared by a
Servicing Officer, of each such Final Recovery Determination (if any) made by it and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Certificate
Administrator, the Trustee, the applicable Master Servicer (unless it is the one making the determination), the Controlling Class Representative and, if any
Mortgage Loan in a Serviced Mortgage Loan Group is involved, the related
Serviced Mortgage Loan Group Controlling Party if and to the extent required under the applicable Mortgage Loan Group Intercreditor Agreement, no later than ten Business Days following such Final Recovery Determination. For purposes of making a Final Recovery Determination with respect to a Non-Trust-Serviced
Pooled Mortgage Loan or any related REO Property, the applicable Master Servicer shall be entitled to rely on any comparable determination made by the related
Non-Trust Special Servicer.

              SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

               (a)    Upon the payment in full of any Serviced Mortgage Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed or made in a manner customary for such purposes, the

                                     -153-

applicable Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File and, in the case of a Serviced Non-Pooled Mortgage Loan, the Master Servicer shall promptly so notify the relevant Serviced Non-Pooled Mortgage Loan Noteholder, and request delivery to it or its designee of the related Mortgage Note, as applicable (such notice and request to be effected by delivering to the Trustee a Request for
Release in the form of Exhibit C-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and, in the case of the Serviced Non-Pooled Mortgage Loans, the related Serviced Non-Pooled Mortgage Loan Noteholder, and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in such Master
Servicer's Collection Account and/or, in the case of the Serviced Non-Pooled
Mortgage Loans, in the related Companion Note Custodial Account or the related
Subordinate Note Custodial Account, as applicable, pursuant to Section 3.04 have been or will be so deposited). Upon receipt of such Request for Release, the
Trustee and, in the case of the a Serviced Non-Pooled Mortgage Loan, if applicable, the related Serviced Non-Pooled Mortgage Loan Noteholder, shall promptly release, or cause any related Custodian to release, the related
Mortgage File to the applicable Master Servicer or its designee and shall deliver to the applicable Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with preparing or recording any instrument of satisfaction or deed of reconveyance shall be chargeable to a Collection Account, any Companion Note Custodial
Account, any Subordinate Note Custodial Account or the Distribution Account. If
the Mortgage has been recorded in the name of MERS or its designee, the applicable Master Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS.

               (b)    If from time to time, and as appropriate for servicing or
foreclosure of any Serviced Mortgage Loan, the applicable Master Servicer or the applicable Special Servicer shall otherwise require any Mortgage File (or any portion thereof) or, in the case of a Serviced Non-Pooled Mortgage Loan, the related Mortgage Note, then, upon request of such Master Servicer and receipt from such Master Servicer of a Request for Release in the form of Exhibit C-1 attached hereto signed by a Servicing Officer thereof, or upon request of the applicable Special Servicer and receipt from the applicable Special Servicer of a Request for Release in the form of Exhibit C-2 attached hereto, the Trustee or, in the case of a Serviced Non-Pooled Mortgage Loan, the related Serviced
Non-Pooled Mortgage Loan Noteholder shall release, or the Trustee shall cause any related Custodian to release, such Mortgage File (or portion thereof) or such Mortgage Note to such Master Servicer or such Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof)
to the Person from whom it was obtained as described above, or upon the applicable Special Servicer's delivery to such Person of an Officer's
Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account, the related Companion Note
Custodial Account(s) (if any) and/or the related Subordinate Note Custodial
Account(s) (if any) pursuant to Section 3.04 have been or will be so deposited or (ii) such Mortgage Loan has become an REO Mortgage Loan, a copy of the
Request for Release shall be returned to the applicable Master Servicer or the applicable Special Servicer, as applicable, by the Person to whom it was delivered as described above.

               (c)    Within five (5) Business Days of the applicable Special
Servicer's request therefor (or, in case of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee and, in the case of a Serviced Mortgage Loan Group, each Serviced Non-Pooled Mortgage Loan
Noteholder shall execute and deliver to the applicable Special Servicer, in the form supplied to the Trustee or the related Serviced Non-Pooled Mortgage Loan
Noteholder, as applicable, by such Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary, with respect to any Mortgage Loan, to the foreclosure or trustee's sale in respect of the related Mortgaged Property or to any legal action brought to obtain judgment against the related Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the
Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, a Master
Servicer, a Special Servicer or any related Serviced Non-Pooled Mortgage Loan
Noteholder; provided that the Trustee and each such Serviced Non-Pooled Mortgage
Loan Noteholder may alternatively execute and deliver to the applicable Special
Servicer, in the form supplied to the Trustee and such Serviced Non-Pooled
Mortgage Loan Noteholder, as applicable, by such Special Servicer, a limited power of attorney issued in favor of the Special Servicer, subject to Section
3.01(b), and empowering such Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee and each Serviced
Non-Pooled Mortgage Loan Noteholder (however, neither the

                                     -154-

Trustee nor any such Serviced Non-Pooled Mortgage Loan Noteholder shall be liable for any misuse of such power of attorney by such Special Servicer).
Together with such pleadings or documents (or such power of attorney), the applicable Special Servicer shall deliver to the Trustee or such Serviced
Non-Pooled Mortgage Loan Noteholder an Officer's Certificate requesting that such pleadings or documents (or such power of attorney) be executed by the
Trustee or such Serviced Non-Pooled Mortgage Loan Noteholder and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee or such Serviced Non-Pooled Mortgage Loan
Noteholder (or by the Special Servicer on behalf of such Person) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.
Within five (5) Business Days following receipt, the Trustee shall forward any documents it receives related to the servicing of the Pooled Mortgage Loans
(including but not limited to any court pleadings and other documents related to legal action involving any Mortgagor or Mortgaged Property) to the applicable
Master Servicer or Special Servicer, as the case may be. Upon delivery of such documents, the Trustee shall not be liable for any loss, claim or expense related to any failure by such Master Servicer or Special Servicer to process such documentation in a timely fashion. Any document delivered to a Master
Servicer or Special Servicer shall be deemed to have been duly delivered when delivered via overnight carrier to the address of such party as set forth in
Section 11.05.

               (d)    If from time to time, pursuant to the terms of a Mortgage
Loan Group Intercreditor Agreement and the related Non-Trust Servicing Agreement related to a Non-Trust-Serviced Pooled Mortgage Loan, and as appropriate for enforcing the terms of, or otherwise properly servicing, such Non-Trust-Serviced
Pooled Mortgage Loan, the related Non-Trust Master Servicer, the related
Non-Trust Special Servicer or the holder of a related Non-Pooled Pari Passu
Companion Loan requests delivery to it of the original Mortgage Note for such
Non-Trust-Serviced Pooled Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original Mortgage Note for a
Non-Trust-Serviced Pooled Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation as is appropriate to evidence the holding by the related Non-Trust Master Servicer, the related
Non-Trust Special Servicer or such holder of a related Non-Pooled Pari Passu
Companion Loan, as the case may be, of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

              SECTION 3.11. Master Servicing and Special Servicing Compensation;
Interest on and Reimbursement of Servicing Advances; Payment of Certain
Expenses; Obligations of the Trustee and the Fiscal Agent Regarding Back-up
Servicing Advances.

               (a)    As compensation for its activities hereunder, each Master
Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan), and each successor REO Mortgage Loan thereto, as to which it is the applicable Master
Servicer. As to each such Mortgage Loan and REO Mortgage Loan, for each calendar month (commencing with June 2005) or any applicable portion thereof, the Master
Servicing Fee shall accrue at the related Master Servicing Fee Rate on the
Stated Principal Balance of such Mortgage Loan or such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan or REO Mortgage Loan, as the case may be, and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law. The Master
Servicing Fee with respect to any Mortgage Loan or any REO Mortgage Loan shall cease to accrue (but not as to any Replacement Pooled Mortgage Loan with respect thereto) if a Liquidation Event occurs in respect thereof (unless, in the case of a Serviced Mortgage Loan Group, the servicing and administration of such
Serviced Mortgage Loan Group is to continue under this Agreement pursuant to
Section 3.01(e)). Furthermore, in the case of any Serviced Non-Pooled Mortgage
Loan or any REO Mortgage Loan with respect thereto, the Master Servicing Fee shall cease to accrue if a Liquidation Event occurs in respect of the related
Pooled Mortgage Loan (unless the servicing and administration of the related
Serviced Mortgage Loan Group is to continue under this Agreement pursuant to
Section 3.01(e)). Master Servicing Fees earned with respect to any Mortgage Loan or any REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Mortgage
Loan, as the case may be. The applicable Master Servicer shall be

                                     -155-

entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or any REO Mortgage Loan out of the portion any related Insurance Proceeds,
Condemnation Proceeds or Liquidation Proceeds allocable as interest on such
Mortgage Loan or REO Mortgage Loan, as the case may be. Master Servicing Fees earned with respect to a Serviced Non-Pooled Pari Passu Companion Loan (or any
successor REO Mortgage Loan with respect thereto) shall be payable out of the related Companion Note Custodial Account as provided in Section 3.05(f). Master
Servicing Fees earned with respect to a Serviced Non-Pooled Subordinate Loan (or any successor REO Mortgage Loan with respect thereto) or any Non-Pooled
Subordinate Loan (or any successor REO Mortgage Loan with respect thereto) shall be payable out of the related Subordinate Note Custodial Account as provided in
Section 3.05(g). The Servicer Report Administrator shall be entitled to the
Servicer Report Administrator Fee (payable as provided in Section 8.05(a)) in respect of all the Pooled Mortgage Loans and successor REO Mortgage Loans thereto. Notwithstanding any contrary provision set forth above, in no event shall a Master Servicing Fee be payable hereunder with respect to any Mortgage
Loan that is neither a Pooled Mortgage Loan nor a Serviced Mortgaged Loan. The
applicable Master Servicer shall pay, solely from the Master Servicing Fee to which the Master Servicer is otherwise entitled, any Primary Servicing Fee to which the Primary Servicer for the related Mortgage Loan is entitled (unless such Primary Servicing Fee has been retained from collections by the Primary
Servicer pursuant to the Primary Servicing Agreement).

               PAR and any successor holder of the Excess Servicing Fee
Rights that relate to the Serviced Mortgage Loans (and any successor REO
Mortgage Loans with respect to such Serviced Mortgage Loans) for which PAR is the applicable Master Servicer shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee
Rights in whole (but not in part), and WFB and any successor holder of the
Excess Servicing Fee Rights that relate to the Serviced Mortgage Loans (and any successor REO Mortgage Loans with respect to such Serviced Mortgage Loans) for which WFB is the applicable Master Servicer shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess
Servicing Fee Rights in whole (but not in part), in either case, to any
Qualified Institutional Buyer or Institutional Accredited Investor (other than a
Plan), provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the
Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit F-3A hereto, and (iii) the prospective transferee shall have delivered to PAR or WFB, as applicable, and the Depositor a certificate substantially in the form attached as Exhibit F-3B hereto. None of the
Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee
Right without registration or qualification. PAR, WFB and each holder of an
Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and each of PAR and WFB hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such
Person, to indemnify the Certificateholders, the Trust, the Depositor, the
Underwriters, the Certificate Administrator, the Trustee, any Fiscal Agent, the
Master Servicers, the Certificate Registrar and the Special Servicers against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such Excess Servicing Fee
Right or any Non-Registered Certificate pursuant to the Securities Act. From time to time following any transfer, sale, pledge or assignment of an Excess
Servicing Fee Right, the Person then acting as the Master Servicer with respect to the related Serviced Mortgage Loan or successor REO Mortgage Loan with respect thereto to which the Excess Servicing Fee Right relates, shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one Business Day following the payment of such Master Servicing Fees to such Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to such Master Servicer. The holder of an
Excess Servicing Fee Right shall not have any rights under this Agreement except as

                                     -156-

set forth in the preceding sentences of this paragraph. None of the Certificate
Administrator, the other Master Servicer, the Certificate Registrar, the
Depositor, the Special Servicer, the Trustee or the Tax Administrator shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

               A Master Servicer's right to receive the Master Servicing Fees
(and, in the case of the Servicer Report Administrator, the Servicer Report
Administrator Fees) to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of such Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein, including as contemplated by the prior paragraph.

               (b)    Each Master Servicer shall be entitled to receive the
following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

                      (i)     any and all Net Default Charges actually collected
          with respect to any Serviced Pooled Mortgage Loan for which such
          Master Servicer is the applicable Master Servicer or any successor REO
          Mortgage Loan with respect thereto, to the extent that such Net
          Default Charges are payable to such Master Servicer under Section 3.26 and any and all application and processing fees for consents to approvals of assignments and assumptions, further encumbrances or other lender approvals, to the extent actually collected during the related Collection Period with respect to Performing Serviced Mortgage
          Loans for which such Master Servicer is the applicable Master
          Servicer;

                      (ii)    (x) 50% of assumption fees, modification fees,
          extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees
          (excluding Prepayment Premiums, Yield Maintenance Charges and application and processing fees), in each case to the extent actually collected during the related Collection Period with respect to
          Performing Serviced Mortgage Loans for which such Master Servicer is the applicable Master Servicer and paid in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the other provisions of this Agreement and (y) 100% of assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums, Yield Maintenance
          Charges and application and processing fees), in each case to the extent actually collected during the related Collection Period with respect to Performing Serviced Mortgage Loans for which such Master
          Servicer is the applicable Master Servicer and paid in connection with a consent, approval or other action that such Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the applicable Special Servicer under the other provisions of this Agreement;

                      (iii)   any and all charges for beneficiary statements or
          demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by the Borrowers under
          Serviced Mortgage Loans for which such Master Servicer is the applicable Master Servicer;

                      (iv)    any and all Prepayment Interest Excesses collected
          with respect to the Pooled Mortgage Loans for which such Master
          Servicer is the applicable Master Servicer;

                      (v)     interest or other income earned on deposits in the
          Investment Accounts maintained by such Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment
          Earnings, if any, with respect to any such Investment Account for each
          Collection Period and, further, in the case of a Servicing Account or
          Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

               To the extent that any of the amounts described in clauses (i)
through (iv) in the preceding paragraph are collected by a Special Servicer, such Special Servicer shall promptly pay such amounts to the applicable Master
Servicer.

                                     -157-

               (c)    As compensation for its activities hereunder, each Special
Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan for which it is the applicable
Special Servicer, and each REO Mortgage Loan thereto that relates to an
Administered REO Property for which it is the applicable Special Servicer. As to each such Specially Serviced Mortgage Loan and REO Mortgage Loan, for any
particular calendar month or applicable portion thereof, the Special Servicing
Fee shall accrue at the Special Servicing Fee Rate on the Stated Principal
Balance of such Specially Serviced Mortgage Loan or such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Mortgage Loan, as
the case may be, and for the same number of days respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed under the terms of the related
Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan that is a Pooled Mortgage Loan or any successor REO Mortgage Loan thereto shall cease to accrue as of the date a
Liquidation Event occurs in respect thereof or, in the case of such a Specially
Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. The
Special Servicing Fee with respect to any Serviced Non-Pooled Mortgage Loan or any successor REO Mortgage Loan with respect thereto shall cease to accrue as of the date a Liquidation Event occurs in respect of the related Pooled Mortgage
Loan or REO Property included in the same Mortgage Loan Group or, in the case of such a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected
Mortgage Loan. Earned but unpaid Special Servicing Fees with respect to Pooled
Mortgage Loans that are Specially Serviced Mortgage Loans and REO Pooled
Mortgage Loans shall be payable (pursuant to Section 3.05(a)) monthly first out of related Liquidation Proceeds, Insurance Proceeds and/or Condemnation
Proceeds, if any, and then out of general collections on the Pooled Mortgage
Loans and any REO Properties on deposit in the applicable Collection Account and earned but unpaid Special Servicing Fees with respect to any Serviced Non-Pooled
Mortgage Loan or any successor REO Mortgage Loan with respect thereto shall be payable in accordance with the related Mortgage Loan Group Intercreditor
Agreement and solely out of the proceeds of such Serviced Non-Pooled Mortgage
Loan; provided, however, that any Special Servicing Fees earned with respect to a Pooled Mortgage Loan in a Serviced Mortgage Loan Group that has a Serviced
Non-Pooled Subordinate Loan will be payable out of collections on or with respect to the related Serviced Non-Pooled Subordinate Loan and/or the related
Serviced Non-Pooled Subordinate Noteholder's share of collections on any related
REO Property prior to payment out of any collections otherwise described above.

               As further compensation for its activities hereunder, each
Special Servicer shall be entitled to receive the Workout Fee with respect to each Serviced Mortgage Loan that is a Corrected Mortgage Loan and for which such
Special Servicer is the applicable Special Servicer, unless the basis on which such Serviced Mortgage Loan became a Corrected Mortgage Loan was the remediation of a circumstance or condition relating to the related Pooled Mortgage Loan
Seller's obligation to repurchase such Mortgage Loan pursuant to the related
Pooled Mortgage Loan Purchase Agreement, as applicable, in which case, if such
Mortgage Loan is repurchased within the Initial Resolution Period (and, if applicable any Resolution Extension Period as is permitted under Section 2.03)
no Workout Fee will be payable from or based upon the receipt of, any Purchase
Price paid by the related Pooled Mortgage Loan Seller in satisfaction of such repurchase obligation. As to each such Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout
Fee Rate to, each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such
Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan and any Workout Fees earned with respect to any Serviced Non-Pooled Mortgage Loan or any successor REO Mortgage Loan with respect thereto shall be payable in accordance with the related Mortgage Loan Group Intercreditor Agreement and solely out of the proceeds of such Serviced Non-Pooled Mortgage Loan; provided, however, that any Workout Fees earned with respect to a Pooled Mortgage Loan
(and, if such Pooled Mortgage Loan has a related Non-Pooled Pari Passu Companion
Loan, such Non-Pooled Pari Passu Companion Loan) in a Serviced Mortgage Loan
Group that has a Serviced Non-Pooled Subordinate Loan will be payable out of any proceeds or with respect to such Serviced Non-Pooled Subordinate Loan and/or the related Serviced Non-Pooled Subordinate Noteholder's share of proceeds on such related REO Property prior to any proceeds on the Pooled Mortgage Loan (and, if such Pooled Mortgage Loan has a related Non-Pooled Pari Passu Companion Loan, such Non-Pooled Pari Passu Companion Loan) otherwise described above. The
Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property

                                     -158-

becomes an REO Property; provided that a new Workout Fee would become payable if and when such Serviced Mortgage Loan again became a Corrected Mortgage Loan after having again become a Specially Serviced Mortgage Loan. If a Special
Servicer is terminated or resigns, such Special Servicer shall retain the right
(and the applicable successor Special Servicer shall not have the right) to receive any and all Workout Fees payable in respect of (i) any Serviced Mortgage
Loans serviced by such Special Servicer that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still
Corrected Mortgage Loans at the time of such termination or resignation and (ii)
unless such Special Servicer was terminated for cause (in which case only clause
(i) above shall apply), any Serviced Mortgage Loans that constitute Specially
Serviced Mortgage Loans for which such Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially
Serviced Mortgage Loan such that the related Borrower has made, as of the date of such termination or resignation, at least one timely Monthly Payment required by the terms of the workout and such Mortgage Loan otherwise meets the requirements of a Corrected Mortgage Loan, with the Workout Fee with respect to such Mortgage Loan payable only after such requirements have been satisfied;
provided, however, that (A) in either case no other event has occurred as of the time of such Special Servicer's termination or resignation that would otherwise cause such Mortgage Loan to again become a Specially Serviced Mortgage Loan and
(B) in the case of any Specially Serviced Mortgage Loan described in clause (ii)
of this sentence, such terminated Special Servicer shall immediately deliver the related Servicing File to the applicable Master Servicer, and the applicable
Master Servicer shall (without further compensation) monitor that all conditions precedent to such Mortgage Loan's becoming a Corrected Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new applicable Special Servicer if and when it becomes apparent to the applicable Master Servicer that such conditions precedent will not be satisfied.

               As further compensation for its activities hereunder, each
Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Serviced Mortgage Loan for which it is the applicable Special
Servicer and that is a Specially Serviced Mortgage Loan as to which it receives any full, partial or discounted payoff from the related Borrower and with respect to each Serviced Mortgage Loan that is a Specially Serviced Mortgage
Loan and Administered REO Property for which it is the applicable Special
Servicer and as to which it receives any Condemnation Proceeds, Insurance
Proceeds or Liquidation Proceeds (other than in connection with (A) the purchase of any such Specially Serviced Mortgage Loan by the General Special Servicer or
the Majority Controlling Class Certificateholder(s) pursuant to or as contemplated by Section 3.18, (B) the purchase or other acquisition of any such
Specially Serviced Mortgage Loan or Administered REO Property by any Controlling
Class Certificateholder(s), the Sole Certificateholder(s), a Master Servicer or
a Special Servicer pursuant to Section 9.01, (C) the repurchase or replacement of any such Specially Serviced Mortgage Loan or Administered REO Property by a
Pooled Mortgage Loan Seller pursuant to the related Pooled Mortgage Loan
Purchase Agreement as a result of a Material Breach or Material Document Defect,
(D) in the case of a Mortgage Loan included in a Serviced Mortgage Loan Group or any related Administered REO Property, the purchase or other acquisition of any such Specially Serviced Mortgage Loan or Administered REO Property by any
related Non-Pooled Mortgage Loan Noteholder pursuant to or as contemplated by
Sections 3.27, 3.28 and/or 3.29, as applicable, or (E) the purchase of any such
Specially Serviced Mortgage Loan or Administered REO Property by any other creditor of the related Borrower or any of its Affiliates or other equity holders pursuant to a right under the related Mortgage Loan Documents (provided that such right is exercised within the period and in the manner required under such Mortgage Loan Documents and the payment of the Liquidation Fee would not otherwise be covered by the price to be paid by such creditor). In no event shall any Liquidation Fee accrue or be payable in connection with any
Liquidation Event involving a Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property (including any purchase of such Mortgage Loan by the holder of any related Non-Trust-Serviced Non-Pooled Pari Passu Companion Loan in
accordance with the related Mortgage Loan Group Intercreditor Agreement and the related Non-Trust Servicing Agreement). As to each such Specially Serviced
Mortgage Loan or Administered REO Property for which the Special Servicer is entitled to a Liquidation Fee as set forth above, such Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee
Rate to, any such full, partial or discounted payoff, Condemnation Proceeds,
Insurance Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents
Post-ARD Additional Interest or Default Charges) and any Liquidation Fees earned with respect to any Serviced Non-Pooled Subordinate Loan will be payable solely out of collections on such Serviced Non-Pooled Subordinate Loan; provided, however, that any Liquidation Fees earned with respect to a Serviced Mortgage
Loan in a

                                     -159-

Serviced Mortgage Loan Group that has a Serviced Non-Pooled Subordinate Loan shall be payable out of any collections on or with respect to such related
Serviced Non-Pooled Subordinate Loan and/or the related Serviced Non-Pooled
Subordinate Noteholder's share of collections on any related REO Property prior to payment out of any collections otherwise described above. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan.

               A Special Servicer's right to receive any Special Servicing
Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of such Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

               (d)    Each Special Servicer shall be entitled to receive the
following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

                      (i)     any and all Net Default Charges actually collected
          with respect to any Serviced Pooled Mortgage Loan for which such
          Special Servicer is the applicable Special Servicer or any successor
          REO Mortgage Loan with respect thereto, to the extent that such Net
          Default Charges are payable to such Special Servicer under Section
          3.26; and any and all assumption fees, assumption application and processing fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees (excluding Prepayment Premiums and
          Yield Maintenance Charges), to the extent actually collected during the related Collection Period with respect to any Specially Serviced
          Mortgage Loans or any REO Mortgage Loans (other than any
          Non-Trust-Serviced Mortgage Loan or any successor REO Property with respect thereto) for which such Special Servicer is the applicable
          Special Servicer;

                      (ii)    50% of any assumption fees, modification fees,
          extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees
          (excluding Prepayment Premiums, Yield Maintenance Charges and application and processing fees), in each case to the extent actually collected during the related Collection Period with respect to
          Performing Serviced Mortgage Loans for which such Special Servicer is the applicable Special Servicer in connection with a consent, approval or other action that the applicable Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of such Special Servicer under the other provisions of this Agreement; and

                      (iii)   interest or other income earned on deposits in any
          REO Account maintained by such Special Servicer, in accordance with
          Section 3.06(b) (but only to the extent of the Net Investment
          Earnings, if any, with respect to such REO Account for each Collection
          Period).

               To the extent that any of the amounts described in clauses (i)
and (ii) of the preceding paragraph are collected by a Master Servicer, such
Master Servicer shall promptly pay such amounts to the applicable Special
Servicer and shall not be required to deposit such amounts in such Master
Servicer's Collection Account, any Companion Note Custodial Account or any
Subordinate Note Custodial Account pursuant to Section 3.04.

               (e)    The Master Servicers and the Special Servicers shall each
be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder
(including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section
3.07(b)), if and to the extent such expenses are not payable directly out of any
Collection Account, any Companion Note Custodial Account, any Subordinate Note
Custodial Account, any Servicing Account, Reserve Account or REO Account, and
none of the Master Servicers or the Special Servicers shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If either Master Servicer is required to make any Servicing
Advance hereunder at the discretion of a Special Servicer in accordance with
Section 3.19 or otherwise, such Special Servicer shall promptly provide such
Master Servicer with such documentation regarding the subject Servicing Advance as such Master Servicer may reasonably request.

                                     -160-

(f) If a Master Servicer or, as contemplated by Section 3.19, a Special Servicer is required under this Agreement to make a Servicing Advance, but fails to do so within ten (10) days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of such Master
Servicer or such Special Servicer, as the case may be, give notice of such failure to the defaulting party. If such Advance is not made by such Master
Servicer or such Special Servicer, as the case may be, within one Business Day after receipt of such notice, then (subject to Section 3.11(h) below) the
Trustee (or, if the Trustee fails to make such Advance, the Fiscal Agent) shall make such Advance. If the Fiscal Agent makes any such Servicing Advance, the
Trustee shall be deemed not to be in default under this Agreement for failing to do so.

               (g)    The Master Servicers, the Special Servicers, the Trustee
and the Fiscal Agent shall each be entitled to receive interest at the
Reimbursement Rate in effect from time to time, accrued on the amount of each
Servicing Advance made thereby (with its own funds), for so long as such
Servicing Advance is outstanding (it being acknowledged that Advance Interest shall not accrue on Unliquidated Advances related to prior Servicing Advances).
Such interest with respect to any Servicing Advances shall be payable: (i)
first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on or in respect of the particular Pooled Mortgage Loan or REO Pooled Mortgage Loan as to which such Servicing Advance relates; and (ii)
then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the applicable Master Servicer's Collection Account or, as and to the extent contemplated by the second paragraph of Section 3.05(a), the other Master
Servicer's Collection Account (subject to, however, the proviso at the end of the first paragraph of subsection (I) of Section 3.05(a)). The applicable Master
Servicer shall (subject to the operation of Section 3.05(a)(II)) reimburse itself, the applicable Special Servicer, the Trustee or the Fiscal Agent, as
appropriate, for any Servicing Advance made by any such Person with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer as soon as practicable after funds available for such purpose are deposited in such Master Servicer's Collection Account or the related Companion Note Custodial Account or the related Subordinate Note
Custodial Account, as applicable.

               (h)    Notwithstanding anything to the contrary set forth herein, none of the Master Servicers, the Special Servicers, the Trustee or the Fiscal
Agent shall be required to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a
Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such
Person in its reasonable, good faith judgment. In making such recoverability determination, such Person will be entitled to consider (among other things)
only the obligations of the Borrower under the terms of the related Mortgage
Loan as it may have been modified, to consider (among other things) the related
Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time and may obtain any analysis, Appraisals or market value estimates or other information in the possession of the applicable Special Servicer for such purposes. Any determination by any Person with an obligation hereunder to make
Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable
Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Certificate Administrator, the Trustee (unless it is the Person making such determination), the applicable Special Servicer and the Controlling Class Representative and, if a Serviced Mortgage Loan Group is
involved, the applicable Serviced Non-Pooled Mortgage Loan Noteholder(s), setting forth the basis for such determination, accompanied by a copy of any
Appraisal of the related Mortgaged Property or REO Property performed within the
12 months preceding such determination by a Qualified Appraiser, and, if such reports were used by the Master Servicer, the Trustee or the Fiscal Agent to
determine that any Servicing Advance is or would be nonrecoverable, further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained. Notwithstanding the foregoing, absent bad faith, any such determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders and, in all cases, the
Trustee and the Fiscal Agent shall be entitled to conclusively rely on any

                                     -161-

determination of nonrecoverability that may have been made by the applicable
Master Servicer or Special Servicer or, if appropriate, any party under the related Non-Trust Servicing Agreement (in the case of a Non-Trust-Serviced
Pooled Mortgage Loan) with respect to a particular Servicing Advance for any
Mortgage Loan or REO Property, and the applicable Master Servicer and the applicable Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party or, if appropriate, any party under the related Non-Trust Servicing
Agreement (in the case of a Non-Trust-Serviced Pooled Mortgage Loan) with respect to a particular Servicing Advance for any Mortgage Loan or REO Property.
The applicable Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Pooled Mortgage Loans and REO Properties as
such party required to make Servicing Advances may reasonably request. A copy of any such Officer's Certificate (and accompanying information) of a Master
Servicer shall also be delivered promptly to the applicable Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the applicable Special Servicer shall also be promptly delivered to the Master
Servicer for the subject Mortgage Loan or REO Property, and a copy of any such
Officer's Certificates (and accompanying information) of the Trustee or the
Fiscal Agent shall also be promptly delivered to the Certificate Administrator, the Controlling Class Representative, the applicable Special Servicer, the applicable Master Servicer and, if a Serviced Mortgage Loan Group is involved, the related Serviced Non-Pooled Mortgage Loan Noteholder(s). The applicable
Master Servicer shall consider Unliquidated Advances in respect of prior
Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such Unliquidated Advance were a Servicing Advance.

               The applicable Special Servicer for each Serviced Mortgage
Loan shall also be entitled to make a determination (subject to the same standards and procedures that apply in connection with a determination by the applicable Master Servicer) to the effect that a prior Servicing Advance (or
Unliquidated Advance in respect thereof) previously made hereunder by the applicable Master Servicer (or, if applicable, the Trustee or the Fiscal Agent)
constitutes a Nonrecoverable Servicing Advance or that any proposed Servicing
Advance by the applicable Master Servicer (or, if applicable, the Trustee or the
Fiscal Agent), if made, would constitute a Nonrecoverable Servicing Advance, in which case such Servicing Advance shall constitute a Nonrecoverable Servicing
Advance for all purposes of this Agreement.

               (i)    Notwithstanding anything to the contrary set forth herein, the applicable Master Servicer may (and, at the direction of the applicable
Special Servicer if a Serviced Mortgage Loan that is a Specially Serviced
Mortgage Loan or an Administered REO Property is involved, shall) pay directly out of such Master Servicer's Collection Account any servicing expense that, if paid by the applicable Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Mortgage Loan or REO
Property; provided that (A) it shall be a condition to such payment that the applicable Master Servicer (or the applicable Special Servicer, if a Specially
Serviced Mortgage Loan or an Administered REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and, if applicable, the Serviced
Non-Pooled Mortgage Loan Noteholders (as a collective whole), as evidenced by an
Officer's Certificate delivered promptly to the Depositor, the Certificate
Administrator, the Trustee and the Controlling Class Representative and, if a
Serviced Mortgage Loan Group is involved, the related Serviced Non-Pooled
Mortgage Loan Noteholder(s), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination; (B) if such servicing expense relates to a Serviced Mortgage
Loan Group, the payment of such expense shall be subject to the proviso at the end of the first paragraph of subsection (I) of Section 3.05(a); and (C) such servicing expense shall be deemed to constitute a Nonrecoverable Advance for purposes of subsection (II)(iv) of Section 3.05(a) and the definition of
"Principal Distribution Amount" and the terms and conditions set forth in such subsection that are applicable to Nonrecoverable Advances shall apply to such servicing expense. A copy of any such Officer's Certificate (and accompanying information) of a Master Servicer shall also be delivered promptly to the
Controlling Class Representative (and, if a Serviced Mortgage Loan Group is
involved, the related Serviced Non-Pooled Mortgage Loan Noteholder(s)) and the
applicable Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the applicable Special Servicer shall also be promptly delivered to the applicable Master Servicer and the Controlling Class
Representative (and, if a Serviced Mortgage Loan Group is involved, the related
Serviced Non-Pooled Mortgage Loan Noteholder(s)).

                                     -162-

              SECTION 3.12. Property Inspections; Collection of Financial
Statements.

               (a)    The applicable Special Servicer shall perform or cause to
be performed a physical inspection of a Mortgaged Property securing a Specially
Serviced Mortgage Loan as soon as practicable (but in any event not later than
60 days) after the subject Serviced Mortgage Loan becomes a Specially Serviced
Mortgage Loan (and such Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Serviced Mortgage
Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property); provided that such Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances and otherwise as contemplated by Section 3.05(a). The applicable Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than the Mortgaged Property securing a Non-Trust-Serviced Pooled Mortgage Loan,
Mortgaged Properties related to Specially Serviced Mortgage Loans and REO
Properties), every calendar year beginning in 2006, or every second calendar year beginning in 2006 if the unpaid principal balance of the related Serviced
Pooled Mortgage Loan is less than $2,000,000; provided that with respect to any
Serviced Pooled Mortgage Loan (other than a Specially Serviced Pooled Mortgage
Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CMSA Servicer Watch List, the applicable Master Servicer, at its own expense, shall, at the request of the Controlling Class Representative (or, if such Serviced Pooled Mortgage Loan is included in a Serviced Mortgage Loan
Group, at the request of either the Controlling Class Representative or the related Serviced Mortgage Loan Group Controlling Party if and to the extent required under the applicable Mortgage Loan Group Intercreditor Agreement), inspect or cause to be inspected the related Mortgaged Property every calendar year beginning in 2006 so long as such Mortgage Loan continues to be on the CMSA
Servicer Watch List; and provided, further, that neither Master Servicer will be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in this sentence, if the applicable Special Servicer has already done so during that period pursuant to the preceding sentence. Each of the Master Servicers and the Special Servicers
shall prepare (and, promptly following preparation, if there has been a material adverse change in the condition of the subject Mortgaged Property or REO
Property, as applicable), deliver to or make available (on such Master
Servicer's or Special Servicer's internet website) to the Trustee, the
Controlling Class Representative, the applicable Master Servicer or Special
Servicer (and, if a Mortgaged Property or REO Property relates to a Serviced
Mortgage Loan Group, the related Serviced Non-Pooled Mortgage Loan Noteholder(s)
if and to the extent required under the applicable Mortgage Loan Group
Intercreditor Agreement), and the Rating Agencies) a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the subject Mortgaged Property and that specifies the occurrence or existence of: (i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of such Master Servicer or Special Servicer (or its respective designee), as the case may be, material and is evident from such inspection, (ii) any abandonment of the Mortgaged Property, (iii) any change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of such Master Servicer or Special Servicer (or its respective designee), as the case may be, material and is evident from such inspection,
(iv) any waste on or deferred maintenance in respect of the Mortgaged Property that is evident from such inspection or (v) any capital improvements made that are evident from such inspection. Such report may be in the form of the standard property inspection report (or such other form for the presentation of such information) as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally. Each of the Master Servicers and the Special Servicers shall deliver to the Controlling Class Representative, and, if applicable, the applicable Serviced Non-Pooled Mortgage Loan
Noteholder(s) and, upon request, to the Certificate Administrator and the
Trustee a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within 30 days following the request (or, if later or if request is not required, within 30 days following the later of completion of the related inspection if the inspection is performed by the applicable Master Servicer or Special Servicer, as appropriate, or receipt of the related inspection report if the inspection is performed by a third party).
The copy of each such inspection report that is delivered by a Master Servicer or Special Servicer to the Controlling Class Representative shall be imaged with the ARCap Naming Convention for Electronic File Delivery.

               (b)    Commencing with respect to the calendar quarter ended
June 30, 2005, the applicable Special Servicer, in the case of any Specially
Serviced Mortgage Loan, and the applicable Master Servicer, in the case of each

                                     -163-

Performing Serviced Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan Documents.
The applicable Master Servicer shall deliver images in suitable electronic media
(and labeled according to the ARCap Naming Convention for Electronic File
Delivery) of all of the foregoing items so collected or obtained by it to the
Persons and in the time and manner set forth in Section 4.02(d). In addition, the applicable Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each
REO Property and shall collect all such items promptly following their preparation. The applicable Special Servicer shall deliver images in suitable electronic media (and labeled according to the ARCap Naming Convention for
Electronic File Delivery) of all of the foregoing items so collected or obtained by it to the applicable Master Servicer, the Controlling Class Representative
and, if a Serviced Mortgage Loan Group is involved, the applicable Serviced
Non-Pooled Mortgage Loan Noteholder(s) if and to the extent required under the applicable Mortgage Loan Group Intercreditor Agreement, within 30 days of its receipt thereof.

              SECTION 3.13. Annual Statement as to Compliance.

               Each of the Master Servicers and the Special Servicers shall deliver to the Trustee, the Certificate Administrator, the Depositor, the
Underwriters, the Controlling Class Representative and (only if such delivery is being made by the applicable Master Servicer or the Special Servicer for the related Serviced Mortgage Loan Group) the respective Serviced Non-Pooled
Mortgage Loan Noteholder(s), on or before March 15 of each year, beginning in
2006, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of such Master
Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, such Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) such Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or any
Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof). Notwithstanding the foregoing, each required Annual Performance
Certification shall be delivered on or before May 1st (rather than March 15) of each year after both (i) notice is provided by the Certificate Administrator of its filing of a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act as provided for in Section 8.15(a)
and (ii) notice is provided by each counterpart to the Certificate Administrator in any securitization of any Serviced Non-Pooled Pari Passu Loan of such counterpart's filing of a Form 15 relating to automatic suspension of reporting under a provision in the pooling and servicing agreement related to such securitization that is similar to Section 8.15(a), provided that a copy of such agreement has been delivered to the parties hereto unless such party was a party to such other pooling and servicing agreement.

              SECTION 3.14. Reports by Independent Public Accountants.

               On or before March 15 of each year, beginning in 2006, each of the Master Servicers and the Special Servicers, at its expense, shall cause a firm of independent public accountants that is a member of the American
Institute of Certified Public Accountants to render and to deliver (or shall itself deliver such a statement that has been rendered) a statement (the "Annual
Accountants' Report") to the Trustee, the Certificate Administrator, the
Depositor, the Underwriters, the Controlling Class Representative and (only if such delivery is being made with respect to the applicable Master Servicer or
Special Servicer for the related Serviced Mortgage Loan Group) the respective
Serviced Non-Pooled Mortgage Loan Noteholder(s), to the effect that such firm has examined the servicing operations of such Master Servicer or Special
Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that such Master Servicer or such Special Servicer, as the case may be, has complied during such previous calendar year with the minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm,
USAP requires it to report. In rendering its

                                     -164-

report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards
(rendered within one year of such report) with respect to those sub-servicers.
Notwithstanding the foregoing, each required Annual Accountants' Report shall be delivered on or before May 1st (rather than March 15) of each year after (i)
notice is provided by the Certificate Administrator of its filing of a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act as provided for in Section 8.15(a) and (ii) notice is provided by each counterpart to the Certificate Administrator in any securitization of any Serviced Non-Pooled Pari Passu Loan of such counterpart's filing of a Form
15 relating to automatic suspension of reporting under a provision in the pooling and servicing agreement related to such securitization that is similar to Section 8.15(a), provided that a copy of such agreement has been delivered to the parties hereto unless such party was a party to such other pooling and servicing agreement.

              SECTION 3.15. Access to Information.

               (a)    Each of the Master Servicers and the Special Servicers
shall afford to the OTS, the FDIC, any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate
Owner, the Certificate Administrator, the Trustee, the Fiscal Agent, the
Depositor, each Underwriter, each Rating Agency, the Controlling Class
Representative and each Serviced Non-Pooled Mortgage Loan Noteholder, access to any records regarding the Mortgage Loans (or, in the case of a Serviced
Non-Pooled Mortgage Loan Noteholder, only the related Serviced Non-Pooled
Mortgage Loan) and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the related Mortgage Loan Documents or contract entered into prior to the Closing
Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. At the election of the applicable Master Servicer, such access may be afforded to the
Certificate Administrator, the Trustee, the Fiscal Agent, the Depositor, each
Rating Agency, the Controlling Class Representative and each Serviced Non-Pooled
Mortgage Loan Noteholder, by the delivery of copies of information as requested by such Person and the applicable Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies (other than with respect to the Rating Agencies);
provided, however, that the applicable Master Servicer shall be entitled to require such payment from the Controlling Class Representative in any single calendar month only to the extent that such costs in such month exceed $100.00.
Such access shall otherwise be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the particular Master Servicer or Special Servicer, as the case may be, designated by it.

               (b)    In connection with providing access to information
pursuant to clause (a) of this Section 3.15, each of the Master Servicers and the Special Servicers may (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Serviced Mortgage Loan if
the disclosure of such items is prohibited by applicable law or the provisions of any related Mortgage Loan Documents or would constitute a waiver of the attorney-client privilege.

               (c)    Upon the request of the Controlling Class Representative
or the Lock Up Storage Centers Controlling Party Controlling Party (in
connection with the Lock Up Storage Center Loan Group), as applicable, made not more frequently than once a month during the normal business hours of the Master
Servicers and the Special Servicers, each of the Master Servicers and the
Special Servicers shall, without charge, make a knowledgeable Servicing Officer available either by telephone (with Servicing Officers of each of the Master
Servicers and Special Servicers participating simultaneously if the Controlling
Class Representative or the Lock Up Storage Centers Controlling Party
Controlling Party, as applicable, so requests) or, at the option of the
Controlling Class Representative or the Lock Up Storage Centers Controlling
Party, as applicable, if it provides reasonable advance notice, at the office of such Servicing Officer, to verbally answer questions from the Controlling Class
Representative or the Lock Up Storage Centers Controlling Party, as applicable, regarding the performance and servicing of the Serviced Mortgage Loans and/or
Administered REO Properties for which such Master Servicer or such Special
Servicer, as the case may be, is responsible.

                                     -165-

               (d)    Notwithstanding any provision of this Agreement to the
contrary, the failure of a Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement to the extent that such Master
Servicer or such Special Servicer, as the case may be, determines, in its reasonable and good faith judgment consistent with the Servicing Standard, that such disclosure would violate applicable law or any provision of a Mortgage Loan
Document prohibiting disclosure of information with respect to the Mortgage
Loans or the Mortgaged Properties, constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.

               (e)    None of the Master Servicers or the Special Servicers
shall be liable for providing, disseminating or withholding information in accordance with the terms of this Agreement. In addition to their other rights hereunder, each of the Master Servicers and the Special Servicers (and their respective employees, attorneys, officers, directors and agents) shall, in each case, be indemnified by the Trust Fund for any claims, losses or expenses arising from any such provision, dissemination or withholding.

              SECTION 3.16. Title to Administered REO Property; REO Account.

               (a)    If title to any Administered REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders (and, in the case of a Serviced Mortgage Loan
Group, also the related Serviced Non-Pooled Mortgage Loan Noteholder(s)), or,
subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the applicable Special Servicer at the expense of the
Trust (or, in the case of any REO Property related to a Pooled Mortgage Loan that is part of a Serviced Mortgage Loan Group, the Trust and the related
Serviced Non-Pooled Mortgage Loan Noteholders; it being the intention that any related Serviced Non-Pooled Subordinate Noteholder bear such expense prior to the Trust) for the purpose of taking title to one or more REO Properties pursuant to this Agreement. Any such limited liability company formed by such
Special Servicer shall be a manager-managed limited liability company, with such
Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable Administered REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The applicable Special Servicer shall sell any Administered REO Property in accordance with Section 3.18 by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of
Section 860G(a)(8) of the Code, unless such Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO
Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the
Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor
Trust Pool. Regardless of whether such Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii)
of such sentence, such Special Servicer shall act in accordance with the
Servicing Standard to liquidate the subject Administered REO Property on a timely basis. If such Special Servicer is granted such REO Extension or obtains such Opinion of Counsel with respect to any Administered REO Property, such
Special Servicer shall (i) promptly forward a copy of such REO Extension or
Opinion of Counsel to the Trustee, and (ii) sell the subject Administered REO
Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by a Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a
Servicing Advance.

               (b)    The applicable Special Servicer shall segregate and hold
all funds collected and received by it in connection with any Administered REO
Property separate and apart from its own funds and general assets. If any REO
Acquisition occurs in respect of any Mortgaged Property securing a Serviced
Mortgage Loan, then the applicable Special Servicer shall establish and maintain one or more accounts (collectively, an "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (or, in the case of any REO Property related to a Serviced

                                     -166-

Mortgage Loan Group, on behalf of both the Certificateholders and the related
Serviced Non-Pooled Mortgage Loan Noteholder(s)), as a collective whole, for the retention of revenues and other proceeds derived from such Administered REO
Property. Each account that constitutes an REO Account shall be an Eligible
Account. The applicable Special Servicer shall deposit, or cause to be deposited, in its REO Account, within one Business Day following receipt, all
REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
received in respect of an Administered REO Property. Funds in an REO Account may
be invested in Permitted Investments in accordance with Section 3.06. The
Special Servicer is authorized to pay out of related Liquidation Proceeds,
Insurance Proceeds and/or Condemnation Proceeds, if any, any Liquidation
Expenses incurred in respect of an Administered REO Property and outstanding at the time such proceeds are received, as well as any other items that otherwise may be paid by the applicable Master Servicer out of such Liquidation Proceeds as contemplated by Section 3.05(a). The applicable Special Servicer shall be entitled to make withdrawals from its REO Account to pay itself, as Additional
Special Servicing Compensation, interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such REO
Account for any Collection Period). The applicable Special Servicer shall give notice to the other parties hereto of the location of its REO Account when first established and of the new location of such REO Account prior to any change thereof.

               (c)    The applicable Special Servicer shall withdraw from its
REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such Administered
REO Property. Monthly within two (2) Business Days following the end of each
Collection Period, each Special Servicer shall withdraw from its REO Account and deposit into the applicable Master Servicer's Collection Account, or deliver to the applicable Master Servicer for deposit into such Collection Account, the aggregate of all amounts received in respect of each Administered REO Property during such Collection Period that are then on deposit in such REO Account, net of any withdrawals made out of such amounts pursuant to the preceding sentence;
provided that (A) in the case of each Administered REO Property, the applicable
Special Servicer may retain in its REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such
Administered REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period and (B)
if such REO Property relates to a Serviced Mortgage Loan Group, the applicable
Master Servicer shall make, from such amounts so deposited or remitted as described above, any deposits into any related Companion Note Custodial Account and/or related Subordinate Note Custodial Account contemplated by Section
3.04(e) or Section 3.04(f), as applicable. For the avoidance of doubt, such amounts withdrawn from an REO Account and deposited into the applicable Master
Servicer's Collection Account following the end of each Collection Period pursuant to the preceding sentence shall, upon such deposit, be construed to have been received by the applicable Master Servicer during such Collection
Period.

               (d)    Each Special Servicer shall keep and maintain separate
records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO Account pursuant to Section 3.16(b)
or 3.16(c).

               (e)    Notwithstanding anything to the contrary, this
Section 3.16 shall not apply to any REO Property related to a Non-Trust-Serviced
Pooled Mortgage Loan.

              SECTION 3.17. Management of Administered REO Property.

               (a)    Prior to the acquisition of title to any Mortgaged
Property securing a defaulted Serviced Mortgage Loan, the applicable Special
Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the applicable Special Servicer determines from such review that:

                      (i)     None of the income from Directly Operating such
          Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred

                                     -167-

          to herein as an "REO Tax"), then such Mortgaged Property may be
          Directly Operated by such Special Servicer as REO Property, other than holding such REO Property for sale or lease or performing construction work thereon;

                      (ii)    Directly Operating such Mortgaged Property as an
          REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then such Special Servicer may (provided that in the judgment of such Special Servicer, exercised in accordance with the
          Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

                      (iii)   It is reasonable to believe that Directly
          Operating such property as REO Property could result in income subject to an REO Tax and either (i) that the income or earnings with respect to such REO Property will offset any REO Tax relating to such income or earnings and will maximize the net recovery from the applicable REO
          Property to the Certificateholders (taking into account that any related Serviced Non-Pooled Mortgage Loan Noteholder(s) do not have any obligation under the related Mortgage Loan Group Intercreditor
          Agreement to bear the effect of any such REO Tax) or (ii) that no commercially reasonable means exists to operate such property as REO
          Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then such Special Servicer shall deliver to the Tax Administrator and the Controlling Class Representative
          (and, if a Serviced Mortgage Loan Group is involved, the related
          Serviced Mortgage Loan Group Controlling Party to the extent required under the applicable Mortgage Loan Group Intercreditor Agreement), in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the applicable Special
          Servicer and shall advise such Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Tax Administrator shall (to the maximum extent reasonably possible and at a reasonable fee, which fee shall be an expense of the Trust) advise such Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Tax Administrator, such Special Servicer shall either (A) implement the Proposed Plan
          (after acquiring the respective Mortgaged Property as REO Property) or
          (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

               Subject to Section 3.17(b), the applicable Special Servicer's decision as to how each Administered REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the applicable
Special Servicer nor the Tax Administrator shall be liable to the
Certificateholders, the Trustee, the Trust, the other parties hereto, any beneficiaries hereof or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) with respect to any Administered REO
Property. Nothing in this Section 3.17(a) is intended to prevent the sale of any
Administered REO Property pursuant to the terms and subject to the conditions of
Section 3.18.

               (b)    If title to any Administered REO Property is acquired, the applicable Special Servicer shall manage, conserve, protect and operate such REO
Property for the benefit of the Certificateholders (or, in the case of any REO
Property related to a Serviced Mortgage Loan Group, on behalf of both the
Certificateholders and the related Serviced Non-Pooled Mortgage Loan
Noteholder(s)), as a collective whole, solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such Administered REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any
"income from non-permitted assets" within the meaning of Section 860F(a)(2)(B)
of the Code, in an Adverse REMIC Event with respect to any REMIC Pool or in an
Adverse Grantor Trust Event with respect to any Grantor Trust Pool. Except as contemplated by Section 3.17(a), the applicable Special Servicer shall not enter into any lease, contract or other agreement with respect to any Administered REO
Property that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to

                                     -168-

which the applicable Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to the related
Serviced Mortgage Loan) shall not, with respect to any Administered REO
Property, cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the applicable Special Servicer shall have full power and authority to do any and all things in connection with the administration of any
Administered REO Property, as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from its REO Account , to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO
Property, including:

                      (i)     all insurance premiums due and payable in respect
          of such REO Property;

                      (ii)    all real estate taxes and assessments in respect
          of such REO Property that may result in the imposition of a lien thereon;

                      (iii)   any ground rents in respect of such REO Property;
          and

                      (iv)    all other costs and expenses necessary to
          maintain, lease, sell, protect, manage, operate and restore such REO
          Property.

To the extent that amounts on deposit in the applicable Special Servicer's REO
Account with respect to any Administered REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO
Property, the applicable Master Servicer shall, at the direction of such Special
Servicer, but subject to Section 3.11(h), make a Servicing Advance of such amounts as are necessary for such purposes unless such Master Servicer or such
Special Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that such Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

               (c)    The applicable Special Servicer may, and, if required for
the Administered REO Property to continue to qualify as "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code, shall, contract with any
Independent Contractor for the operation and management of any Administered REO
Property, provided that:

                      (i)     the terms and conditions of any such contract may
          not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                      (ii)    the fees of such Independent Contractor (which
          shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

                      (iii)   any such contract shall be consistent with
          Treasury Regulations Section 1.856-6(e)(6) and shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to such Special Servicer upon receipt;

                      (iv)    none of the provisions of this Section 3.17(c)
          relating to any such contract or to actions taken through any such
          Independent Contractor shall be deemed to relieve such Special
          Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                      (v)     such Special Servicer shall be obligated with
          respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO

                                     -169-

          Property, and such Special Servicer shall comply with the Servicing
          Standard in maintaining such Independent Contractor.

Each Special Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of such Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any
Independent Contractor for the operation and management of any Administered REO
Property are greater than the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.

               (d)    Without limiting the generality of the foregoing, the
applicable Special Servicer shall not:

                      (i)     permit the Trust Fund to enter into, renew or
          extend any New Lease with respect to any REO Property, if the New
          Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                      (ii) permit any amount to be received or accrued under
          any New Lease other than amounts that will constitute Rents from Real
          Property;

                      (iii)   authorize or permit any construction on any REO
          Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan become imminent, all within the meaning of Section 856(e)(4)(B) of the
          Code; or

                      (iv)    except as otherwise provided for in Section
          3.17(a)(i), (a)(ii) and (a)(iii) and above, Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly
          Operate, any REO Property on any date more than 90 days after its
          Acquisition Date.

               (e)    Notwithstanding anything to the contrary, this
Section 3.17 shall not apply to any REO Property related to a Non-Trust-Serviced
Pooled Mortgage Loan.

              SECTION 3.18. Fair Value Option; Sale of Administered REO
Properties; Sale of the Non-Trust- Serviced Pooled Mortgage Loan.

               (a)    The applicable Master Servicer, the applicable Special
Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Pooled Mortgage Loan or REO Property (or, in the case of any REO Property related to a Mortgage Loan Group, such REO Property and/or the beneficial interest of the Trust Fund in such REO Property) only (i) on the terms and subject to the conditions set forth in this Section 3.18, (ii) as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01 of this
Agreement, (iii) in the case of a Pooled Mortgage Loan (or REO Property related thereto) with a related mezzanine loan, in connection with a Mortgage Loan default if and as set forth in the related intercreditor agreement, (iv) in the case of a Pooled Mortgage Loan (or REO Property related thereto) included in a
Serviced Mortgage Loan Group, in connection with a Mortgage Loan default if and as set forth in the related Mortgage Loan Group Intercreditor Agreement, or (v)
in the case of a Non-Trust-Serviced Pooled Mortgage Loan (or REO Property
related thereto), pursuant to a purchase option under the related Mortgage Loan
Group Intercreditor Agreement and/or the related Non-Trust Servicing Agreement.

               (b)    If any Pooled Mortgage Loan becomes a Specially Designated
Defaulted Pooled Mortgage Loan, then the applicable Special Servicer shall so notify the Certificate Administrator, the Trustee, the applicable Master
Servicer, the Controlling Class Representative and the Holder(s) of the
Controlling Class (and, if the affected Pooled Mortgage Loan is included in a
Serviced Mortgage Loan Group that includes one or more Serviced Non-Pooled
Subordinate Loans, the related Non-Pooled Noteholder(s)), in writing. In addition, the applicable Special Servicer shall determine (in accordance with the Servicing Standard, taking into account the considerations contemplated by the

                                     -170-

following paragraph, but without regard to the Purchase Option provided for in
Section 3.18(c) below), and report to the Trustee, the applicable Master
Servicer, the Controlling Class Representative and the Holder(s) of the
Controlling Class, the Fair Value of such Pooled Mortgage Loan. The applicable
Special Servicer's determination of the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan shall be made as soon as reasonably practicable, but in no event later than 30 days after the applicable Special Servicer receives the requisite Appraisal or any other third-party reports that it deems necessary to make the determination. If at any time the applicable Special
Servicer becomes aware of any circumstances or conditions that have occurred or arisen with respect to any Specially Designated Defaulted Pooled Mortgage Loan
or the related Mortgaged Property subsequent to, and that would, in the applicable Special Servicer's reasonable judgment, materially affect, the applicable Special Servicer's most recent Fair Value determination with respect to such Specially Designated Defaulted Pooled Mortgage Loan, then the applicable
Special Servicer shall redetermine (in a manner as is permitted above, but taking into account any such new circumstances or conditions known to the applicable Special Servicer), and report to the Certificate Administrator, the
Trustee, the Controlling Class Representative and the applicable Master Servicer
(and the Certificate Administrator shall, in turn, report to the Holder(s) of the Controlling Class), the updated Fair Value of the subject Specially
Designated Defaulted Pooled Mortgage Loan. In addition, if the applicable
Special Servicer has not accepted a bid at the Fair Value of the Mortgage Loan, as most recently determined by the applicable Special Servicer, prior to the expiration of 90 days from such determination, and thereafter the applicable
Special Servicer receives a bid at such Fair Value or a request from a holder of the Purchase Option for an updated determination of the Fair Value of the
Mortgage Loan, the applicable Special Servicer shall redetermine (in the same manner as provided above, but taking into account any such new circumstances or conditions known to the applicable Special Servicer), and report to the Trustee, the Certificate Administrator, the Controlling Class Representative and the
applicable Master Servicer (and the Certificate Administrator shall, in turn, report to the Holder(s) of the Controlling Class), the updated Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan; provided, however, that the applicable Special Servicer may rely on the existing third-party information if it deems such reliance to be reasonable.

               In determining the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan, the applicable Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such
Mortgage Loan, the occupancy level and physical condition of the related
Mortgaged Property, the state of the local economy in the area where the related
Mortgaged Property is located, and the time and expense associated with and the expected recovery from a purchaser's foreclosing on the related Mortgaged
Property or working out such Mortgage Loan. In addition, the applicable Special
Servicer shall refer to all relevant information contained in the Servicing
File, shall take into account the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property in the preceding 12-month period in accordance with this Agreement and shall not determine the Fair Value of any
Specially Designated Defaulted Pooled Mortgage Loan without such an Appraisal;
provided that the applicable Special Servicer shall take account of any change in the circumstances regarding or the condition of the related Mortgaged
Property known to the applicable Special Servicer that has occurred or arisen subsequent to, and that would materially affect the value of the related
Mortgaged Property reflected in, such Appraisal. Furthermore, the applicable
Special Servicer shall consider available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the applicable Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged
Property is located. The applicable Special Servicer may, to the extent it is reasonable to do so in accordance with the Servicing Standard, conclusively rely on any opinions or reports of qualified Independent third parties expert in real estate or commercial mortgage loan matters with at least 5 years experience in valuing or investing in loans similar to the subject Specially Designated
Defaulted Mortgage Loan in making such determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value, incurred by the applicable Special Servicer pursuant to this Section 3.18(b) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the applicable Special Servicer in order to allow the applicable Special Servicer to perform its duties pursuant to this Section 3.18(b).

               Notwithstanding the foregoing, no Fair Value shall be
determined under this Agreement with respect to a Non-Trust-Serviced Pooled
Mortgage Loan.

                                     -171-

               (c)    The Majority Controlling Class Certificateholder(s) or any
assignee thereof may, at its or their option, purchase from the Trust any
Specially Designated Defaulted Pooled Mortgage Loan (such option, the "Purchase
Option"), at a cash price (the "Option Price") equal to the Fair Value of such
Mortgage Loan (as most recently determined by the applicable Special Servicer and reported to the Trustee, the Certificate Administrator, the Controlling
Class Representative and the applicable Master Servicer as provided in Section
3.18(b) above) or, if no such Fair Value has yet been established as provided in
Section 3.18(b) above or if the applicable Special Servicer is in the process of redetermining such Fair Value because of a change in circumstances, equal to the
Purchase Price; provided that:

                      (i)     the Purchase Option with respect to any Specially
          Designated Defaulted Pooled Mortgage Loan will remain in effect only for the period (the "Option Period") that commences on the date that such Mortgage Loan first becomes a Specially Designated Defaulted
          Pooled Mortgage Loan and ends on the earlier of (A) the date on which such Mortgage Loan becomes a Corrected Mortgage Loan or otherwise ceases to be a Specially Designated Defaulted Pooled Mortgage Loan and
          (B) the date on which a Liquidation Event occurs with respect to such
          Pooled Mortgage Loan or the related Mortgaged Property becomes an REO
          Property;

                      (ii)    the Purchase Option with respect to any Specially
          Designated Defaulted Pooled Mortgage Loan shall be assignable by the
          Majority Controlling Class Certificateholder(s) during the Option
          Period to any third party (but in any event any assignment of the
          Purchase Option to the related Borrower under such Specially
          Designated Defaulted Pooled Mortgage Loan or any Affiliate of such
          Borrower shall constitute a violation of this Section 3.18), provided that the parties hereto are notified in writing of the assignment;

                      (iii)   if the Purchase Option with respect to any
          Specially Designated Defaulted Pooled Mortgage Loan is not exercised by the Majority Controlling Class Certificateholder(s) or any assignee thereof within 60 days after the Fair Value of such Mortgage Loan has initially been established as provided in Section 3.18(b) above, then the Majority Controlling Class Certificateholder(s) shall be deemed to have assigned such Purchase Option, for a 30-day period only, to the applicable Special Servicer;

                      (iv)    during the 30-day period following the assignment
          to it of the Purchase Option with respect to any Specially Designated
          Defaulted Pooled Mortgage Loan, the applicable Special Servicer shall be entitled to exercise such Purchase Option or to assign such
          Purchase Option to any third party (but in any event any assignment of the Purchase Option to the related Borrower under such Specially
          Designated Defaulted Pooled Mortgage Loan or any Affiliate of such
          Borrower shall constitute a violation of this Section 3.18), provided that the other parties hereto are notified in writing of the assignment;

                      (v)     if the Purchase Option with respect to any
          Specially Designated Defaulted Pooled Mortgage Loan is not exercised by the applicable Special Servicer or its assignee within the 30-day period following the assignment of such Purchase Option to the applicable Special Servicer as contemplated by clause (iii) above, then such Purchase Option will automatically revert to the Majority
          Controlling Class Certificateholder(s); and

                      (vi)    prior to any exercise of the Purchase Option with
          respect to any Specially Designated Defaulted Pooled Mortgage Loan by
          the applicable Special Servicer or any Affiliate thereof, subject to the following paragraph, the Trustee shall confirm and report to the applicable Master Servicer, the Certificate Administrator and the
          applicable Special Servicer that the applicable Special Servicer's determination of the Fair Value of such Mortgage Loan is consistent with or greater than what the Trustee considers to be the Fair Value of such Mortgage Loan; provided that the applicable Special Servicer may, at its own expense, revise any such Fair Value determination that is rejected by the Trustee, it being understood and agreed that such revised Fair Value determination will likewise be subject to confirmation in accordance with this clause (vi).

               Notwithstanding anything contained in clause (vi) of the
preceding paragraph to the contrary, if the Trustee is required to confirm or reject the applicable Special Servicer's Fair Value determination as contemplated by such clause (vi), the Trustee may (at its option and at the expense of the Trust Fund) designate an Independent third party

                                     -172-

expert in real estate or commercial mortgage loan matters with at least 5 years'
experience in valuing or investing in loans similar to the subject Specially
Designated Defaulted Pooled Mortgage Loan, that has been selected with reasonable care by the Trustee to confirm that the applicable Special Servicer's
Fair Value determination as contemplated by such clause (vi) is consistent with or greater than what the Independent third party considers to be the Fair Value of such Mortgage Loan. In the event that the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely upon such third party's determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value, incurred by the Trustee or any such third party pursuant to this paragraph or clause (vi) of the preceding paragraph shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as, Servicing Advances; provided that, the
Trustee shall not so engage a third party expert whose fees exceed a commercially reasonable sum as determined by the Trustee. The applicable Special
Servicer shall provide the Trustee with all information that the applicable
Special Servicer utilized in determining the Fair Value that is being confirmed.

               Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by
providing to the Certificate Administrator, the Trustee, the applicable Master
Servicer and the applicable Special Servicer:

                      (i)     written notice of its intention to purchase such
          Mortgage Loan at the Option Price; and

                      (ii)    if such party is the assignee of the applicable
          Special Servicer or the Majority Controlling Class
          Certificateholder(s), evidence of its right to exercise such Purchase
          Option.

The actual purchase of such Specially Designated Defaulted Pooled Mortgage Loan shall occur (by delivery of cash in the amount of the applicable Option Price to the applicable Special Servicer for deposit in the applicable Master Servicer's
Collection Account) no later than ten days after the later of (i) such exercise of the Purchase Option with respect to such Mortgage Loan and (ii) if applicable, the confirmation of the applicable Special Servicer's Fair Value determination with respect to such Mortgage Loan in accordance with clause (vi)
of the first paragraph of this Section 3.18(c) and/or in accordance with the second paragraph of this Section 3.18(c). If any Person to which the Purchase
Option has been assigned as provided above exercises the Purchase Option but fails to consummate the actual purchase of the applicable Specially Designated
Defaulted Pooled Mortgage Loan in accordance with the preceding sentence, then the Purchase Option shall automatically thereupon be reinstated, revert to and be exercisable by the Controlling Class Representative or the applicable Special
Servicer, as applicable.

               Notwithstanding the Purchase Option provided for in this
Section 3.18(c), the applicable Special Servicer shall proceed in respect of any
Specially Designated Defaulted Pooled Mortgage Loan in accordance with Section
3.09 and/or Section 3.20, without regard to such Purchase Option.

               In no event shall there be a Purchase Option hereunder with respect to a Non-Trust-Serviced Pooled Mortgage Loan. However, in the event of the exercise of a similar option under the related Non-Trust Servicing Agreement and/or pursuant to the related Mortgage Loan Group Intercreditor Agreement, the
Trustee shall sell such Non-Trust-Serviced Pooled Mortgage Loan in accordance with such agreement.

               (d)    The applicable Special Servicer shall use its reasonable
efforts, consistent with the Servicing Standard, to solicit cash bids for each
Administered REO Property in such manner as will be reasonably likely to realize a fair price (determined pursuant to Section 3.18(e) below) for any Administered
REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period provided for by Section
3.16(a)). The applicable Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to
Section 3.18(e) below) for such Administered REO Property. If the applicable
Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) with respect to any
Administered REO Property within the time constraints imposed by Section
3.16(a), then the applicable Special Servicer shall, consistent with the
Servicing Standard, dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

                                     -173-

               The applicable Special Servicer shall give the Certificate
Administrator, the Trustee, the applicable Master Servicer, the Controlling
Class Representative and, if the related Administered REO Property relates to a
Serviced Mortgage Loan Group, the related Serviced Mortgage Loan Group
Controlling Party not less than five (5) Business Days' prior written notice of its intention to sell any Administered REO Property pursuant to this Section
3.18(d). No Pooled Mortgage Loan Seller, Certificateholder or any Affiliate of
any such Person shall be obligated to submit a bid to purchase any Administered
REO Property, and notwithstanding anything to the contrary herein, neither the
Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property pursuant hereto.

               (e)    Whether any cash bid constitutes a fair price for any
Administered REO Property for purposes of Section 3.18(d), shall be determined by the applicable Special Servicer or, if such cash bid is from the applicable
Special Servicer or any Affiliate of such Special Servicer, by the Trustee. In determining whether any bid received from a Special Servicer or an Affiliate of such Special Servicer represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent
Appraisal in the related Servicing File conducted in accordance with this
Agreement within the preceding 12-month period (or, in the absence of any such
Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the applicable Special
Servicer, the cost of which shall be covered by, and be reimbursable as, a
Servicing Advance). The appraiser conducting any such new Appraisal shall be a
Qualified Appraiser that is (i) selected by the applicable Special Servicer if neither the applicable Special Servicer nor any Affiliate thereof is bidding with respect to the subject Administered REO Property and (ii) selected by the
Trustee if either the applicable Special Servicer or any Affiliate thereof is so bidding. Where any Pooled Mortgage Loan Seller, any Certificateholder or any
Affiliate of any such Person is among those bidding with respect to any
Administered REO Property, the applicable Special Servicer shall require that all bids be submitted to it (or, if the applicable Special Servicer or an
Affiliate thereof is bidding, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than any Pooled
Mortgage Loan Seller, any Certificateholder or any Affiliate of any such Person constitutes a fair price for any Administered REO Property, the applicable
Special Servicer shall take into account the results of any Appraisal or updated
Appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve (12) months, as well as, among other factors, the occupancy level and physical condition of such REO
Property, the state of the then current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such
REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period specified in Section
3.16(a)). The Purchase Price for any Administered REO Property (which, in connection with an Administered REO Property related to a Serviced Mortgage Loan
Group, shall be construed and calculated as if all the Mortgage Loans in such
Mortgage Loan Group together constitute a single "Pooled Mortgage Loan"
thereunder) shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the applicable Special
Servicer or any Affiliate thereof shall constitute a fair price for any
Administered REO Property unless such bid is the highest cash bid received and at least two Independent bids (not including the bid of the applicable Special
Servicer or any Affiliate) have been received. In the event the bid of the applicable Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received for any Administered REO Property and the original bid of the applicable Special
Servicer or any Affiliate thereof is the highest of all bids received, then the bid of the applicable Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this
Section 3.18(e), that such bid constitutes a fair price for the subject
Administered REO Property. Any bid by the applicable Special Servicer for any
Administered REO Property shall be unconditional; and, if accepted, the subject
Administered REO Property shall be transferred to the applicable Special
Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

               (f)    Subject to Sections 3.18(a) through 3.18(e) above, the
applicable Special Servicer shall act on behalf of the Trustee in negotiating with Independent third parties in connection with the sale of any Administered
REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Designated Defaulted Pooled Mortgage Loan or
Administered REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any Administered REO
Property, the applicable Special Servicer may charge

                                     -174-

prospective bidders, and may retain, fees that approximate the applicable
Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into a Collection Account; provided, that if the applicable Special
Servicer was previously reimbursed for such costs from the Collection Account, then the applicable Special Servicer must deposit such amounts into a Collection
Account. Any sale of a Specially Designated Defaulted Pooled Mortgage Loan or
any Administered REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the applicable Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the applicable Special Servicer or the Trustee.

               (g)    Any sale of any Specially Designated Defaulted Pooled
Mortgage Loan or Administered REO Property shall be for cash only.

               (h)    The applicable Master Servicer shall act on behalf of the
Trustee in coordinating with independent third parties seeking to purchase a
Non-Trust-Serviced Pooled Mortgage Loan by, and taking any other action necessary or appropriate in connection with the sale of a Non-Trust-Serviced
Pooled Mortgage Loan to, any purchase option holder with respect thereto pursuant to the related Non-Trust Servicing Agreement and/or the related
Mortgage Loan Group Intercreditor Agreement, and the collection of all amounts payable in connection therewith. Any sale of a Non-Trust-Serviced Pooled
Mortgage Loan pursuant to the related Non-Trust Servicing Agreement and/or the related Mortgage Loan Group Intercreditor Agreement shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the related Non-Trust Servicing Agreement and/or the related Mortgage Loan Group Intercreditor Agreement, none of the applicable
Master Servicer, the applicable Special Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price for such
Non-Trust-Serviced Pooled Mortgage Loan accepted on behalf of the Trust.

               (i)    If any Specially Designated Defaulted Pooled Mortgage Loan
or Administered REO Property is sold under this Section 3.18, or a
Non-Trust-Serviced Pooled Mortgage Loan is sold in accordance with this
Agreement and pursuant to the related Mortgage Loan Group Intercreditor
Agreement or the related Non-Trust Servicing Agreement, then the purchase price shall be deposited into the applicable Master Servicer's Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made (based upon, in the case of a
Specially Designated Defaulted Pooled Mortgage Loan or Administered REO
Property, notification by the applicable Special Servicer to such Master
Servicer of the amount of the purchase price), shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such
Mortgage Loan or REO Property in the Person who purchased such Mortgage Loan or
REO Property.

               (j)    If the applicable Pooled Mortgage Loan is part of a
Serviced Mortgage Loan Group that includes one or more Non-Pooled Pari Passu
Companion Loans, then the applicable Purchase Option Holder that exercises the
Purchase Option must also purchase each and every related Non-Pooled Pari Passu
Companion Loan for a cash price equal to an amount that bears the same proportion to the outstanding principal balance of such Non-Pooled Mortgage Loan as the Fair Value of the applicable Pooled Mortgage Loan bears to the outstanding principal balance of such Pooled Mortgage Loan.

               (k)    Any purchaser of a Pooled Mortgage Loan that is included
in a Serviced Mortgage Loan Group, whether pursuant to this Section 3.18 or pursuant to Section 2.03 or 9.01, will be subject to the related Mortgage Loan
Group Intercreditor Agreement, including any requirements thereof governing who may be a holder of such Pooled Mortgage Loan. The applicable Special Servicer will require, in connection with such a sale of the related Pooled Mortgage
Loan, that the purchaser assume in writing all of the rights and obligations of the holder of such Pooled Mortgage Loan under the related Mortgage Loan Group
Intercreditor Agreement.

               (l)    The Purchase Option for any Specially Designated Defaulted
Pooled Mortgage Loan pursuant to this Section 3.18 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of the subject Pooled Mortgage Loan has not yet occurred, shall terminate and be of no further force or

                                     -175-

effect) if and when any one or more of the following events has occurred: (i)
the applicable Special Servicer has accepted a Fair Value bid, (ii) such
Specially Designated Defaulted Pooled Mortgage Loan has become a Corrected
Mortgage Loan or has otherwise ceased to be a Specially Designated Defaulted
Pooled Mortgage Loan, (iii) the related Mortgaged Property has become an REO
Property, (iv) a Final Recovery Determination has been made with respect to such
Specially Designated Defaulted Pooled Mortgage Loan, (v) solely in the case of a
Specially Designated Defaulted Pooled Mortgage Loan that is part of any Serviced
Mortgage Loan Group, the purchase option, if any, granted to the related
Non-Pooled Subordinate Noteholder under the related Mortgage Loan Group
Intercreditor Agreement is exercised or (vi) such Specially Designated Defaulted
Pooled Mortgage Loan has otherwise been removed from the Trust.

              SECTION 3.19. Additional Obligations of Master Servicers and
Special Servicer.

               (a)    Within sixty (60) days (or within such longer period as
the applicable Special Servicer is (as certified thereby to the Trustee in writing) diligently using reasonable efforts to obtain the Appraisal referred to below) after the earliest of the date on which any Serviced Pooled Mortgage Loan
(i) becomes a Modified Mortgage Loan following the occurrence of a Servicing
Transfer Event, (ii) becomes an REO Pooled Mortgage Loan, (iii) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (iv) the related
Borrower becomes the subject of bankruptcy, insolvency or similar proceedings or, if such proceedings are involuntary, such proceedings remain undismissed for sixty (60) days, or (v) any Monthly Payment becomes 60 days or more delinquent and such event constitutes a Servicing Transfer Event (each such event, an
"Appraisal Trigger Event" and each such Serviced Pooled Mortgage Loan and any related REO Pooled Mortgage Loan that is the subject of an Appraisal Trigger
Event, until it ceases to be such in accordance with the following paragraph, a
"Required Appraisal Loan"), the applicable Special Servicer shall obtain an
Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been received (or, if applicable, conducted) within the prior twelve
(12) months and the applicable Special Servicer has no knowledge of changed circumstances that in the applicable Special Servicer's reasonable judgment would materially affect the value of the Mortgaged Property. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance, such Advance to be made at the direction of the applicable Special Servicer when the Appraisal is received by the applicable Special Servicer. Promptly following the receipt of, and based upon, such Appraisal, the applicable Special Servicer, in consultation with the
Controlling Class Representative (other than in connection with the Lock Up
Storage Centers Loan Group) or the Lock Up Storage Centers Controlling Party (in
connection with the Lock Up Storage Centers Loan Group), shall determine and report to the Certificate Administrator, the Trustee and the applicable Master
Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan. For purposes of this Section 3.19(a), an
Appraisal may, in the case of any Serviced Pooled Mortgage Loan with an outstanding principal balance of less than $2,000,000 only, consist solely of an internal valuation performed by the applicable Special Servicer. In connection with a Mortgaged Property related to any Serviced Mortgage Loan Group, the applicable Special Servicer shall also determine and report to the Trustee, the applicable Master Servicer, the Controlling Class Representative and the
applicable Serviced Non-Pooled Mortgage Loan Noteholder(s) the Appraisal
Reduction Amount, if any, with respect to the entire such Serviced Mortgage Loan
Group (calculated, for purposes of this sentence, as if it were a single
Serviced Pooled Mortgage Loan).

               A Serviced Pooled Mortgage Loan shall cease to be a Required
Appraisal Loan if and when, following the occurrence of the most recent
Appraisal Trigger Event, any and all Servicing Transfer Events with respect to such Mortgage Loan have ceased to exist and no other Appraisal Trigger Event has occurred with respect thereto during the preceding ninety (90) days.

               For so long as any Serviced Pooled Mortgage Loan or related
REO Pooled Mortgage Loan remains a Required Appraisal Loan, the applicable
Special Servicer shall, within 30 days of each anniversary of such Mortgage
Loan's having become a Required Appraisal Loan, obtain (or, if such Required
Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at the applicable Special Servicer's option, conduct) an update of the prior Appraisal.
If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance, such Advance to be made at the direction of the applicable Special Servicer when the Appraisal is received by the applicable Special Servicer. Promptly following the receipt of, and based upon, such update, the

                                     -176-

applicable Special Servicer shall redetermine, in consultation with the
Controlling Class Representative (other than in connection with the Lock Up
Storage Centers Loan Group) or the Lock Up Storage Centers Controlling Party (in
connection with the Lock Up Storage Centers Loan Group), and report to the
Certificate Administrator, the Trustee and the applicable Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject
Required Appraisal Loan. In connection with a Mortgaged Property related to any
Serviced Mortgage Loan Group, promptly following the receipt of, and based upon, such update, the applicable Special Servicer shall also redetermine, and report to the Trustee, the applicable Master Servicer, the Controlling Class
Representative and related Serviced Non-Pooled Mortgage Loan Noteholder(s) the
Appraisal Reduction Amount, if any, with respect to the entire such Serviced
Mortgage Loan Group (calculated, for purposes of this sentence, as if it were a single Serviced Pooled Mortgage Loan).

               The Controlling Class Representative shall have the right at any time, but not more frequently that once in any six month period, to require that the applicable Special Servicer obtain a new Appraisal of the subject
Mortgaged Property in accordance with MAI standards, at the expense of the
Controlling Class Certificateholders. With respect to a Mortgaged Property related to the Lock Up Storage Centers Loan Group, the related Non-Pooled
Subordinate Noteholder shall additionally have the right at any time when a related Lock Up Storage Centers Change of Control Event does not exist, and not more frequently than once in any six month period when a related Lock Up Storage
Centers Change of Control Event exists, to require that the applicable Special
Servicer obtain a new Appraisal of such Mortgaged Property in accordance with
MAI standards, at the expense of the applicable Non-Pooled Subordinate
Noteholder. Upon receipt of any such Appraisal, the applicable Special Servicer shall deliver a copy thereof to the Trustee, the applicable Master Servicer, the
Controlling Class Representative and, in the case of a Mortgaged Property securing a Serviced Mortgage Loan Group that includes one or more Non-Pooled
Subordinate Loans, the related Non-Pooled Subordinate Noteholder(s). Promptly following the receipt of, and based upon, such Appraisal, the applicable Special
Servicer shall redetermine and report to the Trustee, the Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction
Amount, if any, with respect to the subject Required Appraisal Mortgage Loan. In the case of a Mortgaged Property related to any Serviced Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, the applicable Special
Servicer shall also redetermine and report to the Trustee, the applicable Master
Servicer, the Controlling Class Representative and the applicable Non-Pooled
Subordinate Noteholder(s) the Appraisal Reduction Amount, if any, with respect to the entire such Serviced Mortgage Loan Group (calculated, for purposes of this sentence, as if it were a single Serviced Pooled Mortgage Loan).

               (b)    Notwithstanding anything to the contrary contained in any
other Section of this Agreement, the applicable Special Servicer shall notify the applicable Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or Administered REO
Property, and, such Master Servicer shall (subject to Section 3.11(h)) make such
Servicing Advance; provided that the applicable Special Servicer shall make any
Servicing Advance on a Specially Serviced Mortgage Loan or Administered REO
Property that constitutes an Emergency Advance. Each such notice and request shall be made, in writing, not less than five (5) Business Days (and, to the extent reasonably practicable, at least ten (10) Business Days) in advance of the date on which the subject Servicing Advance is to be made and shall be accompanied by such information and documentation regarding the subject
Servicing Advance as the applicable Master Servicer may reasonably request;
provided, however, that the applicable Special Servicer shall not be entitled to make such a request more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). Each Master Servicer shall have the obligation to make any such Servicing Advance (other than a
Nonrecoverable Servicing Advance) that it is so requested by the applicable
Special Servicer to make (as described above) not later than the date on which the subject Servicing Advance is to be made, but in no event shall it be required to make any Servicing Advance on a date that is earlier than five
Business Days following such Master Servicer's receipt of such request. If the request is timely and properly made, the requesting Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the applicable Master Servicer to make with respect to any Specially
Serviced Mortgage Loan or Administered REO Property (regardless of whether or not such Master Servicer shall make such Servicing Advance). Each Master
Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the applicable Special Servicer, together with Advance
Interest in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as such Master Servicer is entitled with respect to any other Servicing Advances made thereby.

                                     -177-

               Notwithstanding the foregoing provisions of this Section
3.19(b), a Master Servicer shall not be required to reimburse the applicable
Special Servicer for, or to make at the direction of the applicable Special
Servicer, any Servicing Advance if such Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by the requesting Special Servicer as a Nonrecoverable Servicing Advance, is in
fact a Nonrecoverable Servicing Advance. Such Master Servicer shall notify the applicable Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the applicable
Special Servicer pursuant to Section 3.05(a).

               (c)    Each Master Servicer shall deliver to the Certificate
Administrator for deposit in the Distribution Account by 1:00 p.m. (New York
City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the most recently ended
Collection Period with respect to Serviced Pooled Mortgage Loans as to which such Master Servicer is the applicable Master Servicer, to the extent such
Prepayment Interest Shortfalls arose from (A) voluntary Principal Prepayments made by a Borrower on such Serviced Pooled Mortgage Loans that are not Specially
Serviced Mortgage Loans or defaulted Mortgage Loans or (B) to the extent that such Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan Documents, involuntary principal prepayments made on such Serviced Pooled Mortgage Loans that are not Specially Serviced
Mortgage Loans or defaulted Mortgage Loans.

               The rights of the Certificateholders to offsets of any
Prepayment Interest Shortfalls shall not be cumulative from Collection Period to
Collection Period.

               (d)    With respect to each Serviced Pooled Mortgage Loan that is to be defeased in accordance with its terms, the applicable Master Servicer shall execute and deliver to each Rating Agency a certification substantially in the form attached hereto as Exhibit P and, further, shall, to the extent permitted by the terms of such Mortgage Loan, require the related Borrower (i)
to provide replacement collateral consisting of U.S. government securities within the meaning of Section 2(a)(16) of the Investment Company Act in an
amount sufficient to make all scheduled payments under the subject Serviced
Pooled Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Mortgage Loan, to the extent consistent with the related
Mortgage Loan Documents, that the subject Serviced Pooled Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the applicable Master Servicer, to designate a single purpose entity (which may be
(but is not required to be) a subsidiary of the applicable Master Servicer established for the purpose of assuming all defeased Serviced Mortgage Loans) to assume the subject Serviced Pooled Mortgage Loan (or defeased portion thereof)
and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the subject Serviced
Pooled Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released; provided that, if (A) the subject Serviced Pooled Mortgage Loan has a
Cut-off Date Principal Balance greater than or equal to $20,000,000 or an outstanding principal balance greater than or equal to 2% of the aggregate
Stated Principal Balance of the Mortgage Pool or is one of the ten largest
Pooled Mortgage Loans then in the Trust Fund, (B) the terms of the subject
Serviced Pooled Mortgage Loan do not permit the applicable Master Servicer to impose the foregoing requirements and the applicable Master Servicer does not satisfy such requirements on its own or (C) the applicable Master Servicer is unable to execute and deliver the certification attached hereto as Exhibit P in connection with the subject defeasance, then the applicable Master Servicer shall so notify the Rating Agencies, the Controlling Class Representative and,
if any Mortgage Loan in a Serviced Mortgage Loan Group is involved, the related
Non-Pooled Mortgage Loan Noteholder(s) and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a written confirmation from each Rating Agency for the Rated Certificates that such defeasance will not result in an Adverse Rating Event with respect to any Class of Rated Certificates rated by such Rating Agency and, in the case of a defeasance with respect to any Serviced Mortgage Loan Group that includes one or more Serviced Non-Pooled Pari Passu Companion Loans, also a written confirmation from each applicable Rating Agency for the related Non-Pooled Pari Passu
Companion Loan Securities that such defeasance will not result in an Adverse
Rating Event with respect to any class of such Non-Pooled Pari Passu

                                     -178-

Companion Loan Securities rated by such Rating Agency. Subject to the related
Mortgage Loan Documents and applicable law, the applicable Master Servicer shall not permit a defeasance unless (i) the subject Serviced Mortgage Loan requires the Borrower to pay (or the Borrower in fact pays) all Rating Agency fees associated with defeasance (if confirmation of the absence of an Adverse Rating
Event is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the applicable Master Servicer (provided, however, that in no event shall such proposed other arrangements result in any liability to the Trust Fund including any indemnification of the applicable Master
Servicer or the applicable Special Servicer which may result in legal expenses to the Trust Fund), and (ii) the Borrower is required to provide all Opinions of
Counsel, including Opinions of Counsel that the defeasance will not cause an
Adverse REMIC Event or an Adverse Grantor Trust Event and that the related
Mortgage Loan Documents are fully enforceable in accordance with their terms
(subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations with respect to the absence of an Adverse Rating
Event.

              SECTION 3.20. Modifications, Waivers, Amendments and Consents.

               (a)    The applicable Special Servicer (in the case of a Serviced
Mortgage Loan that is a Specially Serviced Mortgage Loan) or the applicable
Master Servicer (in the case of a Performing Serviced Mortgage Loan) may
(consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest
(including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield
Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the
Borrower on or any guarantor of, any Serviced Mortgage Loan for which it is responsible, subject, however, to Sections 3.08, 3.24, 3.27, 3.28 and/or 3.29, as applicable, and, in the case of each Serviced Mortgage Loan in a Serviced
Mortgage Loan Group, to the rights of third parties set forth in the related
Mortgage Loan Group Intercreditor Agreement, and, further to each of the following limitations, conditions and restrictions:

                      (i)     other than as expressly set forth in Section 3.02
          (with respect to Post-ARD Additional Interest and Default Charges),
          Section 3.08 (with respect to due-on-sale and due-on-encumbrance clauses and transfers of interests in Borrowers), Section 3.19(e)
          (with respect to defeasances), Section 3.20(e) (with respect to
          Post-ARD Additional Interest) and Section 3.20(f) (with respect to various routine matters), the applicable Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or materially and adversely affect the security for such Mortgage Loan, unless (solely in the case of a
          Performing Serviced Mortgage Loan) such Master Servicer has obtained the consent of the applicable Special Servicer (it being understood and agreed that (A) the applicable Master Servicer shall promptly provide the applicable Special Servicer with notice of any Borrower request for such modification, waiver or amendment, the applicable
          Master Servicer's recommendations and analysis, and with all information reasonably available to the applicable Master Servicer that the applicable Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the applicable Special
          Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to Sections 3.24,
          3.27, 3.28 and/or 3.29, as applicable), (C) except with respect to any
          Nationwide Pooled Mortgage Loan and any PCF Pooled Mortgage Loan, if
          any such consent has not been expressly denied within ten Business
          Days of the Special Servicer's receipt from the applicable Master
          Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the applicable Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted and (D)
          solely with respect to any Nationwide Pooled Mortgage Loan and any PCF
          Pooled Mortgage Loan, any such consent shall be deemed to have been granted if such consent has not been expressly denied either (x)
          within ten Business Days of the applicable Special Servicer's initial receipt of the applicable Master Servicer's recommendations and analysis, if such Special Servicer has not requested additional information as described above on or before the date that is four
          Business Days following such Special Servicer's receipt of the applicable Master Servicer's recommendations and analysis, or (y)
          within six Business Days following such Special Servicer's receipt of the additional information requested by such

                                     -179-

          Special Servicer as described above, if such Special Servicer has requested such additional information on or before the date that is four Business Days following such Special Servicer's initial receipt of the applicable Master Servicer's recommendations and analysis);

                      (ii)    other than as provided in Sections 3.02, 3.08,
          3.20(e) and 3.20(f), the applicable Special Servicer shall not agree to (or, in the case of a Performing Serviced Mortgage Loan, consent to the applicable Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing
          Serviced Mortgage Loan, consent to the applicable Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the applicable
          Special Servicer, would materially impair the security for such
          Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the reasonable judgment of the applicable Special
          Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to Certificateholders (and, in the case of a Serviced
          Mortgage Loan Group, the related Serviced Non-Pooled Mortgage Loan
          Noteholder(s)), as a collective whole, on a net present value basis
          (the relevant discounting of anticipated collections that will be distributable to Certificateholders and, in the case of a Serviced
          Mortgage Loan Group, the relevant Serviced Non-Pooled Mortgage Loan
          Noteholder(s) to be done at a rate determined by the Special Servicer but in no event less than the related Net Mortgage Rate (or, in the case of a Serviced Mortgage Loan Group, in no event less than the weighted average of the Net Mortgage Rates for the Mortgage Loans in such Mortgage Loan Group)), than would liquidation; provided that (A)
          any modification, extension, waiver or amendment of the payment terms of the related Serviced Mortgage Loan Group shall be structured in a manner so as to be consistent with the allocation and payment priorities set forth in the related Mortgage Loan Documents, including the related Mortgage Loan Group Intercreditor Agreement, it being the intention that neither the Trust as holder of the related Pooled
          Mortgage Loan nor any Serviced Non-Pooled Mortgage Loan Noteholder
          shall gain a priority over any other with respect to any payment, which priority is not, as of the date of the related Mortgage Loan
          Intercreditor Agreement, reflected in the related Mortgage Loan
          Documents, including the related Mortgage Loan Group Intercreditor
          Agreement; and (B) to the extent consistent with the Servicing
          Standard (taking into account the extent to which the related Serviced
          Non-Pooled Subordinate Loan, if any, is junior to a Serviced Pooled
          Mortgage Loan), (I) no waiver, reduction or deferral of any particular amounts due on the related Serviced Pooled Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Serviced Non-Pooled
          Subordinate Loan, (II) no reduction of the Mortgage Rate (exclusive, if applicable, of any portion thereof that represents a Post-ARD
          Additional Interest Rate) of any such Serviced Pooled Mortgage Loan shall be effected prior to the reduction of the Mortgage Rate
          (exclusive, if applicable, of any portion thereof that represents a
          Post-ARD Additional Interest Rate) of the related Serviced Non-Pooled
          Subordinate Loans, and (III) no reduction of any Post-ARD Additional
          Interest Rate applicable to any such Serviced Pooled Mortgage Loan shall be effected prior to the reduction of any Post-ARD Additional
          Interest Rate applicable to the related Serviced Non-Pooled
          Subordinate Loan;

                      (iii)   the applicable Special Servicer shall not extend
          (or, in the case of a Performing Serviced Mortgage Loan, consent to the applicable Master Servicer's extending) the date on which any
          Balloon Payment is scheduled to be due on any Serviced Mortgage Loan to a date beyond the earliest of (A) two years prior to the Rated
          Final Distribution Date, (B) if such Serviced Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due
          consideration to the remaining term of the Ground Lease, ten years)
          prior to the end of the then current term of the related Ground Lease
          (plus any unilateral options to extend), and (C) if such Serviced
          Mortgage Loan is covered by an Environmental Insurance Policy, for more than five years later than such Serviced Mortgage Loan's Stated
          Maturity Date, unless either (I) the applicable Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I
          Environmental Assessment (and any additional environmental testing that the applicable Special Servicer deems necessary and prudent)
          conducted by an Independent Person who regularly conducts Phase I
          Environmental Assessments, and at the

                                     -180-

          expense of the Borrower, that there are no circumstances or conditions present at the related Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations or (II) the Borrower obtains (at its expense) an extension of such policy on the same terms and conditions for a period ending not earlier than five years following the extended maturity date of such
          Serviced Mortgage Loan;

                      (iv)    neither the applicable Master Servicer nor the
          applicable Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced
          Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool (the Master Servicers and the applicable
          Special Servicer shall not be liable for decisions made under this subsection which were made in good faith and each of them may rely on
          Opinions of Counsel in making such decisions);

                      (v)     subject to applicable law, the related Mortgage
          Loan Documents and the Servicing Standard, neither the applicable
          Master Servicer nor the applicable Special Servicer shall permit any modification, waiver or amendment of any term of any Performing
          Serviced Mortgage Loan unless all related fees and expenses are paid by the Borrower;

                      (vi)    the applicable Special Servicer shall not permit
          (or, in the case of a Performing Serviced Mortgage Loan, consent to the applicable Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Serviced Mortgage Loan unless the applicable Special Servicer shall have first (A) determined in its reasonable judgment, based upon a Phase I Environmental
          Assessment (and any additional environmental testing that the applicable Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental
          Assessments, at the expense of the related Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received, at the expense of the related
          Borrower, written confirmation from each Rating Agency for the Rated
          Certificates that such addition or substitution of collateral will not result in an Adverse Rating Event with respect to any Class of Rated
          Certificates rated by such Rating Agency and, in the case of an addition or substitution of collateral with respect to any Serviced
          Mortgage Loan Group that includes one or more Serviced Non-Pooled Pari
          Passu Companion Loans, also a written confirmation from each applicable Rating Agency for the related Non-Pooled Pari Passu
          Companion Loan Securities that such addition or substitution of collateral will not result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion Loan Securities rated by such Rating Agency; and

                      (vii)   the applicable Special Servicer shall not release
          (or, in the case of a Performing Serviced Mortgage Loan, consent to the applicable Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any real property collateral securing an outstanding Serviced Mortgage Loan, except as provided in Section 3.09(d), except as specifically required under the related Mortgage Loan Documents or except where a Mortgage
          Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) the Rating Agencies have been notified in writing, (B) either (1) the use of the collateral to be released will not, in the reasonable judgment of the applicable Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2)
          there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real estate collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (C) the loan-to-value ratio of such Mortgage Loan after such release will be, in the reasonable judgment of the applicable
          Special Servicer, no greater than that existing prior to such release and (D) if the collateral to be released has an appraised value in excess of $3,000,000, either (i) other than in the case of a release of collateral with respect to a Serviced Mortgage Loan Group that includes one or more Serviced Non-Pooled Pari Passu Companion Loans, such release

                                     -181-

          would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by each Rating Agency, or (ii) in the case of a release of collateral with respect to a Serviced Mortgage Loan Group that includes one or more Serviced Non-Pooled Pari Passu Companion Loans, such release would not, in and of itself, result in an Adverse Rating
          Event with respect to any Class of Rated Certificates and also would not, in and of itself, result in an Adverse Rating Event with respect to any class of related Non-Pooled Pari Passu Companion Loan
          Securities, in each case as confirmed in writing to the Trustee by each applicable Rating Agency;

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any
Serviced Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option within the meaning of Treasury Regulations
Section 1.1001-3(c)(2)(iii) by the related Borrower, in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a
Replacement Pooled Mortgage Loan, on the related date of substitution); and
provided, further, that, notwithstanding clauses (i) through (vii) above, neither the applicable Master Servicer nor the applicable Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower under a Serviced Mortgage Loan if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, in connection with the Lock Up Storage Centers Loan Group prior to the date, if any, on which the related Mortgage Loans become Specially Serviced
Mortgage Loans, the applicable Master Servicer shall be required to comply in all respects (but subject to Section 3.27(b)) with the instructions of the Lock
Up Storage Centers Non-Pooled Subordinate Noteholder (whether or not it constitutes the related Serviced Mortgage Loan Group Controlling Party), without regard to clauses (i) through (vii) above, with respect to property releases or property substitutions of the related Mortgaged Properties, in each case, permitted under the related Mortgage Loan Documents except that in no event shall the applicable Master Servicer comply with any instruction of the Lock Up
Storage Centers Non-Pooled Subordinate Noteholder if that instruction is to not obtain a confirmation from both Rating Agencies to the effect that such release, addition or substitution of collateral will not, in and of itself, result in an
Adverse Rating Event with respect to any Class of Rated Certificates if, absent such instruction, such confirmation would otherwise be required.

               (b)    If any payment of interest on a Serviced Pooled Mortgage
Loan is deferred pursuant to Section 3.20(a), then such payment of interest shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or
Stated Principal Balance of the related Pooled Mortgage Loan, notwithstanding that the terms of such Pooled Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Pooled Mortgage Loan.

               (c)    Each of the applicable Master Servicer and the applicable
Special Servicer may, as a condition to its granting any request by a Borrower under a Serviced Mortgage Loan for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within such Master
Servicer's or such Special Servicer's, as the case may be, discretion pursuant to the terms of the related Mortgage Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; provided that the charging of such fees would not otherwise constitute a "significant modification" of the subject Mortgage Loan pursuant to Treasury Regulations
Section 1.860G-2(b). All such fees collected by the applicable Master Servicer and/or the applicable Special Servicer with respect to any Serviced Mortgage
Loan shall be allocable between such parties, as Additional Master Servicing
Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

               (d)    All modifications, amendments, material waivers and other
material actions entered into or taken in respect of the Serviced Mortgage Loans pursuant to this Section 3.20 (other than waivers of Default Charges for which the consent of the applicable Special Servicer is required under Section 3.02), and all material consents, shall be in writing. Each of the applicable Special
Servicer and the applicable Master Servicer shall notify the other such party, each Rating Agency, the Certificate Administrator, the Trustee, the Controlling
Class Representative and, if the Serviced

                                     -182-

Mortgage Loan is included in a Serviced Mortgage Loan Group, the related
Serviced Non-Pooled Mortgage Loan Noteholder(s), in writing, of any material modification, waiver, amendment or other action entered into or taken thereby in respect of any Serviced Mortgage Loan pursuant to this Section 3.20 (other than waivers of Default Charges for which the consent of the applicable Special
Servicer is required under Section 3.02) and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File
(with a copy to the other such party and, if the Serviced Mortgage Loan is included in a Serviced Mortgage Loan Group, the applicable Serviced Non-Pooled
Mortgage Loan Noteholders), an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the applicable Special Servicer or the applicable Master
Servicer, as appropriate, pursuant to Section 3.20(a) above, the applicable
Special Servicer or the applicable Master Servicer, as applicable, shall deliver to the other such party, the Certificate Administrator, the Trustee, the Rating
Agencies and, if affected, each applicable Serviced Non-Pooled Mortgage Loan
Noteholder an Officer's Certificate certifying that all of the requirements of
Section 3.20(a) have been met and, in the case of the applicable Special
Servicer, setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Serviced
Mortgage Loan, such Officer's Certificate shall be so delivered before the modification, waiver or amendment is agreed to.

               (e)    With respect to any Performing Serviced Mortgage Loan that is an ARD Mortgage Loan after its Anticipated Repayment Date, the applicable
Master Servicer shall be permitted, with the consent of the applicable Special
Servicer (which consent shall be deemed granted if not denied in writing within ten Business Days after receipt of the applicable Master Servicer's request therefor), to waive (such waiver to be in writing addressed to the related
Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD
Additional Interest in respect of such ARD Mortgage Loan if (i) the related
Borrower has requested the right to prepay such ARD Mortgage Loan in full together with all payments required by the related Mortgage Loan Documents in connection with such prepayment except for such accrued Post-ARD Additional
Interest, and (ii) the applicable Master Servicer has determined, in its reasonable judgment, that waiving such Post-ARD Additional Interest is in accordance with the Servicing Standard. The applicable Master Servicer shall prepare all documents necessary and appropriate to effect any such waiver and shall coordinate with the related Borrower for the execution and delivery of such documents.

               (f)    Notwithstanding anything in this Section 3.20 or in
Section 3.08, Section 3.24, Section 3.27, Section 3.28 and/or Section 3.29 to
the contrary, the applicable Master Servicer shall not be required to seek the consent of, or provide prior notice to, the applicable Special Servicer, any
Certificateholder, the applicable Controlling Party or any Serviced Non-Pooled
Pari Passu Companion Noteholder or obtain any confirmation from the Rating
Agencies with respect to the absence of an Adverse Rating Event (unless required by the Mortgage Loan Documents) in order to approve the following modifications, waivers or amendments of the Performing Serviced Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged
Property (including, without limitation, any such releases (A) to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan
Documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan Documents that do not include any other approval or exercise)) and such release is made as required by the related Mortgage Loan Documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property); (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged
Property or the Borrower's ability to make any payments with respect to the related Serviced Mortgage Loan; (iv) granting other routine approvals, including the granting of subordination and nondisturbance and attornment agreements and consents involving routine leasing activities that affect less than the greater of (a) 30% of the net rentable area of the Mortgaged Property or (b) 30,000 square feet of the Mortgaged Property (but the applicable Master Servicer shall deliver to the Controlling Class Representative copies of any such approvals granted by such Master Servicer); (v) approval of annual budgets to operate the
Mortgaged Property; (vi) grants of any waiver or consent that the applicable
Master Servicer determines (in accordance with the Servicing Standard) to be immaterial; (vii) approving a change of the property manager at the request

                                     -183-

of the related Borrower (provided that the related Mortgaged Property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with Section 3.08 or (B) the successor property manager is not affiliated with the Borrower and is a nationally or regionally recognized manager of similar properties and the related Serviced Pooled Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then aggregate Stated
Principal Balance of the Mortgage Pool, whichever is less, or (viii)
modifications to cure any ambiguity in, or to correct or supplement any provision of a Mortgage Loan Group Intercreditor Agreement to the extent permitted therein without obtaining confirmation from the Rating Agencies with respect to the absence of an Adverse Rating Event, except that Controlling Class
Certificateholder consent shall be required for any such modification; provided that such modification, waiver, consent or amendment (x) would not constitute a
"significant modification" of the subject Serviced Mortgage Loan pursuant to
Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an
Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust
Event with respect to any Grantor Trust Pool, and (y) would be consistent with the Servicing Standard; and provided, further, that, in connection with the Lock
Up Storage Centers Loan Group prior to the date, if any, on which the related
Mortgage Loans become Specially Serviced Mortgage Loans, the applicable Master
Servicer shall be required to comply in all respects (but subject to Section
3.27(b)) with the instructions of the Lock Up Storage Centers Non-Pooled
Subordinate Noteholder (whether or not it constitutes the related Serviced
Mortgage Loan Group Controlling Party), without regard to the foregoing provisions, with respect to property releases or property substitutions of the related Mortgaged Properties, in each case, permitted under the related Mortgage
Loan Documents.

               (g)    If and to the extent that the Trust, as holder of a
Non-Trust-Serviced Pooled Mortgage Loan, is entitled to consent to or approve any modification, waiver or amendment of such Non-Trust-Serviced Pooled Mortgage
Loan, the applicable Master Servicer shall be responsible for responding to any request for such consent or approval in accordance with the Servicing Standard, and subject to the same conditions and/or restrictions, as if such
Non-Trust-Serviced Pooled Mortgage Loan was a Performing Serviced Mortgage Loan.
Insofar as any other Person would have consent rights hereunder with respect to a similar modification, waiver or amendment of a Pooled Mortgage Loan that is a
Performing Serviced Mortgage Loan (other than the Lock Up Storage Centers Pooled
Mortgage Loan and the JL Holdings Portfolio Pooled Mortgage Loan), such Person shall likewise have the same consent rights, subject to the same conditions and/or restrictions, with respect to such modification, waiver or amendment of such Non-Trust-Serviced Pooled Mortgage Loan.

               (h)    The applicable Master Servicer shall, as to each Serviced
Mortgage Loan which is secured by the interest of the related Borrower under a
Ground Lease as listed on the Mortgage Loan Schedule, in accordance with the related Mortgage Loan Documents, promptly (and, in any event, within 45 days)
after the Closing Date notify the related ground lessor of the transfer of such
Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer.

              SECTION 3.21. Transfer of Servicing Between Applicable Master
Servicer and Applicable Special Servicer; Record Keeping.

               (a)    Upon determining that a Servicing Transfer Event has
occurred with respect to any Serviced Mortgage Loan, the applicable Master
Servicer shall immediately give notice thereof to the Controlling Class
Representative (and, if affected thereby, to the related Serviced Non-Pooled
Mortgage Loan Noteholder), and if the applicable Master Servicer is not also the applicable Special Servicer, the applicable Master Servicer shall immediately give notice thereof to the applicable Special Servicer and the Trustee, and shall deliver the related Servicing File to the applicable Special Servicer and shall use its best reasonable efforts to provide the applicable Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like)
relating to such Mortgage Loan and reasonably requested by the applicable
Special Servicer to enable such Special Servicer to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The information, documents and records to be delivered by the applicable Master
Servicer to the applicable Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, Insurance Policies, UCC
Financing Statements and tenant estoppels, to the extent they are in the possession of such Master Servicer (or any Sub-Servicer thereof). The applicable
Master

                                     -184-

Servicer shall use its best reasonable efforts to comply with the preceding two sentences within five (5) Business Days of the occurrence of each related
Servicing Transfer Event. No later than ten Business Days before the applicable
Master Servicer is required to deliver a copy of the related Servicing File to the applicable Special Servicer, such Master Servicer shall review such
Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File.

               Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the applicable Master Servicer is not also the applicable Special Servicer, the applicable Special Servicer shall immediately give notice thereof to the applicable Master Servicer, the Trustee and the Controlling Class Representative (and, if affected thereby, to the related Serviced Non-Pooled Mortgage Loan Noteholder) and shall return the related Servicing File within five Business Days to the applicable Master
Servicer. Upon giving such notice and returning such Servicing File to the applicable Master Servicer, the applicable Special Servicer's obligation to service such Mortgage Loan, and the applicable Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the applicable Master Servicer to service and administer such Mortgage Loan shall resume.

               Notwithstanding anything herein to the contrary, in connection with the transfer to the applicable Special Servicer of the servicing of a
Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the applicable Master
Servicer with respect to any such Cross-Collateralized Mortgage Loan upon its becoming a Corrected Mortgage Loan, the applicable Master Servicer and the applicable Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no
Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized
Group.

               (b)    In servicing any Specially Serviced Mortgage Loan, the
applicable Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while the subject Serviced Mortgage Loan is a Specially Serviced Mortgage Loan, for
inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while the subject Serviced Mortgage Loan is a Specially Serviced Mortgage Loan.

               (c)    The applicable Master Servicer and the applicable Special
Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to any Serviced Mortgage
Loan or Administered REO Property and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

               (d)    In connection with the performance of its obligations
hereunder with respect to any Serviced Mortgage Loan or Administered REO
Property, each of the applicable Master Servicer and the applicable Special
Servicer shall be entitled to rely upon written information provided to it by the other.

              SECTION 3.22. Sub-Servicing Agreements and the Primary Servicing
Agreements.

               (a)    Each Master Servicer and the applicable Special Servicer
may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that
(A) in each case, the Sub-Servicing Agreement (as it may be amended or modified from time to time): (i) insofar as it affects the Trust, is consistent with this
Agreement in all material respects; (ii) expressly or effectively provides that if such Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to such Master Servicer or the applicable Special Servicer, as the case may be, hereunder (including the
Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer or Special
Servicer, as the case may be, under such

                                     -185-

agreement or, subject to the provisions of Section 3.22(f), terminate such rights and obligations without payment of any fee (provided, however, that the
Lock Up Storage Centers Sub-Servicing Agreement shall not be terminated except for cause or at the direction of the Lock Up Storage Centers Controlling Party);
(iii) prohibits the Sub-Servicer from modifying any Mortgage Loan or commencing any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of such Master Servicer and, further, prohibits the
Sub-Servicer from taking any action that such Master Servicer would be prohibited from taking hereunder; (iv) if it is entered into by a Master
Servicer, does not purport to delegate or effectively delegate to the related
Sub-Servicer any of the rights or obligations of the applicable Special Servicer with respect to any Specially Serviced Mortgage Loan or otherwise; (v) provides that the Trustee, for the benefit of the Certificateholders (and, in the case of a Sub-Servicing Agreement related to the Lock Up Storage Centers Loan Group for the benefit of the Lock Up Storage Centers Non-Pooled Subordinate Noteholder),
shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such Master
Servicer or such Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii) and except with respect to the obligations of any applicable successor Master Servicer under a Designated
Sub-Servicer Agreement) none of the Trustee, any successor to such Master
Servicer or Special Servicer, as the case may be, or any Certificateholder (or, in the case of a Sub-Servicing Agreement related to the Lock Up Storage Centers
Loan Group, the Lock Up Storage Centers Non-Pooled Subordinate Noteholder) shall have any duties under such agreement or any liabilities arising therefrom except as explicitly permitted herein; (vi) permits any purchaser of a Pooled Mortgage
Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Pooled Mortgage Loan without cause and without payment of any termination fee; (vii) does not permit the subject Sub-Servicer any rights of indemnification out of the Trust Fund except through such Master Servicer or such Special Servicer, as the case may be, pursuant to Section 6.03; (viii) does not impose any liability or indemnification obligation whatsoever on the Trustee or the Certificateholders with respect to anything contained therein; and (ix)
in the case of the Lock Up Storage Centers Sub-Servicing Agreement, provides that such Sub-Servicing Agreement may be terminated, without cause and without payment of any penalty or termination fee, only at the direction of the Lock Up
Storage Centers Controlling Party; and (B) the Servicer Report Administrator
shall not be entitled to enter into any Sub-Servicing Agreement to provide for the performance by third parties of any or all of the obligations imposed on it hereunder in its capacity as Servicer Report Administrator. The applicable
Master Servicer for the PCF Pooled Mortgage Loans and the Nationwide Pooled
Mortgage Loans is hereby authorized and directed to execute and deliver a separate Primary Servicing Agreement for each of the PCF Pooled Mortgage Loans and the Nationwide Pooled Mortgage Loans. Each party to this Agreement hereby acknowledges and accepts the terms and provisions of such Primary Servicing
Agreement and agrees that, notwithstanding any other provision of this Agreement to the contrary: (A) if such party is required hereunder to deliver any notice, certification, report, schedule, statement or other type of writing to the applicable Master Servicer for the Pooled Mortgage Loans that are the subject of such Primary Servicing Agreement, then, insofar as such writing relates to one or more of such Pooled Mortgage Loans, such party shall deliver such writing both to such applicable Master Servicer and to the applicable Primary Servicer;
(B) if any duty or obligation of the applicable Master Servicer is delegated to the applicable Primary Servicer under the applicable Primary Servicing
Agreement, and such task involves or requires the consent of the applicable
Special Servicer, then the applicable Special Servicer shall accept the performance of such duty or obligation directly by the applicable Primary
Servicer (but such performance must otherwise comply with the other provisions of this Agreement) as if the applicable Master Servicer were effecting such performance and the applicable Primary Servicer (in addition to the applicable
Master Servicer) shall have the direct benefit of the related conditions or duties imposed on the Special Servicer or by which the Special Servicer is bound in connection therewith (including, without limitation, any time periods for consent or deemed consent to be observed by the applicable Special Servicer or by which such Special Servicer is bound); (C) the applicable Primary Servicer
(in addition to the applicable Master Servicer) shall have the benefit of
Section 6.03 of this Agreement to the same extent as if it were the applicable
Master Servicer (that is, only if, and to the extent that, the applicable Master
Servicer would have been entitled to indemnification under such Section 6.03 if it were directly servicing the applicable Pooled Mortgage Loans that are being primary serviced by the applicable Primary Servicer); (D) the applicable Primary
Servicer (in addition to the applicable Master Servicer) shall be entitled to engage Sub-Servicers in accordance with this Section 3.22 (including the engagement of a Sub-Servicer under a Designated Sub-Servicing Agreement as contemplated under subsection (f)) as if the applicable Primary Servicer were a
Master Servicer (subject to such limitations, if any, that are imposed on such engagement under the terms of such Primary Servicing Agreement), and any successor to the applicable Master Servicer shall be required to assume

                                     -186-

any Designated Sub-Servicing Agreement between the applicable Primary Servicer and the applicable Sub-Servicer in the event of a termination of such Primary
Servicer under the applicable Primary Servicing Agreement (unless the
Sub-Servicer is in default under the terms of such Designated Sub-Servicing
Agreement); (E) amendments to this Agreement shall be restricted in the manner contemplated by Section 11.01(h); and (F) the applicable Primary Servicer shall be a third party beneficiary of this sentence.

               (b)    References in this Agreement to actions taken or to be
taken by a Master Servicer or Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master Servicer or such Special
Servicer or by a Primary Servicer on behalf of the applicable Master Servicer with respect to the Pooled Mortgage Loans that are the subject of a Primary
Servicing Agreement, as applicable; and, in connection therewith, all amounts advanced by any Sub-Servicer or Primary Servicer, as applicable, to satisfy the obligations of a Master Servicer or Special Servicer hereunder to make Advances shall be deemed to have been advanced by such Master Servicer or Special
Servicer, as the case may be, out of its own funds and, accordingly, such
Advances shall be recoverable by such Sub-Servicer or Primary Servicer, as applicable, through such Master Servicer in the same manner and out of the same funds as if such Sub-Servicer or Primary Servicer, as applicable, were such
Master Servicer or Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between such Master Servicer or Special Servicer, as the case may be, and such Sub-Servicer or Primary Servicer, as applicable, as they may agree. For purposes of this Agreement, the Master Servicers and the
Special Servicers shall each be deemed to have received any payment when a
Sub-Servicer retained by it, or a Primary Servicer on behalf of the applicable
Master Servicer with respect to the Pooled Mortgage Loans that are the subject of a Primary Servicing Agreement, as applicable, receives such payment.

               (c)    The Master Servicers and the Special Servicers shall each
deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

               (d)    Each Sub-Servicer actually performing servicing functions
and the Primary Servicers (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and
(ii) other than with respect to Principal Global Investors, LLC, to the extent sub-servicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a
HUD-Approved Servicer.

               (e)    Each of the Master Servicers and the Special Servicer, for
the benefit of the Trustee and the Certificateholders (and, in the case of a
Sub-Servicing Agreement related to a Serviced Mortgage Loan Group, for the benefit of the related Serviced Non-Pooled Mortgage Loan Noteholder(s)), shall
(at no expense to any other party hereto or to the Certificateholders or the
Trust) monitor the performance and enforce the obligations of their respective
Sub-Servicers under the related Sub-Servicing Agreements and, in the case of the applicable Master Servicer for the Pooled Mortgage Loans that are the subject of a Primary Servicing Agreement, of such Primary Servicer under such Primary
Servicing Agreement. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements or Primary Servicing Agreements,
as applicable, in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Master Servicer or Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing
Agreement or Primary Servicing Agreement, as applicable, including any provisions thereof limiting the ability of a Master Servicer or Special
Servicer, as applicable, to terminate a Sub-Servicer or Primary Servicer, each of the Master Servicers and the Special Servicers shall have the right to remove a Sub-Servicer retained by it and, in the case of the applicable Master Servicer for the Pooled Mortgage Loans that are the subject of such Primary Servicing
Agreement, the applicable Primary Servicer, at any time it considers such removal to be in the best interests of Certificateholders (and/or, in the case of a Sub-Servicer for a Serviced Mortgage Loan Group, the related Serviced
Non-Pooled Mortgage Loan Noteholder(s)), as applicable, subject to, in the case of a Sub-Servicer for the Lock Up Storage Centers Loan Group, the approval of the Lock Up Storage Centers Controlling Party if such approval is required under
Section 3.27.

                                     -187-

               (f)    It shall be permissible for each Designated Sub-Servicing
Agreement to prohibit a termination of the related Sub-Servicer without cause
(except that cause shall be defined to include the occurrence of an Adverse
Rating Event with respect to the continuation of such Sub-Servicer to the extent it is actually performing servicing functions or any event caused by such
Sub-Servicer which creates an Event of Default of the applicable Master Servicer under this Agreement) or to require the payment of a termination fee (in an amount not to exceed the amount, if any, set forth opposite the related
Sub-Servicer on Schedule III) upon any termination without cause. Any such right of a Sub-Servicer under a Designated Sub-Servicing Agreement shall be binding upon any successor to the applicable Master Servicer (including the Trustee) and the obligation to pay such termination fee upon any termination of such
Sub-Servicer shall constitute a corporate obligation (not reimbursable by the
Trust or any of the other parties to this Agreement, including the applicable terminated Master Servicer) of such successor.

                (g)   In the event the Trustee or its designee assumes the
rights and obligations of a Master Servicer or a Special Servicer under any
Sub-Servicing Agreement or any Primary Servicing Agreement, such Master Servicer or such Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement or Primary Servicing Agreement, as applicable, and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing
Agreement or the Primary Servicing Agreement, as applicable, to the assuming party.

               (h)    Notwithstanding any Sub-Servicing Agreement entered into
by it and, in the case of the applicable Master Servicer for the Pooled Mortgage
Loans that are the subject of a Primary Servicing Agreement, notwithstanding the
Primary Servicing Agreements, the Master Servicers and the Special Servicers
shall each remain obligated and liable to the Trustee and the Certificateholders
(and, in the case of a Serviced Mortgage Loan Group, the related Serviced
Non-Pooled Mortgage Loan Noteholder(s)) for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible. The Master Servicers and the Special Servicers shall each pay the fees of any Sub-Servicer retained by it and, in the case of the applicable Master Servicer for the Pooled Mortgage Loans that are the subject of a Primary Servicing Agreement, the fees of such Primary Servicer, in accordance with the respective Sub-Servicing Agreement or Primary Servicing Agreement, as
applicable, and, in any event, from its own funds (or from funds otherwise then payable to it hereunder).

               (i)    Notwithstanding anything to the contrary set forth herein, any account established and maintained by a Sub-Servicer pursuant to a
Sub-Servicing Agreement with a Master Servicer, or by a Primary Servicer pursuant to a Primary Servicing Agreement with the applicable Master Servicer for the Pooled Mortgage Loans that are the subject of such Primary Servicing
Agreement, as applicable, shall for all purposes under this Agreement be deemed to be an account established and maintained by such Master Servicer.

               (j)    Notwithstanding any contrary provisions of the foregoing
subsections of this Section 3.22, the appointment by a Master Servicer or a
Special Servicer of one or more third-party contractors for the purpose of performing discrete, ministerial functions shall not constitute the appointment of Sub-Servicers and shall not subject to the provisions of this Section 3.22;
provided, however, that such Master Servicer or such Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors as if it were alone performing such functions and shall pay all fees and expenses of such third-party contractors. The proviso to the preceding sentence shall not be construed to limit the right of a Master Servicer or a
Special Servicer to be reimbursed for any cost or expense for which it is otherwise entitled to reimbursement under this Agreement.

               (k)    Neither the applicable Master Servicer nor the applicable
Special Servicer shall enter into any Sub-Servicing Agreement with respect to the Lock Up Storage Centers Loan Group without the consent of the Lock Up
Storage Centers Controlling Party. In addition, the Lock Up Storage Centers
Controlling Party may require the applicable Master Servicer or the applicable
Special Servicer to terminate any particular Sub-Servicing Agreement with respect to the Lock Up Storage Centers Loan Group. Furthermore, if PAR is no
longer a Master Servicer, then the Lock Up Storage

                                     -188-

Centers Controlling Party may require the applicable Master Servicer to (A)
appoint a Sub-Servicer (acceptable to the Lock Up Storage Centers Controlling
Party in its sole discretion) with respect to the Lock Up Storage Centers Loan
Group and (B) delegate all of its primary servicing responsibilities and duties, and assign all of the corresponding master servicing compensation (exclusive of a portion of the corresponding Master Servicing Fee that is in excess of a reasonable primary servicing fee), with respect to the Lock Up Storage Centers
Loan Group to such Sub-Servicer.

               (l)    The General Special Servicer shall not enter into any
Sub-Servicing Agreement unless the Controlling Class Representative has consented thereto or such Sub-Servicing Agreement is required to be entered into in connection with a Serviced Mortgage Loan Group pursuant to the exercise by a related Serviced Non-Pooled Mortgage Loan Noteholder's exercise of its rights under Section 7.01(b) of this Agreement.

               (m)    Each Primary Servicer shall indemnify (out of its own
funds without reimbursement therefor) the Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor, the Certificate Administrator, the
Trust, and any director, officer, employee, agent or Affiliate thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the applicable Special
Servicer, the Depositor, the Certificate Administrator and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of such Primary Servicer's duties under this Agreement or the applicable Primary Servicing Agreement or by reason of negligent disregard of such Primary Servicer's obligations and duties hereunder or thereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Primary Servicer is replaced, such Primary
Servicer agrees that the amount of such claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor primary servicer. The Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor or the Certificate Administrator,
as applicable, shall immediately notify such Primary Servicer if a claim is made by any Person with respect to this Agreement or the related Primary Servicing
Agreement, the PCF Pooled Mortgage Loans or the Nationwide Pooled Mortgage Loans
entitling the Trustee, the Fiscal Agent, the applicable Special Servicer, the
Depositor, the Certificate Administrator or the Trust to indemnification under this Section, whereupon such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal
Agent, the applicable Special Servicer, the Depositor or the Certificate
Administrator, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor and/or the Certificate Administrator,
as applicable, in respect of such claim. Any failure to so notify such Primary
Servicer shall not affect any rights the Trustee, the Fiscal Agent, the applicable Special Servicer, the Depositor, the Certificate Administrator or the
Trust may have to indemnification under this Agreement, the applicable Primary
Servicing Agreement or otherwise, unless such Primary Servicer's defense of such claim is materially prejudiced thereby. Such indemnification shall survive the termination of this Agreement and such Primary Servicing Agreement and the resignation or termination of the applicable Master Servicer, the Fiscal Agent, the applicable Special Servicer, the Certificate Administrator and/or the
Trustee. Any expenses incurred or indemnification payments made by the Primary
Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of such
Primary Servicer was not culpable or that such Primary Servicer did not act with willful misfeasance, bad faith or negligence.

               (n)    The parties to this Agreement acknowledge that the
Nationwide Primary Servicer has executed an undertaking, copies of which are attached hereto as Exhibit P, in which such Primary Servicer has agreed to the obligations purported to be imposed on it under Section 3.22(m). The parties to this Agreement agree that each Primary Servicer shall be a third-party beneficiary of Section 3.22(m) to the extent of the rights granted to such
Primary Servicer under such Section. The parties acknowledge that the PCF
Primary Servicer has affirmed its obligations under Section 3.22(m) by executing this Agreement.

               (o)    Notwithstanding any other provision set forth in this
Agreement to the contrary, (i) each Primary Servicer's rights and obligations under the related Primary Servicing Agreement shall expressly survive a termination of the applicable Master Servicer under this Agreement (unless such
Primary Servicing Agreement has been terminated in

                                     -189-

accordance with its terms) and (ii) any successor to the applicable Master
Servicer hereunder (including, without limitation, the Trustee if its assumes the servicing obligations of such Master Servicer) shall be deemed to automatically have assumed and agreed to the terms and provisions of each
Primary Servicing Agreement without any further action, immediately upon such succession. Each Primary Servicer shall be a third party beneficiary of this subsection.

              SECTION 3.23. Controlling Class Representative.

               (a)    The Holders (or, in the case of Book-Entry Certificates,
the Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including those specified in Section 3.24) or to replace an existing
Controlling Class Representative; provided that, subject to the last sentence of this Section 3.23(a), and the acquisition by ARCap CMBS Fund II REIT, Inc. of the Certificates of the Controlling Class, ARCap CMBS Fund II REIT, Inc. shall serve as the initial Controlling Class Representative. Upon (i) the receipt by the Certificate Administrator of written requests for the selection of a successor Controlling Class Representative from the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the
resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Certificate Administrator that the Controlling
Class has changed, the Certificate Administrator shall promptly notify the
Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Certificate Administrator
or identified thereto by the Depositary or the Depositary Participants, the
Certificate Owners) of the Controlling Class that they may select a Controlling
Class Representative. Such notice shall set forth the process established by the
Certificate Administrator for selecting a Controlling Class Representative, which process shall include the designation of the Controlling Class
Representative by the Majority Controlling Class Certificateholder(s) by a
writing delivered to the Certificate Administrator. No appointment of any Person as a successor Controlling Class Representative shall be effective until such
Person provides the Certificate Administrator with (i) written confirmation of its acceptance of such appointment, (ii) written confirmation of its agreement to keep confidential, for so long as reports are required to be filed with respect to the Trust under Section 15(d) of the Exchange Act, all information received by it with respect to the Trust and its assets that has not been filed with the Commission, (iii) an address and facsimile number for the delivery of notices and other correspondence and (iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers).

               (b)    Within ten Business Days (or as soon thereafter as
practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a
Responsible Officer of the Certificate Administrator has actual knowledge, the
Certificate Administrator shall deliver to each of the Trustee, the Master
Servicers and the Special Servicers the identity of the Controlling Class
Representative and a list of each Holder (or, in the case of Book-Entry
Certificates, to the extent actually known to a Responsible Officer of the
Certificate Administrator or identified thereto by the Depositary or the
Depositary Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. The Certificate Administrator shall also deliver such information (of which a Responsible Officer of the
Certificate Administrator has actual knowledge) to a Master Servicer or a
Special Servicer promptly upon request therefor by such Master Servicer or the
Special Servicer, as the case may be. With respect to such information, the
Certificate Administrator shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depositary or the Certificate Owners) of such
Certificates, and the Master Servicers and the Special Servicers shall each be entitled to rely on such information provided by the Certificate Administrator with respect to any obligation or right hereunder that such Master Servicer or such Special Servicer, as the case may be, may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the
Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Certificate
Administrator shall notify the other parties to this Agreement of such event.

               (c)    A Controlling Class Representative may at any time resign
as such by giving written notice to the Certificate Administrator, the Trustee, each Special Servicer, each Master Servicer and each Holder (or, in the case of
Book-Entry

                                     -190-

Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in
the case of Book-Entry Certificates, the Certificate Owners) of Certificates
representing more than 50% of the Class Principal Balance of the Controlling
Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Certificate Administrator, the Trustee, each
Special Servicer, each Master Servicer and such existing Controlling Class
Representative.

               (d)    Once a Controlling Class Representative has been selected
pursuant to this Section 3.23, each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by
aggregate Certificate Principal Balance, or such Controlling Class
Representative, as applicable, shall have notified the Certificate Administrator and each other party to this Agreement and each Holder (or, in the case of
Book-Entry Certificates, Certificate Owner) of the Controlling Class, in
writing, of the resignation or removal of such Controlling Class Representative.

               (e)    Any and all expenses of the Controlling Class
Representative shall be borne by the Holders (or, if applicable, the Certificate
Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust.
Notwithstanding the foregoing, if a claim is made against the Controlling Class
Representative by a Borrower with respect to this Agreement or any particular
Mortgage Loan, the Controlling Class Representative shall immediately notify the
Certificate Administrator, the Trustee, the applicable Master Servicer and the
General Special Servicer, whereupon (if a Special Servicer, a Master Servicer, the Certificate Administrator, the Trustee, the Fiscal Agent or the Trust are
also named parties to the same action and, in the sole judgment of the General
Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for a Special Servicer, a Master
Servicer, the Certificate Administrator, the Trustee, the Fiscal Agent or the
Trust to be an adverse party in such action as regards the Controlling Class
Representative), the General Special Servicer on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the
Controlling Class Representative; provided, however, that no judgment against the Controlling Class Representative shall be payable out of the Trust Fund.
This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

              SECTION 3.24. Certain Rights and Powers of the Controlling Class
Representative.

               (a)    Subject to Section 3.24(c), the applicable Special
Servicer shall prepare a report (the "Asset Status Report") recommending the taking of certain actions for each Serviced Mortgage Loan that becomes a
Specially Serviced Mortgage Loan and deliver such Asset Status Report to the
Controlling Class Representative and the applicable Master Servicer not later than 45 days after the servicing of such Serviced Mortgage Loan is transferred to the applicable Special Servicer. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                      (i)     a summary of the status of such Specially Serviced
          Mortgage Loan and any negotiations with the related Borrower;

                      (ii)    a discussion of the legal and environmental
          considerations reasonably known to the applicable Special Servicer
          (including without limitation by reason of any Phase I Environmental
          Assessment and any additional environmental testing contemplated by
          Section 3.09(c)), consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

                      (iii)   the most current rent roll and income or operating
          statement available for the related Mortgaged Property or Mortgaged
          Properties;

                                     -191-

                      (iv)    a summary of the applicable Special Servicer's
          recommended action with respect to such Specially Serviced Mortgage
          Loan;

                      (v)     the Appraised Value of the related Mortgaged
          Property or Mortgaged Properties, together with the assumptions used in the calculation thereof (which the applicable Special Servicer may satisfy by providing a copy of the most recently obtained Appraisal);
          and

                      (vi) such other information as the applicable Special
          Servicer deems relevant in light of the Servicing Standard.

               If (i) the Controlling Class Representative affirmatively
approves in writing an Asset Status Report, (ii) after ten Business Days from receipt of an Asset Status Report the Controlling Class Representative does not object to such Asset Status Report or (iii) within ten Business Days after receipt of an Asset Status Report the Controlling Class Representative objects to such Asset Status Report and the applicable Special Servicer makes a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders (and, if affected, any
Serviced Non-Pooled Mortgage Loan Noteholder), all as a collective whole, the applicable Special Servicer shall take the recommended actions described in the
Asset Status Report. If within ten Business Days after receipt of an Asset
Status Report the Controlling Class Representative objects to such Asset Status
Report and the applicable Special Servicer does not make a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders (and, if affected, any Serviced
Non-Pooled Mortgage Loan Noteholder), all as a collective whole, then (subject to Section 3.24(c)) the applicable Special Servicer shall revise such Asset
Status Report as soon as practicable thereafter, but in no event later than 30 days after the objection to the Asset Status Report by the Controlling Class
Representative. The applicable Special Servicer shall, subject to Section
3.24(c), revise such Asset Status Report as provided in the prior sentence until the earliest of (a) the delivery by the Controlling Class Representative of an affirmative approval in writing of such revised Asset Status Report, (b) the failure of the Controlling Class Representative to disapprove such revised Asset
Status Report in writing within ten (10) Business Days of its receipt thereof;
or (c) the passage of ninety (90) days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the applicable Special Servicer shall implement the recommended action as outlined in the most recent version of such Asset Status Report (provided that the applicable Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan Documents). The applicable Special Servicer may, from time to time, subject to Section 3.24(c), modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above.

               Notwithstanding the prior paragraph, the applicable Special
Servicer may take any action set forth in an Asset Status Report before the expiration of the ten (10) Business Day period during which the Controlling
Class Representative may reject such report if (A) the applicable Special
Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders (and, if affected, any Serviced Non-Pooled Mortgage Loan Noteholder), all as a collective whole, and (B) it has made a reasonable effort to contact the Controlling Class
Representative. The applicable Special Servicer may not take any action inconsistent with an Asset Status Report that has been adopted as provided above, unless such action would be required in order to act in accordance with the Servicing Standard. If the applicable Special Servicer takes any action inconsistent with an Asset Status Report that has been adopted as provided above, the applicable Special Servicer shall promptly notify the Controlling
Class Representative of such inconsistent action and provide a reasonably detailed explanation of the reasons therefor.

               The applicable Special Servicer shall deliver to the
applicable Master Servicer, the Controlling Class Representative and each Rating
Agency a copy of each Asset Status Report that has been adopted as provided above, in each case with reasonable promptness following such adoption. The applicable Special Servicer shall deliver to the applicable Master Servicer, the
Controlling Class Representative and each Rating Agency any comparable report contemplated by the final sentence of Section 3.24(c).

                                     -192-

               (b)    In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.24(c), the applicable Special Servicer will not be permitted to take, or consent to the applicable Master Servicer's taking, any of the actions identified in clauses
(i) through (x) of this sentence not otherwise specifically covered by an approved Asset Status Report, unless and until the applicable Special Servicer has notified the Controlling Class Representative in writing of the applicable
Special Servicer's intent to take or permit the particular action and the
Controlling Class Representative has consented (or has failed to object) thereto in writing within ten Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto (or, in the case of a proposed action for which the applicable Master
Servicer has requested approval from the applicable Special Servicer, within such shorter period during which the applicable Special Servicer is initially entitled to withhold consent without being deemed to have approved the action):

                      (i)     any foreclosure upon or comparable conversion
          (which may include acquisitions of an Administered REO Property) of the ownership of the property or properties securing any Specially
          Serviced Mortgage Loan as comes into and continues in default;

                      (ii)    any modification, amendment or waiver of a
          monetary term (including a change in the timing of payments but excluding the waiver of Default Charges) or any non-monetary term
          (excluding the waiver of any "due-on-sale" or "due-on-encumbrance"
          clause, which clauses are addressed in clause (ix) below) of (A) any
          Performing Serviced Mortgage Loan that has a principal balance of
          $2,500,000 or more (or, if the proposed modification/waiver is an extension of maturity or a waiver of Post-ARD Additional Interest under the circumstances contemplated by Section 3.20(e), any such
          Mortgage Loan without regard to balance) or (B) any Specially Serviced
          Mortgage Loan;

                      (iii)   any acceptance of a discounted payoff with respect
          to any Specially Serviced Mortgage Loan;

                      (iv)    any determination to bring an Administered REO
          Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an Administered REO
          Property;

                      (v)     any release of collateral for any Serviced
          Mortgage Loan (except that in circumstances where either (x) both (A)
          the relevant Serviced Mortgage Loan is a Performing Serviced Mortgage
          Loan with an outstanding principal balance of less than $2,500,000 and
          (B) the release of collateral is not conditioned on obtaining the consent of the lender under the related Mortgage Loan Documents, or
          (y) the release of collateral is made upon a satisfaction of the subject Serviced Mortgage Loan, the consent of (or failure to object
          by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the applicable
          Special Servicer but the applicable Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

                      (vi)    any acceptance of substitute or additional
          collateral for a Serviced Mortgage Loan (except that in circumstances where either (x) the relevant Serviced Mortgage Loan is a Performing
          Serviced Mortgage Loan with an outstanding principal balance of less than $2,500,000 or (y) the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by) the Controlling Class
          Representative shall not constitute a condition to the taking of or consent to such action by the applicable Special Servicer but the applicable Special Servicer shall deliver notice of such action to the
          Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

                      (vii)   any releases of any Letters of Credit, Reserve
          Funds or other Additional Collateral with respect to any Mortgaged
          Property securing a Serviced Mortgage Loan (except that in circumstances where either (x) the relevant Serviced Mortgage Loan is a Performing Serviced Mortgage Loan with a principal balance of less

                                     -193-

          than $2,500,000 or (y) the release of the applicable Letter of Credit,
          Reserve Funds or Additional Collateral is not conditioned on obtaining the consent of the lender, the consent of (or failure to object by)
          the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the applicable Special
          Servicer but the applicable Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

                      (viii)  any termination or replacement, or consent to the
          termination or replacement, of a property manager with respect to any
          Mortgaged Property securing a Serviced Mortgage Loan (except that in circumstances where the relevant Serviced Mortgage Loan is a
          Performing Serviced Mortgage Loan with a principal balance of less than $2,500,000, the consent of (or failure to object by) the
          Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the applicable Special
          Servicer but the applicable Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action) or any modification, waiver or amendment of any franchise or similar agreement, or any execution of a new franchise or similar agreement, with respect to any hospitality property;

                      (ix)    any approval of the assignment of the Mortgaged
          Property securing any Serviced Mortgage Loan to and assumption of such
          Serviced Mortgage Loan by another Person, any waiver of a
          "due-on-sale" clause in any Mortgage Loan, any approval of a further encumbrance of the Mortgaged Property securing any Serviced Mortgage
          Loan or any waiver of a "due-on-encumbrance" clause in any Serviced
          Mortgage Loan (except that in circumstances where the relevant
          Serviced Mortgage Loan is a Performing Serviced Mortgage Loan with principal balance of less than $2,500,000, the consent of (or failure to object by) the Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the applicable Special Servicer but the applicable Special Servicer shall deliver notice of such action to the Controlling Class
          Representative simultaneously with or promptly following its taking or consenting to such action); and

                      (x)     any determination as to whether any type of
          property-level insurance is required under the terms of any Serviced
          Mortgage Loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related Mortgaged Property is located or any other determination or exercise of discretion with respect to property-level insurance
          (except that in circumstances where the relevant Serviced Mortgage
          Loan is a Performing Serviced Mortgage Loan with a principal balance of less than $2,500,000, the consent of (or failure to object by) the
          Controlling Class Representative shall not constitute a condition to the taking of or consent to such action by the applicable Special
          Servicer but the applicable Special Servicer shall deliver notice of such action to the Controlling Class Representative simultaneously with or promptly following its taking or consenting to such action);

provided that, in the event that the applicable Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and any Serviced Non-Pooled Mortgage Loan Noteholder (as a collective whole), the applicable Special Servicer may take any such action without waiting for the
Controlling Class Representative's response. For the avoidance of doubt, in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans, the requirement for approval or deemed approval of the Controlling Class
Representative in connection with any item described in the list above will apply only to the extent that both (a) the proposed action is described in that list and (b) the proposed action is a matter for which the applicable Master
Servicer must obtain the approval or deemed approval of the applicable Special
Servicer under the other provisions of this Agreement.

               In addition, subject to Section 3.24(c), the Controlling Class
Representative may direct the applicable Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable with respect to the servicing and administration of Specially Serviced
Pooled Mortgage Loans and/or Administered REO Properties or as to which provision is otherwise made herein. Upon reasonable request, the applicable
Special Servicer shall provide the Controlling Class Representative with any information in the applicable Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

                                     -194-

               (c)    Notwithstanding anything herein to the contrary: (i)
neither Special Servicer shall have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class
Representative prior to acting (and provisions of this Agreement requiring such consultation, consent or approval shall be of no effect) during the period following any resignation or removal of a Controlling Class Representative and before a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section
3.24(a) or any other provision of this Agreement, may (and the applicable
Special Servicer shall ignore and act without regard to any such advice, direction or objection that such Special Servicer has determined, in its reasonable, good faith judgment, would): (A) require or cause such Special
Servicer to violate applicable law, the terms of any Mortgage Loan or any other
Section of this Agreement, including the applicable Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an
Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust
Event with respect to any Grantor Trust Pool, (C) expose the Trust, the
Depositor, a Master Servicer (or a Primary Servicer or Sub-Servicer acting on behalf of a Master Servicer), a Special Servicer, the Fiscal Agent, the
Certificate Administrator, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability or (D) materially expand the scope of a Master
Servicer's or Special Servicer's responsibilities under this Agreement.

               (d)    Each Certificateholder acknowledges and agrees, by its
acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class
Representative may act solely in the interests of the Holders of the Controlling
Class; (iii) the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv)
the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative
shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

               (e)    Notwithstanding anything to the contrary contained in this
Agreement, including other subsections of this Section 3.24, with respect to the
Lock Up Storage Centers Loan Group, the Controlling Class Representative shall not have any of the rights set forth in this Section 3.24 (except for the right to receive a copy of the Asset Status Report), unless the Controlling Class
Representative becomes the Lock Up Storage Centers Controlling Party and will not, regardless of whether the Controlling Class Representative becomes the Lock
Up Storage Centers Controlling Party, at any time have the right to make decisions or direct the applicable Special Servicer with respect to transfers of an interest in a related Mortgaged Property, property releases or property substitutions of the related Mortgaged Properties, in each case, permitted under the related Mortgage Loan Documents.

               (f)    Notwithstanding anything to the contrary contained in this
Agreement, including other subsections of this Section 3.24, with respect to each PCF Mortgage Loan Group, the Controlling Class Representative shall not have any of the rights set forth in this Section 3.24 (except for the right to receive a copy of the Asset Status Report), unless the Controlling Class
Representative becomes the applicable Serviced Loan Group Controlling Party.

              SECTION 3.25. Replacement of Special Servicers.

               (a)    Subject to Section 3.25(b), the Controlling Class
Representative may remove the existing General Special Servicer hereunder (with or without cause) and appoint a successor to the existing General Special
Servicer; provided that if any such removal is made without cause, then the costs of transferring the special servicing responsibilities of the removed
General Special Servicer to a successor thereto shall be paid by the
Certificateholders of the Controlling Class and (B) the Controlling Class
Representative shall have delivered or caused to have been delivered to each of the parties hereto a copy of the request for the rating confirmation described in clause (i) of subsection (b) that constitutes a condition to the effectiveness of the removal and/or appointment, simultaneously with or promptly following the delivery of such request to the Rating Agencies. In addition, the
Lock Up Storage Centers Controlling Party may, upon prior written notice to the respective parties hereto, remove any existing Lock Up Storage Centers Special
Servicer hereunder (with or without cause) and appoint a successor Lock Up
Storage Centers Special Servicer; provided that, if any

                                     -195-

such removal is without cause, then the costs of transferring the special servicing responsibilities to a successor Lock Up Storage Centers Special
Servicer shall be paid by such Lock Up Storage Centers Controlling Party.
Subject to Section 3.25(b) and any and all limitations on such right as may be set forth in the related Mortgage Loan Group Intercreditor Agreement (including the provisions to the effect that the following appointment right only applies at any time when both (a) a PCF Change in Control Event has not occurred and (b)
either (i) the General Special Servicer does not meet the eligibility requirements under this Agreement (which requirements consist of the absence of an Event of Default) or (ii) neither the initial General Special Servicer nor an
Affiliate thereof holds a majority of the Controlling Class), the applicable
Serviced Non-Pooled Subordinate Noteholder for each PCF Mortgage Loan Group shall be entitled to remove the General Special Servicer as the applicable
Special Servicer for such Serviced Mortgage Loan Group and appoint a successor to the General Special Servicer as the applicable Special Servicer for such
Serviced Mortgage Loan Group provided that if any such removal is made without cause, then the costs of transferring the special servicing responsibilities of the removed Special Servicer to a successor thereto shall be paid by the related
Serviced Non-Pooled Subordinate Noteholders and (B) the related Serviced
Non-Pooled Subordinate Noteholder shall have delivered or caused to have been delivered to each of the parties hereto a copy of the request for the rating confirmation described in clause (i) of subsection (b) that constitutes a condition to the effectiveness of the removal and/or appointment, simultaneously with or promptly following the delivery of such request to the Rating Agencies.
In the event of a replacement described in the immediately preceding sentence, all references to the General Special Servicer in this Agreement, insofar as those references apply to the related Serviced Mortgage Loan Group or one or more Mortgage Loans therein, shall instead be construed to mean the separately-appointed successor Special Servicer (unless the context indicates otherwise).

        (b) No removal of a Special Servicer and/or appointment of a successor thereto pursuant to Section 3.25(a) shall be effective until: (i) the Trustee shall have received (A) written confirmation from each Rating Agency for the
Rated Certificates that such removal and/or appointment will not result in an
Adverse Rating Event with respect to any Class of Rated Certificates rated by such Rating Agency and (for so long as any Serviced Non-Pooled Pari Passu
Companion Loan is serviced and administered under this Agreement for which any
Non-Pooled Pari Passu Companion Loan Securities are outstanding) from each applicable Rating Agency for the related Non-Pooled Pari Passu Companion Loan
Securities, as applicable, that such removal and/or appointment will not result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari
Passu Companion Loan Securities rated by such applicable Rating Agency, provided, however, that the Lock Up Storage Centers Non-Pooled Subordinate
Noteholder may remove the Lock Up Storage Centers Special Servicer without obtaining such written confirmation so long as such successor Special Servicer is a Person controlled by Prudential Mortgage Capital Funding, LLC, The
Prudential Insurance Company of America or any of their respective Affiliates,
(B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the Person designated to be the successor to the terminated Special Servicer, and (C) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section
3.28, (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the
Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I-2, has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if such terminated
Special Servicer has been removed without cause, the Certificateholders of the
Controlling Class (or, if the Lock Up Storage Centers Special Servicer is the
terminated Special Servicer, the Lock Up Storage Centers Controlling Party)
shall have delivered to the Trustee and the terminated Special Servicer such
Certificateholders' joint and several undertaking (or, if applicable, such Lock
Up Storage Centers Controlling Party's undertaking) to pay any expenses incurred by the Trustee and such terminated Special Servicer in connection with the transfer of special servicing responsibilities to a successor Special Servicer.

        (c) Any Special Servicer terminated pursuant to Section 3.25(a) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the applicable Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the

                                     -196-

Collection Accounts of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in Section 3.05(a), and reimbursement from the successor to such terminated Special Servicer of all outstanding Servicing
Advances made by such terminated Special Servicer and all unpaid Advance
Interest accrued on such outstanding Servicing Advances (in which case the successor to such terminated Special Servicer shall be deemed to have made such
Servicing Advances at the same time that such terminated Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section
3.11(c), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination;
and provided, further, that such terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement to such terminated Special Servicer in effecting the transfer of such terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this Section 3.28, to the replacement to such terminated Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Special Servicer to the REO Account maintained by it or to any
Servicing Account or Reserve Account or should have been delivered to the Master
Servicers or that are thereafter received by or on behalf of such terminated
Special Servicer with respect to any Mortgage Loan or REO Property.

        SECTION 3.26. Application of Default Charges.

        (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Serviced Pooled Mortgage Loan (other than any Serviced Pooled Mortgage Loan included in a Serviced Mortgage Loan
Group that includes one or more Serviced Non-Pooled Pari Passu Companion Loans)
or any REO Pooled Mortgage Loan that is a successor thereto and (to the extent remitted to the applicable Master Servicer by the related Non-Trust Master
Servicer and, in any event, subject to the related Mortgage Loan Group
Intercreditor Agreement) any and all Default Charges that are actually received by or on behalf of the Trust with respect to a Non-Trust-Serviced Pooled
Mortgage Loan or successor REO Mortgage Loan shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                first, to pay to the Fiscal Agent, the Trustee, the applicable
        Master Servicer or the Special Servicer, in that order, any Advance
        Interest due and owing to such party on outstanding Advances made thereby with respect to such Pooled Mortgage Loan or REO Pooled Mortgage
        Loan, as the case may be;

                second, to reimburse the Trust for any Advance Interest paid to the Fiscal Agent, the Trustee, the applicable Master Servicer or the
        Special Servicer since the Closing Date with respect to such Pooled
        Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, which interest was paid from a source other than Default Charges collected on such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be; and

                third, to pay any remaining portion of such Default Charges
        (such remaining portion, "Net Default Charges") as follows: (A) if such
        Mortgage Loan is a Non-Trust-Serviced Mortgage Loan, to the applicable
        Master Servicer as Additional Master Servicing Compensation, in an
        amount equal to the entirety of such remaining portion, or (B) if such
        Mortgage Loan is a Serviced Mortgage Loan, on a pro rata basis: (i) to the applicable Master Servicer as Additional Master Servicing
        Compensation, in an amount equal to the product of such remaining portion and a fraction, the numerator of which is the aggregate amount of Default Charges (to the extent not previously collected and applied under this Section 3.26) accrued on such Mortgage Loan while such
        Mortgage Loan was not a Specially Serviced Mortgage Loan and the
        denominator of which is the aggregate amount of Default Charges (to the extent not previously collected and applied under this Section 3.26)
        theretofore accrued on such Mortgage Loan, and (ii) to the Special
        Servicer as Additional Special Servicing Compensation, in an amount equal to the product of such remaining portion and a fraction, the numerator of which is the aggregate amount of Default Charges (to the extent not previously collected and applied under this Section 3.26)
        accrued on such Mortgage Loan while such Mortgage Loan is a Specially
        Serviced Mortgage Loan and the denominator of

                                     -197-

        which is the aggregate amount of Default Charges (to the extent not previously collected and applied under this Section 3.26) theretofore accrued on such Mortgage Loan.

        (b) Default Charges applied to reimburse the Trust pursuant to clause second of Section 3.26(a) are intended to be available for distribution on the
Certificates pursuant to Section 4.01(a), subject to application pursuant to
Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to clause second of Section 3.26(a) shall be deemed to offset payments of Advance
Interest in the chronological order in which it accrued with respect to the subject Pooled Mortgage Loan or REO Pooled Mortgage Loan (whereupon such Advance
Interest shall thereafter be deemed to have been paid out of Default Charges).

        (c) Any and all amounts otherwise distributable to the Trust as the holder of any Pooled Mortgage Loan included in a Serviced Mortgage Loan Group that includes one or more one or more Serviced Non-Pooled Pari Passu Companion
Loans (or any successor REO Pooled Mortgage Loan) or to the holder of such
Serviced Non-Pooled Pari Passu Companion Loan as Default Charges with respect to such Serviced Mortgage Loan Group, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such amounts and as and to the extent permitted under the related Mortgage
Loan Group Intercreditor Agreement:

                first, to pay to the Fiscal Agent, the Trustee, the applicable
        Master Servicer or the Special Servicer, in that order, that portion of any Advance Interest due and owing to such party on outstanding
        Servicing Advances made thereby with respect to such Serviced Mortgage
        Loan Group or any related REO Property that is allocable (which allocation shall be made pro rata according to the respective outstanding principal balances of the Served Pooled Mortgage Loan and the Serviced Non-Pooled Pari Passu Companion Loans in such Serviced
        Mortgage Loan Group) to such Mortgage Loan;

                second, either (x) in the case of the Pooled Mortgage Loan in such Serviced Mortgage Loan Group, to pay to the Fiscal Agent, the
        Trustee or the applicable Master Servicer, in that order, any Advance
        Interest due and owing to such party on outstanding P&I Advances made thereby with respect to such Pooled Mortgage Loan or (y) in the case of the Serviced Non-Pooled Pari Passu Companion Loan in such Serviced
        Mortgage Loan Group, to pay to one or more designees of the holder of such Mortgage Loan any interest similar to Advance Interest due and owing to such designee on any debt service advances made thereby for the benefit of the holder of such Serviced Non-Pooled Pari Passu Companion
        Loans;

                third, to reimburse the Trust for that portion of any Advance
        Interest paid to the Fiscal Agent, the Trustee, the applicable Master
        Servicer or the Special Servicer since the Closing Date with respect to
        Servicing Advances made with respect to such Serviced Mortgage Loan
        Group and any related REO Property that is allocable (which allocation shall be made pro rata according to the respective outstanding principal balances of the Served Pooled Mortgage Loan and the Serviced Non-Pooled
        Pari Passu Companion Loans in such Serviced Mortgage Loan Group) to such
        Mortgage Loan, which interest was paid from a source other than Default
        Charges collected on such Serviced Mortgage Loan Group;

                fourth, either (x) in the case of the Pooled Mortgage Loan in such Mortgage Loan Group, to reimburse the Trust for any Advance
        Interest paid to the Fiscal Agent, the Trustee or the applicable Master
        Servicer since the Closing Date with respect to P&I Advances made thereby with respect to such Pooled Mortgage Loan, which interest was paid from a source other than Default Charges collected on such Serviced
        Mortgage Loan Group, or (y) in the case of the Serviced Non-Pooled Pari
        Passu Companion Loans in such Serviced Mortgage Loan Group, to reimburse the holder of such Serviced Non-Pooled Pari Passu Companion Loans or its designee for any interest similar to Advance Interest made for the benefit of the holder of the Serviced Non-Pooled Pari Passu Companion
        Loans in such Mortgage Loan Group since the Closing Date with respect to such Mortgage Loan, which interest was paid from a source other than
        Default Charges collected on such Serviced Mortgage Loan Group; and

                  fifth, to pay any remaining portion of such Default Charges
         (such remaining portion, "Net Default Charges") on a pro rata basis:
         (i) to the applicable Master Servicer as Additional Master Servicing
         Compensation,

                                     -198-

        in an amount equal to the product of such remaining portion and a fraction, the numerator of which is the aggregate amount of Default
        Charges (to the extent not previously collected and applied under this
        Section 3.26) accrued on such Serviced Mortgage Loan Group while the
        Mortgage Loans therein were not Specially Serviced Mortgage Loans and the denominator of which is the aggregate amount of Default Charges (to the extent not previously collected and applied under this Section 3.26)
        theretofore accrued on such Serviced Mortgage Loan Group and (ii) to the
        Special Servicer as Additional Special Servicing Compensation, in an
        amount equal to the product of such remaining portion and a fraction, the numerator of which is the aggregate amount of Default Charges (to the extent not previously collected and applied under this Section 3.26)
        accrued on such Serviced Mortgage Loan Group while the Mortgage Loans therein were Specially Serviced Mortgage Loans and the denominator of which is the aggregate amount of Default Charges (to the extent not previously collected and applied under this Section 3.26) theretofore accrued on such Serviced Mortgage Loan Group.

        SECTION 3.27. Certain Rights and Powers of the Lock Up Storage Centers
                Non-Pooled Subordinate Noteholder and the Lock Up Storage
                Centers Controlling Party.

        (a) Notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.27(b), the applicable Master
Servicer and the Lock Up Storage Centers Special Servicer will each be required to obtain the prior written consent, or the deemed consent, in accordance with the Lock Up Storage Centers Intercreditor Agreement, of the Lock Up Storage
Centers Controlling Party prior to taking any of the following actions:

                (i) any proposed foreclosure upon or comparable conversion
        (which may include acquisition as an REO Property) of the ownership of any Lock Up Storage Centers Mortgaged Property and the other collateral securing the Lock Up Storage Centers Loan Group if it comes into and continues in default or other enforcement action under the related
        Mortgage Loan Documents;

                (ii) any proposed modification, amendment or waiver of a
        monetary term (including, without limitation, the timing of payments or forgiveness of interest or principal, but excluding any term relating to late charges) or any material non-monetary term of the Lock Up Storage
        Centers Loan Group;

                (iii) any proposed successor property manager with respect to, or any material alteration of, any of the Lock Up Storage Centers
        Mortgaged Properties;

                (iv) any waiver of the requirements under the Lock Up Storage
        Centers Loan Group with respect to property insurers or the manner in which payments or other collections on the Lock Up Storage Centers Loan
        Group are held and/or invested;

                (v) any proposed sale of any of the Lock Up Storage Centers
        Mortgaged Properties or transfer of an interest in the related Borrower or any of the Lock Up Storage Centers Mortgaged Properties;

                (vi) any acceptance of a discounted payoff of the Lock Up
        Storage Centers Loan Group;

                (vii) any determination to bring any Lock Up Storage Centers
        Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a Lock Up Storage
        Centers Mortgaged Property;

                (viii) any release of collateral for the Lock Up Storage Centers
        Loan Group (other than in accordance with the terms of, or upon satisfaction of, the Lock Up Storage Centers Loan Group) or any release of the related Borrower or any guarantor;

                (ix) any acceptance of substitute or additional collateral for the Lock Up Storage Centers Loan Group (other than in accordance with the terms of the Lock Up Storage Centers Loan Group);

                                     -199-

                (x) any waiver of a "due-on-sale" or "due-on-encumbrance"
        clause;

                (xi) any acceptance of an assumption agreement releasing the related Borrower from liability under the Lock Up Storage Centers Loan
        Group;

                (xii) the appointment or removal of any sub-servicer for the
        Lock Up Storage Centers Loan Group (other than in connection with the
        Trustee becoming the successor thereto pursuant to the terms of Section
        7.02 of this Agreement);

                (xiii) any renewal or replacement of the then existing insurance policies with respect to the Lock Up Storage Centers Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the related Mortgage Loan Documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if the mortgagee's approval is required under the related
        Mortgage Loan Documents;

                (xiv) the approval of a material capital expenditure, if the mortgagee's approval is required under the related Mortgage Loan
        Documents;

                (xv) the approval of additional indebtedness secured by the Lock
        Up Storage Centers Mortgaged Property, if the mortgagee's approval is required under the related Mortgage Loan Documents; and

                (xvi) any adoption or approval of a plan in bankruptcy of the related Borrower;

provided that (A) in the event that the applicable Master Servicer or the Lock
Up Storage Centers Special Servicer determines in accordance with the Servicing
Standard that immediate action is necessary to protect the interests of the
Certificateholders and the Lock Up Storage Centers Non-Pooled Subordinate
Noteholder (as a collective whole), the applicable Master Servicer or the Lock
Up Storage Centers Special Servicer may take any such action without waiting for the Lock Up Storage Centers Controlling Party's response; (B) the applicable
Master Servicer or the Lock Up Storage Centers Special Servicer, as applicable, will not be obligated to seek approval from the Lock Up Storage Centers
Controlling Party for any actions to be taken by it if: (i) the applicable
Master Servicer or the Lock Up Storage Centers Special Servicer, as applicable, notified the Lock Up Storage Centers Controlling Party in writing of such actions that the applicable Master Servicer or the Lock Up Storage Centers
Special Servicer, as applicable, proposes to take with respect to the workout or liquidation of the Lock Up Storage Centers Loan Group, and (ii) for 60 days following the first such notice, the Lock Up Storage Centers Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable Master Servicer or the Lock Up Storage
Centers Special Servicer considers to be consistent with the Servicing Standard;
and (C) regardless of the identity of the Lock Up Storage Centers Controlling
Party, the Lock Up Storage Centers Non-Pooled Subordinate Noteholder shall have the exclusive right to make decisions and direct the applicable Master Servicer or the Lock Up Storage Centers Special Servicer with respect to any property releases or property substitutions, in each case, permitted under the related
Mortgage Loan Documents in connection with the Lock Up Storage Centers Loan
Group.

        In addition, notwithstanding any provision to the contrary contained in this Agreement, for so long as the Lock Up Storage Centers Non-Pooled
Subordinate Noteholder is the Lock Up Storage Centers Controlling Party, the
Lock Up Storage Centers Controlling Party may communicate with, respond to requests from and deliver any proposals to the related Borrower with respect to the items set forth above in respect of the Lock Up Storage Centers Loan Group, the Lock Up Storage Centers Mortgaged Properties and the related Borrower and may forward copies of such communications or proposals to the applicable Master
Servicer and the Lock Up Storage Centers Special Servicer for their consideration. The applicable Master Servicer or the Lock Up Storage Centers
Special Servicer, as the case may be, shall follow the recommendations of the
Lock Up Storage Centers Controlling Party with respect to such items, unless the applicable Master Servicer or the Lock Up Storage Centers Special Servicer, as
the case may be, determines that following such recommendations would violate the standards set forth in Section 3.27(b). For as long as the initial Lock Up
Storage Centers Non-Pooled Subordinate Noteholder or any of its Affiliates is
the Lock Up Storage Centers

                                     -200-

Controlling Party, then such Lock Up Storage Centers Controlling Party may exercise any and all of the rights enumerated above in this subsection (a), provided that, if a Servicing Transfer Event has occurred and is continuing, the
Lock Up Storage Centers Special Servicer shall be required to fully participate in the exercise of such rights enumerated above in this subsection (a), including, without limitation, participating in any communications with the related Borrower.

        Upon reasonable request, the applicable Master Servicer or the Lock Up
Storage Centers Special Servicer shall provide the Lock Up Storage Centers
Controlling Party with any information in the possession of the applicable
Master Servicer or the Lock Up Storage Centers Special Servicer with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

        (b) Notwithstanding anything in this Agreement to the contrary, no advice, direction or objection from or by the Lock Up Storage Centers
Controlling Party, as contemplated by Section 3.27(a) or any other provision of this Agreement, may (and the applicable Master Servicer or the Lock Up Storage
Centers Special Servicer, as the case may be, shall ignore and act without regard to any such advice, direction or objection that such Master Servicer or the Lock Up Storage Centers Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, would): (A) require or cause such Master Servicer or the Lock Up Storage Centers Special Servicer, as the
case may be, to violate applicable law, any provision of this Agreement, or the
Lock Up Storage Centers Intercreditor Agreement, including such Master
Servicer's or the Lock Up Storage Centers Special Servicer's, as applicable, obligation to act in accordance with the Servicing Standard, or act in a manner that is not in the best interests of the holders of the Lock Up Storage Centers
Loan Group (as a collective whole), (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any
Grantor Trust Pool or cause the arrangement evidenced by the Lock Up Storage
Centers Intercreditor Agreement not to be treated as a "grantor trust" for
Federal income tax purposes or (C) expand the scope of the applicable Master
Servicer's or the Lock Up Storage Centers Special Servicer's, as the case may be, responsibilities under this Agreement.

        (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Lock Up Storage Centers Non-Pooled Subordinate
Noteholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) Lock Up Storage Centers
Non-Pooled Subordinate Noteholder may act solely in its own interests; (iii) the
Lock Up Storage Centers Non-Pooled Subordinate Noteholder does not have any duties to the Holders of any Class of Certificates; and (iv) the Lock Up Storage
Centers Non-Pooled Subordinate Noteholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Lock Up Storage Centers Non-Pooled Subordinate Noteholder or any director, officer, employee, agent or principal thereof for having so acted.

        (d) The Lock Up Storage Centers Non-Pooled Subordinate Noteholder or its
designee (other than the Lock Up Storage Centers Controlling Party) shall be entitled to receive a copy of any notice or report required to be delivered
(upon request or otherwise) by any party hereto to the Controlling Class
Representative or the Lock Up Storage Centers Controlling Party or the Trustee
with respect to the Lock Up Storage Centers Loan Group, other than with respect to any determination of the Fair Value of a Lock Up Storage Centers Pooled
Mortgage Loan pursuant to Section 3.18. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies pursuant to this Section 3.27(d).

        (e) The applicable Master Servicer or the Lock Up Storage Centers
Special Servicer, as the case may be, shall notify the Lock Up Storage Centers
Non-Pooled Subordinate Noteholder or its designee of any proposed release or substitution of collateral for the Lock Up Storage Centers Loan Group, even if such release or substitution is in accordance with the related Mortgage Loan
Documents. Upon determining that a Servicing Transfer Event has occurred with respect to the Lock Up Storage Centers Loan Group in accordance with the definition of "Specially Serviced Mortgage Loan", the applicable Master Servicer shall promptly notify the Lock Up Storage Centers Non-Pooled Subordinate
Noteholder or its designee.

                                     -201-

        (f) Notwithstanding anything to the contrary contained in this
Agreement, the Lock Up Storage Centers Controlling Party shall have the sole right to appoint and remove the Lock Up Storage Centers Special Servicer with or without cause in accordance with Section 3.25.

        (g) The Lock Up Storage Centers Non-Pooled Subordinate Noteholder or its
designee shall be entitled to access to books, records, financial statements or other documents of the related Borrower, shall be given the opportunity to inspect the Lock Up Storage Centers Mortgaged Property or may request the applicable Master Servicer or the Lock Up Storage Centers Special Servicer, as
the case may be, to encourage the related Borrower to reasonably cooperate to provide the Lock Up Storage Centers Non-Pooled Subordinate Noteholder access for its own inspection of any Lock Up Storage Centers Mortgaged Property or such books or records and to discuss the business, financial and other conditions of the related Borrower with the officers, accountants and other representatives of the related Borrower, in each case in accordance with the terms of the Lock Up
Storage Centers Intercreditor Agreement. Each designee of each Lock Up Storage
Centers Non-Pooled Subordinate Noteholder shall be entitled to access to or copies of records and information from the applicable Master Servicer for the
Lock Up Storage Centers Loan Group and/or the Lock Up Storage Centers Special
Servicer to the same extent and under the same conditions as the related Lock Up
Storage Centers Non-Pooled Subordinate Noteholder is entitled to such access or copies under Section 3.15 of this Agreement. In addition, the applicable Master
Servicer shall also deliver to the Lock Up Storage Centers Non-Pooled
Subordinate Noteholder copies of any other documents (other than with respect to any determination of the Fair Value of a Lock Up Storage Centers Pooled Mortgage
Loan pursuant to Section 3.18), including without limitation, property inspection reports and loan servicing statements, all at the sole cost of such
Lock Up Storage Centers Non-Pooled Subordinate Noteholder.

        (h) Notwithstanding anything to the contrary contained in this
Agreement, the Lock Up Storage Centers Non-Pooled Subordinate Noteholder shall have the right to cure defaults under and to purchase the Lock Up Storage
Centers Pooled Mortgage Loan as provided in the related Mortgage Loan Group
Intercreditor Agreement.

        (i) Notwithstanding anything to the contrary contained in this
Agreement, the Lock Up Storage Centers Non-Pooled Subordinate Noteholder shall be entitled to appoint any Person to serve as a representative to exercise on behalf of the Lock Up Storage Centers Non-Pooled Subordinate Noteholder the
rights and powers granted to the Lock Up Storage Centers Non-Pooled Subordinate
Noteholder hereunder or under the related Mortgage Loan Group Intercreditor
Agreement; provided, however, that shall such appointment need not be recognized hereunder unless the Lock Up Storage Centers Non-Pooled Subordinate Noteholder
or such Person shall have delivered or caused to have been delivered to the applicable Master Servicer and the Lock Up Storage Centers Special Servicer a
list of officers or employees of such Person with whom the applicable Master
Servicer and the Lock Up Storage Centers Special Servicer may deal (including their names, titles, work addresses and facsimile numbers).

        SECTION 3.28. Certain Rights and Powers of the JL Holdings Portfolio
                Non-Pooled Subordinate Noteholder and the JL Holdings Portfolio
                Controlling Party.

        The applicable Master Servicer and applicable Special Servicer for the
JL Holdings Portfolio Loan Group shall comply with the provisions of the related
Mortgage Loan Group Intercreditor Agreement that related to providing reports to and consulting with or obtaining the approval of the related Serviced Non-Pooled
Noteholders with respect to various servicing actions.

        SECTION 3.29. Certain Matters Regarding the Serviced Mortgage Loans
                Groups that include PCF Pooled Mortgage Loans.

        (a) With respect to each PCF Mortgage Loan Group, except under the circumstances described below, neither the applicable Master Servicer nor the applicable Special Servicer will be permitted to take (or, in the case of the applicable Special Servicer, if and when appropriate, to consent to the applicable Master Servicer's taking), at any time (whether or not an event of default under the applicable PCF Mortgage Loan Group documents has occurred) any of the actions enumerated in clauses (i) through (xi) Section 3.02(a) of the related Mortgage Loan Group Intercreditor

                                     -202-

Agreement (but only if the applicable Special Servicer is required to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action ), unless the applicable Master Servicer or Special Servicer has notified the related Non-Pooled Subordinate Noteholder of such proposed action in writing, and that Non-Pooled Subordinate Noteholder has not objected in writing within five (5) Business Days (if the Mortgage Loans in the applicable PCF Mortgage
Loan Group are not Specially Serviced Mortgage Loans) or ten (10) Business Days
(if the Mortgage Loans in the applicable PCF Mortgage Loan Group are Specially
Serviced Mortgage Loans) following such Non-Pooled Subordinate Noteholder's having been notified and provided with all information that such Non-Pooled
Subordinate Noteholder reasonably requests with respect to the proposed action;
provided that, in the event that the applicable Master Servicer or Special
Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the applicable related Non-Pooled Subordinate
Noteholder (as a collective whole), the applicable Master Servicer or Special
Servicer may take (or, in the case of the Special Servicer, may consent to the
Master Servicer's taking) any such action without waiting for the related
Non-Pooled Subordinate Noteholder's response.

        (b) Notwithstanding the foregoing, no advice, direction or objection given or made by the applicable Non-Pooled Subordinate Noteholder for a PCF
Mortgage Loan Group may, and the applicable Master Servicer and the applicable
Special Servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment (i) would require, cause or permit such servicer to violate applicable law, any provision of the applicable Mortgage Loan Group
Intercreditor Agreement or the Servicing Standard or (ii) result in an Adverse
REMIC Event with respect to any REMIC Pool or any Adverse Grantor Trust Event with respect to any Grantor Trust Pool or cause the arrangement evidenced by the applicable Mortgage Loan Group Intercreditor Agreement not to be treated as a
"grantor trust" for federal income tax purposes.

        (c) Furthermore, the applicable Master Servicer or the applicable
Special Servicer will not be obligated to seek approval from the applicable
Non-Pooled Subordinate Noteholder for a PCF Mortgage Loan Group for any actions to be taken by such servicer with respect to the workout or liquidation of such
PCF Mortgage Loan Group if (i) the applicable Master Servicer or Special
Servicer has notified the applicable Non-Pooled Subordinate Noteholder in writing of various actions that the applicable Master Servicer or Special
Servicer proposes to take with respect to the workout or liquidation of the related Non-Pooled Subordinate Loan and (ii) for 90 days following the first such notice, the applicable related Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable Master Servicer or Special Servicer considers to be consistent with the Servicing Standard.

        (d) Notwithstanding the foregoing, the Non-Pooled Subordinate Noteholder of any PCF Mortgage Loan Group will not have the rights otherwise described in
(a) above for so long as a PCF Change of Control Event exists with respect to that PCF Mortgage Loan Group.

        (e) Notwithstanding anything to the contrary contained in this
Agreement, the related Non-Pooled Subordinate Noteholder for each PCF Mortgage
Loan Group shall also have the right to cure defaults under and to purchase the related Pooled Mortgage Loan as provided in the related Mortgage Loan Group
Intercreditor Agreement.

        (f) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) each of the PCF Non-Pooled Subordinate Noteholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) each PCF Non-Pooled Subordinate
Noteholder may act solely in its own interests; (iii) each PCF Non-Pooled
Subordinate Noteholder does not have any duties to the Holders of any Class of
Certificates; and (iv) each PCF Non-Pooled Subordinate Noteholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against any PCF Non-Pooled Subordinate Noteholder or any director, officer, employee, agent or principal thereof for having so acted.

        (g) Any PCF Non-Pooled Subordinate Noteholder shall be entitled to receive a copy of any notice or report required to be delivered (upon request or otherwise) by any party hereto to the Controlling Class Representative or the
Trustee with respect to any related PCF Mortgage Loan Group, other than with respect to any determination of the

                                     -203-

Fair Value of a PCF Pooled Mortgage Loan pursuant to Section 3.18. Any party delivering such a copy shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies pursuant to this Section 3.29(g).

        (h) The applicable Master Servicer or applicable Special Servicer, as the case may be, shall notify the applicable PCF Non-Pooled Subordinate
Noteholder of any proposed transfer of an interest in a related Mortgaged
Property or release or substitution of collateral for the related PCF Mortgage
Loan Group, even if such transfer, release or substitution is in accordance with the related Mortgage Loan Documents. Upon determining that a Servicing Transfer
Event has occurred with respect to the applicable PCF Mortgage Loan Group in accordance with the definition of "Specially Serviced Mortgage Loan", the applicable Master Servicer shall promptly notify the applicable PCF Non-Pooled
Subordinate Noteholder.

        (i) Notwithstanding anything to the contrary contained in this
Agreement, each PCF Non-Pooled Subordinate Noteholder shall be entitled to appoint any Person to serve as a representative to exercise on behalf of such
PCF Non-Pooled Subordinate Noteholder the rights and powers granted to such PCF
Non-Pooled Subordinate Noteholder hereunder or under the related Mortgage Loan
Group Intercreditor Agreement; provided, however, that shall such appointment need not be recognized hereunder unless such PCF Non-Pooled Subordinate
Noteholder or such Person shall have delivered or caused to have been delivered to the applicable Master Servicer and the applicable Special Servicer a list of officers or employees of such Person with whom the applicable Master Servicer and the applicable Special Servicer may deal (including their names, titles, work addresses and facsimile numbers).

        SECTION 3.30. Matters Related to the Class A-4FL Swap Contract.

        (a) The Trustee, not in its individual capacity but solely in its capacity as Trustee on behalf of the Trust, is hereby directed to execute and deliver the Class A-4FL Swap Contract in the name of the Trust on the Closing
Date. Subject to subsection (k) and subsection (m), the Trustee shall enforce in a commercially reasonable manner the terms of the Class A-4FL Swap Contract, including, without limiting the generality of the foregoing, the terms of the
Schedule to the related ISDA Master Agreement and the Credit Support Annex to
such Schedule.

        (b) On or before the Closing Date, Wells Fargo Bank, National
Association or its successor as Master Servicer shall establish and maintain a separate account (such account, the "Master Servicer Floating Rate Sub-Account")
for the benefit of the Class A-4FL Certificateholders, which account may be a sub-account of the Collection Account maintained by such Master Servicer and shall be titled "Wells Fargo Bank, National Association [or the name of any successor thereto], as Master Servicer for LaSalle Bank National Association, as
Trustee for the Holders of Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2005-PWR8, Floating Rate
Account, Class A-4FL". The account that constitutes the Master Servicer Floating
Rate Sub-Account shall be an Eligible Account. Such Master Servicer shall have the exclusive right to withdraw funds from the Master Servicer Floating Rate
Sub-Account. Amounts in the Master Servicer Floating Rate Sub-Account shall be held uninvested.

        (c) On the second Business Day prior to each Distribution Date, based on the reports provided by the Master Servicers or on information that the
Certificate Administrator obtains from the Class A-4FL Swap Counterparty pursuant to the Class A-4FL Swap Contract, the Certificate Administrator shall provide to the Swap Counterparty sufficient information to enable the Swap
Counterparty to calculate the net swap payment, if any, due to the Swap
Counterparty under the Class A-4FL Swap Contract, based upon the projected payment that will be payable on the Class A-4FL REMIC III Regular Interest pursuant to the priorities set forth in Article IV hereof and the Pass-Through
Rate of the Class A-4FL REMIC III Regular Interest and the amount of any
Additional Yield Amounts distributable on the Class A-4FL REMIC III Regular
Interest on such Distribution Date. The Certificate Administrator shall confirm the net swap payment as calculated by the Swap Counterparty and, if the
Certificate Administrator disagrees with such calculation, shall notify the Swap
Counterparty of such disagreement. Not later than the close of business on the second Business Day prior to each Distribution Date, the Certificate
Administrator shall provide written notice to each of the Master Servicers of the net swap payment, if any, required to be made by the Trust to the Class
A-4FL Swap Counterparty with respect to such Distribution Date under the Class
A-4FL Swap Contract, even if no amounts are due to the Class A-4FL Swap

                                     -204-

Counterparty, and the Certificate Administrator shall be deemed to have transferred, and to have directed WFB (or its successor) as Master Servicer to deposit, into the Master Servicer Floating Rate Sub-Account an amount equal to that portion of the amount distributable on the Class A-4FL REMIC III Regular
Interest on the related Distribution Date pursuant to Section 4.01(b) that is equal to such net swap payment. If the amount of the net swap payment, if any, required to be made by the Trust to the Class A-4FL Swap Counterparty with respect to any Distribution Date as set forth in the Certificate Administrator's notice does not exceed the amount that would otherwise constitute the Master
Servicer Remittance Amount for WFB for such Distribution Date, then WFB, not later than 3:00 p.m. on the related Master Servicer Remittance Date, shall, at the direction of the Certificate Administrator, pay to the Swap Counterparty the
portion of interest and other amounts distributable on the Class A-4FL REMIC III
Regular Interest on the related Distribution Date which is equal to such net swap payment. If the amount of the net swap payment, if any, required to be made by the Trust to the Class A-4FL Swap Counterparty with respect to any
Distribution Date as set forth in the Certificate Administrator's notice exceeds the amount that would otherwise constitute the Master Servicer Remittance Amount for WFB for such Distribution Date, then WFB shall provide facsimile notice of the amount of the difference to PAR prior to the opening of business on the
Master Servicer Remittance Date, in which case PAR shall, not later than 3:00
p.m. on the related Master Servicer Remittance Date, remit such difference to the Swap Counterparty on such Master Servicer Remittance Date and subtract such difference from the Master Servicer Remittance Amount being remitted by PAR on such Master Servicer Remittance Date and WFB, not later than 3:00 p.m. on the related Master Servicer Remittance Date, shall, pay to the Swap Counterparty the remaining portion of interest and other amounts distributable on the Class A-4FL
REMIC III Regular Interest on the related Distribution Date which, when added to the difference being remitted by PAR, would equal the net swap payment due from the Trust to the Class A-4FL Swap Counterparty on the related Distribution Date and subtract such amount from the Master Servicer Remittance Amount being remitted by WFB on such Master Servicer Remittance Date. For the avoidance of doubt, the amounts that otherwise constitutes the Master Servicer Remittance
Amounts for the respective Master Servicers for the related Distribution Date shall be reduced by the portion of any such net swap payment that is remitted by such Master Servicer for such Distribution Date. Upon any such payment of any such net swap payment described above for any Distribution Date, an amount equal to such net swap payment shall be deemed to have been distributed on the Class
A-4FL REMIC III Regular Interest (and on the Corresponding REMIC II Regular
Interests) and to have been includible in the amount distributable on the REMIC
I Regular Interests. None of the Trustee, the Certificate Administrator or
either Master Servicer will have any obligation on behalf of the Trust to pay to the Class A-4FL Swap Counterparty any portion of the Class A-4FL Fixed Interest
Distribution unless and until the interest payment on the Class A-4FL REMIC III
Regular Interest is actually received or allocated to the Class A-4FL REMIC III
Regular Interest by the Certificate Administrator.

        (d) On or before the Closing Date, the Certificate Administrator shall establish and maintain a separate account (such account, the "Certificate
Administrator Floating Rate Sub-Account") for the benefit of the Class A-4FL
Certificateholders, which account may be a sub-account of the Distribution
Account maintained by the Certificate Administrator and shall be titled "Wells
Fargo Bank, National Association, as Certificate Administrator on behalf of
LaSalle Bank National Association, as Trustee, in trust for Holders of the Bear
Stearns Commercial Mortgage Securities Trust 2005-PWR8, Floating Rate Account,
Class A-4FL". The account that constitutes the Certificate Administrator
Floating Rate Sub-Account shall be an Eligible Account. The Certificate
Administrator shall have the exclusive right to withdraw funds from the
Certificate Administrator Floating Rate Sub-Account. Promptly upon receipt and in any event not later than each Distribution Date, the Certificate
Administrator shall deposit into the Certificate Administrator Floating Rate
Sub-Account (i) an amount equal to those amounts distributable on the Class
A-4FL REMIC III Regular Interest on the related Distribution Date pursuant to
Section 4.01, net of any portion thereof that represents amounts due to the
Class A-4FL Swap Counterparty in respect of such Distribution Date pursuant to subsection (e) below, and (ii) all amounts received on the Class A-4FL Swap
Contract in respect of such Distribution Date. The Certificate Administrator shall make withdrawals from the Certificate Administrator Floating Rate
Sub-Account in the following order of priority and only for the following purposes:

                (i) to withdraw amounts deposited in the Certificate
        Administrator Floating Rate Sub-Account in error and pay such amounts to the Persons entitled thereto;

                                     -205-

                (ii) to make distributions to the Holders of the Class A-4FL
        Certificates pursuant to Section 4.01(b);

                (iii) to withdraw any termination payments made by the Class
        A-4FL Swap Counterparty and use such payments to purchase a replacement
        Class A-4FL Swap Contract, if applicable;

                (iv) to pay the costs and expenses incurred by the Trustee in connection with enforcing the rights of the Trust under the Class A-4FL
        Swap Contract and/or the Class A-4FL Swap Guarantee; and

                (v) to clear and terminate the Certificate Administrator
        Floating Rate Sub-Account upon a termination of this Agreement pursuant to Section 9.01.

        (e) The parties acknowledge that the Trust is not required to make any termination payment to the Swap Counterparty at any time.

        (f) The Trustee and the Certificate Administrator shall be entitled to conclusively rely on the report from the Swap Counterparty that specifies LIBOR for any Interest Accrual Period.

        (g) Subject to subsection (h) below, if a Class A-4FL Rating Agency
Trigger Event occurs, the Trustee will enforce in a commercially reasonable manner the Trust's rights to the Class A-4FL Swap Counterparty's obligations to post collateral, find a replacement swap counterparty or find an acceptable guarantor or otherwise take action acceptable to the Rating Agencies that would cure such Class A-4FL Rating Agency Trigger Event.

        (h) If the Swap Counterparty is required to post collateral pursuant to the Class A-4FL Swap Contract, the Trustee shall establish an account (or, shall direct the Certificate Administrator to establish such account), which shall be an Eligible Account (the "Class A-4FL Swap Counterparty Collateral Account").
The Trustee shall deposit all collateral received from the Class A-4FL Swap
Counterparty under the Credit Support Annex (as defined in the Class A-4FL Swap
Contract) of the Class A-4FL Swap Contract into the Swap Counterparty Collateral
Account. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Class A-4FL Swap Counterparty Collateral
Account shall be (i) for application to obligations of the Class A-4FL Swap
Counterparty under the Class A-4FL Swap Contract if such Class A-4FL Swap
Contract becomes subject to early termination or upon default by the Class A-4FL
Swap Counterparty or (ii) to return collateral to the Class A-4FL Swap
Counterparty when and as required by the Class A-4FL Swap Contract. The Trustee or Certificate Administrator, as applicable, agrees to give the Class A-4FL Swap
Counterparty prompt notice if it obtains knowledge that the Class A-4FL Swap
Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of the Class A-4FL Swap Counterparty Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Funds credited to the Class A-4FL Swap Counterparty Collateral
Account shall be applied as contemplated in the Class A-4FL Swap Contract.
Subject to the terms of the Class A-4FL Swap Contract, proceeds of liquidation of any collateral in the Class A-4FL Swap Counterparty Collateral Account (if
the Class A-4FL Swap Contract becomes subject to early termination or upon default by the Swap Counterparty) shall be deposited in the Distribution Account for application as applicable.

        (i) In connection with any amendment to the Class A-4FL Swap Contract, the Trustee agrees that it will take direction from the Depositor in respect of any such amendments to the Class A-4FL Swap Contract.

        (j) If the Class A-4FL Swap Contract becomes subject to early termination due to the occurrence of an event of default or a termination event thereunder, the Certificate Administrator on behalf of the Trustee shall promptly provide written notice to the Holders of the Class A-4FL Certificates and the Trustee shall take such commercially reasonable actions (following the expiration of any applicable grace period), unless directed in writing by the
Certificateholders evidencing, in the aggregate, not less than 25% of the Voting
Rights of the Class A-4FL Certificates, to enforce the rights of the Trust under the Class A-4FL Swap Contract as may be permitted by the terms of the Class
A-4FL Swap Contract and consistent with the terms hereof, and shall apply the proceeds collected from the Class A-4FL Swap

                                     -206-

Counterparty in connection with any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by the Class A-4FL
Swap Counterparty) to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms acceptable to the Rating
Agencies. The Trustee shall be permitted to retain and rely upon investment banking firms of national reputation in connection with identifying and entering into any replacement interest rate swap contracts. Each Rating Agency shall confirm in writing that the execution and delivery of any proposed replacement interest rate swap contract will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract will exceed the sum of the net proceeds of the liquidation of the Class A-4FL Swap
Contract, a replacement interest rate Class A-4FL Swap Contract shall not be entered into. Prior to the application of any proceeds in accordance with the terms of this paragraph, such proceeds shall be deposited in a segregated trust account, which shall be an Eligible Account, established by the Certificate
Administrator and identified as held in trust for the benefit of the
Certificateholders of the Class A-4FL Certificates. Any proceeds of the liquidation of the Class A-4FL Swap Contract which exceed the costs attributable to entering into a replacement interest rate swap contract (or if no replacement interest rate swap contract is entered into) shall be deposited into the
Certificate Administrator Floating Rate Sub-Account and shall be distributed to the Holders of the Class A-4FL Certificates.

        (k) The Trustee shall not be required to expend any amounts in connection with enforcing the rights of the Trust under the Class A-4FL Swap
Contract or entering into a replacement interest rate swap contract to the extent amounts are not available (or, in the Trustee's sole discretion, reasonably anticipated to be available) in Grantor Trust A-4FL.

        (l) As long as the Class A-4FL Swap Contract is in effect, each beneficial owner of a Class A-4FL Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code or any person investing on behalf of or with plan assets of such employee benefit plan or plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

        (m) Notwithstanding anything herein to the contrary, any enforcement expenses incurred by the Trustee under this Section 3.30 shall be paid by
Grantor Trust A-4FL, and not by any other trust hereunder, but only upon the
Trustee's determination that such expenses cannot be recovered from the Class
A-4FL Swap Counterparty, the Class A-4FL Swap Guarantor or any proceeds due under the Class A-4FL Swap Contract or the Class A-4FL Swap Guarantee. Factors
that the Trustee may consider when making a recoverability determination with respect to the reimbursement of such expenses include, but are not limited to,
(i) the financial condition of the Class A-4FL Swap Counterparty and the Class
A-4FL Swap Guarantor and (ii) the likelihood that the Class A-4FL Swap
Counterparty or the Class A-4FL Swap Guarantor will make such reimbursements in the event the Trustee pursues appropriate legal action or other commercially reasonable enforcement and collection measures.

                                     -207-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

        SECTION 4.01. Distributions.

        (a) On each Distribution Date, the Certificate Administrator shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date:

                (1) to make distributions of interest to the Holders of the respective Classes of the Senior REMIC III Regular Interests, up to an
        amount equal to, and pro rata as among such Holders such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                (2) to make distributions of principal to the Holders of the respective Classes of Class A Senior REMIC III Regular Interests,
        allocable as among such Holders of such Classes as provided below, up to an amount (not to exceed the aggregate Class Principal Balance of such
        Classes outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

                (3) to make distributions to the Holders of the respective
        Classes of Class A Senior REMIC III Regular Interests, up to an amount equal to, pro rata as among such Holders of such Classes in accordance with, and in reimbursement of, all Realized Losses and Additional Trust
        Fund Expenses, if any, previously allocated to each such Class pursuant to Section 4.04(a) and not previously reimbursed.

                (4) to make distributions of interest to the Holders of the
        Class A-J Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (5) after the Class Principal Balances of the Class A Senior
        REMIC III Regular Interests have been reduced to zero, to make distributions of principal to the Holders of the Class A-J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date)
        equal to the entire Principal Distribution Amount for such Distribution
        Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A Senior REMIC III Regular Interests
        pursuant to clause (2) above);

                (6) to make distributions to the Holders of the Class A-J
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (7) to make distributions of interest to the Holders of the
        Class B Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (8) after the Class Principal Balance of the Class A-J
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                                     -208-

                (9) to make distributions to the Holders of the Class B
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (10) to make distributions of interest to the Holders of the
        Class C Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (11) after the Class Principal Balance of the Class B
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (12) to make distributions to the Holders of the Class C
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (13) to make distributions of interest to the Holders of the
        Class D Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (14) after the Class Principal Balance of the Class C
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (15) to make distributions to the Holders of the Class D
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (16) to make distributions of interest to the Holders of the
        Class E Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (17) after the Class Principal Balance of the Class D
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (18) to make distributions to the Holders of the Class E
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (19) to make distributions of interest to the Holders of the
        Class F Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                                     -209-

                (20) after the Class Principal Balance of the Class E
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (21) to make distributions to the Holders of the Class F
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (22) to make distributions of interest to the Holders of the
        Class G Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (23) after the Class Principal Balance of the Class F
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (24) to make distributions to the Holders of the Class G
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (25) to make distributions of interest to the Holders of the
        Class H Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (26) after the Class Principal Balance of the Class G
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (27) to make distributions to the Holders of the Class H
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (28) to make distributions of interest to the Holders of the
        Class J Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (29) after the Class Principal Balance of the Class H
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                                     -210-

                (30) to make distributions to the Holders of the Class J
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (31) to make distributions of interest to the Holders of the
        Class K Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (32) after the Class Principal Balance of the Class J
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (33) to make distributions to the Holders of the Class K
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (34) to make distributions of interest to the Holders of the
        Class L Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (35) after the Class Principal Balance of the Class K
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (36) to make distributions to the Holders of the Class L
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (37) to make distributions of interest to the Holders of the
        Class M Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (38) after the Class Principal Balance of the Class L
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (39) to make distributions to the Holders of the Class M
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (40) to make distributions of interest to the Holders of the
        Class N Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                                     -211-

                (41) after the Class Principal Balance of the Class M
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (42) to make distributions to the Holders of the Class N
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (43) to make distributions of interest to the Holders of the
        Class P Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (44) after the Class Principal Balance of the Class N
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (45) to make distributions to the Holders of the Class P
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

                (46) to make distributions of interest to the Holders of the
        Class Q Certificates, up to an amount equal to all Distributable
        Certificate Interest in respect of such Class of Certificates for such
        Distribution Date and, to the extent not previously paid, for all prior
        Distribution Dates, if any;

                (47) after the Class Principal Balance of the Class P
        Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount
        (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance REMIC III Regular Interests pursuant to any prior clause of this Section 4.01(a));

                (48) to make distributions to the Holders of the Class Q
        Certificates, up to an amount equal to, and in reimbursement of, all
        Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed; and

                (49) to make distributions to the Holders of the Class R
        Certificates, up to an amount equal to the excess, if any, of (A) the
        Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the other Classes of
        Certificates on such Distribution Date pursuant to the prior clauses of this Section 4.01(a).

        Any distributions of interest made with respect to the Class X-1
Certificates or the Class X-2 Certificates on any Distribution Date pursuant to clause (1) above shall be deemed to have been allocated among the respective
REMIC III Components of such Class of Certificates on a pro rata basis in accordance with the respective amounts of Accrued Component Interest for such
REMIC III Components for such Distribution Date.

                                     -212-

        On each Distribution Date prior to the earlier of (a) any Class A
Principal Distribution Cross-Over Date and (b) the Final Distribution Date, the
Certificate Administrator shall allocate the aggregate distributions of principal on the Class A Senior REMIC III Regular Interests contemplated by clause (2) above to the Holders of the respective Classes of the Class A Senior
REMIC III Regular Interests in the following amounts and order of priority (in each case to the extent of the remaining unallocated portion of such aggregate distributions of principal):

                (A) first, to the Holders of the Class A-AB Certificates, an amount equal to the lesser of (1) the Principal Distribution Amount for such Distribution Date, and (2) an amount sufficient to reduce the Class
        Principal Balance of the Class A-AB Certificates to the Class A-AB
        Planned Principal Balance for such Distribution Date;

                (B) second, to the Holders of the Class A-1 Certificates, an amount equal to the lesser of (1) the Principal Distribution Amount for such Distribution Date, reduced by any portion of such amount that is allocable to reduce the Class Principal Balance of the Class A-AB
        Certificates to the Class A-AB Planned Principal Balance for such
        Distribution Date as described in the immediately preceding clause (A), and (2) the Class Principal Balance of the Class A-1 Certificates
        immediately prior to such Distribution Date;

                (C) third, to the Holders of the Class A-2 Certificates, an amount equal to the lesser of (1) the Principal Distribution Amount for such Distribution Date, reduced by any portions of such amount that are allocable to reduce the Class Principal Balance of the Class A-AB
        Certificates to the Class A-AB Planned Principal Balance for such
        Distribution Date as described in the immediately preceding clause (A)
        and/or any portion of such amount that is allocable to the Class A-1
        Certificates as described in the immediately preceding clause (B) and
        (2) the Class Principal Balance of the Class A-2 Certificates
        immediately prior to such Distribution Date;

                (D) fourth, to the Holders of the Class A-3 Certificates, an amount equal to the lesser of (1) the Principal Distribution Amount for such Distribution Date, reduced by any portions of such amount that are allocable to reduce the Class Principal Balance of the Class A-AB
        Certificates to the Class A-AB Planned Principal Balance for such
        Distribution Date as described in the immediately preceding clause (A)
        and/or any portion of such amount that is allocable to the Class A-1 and/or Class A-2 Certificates as described in the immediately preceding clauses (B) and (C) and (2) the Class Principal Balance of the Class A-3
        Certificates immediately prior to such Distribution Date;

                (E) fifth, to the Holders of the Class A-AB Certificates, an amount (in addition to the amount otherwise allocated and distributable to them as set forth in clause (A) above) equal to the lesser of (1) the
        Principal Distribution Amount for such Distribution Date, reduced by any portions of such amount that are allocable to reduce the Class Principal
        Balance of the Class A-AB Certificates to the Class A-AB Planned
        Principal Balance for such Distribution Date as described in the immediately preceding clause (A) and/or any portion of such amount that is allocable to the Class A-1, Class A-2 and/or Class A-3 Certificates
        as described in the immediately preceding clauses (B), (C) and (D) and
        (2) the Class Principal Balance of the Class A-AB Certificates
        immediately after the allocation described in clause (A) above; and

                (F) finally, after the Class Principal Balances of the Class
        A-1, Class A-2, Class A-3 and Class A-AB Certificates have been reduced to zero, to the Holders of the Class A-4 Certificates and to the Trustee
        as the holder of the Class A-4FL REMIC III Regular Interest, pro rata according to their respective Class Principal Balances immediately prior to such Distribution Date in an aggregate amount equal to the lesser of
        (1) the Principal Distribution Amount for such Distribution Date, reduced by any portions of such amount that are allocable to reduce the
        Class Principal Balance of the Class A-AB Certificates to the Class A-AB
        Planned Principal Balance for such Distribution Date as described in the immediately preceding clause (A) and/or any portion of such amount that is allocable to the Class A-1, Class A-2, Class A-3 and/or Class A-AB
        Certificates as described in the immediately preceding clauses (B), (C),
        (D) and (E) and (2) the aggregate of the Class Principal

                                     -213-

        Balances of the Class A-4 Certificates and the Class A-4FL REMIC III
        Regular Interest immediately prior to such Distribution Date.

On each Distribution Date coinciding with or following the Class A Principal
Distribution Cross-Over Date, and in any event on the Final Distribution Date, the Certificate Administrator shall allocate the aggregate distributions of principal on the Class A Senior REMIC III Regular Interests contemplated by clause (2) above to the Holders of the respective Classes thereof on a pro rata basis in accordance with their respective Class Principal Balances immediately prior to such Distribution Date, in each case up to the Class Principal Balance of such Class.

        (b) On each Distribution Date, the Certificate Administrator shall distribute the Class A-4FL Available Funds for such Distribution Date to the
Holders of record of the Class A-4FL Certificates as of the related Record Date in the following amounts and order of priority: (i) the Class A-4FL Interest
Distribution Amount, (ii) the Class A-4FL Principal Distribution Amount, (iii)
only if the Class A-4FL Swap Contract has been terminated and no replacement
Class A-4FL Swap Contract has been entered into, any Additional Yield Amounts that were allocated to the Class A-4FL REMIC III Regular Interest and (iv) to
pay to the Holders of the Class A-4FL Certificates any remaining portion of such
Class A-4FL Available Funds. No Holder of a Class A-4FL Certificate shall be entitled to receive any portion of any Additional Yield Amount distributed on the Class A-4FL REMIC III Regular Interest unless the Class A-4FL Swap Contract has been terminated and no replacement Class A-4FL Swap Contract has been entered into. Such amount shall be payable to the Class A-4FL Swap Counterparty pursuant to the terms of the Class A-4FL Swap Contract. Following any Class
A-4FL Swap Default under the Class A-4FL Swap Contract or other default or event of termination of the Class A-4FL Swap Contract, and during the period when the
Trustee is pursuing remedies under such Class A-4FL Swap Contract until such time as the conditions giving rise to such Class A-4FL Swap Default or other default have been cured or after the date when the Trustee has terminated the
Class A-4FL Swap Contract without a replacement Class A-4FL Swap Contract, the
Class A-4FL Interest Distribution Amount for the Class A-4FL Certificates for
each Distribution Date shall equal the amount of Distributable Certificate
Interest for the Class A-4FL REMIC III Regular Interest for such Distribution
Date. Any such Class A-4FL Swap Default, other default or event of termination, and the consequent change to a fixed Pass-Through Rate shall not constitute a default under this Agreement. To the extent required by The Depository Trust
Company, a Class A-4FL Swap Default may result in a delay in the distribution of amounts payable to the Holders of the Class A-4FL Certificates and such delay will not constitute a default under this Agreement nor result in the accrual of interest on such delayed payment and no party hereto shall be obligated to advance such amounts. Notwithstanding the foregoing, to the extent provided in the Class A-4FL Swap Contract, the Class A-4FL Swap Counterparty will remain liable for such Class A-4FL Swap Default or other default or event of termination to the extent provided for in the Class A-4FL Swap Contract.

        (c) Funds on deposit in the Distribution Account on each Distribution
Date that represent Prepayment Premiums or Yield Maintenance Charges Received by
the Trust with respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan
during the related Collection Period, in each case net of any Liquidation Fees payable therefrom, shall be distributable as follows. On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account and distribute to the Holders of each Class of the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G and/or Class H Certificates to whom the Certificate Administrator is to make a distribution in respect of principal pursuant to Section 4.01(a), and/or to the Trustee as the holder of the Class A-4FL REMIC III Regular Interest if the Certificate Administrator is to make a distribution thereto in respect of principal pursuant to Section 4.01(a), an amount equal to the product of (i) the full amount of the funds representing each respective Prepayment Premium or
Yield Maintenance Charge Received by the Trust with respect to any Pooled
Mortgage Loan or REO Pooled Mortgage Loan during the related Collection Period, in each case net of any Liquidation Fees payable therefrom, multiplied by (ii) a fraction (which in no event may be greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Certificates or of the Class A-4FL REMIC III Remittance Rate for
the Class A-4FL REMIC III Regular Interest (as the case may be) for the Interest
Accrual Period related to such Distribution Date over the relevant Discount
Rate, and the denominator of which is equal to the excess, if any, of the
Mortgage Rate for such Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the
case may be, over the relevant Discount Rate (provided that if the denominator of such fraction is equal to zero, such fraction shall be deemed to equal 0.0), and further multiplied by (iii) a fraction, the numerator of which

                                     -214-

is equal to the amount of principal to be distributed on such Class of Principal
Balance Certificates or on the Class A-4FL REMIC III Regular Interest (as the
case may be) on such Distribution Date pursuant to Section 4.01(a) and the denominator of which is equal to the aggregate amount of principal to be distributed on the Principal Balance Certificates on such Distribution Date. If such Distribution Date occurs prior to July 2010, the Certificate Administrator shall withdraw from the Distribution Account any funds on deposit in the
Distribution Account that represent the remaining portion of such Prepayment
Premium or Yield Maintenance Charge and distribute (i) 85% of such funds to the
Holders of the Class X-1 Certificates and (ii) 15% of such funds to the Holders of the Class X-2 Certificates. If such Distribution Date occurs in or after July
2010, the Certificate Administrator shall withdraw from the Distribution Account any funds on deposit in the Distribution Account that represent the remaining portion of such Prepayment Premium or Yield Maintenance Charge and distribute
100% of such funds to the Holders of the Class X-1 Certificates. Any funds distributed on a Class of Certificates or the Class A-4FL REMIC III Regular
Interest in respect of any Prepayment Premium or Yield Maintenance Charge
pursuant to this Section 4.01(c) shall constitute an "Additional Yield Amount"
for such Class. For so long as the Swap Contract relating to the Class A-4FL
Certificates is in effect, any portion of any Additional Yield Amount allocated and paid on the Class A-4FL REMIC III Regular Interest shall thereupon be paid to the Swap Counterparty pursuant to the terms of such Swap Contract. After the date (if any) on which the Swap Contract relating to the Class A-4FL
Certificates ceases to be in effect, any portion of any Additional Yield Amount allocated and paid on the Class A-4FL REMIC III Regular Interest shall thereupon be paid to the Holders of the Class A-4FL Certificates.

        For purposes of the immediately preceding paragraph, the relevant
"Discount Rate" in connection with any Prepayment Premium or Yield Maintenance
Charge collected on any prepaid Pooled Mortgage Loan or REO Pooled Mortgage Loan and distributable on any Distribution Date shall be a rate per annum equal to
(i) if a discount rate was used in the calculation of the applicable Prepayment
Premium or Yield Maintenance Charge pursuant to the terms of the relevant Pooled
Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, such discount rate (as reported by the applicable Master Servicer), converted (if necessary)
to a monthly equivalent yield, or (ii) if a discount rate was not used in the calculation of the applicable Prepayment Premium or Yield Maintenance Charge pursuant to the terms of the relevant Pooled Mortgage Loan or REO Pooled
Mortgage Loan, as the case may be, the yield calculated by the linear interpolation of the yields (as reported under the heading "U.S. Government
Securities/Treasury Constant Maturities" in Federal Reserve Statistical Release
H.15 (519) published by the Federal Reserve Board for the week most recently ended before the date of the relevant prepayment (or deemed prepayment) of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the related Maturity Date (or, in the case of a Pooled
Mortgage Loan that is, or an REO Pooled Mortgage Loan that was, an ARD Mortgage
Loan, the related Anticipated Repayment Date), such interpolated yield converted to a monthly equivalent yield. If Federal Reserve Statistical Release H.15 (519)
is no longer published, the Certificate Administrator shall select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities.

        Any Additional Yield Amount distributed in respect of the Class X-1
Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective REMIC III Components of the Class X-1 Certificates,
on a pro rata basis in accordance with the respective amounts by which the
Component Notional Amounts of such REMIC III Components were reduced on such
Distribution Date by deemed distributions of principal pursuant to Section
4.01(i). Any Additional Yield Amount distributed in respect of the Class X-2
Certificates on any Distribution Date shall be deemed to have been distributed in respect of the respective REMIC III Components of the Class X-2 Certificates,
on a pro rata basis in accordance with the respective amounts by which the
Component Notional Amounts of such REMIC III Components were reduced on such
Distribution Date by deemed distributions of principal pursuant to Section
4.01(i) or, in the absence of any such reduction, in accordance with the
Component Notional Amount of such REMIC III Components.

        (d) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts then on deposit in the Class
V Sub-Account of the Distribution Account that represent Post-ARD Additional
Interest collected or deemed collected in respect of the Pooled Mortgage Loans that are ARD Mortgage Loans (or any successor REO Mortgage Loans with respect thereto) during the related Collection Period and shall distribute such amounts to the Holders of the Class V Certificates.

                                     -215-

        (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Except as otherwise provided below, all such distributions with respect to each
Class of Certificates on each Distribution Date shall be made to the
Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent
Distribution Dates), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance
Certificate, without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate pursuant to Section 4.04(a)) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate
Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a
Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense
previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate
Register or to any other address of which the Certificate Administrator was subsequently notified in writing. If such check is returned to the Certificate
Administrator, then the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Certificate Administrator shall be set aside by the Certificate
Administrator and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the
Certificate Administrator has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Certificate Administrator shall, subject to applicable law, distribute the unclaimed funds to the Class R Certificateholders.

        (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the
Certificate Administrator, the Certificate Registrar, the Depositor, the Special
Servicers or the Master Servicers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Certificate
Administrator and the Depositor shall perform their respective obligations under each of the Letter of Representations among the Depositor, the Certificate
Administrator and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates, a copy of which Letters of
Representation are attached hereto as Exhibit B.

        (g) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

        (h) Except as otherwise provided in Section 9.01, whenever the
Certificate Administrator receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to such Class of Certificates pursuant to Section
4.04(a)) will be made on the next Distribution Date, the Certificate
Administrator shall, no later than the second Business Day prior to such
Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

                                     -216-

                (i) the Certificate Administrator expects that the final
        distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such
        Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the
Certificates as to which notice has been given pursuant to this Section 4.01(g)
shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Certificate Administrator shall, subject to applicable law, distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject thereto.

        (i) Notwithstanding any other provision of this Agreement, the
Certificate Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the
Code. The consent of Certificateholders shall not be required for such withholding. If the Certificate Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any
Certificateholder pursuant to federal withholding requirements, the Certificate
Administrator shall indicate the amount withheld to such Certificateholders.

        (j) All distributions made in respect of each Class of Principal Balance
REMIC III Regular Interests on each Distribution Date (including the Final
Distribution Date) pursuant to Section 4.01(a) or Section 4.01(b) shall be deemed to have first been distributed from REMIC II to REMIC III with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Principal
Balance REMIC III Regular Interests; and all distributions made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to
Section 4.01(a) or Section 4.01(b), and allocable to any particular REMIC III
Component of such Class of Principal Balance REMIC III Regular Interests, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such REMIC III Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal, of additional interest (in the form of one or more Additional Yield Amounts) or in reimbursement of any
Realized Losses and Additional Trust Fund Expenses previously allocated to such
Class of Principal Balance REMIC III Regular Interests, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence (and, if applicable the next paragraph) shall be deemed to also be, respectively, a distribution of accrued interest, of principal, of additional interest (in the form of one or more Additional Yield Amounts) or in reimbursement of any Realized Losses and Additional Trust Fund Expenses
previously allocated to REMIC III in respect of such REMIC II Regular Interest.

        If two or more REMIC II Regular Interests are all Corresponding REMIC II
Regular Interests with respect to the same Class of Principal Balance REMIC III
Regular Interests (such as but not limited to the group of REMIC II Regular
Interests consisting of REMIC II Regular Interest A-1-1, REMIC II Regular
Interest A-1-2 and REMIC II Regular Interest A-1-3), then (i) deemed distributions of accrued interest made on such REMIC II Regular Interests shall be allocated among such REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts of accrued interest deemed payable on each such REMIC II Regular Interest for the subject Distribution Date;

                                     -217-

(ii) deemed distributions of principal made on such REMIC II Regular Interests shall be allocated sequentially to such REMIC II Regular Interests in ascending order of the numerical portion of their alphanumeric designations that follows the portion thereof that is the same as the alphabetic or alphanumeric designation of the Class of Principal Balance REMIC III Regular Interests for
which such REMIC II Regular Interests constitute Corresponding REMIC II Regular
Interests (for example, in the case of the group of REMIC II Regular Interests consisting of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2
and REMIC II Regular Interest A-1-3, first, to REMIC II Regular Interest A-1-1;
second, to REMIC II Regular Interest A-1-2; and, third, to REMIC II Regular
Interest A-1-3), in each case until the Uncertificated Principal Balance of such
REMIC II Regular Interest is reduced to zero; (iii) deemed distributions of additional interest (in the form of one or more Additional Yield Amounts) made on such REMIC II Regular Interests shall be allocated among such REMIC II
Regular Interests on a pro rata basis in accordance with the respective amounts of principal allocated to each such REMIC II Regular Interest pursuant to the immediately preceding clause (ii) for the subject Distribution Date; and (iv)
deemed distributions in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made on such REMIC II Regular Interests, shall be allocated among such REMIC II Regular Interests on a pro rata basis in accordance with the respective amounts deemed reimbursable with respect thereto for the subject Distribution Date.

        The actual distributions made by the Certificate Administrator on each
Distribution Date in respect of the REMIC III Regular Interests pursuant to
Section 4.01(a) or Section 4.01(b), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular
Interests on such Distribution Date pursuant to this Section 4.01(i).
Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(i), actual distributions of funds from the
Distribution Account shall be made only in accordance with Section 4.01(a) or
Section 4.01(b), as applicable.

        (k) On each Distribution Date, including the Final Distribution Date, the Available Distribution Amount for such date shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular
Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

                (i) as deemed distributions of interest with respect to all the
        REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest with respect to each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution
        Dates;

                (ii) as deemed distributions of principal with respect to all the REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, as to each REMIC I Regular Interest, the portion of the
        Principal Distribution Amount for such Distribution Date attributable to the related Pooled Mortgage Loan(s) or REO Pooled Mortgage Loan(s); and

                (iii) as deemed distributions with respect to all the REMIC I
        Regular Interests, up to an amount equal to, pro rata in accordance with, and in reimbursement of, any Realized Losses and Additional Trust
        Fund Expenses previously allocated to each REMIC I Regular Interest
        (with compounded interest).

        The portion of each Prepayment Premium and Yield Maintenance Charge that is distributed to any Class of REMIC III Regular Interests on any Distribution
Date shall, in each case, be deemed to have been distributed from REMIC I to
REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid
Pooled Mortgage Loan or REO Pooled Mortgage Loan, as the case may be, in respect of which such Prepayment Premium or Yield Maintenance Charge was received or deemed received.

        The actual distributions made by the Certificate Administrator on each
Distribution Date in respect of the REMIC III Certificates pursuant to Section
4.01(a) or Section 4.01(b), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular
Interests on such Distribution Date pursuant to this Section 4.01(j).
Notwithstanding the deemed distributions on the REMIC I Regular Interests described in

                                     -218-

this Section 4.01(j), actual distributions of funds from the Distribution
Account shall be made only in accordance with Section 4.01(a) or Section
4.01(b), as applicable.

        SECTION 4.02. Certificate Administrator Reports; Servicer Reporting.

        (a) Certificate Administrator Reports and Information. Based solely on information provided to the Certificate Administrator by the Master Servicers
pursuant to Sections 3.12, 4.02(c) and 4.02(f), the Certificate Administrator
shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request by a Privileged Person who is a Certificateholder or Certificate Owner or by any Privileged Person who cannot receive a copy electronically, by first class mail) to each Privileged Person a statement substantially in the form of, and containing the information set forth in, Exhibit D hereto (the "Certificate Administrator Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Pooled Mortgage Loans and the Mortgaged Properties; provided that the Certificate Administrator need not deliver to the Depositor, the Master Servicers, the Special Servicers, the
Underwriters, the Rating Agencies or the Controlling Class Representative any
Certificate Administrator Report that has been made available to such Person via the Certificate Administrator's internet website as provided below; and
provided, further, that the Certificate Administrator has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06;
and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Certificate Administrator Report shall be deemed to have agreed to keep confidential the information therein until such
Certificate Administrator Report is filed with the Commission.

        On each Distribution Date, the Certificate Administrator shall provide or make available electronically (or, upon request by a Privileged Person who is a Certificateholder or Certificate Owner or by any Privileged Person who cannot receive a copy electronically, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package (other than the CMSA Special Servicer Loan File), to the extent received by the Certificate
Administrator since the prior Distribution Date (or, in the case of the initial
Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the
Commission. Such files and reports shall be so provided or made available such that: (i) in the case of the CMSA Loan Setup File, the CMSA Loan Periodic Update
File, the CMSA Financial File, the CMSA Property File, the CMSA Loan Level
Reserve/LOC Report and the CMSA Reconciliation of Funds Report, such file or report presents information for all of the Pooled Mortgage Loans and/or
Mortgaged Properties (as applicable) without segregation according to the identities of the Master Servicers; and (ii) in the case of the CMSA Delinquent
Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage
Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report,
the CMSA Servicer Watch List, the CMSA Comparative Financial Status Report, the
CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, the
CMSA Special Servicer Loan File and the Realized Loss Report, such report presents information separately tabbed for the Pooled Mortgage Loans and/or
Mortgaged Properties or REO Properties (as applicable) for which each respective
Master Servicer is the applicable Master Servicer.

        The Certificate Administrator shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicers provided for herein, and the Certificate Administrator shall not be in default hereunder due to a delay in providing such information and reports caused by the failure of a
Master Servicer or a Special Servicer to timely deliver any information or reports hereunder. None of the Master Servicers, the Special Servicers or the
Certificate Administrator shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by either Master Servicer, either
Special Servicer or the Certificate Administrator, as applicable. None of the
Certificate Administrator, the Master Servicers or the Special Servicers shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

                                     -219-

        The Certificate Administrator shall make available to the general public each month the related Certificate Administrator Report via its internet website initially located at "www.ctslink.com/cmbs". In addition, the Certificate
Administrator shall make available each month, via its internet website on a restricted basis solely to Privileged Persons, (i) the Unrestricted Servicer
Reports, (ii) the CMSA Bond Level File and the CMSA Collateral Summary File, and
(iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus, this Agreement and each of the Pooled Mortgage Loan Purchase Agreements (including, in each case, all schedules and exhibits thereto). Upon notification by the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the Certificate Administrator shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to any interested person. The Certificate Administrator shall also make available each month, on a restricted basis to any Privileged Person via its internet website, (i) the Restricted Servicer Reports, and (ii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to
Section 15(d) of the Exchange Act, each recipient of information regarding the
Trust on the Certificate Administrator's internet website will be deemed to have agreed to keep confidential such information until such reports are filed with the Commission, and to the extent such information is presented on the
Certificate Administrator's internet website, such website will bear a legend to the following effect: "No recipient shall use or disclose the information contained in this statement/report/file in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities
Exchange Act of 1934 or would require registration of any Non-Registered
Certificates pursuant to Section 5 of the Securities Act of 1933."

        The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor.
In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.

        In connection with providing access to the Certificate Administrator's internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer (provided that such website provides thereon electronic means of fulfilling such registration and acceptance for purposes of obtaining access to Unrestricted Servicer Reports). The Certificate
Administrator shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Certificate Administrator's internet website can be directed to the Certificate Administrator's CMBS customer service desk at (301) 815-6600 or such other number as the Certificate
Administrator may hereinafter specify.

        The Certificate Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Certificate Administrator Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion
(without suggesting liability on the part of any other party hereto).

        (b) Certain Tax-Related Reporting to Certificateholders by the
Certificate Administrator. Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a
Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit D hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Certificate Administrator deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Certificate
Administrator in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the
Code. As soon as practicable following the request of any Certificateholder in writing, the Certificate Administrator shall furnish to such Certificateholder such information regarding the Pooled Mortgage Loans and the Mortgaged
Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Certificate
Administrator. Each of the Master Servicers and the Special Servicers shall promptly provide to the Depositor and the Certificate Administrator such information regarding, in the case of a

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Master Servicer, the Mortgage Loans and the Mortgaged Properties for which it is the applicable Master Servicer and, in the case of a Special Servicer, the
Specially Serviced Mortgage Loans and the Administered REO Properties for which it is the applicable Special Servicer, as the case may be, in any event as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, such Master Servicer or such Special Servicer, as the case may be.

        (c) CMSA Loan Periodic Update Files. Not later than 9:00 a.m. (New York
City time) on the third Business Day following each Determination Date (which is also the second Business Day preceding the related Distribution Date), the
Servicer Report Administrator shall deliver to the Certificate Administrator the
CMSA Loan Periodic Update File, combining information with respect to the Pooled
Mortgage Loans as to which it is the applicable Master Servicer and information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Pooled Mortgage Loans as to which such other Master Servicer is the applicable Master Servicer (as described in the immediately succeeding sentence), without segregation according to the identities of the Master
Servicers, and reflecting information as of the close of business on such
Determination Date (or, in the case of a Non-Trust-Serviced Pooled Mortgage
Loan, as of such other date as of which such information is provided pursuant to the terms of the related Non-Trust Servicing Agreement). Not later than 9:00
a.m. (New York City time) on the second Business Day following each
Determination Date, the Master Servicer that is not the Servicer Report
Administrator shall deliver to the Servicer Report Administrator the CMSA Loan
Periodic Update File with respect to the Pooled Mortgage Loans as to which it is the applicable Master Servicer, reflecting information as of the close of business on such Determination Date (or, in the case of a Non-Trust-Serviced
Pooled Mortgage Loan, as of such other date as of which such information is provided pursuant to the terms of the related Non-Trust Servicing Agreement).
The CMSA Loan Periodic Update File delivered by each Master Servicer as described above shall be in an electronic format that is mutually acceptable to the two Master Servicers and the Certificate Administrator. Each CMSA Loan
Periodic Update File and any written information supplemental thereto shall include such information with respect to the subject Pooled Mortgage Loans that is reasonably required by the Certificate Administrator for purposes of making the calculations and preparing the reports for which the Certificate
Administrator is responsible pursuant to Section 4.01, this Section 4.02,
Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Certificate Administrator from time to time. Such information may be delivered to the Certificate
Administrator by the Servicer Report Administrator and, if applicable, to the
Servicer Report Administrator by the other Master Servicer by electronic mail or in such electronic or other form as may be reasonably acceptable to the two
Master Servicers and the Certificate Administrator.

        Notwithstanding the foregoing, the parties agree that the CMSA Loan
Periodic Update File required to be delivered by each Master Servicer in July
2005 will be based solely upon information generated from actual collections received by such Master Servicer (or, in the case of a Non-Trust-Serviced Pooled
Mortgage Loan, by the related Non-Trust Master Servicer) and from information that the respective Pooled Mortgage Loan Sellers deliver or cause to be delivered to such Master Servicer (including but not limited to information prepared by third-party servicers of the subject Pooled Mortgage Loans with respect to the period prior to the Closing Date). Each Special Servicer shall from time to time (and, in any event, upon request) provide each Master Servicer with such information in its possession regarding the Specially Serviced
Mortgage Loans and Administered REO Properties for which such Special Servicer is the applicable Special Servicer as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such
Master Servicer to the Certificate Administrator.

        (d) CMSA Operating Statement Analysis Report, CMSA Financial Files, CMSA
Comparative Financial Status Reports and CMSA NOI Adjustment Worksheets. The
applicable Master Servicer shall prepare and maintain a CMSA Operating Statement
Analysis Report and a CMSA NOI Adjustment Worksheet with respect to each
Mortgaged Property that secures a Serviced Pooled Mortgage Loan that is not a
Specially Serviced Pooled Mortgage Loan and the applicable Special Servicer shall prepare and maintain a CMSA Operating Statement Analysis Report and a CMSA
NOI Adjustment Worksheet with respect to each Specially Serviced Pooled Mortgage
Loan and Administered REO Property, in each case in accordance with the provisions described below. As to quarterly (that is, not annual) periods, within 105 calendar days after the end of each of the first three calendar quarters (in each year) for the trailing or quarterly information received, commencing with respect to the quarter ending on June 30, 2005, the applicable
Master Servicer (in the case of Mortgaged Properties that secure Serviced Pooled
Mortgage Loans that are not Specially Serviced Mortgage Loans) or the applicable
Special Servicer (in the case of Mortgaged Properties securing Specially
Serviced Mortgaged Loans and Administered REO Properties) shall, based upon the operating statements or rent rolls received (if

                                     -221-

and to the extent received) and covering such calendar quarter, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report and the CMSA Comparative Financial Status Report for each related Mortgaged Property and/or REO Property, using the non-normalized quarterly and normalized year-end operating statements and rent rolls received from the related Borrower. As to annual (that is, not quarterly) periods, not later than the second Business Day following the Determination Date occurring in July of 2005 (for year-end 2004)
and in June of each subsequent year, the applicable Master Servicer (in the case of Mortgaged Properties securing Serviced Pooled Mortgage Loans that are not
Specially Serviced Mortgage Loans) or the applicable Special Servicer (in the case of Mortgaged Properties securing Specially Serviced Mortgage Loans and
Administered REO Properties) shall, based upon the most recently available normalized year-end financial statements and most recently available rent rolls received (if and to the extent received) not less than thirty (30) days prior to such second Business Day, prepare (or, if previously prepared, update) the CMSA
Operating Statement Analysis Report, the CMSA Comparative Financial Status
Report and a CMSA NOI Adjustment Worksheet for each related Mortgaged Property and/or REO Property.

        The Master Servicers and the Special Servicers shall each remit electronically an image (labeled according to the ARCap Naming Convention for
Electronic File Delivery) of each CMSA Operating Statement Analysis Report and/or each CMSA NOI Adjustment Worksheet prepared or updated by it (promptly following initial preparation and each update thereof), together with the underlying operating statements and rent rolls (in an electronic imaged format labeled according to the ARCap Naming Convention for Electronic File Delivery)
to the Controlling Class Representative, the Certificate Administrator (upon request) and, in the case of such a report prepared or updated by a Master
Servicer, the applicable Special Servicer. The Certificate Administrator shall, upon request from the applicable Master Servicer or the applicable Special
Servicer and, to the extent such items have been delivered to the Certificate
Administrator by a Master Servicer or a Special Servicer, deliver to any
Certificateholder or, if the Certificate Administrator has in accordance with
Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of the CMSA Operating Statement Analysis, the CMSA Financial File and the CMSA NOI Adjustment Worksheet (or update thereof) for any Mortgaged Property or REO Property and, if requested, the related operating statement or rent rolls.

        The applicable Master Servicer for a Non-Trust-Serviced Pooled Mortgage
Loan shall deliver information comparable to the above-described information to the same Persons as described above and according to the same time frames as described above, with reasonable promptness following such Master Servicer's receipt of such information from the related Non-Trust Master Servicer under the applicable Non-Trust Servicing Agreement.

        If, with respect to any Performing Serviced Mortgage Loan, the applicable Special Servicer has any questions for the related Borrower based upon the information delivered to the applicable Special Servicer pursuant to
Section 3.12(a) or this Section 4.02(d), the applicable Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer in the Special Servicer's efforts to contact and solicit information from such
Borrower.

        (e) Reporting by the Special Servicers. Not later than 2:00 p.m. (New
York City time) on the first Business Day following each Determination Date, the
General Special Servicer shall prepare and deliver or cause to be delivered to both of the Master Servicers and the Controlling Class Representative, and the
Lock Up Storage Centers Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer for the Lock Up Storage Centers Loan Group,
the Lock Up Storage Centers Non-Pooled Subordinate Noteholder and, upon request, the Controlling Class Representative, the CMSA Special Servicer Loan File with respect to those Specially Serviced Mortgage Loans and Administered REO
Properties for which it is the applicable Special Servicer, providing the required information as of such Determination Date. In addition, each Special
Servicer shall from time to time provide the Master Servicers with such information in such Special Servicer's possession regarding any Specially
Serviced Mortgage Loan or Administered REO Property as may be requested by either Master Servicer and is reasonably necessary for such Master Servicer to prepare each report and any supplemental information required to be provided by such Master Servicer to the Certificate Administrator or (in the case of the
Master Servicer that is not the Servicer Report Administrator) to the Servicer
Report Administrator.

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        (f) Other Reporting by the Master Servicers. Not later than 12:00 noon
(New York City time) on the Business Day immediately preceding each Distribution
Date, the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator a CMSA Financial File, a CMSA Property File and a CMSA Comparative Financial
Status Report, combining information for the Pooled Mortgage Loans and REO
Properties for which it is the applicable Master Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Pooled Mortgage Loans and REO Properties for which such other
Master Servicer is the applicable Master Servicer, without segregation according to the identities of the Master Servicers, and in each case providing the most recent information with respect to the subject Pooled Mortgage Loans and REO
Properties as of the related Determination Date (or, in the case of a
Non-Trust-Serviced Pooled Mortgage Loan, as of such other date as of which such information is provided pursuant to the terms of the related Mortgage Loan Group
Intercreditor Agreement and the related Non-Trust Servicing Agreement) and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name. Not later than 9:00 a.m. (New York City time) on the third Business Day following each Determination Date, the Master Servicer that is not the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Servicer Report
Administrator a CMSA Financial File, a CMSA Property File and a CMSA Comparative
Financial Statement Report, combining information for the Pooled Mortgage Loans and REO Properties for which such Master Servicer is the applicable Master
Servicer and in each case providing the most recent information with respect to the subject Pooled Mortgage Loans and REO Properties as of the related
Determination Date (or, in the case of a Non-Trust-Serviced Pooled Mortgage
Loan, as of such other date as of which such information is provided pursuant to the terms of the related Non-Trust Servicing Agreement) and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name. Each CMSA Financial File, CMSA Property File and CMSA Comparative
Financial Statement Report delivered by a Master Servicer as described above shall be in a computer-readable medium downloadable by the Certificate
Administrator and (if applicable) the Servicer Report Administrator (or, at the
Certificate Administrator's or (if applicable) the Servicer Report
Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis). Notwithstanding the foregoing provisions of this subsection (f), neither Master Servicer shall be required to prepare and/or deliver any of such files or reports with respect to the
Determination Date in July 2005.

        Not later than 12:00 noon (New York City time) on the Business Day immediately preceding each Distribution Date, the Servicer Report Administrator shall deliver or cause to be delivered, with respect to those Pooled Mortgage
Loans and REO Properties as to which it is the applicable Master Servicer, and shall prepare (if any to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator, in a computer-readable medium downloadable by the Certificate Administrator (or, at the Certificate
Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), a CMSA Delinquent Loan Status
Report, a CMSA Historical Loan Modification and Corrected Mortgage Loan Report,
a CMSA Historical Liquidation Report, a CMSA REO Status Report, a CMSA Operating
Statement Analysis Report, a CMSA Comparative Financial Status Report, a CMSA
Servicer Watch List, a CMSA NOI Adjustment Worksheet a CMSA Special Servicer
Loan File and a Realized Loss Report, in each case combining information for the
Pooled Mortgage Loans and REO Properties for which it is the applicable Master
Servicer and the information delivered to the Servicer Report Administrator by the other Master Servicer with respect to the Pooled Mortgage Loans and REO
Properties for which such other Master Servicer is the applicable Master
Servicer but segregated according to the identities of the Master Servicers, in each case providing the most recent information with respect to the subject
Pooled Mortgage Loans and REO Properties as of the related Determination Date
(or, in the case of a Non-Trust-Serviced Pooled Mortgage Loan, as of such other date as of which such information is provided pursuant to the terms of the related Non-Trust Servicing Agreement) and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name.
On the third Business Day following each Determination Date (which date is the
Business Day immediately preceding the related Distribution Date), the Master
Servicer that is not the Servicer Report Administrator, shall prepare (if any to the extent necessary) and deliver or cause to be delivered to the Servicer
Report Administrator, in a computer-readable medium downloadable by the Servicer
Report Administrator (or, at the Servicer Report Administrator's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), a CMSA Delinquent Loan Status Report, a CMSA Historical
Loan Modification and Corrected Mortgage Loan Report, a CMSA Historical
Liquidation Report, a CMSA

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REO Status Report, a CMSA Operating Statement Analysis Report, a CMSA
Comparative Financial Status Report, a CMSA Servicer Watch List, a CMSA NOI
Adjustment Worksheet a CMSA Special Servicer Loan File and a Realized Loss
Report, in each case combining information for the Pooled Mortgage Loans and REO
Properties for which it is the applicable Master Servicer, in each case providing the most recent information with respect to the subject Pooled
Mortgage Loans and REO Properties as of the related Determination Date (or, in the case of a Non-Trust-Serviced Pooled Mortgage Loan, as of such other date as of which such information is provided pursuant to the terms of the related
Non-Trust Servicing Agreement) and, in each case, if applicable, identifying each subject Pooled Mortgage Loan by loan number and property name.
Notwithstanding the foregoing, neither Master Servicer shall be required to prepare and deliver any of such files or reports with respect to the initial
Determination Date following the Closing Date.

        Not later than the first Business Day following each Distribution Date
(which day is the second Business Day following the related Master Servicer
Remittance Date), the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate
Administrator and the Controlling Class Representative an ARCap P&I Advance as
of Remittance Date Report and an ARCap Interest on Advance Reconciliation
Report, each combining information for the Pooled Mortgage Loans for which it is the applicable Master Servicer and the information delivered to the Servicer
Report Administrator by the other Master Servicer with respect to the Pooled
Mortgage Loans for which such other Master Servicer is the applicable Master
Servicer, without segregation according to the identities of the Master
Servicers, and in each case providing the most recent information with respect to the subject Pooled Mortgage Loans as of the Master Servicer Remittance Date
related to such Distribution Date (or, in the case of a Non-Trust-Serviced
Pooled Mortgage Loan, as of such other date as of which such information is provided pursuant to the terms of the related Non-Trust Servicing Agreement).
Not later than each Distribution Date (which day is the first Business Day following the related Master Servicer Remittance Date), the Master Servicer that is not the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Servicer Report
Administrator an ARCap P&I Advance as of Remittance Date Report and an ARCap
Interest on Advance Reconciliation Report, in each case providing the most recent information with respect to the subject Pooled Mortgage Loans as of the
Master Servicer Remittance Date related to such Distribution Date (or, in the case of a Non-Trust-Serviced Pooled Mortgage Loan, as of such other date as of which such information is provided pursuant to the terms of the related
Non-Trust Servicing Agreement).

        Within two Business Days following the end of each calendar month, the
Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Certificate Administrator and the
Controlling Class Representative an ARCap Mortgage Loans Delinquent Report,
combining information for the Pooled Mortgage Loans for which it is the applicable Master Servicer and the information delivered to the Servicer Report
Administrator by the other Master Servicer with respect to the Pooled Mortgage
Loans for which such other Master Servicer is the applicable Master Servicer, without segregation according to the identities of the Master Servicers, and in each case providing the most recent information with respect to the subject
Pooled Mortgage Loans (which shall be the Pooled Mortgage Loans for which a P&I
Advance was made on the preceding P&I Advance Date) as of the end of such calendar month. Within one Business Day following the end of each calendar month, the Master Servicer that is not the Servicer Report Administrator shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Servicer Report Administrator an ARCap Mortgage Loans Delinquent Report
providing the most recent information with respect to the subject Pooled
Mortgage Loans for which such Master Servicer is the applicable Master Servicer
(which shall be the Pooled Mortgage Loans for which such Master Servicer is the applicable Master Servicer and a P&I Advance was made on the preceding Master
Servicer Remittance Date) as of the end of such calendar month.

        Each Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (and any ARCap
P&I Advance as of Remittance Date Report, any ARCap Interest on Advances
Reconciliation Report and any ARCap Mortgage Loans Delinquent Report) prepared by it with respect to the Pooled Mortgage Loans and REO Properties as to which it is the applicable Master Servicer, available each month on such Master
Servicer's internet website only with the use of a password, in which case such
Master Servicer shall provide such password to (i) the other parties to this
Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating
Agencies and the Controlling Class Representative, and (iii) each
Certificateholder and Certificate Owner who requests such password, provided that any such

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Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the Certificate
Administrator (with a copy to such Master Servicer). In connection with providing such access to its internet website, a Master Servicer may require registration and the acceptance of a reasonable disclaimer and otherwise
(subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent a Master Servicer deems necessary or appropriate, conditioning access on execution of a reasonable agreement governing the availability, use and disclosure of such information, and which may provide indemnification to such Master Servicer for any liability or damage that may arise therefrom. For the avoidance of doubt, the foregoing sentence shall not be construed to limit any right to receive information already provided for in this
Agreement.

        If either Master Servicer determines, in its reasonable judgment, that information regarding the Pooled Mortgage Loans and REO Properties for which it is the applicable Master Servicer (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then (i) if the nature of the information is comparable to the information contemplated by the forms of
Restricted Servicer Reports or the applicable Master Servicer otherwise determines that public availability of such information is not appropriate under the circumstances, (A) the applicable Master Servicer shall be entitled to so notify the Certificate Administrator, set forth such information in an additional report (in a format reasonably acceptable to the Certificate
Administrator), deliver such report to the Certificate Administrator simultaneously with the delivery of its reports described in the first paragraph of this Section 4.02(f) and provide to the Certificate Administrator a statement
(for inclusion in the Certificate Administrator Report for the related
Distribution Date or for direct posting to the Certificate Administrator's website, as the case may be) generally describing the type of information provided and to the effect that such information will be made available by the same means and at the same time that the Restricted Servicer Reports are made available with respect to such Distribution Date; and (B) if the information described in the immediately preceding clause (A) is timely received, the
Certificate Administrator shall include such statement in the Certificate
Administrator Report for such Distribution Date (or directly post it to the
Certificate Administrator's internet website) and make such additional report available by the same means and at the same time that the Restricted Servicer
Reports are made available with respect to such Distribution Date; and (ii) if the nature of the information is not as described by clause (i) above, the applicable Master Servicer shall be entitled to so notify the Certificate
Administrator, set forth such information in an additional report (in a format reasonably acceptable to the Certificate Administrator) and deliver such report to the Certificate Administrator simultaneously with the delivery of its reports described in the first paragraph of this Section 4.02(f); and (B) if the information described in the immediately preceding clause (A) is timely received, the Certificate Administrator shall include such additional report in or as an attachment to the Certificate Administrator Report for such
Distribution Date (or directly post it to the Certificate Administrator's internet website). If the applicable Master Servicer or the applicable Special
Servicer for a Serviced Mortgage Loan determines, in its reasonable judgment, that information regarding such Serviced Mortgage Loan, any related Mortgaged
Property or any related REO Property for which it is the applicable Master
Servicer should be disclosed to the related Non-Pooled Noteholders (if any), then such Master Servicer may forward or make such information available to such
Non-Pooled Noteholders.

        (g) Certain General Provisions Regarding Reporting. Certain General
Provisions Regarding Reporting. The applicable Special Servicer shall deliver to the applicable Master Servicer(s) the reports and files required to be delivered pursuant to Section 4.02(d) and Section 4.02(e), the Master Servicer that is not the Servicer Report Administrator shall deliver to the Servicer Report
Administrator the reports and files required to be delivered pursuant to Section
4.02(c), Section 4.02(d) and Section 4.02(f) and the applicable Master
Servicer(s) shall deliver to the Certificate Administrator the reports set forth in Section 4.02(c) and Section 4.02(f), in an electronic format reasonably acceptable to the Special Servicers, the Master Servicers and the Certificate
Administrator. Each Master Servicer may, absent manifest error, conclusively rely on the file to be provided by a Special Servicer pursuant to Section
4.02(e). The Servicer Report Administrator may, absent manifest error, conclusively rely on the reports to be provided by the other Master Servicer pursuant to Section 4.02(c) and Section 4.20(f). The Certificate Administrator
may, absent manifest error, conclusively rely on the reports to be provided by a
Master Servicer pursuant to Section 4.02(c) and Section 4.20(f). To the extent that any report to be prepared and provided to the Certificate Administrator, the Controlling Class Representative and/or (if applicable) the Servicer Report
Administrator by a Master Servicer pursuant to Section 4.02(c) and Section
4.20(f) is dependent on information from a Special Servicer, the other Master
Servicer or a party under a Non-Trust Servicing

                                      225

Agreement, and such Special Servicer, such other Master Servicer or such party under a Non-Trust Servicing Agreement (as the case may be) has not timely provided such information to such Master Servicer, such Master Servicer shall on a timely basis provide to the Certificate Administrator, the Controlling Class
Representative and/or (if applicable) the Servicer Report Administrator, as applicable, as complete a report as the information provided by such Special
Servicer, such other Master Servicer or such party under a Non-Trust Servicing
Agreement (as the case may be) permits and shall promptly update and provide to the Certificate Administrator, the Controlling Class Representative and/or (if
applicable) the Servicer Report Administrator, as applicable, a complete report when such Special Servicer, such other Master Servicer or such party under a
Non-Trust Servicing Agreement (as the case may be) provides such Master Servicer with the requisite missing information; and such Master Servicer shall not be in breach hereunder for so providing an incomplete report under Section 4.02(c) or
Section 4.02(f) under the foregoing circumstances. Furthermore, if any report to be provided to the Certificate Administrator, the Controlling Class
Representative and/or (if applicable) the Servicer Report Administrator by a
Master Servicer pursuant to Section 4.02(c) or Section 4.02(f) was to be prepared by a Special Servicer or the other Master Servicer and delivered to such Master Servicer, such Master Servicer shall not be in breach by reason of any delay in its delivery of such report to the Certificate Administrator, the
Controlling Class Representative and/or (if applicable) the Servicer Report
Administrator, as applicable, by reason of a delay on the part of such Special
Servicer or such other Master Servicer (as the case may be) to deliver such report to such Master Servicer; and such Master Servicer shall deliver as promptly as reasonably practicable to the Certificate Administrator, the
Controlling Class Representative and/or the Servicer Report Administrator, as
applicable, any such report that it receives from such Special Servicer or such other Master Servicer (as the case may be) after the requisite delivery date.

        (h) Order of Presentations. Each report hereunder that comprises part of the CMSA Investor Reporting Package shall, to the extent such report presents information regarding the individual Mortgage Loans and Mortgaged Properties, present such information in ascending order of the loan identification number set forth in the Prospectus.

        (i) Certain Means of Delivery. Except to the extent a form of delivery is specified in this Agreement, if a Master Servicer or Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such Master Servicer or such Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on a Master Servicer's internet website or the
Certificate Administrator's internet website and notifying the Person(s)
entitled to such statement, report or information of such availability.
Notwithstanding the foregoing, the Certificate Administrator, the Trustee and each Special Servicer may each request delivery in paper format of any statement, report or information required to be delivered to the Certificate
Administrator, the Trustee or such Special Servicer, as the case may be, and clause (z) shall not apply to the delivery of any information required to be delivered to the Certificate Administrator, the Trustee or either Special
Servicer, as the case may be, unless the Certificate Administrator, the Trustee or such Special Servicer, as the case may be, consents to such delivery.

        (j) Notwithstanding any other provision of this Agreement to the contrary, the parties hereto shall cause to be delivered to the Controlling
Class Representative the reports and information set forth on Exhibit E-6 hereto in the manner, formats and at the times set forth therein. The intention of this
Section 4.02 is (among other things) to implement the reporting contemplated by such Exhibit E-6. If the Controlling Class Representative and a Special Servicer
are Affiliates of one another, a report delivered to one of them by a Master
Servicer need not also be delivered to the other of them.

        (k) During any period that reports are required to be filed with the
Commission with respect to the Trust pursuant to Section 15(d) of the Exchange
Act, access to information regarding the Trust on a Master Servicer's Internet
Website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

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        (l) No provisions of this Agreement shall be deemed to require a Master
Servicer or Special Servicer to confirm or make any representation regarding the accuracy of (or to be liable or responsible for) any other Person's information or report.

        (m) Each of the Master Servicers shall produce the reports required of it under this Agreement (including those set forth on Exhibit E-6) but shall not be required to (but may upon request) produce any ad hoc non-standard written reports. If a Master Servicer elects to provide any non-standard reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof.

        (n) Notwithstanding anything in this Section 4.02 to the contrary, in preparing and disseminating any of the statements, reports and other information required under this Section 4.02, insofar as such statements, reports and other information relate to a Non-Trust-Serviced Pooled Mortgage Loan or any related
REO Property, the applicable Master Servicer shall be entitled to rely upon the information received by it under the related Mortgage Loan Group Intercreditor
Agreement and/or the related Non-Trust Servicing Agreement; provided that it does not have actual knowledge that any such information received by it is erroneous. In addition, absent knowledge to the contrary, the applicable Master
Servicer, the Servicer Report Administrator and the Certificate Administrator
shall assume that, on each Distribution Date, for so long as a
Non-Trust-Serviced Pooled Mortgage Loan or any successor REO Pooled Mortgage
Loan with respect thereto is part of the Mortgage Pool, an amount at least equal to the Monthly Payment (or, following the related maturity date or any related
REO Acquisition, the Assumed Monthly Payment) for the preceding Due Date will
(in the form of a P&I Advance or otherwise) be passed through to the
Certificateholders, with the interest portion thereof adjusted to the related
Net Mortgage Rate.

        (o) Each of the parties hereto shall cooperate with the other to make information available that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

        (p) With respect to each Serviced Mortgage Loan Group, the applicable
Master Servicer shall deliver or cause to be delivered to each Serviced
Non-Pooled Mortgage Loan Noteholder (or its designee), the Certificate
Administrator (upon request), the applicable Special Servicer and the
Controlling Class Representative the following materials, in writing or by electronic means reasonably acceptable to related Serviced Non-Pooled Mortgage
Loan Noteholder (or its designee) and such Master Servicer (and such reports may include any reasonable disclaimers with respect to information provided by third parties or with respect to assumptions required to be made in the preparation of such reports as such Master Servicer deems appropriate) not later than two
Business Days after the end of each Collection Period:

                (i) the amount of the distributions made on the respective
        Mortgage Loan(s) in such Serviced Mortgage Loan Group for such period allocable to interest (separately identifying Default Interest) and the amount thereof allocable to principal;

                (ii) if the amount of the distributions to any related Serviced
        Non-Pooled Mortgage Loan Noteholder was less than the full amount that would have been distributable to such Serviced Non-Pooled Mortgage Loan
        Noteholder if there had been sufficient funds, the amount of the shortfall, stating separately the amounts allocable to interest and principal;

                (iii) the outstanding principal balance of each Mortgage Loan in such Serviced Mortgage Loan Group immediately following payment for such period;

                (iv) the aggregate amount of unscheduled payments of principal allocable to each Mortgage Loan in such Serviced Mortgage Loan Group
        (and the source thereof) made during the related period;

                (v) identification of any Event of Default under this Agreement of which such Master Servicer has notice or actual knowledge, as of the date of such report;

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                (vi) the aggregate outstanding Servicing Advances with respect to such Serviced Mortgage Loan Group and interest thereon as of the end of, and all interest paid on Servicing Advances with respect to such
        Serviced Mortgage Loan Group during, the prior calendar month;

                (vii) the amount of the servicing compensation paid to the applicable Master Servicer and the applicable Special Servicer with respect to such Serviced Mortgage Loan Group, including the Master
        Servicing Fee, the Special Servicing Fee, any Work-out Fee, any
        Liquidation Fee and any charges to the related Borrower retained by the applicable Master Servicer or the applicable Special Servicer as allocated among the Mortgage Loans in such Serviced Mortgage Loan Group;

                (viii) information relating to the status of such Serviced
        Mortgage Loan Group if the Mortgage Loans in such group constitute
        Specially Serviced Mortgage Loans including, if applicable, the status of the bankruptcy of the related Borrower (along with copies of any related bankruptcy filings);

                (ix) the amount of any shortfalls in distributions to the
        holders of the Mortgage Loans in such Serviced Mortgage Loan Group for such period and the amount of any outstanding amounts due on the such
        Mortgage Loans for prior periods; and

                (x) information contained in the CMSA Investor Reporting Package relating solely to the Pooled Mortgage Loans within such Serviced
        Mortgage Loan Group.

        SECTION 4.03. P&I Advances.

        (a) On or before 1:00 p.m. (New York City time) on each P&I Advance
Date, each Master Servicer shall, subject to Section 4.03(c), either (i) remit from its own funds to the Certificate Administrator for deposit into the
Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by such Master Servicer in respect of the related Distribution
Date, (ii) apply amounts held in such Master Servicer's Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of
P&I Advances to be made by such Master Servicer; provided, that the Master
Servicer shall give preference to amounts in clause (ii) of this sentence for purposes of making P&I Advances. Any amounts held in either Master Servicer's
Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in such Master Servicer's records and replaced by such Master Servicer by deposit in its Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m.
(New York City time) on any P&I Advance Date, either Master Servicer shall not have made any P&I Advance required to be made by it on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Certificate
Administrator and the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to
Section 4.03(c)) or shall not have remitted any portion of the Master Servicer
Remittance Amount required to be remitted by such Master Servicer on such date, then the Certificate Administrator shall provide notice of such failure to such
Master Servicer by facsimile transmission as soon as possible, but in any event before 4:30 p.m. (New York City time) on such P&I Advance Date. If after such notice the Certificate Administrator does not receive the full amount of such
P&I Advances by 9:00 a.m. (New York City time) on the related Distribution Date, then the Certificate Administrator shall promptly notify the Trustee and the
Fiscal Agent (but in any event before 10:00 a.m. (New York City time) and the
Trustee (or the Fiscal Agent on its behalf) shall (not later than 12:00 noon,
New York City time, on the related Distribution Date) make the portion of such
P&I Advances that was required to be, but was not, made or remitted, as the case may be, by such Master Servicer with respect to the related Distribution Date.

        (b) The aggregate amount of P&I Advances to be made by each Master
Servicer (or by the Trustee or Fiscal Agent, as applicable, if such Master
Servicer fails to do so) in respect of any Distribution Date, subject to Section
4.03(c) below, shall equal the aggregate of all Monthly Payments (other than
Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees (and, in the case of a Non-Trust-Serviced

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Pooled Mortgage Loan or REO Pooled Mortgage Loan that is a successor thereto, any comparable master servicing fees under the related Non-Trust Servicing
Agreement), due or deemed due, as the case may be, in respect of the Pooled
Mortgage Loans as to which such Master Servicer is the applicable Master
Servicer and any successor REO Mortgage Loans with respect thereto on their respective Due Dates occurring in the month in which such Distribution Date occurs, in each case to the extent such amount was not Received by the Trust as of the close of business on the related Determination Date; provided that, if an
Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced
(it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

        (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by a Master Servicer
(or, if applicable, the Trustee or the Fiscal Agent) that a prior P&I Advance
(or Unliquidated Advance in respect thereof) that it has made constitutes a
Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable, good faith judgment. In making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Borrower under the terms of the related Pooled Mortgage Loan as it may have been modified, to consider (among other things) the related
Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time and may obtain from the applicable Special Servicer any analysis, Appraisals or market value estimates or other information in the possession of the applicable
Special Servicer for such purposes. Any determination by a Master Servicer (or, if applicable, the Trustee or the Fiscal Agent) that it has made a
Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's
Certificate delivered to the Depositor, the applicable Special Servicer, the
Certificate Administrator, the Controlling Class Representative and, if made by a Master Servicer, the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO
Property performed within the 12 months preceding such determination by a
Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained. A copy of any such Officer's
Certificate (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Certificate Administrator, the
Controlling Class Representative, the applicable Special Servicer and the Master
Servicer for the subject Mortgage Loan. Absent bad faith, a Master Servicer's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders and, in all cases, the Trustee and the
Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by a Master Servicer with respect to a particular P&I
Advance. The applicable Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Pooled Mortgage Loans and REO Properties as
such party required to make P&I Advances may reasonably request. The applicable
Master Servicer shall consider Unliquidated Advances in respect of prior P&I
Advances as outstanding Advances for purposes of recoverability determinations as if such Unliquidated Advance were a P&I Advance.

        The applicable Special Servicer for each Pooled Mortgage Loan shall also be entitled to make a determination (subject to the same standards and procedures that apply in connection with a determination by the applicable
Master Servicer) to the effect that a prior P&I Advance (or Unliquidated Advance in respect thereof) previously made hereunder by the applicable Master Servicer
(or, if applicable, the Trustee or the Fiscal Agent)

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constitutes a Nonrecoverable P&I Advance or that any proposed P&I Advance by the applicable Master Servicer (or, if applicable, the Trustee or the Fiscal Agent), if made, would constitute a Nonrecoverable P&I Advance, in which case such P&I
Advance shall constitute a Nonrecoverable P&I Advance for all purposes of this
Agreement. A copy of any Officer's Certificate (and accompanying information) of the applicable Special Servicer in support of its determination shall be promptly delivered to the Master Servicer for the subject Mortgage Loan. The applicable Special Servicer may update or change its recoverability determination at any time.

        In connection with each Non-Pooled Pari Passu Companion Loan (but if a
Non-Pooled Pari Passu Companion Loan is not the subject of a rated commercial mortgage securitization as of the Closing Date, then this provision shall apply only from and after the date on which the applicable Master Servicer has received notice to the effect that such Non-Pooled Pari Passu Companion Loan has been securitized as part of a commercial mortgage securitization similar to the securitization effected by this Agreement and in which securities are issued that are rated by at least one national statistical rating organization): (i) if the applicable Master Servicer receives written notice (which notice is accompanied by the supporting evidence for such determination) that the related master servicer or other comparable party responsible for making debt service advances under the pooling and servicing agreement for such securitization has determined, pursuant to such agreement, that any debt service advance made or to be made with respect to the related Non-Pooled Pari Passu Companion Loan (or any successor REO mortgage loan with respect thereto) would not ultimately be recoverable out of collections on such Mortgage Loan (or such REO mortgage loan), then such Master Servicer shall deliver an Officer's Certificate to such effect to the Trustee, the Fiscal Agent, the applicable Special Servicer and the
Depositor or shall forward a copy of the written notice received from such master servicer or comparable party; (ii) if such Master Servicer thereafter receives notice (which notice is accompanied by the supporting evidence for such determination) that such determination has been withdrawn or rescinded by such comparable party, or if P&I Advances related to such Non-Trust-Serviced Pooled
Mortgage Loan otherwise cease to be deemed to constitute Nonrecoverable P&I
Advances by operation of the definition of "Nonrecoverable P&I Advance" herein, then such Master Servicer shall provide notice to such effect to the Trustee, the Fiscal Agent, the applicable Special Servicer and the Depositor; (iii) if such Master Servicer determines that any P&I Advance made or to be made with respect to any Pooled Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) included in the same Mortgage Loan Group is or, if made, would be a Nonrecoverable P&I Advance, then the Master Servicer shall notify in writing such comparable party of such determination (which notice shall be accompanied by the supporting evidence for such determination as contemplated by the preceding paragraph); and (iv) following any determination described in the preceding clause (iii), if such Master Servicer subsequently determines (other than by operation of clause (ii) above) that P&I Advances made or to be made with respect to such Pooled Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) are no longer Nonrecoverable P&I Advances, then such
Master Servicer shall notify in writing such comparable party of such determination (which notice shall be accompanied by the supporting evidence for such determination as contemplated by the preceding paragraph). Each of the
Non-Pooled Pari Passu Companion Noteholders (and its related master servicer or comparable party responsible for debt service advances) shall be a third party beneficiary of the preceding clauses (iii) and (iv) to the extent that such clause relates to the related Non-Pooled Pari Passu Companion Loans and the
Trust or the applicable Master Servicer is a third party beneficiary of a provision in the related Mortgage Loan Group Intercreditor Agreement or in the
applicable pooling and servicing agreement that imposes (in connection with the related Non-Pooled Pari Passu Companion Loan) on such comparable party duties
(among others) that are substantially the same as the duties that are imposed
(in connection with the related Pooled Mortgage Loan) on the applicable Master
Servicer under the preceding clauses (iii) and (iv) and the definition of
"Nonrecoverable Advance". If the applicable Master Servicer receives notice of a nonrecoverability determination by another party to this Agreement as to any P&I
Advance on a Pooled Mortgage Loan included in a Mortgage Loan Group as described above, such Master Servicer shall promptly forward such notice and the accompanying information to the applicable related comparable party under the other pooling and servicing agreement.

        (d) The Master Servicers, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), to the extent that such P&I Advance (i) relates to a Monthly Payment or
Assumed Monthly Payment in respect of a Pooled Mortgage Loan that is a Past
Grace Period Loan or an REO Pooled Mortgage Loan when made, in

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which case such interest shall begin to accrue from the related P&I Advance
Date, or (ii) remains outstanding when the subject Pooled Mortgage Loan becomes a Past Grace Period Loan in respect of the subject Monthly Payment or Assumed
Monthly Payment, in which case such interest shall begin to accrue when the subject Pooled Mortgage Loan becomes a Past Grace Period Loan in respect of the subject Monthly Payment or Assumed Monthly Payment, in either case, for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to a Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been
Received by the Trust). Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with Sections 3.05 and 3.29, out of any
Default Charges subsequently collected on the particular Pooled Mortgage Loan or
REO Pooled Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such
Default Charges are insufficient to cover such Advance Interest, out of general collections on the Pooled Mortgage Loans and REO Properties on deposit in the applicable Master Servicer's Collection Account or, to the extent contemplated by the second paragraph of Section 3.05(a), in the other Master Servicer's
Collection Account. The applicable Master Servicer shall (subject to the operation of Section 3.05(a)(II)) reimburse itself, the Trustee or the Fiscal
Agent, as applicable, for any outstanding P&I Advance made thereby with respect to any Pooled Mortgage Loan or REO Pooled Mortgage Loan as soon as practicable after funds available for such purpose are deposited in such Master Servicer's
Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late
Collection was received by or on behalf of the Trust as of the related P&I
Advance Date.

        (e) With regard to such P&I Advances, the applicable Master Servicer, the Trustee or the Fiscal Agent shall account for that part of the P&I Advances which is attributable to Past Grace Period Loans, and that part of the P&I
Advances which is attributable to Within Grace Period Loans.

        (f) Notwithstanding anything to the contrary, no P&I Advances shall be made with respect to any Non-Pooled Mortgage Loan (whether or not it constitutes a Serviced Non-Pooled Mortgage Loan or otherwise) or any successor REO Mortgage
Loan.

        SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
Expenses.

        (a) On each Distribution Date, following the distributions to
Certificateholders to be made on such date pursuant to Section 4.01, the
Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal
Balance REMIC III Regular Interests, exceeds (ii) the aggregate Stated Principal
Balance of the Mortgage Pool that will be outstanding immediately following such
Distribution Date. If such excess does exist, then, except to the extent that such excess exists because of the reimbursement of Workout-Delayed Reimbursement
Amounts (from the principal portions of P&I Advances and/or payments or other collections of principal on the Mortgage Pool pursuant to subsection (II)(iii)
of Section 3.05(a)) during any prior Collection Period (other than those that were determined to constitute Nonrecoverable Advances in the immediately preceding Collection Period), the Class Principal Balances of the Class Q, Class
P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class
E, Class D, Class C, Class B and Class A-J Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related
Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then, except to the extent that such excess exists because of the reimbursement of Workout-Delayed Reimbursement Amounts (from the principal portion of P&I Advances and/or payments or other collections of principal on the
Mortgage Pool pursuant to subsection (II)(iii) of Section 3.05(a)) during any prior Collection Period (other than those that were determined to constitute
Nonrecoverable Advances in the immediately preceding Collection Period), the respective Class Principal Balances of all the outstanding Classes of the Class
A Senior REMIC III Regular Interests shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class
Principal Balances of the respective Classes of the Principal Balance REMIC III
Regular Interests shall constitute allocations of Realized Losses and Additional
Trust Fund Expenses.

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        (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(i), the Certificate Administrator shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the
REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such
Distribution Date. If such excess does exist, then, except to the extent that such excess exists because of the reimbursement of Workout-Delayed Reimbursement
Amounts (from the principal portion of P&I Advances and/or payments or other collections of principal on the Mortgage Pool pursuant to subsection (II)(iii)
of Section 3.05(a)) during the preceding Collection Period, the Uncertificated
Principal Balances of REMIC II Regular Interest Q, REMIC II Regular Interest P,
REMIC II Regular Interest N, REMIC II Regular Interest M, REMIC II Regular
Interest L-1, REMIC II Regular Interest L-2, REMIC II Regular Interest K, REMIC
II Regular Interest J, REMIC II Regular Interest H, REMIC II Regular Interest
G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest F-1, REMIC II
Regular Interest F-2, REMIC II Regular Interest E, REMIC II Regular Interest
D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest C-1, REMIC II
Regular Interest C-2, REMIC II Regular Interest B-1, REMIC II Regular Interest
B-2, REMIC II Regular Interest A-J-1 and REMIC II Regular Interest A-J-2 shall be reduced sequentially, in that order, in each case, until such excess (other than any portion thereof that exists because of the reimbursement of
Workout-Delayed Reimbursement Amounts (from the principal portion of P&I
Advances and/or payments or other collections of principal on the Mortgage Pool pursuant to subsection (II)(iii) of Section 3.05(a)) during the preceding
Collection Period) or the related Uncertificated Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then, except to the extent that such excess exists because of the reimbursement of Workout-Delayed
Reimbursement Amounts (from the principal portion of P&I Advances and/or payments or other collections of principal on the Mortgage Pool pursuant to subsection (II)(iii) of Section 3.05(a)) during the preceding Collection Period,
(A) the aggregate amount of the Uncertificated Principal Balances of the REMIC
II Regular Interests (taken as a group) that are Corresponding REMIC II Regular
Interests with respect to the Class A-1 Certificates, (B) the amount of the
Uncertificated Principal Balance of REMIC II Regular Interest A-2, (C) the
aggregate amount of the Uncertificated Principal Balances of the REMIC II
Regular Interests (taken as a group) that are Corresponding REMIC II Regular
Interests with respect to the Class A-3 Certificates, (D) the aggregate amount of the Uncertificated Principal Balances of the REMIC II Regular Interests
(taken as a group) that are Corresponding REMIC II Regular Interests with respect to the Class A-AB Certificates, (E) the aggregate amount of the
Uncertificated Principal Balances of the REMIC II Regular Interests (taken as a group) that are the Corresponding REMIC II Regular Interests with respect to the
Class A-4 Certificates and (F) the aggregate amount of the Uncertificated
Principal Balances of the REMIC II Regular Interests (taken as a group) that are the Corresponding REMIC II Regular Interests with respect to the Class A-4FL
REMIC III Regular Interest, shall be reduced on a pro rata basis, as among such individual Corresponding REMIC II Regular Interests and/or groups of
Corresponding REMIC II Regular Interests for the respective Classes of Class A
Senior REMIC III Regular Interests, in accordance with the relative sizes of such individual or aggregate amounts of Uncertificated Principal Balance (that is, in each applicable case, where there are multiple REMIC II Regular Interests that are Corresponding REMIC II Regular Interests with respect to a particular
Class of the Class A Senior REMIC III Regular Interests, they shall be taken as a group for purposes of this sentence), until any such remaining excess is reduced to zero. Any reductions in the aggregate amount of the Uncertificated
Principal Balances of a group of REMIC II Regular Interests that are
Corresponding REMIC II Regular Interests with respect to a particular Class of the Class A Senior REMIC III Regular Interests pursuant to the preceding sentence shall be allocated, as between the respective individual REMIC II
Regular Interests that form such group, to reduce the individual Uncertificated
Principal Balances of such REMIC II Regular Interests sequentially in ascending order of that portion of their alphanumeric designations that follows the portion thereof that is the same as the alphanumeric designation of such Class of Class A Senior REMIC III Regular Interests (for example, in the case of the group of REMIC II Regular Interests consisting of REMIC II Regular Interest
A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3,
first, to REMIC II Regular Interest A-1-1; second, to REMIC II Regular Interest
A-1-2; and, third, to REMIC II Regular Interest A-1-3), in each case until such
Uncertificated Principal Balance is reduced to zero. All such reductions in the
Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional
Trust Fund Expenses.

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        (c) On each Distribution Date, if, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(j), the Uncertified Principal Balance of any REMIC I Regular Interest (after taking account of such deemed distributions) exceeds the Stated Principal Balance of the related Pooled Mortgage Loan or REO Pooled Mortgage Loan (or, if such REMIC
I Regular Interest relates to multiple Replacement Pooled Mortgage Loans, the aggregate Stated Principal Balance of the related Pooled Mortgage Loans and/or
REO Pooled Mortgage Loans), as the case may be, that will be outstanding immediately following such Distribution Date, then, except to the extent that such excess exists (taking account of the provisions of the next succeeding sentence) because of the reimbursement of Workout-Delayed Reimbursement Amounts
(from the principal portion of P&I Advances and/or payments or other collections of principal on the Mortgage Pool pursuant to subsection (II)(iii) of Section
3.05(a)) during the preceding Collection Period, the Uncertificated Principal
Balance of such REMIC I Regular Interest shall be reduced to equal such Stated
Principal Balance of such related Pooled Mortgage Loan or REO Pooled Mortgage
Loan (or, if such REMIC I Regular Interest relates to multiple Replacement
Pooled Mortgage Loans, the aggregate Stated Principal Balance of the related
Pooled Mortgage Loans and/or REO Pooled Mortgage Loans), as the case may be, that will be outstanding immediately following such Distribution Date. For purposes of the immediately preceding sentence, the aggregate amount excluded from the aggregate reductions of the Uncertificated Principal Balances of the
REMIC I Regular Interests collectively shall equal the amount excluded from the reductions of the Uncertificated Principal Balances of the REMIC II Regular
Interests pursuant to subsection (b) and such aggregate exclusion amount shall be deemed to be allocated among the REMIC I Regular Interests pro rata according to their Stated Principal Balances that, in the absence of such any and all such exclusions, would have been outstanding immediately after such Distribution Date by operation of the immediately preceding sentence. Any reductions in the
Uncertificated Principal Balances of the respective REMIC I Regular Interests pursuant to the second preceding sentence shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

        SECTION 4.05. Calculations.

        Provided that the Certificate Administrator receives the necessary information from the Master Servicers and/or the Special Servicers, the
Certificate Administrator shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Certificate Administrator
Reports pursuant to Section 4.02(a) and the actual and deemed allocations of
Realized Losses and Additional Trust Fund Expenses to be made pursuant to
Section 4.04. The Certificate Administrator shall calculate the Available
Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Certificate Administrator shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by a Master Servicer. The calculations by the Certificate
Administrator contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

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                                    ARTICLE V

                                THE CERTIFICATES

        SECTION 5.01. The Certificates.

        (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-3; provided that any of the
Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03, beneficial ownership interests in each Class of Interest Only
Certificates and Principal Balance Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Interest
Only Certificates and Principal Balance Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial
Certificate Notional Amounts, as the case may be, as of the Closing Date of
$25,000 in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-4FL and Class A-J Certificates, $100,000 in the case of the Class
B, Class C and Class D Certificates and $250,000 in the case of the remaining
Classes of Interest Only Certificates and Principal Balance Certificates, and in
each such case in integral multiples of $1 in excess thereof. The Class R and
Class V Certificates will be issuable in denominations representing Percentage
Interests in the related Class of not less than 10%.

        (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

        SECTION 5.02. Registration of Transfer and Exchange of Certificates.

        (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of
Certificates and of transfers and exchanges of Certificates as herein provided.
The Certificate Administrator is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Trustee, the Depositor, the Master Servicers, the
Special Servicers and (if the Certificate Administrator is not the Certificate
Registrar) the Certificate Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate
Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Certificate Administrator resigns or is removed in accordance with the terms hereof, the successor certificate administrator shall immediately succeed to its duties as Certificate Registrar.
The Depositor, the Trustee, the Certificate Administrator (if it is not the
Certificate Registrar), each Master Servicer and each Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate
Register.

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        If three or more Holders make written request to the Certificate
Registrar, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the
Certificates and is accompanied by a copy of the communication which such
Holders propose to transmit, then the Certificate Registrar shall, within 30 days after the receipt of such request, afford (or cause any other Certificate
Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

        (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United States, its territories and possessions, or is otherwise made in accordance with the
Securities Act and such other securities or blue sky laws. If offers and sales of any Certificate are made in any jurisdiction outside of the United States, its territories and possessions, the Person making such offers and sales must comply with all applicable laws of such jurisdiction.

        If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such
Certificate by the Depositor, any Underwriter or any of their respective
Affiliates or, in the case of a Global Certificate for any Class of Book-Entry
Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as
Exhibit F-2A or as Exhibit F-2B (except that, in the case of any proposed transfer of a Class R Certificate or a Class V Certificate, such prospective
Transferee may provide a certificate substantially in the form attached hereto as Exhibit F-2A only); or (ii) an Opinion of Counsel satisfactory to the
Certificate Administrator to the effect that such prospective Transferee is an
Institutional Accredited Investor or a Qualified Institutional Buyer (except that, in the case of any proposed transfer of a Class R Certificate or a Class V
Certificate, such Opinion of Counsel must be to the effect that such prospective
Transferee is a Qualified Institutional Buyer) and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master Servicer, either Special Servicer, the Tax Administrator, the Certificate Administrator,
the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based.

        If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any
interest therein by the Depositor, any Underwriter or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit
F-2C, or (ii) an Opinion of Counsel to the effect that the prospective
Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any
Person who takes delivery other than in the form of an interest in such Rule
144A Global Certificate. If any Transferee of an interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the
Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct.

        Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor, any Affiliate of the

                                      235

Depositor or any Person designated in writing by the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global
Certificate for such Class of Certificates upon delivery to the Certificate
Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and
(y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class X-1, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class P or Class Q Certificates, as applicable, to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the Class X-1,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class P or Class Q Certificates, as applicable, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

        Also notwithstanding the foregoing, any interest in a Rule 144A Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a
Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

        Except as provided in the next paragraph, no beneficial interest in the
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such
Transfer shall be required to obtain from such Certificate Owner's prospective
Transferee a written certification substantially in the form set forth in
Exhibit F-2D hereto certifying that such Transferee is not a United States
Securities Person. On or prior to the Release Date, beneficial interests in the
Regulation S Global Certificate for each Class of Book-Entry Non-Registered
Certificates may be held only through Euroclear or Clearstream. The Regulation S
Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

        Notwithstanding the preceding paragraph, after the Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred by the Depositor, any Affiliate of the Depositor or any Person designated in writing by the Depositor to any
Person who takes delivery in the form of a beneficial interest in the Rule 144A
Global Certificate for such Class of Certificates upon delivery to the
Certificate Registrar of (x) a certificate to the effect that the Certificate
Owner desiring to effect such Transfer is the Depositor or an Affiliate of the
Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class X-1, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class P or Class Q Certificates, as applicable, to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable

                                      236

procedures of the Depository, shall reduce the denomination of the Regulation S
Global Certificate in respect of the Class X-1, Class E, Class F, Class G, Class
H. Class J, Class K, Class L, Class M, Class N, Class P or Class Q Certificates,
as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

        None of the Depositor, the Underwriters, the Certificate Administrator,
the Trustee, the Fiscal Agent, the Master Servicers, the Special Servicers, the
Tax Administrator or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this
Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or
Certificate Owner desiring to effect a Transfer of any Non-Registered
Certificate or interest therein shall, and does hereby agree to, indemnify the
Depositor, the Underwriters, the Certificate Administrator, the Trustee, the
Fiscal Agent, each Master Servicer, each Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such
Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

        (c) No Transfer of a Certificate or any interest therein shall be made
(A) to any Plan or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such
Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of a Non-Registered Certificate or any interest therein by the
Depositor, any Underwriter or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates,
any Transfer thereof to a successor Depository or to the applicable Certificate
Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be required to obtain from its prospective
Transferee, either (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing such
Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, but only in the case of a
Certificate that is not a Class R or Class V Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of
Sections I and III of PTCE 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Class R or Class V Certificate) that is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate
Administrator, the Depositor, any Pooled Mortgage Loan Seller, either Master
Servicer, either Special Servicer, either Primary Servicer, any Sub-Servicer, any Person responsible for the servicing of a Non-Trust-Serviced Pooled Mortgage
Loan, any Exemption Favored Party or any Borrower with respect to Pooled
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Pooled Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that is a Plan a written representation that such Transferee satisfied the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y). It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Definitive Non-Registered
Certificates) and Exhibit G-2 (in the case of ownership interests in Book-Entry
Non-Registered Certificates) are acceptable for purposes of the preceding sentence. In lieu of one of the foregoing certifications, a prospective
Transferee may deliver to the Certificate Registrar a certification of facts and an Opinion of Counsel which establish to the reasonable satisfaction of the
Trustee that such Transfer will not result in a violation of Section 406 of
ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the

                                      237

Code, and will not subject the Trustee, the Depositor, the Certificate
Administrator, the Fiscal Agent, a Master Servicer, a Special Servicer, a
Primary Servicer or a Sub-Servicer to any obligation in addition to those undertaken in this Agreement; in the case of an ownership interest in a
Book-Entry Non-Registered Certificate, the prospective Transferee shall also deliver to the Certificate Owner from whom it is acquiring the interest a copy of such certification of facts and Opinion of Counsel, and a certification that these documents have been delivered to the Certificate Registrar. If any
Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (in the case of a Definitive Certificate) or the
Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee are exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code by reason of an Underwriter Exemption (in the case of such a
Certificate that is an Investment Grade Certificate) or by reason of Sections I and III of PTCE 95-60 (in the case of such a Certificate that is not an
Investment Grade Certificate).

        (d) (i) Each Person who has or who acquires any Ownership Interest in a
Class R Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Administrator under clause (ii) (A)
below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Administrator under clause (ii) (B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

        (A)     Each Person holding or acquiring any Ownership Interest in a
                Class R Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Certificate
                Administrator of any change or impending change in its status as a Permitted Transferee.

        (B)     In connection with any proposed Transfer of any Ownership
                Interest in a Class R Certificate, the Certificate Registrar
                shall require delivery to it, and shall not register the
                Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"),
                from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R
                Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted
                Transferee.

        (C)     Notwithstanding the delivery of a Transfer Affidavit and
                Agreement by a proposed Transferee under clause (B) above, if a
                Responsible Officer of either the Certificate Administrator or the Certificate Registrar has actual knowledge that the proposed
                Transferee is not a Permitted Transferee, no Transfer of an
                Ownership Interest in a Class R Certificate to such proposed
                Transferee shall be effected.

        (D)     Each Person holding or acquiring any Ownership Interest in a
                Class R Certificate shall agree (1) to require a Transfer
                Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such
                Class R Certificate and (2) not to Transfer its Ownership
                Interest in such Class R Certificate unless it provides to the
                Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

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        (E)     Each Person holding or acquiring an Ownership Interest in a
                Class R Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Certificate
                Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations
                Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an
                Ownership Interest in a Class R Certificate, if it is, or is
                holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

        (ii)    (A) If any purported Transferee shall become a Holder of a Class
                R Certificate in violation of the provisions of this Section
                5.02(d), then the last preceding Holder of such Class R
                Certificate that was in compliance with the provisions of this
                Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Certificate Administrator, the Trustee or
                the Certificate Registrar shall be under any liability to any
                Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder
                thereof or for taking any other action with respect to such
                Holder under the provisions of this Agreement.

        (B)     If any purported Transferee shall become a Holder of a Class R
                Certificate in violation of the restrictions in this Section
                5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Administrator shall have the right, but not the obligation, to cause the Transfer of such
                Class R Certificate to a Permitted Transferee selected by the
                Certificate Administrator on such terms as the Certificate
                Administrator may choose, and the Certificate Administrator shall not be liable to any Person having an Ownership Interest in such Class R Certificate as a result of the Certificate
                Administrator's exercise of such discretion. Such purported
                Transferee shall promptly endorse and deliver such Class R
                Certificate in accordance with the instructions of the
                Certificate Administrator. Such Permitted Transferee may be the
                Certificate Administrator itself or any Affiliate of the
                Certificate Administrator.

        (iii) The Tax Administrator shall make available to the IRS and to those
Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the
Transfer of an Ownership Interest in a Class R Certificate to any Person who is
a Disqualified Organization, including the information described in Treasury
Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the
"excess inclusions" of such Class R Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section
10.01(d)(i).

        (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator and the Tax Administrator
the following:

        (A)     written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such
                provisions will not cause an Adverse Rating Event; and

                                      239

        (B)     an Opinion of Counsel, in form and substance satisfactory to the
                Certificate Administrator and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to
                the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person
                which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

        (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Administrator (or such
Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in Subsections (b),
(c) and/or (d), as appropriate, of this Section 5.02.

        (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new
Certificates of the same Class in authorized denominations evidencing a like aggregate Percentage Interest in such Class.

        (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

        (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

        (i) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Administrator or Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

        (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

        (k) In connection with the foregoing Sections 5.02(b), (c) and (d), in no case shall the Depositor be responsible for the costs or expenses of any certificates, opinions or agreements contemplated by such Sections 5.02(b), (c)
and (d).

        SECTION 5.03. Book-Entry Certificates.

        (a) The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class
A-4FL, Class X-1, Class X-2, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
and Class Q Certificates shall, in the case of each such Class, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) and Section 5.03(c), a

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FTransfer of such Certificates may not be registered by the Certificate
Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective
Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive
Certificates") in respect of such Ownership Interests. The Class X-1, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
and Class Q Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class
X-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P and Class Q Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Certificate Administrator as custodian for the
Depository and registered in the name of Cede & Co. as nominee of the
Depository. All Transfers by Certificate Owners of their respective Ownership
Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        (b) The Certificate Administrator, the Master Servicers, the Special
Servicers, the Trustee, the Fiscal Agent, the Depositor and the Certificate
Registrar may for all purposes, including the making of payments due on the
Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository
Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the
Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate
Owners. The Certificate Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        (c) If (i)(A) the Depositor advises the Certificate Administrator, the
Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the
Trustee, the Certificate Administrator and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

        Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicers, the Special Servicers, the Certificate Administrator, the Trustee or
the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as
Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

        (d) Notwithstanding any other provisions contained herein, neither the
Certificate Administrator nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests

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in any Certificate (including but not limited to any Non-Registered Certificate)
which interests are transferable through the book-entry facilities of the
Depository.

        SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

        If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Administrator and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Administrator or the
Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same
Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Certificate Administrator and the Certificate Registrar
may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Administrator and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        SECTION 5.05. Persons Deemed Owners.

        Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicers, the Certificate Administrator, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name any Certificate is registered as the owner of such
Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master
Servicers, the Special Servicers, the Trustee, the Certificate Registrar or any
agent of any of them shall be affected by notice to the contrary.

        SECTION 5.06. Certification by Certificate Owners.

        To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Certificate
Administrator shall make such determination based on a certificate of such
Person which shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Certificate
Administrator) and shall specify the Class and Certificate Principal Balance or
Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that none of the Trustee, the Certificate
Administrator or the Certificate Registrar shall knowingly recognize such Person as a Certificate Owner if such Person, to the actual knowledge of a Responsible
Officer of the Trustee, the Certificate Administrator or the Certificate
Registrar, as the case may be, acquired its Ownership Interest in a Book-Entry
Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information actually known by a Responsible Officer of the Trustee, the Certificate Administrator or
the Certificate Registrar, with respect to the identity of a Certificate Owner.
The Trustee, the Certificate Administrator and the Certificate Registrar shall each exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee, the Certificate Administrator or the
Certificate Registrar, as the case may be.

        SECTION 5.07. Appointment of Authenticating Agents.

        (a) The Certificate Administrator may appoint at its expense an
Authenticating Agent, which shall be authorized to act on behalf of the
Certificate Administrator in authenticating Certificates. The Certificate
Administrator shall cause any such Authenticating Agent to execute and deliver to the Certificate Administrator an instrument in which such Authenticating
Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each

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Authenticating Agent must be organized and doing business under the laws of the
United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities.
Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the
Certificate Administrator hereunder. The appointment of an Authenticating Agent shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other
Person appointed in accordance herewith acting as Authenticating Agent, the
Certificate Administrator hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the
Certificate Administrator is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Certificate
Administrator.

        (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        (c) Any Authenticating Agent appointed in accordance with this Section
5.07 may at any time resign by giving at least 30 days' advance written notice of resignation to the Certificate Administrator, the Trustee, the Certificate
Registrar and the Depositor. The Certificate Administrator may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 5.07 by giving written notice of termination to such Authenticating
Agent, the Trustee, the Certificate Registrar and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.07, the Certificate Administrator may appoint a successor Authenticating Agent, in which case the Certificate Administrator shall give written notice of such appointment to the Trustee, the Certificate
Registrar and the Depositor and shall mail notice of such appointment to all
Holders of Certificates; provided, however, that no successor Authenticating
Agent shall be appointed unless eligible under the provisions of this Section
5.07. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

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                                   ARTICLE VI

                       THE DEPOSITOR, THE MASTER SERVICERS
                            AND THE SPECIAL SERVICERS

        SECTION 6.01. Liability of the Depositor, the Master Servicers, the
Primary Servicers and the Special Servicers.

        The Depositor, the Master Servicers, the Primary Servicers and the
Special Servicers shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the
Depositor, each Master Servicer, each Primary Servicer and each Special Servicer
(but this shall not be construed to limit the terms of a Primary Servicing
Agreement as between the applicable Master Servicer and the applicable Primary
Servicer).

        SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, a
Master Servicer or the Special Servicer.

        (a) Subject to Section 6.02(b), the Depositor, the Master Servicers and
the Special Servicers shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans
and to perform its respective duties under this Agreement.

        (b) Each of the Depositor, the Master Servicers and the Special
Servicers may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, a Master
Servicer or a Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, a Master Servicer, a Special Servicer, shall be the successor of the Depositor, such Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of either Master Servicer or a Special
Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the
Trustee by each Rating Agency for the Rated Certificates) and, solely with respect to the applicable Master Servicer or applicable Special Servicer for any
Serviced Mortgage Loan Group that includes one or more Non-Pooled Pari Passu
Companion Loans for which any Non-Pooled Pari Passu Companion Loan Securities are outstanding, if such Serviced Mortgage Loan Group is then serviced and administered under this Agreement, will not result in an Adverse Rating Event with respect to any class of the related Non-Pooled Pari Passu Companion Loan
Securities (as confirmed in writing to the Trustee by each applicable Rating
Agency for such Non-Pooled Pari Passu Companion Loan Securities), as applicable, and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 2.05 (in the case of a successor or surviving Person to PAR as a Master Servicer), Section 2.06 (in the case of a successor or surviving Person to WFB as a Master Servicers), Section 2.07 (in
the case of a successor or surviving Person to the Special Servicer), as applicable or Section 2.08 (in the case of a successor or surviving Person to the Lock up Storage Centers Special Servicer).

        SECTION 6.03. Limitation on Liability of the Depositor, the Master
Servicers, the Primary Servicers and the Special Servicers.

        (a) None of the Depositor, the Master Servicers, the Primary Servicers
or the Special Servicers shall be under any liability to the Trust, the Trustee, the Certificateholders or any Serviced Non-Pooled Mortgage Loan Noteholder for
any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, a Master Servicer, a Primary Servicer or a Special Servicer

                                      244

against any liability to the Trust, the Trustee, the Certificateholders or any
Serviced Non-Pooled Mortgage Loan Noteholder for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, such party's obligations or duties hereunder. The
Depositor, each Master Servicer, each Primary Servicer, each Special Servicer and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind conforming to the requirements of this Agreement for the truth and accuracy of the contents of that document (and as to certificates and opinions, including Opinions of
Counsel, for the truth of the statements made therein and the correctness of the opinions expressed therein) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties, which document, prima facie, is properly executed and submitted by any
Person, or any employee or agent of any Person (including legal counsel as to opinions), respecting any matters arising hereunder. The Depositor, each Master
Servicer, each Primary Servicer, each Special Servicer and any director, member, manager, officer, employee or agent of any such party, shall be indemnified and held harmless by the Trust out of the relevant Collection Account, as provided in Section 3.05(a), or the Distribution Account, as provided in Section 3.05(b), against any loss, liability, cost or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) that constitutes a Servicing Advance that is otherwise reimbursable under this Agreement; or (iii) incurred in connection with any legal action or claim against such party resulting from any breach of a representation or warranty made herein, any misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the
Master Servicers, the Primary Servicer or the Special Servicers shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which such party is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, a Master Servicer, a Primary Servicer or a Special
Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the
Certificateholders (or, if a Serviced Mortgage Loan Group is involved, the rights of the Certificateholders and the related Serviced Non-Pooled Mortgage
Loan Noteholder(s) (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, such Master
Servicer, such Primary Servicer or such Special Servicer, as the case may be, shall be entitled to be reimbursed therefor from the relevant Collection
Account, as provided in Section 3.05(a), or the Distribution Account, as provided in Section 3.05(b).

        Notwithstanding the foregoing, if and to the extent that any loss, liability, cost or expense that is, pursuant to this Section 6.03(a), required to be borne by the Trust out of the Distribution Account or a Collection
Account, relates to any Serviced Mortgage Loan Group, (i) such loss, liability, cost or expense shall be payable out of amounts on deposit in the relevant
Collection Account, any related Companion Note Custodial Account(s) and any related Subordinate Note Custodial Account(s) collectively, prior to payment from funds in the Distribution Account or a Collection Account that are unrelated to such Serviced Mortgage Loan Group; (ii) if such Serviced Mortgage
Loan Group includes one or more Serviced Non-Pooled Subordinate Loans, such loss, liability, cost or expense shall be payable out of amounts on deposit in the related Subordinate Note Custodial Account and shall be payable out of the
Distribution Account or a Collection Account or Companion Note Custodial Account
only to the extent that amounts recoverable on the related Serviced Non-Pooled
Subordinate Loan(s) are insufficient to cover the portion of such loss, liability, cost or expense so payable out of the related Subordinate Note
Custodial Account; and (iii) if such Serviced Mortgage Loan Group includes one or more Serviced Non-Pooled Pari Passu Companion Loans, such loss, liability, cost or expense shall be payable out of amounts on deposit in the relevant
Collection Account and the related Companion Note Custodial Account(s)
(withdrawals from those accounts to be made in accordance with the related
Mortgage Loan Group Intercreditor Agreement and pro rata according to the respective outstanding principal balances of the Pooled Mortgage Loan and such
Serviced Non-Pooled Pari Passu Companion Loans included in such Serviced
Mortgage Loan Group).

                                      245

        (b) In addition, none of the Master Servicers, the Primary Servicer and the Special Servicers shall have any liability with respect to, and each of the
Master Servicers, the Primary Servicer and the Special Servicers shall be entitled to rely, as to the truth of the statements made therein and the correctness of the opinions expressed therein, on any certificates or opinions furnished to, and accepted in good faith by, such Master Servicer, such Master
Servicer or such Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Each of the Master Servicers, the Primary
Servicers and the Special Servicers may rely in good faith on information provided to it by the other parties hereto (unless the provider and the recipient of such information are the same Person or Affiliates) and by the
Borrowers and property managers, and will have no duty to investigate or verify the accuracy thereof. Each of the Master Servicers and the Special Servicers may
rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) as contemplated by and in accordance with this
Agreement and reasonably believed or in good faith believed by such Master
Servicer, such Primary Servicer or such Special Servicer, as the case may be, to be genuine and to have been signed or presented by the proper party or parties and each of them may consult with counsel, in which case any written advice of counsel or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of
Counsel. Furthermore, none of the Master Servicers, the Primary Servicers and the Special Servicers shall have any liability under this Agreement for any failure of any other such Person (or any other party to this Agreement) to perform such Person's obligations or duties hereunder.

        SECTION 6.04. Resignation of the Master Servicers and the Special
Servicers.

        (a) Each of the Master Servicers and the Special Servicers may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of such Master Servicer or such Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by such Master Servicer or such Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of a Master Servicer or a Special Servicer shall be evidenced by an Opinion of
Counsel to such effect which shall be delivered to the Trustee, with a copy to the Certificate Administrator and the Controlling Class Representative (and each affected Serviced Non-Pooled Mortgage Loan Noteholder). Unless applicable law requires the resignation of a Master Servicer or a Special Servicer (as the case may be) to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 3.28 or Section 7.02 hereof; provided that, if no successor to such
Master Servicer or such Special Servicer, as the case may be, shall have been so appointed and have accepted appointment within 90 days after such Master
Servicer or such Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor thereto.

        (b) In addition, each of the Master Servicers and the Special Servicers shall have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party)
has been found that is (a) reasonably acceptable to the Trustee, (b) solely in the case of a successor to a Master Servicer, reasonably acceptable to the
Controlling Class Representative in its discretion (unless such successor has a master servicer rating from Fitch that is equal to or greater than "CMS2" or such successor is the other Master Servicer), (c) solely in the case of the Lock
Up Storage Centers Special Servicer if it is a resigning Special Servicer, acceptable to the Lock Up Storage Centers Controlling Party in its discretion and (d) solely in the case of the General Special Servicer if it is a resigning
Special Servicer, acceptable to the Controlling Class Representative in its discretion, (ii) the resigning party has consulted with (although, except as provided for above, it shall not be required to have obtained the approval of)
the Controlling Class Representative with respect to the identity and quality of its proposed successor unless such successor is the other Master Servicer, (iii)
the succession will not result in an Adverse Rating Event with respect to any
Class of Rated Certificates (as confirmed in writing to the Trustee by each
Rating Agency for the Rated Certificates) and, in the case of the applicable
Master Servicer or applicable Special Servicer for each Serviced Mortgage Loan
Group that

                                      246

includes one or more Non-Pooled Pari Pass Companion Loans for which any
Non-Pooled Pari Passu Companion Loan Securities are then outstanding, if such
Serviced Mortgage Loan Group is then serviced and administered under this
Agreement, will not result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion Loan Securities (as confirmed in writing to the Trustee by each applicable Rating Agency for such Non-Pooled Pari Passu
Companion Loan Securities), (iv) the resigning party pays all costs and expenses in connection with such transfer, (v) the successor accepts appointment in writing prior to the effectiveness of such resignation and (vi) the successor affirms its assumption of the obligations of the resigning Master Servicer under the Primary Servicing Agreements.

        (c) None of the Master Servicers and the Special Servicers shall be permitted to resign except as contemplated in subsections (a) and (b) of this
Section 6.04. Consistent with the foregoing, none of the Master Servicers and the Special Servicers shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.11(a), Section 3.22 and/or Section 6.02)
assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other
Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of a Master
Servicer or a Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to such Master Servicer (including without limitation, in the case of the Master Servicer that is the Servicer Report
Administrator, the Servicer Report Administrator Fee) or such Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except (in the case of the Special
Servicer) to the extent provided in Section 3.11(c).

        SECTION 6.05. Rights of the Depositor and the Trustee in Respect of the
Master Servicers and the Special Servicers.

        Each of the Master Servicers and the Special Servicers shall afford the
Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request and as reasonably related to the performance of the obligations of the Master Servicers and the Special Servicer,
as applicable, pursuant to this Agreement, each of the Master Servicers and the
Special Servicers shall furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise. Each of the Master Servicers and the Special Servicers may affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of any Master Servicer or
Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of any Master Servicer or a
Special Servicer hereunder or exercise the rights of a Master Servicer or a
Special Servicer hereunder; provided, however, that none of the Master Servicers and the Special Servicers shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by a Master Servicer or a Special Servicer and is not obligated to supervise the performance of any Master Servicer or Special Servicer under this Agreement or otherwise.

        SECTION 6.06. Master Servicers, the Primary Servicers and Special
Servicers May Own Certificates.

        Any Master Servicer, Primary Servicer, Special Servicer or Affiliate
thereof may become the Holder of (or, in the case of a Book-Entry Certificate,
Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not a Master Servicer, a Special Servicer or an Affiliate thereof. If, at any time during which any Master Servicer, Primary Servicer, Special Servicer
or Affiliate of a Master Servicer, Primary Servicer or a Special Servicer is the
Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, such Master Servicer or such Special Servicer, as the case may be, proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the reasonable judgment of such Master Servicer, such Primary Servicer

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or such Special Servicer (as the case may be), violate the Servicing Standard, but that, if taken, might nonetheless, in the reasonable judgment of such Master
Servicer, such Primary Servicer or such Special Servicer (as the case may be), be considered by other Persons to violate the Servicing Standard, then such
Master Servicer, such Primary Servicer or such Special Servicer, as the case may be, may (but need not) seek the approval of the Certificateholders to such action by delivering to the Certificate Administrator (with a copy to the
Trustee) a written notice that (a) states that it is delivered pursuant to this
Section 6.06, (b) identifies the Percentage Interest in each Class of
Certificates beneficially owned by such Master Servicer, such Primary Servicer or such Special Servicer, as the case may be, or by an Affiliate thereof and (c)
describes in reasonable detail the action that such Master Servicer or such
Special Servicer, as the case may be, proposes to take. The Certificate
Administrator, upon receipt of such notice, shall forward it to the
Certificateholders (other than such Master Servicer and its Affiliates, such
Primary Servicer and its Affiliates or such Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by such Master Servicer or its
Affiliates, such Primary Servicer or its Affiliates or such Special Servicer or its Affiliates, as the case may be) shall have consented in writing (with a copy to each related Serviced Non-Pooled Mortgage Loan Noteholder, if a Serviced
Mortgage Loan Group is involved) to the proposal described in the written notice, and if such Master Servicer, such Primary Servicer or such Special
Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate
Administrator shall be entitled to reimbursement from the subject Master
Servicer, the subject Primary Servicer or the subject Special Servicer, as applicable, for the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that any Master Servicer, Primary Servicer or Special Servicer be
permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

        SECTION 6.07. Certain Matters Relating to the Marquis Apartments Pooled
Mortgage Loan.

        With respect to the Marquis Apartments Loan Group, the related Non-Trust
Master Servicer, the related Non-Trust Special Servicer and the trustee under the Series 20054-PWR7 PSA, and any of their respective directors, officers, employees or agents (collectively, the "Other Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share
(subject to the related Mortgage Loan Group Intercreditor Agreement) of any and
all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses
("Losses") incurred in connection with any legal action or claim that relates to the Marquis Apartments Loan Group and is unrelated to the other mortgage loans included in the trust fund created under the Series 2005-PWR7 PSA; provided, however, that such indemnification will not extend to any Losses incurred by reason of any Other Indemnified Party's misfeasance, bad faith or negligence in the performance of, or negligent disregard of, such party's obligations or duties under the Series 2005-PWR7 PSA.

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                                  ARTICLE VII

                                     DEFAULT

        SECTION 7.01. Events of Default.

        (a) "Event of Default", wherever used herein, means any one of the following events:

                (i) with respect to a Master Servicer, any failure by such
        Master Servicer to deposit into the Collection Account maintained by such Master Servicer or (if it is the applicable Master Servicer for a
        Serviced Mortgage Loan Group) a related Companion Note Custodial Account or related Subordinate Note Custodial Account, any amount required to be so deposited under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                (ii) with respect to a Special Servicer, any failure by such
        Special Servicer to deposit into the REO Account maintained by it or to deposit, or remit to either Master Servicer for deposit, into a
        Collection Account, Companion Note Custodial Account and/or Subordinate
        Note Custodial Account, as applicable, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one Business Day following the date on which such deposit or remittance, as the case may be, was first required to be made; or

                (iii) any failure by a Master Servicer to remit to the
        Certificate Administrator for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made by such Master Servicer on such date or, on any Master Servicer
        Remittance Date, the full amount of the Master Servicer Remittance
        Amount and any Compensating Interest Payment required to be remitted by such Master Servicer on such date, which failure continues unremedied until 9:00 a.m. (New York City time) on the related Distribution Date;
        provided, however, that if a Master Servicer fails to make any deposit contemplated by this Section 7.01(a)(iii), including any P&I Advance, which deposit is required to be made by such Master Servicer on any P&I
        Advance Date or Master Servicer Remittance Date (without regard to any grace period), then such Master Servicer shall pay to the Certificate
        Administrator, for the account of the Certificate Administrator, interest on such late remittance at the Reimbursement Rate from and including such P&I Advance Date or such Master Servicer Remittance Date to but excluding the related Distribution Date; or

                (iv) any failure by a Master Servicer to timely make any
        Servicing Advance required to be made by it hereunder, which Servicing
        Advance remains unmade for a period of one Business Day following the date on which notice shall have been given to such Master Servicer by the Trustee as provided in Section 3.11(f); or

                (v) any failure by a Special Servicer to timely make (or request the applicable Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of one Business Day following the date on which notice has been given to such Special Servicer by the Trustee as provided in Section
        3.11(f); or

                (vi) any failure on the part of a Master Servicer or a Special
        Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer or such
        Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or such Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or such Special Servicer, as the case may be, with a copy to each other party hereto, or by the Holders of Certificates entitled to at least 25%
        of the Voting Rights or, if affected by that failure, the applicable
        Serviced Non-Pooled Noteholder; provided, however, that, with respect to any such failure that is not

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        curable within such 30-day period, such Master Servicer or such Special
        Servicer, as the case may be, shall have an additional cure period of 60 days to effect such cure so long as such Master Servicer or the Special
        Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's
        Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                (vii) any breach on the part of a Master Servicer or a Special
        Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
        Certificateholders or the applicable Non-Pooled Subordinate Noteholder and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer or such Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or such Special Servicer, as the case may be, with a copy to each other party hereto, or by the Holders of Certificates entitled to at least 25%
        of the Voting Rights or, if affected by such breach, the applicable
        Serviced Non-Pooled Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, such
        Master Servicer or such Special Servicer, as the case may be, shall have an additional cure period of 60 days to effect such cure so long as such
        Master Servicer or such Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Master Servicer or a Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

                (ix) a Master Servicer or a Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                (x) a Master Servicer or a Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any association or company action in furtherance of the foregoing;
        or

                (xi) a Master Servicer or a Special Servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status"
        placement shall not have been withdrawn by Moody's within 90 days of such actual knowledge by the applicable Master Servicer or the applicable Special Servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such Master
        Servicer or such Special Servicer as the sole or a material factor in such rating action;

                (xii) such Master Servicer ceases to have a master servicer rating of at least "CMS3" from Fitch or the Special Servicer ceases to have a special servicer rating of at least "CSS3" from Fitch, or

                (xiii) any failure by the applicable Master Servicer to timely make any monthly remittance required to be made by it hereunder to a
        Serviced Non-Pooled Mortgage Loan Noteholder related to a Mortgage Loan
        Group for which such Master Servicer is the applicable Master Servicer.

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        When a single entity acts as two or more of the capacities of the Master
Servicers and the Special Servicer, an Event of Default (other than an event described in clauses (xi), (xii) and (xiii) above) in one capacity shall constitute an Event of Default in both or all such capacities.

        (b) If any Event of Default with respect to any Master Servicer or
Special Servicer (in either case, for purposes of this Section 7.01(b), the
"Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the
Trustee may, and at the written direction of either the Holders of Certificates entitled to not less than 25% of the Voting Rights or (alternatively, but solely in the case of a Special Servicer) the Controlling Class Representative (but if
the Lock Up Storage Centers Special Servicer is the Defaulting Party and a Lock
Up Storage Centers Change of Control Event has not occurred or is not continuing, then only the Lock Up Storage Centers Non-Pooled Subordinate
Noteholder (and neither such Holders nor the Controlling Class Representative)
shall have the right to give such direction), the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through
(x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party
(with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any
Certificate). From and after the receipt by the Defaulting Party of such written notice, all of the responsibilities, duties, authority and power of the
Defaulting Party under this Agreement, whether with respect to the Certificates, the Mortgage Loans or otherwise (other than as a Holder of any Certificate or as a Non-Pooled Mortgage Loan Noteholder, if applicable), shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise (provided, however, that each of the Master Servicers and the Special
Servicers shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination). Each of the Master Servicers and the Special Servicers agrees that, if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than 20 days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the functions hereunder of such Master Servicer or such Special Servicer, as the case may be, and shall otherwise cooperate with the Trustee in effecting the termination of the rights and responsibilities hereunder of such Master Servicer or such Special Servicer, as the case may be, including the transfer within five
(5) Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by a Master Servicer to its
Collection Account or any Companion Note Custodial Account (if such Master
Servicer is the applicable Master Servicer for the related Serviced Mortgage
Loan Group) or Subordinate Note Custodial Account (if such Master Servicer is the applicable Master Servicer for the related Serviced Mortgage Loan Group), the Distribution Account or any Servicing Account or Reserve Account held by it
(if it is the Defaulting Party) or by such Special Servicer to its REO Account, a Collection Account, any Companion Note Custodial Account, any Subordinate Note
Custodial Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that if any Master Servicer or Special Servicer is terminated pursuant to this Section
7.01(b), such Master Servicer or such Special Servicer, as the case may be, shall continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto)
incurred in connection with any actions to be taken by a terminated Master
Servicer or Special Servicer pursuant to this paragraph shall be borne by such
Master Servicer or such Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

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        Notwithstanding the foregoing, the applicable Master Servicer for any
Serviced Mortgage Loan Group shall not be terminated hereunder solely by reason of an Event of Default under Section 7.01(a)(xiii) or by reason of any other
Event of Default that affects only a Serviced Non-Pooled Mortgage Loan
Noteholder. If an Event of Default under Section 7.01(a)(xiii) occurs on the part of the applicable Master Servicer for any Serviced Mortgage Loan Group, or
if any other Event of Default occurs on the part of the applicable Master
Servicer for a Serviced Mortgage Loan Group and such Master Servicer is not terminated pursuant to the provisions set forth above, any related Serviced
Non-Pooled Mortgage Loan Noteholder shall be entitled to require the applicable
Master Servicer to appoint a Sub-Servicer, to be selected by such Master
Servicer, that will be responsible for primary servicing such Serviced Mortgage
Loan Group. In connection with the appointment of a Sub-Servicer in accordance with this paragraph, if the applicable Serviced Mortgage Loan Group includes one or more Serviced Non-Pooled Pari Passu Companion Loans for which one or more classes of Non-Pooled Pari Passu Loan Securities are outstanding that are then rated by S&P, either (A) such Sub-Servicer shall be on the S&P approved list of master servicers or (B) the applicable Master Servicer shall obtain, at its own expense, a written confirmation from S&P to the effect that the appointment of such Sub-Servicer will not result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion Loan Securities rated by S&P. In no event shall any waiver of an Event of Default pursuant to Section 7.04 affect the rights of the holder of any Serviced Non-Pooled Mortgage Loan Noteholder under this paragraph.

        (c) Notwithstanding Section 7.01(b) of this Agreement, if a Master
Servicer receives a notice of termination solely due to an Event of Default under Section 7.01(a)(xi) or (xii) and the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five (5) Business Days after such termination, then such Master Servicer shall continue to serve as Master Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such "request for proposal"
materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement for which the terminated Master Servicer is the applicable Master Servicer from at least three (3) Persons qualified to act as successor Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 for which the Trustee has received written confirmation from each Rating Agency for the Rated Certificates that the appointment of such Person would not result in an Adverse Rating Event with respect to any Class of Rated Certificates rated by such Rating Agency and, if the terminated Master Servicer is the applicable Master Servicer for any
Serviced Mortgage Loan Group that includes one or more Serviced Non-Pooled Pari
Passu Companion Loans and such Serviced Mortgage Loan Group is then serviced and administered under this Agreement, written confirmation from each applicable
Rating Agency for the related Non-Pooled Pari Passu Companion Loan Securities that the appointment of such Person would not result in an Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu Companion Loan
Securities rated by such applicable Rating Agency (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders;
provided, however, that (i) at the Trustee's request, the terminated Master
Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; (ii) prior to making such solicitation, the Trustee or, upon request of the Trustee, the terminated Master Servicer, shall have consulted with
(although it shall not be required to have obtained the approval of) the
Controlling Class Representative with respect to the identity and quality of each of the Persons from whom the Trustee is to solicit bids; and (iii) the
Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the subject Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor
Master Servicer with respect to the applicable Mortgage Loans, and to agree to be bound by the terms hereof, within forty-five (45) days after the receipt by the applicable Master Servicer of a notice of termination. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all applicable Sub-Servicers to continue the primary servicing of the applicable
Serviced Mortgage Loans pursuant to the terms of the respective Sub-Servicing
Agreements and entering into a Sub-Servicing Agreement with the terminated
Master Servicer to service each of the Serviced Mortgage Loans for which it was the applicable Master Servicer and not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to, for each Serviced Mortgage Loan serviced, the excess of the related Master Servicing Fee Rate minus the sum of two basis points and the related Excess Servicing Fee Rate (each, a
"Servicing-Retained Bid") and (ii) on the basis of

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terminating each applicable Sub-Servicing Agreement and each applicable
Sub-Servicer (other than a Designated Sub-Servicer and its Sub-Servicing
Agreement) that it is permitted to terminate in accordance with Section 3.22 and having no obligation to enter into a Sub-Servicing Agreement with the terminated
Master Servicer (each, a "Servicing-Released Bid"). The Trustee shall select the
Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as
successor Master Servicer hereunder. The Trustee shall direct the Successful
Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than forty-five (45) days after the termination of the terminated Master Servicer. In no event shall the bid procedures under this subsection (c) purport to offer the servicing right of any Primary Servicer or
Designated Sub-Servicer that is not then in default under its Primary Servicing
Agreement or Designated Subservicing Agreement.

        (d) Upon the assignment and acceptance of the applicable master servicing (including, in the case of an assignment of the rights of PAR or any successor thereto as a Master Servicer, the servicer report administrative)
rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing).

        (e) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within forty-five (45) days after the related Master
Servicer received a notice of termination or no Successful Bidder was identified within such forty-five (45) day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

        SECTION 7.02. Trustee to Act; Appointment of Successor.

        On and after the time any Master Servicer or Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, subject to Section 3.28, be the successor in all respects to such Master Servicer or such Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Master
Servicer or such Special Servicer, as the case may be, by the terms and provisions hereof, including, if a Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make Advances; provided, however, that (i) any failure to perform such duties or responsibilities caused by the failure of such Master Servicer or such Special Servicer, as the case may be, to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder and (ii) in the case of a terminated Master Servicer, the Trustee shall cease to act as successor
Master Servicer if an alternative successor is appointed pursuant to Section
7.01(c). Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee or any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights or the
Controlling Class Representative or (solely in the case of the Lock Up Storage
Centers Special Servicer) the Lock Up Storage Centers Controlling Party so
request in writing, the Trustee shall), promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the resigning or terminated Master Servicer or Special
Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or such
Special Servicer, as the case may be, hereunder; provided, however, that (i)
such appointment does not result in an Adverse Rating Event with respect to any
Class of Rated Certificates (as confirmed in writing to the Trustee by each applicable Rating Agency for the Rated Certificates)

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and (if such Master Servicer or Special Servicer is the applicable Master
Servicer or the applicable Special Servicer for a Serviced Mortgage Loan Group
that is then serviced and administered under this Agreement and includes one or more Serviced Non-Pooled Pari Passu Companion Loans for which any Non-Pooled
Pari Passu Companion Loan Securities are then outstanding) also does not result in an Adverse Rating Event with respect to any class of related Non-Pooled Pari
Passu Companion Loan Securities (as confirmed in writing to the Trustee by each applicable Rating Agency for such Non-Pooled Pari Passu Companion Loan
Securities), as applicable; (ii) if such successor (in the case of a successor
(other than if the other Master Servicer is such successor) to a resigning or terminated Master Servicer) has a master servicer rating from Fitch that is lower than "CMS2", such successor is reasonably acceptable to the Controlling
Class Representative and, if such successor (other than if such successor is the other Master Servicer) has a master servicer rating from Fitch that is "CMS2" or above, the Controlling Class Representative shall have been consulted with respect to the identity of (although it need not have approved) such successor and (iii) in the case of the Lock Up Storage Centers Special Servicer, such successor is acceptable to the Lock Up Storage Centers Controlling Party in its
sole discretion. No appointment of a successor to any Master Servicer or Special
Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the
Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

        If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to the resigning or terminated Master Servicer, it may reduce such
Master Servicer's Excess Servicing Fee Rate to the extent that its or such
Affiliate's compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the resigning or terminated Master Servicer other than itself or an
Affiliate pursuant to this Section 7.02, it may reduce such Master Servicer's
Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor
Master Servicer that meets the requirements of this Section 7.02.

        SECTION 7.03. Notification to Certificateholders.

        (a) Upon any resignation of a Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of a Master Servicer or Special
Servicer pursuant to Section 7.01, any appointment of a successor to a Master
Servicer or Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
3.28, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each
Serviced Non-Pooled Mortgage Loan Noteholder.

        (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

        SECTION 7.04. Waiver of Events of Default.

        The Holders of Certificates representing at least 66-2/3% of the Voting
Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi) or clause (xii) of
Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes and in any event such Holders shall not be entitled to waive any Event of Default under clause (xiii) of Section 7.01(a). Upon any such waiver of an Event of Default, and payment to the Trustee and the Certificate
Administrator of all reasonable costs and expenses incurred by the Trustee and the Certificate Administrator in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such
Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent

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thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the
Depositor or any Affiliate of the Depositor shall be entitled to the same Voting
Rights with respect to the matters described above as they would if registered in the name of any other Person.

        SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

        During the continuance of any Event of Default, so long as such Event of
Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section
8.01(a)), in its own name and as trustee of an express trust and (in the case of any matter affecting a Serviced Mortgage Loan Group) on behalf of the related
Serviced Non-Pooled Mortgage Loan Noteholder(s), to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and such noteholder(s) (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this
Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

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                                  ARTICLE VIII

            THE TRUSTEE, THE CUSTODIAN, THE CERTIFICATE ADMINISTRATOR
                            AND THE TAX ADMINISTRATOR

        SECTION 8.01. Duties of the Trustee, the Custodian, the Certificate
Administrator and the Tax Administrator.

        (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee contained in this
Agreement shall not be construed as a duty. The Trustee, the Custodian, the
Certificate Administrator and the Tax Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Trustee, the Custodian, the
Certificate Administrator and the Tax Administrator.

        (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the
Custodian, the Certificate Administrator or the Tax Administrator, as
applicable, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee, the
Custodian, the Certificate Administrator or the Tax Administrator, as
applicable, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee, the
Custodian, the Certificate Administrator or the Tax Administrator, as
applicable, shall take such action as it deems appropriate to have the instrument corrected. The Trustee, the Custodian, the Certificate Administrator
or the Tax Administrator, as applicable, shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, a Master
Servicer, a Special Servicer, any actual or prospective Certificateholder or
Certificate Owner or any Rating Agency, and accepted by the Trustee, the
Custodian, the Certificate Administrator or the Tax Administrator in good faith, pursuant to this Agreement.

        (c) No provision of this Agreement shall be construed to relieve the
Trustee, the Tax Administrator or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee.

                (ii) In the absence of bad faith on the part of the Trustee, the
        Certificate Administrator or the Tax Administrator, the Trustee, the
        Certificate Administrator or the Tax Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, the Certificate Administrator or the Tax
        Administrator, as applicable, and conforming to the requirements of this
        Agreement.

                (iii) None of the Trustee, the Certificate Administrator or the
        Tax Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of such entity unless it shall be proved that such entity was negligent in ascertaining the pertinent facts.

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                (iv) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by the Trustee, in good faith in accordance with the terms of this Agreement and the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this
        Agreement.

                (v) Neither the Certificate Administrator nor the Trustee shall be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (other than an Event of
        Default under Section 7.01(a)(xi) or (xii)) or a Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee, the Certificate
        Administrator or the Tax Administrator, as applicable, when required pursuant to this Agreement) unless a Responsible Officer of the Trustee or the Certificate Administrator shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee and the
        Certificate Administrator may conclusively assume that there is no such default or Event of Default.

                (vi) Subject to the other provisions of this Agreement, and without limiting the generality of this Section 8.01, none of the
        Trustee, the Certificate Administrator or the Tax Administrator shall have any duty, except, in the case of the Trustee, as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor to a Master Servicer or a Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of either Master Servicer, either Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or any Rating Agency, delivered to the Trustee, the Certificate
        Administrator or the Tax Administrator pursuant to this Agreement reasonably believed by the Trustee, the Certificate Administrator or the
        Tax Administrator, as applicable, to be genuine and without error and to have been signed or presented by the proper party or parties, (D)
        subject to Section 10.01(f), to see to the payment or discharge of any tax levied against any part of the Trust Fund other than from funds available in the Collection Accounts or the Distribution Account, and
        (E) to see to the payment of any assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in a Collection Account or the Distribution Account (provided that such assessment, charge, lien or encumbrance did not arise out of the Trustee's, the Certificate Administrator's or the Tax
        Administrator's, as applicable, willful misfeasance, bad faith or negligence).

                (vii) For as long as the Person that serves as the Trustee, the
        Certificate Administrator or the Tax Administrator hereunder also serves as Custodian and/or Certificate Registrar, the protections, immunities and indemnities afforded to that Person in its capacity as Trustee,
        Certificate Administrator or Tax Administrator, as applicable, hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

                (viii) If the same Person is acting in two or more of the
        capacities of Trustee, Certificate Administrator, Tax Administrator,
        Custodian or Certificate Registrar, then any notices required to be given by such Person in one such capacity shall be deemed to have been timely given to itself in any other such capacity.

        SECTION 8.02. Certain Matters Affecting the Trustee, the Certificate
Administrator and the Tax Administrator.

        Except as otherwise provided in Section 8.01:

                (i) the Trustee, the Certificate Administrator and the Tax
        Administrator, may each rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of

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        auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

                (ii) the Trustee, the Certificate Administrator and the Tax
        Administrator may each consult with counsel and any written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless such
        Certificateholders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby satisfactory to the Trustee, in its reasonable discretion; none of the Trustee, the Fiscal Agent, the
        Certificate Administrator or the Tax Administrator shall be required to expend or risk its own funds (except to pay expenses that could reasonably be expected to be incurred in connection with the performance of its normal duties) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this
        Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                (iv) none of the Trustee, the Fiscal Agent appointed thereby, the Certificate Administrator or the Tax Administrator shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the
        Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require an indemnity satisfactory to the Trustee, in its reasonable discretion, against such expense or liability as a condition to taking any such action;

                (vi) except as contemplated by Section 8.06 and, with respect to the Trustee alone, Section 8.14, none of the Trustee, the Certificate
        Administrator or the Tax Administrator shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

                (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement, and the Certificate Administrator and the Tax
        Administrator may each perform any of their respective duties hereunder, either directly or by or through the Custodian or other agents or attorneys-in-fact, provided that the use of the Custodian or other agents or attorneys-in-fact shall not be deemed to relieve the Trustee, the Certificate Administrator or the Tax Administrator, as applicable, of any of its duties and obligations hereunder (except as expressly set forth herein);

                (viii) none of the Trustee, the Fiscal Agent appointed thereby, the Certificate Administrator or the Tax Administrator shall be responsible for any act or omission of a Master Servicer or a Special
        Servicer

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        (unless, in the case of the Trustee, it is acting as a Master Servicer or a Special Servicer, as the case may be) or of the Depositor; and

                (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with --------- respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate
        Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and the
        Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the
        Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

        SECTION 8.03. The Trustee, the Fiscal Agent, the Certificate
Administrator and the Tax Administrator not Liable for Validity or Sufficiency
of Certificates or Mortgage Loans.

        The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the
Trustee, the Fiscal Agent, the Certificate Administrator and/or the Tax
Administrator in Article II, and the signature of the Certificate Registrar set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax
Administrator, and none of the Trustee, the Fiscal Agent, the Certificate
Administrator or the Tax Administrator assumes any responsibility for their correctness. None of the Trustee, the Fiscal Agent, the Certificate
Administrator or the Tax Administrator makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. None of the Trustee, the Fiscal Agent, the Certificate Administrator
or the Tax Administrator shall be accountable for the use or application by the
Depositor of any of the Certificates issued to it or of the proceeds of such
Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Pooled Mortgage Loans to the Trust, or any funds (other than with respect to any funds held by the Certificate
Administrator) deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, a Master Servicer or a Special
Servicer (unless, in the case of the Trustee, it is acting in such capacity).
None of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax
Administrator shall be responsible for the legality or validity of this
Agreement (other than insofar as it relates to the obligations of the Trustee, the Fiscal Agent, the Certificate Administrator or the Tax Administrator, as the
case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as a Master Servicer or a Special Servicer and such Master Servicer or such Special Servicer, as the case may be, would be so responsible hereunder.
Except as contemplated by Section 11.02(a), none of the Trustee, the Certificate
Administrator or the Tax Administrator shall be required to record this
Agreement.

        SECTION 8.04. The Trustee, the Fiscal Agent, the Certificate
Administrator and the Tax Administrator May Own Certificates.

        The Trustee (in its individual or any other capacity), the Fiscal Agent, the Certificate Administrator or the Tax Administrator or any of their respective Affiliates may become the owner or pledgee of Certificates with
(except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent, the
Certificate Administrator or the Tax Administrator or one of their Affiliates, as the case may be.

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        SECTION 8.05. Fees and Expenses of the Trustee, the Certificate
Administrator and the Tax Administrator; Indemnification of and by the Trustee,
the Certificate Administrator, the Tax Administrator and the Fiscal Agent.

        (a) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account, out of general collections on the Pooled
Mortgage Loans and REO Properties on deposit therein, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to the Trustee all Trustee Fees and to the Servicer Report Administrator all Servicer Report
Administrator Fees, in each case earned in respect of the Pooled Mortgage Loans and any successor REO Pooled Mortgage Loans through the end of the then most recently ended calendar month as compensation for all services rendered by the
Trustee and the Servicer Report Administrator, respectively, hereunder. As to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the Trustee Fee and the
Servicer Report Administrator Fee shall accrue during each calendar month, commencing with June 2005, at the Trustee Fee Rate and the Servicer Report
Administrator Fee Rate, respectively, on a principal amount equal to the Stated
Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, immediately following the Distribution Date in such calendar month (or, in the case of June 2005, on a principal amount equal to the Cut-off Date Principal
Balance of the particular Mortgage Loan). The Trustee Fee and the Servicer
Report Administrator Fee accrued during each calendar month shall be payable in the next succeeding calendar month. With respect to each Pooled Mortgage Loan and REO Pooled Mortgage Loan, the Trustee Fee and the Servicer Report
Administrator Fee shall be calculated on the same Interest Accrual Basis as is applicable to the accrual or deemed accrual of interest on such Mortgage Loan or
REO Mortgage Loan, as the case may be. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), the Certificate Administrator Fee and the Tax Administrator Fee
shall constitute the sole compensation of the Trustee, the Certificate
Administrator and the Tax Administrator, respectively, for such services to be rendered by it. The Trustee shall be responsible for the payment of the
Certificate Administrator Fee and the Tax Administrator Fee.

        Notwithstanding the prior paragraph, if and to the extent that any loss, liability, cost or expense that is, pursuant to the prior paragraph, required to be borne by the Trust out of the Distribution Account or a Collection Account,
relates to any Mortgage Loan that is part of a Serviced Mortgage Loan Group, (i)
such loss, liability, cost or expense shall be payable out of amounts on deposit in the relevant Collection Account, any related Companion Note Custodial
Account(s) and any related Subordinate Note Custodial Account(s) collectively, prior to payment from funds in the Distribution Account or a Collection Account that are unrelated to such Serviced Mortgage Loan Group; (ii) if such Serviced
Mortgage Loan Group includes one or more Serviced Non-Pooled Subordinate Loans, such loss, liability, cost or expense shall be payable out of amounts on deposit in the related Subordinate Note Custodial Account and shall be payable out of the Distribution Account or a Collection Account or Companion Note Custodial
Account only to the extent that amounts recoverable on the related Serviced
Non-Pooled Subordinate Loan(s) are insufficient to cover the portion of such loss, liability, cost or expense so payable out of the related Subordinate Note
Custodial Account; and (iii) if such Serviced Mortgage Loan Group includes one or more Serviced Non-Pooled Pari Passu Companion Loans, such loss, liability, cost or expense shall be payable out of amounts on deposit in the relevant
Collection Account and the related Companion Note Custodial Account(s)
(withdrawals from those accounts to be made in accordance with the related
Mortgage Loan Group Intercreditor Agreement and pro rata according to the respective outstanding principal balances of the Pooled Mortgage Loan and such
Serviced Non-Pooled Pari Passu Companion Loans included in such Serviced
Mortgage Loan Group).

        (b) The Trustee, the Certificate Administrator, the Fiscal Agent and the
Tax Administrator and any of their respective directors, officers, employees, agents or affiliates are entitled to be indemnified and held harmless out of the
Collection Accounts and/or the Distribution Account, as and to the extent provided in Section 3.05, for and against any loss, liability, claim or expense
(including costs and expenses of litigation, and of investigation, reasonable counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage
Loans (unless, in the case of the Trustee, it incurs any such expense or liability in the capacity of successor to a Master Servicer or a Special
Servicer (as the case may be), in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master
Servicer or Special Servicer,

                                      260

as the case may be) or any act or omission of the Trustee, the Certificate
Administrator or the Tax Administrator relating to the exercise and performance of any of the rights and duties of the Trustee, the Certificate Administrator or the Tax Administrator hereunder; provided, however, that none of the Trustee, the Certificate Administrator or the Tax Administrator shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses,
(2) any cost or expense that does not constitute an "unanticipated expense"
within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (3) any
expense or liability specifically required to be borne thereby pursuant to the terms hereof or (4) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee, the Fiscal Agent, the Certificate
Administrator or the Tax Administrator of any of their respective representations, warranties or covenants contained herein or any willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, the Trustee's, the Fiscal Agent's, the Certificate Administrator's
or the Tax Administrator's obligations and duties hereunder.

        (c) The Master Servicers and the Special Servicers each shall indemnify the Trustee, the Certificate Administrator, the Tax Administrator and the Fiscal
Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of such Master Servicer's or such Special Servicer's, as the case may be, negligent acts or omissions in connection with this
Agreement, including the negligent use by such Master Servicer or such Special
Servicer, as the case may be, of any powers of attorney delivered to it by the
Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by such Master Servicer or such Special Servicer, as the case may be; provided, however, that, if the Trustee, the Certificate Administrator or the Tax
Administrator has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or the Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

        (d) Each of the Trustee, the Certificate Administrator, the Tax
Administrator and the Fiscal Agent shall indemnify each of the Master Servicers and the Special Servicers for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's, the Certificate
Administrator's, the Tax Administrator's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if a Master Servicer or Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person otherwise provided for in this Section 8.05(d)
with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

        (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, the Certificate Administrator, the
Tax Administrator, the Fiscal Agent, either Master Servicer or either Special
Servicer as regards rights and obligations prior to such termination, resignation or removal.

        SECTION 8.06. Eligibility Requirements for the Trustee, the Certificate
Administrator and the Tax Administrator.

        The Trustee, the Certificate Administrator and the Tax Administrator
hereunder each shall at all times be a corporation, bank, trust company or association that: (i) is organized and doing business under the laws of the
United States of America or any State thereof or the District of Columbia and, in the case of the Trustee, authorized under such laws to exercise trust powers;
(ii) has a combined capital and surplus of at least $50,000,000; and (iii) is subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition: (i) the
Trustee shall at all times meet the requirements of Section 26(a)(1) of the
Investment Company Act; and (ii) neither the Certificate Administrator nor the
Tax Administrator may have any affiliations or act in any other capacity with respect to the transactions contemplated hereby that would cause the Underwriter
Exemption to be unavailable with respect to any Class of Certificates as to which it would otherwise be available. Furthermore, the Trustee, the Certificate
Administrator and the Tax Administrator shall at all times maintain a long-term unsecured debt

                                      261

rating of at least "Aa3" from Moody's and a short-term unsecured debt rating from each Rating Agency of at least "P-2" in the case of Moody's and "F-1" in the case of Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated
Certificates rated by such Rating Agency and (if a Serviced Mortgage Loan Group is then serviced and administered under this Agreement and includes one or more
Serviced Non-Pooled Pari Passu Companion Loans for which any Non-Pooled Pari
Passu Companion Loan Securities are then outstanding) also will not result in an
Adverse Rating Event with respect to any class of related Non-Pooled Pari Passu
Companion Loan Securities, in each case as confirmed in writing to the Trustee, the Certificate Administrator, the Tax Administrator and the Depositor by each applicable Rating Agency); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from Fitch (or, in the case of any
Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates rated by such Rating Agency and
(if a Serviced Mortgage Loan Group is then serviced and administered under this
Agreement and includes one or more Serviced Non-Pooled Pari Passu Companion
Loans for which any Non-Pooled Pari Passu Companion Loan Securities are then outstanding) also will not result in an Adverse Rating Event with respect to any class of related Non-Pooled Pari Passu Companion Loan Securities, in each case as confirmed in writing to the Trustee, the Certificate Administrator, the Tax
Administrator and the Depositor by each applicable Rating Agency), and a Fiscal
Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or (ii) the Trustee maintains a long-term unsecured debt rating of no less than "A1" from Moody's and "A" from
Fitch (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated
Certificates rated by such Rating Agency and (if a Serviced Mortgage Loan Group is then serviced and administered under this Agreement and includes one or more
Serviced Non-Pooled Pari Passu Companion Loans for which any Non-Pooled Pari
Passu Companion Loan Securities are then outstanding) also will not result in an
Adverse Rating Event with respect to any class of related Non-Pooled Pari Passu
Companion Loan Securities, in each case as confirmed in writing to the Trustee, the Certificate Administrator, the Tax Administrator and the Depositor by each applicable Rating Agency) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee, the Certificate
Administrator or the Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee, the Certificate
Administrator or the Tax Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Pooled Mortgage Loan Sellers, the Master Servicers, the Special Servicers and their respective Affiliates;
provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) a Master
Servicer or Special Servicer (except during any period when the Trustee has assumed the duties of such Master Servicer or Special Servicer (as the case may
be) pursuant to Section 7.02, (iv) any Pooled Mortgage Loan Seller or (v) any
Affiliate of any of them, may be the Trustee hereunder.

        SECTION 8.07. Resignation and Removal of the Trustee, the Certificate
Administrator and the Tax Administrator.

        (a) The Trustee, the Certificate Administrator and the Tax Administrator
each may at any time resign and be discharged from their respective obligations created hereunder by giving written notice thereof to the other such parties, the Depositor, the Master Servicers, the Special Servicers, the Rating Agencies
and all the Certificateholders. Upon receiving such notice of resignation, the
Depositor shall promptly appoint a successor trustee, certificate administrator or tax administrator, as the case may be, meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, Certificate Administrator or Tax
Administrator, as the case may be, and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to other parties hereto and to the
Certificateholders by the Depositor. If no successor trustee, certificate administrator or tax administrator, as the case may be, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee, Certificate Administrator or Tax
Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee, certificate administrator or tax administrator, as the case may be.

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        (b) If at any time the Trustee, the Certificate Administrator or the Tax
Administrator shall cease to be eligible in accordance with the provisions of
Section 8.06 and shall fail to resign after written request therefor by the
Depositor or a Master Servicer, or if at any time the Trustee, the Certificate
Administrator or the Tax Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee, the
Certificate Administrator or the Tax Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Certificate Administrator or the Tax Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's, Certificate Administrator's or Tax Administrator's continuing to act in such capacity would result in an Adverse Rating Event with respect to any
Class of Rated Certificates rated by a Rating Agency for the Rated Certificates, as confirmed in writing to the Depositor by each applicable Rating Agency, then the Depositor may (and, if it fails to do so within 10 Business Days, PAR or any successor thereto as Master Servicer shall as soon as practicable) remove the
Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument, in duplicate, which instrument shall be delivered to the Trustee, the Certificate Administrator or the Tax Administrator, as the case may be, so removed and to the successor trustee, certificate administrator or tax administrator, as the case may be. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor.

        (c) The Holders of Certificates entitled to more than 50% of the Voting
Rights may at any time remove the Trustee, Certificate Administrator or Tax
Administrator and appoint a successor trustee, certificate administrator or tax administrator, as the case may be, by written instrument or instruments signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the
Trustee, Certificate Administrator or Tax Administrator, as the case may be, so removed, and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the
Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

        (d) Any resignation or removal of the Trustee, the Certificate
Administrator or the Tax Administrator and appointment of a successor trustee, certificate administrator or tax administrator, as the case may be, pursuant to any of the provisions of this Section 8.07 shall not become effective until (i)
acceptance of appointment by the successor trustee, certificate administrator or tax administrator, as the case may be, as provided in Section 8.08 and (ii) if the successor trustee, certificate administrator or tax administrator, as the case may be, does not have a long-term unsecured debt rating of at least "Aa3"
from Moody's and "AA-" from Fitch and a short-term unsecured debt rating from each Rating Agency of at least "P-2" in the case of Moody's and "F-1" in the case of Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency for the Rated Certificates that has not so assigned such a rating, to the effect that the appointment of such successor trustee, certificate administrator or tax administrator, as the case may be, shall not result in an Adverse Rating Event with respect to any Class of Rated
Certificates rated by such Rating Agency and (if a Serviced Mortgage Loan Group is then serviced and administered under this Agreement and includes one or more
Serviced Non-Pooled Pari Passu Companion Loans for which any Non-Pooled Pari
Passu Companion Loan Securities are then outstanding) also will not result in an
Adverse Rating Event with respect to any class of related Non-Pooled Pari Passu
Companion Loan Securities.

        SECTION 8.08. Successor Trustee, Certificate Administrator and Tax
Administrator.

        (a) Any successor trustee, certificate administrator or tax administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, each Master Servicer, each Special Servicer and its predecessor trustee, certificate administrator or tax administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee, certificate administrator or tax administrator, as the case may be, shall become effective and such successor trustee, certificate administrator or tax administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee,

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certificate administrator or tax administrator herein. If the Trustee is being replaced, the predecessor trustee shall deliver to the successor trustee all
Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which
Custodian shall become the agent of the successor trustee), and the Depositor, each Master Servicer, each Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

        (b) No successor trustee, certificate administrator or tax administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee, certificate administrator or tax administrator, as the case may be, shall be eligible under the provisions of
Section 8.06.

        (c) Upon acceptance of appointment by a successor trustee, certificate administrator or tax administrator as provided in this Section 8.08, such successor trustee, certificate administrator or tax administrator, as the case may be, shall mail notice of the succession of such trustee, certificate administrator or tax administrator hereunder to the Depositor, the
Certificateholders and the other parties hereto.

        SECTION 8.09. Merger or Consolidation of the Trustee, the Certificate
Administrator or the Tax Administrator.

        Any entity into which the Trustee, Certificate Administrator or Tax
Administrator may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the
Trustee, Certificate Administrator or Tax Administrator shall be a party, or any entity succeeding to the corporate trust business of the Trustee, Certificate
Administrator or Tax Administrator, shall be the successor of the Trustee,
Certificate Administrator or Tax Administrator, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

        (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the applicable Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the
Trustee, or separate trustee or separate trustees, of all or any part of the
Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Master Servicer and the Trustee may consider necessary or desirable.
If the applicable Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an
Event of Default in respect of the applicable Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

        (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as a Master Servicer, Special Servicer, Certificate Administrator or
Tax Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

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        (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

        (d) Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

        (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

        SECTION 8.11. Appointment of Custodians.

        The Trustee may, at its own expense, appoint any Person with appropriate experience as a document custodian to act as Custodian hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as
Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Custodian shall not relieve the Trustee from such entity's obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Custodian. The Custodian shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b),
8.05(c), 8.05(d) and 8.05(e) shall apply to the Custodian to the same extent that they apply to the Trustee. Any Custodian appointed in accordance with this
Section 8.11 may at any time resign by giving at least 30 days' advance written notice of resignation to the Certificate Administrator, the Trustee, each Master
Servicer, each Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Custodian appointed in accordance with this Section
8.11 by giving written notice of termination to such Custodian, with a copy to the Certificate Administrator, each Master Servicer, each Special Servicer and the Depositor. Each Custodian shall comply with the requirements for Trustees set forth in Section 8.06, shall not be the Depositor, any Pooled Mortgage Loan
Seller or any Affiliate of the Depositor or any Pooled Mortgage Loan Seller, and
shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae.

        SECTION 8.12. Access to Certain Information.

        (a) The Trustee and the Custodian shall each afford to the Depositor, the Underwriters, each Master Servicer, each Primary Servicer, each Special
Servicer, the Controlling Class Representative and each Rating Agency and to the
OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Pooled Mortgage Loans or the other assets of the
Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee or the Custodian, as the case may be, designated by it.

        (b) The Trustee (or, in the case of the items referenced in clause (ix)
below, the Custodian, or in the case of the items referenced in clauses (i),
(ii), (iii) and (viii), the Certificate Administrator, or in the case of the items referenced in clause (xii), both the Certificate Administrator and the
Trustee) shall maintain at its offices or the offices of a Custodian and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available, for review by the Depositor, the
Rating Agencies, the Certificate Administrator, the Custodian, the Controlling
Class Representative and, subject to the succeeding paragraph, any
Certificateholder, Certificate Owner or Person identified to the Trustee (or, in the case of the items referenced in clause (ix) below, the Custodian, or in the case of the items referenced in clauses (i), (ii), (iii) and (viii), the
Certificate Administrator, or in the case of the items referenced in clause
(xi), both the Certificate Administrator and the Trustee) as a prospective
Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee (or, in the case of the items referenced in clause (ix) below, the
Custodian, or in the case

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of the items referenced in clauses (i), (ii), (iii) and (viii), the Certificate
Administrator, or in the case of the items referenced in clause (xi), both the
Certificate Administrator and the Trustee): (i) the Prospectus, the Private
Placement Memorandum and any other disclosure document relating to the
Certificates, in the form most recently provided to the Certificate
Administrator by the Depositor or by any Person designated by the Depositor;
(ii) this Agreement, each Sub-Servicing Agreement delivered to the Certificate
Administrator since the Closing Date, each Mortgage Loan Purchase Agreement, each Non-Trust Servicing Agreement and any amendments and exhibits hereto or thereto; (iii) all Certificate Administrator Reports and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since the
Closing Date; (iv) all Annual Performance Certifications delivered by the Master
Servicers and/or the Special Servicers to the Certificate Administrator and the
Trustee since the Closing Date and all comparable certifications delivered to the Trustee with respect to comparable servicing parties under the Non-Trust
Servicing Agreements since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicers and/or the Special Servicers,
respectively, to the Certificate Administrator and the Trustee since the Closing
Date and all comparable accountant's reports delivered to the Trustee with respect to comparable servicing parties under the Non-Trust Servicing Agreements since the Closing Date; (vi) the most recent inspection report prepared by a
Master Servicer or a Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a) (or, in the case of the
Mortgaged Property securing a Non-Trust-Serviced Pooled Mortgage Loan, prepared by the comparable servicing party under the related Non-Trust Servicing
Agreement and delivered to the Trustee since the Closing Date); (vii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged
Property as to which the environmental testing contemplated by Section 3.09(c)
revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (viii) all files and reports comprising the CMSA Investor Reporting Package delivered to the Certificate Administrator since the Closing Date pursuant to Section 4.02(b); (ix) each of the Mortgage
Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by a Master Servicer or Special
Servicer and delivered to the Trustee or any Custodian pursuant to Section 3.20;
(x) any and all Officer's Certificates and other evidence delivered to or by the
Trustee to support its, a Master Servicer's, a Special Servicer's or the Fiscal
Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (xi) to the extent not otherwise described in any of the foregoing clauses (i) through (x), any and all reports, statements and other written or electronic information relating to a Non-Trust-Serviced
Pooled Mortgage Loan, the related Mortgaged Property and/or the related
Borrower, to the extent such items were received by the applicable Master
Servicer under this Agreement or by any party to the related Non-Trust Servicing
Agreement and (in either case) delivered to the Trustee since the Closing Date;
and (xii) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The
Certificate Administrator, the Trustee or the Custodian, as applicable, shall provide, or cause to be provided, copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies and the Controlling Class
Representative, the Certificate Administrator or the Custodian shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

        In connection with providing, or causing to be provided, access to or copies of the items described in the preceding paragraph pursuant to this
Section 8.12(b), the Certificate Administrator, the Trustee or the Custodian, as
the case may be, shall require: (a) in the case of Certificateholders and
Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator, the Trustee or the
Custodian, as the case may be) generally to the effect that such Person is a
Holder or Certificate Owner of Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such
Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (b)
in the case of a prospective purchaser of a

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Certificate or an interest therein, confirmation executed by the requesting
Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator, the Trustee or the Custodian, as the case may be) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder,
Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Certificate Administrator, the Trustee or the Custodian, as the case may be, pursuant to this Section
8.12(b) that has previously been filed with the Commission, and the Certificate
Administrator, the Trustee or the Custodian, as the case may be, shall not require either of the certifications contemplated by the preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

        (c) None of the Trustee, the Custodian or the Certificate Administrator
shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

        SECTION 8.13. Appointment of Fiscal Agent.

        (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA-" from Fitch and a short-term unsecured debt rating of at least "P-2"
from Moody's and "F-1" from Fitch (or, in the case of any Rating Agency, such lower rating(s) as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates and (if a Serviced Mortgage Loan Group is then serviced and administered under this Agreement and includes one or more Serviced
Non-Pooled Pari Passu Companion Loans for which any Non-Pooled Pari Passu
Companion Loan Securities are then outstanding) also will not result in an
Adverse Rating Event with respect to any class of related Non-Pooled Pari Passu
Companion Loan Securities, in each case as confirmed in writing to the Trustee and the Depositor by each applicable Rating Agency). Any Person so appointed by the Trustee pursuant to this Section 8.13(a) subsequent to the Closing Date shall become the Fiscal Agent on the date as of which the Trustee and the
Depositor have received: (i) if the long-term unsecured debt of the designated
Person is not rated at least "Aa3" from Moody's and "AA-" from Fitch, written confirmation from each Rating Agency that the appointment of such designated
Person will not result in an Adverse Rating Event with respect to any Class of
Rated Certificates and (if a Serviced Mortgage Loan Group is then serviced and administered under this Agreement and includes one or more Serviced Non-Pooled
Pari Passu Companion Loans for which any Non-Pooled Pari Passu Companion Loan
Securities are then outstanding) also will not result in an Adverse Rating Event with respect to any class of related Non-Pooled Pari Passu Companion Loan
Securities; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal
Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any
Fiscal Agent appointed pursuant to this Section 8.13(a) shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, appointed pursuant to this Section 8.13(a) shall make representations and warranties with respect to itself that are comparable to those made by the initial Fiscal Agent pursuant to Section 2.11. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the initial Fiscal
Agent is entitled hereunder.

        (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof,

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the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the
Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

        (c) All fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such
Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the
Depositor, a Master Servicer or a Special Servicer.

        (d) The obligations of any Fiscal Agent set forth in this Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it (or, in the case of ABN AMRO, as LaSalle) shall act as
Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such
Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of ABN AMRO, as LaSalle) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

        (e) The Trustee shall promptly notify the other parties hereto and the
Certificateholders in writing of the appointment, resignation or removal of any
Fiscal Agent.

        SECTION 8.14. Advance Security Arrangement.

        Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an
"Advance Security Arrangement") for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates and (if a Serviced Mortgage Loan
Group is then serviced and administered under this Agreement and includes one or more Serviced Non-Pooled Pari Passu Companion Loans for which any Non-Pooled
Pari Passu Companion Loan Securities are then outstanding) also without an
Adverse Rating Event with respect to any class of related Non-Pooled Pari Passu
Companion Loan Securities, in each case as confirmed in writing to the Trustee and the Depositor by each applicable Rating Agency, and (ii) would not result in an Adverse REMIC Event or an Adverse Grantor Trust Event (as evidenced by an
Opinion of Counsel addressed and delivered to the Trustee, the Depositor and the
Tax Administrator). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security
Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section 8.06 or (ii) when such Trustee resigns or is removed as
Trustee hereunder.

        SECTION 8.15. Exchange Act Reporting.

        (a) The Master Servicers, the Special Servicers, the Certificate
Administrator, the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Trust's satisfaction of its reporting requirements under the Exchange Act. Within 15 days after each Distribution
Date, the Certificate Administrator shall prepare, execute and file on behalf of the Trust any Forms 8-K customary for similar securities as required by the
Exchange Act and the rules and regulations of the Commission thereunder;
provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. The Certificate Administrator shall file each
Form 8-K with a copy of the related Certificate Administrator Report attached thereto. If the Depositor directs that any other attachments are to be filed with any Form 8-K, such attachments shall be delivered to the Certificate
Administrator in Edgar-compatible form or as otherwise agreed upon by the
Certificate Administrator and the Depositor, at the Depositor's

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expense, and any necessary conversion to EDGAR-compatible format will be at the
Depositor's expense. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the
Commission), the Certificate Administrator shall prepare and file an Annual
Report on Form 10-K (a "Form 10-K"), in substance as required by applicable law and applicable interpretations thereof of the staff of the Commission. Such Form
10-K shall include as exhibits each annual statement of compliance described under Section 3.13 and each accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Certificate
Administrator. If they are not so timely delivered, the Certificate
Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Certificate
Administrator. Each Form 10-K shall also include any Sarbanes-Oxley
Certification required to be included therewith, as described in paragraph (b)
of this Section. The Certificate Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from the Certificate Administrator's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Prior to January 30 of the first year in which the Certificate
Administrator is able to do so under applicable law, the Certificate
Administrator shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act and shall provide the
Special Servicers and the Master Servicers with written notice of such filing.

        (b) The Form 10-K shall include any certification (the "Sarbanes-Oxley
Certification") required to be included therewith pursuant to the Sarbanes-Oxley
Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).
Each Master Servicer, each Special Servicer and the Certificate Administrator
(each, a "Performing Party") shall provide to the Person who signs the
Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a
"Performance Certification"), in form and substance reasonably satisfactory to the Depositor and the Performing Party, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying
Person is an individual), and such entity's officers, directors and Affiliates
(collectively with the Certifying Person, "Certification Parties") can rely, relating to the accuracy and completeness of the information and reports provided under this Agreement by such Performing Party; provided, however, that the certification required from the General Special Servicer shall contain the following information:

                (i) a statement acknowledging that the officer of the General
        Special Servicer signing such certification has reviewed the information provided by it for inclusion in the Form 10-K to be covered by the subject Sarbanes-Oxley Certification;

                (ii) a statement, based on the knowledge of the officer of the
        General Special Servicer that is signing such certification, that the information provided by it to be covered by such Sarbanes-Oxley
        Certification solely relating to actions of the General Special Servicer and/or payments and other collections on the Specially Serviced Mortgage
        Loans and REO Properties for which it is the applicable Special
        Servicer, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, not misleading as of the last day of the period covered by the subject Form 10-K;

                (iii) a statement, based on the knowledge of the officer of the
        General Special Servicer that is signing such certification, that the information provided by it and to be covered by such Sarbanes-Oxley
        Certification relating solely to actions of the General Special Servicer and/or payments and other collections on the Specially Serviced Mortgage
        Loans and REO Properties for which it is the applicable Special
        Servicer, includes all information of such type available to the General
        Special Servicer and required to be included in the Certificate
        Administrator Reports for the relevant period covered by the subject
        Form 10-K; and

                (iv) a statement, based on the knowledge of the officer of the
        General Special Servicer that is signing such certification, that the
        General Special Servicer has disclosed all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards during the period covered by the subject Form 10-K in the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for
        Mortgage Bankers or similar procedure, as set forth in this Agreement.

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        Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge or (iii)
with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face.

        In addition, if the Performing Party is a Master Servicer or a Special
Servicer, such Performing Party shall, upon request, execute a reasonable reliance certificate acknowledging the Certification Party's right to rely upon the Annual Compliance Certificate provided pursuant to Section 3.13, and shall include a certification, based on the knowledge of the officer that is signing such certification, that such Annual Compliance Certificate discloses any significant deficiencies or defaults described to the certified public accountants of such Performing Party to enable such accountants to render the certificate provided for in Section 3.14.

        In addition, in the event that a Serviced Non-Pooled Pari Passu
Companion Loan is deposited into a commercial mortgage securitization, on or before March 20th of each year with respect to which a Form 10-K is filed by the related trustee for such commercial mortgage securitization, the applicable
Master Servicer and the applicable Special Servicer, shall, upon request, provide to the Person who signs the Sarbanes-Oxley Certification with respect to such commercial mortgage securitization a certification in form and substance reasonably satisfactory to the depositor of such commercial mortgage securitization and the applicable Master Servicer or the applicable Special
Servicer, as applicable, with respect to such Serviced Non-Pooled Pari Passu
Companion Loan, on which such Person and such Person's partner, representative,
Affiliate, member, manager, director, officer, employee or agent can rely.

        (c) Each Performing Party shall indemnify and hold harmless each
Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of an actual breach of the applicable
Performing Party's obligations under subsection (b) of this Section or the applicable Performing Party's negligence, bad faith or willful misconduct in connection with such obligations.

        (d) Nothing contained in this Section shall be construed to require any party to this Agreement, or any of such party's officers, to execute any Form
10-K or any Sarbanes-Oxley Certification. The failure of any party to this
Agreement, or any of such party's officers, to execute any Form 10-K or any
Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Master
Servicer, each Special Servicer and the Certificate Administrator hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to
Section 11.01, which amendment shall not require any Opinions of Counsel,
Officer's Certificates, Rating Agency confirmations or the consent of any
Certificateholder, notwithstanding anything to the contrary contained in this
Agreement. In no event shall the General Special Servicer be required to execute any Form 10-K or any Sarbanes-Oxley Certification.

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                                   ARTICLE IX

                                   TERMINATION

        SECTION 9.01. Termination Upon Repurchase or Liquidation of All Pooled
Mortgage Loans.

        (a) Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Certificate Administrator to provide for and make payments to
Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the
Certificate Administrator on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by any single Controlling Class Certificateholder or group of
Controlling Class Certificateholders, one or both of the Master Servicers or the
General Special Servicer (whose respective rights to effect such a purchase shall be subject to the priorities and conditions set forth in subsection (b))
of all Pooled Mortgage Loans and each REO Property (or, in the case of any REO
Property related to any Mortgage Loan Group, the beneficial interest of the
Trust Fund in such REO Property) remaining in the Trust Fund at a price (the
"Termination Price") equal to (A) the aggregate Purchase Price of all the Pooled
Mortgage Loans remaining in the Trust Fund (exclusive of any REO Pooled Mortgage
Loan(s)), plus (B) the appraised value of each REO Property (or, in the case of any REO Property related to any Mortgage Loan Group, the beneficial interest of the Trust Fund in such REO Property), if any, included in the Trust Fund, such appraisal for such REO Property to be conducted by a Qualified Appraiser selected by the General Special Servicer and approved by the Certificate
Administrator and the applicable Master Servicer, minus (C) if the purchaser is a Master Servicer or the General Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance
Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to such Master Servicer or the General Special Servicer, as the case may be, in connection with such purchase); (ii) the exchange by the
Sole Certificateholder(s) of all the Certificates for all Pooled Mortgage Loans
and each REO Property (or, in the case of any REO Property related to any
Mortgage Loan Group, the beneficial interest of the Trust Fund in such REO
Property) remaining in the Trust Fund; and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Pooled Mortgage
Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

        (b) Any single Controlling Class Certificateholder or group of
Controlling Class Certificateholders, PAR (or its successor) as a Master
Servicer, WFB (or its successor) as a Master Servicer or the General Special
Servicer, in that order of preference, may at its option elect to purchase all the Pooled Mortgage Loans and each REO Property (or, in the case of any REO
Property related to any Mortgage Loan Group, the beneficial interest of the
Trust Fund in such REO Property) remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by a Master Servicer or the General
Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that:

        (A)     the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is 1.0% or less of the Initial Pool
                Balance;

        (B)     within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so;

        (C)     if more than one Controlling Class Certificateholder or group of
                Controlling Class Certificateholders desire to purchase all of the Pooled Mortgage Loans and any REO Properties remaining in the Trust Fund, preference shall be given to the Controlling
                Class Certificateholder or group of Controlling Class
                Certificateholders with the largest Percentage Interest in the
                Controlling Class; and

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        (D)     if a Master Servicer makes such an election, then the other
                Master Servicer will have the option, by giving written notice to the other parties hereto and to the Holders of the
                Controlling Class no later than 30 days prior to the anticipated date of purchase, to purchase all of the Pooled Mortgage Loans and related REO Properties (or, in the case of any REO Property related to any Mortgage Loan Group, the beneficial interest of the Trust Fund in such REO Property) remaining in the Trust Fund for which it is the applicable Master Servicer.

        If the Trust is to be terminated in connection with the purchase of all the Pooled Mortgage Loans and each REO Property (or, in the case of any REO
Property related to any Mortgage Loan Group, the beneficial interest of the
Trust Fund in such REO Property) remaining in the Trust Fund by any Controlling
Class Certificateholder(s), one or both of the Master Servicers or the General
Special Servicer, such Person(s) shall: (i) deposit, or deliver to the Master
Servicers for deposit, in the respective Collection Accounts (after the
Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price (the portion thereof allocable to all such
Pooled Mortgage Loans and related REO Properties, other than those for which a
Master Servicer exercises its option under clause (D) above, to be deposited in the other Master Servicer's Collection Account and the portion thereof allocable to those for which a Master Servicer exercises its option under clause (D) above to be deposited in the such Master Servicer's Collection Account); and (ii)
shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the
Final Distribution Date, each Master Servicer shall transfer to the Distribution
Account all amounts required to be transferred by it to such account on such
Master Servicer Remittance Date from such Master Servicer's Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in such Collection Account that would otherwise be held for future distribution. Upon confirmation that such deposits and reimbursements have been made, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Pooled
Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the remaining Pooled Mortgage Loans and REO Properties to the purchasing party (or its designee).

        Following the date on which the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates is reduced to zero, the Sole Certificateholder(s) shall have the right to exchange all of the Certificates for all of the Pooled Mortgage Loans
and each REO Property (or, in the case of any REO Property related to any
Mortgage Loan Group, the beneficial interest of the Trust Fund in such REO
Property) remaining in the Trust Fund as contemplated by clause (ii) of Section
9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole
Certificateholder(s) elect(s) to exchange all of the Certificates for all of the
Pooled Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder(s), not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in each Collection
Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, each Master Servicer, each Primary Servicer, each
Special Servicer, the Certificate Administrator, the Tax Administrator, the
Trustee and/or the Fiscal Agent hereunder (and their respective agents) that may be withdrawn from such Collection Account, pursuant to Section 3.05(a), or
(without duplication between the Collection Accounts) that may be withdrawn from the Distribution Account, pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in such Collection Account. In addition, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred by it to such account on such Master Servicer
Remittance Date from such Master Servicer's Collection Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final
Distribution Date, the Trustee shall release or cause to be released to the Sole
Certificateholder(s) (or any designee thereof), the Mortgage Files for the remaining Pooled Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder(s) as shall be necessary to effectuate transfer of the remaining Pooled Mortgage Loans and
REO Properties to the Sole Certificateholder(s) (or any designee thereof). For
Federal income tax purposes, such surrender and

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release shall be treated as a purchase of such Mortgage Loans and REO Properties for an amount of cash equal to all amounts due in respect thereof after the distribution of amounts remaining in the Distribution Account, and a crediting of such amounts as a final distribution on all REMIC I Regular Interests, REMIC
II Regular Interests and REMIC III Regular Interests.

        (c) Notice of any termination shall be given promptly by the Certificate
Administrator by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Pooled Mortgage Loans and each REO
Property remaining in the Trust Fund by one or both of the Master Servicers, the
General Special Servicer and/or any Controlling Class Certificateholder(s), not
earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y)
otherwise during the month of such final distribution on or before the Master
Servicer Remittance Date in such month, in any event specifying (i) the
Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Administrator therein designated. The Certificate Administrator shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

        (d) Upon presentation and surrender of the Certificates by the
Certificateholders on the Final Distribution Date, the Certificate Administrator
shall distribute to each Certificateholder so presenting and surrendering its
Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01. Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution
Date because of the failure of such Holder or Holders to tender their
Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or
Holders. If any Certificates as to which notice has been given pursuant to this
Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the
Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Certificate
Administrator shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

        SECTION 9.02. Additional Termination Requirements.

        (a) If any Controlling Class Certificateholder(s), one or both of the
Master Servicers, and/or the General Special Servicer purchase(s), or the Sole
Certificateholder(s) exchange(s) all of the Certificates for, all the Pooled
Mortgage Loans and each REO Property (or, in the case of any REO Property related to any Mortgage Loan Group, the beneficial interest of the Trust Fund in such REO Property) remaining in the Trust Fund as provided in Section 9.01, the
Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee and the Certificate Administrator an Opinion of
Counsel, addressed to the Trustee and the Certificate Administrator, to the
effect that the failure of the Trust to comply with the requirements of this
Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC
Pool:

                (i) the Certificate Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax
        Return for each REMIC Pool, pursuant to Treasury Regulations Section
        1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any

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        regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

                (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the
        Certificate Administrator shall sell or otherwise transfer all the
        Pooled Mortgage Loans and each REO Property remaining in the Trust Fund to the relevant Master Servicer(s), the General Special Servicer, the
        applicable Controlling Class Certificateholder(s) or the Sole
        Certificateholder(s), as the case may be, in exchange for cash and/or
        Certificates in accordance with Section 9.01; and

                (iii) at the time of the final payment on the Certificates, the
        Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Certificates in accordance with Section 4.01 all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

        (b) By their acceptance of Certificates, the Holders of the Certificates
(including the Holders of the Class A-4FL Certificates, as owners of beneficial interests in the Class A-4FL REMIC III Regular Interest) hereby authorize the
Trustee to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in the form of the notice of termination provided for in Section 9.01(c) and in accordance with the terms and conditions of this
Agreement, which authorization shall be binding upon all successor
Certificateholders.

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                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

        SECTION 10.01. Tax Administration.

        (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

        (b) The Holder of Certificates evidencing the largest Percentage
Interest in the Class R Certificates is hereby designated as the Tax Matters
Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the
Tax Administrator is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the
Tax Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

        (c) The Tax Administrator shall prepare or cause to be prepared, submit to the Trustee for execution and file all of the Tax Returns in respect of each
REMIC Pool (other than Tax Returns required to be filed by a Master Servicer pursuant to Section 3.09(g)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor.

        (d) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such
REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide: (i) to any Transferor of a Class R
Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a
Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium
(using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

        (e) The Trustee and the Tax Administrator shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist them, to the extent reasonably requested by the Trustee or the Tax Administrator), to the extent that the Trustee or the Tax
Administrator, as applicable, has actual knowledge that any particular action is required; provided that the Trustee and the Tax Administrator shall be deemed to have knowledge of relevant tax laws. The Trustee or the Tax Administrator, as applicable, shall not knowingly take or fail to take any action, or cause any
REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC
Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect

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to any Grantor Trust Pool, unless the Trustee or the Tax Administrator, as applicable, has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an
Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee or the Tax Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Tax Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse
Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Tax
Administrator has advised it in writing that an Adverse REMIC Event or an
Adverse Grantor Trust Event could occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement (and in no event by the Trust Fund or the Tax Administrator).

        (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on
"net income from foreclosure property" as defined in Section 860G(c) of the
Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by a Special Servicer pursuant to Section 3.17(a)), then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i)
the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Section 10.01; (ii) the
Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under Article IV,
Article VIII or this Section 10.01 (which breach constitutes negligence, bad faith or willful misconduct); (iii) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under Article IV, Article VIII or this Section 10.01 (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Section 10.01; (v) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Section 10.01; (vi) the applicable Special
Servicer, if such tax arises out of or results from a breach by such Special
Servicer of any of its obligations under Article III or this Section 10.01; or
(vii) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on any Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the applicable Special Servicer, if such tax arises out of or results from a breach by such Special Servicer of any of its obligations under
Article III or this Section 10.01; (ii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Section 10.01; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; (iv) the
Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under Article IV,
Article VIII or this Section 10.01 (which breach constitutes negligence, bad faith or willful misconduct); (v) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under Article IV, Article VIII or this Section 10.01 (which breach constitutes negligence, bad faith or willful misconduct); (iv) the Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article
IV or this Section 10.01; or (v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Consistent with the foregoing, any tax permitted to be incurred by a Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

        (g) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and Grantor Trust
Pool on a calendar year and an accrual basis.

        (h) Following the Startup Day for each REMIC Pool, the Trustee shall not
(except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or

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the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an
Adverse Grantor Trust Event with respect to any Grantor Trust Pool.

        (i) None of the Master Servicers, the Special Servicers, the Trustee or
the Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Pooled Mortgage Loan
(except in connection with (A) a Breach or Document Defect regarding any Pooled
Mortgage Loan, (B) the foreclosure, default or reasonably foreseeable material default of a Pooled Mortgage Loan, including the sale or other disposition of a
Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the
Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in any Investment Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted
Pooled Mortgage Loan, other than a Replacement Pooled Mortgage Loan substituted for a Deleted Pooled Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in an Account or an interest in a single member limited liability company, as provided in Section 3.16); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition and in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor
Trust Pool.

        (j) Except as otherwise permitted by Section 3.17(a), none of the Master
Servicers, the Special Servicers or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section
860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall take necessary actions within the scope of its responsibilities as more specifically set forth in this Agreement such that it does not cause substantially all of the assets of each REMIC Pool to fail to consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

        (k) Within 30 days after the related Startup Day, the Tax Administrator shall obtain an identification number by filing IRS Form SS-4 with the IRS for each REMIC Pool and prepare and file with the IRS, with respect to each REMIC
Pool, IRS Form 8811 "Information Return for Real Estate Mortgage Investment
Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

        (l) The parties intend that the portion of the Trust Fund consisting of
Post-ARD Additional Interest on the ARD Mortgage Loans in the Mortgage Pool and
any successor REO Pooled Mortgage Loans with respect thereto and the Class V
Sub-Account shall constitute, and that the affairs of such portion of the Trust
Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the REMIC I
Residual Interest, the REMIC II Residual Interest and the REMIC III Residual
Interest shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. Furthermore, the parties intend that the portion of the Trust Fund consisting of the Class A-4FL
REMIC III Regular Interest, the Class A-4FL Swap Contract, the Class A-4FL Swap
Guarantee, the Master Servicer Floating Rate Sub-Account, the Certificate
Administrator Floating Rate Sub-Account and any and all proceeds of the foregoing shall constitute, and the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Tax
Administrator shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such
Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Tax Administrator.

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        SECTION 10.02. The Depositor, the Master Servicers, the Special
Servicers and the Fiscal Agent to Cooperate with the Tax Administrator.

        (a) The Depositor shall provide or cause to be provided to the Tax
Administrator, within ten days after the Closing Date, all information or data that the Tax Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

        (b) Each of the Master Servicers, the Special Servicers and the Fiscal
Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Tax Administrator in order to enable it to perform its duties under this Article X.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        SECTION 11.01. Amendment.

        (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the
Certificateholders or any of the Non-Pooled Noteholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii)
to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the
Master Servicers and the Special Servicers, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or any Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or any Grantor
Trust Pool, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), (vii) to avoid an
Adverse Rating Event with respect to any Class of Rated Certificates; or (viii)
for the purpose of causing continued sale treatment of the transfer of the
Pooled Mortgage Loans to the Trust by the Depositor and/or the continued sale treatment of the transfer of any of the Pooled Mortgage Loans to the Depositor
by any Pooled Mortgage Loan Seller under applicable standards of the Financial
Accounting Standards Board (or any successor thereto) as in effect from time to time; provided that (I) no such amendment may significantly change the activities of the Trust; and (II) any such amendment for the specific purposes described in clause (iii), (iv), (vii), (viii) above shall not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of this Agreement or of any provision hereof, as evidenced by the Trustee's and Certificate Administrator's receipt of an Opinion of Counsel to that effect (or, alternatively, in the case of a Class of Rated
Certificates, a written confirmation from each Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any
Class of Rated Certificates rated by such Rating Agency, or, alternatively, in the case of a Serviced Non-Pooled Pari Passu Mortgage Loan Noteholder as a third party beneficiary of this Agreement, a written confirmation from each applicable
Rating Agency for any related Non-Pooled Pari Passu Companion Loan Securities then outstanding to the effect that such amendment shall not result in an
Adverse Rating Event with respect to any class of such Non-Pooled Pari Passu
Companion Loan Securities rated by such applicable Rating Agency); (III) with respect to any such amendment for the specific purposes described in clause
(iii) above, the Trustee and the Certificate Administrator shall receive a written confirmation from each Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated
Certificates rated by such Rating Agency and, if a Serviced Mortgage Loan Group that includes one or more Serviced Non-Pooled Pari Passu Loans is then serviced and administered hereunder, also shall receive a written confirmation from each applicable Rating Agency for such Non-Pooled Pari Passu Companion Loan
Securities to the effect that such amendment shall not result in an Adverse
Rating Event with respect to any class of such Non-Pooled Pari Passu Companion
Loan Securities rated by such applicable Rating Agency; (IV) no such amendment may adversely affect any Serviced Non-Pooled Subordinate Noteholder related to any Serviced Mortgage Loan Group then serviced and administered under this
Agreement without the written consent of such Serviced Non-Pooled Subordinate
Noteholder; and (V) no such amendment may adversely affect the distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty without the written consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed). This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, as and to the extent provided by
Section 8.15(d).

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        (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the
Classes that are materially affected by the amendment and without the consent of any of the Non-Pooled Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates;
provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Pooled
Mortgage Loans and/or REO Properties which are required to be distributed on any
Certificate, without the consent of the Holder of such Certificate, (ii)
adversely affect in any material respect the interests of the Holders of any
Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, (iii)
modify the provisions of this Section 11.01 or the definition of "Servicing
Standard", without the consent of the Holders of all Certificates then outstanding, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 51% of all the
Voting Rights (not taking into account Certificates held by the Depositor or any
Pooled Mortgage Loan Seller or any of their respective Affiliates or agents),
(v) adversely affect in any material respect the interests of any third-party beneficiary of this Agreement or of any provision herein, without the consent of such third-party beneficiary or (vi) adversely affect any Serviced Non-Pooled
Subordinate Noteholder related to any Serviced Mortgage Loan Group then serviced and administered under this Agreement without the written consent of such
Serviced Non-Pooled Subordinate Noteholder. The Trustee shall not agree to amend any Pooled Mortgage Loan Purchase Agreement in any manner that would adversely affect in any material respect the interests of the Holders of any Class of
Certificates, except with the consent of the Holders of all Certificates of such
Class. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01,
Certificates registered in the name of the Depositor or any Affiliate of the
Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other
Person.

        (c) Notwithstanding any contrary provision of this Agreement, none of the Certificate Administrator, the Trustee, the Master Servicers or the Special
Servicers shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any
Grantor Trust Pool.

        (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Certificate Administrator shall deliver a copy thereof to each Certificateholder, each Rating Agency and each Serviced Non-Pooled Mortgage
Loan Noteholder.

        (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

        (f) The Trustee and the Certificate Administrator each may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

        (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

        (h) Notwithstanding any contrary provision of this Section, the parties shall not enter into any amendment of this Agreement that would be reasonably likely to have an adverse effect on a Primary Servicer's rights and

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duties under the applicable Primary Servicing Agreement, unless such Primary
Servicer has consented to such amendment (such consent not to be unreasonably withheld or delayed).

        SECTION 11.02. Recordation of Agreement; Counterparts.

        (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Trustee at the expense of the Trust (payable out of the Distribution Account), but only if (i) a Master Servicer or Special Servicer, as applicable, determines in its reasonable good faith judgment, that such recordation materially and beneficially affects the interests of the Certificateholders and so informs the
Trustee in writing and (ii) the Controlling Class Representative consents.

        (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        SECTION 11.03. Limitation on Rights of Certificateholders.

        (a) The death or incapacity of any Certificateholder or Non-Pooled
Noteholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's or Non-Pooled Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        (b) No Certificateholder or Non-Pooled Noteholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the
Certificateholders and/or Non-Pooled Noteholders from time to time as partners or members of an association; nor shall any Certificateholder or Non-Pooled
Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

        (c) No Certificateholder or Non-Pooled Noteholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights (in the case of a Certificateholder) or the related Non-Pooled Noteholder, as the case may be, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this
Agreement to affect, disturb or prejudice the rights of any other Holders of
Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all
Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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        SECTION 11.04. Governing Law.

        This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New
York General Obligations Law shall apply to this Agreement.

        SECTION 11.05. Notices.

        Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, 383 Madison
Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel (with a copy to Joseph Jurkowski, Esq., telecopy number: (917) 849-1179); (ii) in the case of
PAR as a Master Servicer, Prudential Asset Resources Inc., 2200 Ross Avenue,
Suite 4200E, Dallas, Texas, 75201, Attention: C. Todd Moore, telecopy number:
(214) 777-4556; (iii) in the case of WFB as a Master Servicer, Wells Fargo Bank,
National Association, 45 Fremont Street, 2nd Floor, San Francisco, California
94105, Attention: Commercial Mortgage Servicing (with a copy to Robert F.
Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th
Floor, San Francisco, California 94111); (iv) in the case of the Special
Servicer, ARCap Servicing, Inc., 5605 N. MacArthur Boulevard, Suite 950, Irving,
Texas 75038, Attention: Larry Duggins, telecopy number (972) 580-3888 (with a copy to Chris Crouch, ARCap Servicing, Inc., 5605 N. MacArthur Boulevard, Suite
950, Irving, Texas 75038, telecopy number (972) 580-2808); (v) in the case of the Lock Up Storage Centers Special Servicer, Prudential Asset Resources, Inc.,
Two Ravina Drive, Suite 1400, Atlanta, Georgia, Attention: Legal Department,
telecopy number (770) 392-0944); (vi) in the case of WFB as the Certificate
Registrar, Certificate Administrator and Tax Administrator, Wells Fargo Bank,
National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Administration (CMBS), Bear Stearns Commercial
Mortgage Securities Inc., 2005-PWR8, telecopy number: (410) 715-2380; (vii) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle,
Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization and Trust
Services Group, Bear Stearns Commercial Mortgage Securities Inc., 2005-PWR8,
telecopy number: (312) 904-2084; (viii) in the case of the Fiscal Agent, ABN
AMRO Bank N.V., 135 South LaSalle, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization and Trust Services Group, Bear Stearns
Commercial Mortgage Securities Inc., 2005-PWR8, telecopy number: (312) 904-2084;
(ix) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99
Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring
Department, facsimile number: (212) 553-4392, and (B) Fitch, Inc., One State
Street Plaza, New York, New York 10004, Attention: Commercial Mortgage
Surveillance; (x) in the case of the Nationwide Primary Servicer, Nationwide
Life Insurance Company, One Nationwide Plaza, 34th Floor, Columbus, Ohio
43215-2220, Attention: Thomas Farrell, facsimile number: (614) 249-4247; (xi) in the case of the PCF Primary Servicer, Principal Global Investors, LLC, , 801
Grand Avenue, Des Moines, Iowa 50392-0700, Attention: Steven Johnson, Managing
Director, Commercial Mortgage Servicing, facsimile number: (515) 246-4970 (with a copy to Leanne S. Valentine, Esq., at the same address); and (xii) in the case of any Pooled Mortgage Loan Seller, the address for notices to such Pooled
Mortgage Loan Seller under the related Pooled Mortgage Loan Purchase Agreement;
or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

        SECTION 11.06. Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

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        SECTION 11.07. Successors and Assigns; Beneficiaries.

        The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters, the
Designated Sub-Servicers and the non-parties referred to in Sections 6.03, 8.05, and Section 3.22(f) and all such provisions shall inure to the benefit of the
Certificateholders. Each of the Designated Sub-Servicers shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section
3.22; provided that the sole remedy for any claim by a Designated Sub-Servicer as third party beneficiary pursuant to this Section 11.07 shall be against a successor Master Servicer in its corporate or company capacity and no such
Designated Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than such successor Master Servicer) as a result of any rights conferred on such Designated Sub-Servicer as a third-party beneficiary under this Section 11.07. The Non-Pooled Noteholders (other than any
Non-Pooled Noteholder that is same Person as or an Affiliate of the related
Borrower) and any designees thereof acting on behalf of or exercising the rights of such Non-Pooled Noteholders shall be third-party beneficiaries to this
Agreement with respect to their rights as specifically provided for herein.

        SECTION 11.08. Article and Section Headings.

        The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

        SECTION 11.09. Notices to and from the Rating Agencies and the
Depositor.

        (a) The Trustee (or, with respect to items (v) and (vii) below, the
Certificate Administrator) shall promptly provide notice to each Rating Agency and the Depositor (and, with respect to items (i), (ii) and (iii) below, each
Serviced Non-Pooled Mortgage Loan Noteholder; provided that notice with respect to item (ii) below shall be given within one Business Day of the Trustee's actual knowledge thereof) with respect to each of the following of which a
Responsible Officer of the Trustee has actual knowledge:

                (i) any material change or amendment to this Agreement;

                (ii) the occurrence of any Event of Default that has not been cured;

                (iii) the resignation, termination, merger or consolidation of any Master Servicer or Special Servicer and the appointment of a successor;

                (iv) the appointment, resignation or removal of a Fiscal Agent;

                (v) any change in the location of the Distribution Account, the
        Interest Reserve Account or the Excess Liquidation Proceeds Account;

                (vi) any repurchase or substitution of a Mortgage Loan by a
        Pooled Mortgage Loan Seller as contemplated by Section 2.03; and

                (vii) the final payment to any Class of Certificateholders.

        (b) Each Master Servicer shall promptly provide notice to each Rating
Agency and the Depositor with respect to each of the following of which it has actual knowledge:

                (i) the resignation or removal of the Trustee and the
        appointment of a successor; and

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                (ii) any change in the location of its Collection Account, any
        Companion Note Custodial Account or any Subordinate Note Custodial
        Account maintained by it, as applicable.

        (c) Each of the Master Servicers and the Special Servicer shall promptly furnish (in hard copy format or through use of a Master Servicer's internet website), to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

                (i) each of its Annual Performance Certifications;

                (ii) each of its Annual Accountants' Reports;

                (iii) each report prepared pursuant to Section 3.09(e);

                (iv) to the extent so required by a Rating Agency to confirm any rating assigned thereby to any Class of Rated Certificates or any class of Non-Pooled Pari Passu Companion Loan Securities such other information in the possession of the applicable Master Servicer and/or
        Special Servicer as such Rating Agency may reasonably request.

        (d) The Certificate Administrator shall promptly deliver or otherwise make available to each Rating Agency (in hard copy format or through use of the
Certificate Administrator's internet website) a copy of each Certificateholder
Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders).
Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Certificate Administrator's internet website on a restricted basis.

        (e) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such
Rating Agency to each Class of Certificates then outstanding.

        SECTION 11.10. Notices to Controlling Class Representative.

        The Trustee, the Master Servicers and the Special Servicers shall each deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered to the Controlling
Class Representative pursuant to this Agreement.

        SECTION 11.11. Complete Agreement.

        This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      284

        IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                Depositor

                                By: /s/ Richard A. Ruffer Jr.
                                    -------------------------
                                Name: Richard A. Ruffer Jr.
                                Title: Vice President

                                PRUDENTIAL ASSET RESOURCES, INC.
                                a Master Servicer and the Lock Up Storage
                                Centers Special Servicer

                                By: /s/ Todd Moore
                                    --------------
                                Name: Todd Moore
                                Title: Vice President Asset Management

                                WELLS FARGO BANK, NATIONAL ASSOCIATION
                                a Master Servicer

                                By: /s/Stewart E. McAdams
                                    ---------------------
                                Name: Stewart E. McAdams
                                Title: Vice President

                                ARCAP SERVICING, INC.
                                General Special Servicer

                                By: /s/James L. Duggins
                                    -------------------
                                Name: James L. Duggins
                                Title: President

                                      PSA

                                WELLS FARGO BANK, NATIONAL ASSOCIATION
                                Solely in its capacity as Certificate
                                Administrator and Tax Administrator

                                By: /s/ Deborah Daniels
                                    -------------------
                                Name: Deborah Daniels
                                Title: Vice President

                                LASALLE BANK NATIONAL ASSOCIATION
                                Trustee

                                By: /s/ Jennifer Wilt
                                    -----------------
                                Name: Jennifer Wilt
                                Title: Assistant Vice President

                                ABN AMRO BANK N.V.
                                Fiscal Agent

                                By: /s/ Brian D. Ames
                                    -----------------
                                Name: Brian D. Ames
                                Title: First Vice President

                                By: /s/ Barbara L. Marik
                                    --------------------
                                Name: Barbara L. Marik
                                Title: First Vice President

                                      PSA

Although not a party to this Agreement, Principal Global Investors, LLC hereby executes this Agreement to affirm its obligations under Sections 3.01, 3.03(b),
3.03(d), 3.08, 3.11, 3.20, 3.22 and 8.15:

PRINCIPAL GLOBAL INVESTORS, LLC

By: /s/ Leanne S. Valentine
    -----------------------
Name: Leanne S. Valentine
Title: Second Vice President & Counsel

By: /s/ Karen A. Pearston
    ---------------------
Name: Karen A. Pearston
Title: Second Vice President & Counsel

                                      PSA

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

        On the 21st day of June 2005, before me, a notary public in and for said
State, personally appeared Richard A. Ruffer Jr., personally known to me to be a
Vice President of Bear Stearns Commercial Mortgage Securities Inc., one of the
entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Aeri Yun
                                    --------------------
                                        Notary Public

[Notarial Seal]

                               Notary Page to PSA

STATE OF TEXAS    )
                  ) ss.:
COUNTY OF DALLAS  )

        On the 15th day of June 2005, before me, a notary public in and for said
State, personally appeared C. Todd Moore., personally known to me to be a Vice
President of Prudential Asset Resources, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Sally Wheeler
                                     ------------------------
                                          Notary Public

[Notarial Seal]

                               Notary Page to PSA

STATE OF CALIFORNIA        )
                           ) ss.:
COUNTY OF SAN FRANCISCO    )

        On the 17th day of June 2005, before me, a notary public in and for said
State, personally appeared Stewart E. McAdams, personally known to me to be a
Vice President of Wells Fargo Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Juanita Louise Borstead
                                      --------------------------------
                                              Notary Public

[Notarial Seal]

                               Notary Page to PSA

STATE OF TEXAS    )
                  ) ss.:
COUNTY OF DALLAS  )

        On the 21st day of June 2005, before me, a notary public in and for said
State, personally appeared James L. Duggins, personally known to me to be a
President of ARCap Servicing, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Amy Leigh Dixon
                                      -------------------------
                                           Notary Public

[Notarial Seal]

                               Notary Page to PSA

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

        On the 21st day of June 2005, before me, a notary public in and for said
State, personally appeared Deborah Daniels, personally known to me to be a Vice
President of Wells Fargo Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Philip A. Tracy III
                                    -----------------------------
                                             Notary Public

[Notarial Seal]

                               Notary Page to PSA

STATE OF IL         )
                    ) ss.:
COUNTY OF COOK      )

        On the 21st day of June 2005, before me, a notary public in and for said
State, personally appeared Jennifer Wilt, personally known to me to be a A.V.P of LaSalle Bank NA, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Diane O'Neal
                                     ----------------------
                                         Notary Public

[Notarial Seal]

                               Notary Page to PSA

STATE OF IL         )
                    ) ss.:
COUNTY OF COOK      )

        On the 21st day of June 2005, before me, a notary public in and for said
State, personally appeared Brian D. Ames, personally known to me to be a F.V.P of LaSalle Bank NA, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Diane O'Neal
                                     --------------------
                                          Notary Public

[Notarial Seal]

                               Notary Page to PSA

STATE OF ILLINOIS       )
                        ) ss.:
COUNTY OF COOK          )

        On the 21st day of June 2005, before me, a notary public in and for said
State, personally appeared Barbara L. Marik, personally known to me to be a
First Vice President of LaSalle Bank N/A, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Ethel Franklin
                                      -----------------------
                                           Notary Public

[Notarial Seal]

                               Notary Page to PSA

STATE OF IOWA         )
                      ) ss.:
COUNTY OF POLK        )

        On the 20th day of June 2005, before me, a notary public in and for said
State, personally appeared Leanne S. Valentine, personally known to me to be a
Second Vice President & Counsel of Principal Global Investors, LLC and Karen A.
Pearston, personally known to me to be a Second Vice President & Counsel of
Principal Global Investors, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Helen L. Boles
                                      ---------------------
                                          Notary Public

[Notarial Seal]

                               Notary Page to PSA

                                                                  EXECUTION COPY

                                  EXHIBIT A-1

      FORM OF CLASS A-1, A-2, A-3, A-AB, A-4, A-4FL, A-J, B, C, D, E, F, G,
                H, J, K, L, M, N, P, Q, X-1 AND X-2 CERTIFICATES

                   CLASS [__] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2005-PWR8

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.



Pass-Through Rate:  [____%               Class [Principal Balance] [Notional Amount] of the
per annum][Variable]                     Class [___] Certificates as of the Closing Date:
                                         $____________

Closing Date: June 21, 2005              Initial Certificate [Principal Balance] [Notional
                                         Amount] of this Certificate as of the Closing Date:
                                         $____________

First Distribution Date:                 Aggregate Stated Principal Balance of the Mortgage
July 11, 2005                            Loans as of the Closing Date ("Initial Pool Balance"):
                                         $[_______________]

Master Servicer and Lock Up Storage      Trustee:
Centers Portfolio Special Servicer:      LaSalle Bank National Association
Prudential Asset Resources, Inc.

Master Servicer:                         Certificate Administrator and Tax Administrator:
Wells Fargo Bank, National Association   Wells Fargo Bank, National Association

General Special Servicer:                Fiscal Agent:
ARCap Servicing, Inc.                    ABN AMRO Bank N.V.

Certificate No. [__] -____               CUSIP No.:
                                         ISIN No.:  ________________


                                      A-1-1

[FOR BOOK-ENTRY CERTIFICATES][UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
CORPORATION ("DTC"), TO THE CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR
REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY
TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.]

[FOR PRIVATE CERTIFICATES][THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED
STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER
DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION
OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH
REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION OUTSIDE OF
THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST
COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR
SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS
COMMERCIAL MORTGAGE SECURITIES INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO
BANK N.V., PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL
ASSOCIATION, ARCAP SERVICING, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS

                                      A-1-2

CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY
OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES ONE OR
MORE "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A
"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[FOR SUBORDINATE CERTIFICATES][THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE
CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

[FOR PRINCIPAL BALANCE CERTIFICATES][THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.]

[FOR CLASS X-1 AND CLASS X-2 CERTIFICATES][THE OUTSTANDING CERTIFICATE NOTIONAL
AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS
CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE
THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.]

[FOR REGULATION S GLOBAL CERTIFICATES][PRIOR TO THE DATE THAT IS 40 DAYS AFTER
THE LATER OF (A) THE CLOSING DATE AND (B) THE COMMENCEMENT OF THE INITIAL
OFFERING OF THE CERTIFICATES IN RELIANCE ON REGULATION S, THIS CERTIFICATE MAY
NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR
TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED. NO BENEFICIAL OWNERS OF
THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST
HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE
TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

[FOR CLASS A-4FL CERTIFICATES][AS LONG AS THE SWAP CONTRACT IS IN EFFECT, NO
TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY
RETIRMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
ERISA OR SECTION 4975 OF THE CODE, OR (B) TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OR, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR
OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT UNLESS SUCH TRANSFEREE REPRESENTS
THAT ITS

                                      A-1-3

ACQUISITION AND HOLDING OF THE CERTIFICATE SATISFY THE REQUIREMENTS FOR
EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14,
PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR A SIMILAR EXEMPTION.]

          This certifies that [FOR BOOK-ENTRY CERTIFICATES: CEDE & CO.][FOR
DEFINITIVE CERTIFICATES: [________]] is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the [principal balance][notional amount] of this Certificate (its "Certificate [Principal
Balance][Notional Amount]") as of the Closing Date by the aggregate [principal balance][notional amount] of all the Class [___] Certificates (their "Class
[Principal Balance][Notional Amount]") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [___]
Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the
"Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor," which term includes any successor entity under the
Agreement), Prudential Asset Resources, Inc., as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement) and as special servicer of the Lock Up Storage Centers Portfolio
Loan Group (in such capacity, the "Lock Up Storage Centers Portfolio Special
Servicer"), Wells Fargo Bank, National Association, as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), as certificate administrator (in such capacity, the
"Certificate Administrator," which term includes any successor entity under the
Agreement) and as tax administrator (in such capacity, the "Tax Administrator,"
which term includes any successor entity under the Agreement), ARCap Servicing,
Inc., as special servicer of all the mortgage loans other than the Lock Up
Storage Centers Portfolio Loan Group (in such capacity, the "General Special
Servicer," which term includes any successor entity under the Agreement),
LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. In the event that there is any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, beginning on the First
Distribution Date specified above, distributions will be made on that date (the
"Distribution Date") each month that is the 11th day of such month (or, if such
11th day is not a Business Day, on the next succeeding Business Day), to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [___] Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a

                                      A-1-4

bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Certificate Administrator with wiring instructions no less than five Business Days prior to the related Record Date
(which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.
Notwithstanding the foregoing, the final distribution on this Certificate [FOR
PRINCIPAL BALANCE CERTIFICATES][(determined without regard to any possible future reimbursement of any portion of any Realized Loss or Additional Trust
Fund Expense previously allocated to this Certificate)] will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Distribution Account, the Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess Liquidation
Proceeds Account, the REO Account (if established), the Companion Note Custodial
Account(s), the Subordinate Note Custodial Accounts(s) and any other accounts established pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          [FOR PRINCIPAL BALANCE CERTIFICATES][Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.]

          This Certificate is issuable in fully registered form only without interest coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          [FOR PRIVATE CERTIFICATES][No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United
States, its territories and possessions, or is otherwise made in accordance with the Securities Act and such other securities or blue sky laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances specified in the Agreement) the
Certificate Registrar shall refuse to register such transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (ii) an Opinion
of Counsel satisfactory to the Certificate Administrator to the effect that such prospective

                                      A-1-5

Transferee is an Institutional Accredited Investor or a Qualified Institutional
Buyer and such transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund, the
Depositor, either Master Servicer, either Special Servicer, the Trustee, the
Certificate Administrator, the Tax Administrator, the Fiscal Agent or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the
Certificateholder desiring to effect such transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.]

          [FOR PRIVATE CERTIFICATES][If this Certificate constitutes a Rule 144A
Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the
effect that such prospective Transferee is a Qualified Institutional Buyer and
such transfer may be made without registration under the Securities Act. Except as discussed below or under such other limited circumstances as are provided in the Agreement, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person who takes delivery in the form of an interest in anything other than a Rule 144A Global
Certificate.]

          [FOR PRIVATE CERTIFICATES][Except under such limited circumstances as are provided in the Agreement, if this Certificate constitutes a Regulation S
Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person who takes delivery in the form of a beneficial interest in this Certificate. If the transfer occurs on or prior to the Release Date, then the Certificate Owner desiring to effect such transfer shall be required to obtain from such
Certificate Owner's prospective Transferee a written certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the
Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear,
Clearstream or any other direct account holder at DTC.]

          [FOR PRIVATE CERTIFICATES][Notwithstanding the foregoing, any interest in a Rule 144A Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a
Qualified Institutional Buyer) who takes delivery in the form of a Definitive
Certificate of the same Class as such Global Certificate upon delivery to the
Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and/or Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive
Certificate of the same Class as such Global Certificate, and in a

                                      A-1-6

denomination equal to the reduction in the denomination of such Global
Certificate, to be executed, authenticated and delivered in accordance with this
Agreement to the applicable Transferee.]

          [FOR PRIVATE CERTIFICATES][None of the Depositor, the Underwriters,
the Certificate Administrator, the Trustee, the Fiscal Agent, the Master
Servicers, the Special Servicers, the Tax Administrator or the Certificate
Registrar is obligated to register or qualify the Class [_] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this
Certificate or any interest herein without registration or qualification. Any
Certificateholder or Certificate Owner desiring to effect a transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Certificate Administrator, the Trustee, the
Fiscal Agent, each Master Servicer, each Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described above.]

          [FOR BOOK-ENTRY CERTIFICATES][The Global Certificates shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.]

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. [FOR PRIVATE CERTIFICATES][Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee are exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes on such prohibited transactions imposed under Section 4975
(a) and (b) of the Code, by reason of Sections I and III of Prohibited
Transaction Class Exemption 95-60; or (iii) if this Certificate is investment grade rated and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 90-30 or 90-24, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate
Administrator, the Depositor, any Pooled Mortgage Loan Seller, either Master
Servicer, either Special Servicer, the Primary Servicer, any Sub-Servicer, any
Person responsible for the servicing of any Non-Trust-Serviced Pooled Mortgage
Loan, any Exemption-Favored Party or any Borrower with respect to Pooled
Mortgage Loans constituting

                                      A-1-7

more than 5% of the aggregate unamortized principal of all the Pooled Mortgage
Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees that is a Plan a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that is a Plan a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv)
a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate
Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.]

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any transfer or exchange of this
Certificate, but the Certificate Administrator or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this
Certificate.

          [FOR BOOK-ENTRY CERTIFICATES][Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC, and accordingly, this Certificate shall constitute a Book-Entry
Certificate.]

          The Depositor, the Master Servicers, the Special Servicers, the
Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent,
the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax
Administrator, the Fiscal Agent or the Certificate Registrar may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special
Servicers, the Trustee, the Certificate Administrator, the Tax Administrator,
the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Certificate Administrator on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Pooled Mortgage Loan or REO Property remaining in the Trust Fund; (ii) the purchase by one or both

                                      A-1-8

Master Servicers, the General Special Servicer or any single Controlling Class
Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Pooled Mortgage Loans and
each REO Property remaining in the Trust Fund; and (iii) the exchange by the
Sole Certificateholder(s) of all the Certificates for all Pooled Mortgage Loans
and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, either or both Master Servicers, the General Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class
Certificateholders to purchase from the Trust Fund all the Pooled Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being 1.0% or less of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of
Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if adversely affected by the amendment, any third-party beneficiary. Any such consent by the
Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the
State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-9

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                        WELLS FARGO BANK, N.A.
                                        not in its individual capacity but
                                        solely as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [_] Certificates referred to in the within-mentioned Agreement.

Dated:

                                        WELLS FARGO BANK, N.A.
                                        not in its individual capacity but
                                        solely as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                     A-1-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust
Fund.

          I (we) further direct the Certificate Registrar to issue a new
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
_______________________________________________________________________________.

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ______ )
and all applicable statements and notices should be mailed to _________________.

          This information is provided by _____________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                     A-1-11

              [FOR BOOK ENTRY-CERTIFICATES INSERT THIS SCHEDULE A]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

    The following exchanges of a part of this Global Security have been made:



                                                                                       Signature of
                                               Amount of                                authorized
                         Amount of            Increase in       Principal Amount of     officer of
                   Decrease in Principal   Principal Amount    this Global Security     Trustee or
                       Amount of this       of this Global        following such        securities
Date of Exchange      Global Security          Security       decrease (or increase)     custodian
---------------------------------------------------------------------------------------------------



                                     A-1-12

                                   EXHIBIT A-2

                          FORM OF CLASS R CERTIFICATES

                           CLASS R COMMERCIAL MORTGAGE

                   PASS-THROUGH CERTIFICATE, SERIES 2005-PWR8

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Closing Date: June 21, 2005              Percentage Interest evidenced by
                                         this Class R Certificate: ___%

First Distribution Date:                 Aggregate Stated Principal Balance of
July 11, 2005                            the Mortgage Loans as of the Closing
                                         Date ("Initial Pool Balance"): $[_____]

Master Servicer and Lock Up Storage      Trustee:
Centers Portfolio Special Servicer:      LaSalle Bank National Association
Prudential Asset Resources, Inc.

Master Servicer:                         Certificate Administrator and Tax
Wells Fargo Bank, National Association   Administrator:
                                         Wells Fargo Bank, National Association

General Special Servicer:                Fiscal Agent:
ARCap Servicing, Inc.                    ABN AMRO Bank N.V.

Certificate No. R-___

                                      A-2-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES OR BLUE SKY LAWS OF
ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND
POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR
SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS
COMMERCIAL MORTGAGE SECURITIES INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO
BANK N.V., PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL
ASSOCIATION, ARCAP SERVICING, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED
BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES
OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE
INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY,
IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS
CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS
DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS
CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL
BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT
BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED
TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

                                      A-2-2

          This certifies that __________________ is the registered owner of the
Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the
Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005
(the "Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor," which term includes any successor entity under the
Agreement), Prudential Asset Resources, Inc., as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement) and as special servicer of the Lock Up Storage Centers Portfolio
Loan Group (in such capacity, the "Lock Up Storage Centers Portfolio Special
Servicer"), Wells Fargo Bank, National Association, as a master servicer (in such capacity, a "Master Servicer," which term includes any successor entity under the Agreement), as certificate administrator (in such capacity, the
"Certificate Administrator," which term includes any successor entity under the
Agreement) and as tax administrator (in such capacity, the "Tax Administrator,"
which term includes any successor entity under the Agreement), ARCap Servicing,
Inc., as special servicer of all the mortgage loans other than the Lock Up
Storage Centers Portfolio Loan Group (in such capacity, the "General Special
Servicer," which term includes any successor entity under the Agreement),
LaSalle Bank National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. In the event that there is any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, beginning on the First
Distribution Date specified above, distributions will be made on that date (the
"Distribution Date") each month that is the 11th day of such month (or, if such
11th day is not a Business Day, on the next succeeding Business Day), to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate
Administrator with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the
Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                                      A-2-3

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Distribution Account, the Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess Liquidation
Proceeds Account, the REO Account (if established), the Companion Note Custodial
Account(s), the Subordinate Note Custodial Accounts(s) and any other accounts established pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without interest coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United States, its territories and possessions, or is otherwise made in accordance with the Securities Act and such other securities or blue sky laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit
F-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached as Exhibit F-2A to the Agreement;
or (ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act
(which Opinion of Counsel shall not be an expense of the Trust Fund, the
Depositor, either Master Servicer, either Special Servicer, the Trustee, the
Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          None of the Depositor, the Underwriters, the Certificate
Administrator, the Trustee, the Fiscal Agent, the Master Servicers, the Special
Servicers, the Tax Administrator or the Certificate Registrar is obligated to register or qualify the Class R Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate
Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the
Certificate Administrator, the Trustee, each Master Servicer, each Special
Servicer, the Fiscal Agent, the Tax Administrator and the Certificate Registrar
against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the six preceding paragraphs.

                                      A-2-4

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section or Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in limited circumstances, the Certificate
Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an
Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by its acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Certificate Administrator (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted
Transferee and shall promptly notify the Certificate Administrator and the Tax
Administrator of any change or impending change in its status as a Permitted
Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the
Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a
Permitted Transferee, that it is not acquiring its Ownership Interest in this
Certificate as a nominee, trustee or agent for any Person that is not a
Permitted Transferee. Notwithstanding the delivery of a Transfer Affidavit and
Agreement by a proposed Transferee, if a Responsible Officer of either the
Certificate Registrar or the Certificate Administrator has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an
Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Securities Persons.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form

                                      A-2-5

attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.
Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Certificate
Administrator and the Tax Administrator written notice that it is a
"pass-through interest holder" within the meaning of temporary Treasury
Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership
Interest, if it is, or is holding such Ownership Interest on behalf of, a
"pass-through interest holder."

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the
Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Administrator to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Certificate Administrator and the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse
Rating Event; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Administrator and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective
Transferee to be subject to a REMIC-related tax caused by the Transfer of a
Class R Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee other than a "Disqualified
Organization", a "Disqualified Non-United States Tax Person" or a "Disqualified
Partnership" (each as defined in the Agreement) and other than a foreign permanent establishment or fixed base (each within the meaning of any applicable income tax treaty) of a United States Tax Person or any other Person as to whom the transfer of this Certificate may cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any transfer or exchange of this
Certificate, but the Certificate Administrator or the Certificate Registrar may
require payment of a sum

                                      A-2-6

sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          The Depositor, the Master Servicers, the Special Servicers, the
Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent,
the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax
Administrator, the Fiscal Agent or the Certificate Registrar may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special
Servicers, the Trustee, the Certificate Administrator, the Tax Administrator,
the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Certificate Administrator on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Pooled Mortgage Loan or REO Property remaining in the Trust Fund; (ii) the purchase by one or both Master Servicers, the General Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class
Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii)
the exchange by the Sole Certificateholder(s) of all the Certificates for all
Pooled Mortgage Loans and each REO Property remaining in the Trust Fund. The
Agreement permits, but does not require, either or both Master Servicers, the
General Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of
Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if adversely affected by the amendment, any third-party beneficiary. Any such consent by the
Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-2-7

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the
State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-2-8

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                        WELLS FARGO BANK, N.A.
                                        not in its individual capacity but
                                        solely as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:

                                        WELLS FARGO BANK, N.A.
                                        not in its individual capacity but
                                        solely as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                      A-2-9

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust
Fund.

          I (we) further direct the Certificate Registrar to issue a new
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
_____________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to
_______________) and all applicable statements and notices should be mailed to
__________________________________________________.

          This information is provided by _____________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                     A-2-10

                                   EXHIBIT A-3

                          FORM OF CLASS V CERTIFICATES

                           CLASS V COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2005-PWR8

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Closing Date: June 21, 2005              Percentage Interest evidenced by this
                                         Class V Certificate: ______%

First Distribution Date:                 Aggregate Stated Principal Balance of
July 11, 2005                            the Mortgage Loans as of the Closing
                                         Date ("Initial Pool Balance"):
                                         $[__________]

Master Servicer and Lock Up Storage      Trustee:
Centers Portfolio Special Servicer:      LaSalle Bank National Association
Prudential Asset Resources, Inc.

Master Servicer:                         Certificate Administrator and Tax
Wells Fargo Bank, National Association   Administrator:
                                         Wells Fargo Bank, National Association

General Special Servicer:                Fiscal Agent:
ARCap Servicing, Inc.                    ABN AMRO Bank N.V.

Certificate No. V-___

                                      A-3-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES OR BLUE SKY LAWS OF
ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS TERRITORIES AND
POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION OUTSIDE OF
THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS AND SALES MUST
COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO
THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR
SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS
COMMERCIAL MORTGAGE SECURITIES INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO
BANK N.V., PRUDENTIAL ASSET RESOURCES, INC., WELLS FARGO BANK, NATIONAL
ASSOCIATION, ARCAP SERVICING, INC., OR ANY OF THEIR RESPECTIVE AFFILIATES.
NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED
BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

          This certifies that __________________ is the registered owner of the
Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the
Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005
(the "Agreement"), among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the "Depositor," which term includes any successor entity under the
Agreement),

                                      A-3-2

Prudential Asset Resources, Inc., as a master servicer (in such capacity, a
"Master Servicer," which term includes any successor entity under the Agreement)
and as special servicer of the Lock Up Storage Centers Portfolio Loan Group (in
such capacity, the "Lock Up Storage Centers Portfolio Special Servicer"), Wells
Fargo Bank, National Association, as a master servicer (in such capacity, a
"Master Servicer," which term includes any successor entity under the
Agreement), as certificate administrator (in such capacity, the "Certificate
Administrator," which term includes any successor entity under the Agreement)
and as tax administrator (in such capacity, the "Tax Administrator," which term includes any successor entity under the Agreement), ARCap Servicing, Inc., as special servicer of all the mortgage loans other than the Lock Up Storage
Centers Portfolio Loan Group (in such capacity, the "General Special Servicer,"
which term includes any successor entity under the Agreement), LaSalle Bank
National Association, as trustee (the "Trustee," which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent
(the "Fiscal Agent," which term includes any successor entity under the
Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. In the event that there is any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, beginning on the First
Distribution Date specified above, distributions will be made on that date (the
"Distribution Date") each month that is the 11th day of such month (or, if such
11th day is not a Business Day, on the next succeeding Business Day), to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on this Certificate will be made by the Certificate Administrator by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate
Administrator with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the
Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Distribution Account, the Collection Accounts, the Reserve Accounts, the Interest Reserve Account, the Excess Liquidation
Proceeds Account, the REO Account (if established), the Companion Note Custodial
Account(s), the Subordinate Note Custodial Accounts(s) and any other accounts established

                                      A-3-3

pursuant to the Agreement may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without interest coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable securities or blue sky laws of any state or other jurisdiction within the United States, its territories and possessions, or is otherwise made in accordance with the Securities Act and such other securities or blue sky laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except in limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit
F-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached as Exhibit F-2A to the Agreement;
or (ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act
(which Opinion of Counsel shall not be an expense of the Trust Fund, the
Depositor, either Master Servicer, either Special Servicer, the Trustee, any
Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          None of the Depositor, the Underwriters, the Certificate
Administrator, the Trustee, the Fiscal Agent, the Master Servicers, the Special
Servicers, the Tax Administrator or the Certificate Registrar is obligated to register or qualify the Class V Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate
Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the
Trustee, the Certificate Administrator, the Tax Administrator, each Master
Servicer, the Special Servicers, the Fiscal Agent and the Certificate Registrar
against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the six preceding paragraphs.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or

                                      A-3-4

indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in limited circumstances, the Certificate
Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an
Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the
Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Administrator to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any transfer or exchange of this
Certificate, but the Certificate Administrator or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this
Certificate.

          The Depositor, the Master Servicers, the Special Servicers, the
Trustee, the Certificate Administrator, the Tax Administrator, the Fiscal Agent,
the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Tax
Administrator, the Fiscal Agent or the Certificate Registrar may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special
Servicers, the Trustee, the Certificate Administrator, the Tax Administrator,
the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and

                                      A-3-5

required to be paid to them pursuant to the Agreement following the earlier of
(i) the final payment or other liquidation (or any advance with respect thereto)
of the last Pooled Mortgage Loan or REO Property remaining in the Trust Fund;
(ii) the purchase by one or both Master Servicers, the General Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class
Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund; and (iii)
the exchange by the Sole Certificateholder(s) of all the Certificates for all
Pooled Mortgage Loans and each REO Property remaining in the Trust Fund. The
Agreement permits, but does not require, either or both Master Servicers, the
General Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of
Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to all of the Classes materially affected by the amendment and, if adversely affected by the amendment, any third-party beneficiary. Any such consent by the
Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the
State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on its behalf by the Certificate Registrar.

                                        WELLS FARGO BANK, N.A.
                                        not in its individual capacity but
                                        solely as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated:

                                        WELLS FARGO BANK, N.A.
                                        not in its individual capacity but
                                        solely as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                      A-3-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust
Fund.

          I (we) further direct the Certificate Registrar to issue a new
Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
________) and all applicable statements and notices should be mailed to ________
__________________________.

          This information is provided by _____________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                      A-3-8

                                    EXHIBIT B

                   LETTERS OF REPRESENTATIONS AMONG DEPOSITOR,
                CERTIFICATE ADMINISTRATOR AND INITIAL DEPOSITARY

                                       B-1

                          THE DEPOSITORY TRUST COMPANY
           A subsidiary of The Depository Trust & Clearing Corporation

                        ISSUER LETTER OF REPRESENTATIONS

           [To be Completed by Issuer and Co-Issuer(s), if applicable]

           BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2005-PWR8
                [Name of Issuer and Co-Issuer(s), if applicable]

                                  See Rider 1

       [Security Description, including series designation if applicable]

                                  See Rider 2

                        [CUSIP Number of the Securities]

                                                                   JUNE 21, 2005
                                                                       [Date]

[For Municipal Issues:
   Underwriting Department--Eligibility; 25th Floor]
[For Corporate Issues:
   General Counsel's Office; 22nd Floor]

THE DEPOSITORY TRUST COMPANY
55 Water Street
New York, NY 10041-0099

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to the Securities represented by the CUSIP number referenced above (the "Securities"). Issuer requests that The Depository Trust Company ("DTC") accept the Securities as eligible for deposit at DTC. The DTC Participant, See Rider 3 (manager, underwriter, or placement agent) will distribute the securities through DTC.

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with DTC's Rules with respect to the Securities, Issuer represents to DTC that Issuer will comply with the requirements applicable to it stated in DTC's Operational Arrangements (found at WWW.DTCC.COM and
WWW.DTC.ORG), as they may be amended from time to time.

                                     Very truly yours,
                                     Bear Stearns Commercial Mortgage Securities
Note:                                Trust 2005-PWR8

Schedule A contains statements       By: Wells Fargo Bank, National Association,
that DTC believes accurately         as Certificate Administrator
describe DTC, the method of                         (Issuer)
effecting book-entry transfers of
securities distributed through
DTC, and certain related matters.
                                     By: /s/ Deborah Daniels
Received and Accepted:                  ----------------------------------------
THE DEPOSITORY TRUST COMPANY                (Authorized Officer's Signature)

                                                   DEBORAH DANIELS
By: /s/ Larry E. Thompson                            (Print Name)
   -------------------------------
                                               45 BROADWAY, 12TH FLOOR
                                                   (Street Address)

                                     NEW YORK      NY        USA         10006
                                     (City)     (State)   (Country)   (Zip Code)

                                     (_____) 212-515-5254
                                                    (Phone Number)

[DTCC(R) LOGO]                              DEBORAH.DANIELS@WELLSFARGO.COM
THE DEPOSITORY TRUST &                             (E-mail Address)
CLEARING CORPORATION

                                                                      SCHEDULE A

                                           (TO ISSUER LETTER OF REPRESENTATIONS)

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (PREPARED BY DTC--BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN ISSUES)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co.
(DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization"
within the meaning of the New York Banking Law, a member of the Federal Reserve
System, a "clearing corporation" within the meaning of the New York Uniform
Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants'
accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust &
Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct
Participants of DTC and Members of the National Securities Clearing Corporation,
Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation
(NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York
Stock Exchange, Inc., the American Stock Exchange LLC, and the National
Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating:
AAA. The DTC Rules applicable to its Participants are on file with the
Securities and Exchange Commission. More information about DTC can be found at
WWW.DTCC.COM and WWW.DTC.ORG.

     3. Purchases of Securities under the DTC system must be made by or through
Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security
("Beneficial Owner") is in turn to be recorded on the Direct and Indirect
Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.
Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct
Participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity

of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants
will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial
Owners of Securities may wish to ascertain that the nominee holding the
Securities for their benefit has agreed to obtain and transmit notices to
Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the
Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an
Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus
Proxy assigns Cede & Co.'s consenting or voting rights to those Direct
Participants to whose accounts Securities are credited on the record date
(identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the
Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct
Participants' accounts upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to
Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct
Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and
Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to
[Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct
Participants on DTC's records and followed by a book-entry credit of tendered
Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent.
Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event,
Security certificates will be printed and delivered to DTC.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but
Issuer takes no responsibility for the accuracy thereof.

1.


                        APPROX. %                         APPROX. %
                         INITIAL          APPROX.        OF INITIAL                  APPROX. INITIAL   WEIGHTED
                          TOTAL        INITIAL TOTAL      MORTGAGE    PASS-THROUGH        PASS-         AVERAGE     PRINCIPAL/
           RATINGS        CREDIT     PRINCIPAL BALANCE      POOL          RATE           THROUGH         LIFE       NOTIONAL
CLASS   MOODY'S/FITCH    SUPPORT    OR NOTIONAL AMOUNT     BALANCE     DESCRIPTION         RATE         (YEARS)      WINDOW
-----   -------------   ---------   ------------------   ----------   ------------   ---------------   --------   -------------

A-1        Aaa/AAA       20.000%     $  104,300,000        5.909%         Fixed           4.212%         2.86      7/05 - 2/10
A-2        Aaa/AAA       20.000%     $   46,500,000        2.634%         Fixed           4.484%         5.00      2/10 - 11/10
A-3        Aaa/AAA       20.000%     $   63,000,000        3.569%         Fixed           4.550%         6.86      3/12 - 6/12
A-AB       Aaa/AAA       20.000%     $  128,000,000        7.251%         Fixed           4.581%         7.52     11/10 - 9/14
A-4        Aaa/AAA       20.000%     $1,020,394,000       57.805%         Fixed           4.674%         9.78      9/14 - 6/15
A-4FL(1)   Aaa/AAA       20.000%     $   50,000,000        2.832%        Floating     LIBOR + 0.220%     6.23      9/14 - 6/15
X-2        Aaa/AAA         N/A       $1,721,945,000         N/A        Variable IO        0.752%         9.97      6/06 - 6/13
A-J        Aaa/AAA       11.500%     $  150,046,000        8.500%         Fixed           4.750%         9.97      6/15 - 6/15
B          Aa2/AA         9.375%     $   37,511,000        2.125%         Fixed           4.819%         9.97      6/15 - 6/15
C          Aa3/AA-        8.375%     $   17,653,000        1.000%         Fixed           4.858%         9.97      6/15 - 6/15
D           A2/A          6.875%     $   26,478,000        1.500%         Fixed           4.898%         9.97      6/15 - 5/15


(1)  The class A-4FL certificates will have a corresponding uncertificated
     "regular interest" (the "class A-4FL regular interest"), which will have a principal balance equal to the principal balance of the class A-4FL certificates, and will accrue interest at a fixed rate per annum equal to
     4.674% (calculated on a 30/360 basis).

2.

       CLASS             CUSIP NUMBER
-------------------   ------------------

     Class A-1            07383F 7S 1
     Class A-2            07383F 7T 9
     Class A-3            07383F 7U 6
    Class A-AB            07383F 7V 4
     Class A-4            07383F 7W 2
    Class A-4FL           07383F 8A 9
     Class X-2            07383F 7X 0
     Class A-J            07383F 7Y 8
      Class B             07383F 7Z 5
      Class C             07387B AA 1
      Class D             07387B AB 9

3. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorported

                          THE DEPOSITORY TRUST COMPANY
           A subsidiary of The Depository Trust & Clearing Corporation

                        ISSUER LETTER OF REPRESENTATIONS
           [To be Completed by Issuer and Co-Issuer(s), if applicable]

                                  See Rider 1

           Bear Stearns Commercial Mortgage Securities Trust 2005-PWR8
                [Name of Issuer and Co-Issuer(s), if applicable]

                                  See Rider 2

                        [CUSIP Number of the Securities]

                                                                   June 21, 2005
                                                                       [Date]

[For Municipal Issues:
   Underwriting Department--Eligibility; 25th Floor]
[For Corporate Issues:
   General Counsel's Office; 22nd Floor]

THE DEPOSITORY TRUST COMPANY
55 Water Street
New York, NY 10041-0099

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to the Securities represented by the CUSIP number referenced above (the "Securities"). Issuer requests that The Depository Trust Company ("DTC") accept the Securities as eligible for deposit at DTC. The DTC Participant, See Rider 3 (manager, underwriter, or placement agent) will distribute the securities through DTC.

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with DTC's Rules with respect to the Securities, Issuer represents to DTC that Issuer will comply with the requirements applicable to it stated in DTC's Operational Arrangements (found at WWW.DTCC.COM and
WWW.DTC.ORG), as they may be amended from time to time.

                                     Very truly yours,
                                     Bear Stearns Commercial Mortgage Securities
Note:                                Trust 2005-PWR8

Schedule A contains statements       By: Wells Fargo Bank, National Association,
that DTC believes accurately         as Certificate Administrator
describe DTC, the method of                         (Issuer)
effecting book-entry transfers of
securities distributed through
DTC, and certain related matters.
                                     By: /s/ Deborah Daniels
Received and Accepted:                  ----------------------------------------
THE DEPOSITORY TRUST COMPANY                (Authorized Officer's Signature)

                                                   Deborah Daniels
By: /s/ Larry E. Thompson                            (Print Name)
   -------------------------------
                                               45 Broadway, 12th Floor
                                                   (Street Address)

                                     New York      NY        USA         10006
                                     (City)     (State)   (Country)   (Zip Code)

                                     (_____) 212-515-5254
                                                    (Phone Number)

[DTCC(R) LOGO]                              deborah.daniels@wellsfargo.com
THE DEPOSITORY TRUST &                             (E-mail Address)
CLEARING CORPORATION

                                                                      SCHEDULE A

                                           (TO ISSUER LETTER OF REPRESENTATIONS)

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (PREPARED BY DTC--BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN ISSUES)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co.
(DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization"
within the meaning of the New York Banking Law, a member of the Federal Reserve
System, a "clearing corporation" within the meaning of the New York Uniform
Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants'
accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust &
Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct
Participants of DTC and Members of the National Securities Clearing Corporation,
Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation
(NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York
Stock Exchange, Inc., the American Stock Exchange LLC, and the National
Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating:
AAA. The DTC Rules applicable to its Participants are on file with the
Securities and Exchange Commission. More information about DTC can be found at
WWW.DTCC.COM and WWW.DTC.ORG.

     3. Purchases of Securities under the DTC system must be made by or through
Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security
("Beneficial Owner") is in turn to be recorded on the Direct and Indirect
Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.
Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct
Participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity

of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants
will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial
Owners of Securities may wish to ascertain that the nominee holding the
Securities for their benefit has agreed to obtain and transmit notices to
Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the
Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an
Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus
Proxy assigns Cede & Co.'s consenting or voting rights to those Direct
Participants to whose accounts Securities are credited on the record date
(identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the
Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct
Participants' accounts upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to
Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct
Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and
Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to
[Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct
Participants on DTC's records and followed by a book-entry credit of tendered
Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent.
Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event,
Security certificates will be printed and delivered to DTC.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but
Issuer takes no responsibility for the accuracy thereof.

1.


                          APPROX. %                         APPROX. %
                           INITIAL          APPROX.        OF INITIAL                  APPROX. INITIAL   WEIGHTED
                            TOTAL        INITIAL TOTAL      MORTGAGE    PASS-THROUGH        PASS-         AVERAGE    PRINCIPAL/
             RATINGS        CREDIT     PRINCIPAL BALANCE      POOL          RATE           THROUGH         LIFE       NOTIONAL
CLASS     MOODY'S/FITCH    SUPPORT    OR NOTIONAL AMOUNT     BALANCE     DESCRIPTION         RATE         (YEARS)      WINDOW
-----     -------------   ---------   ------------------   ----------   ------------   ---------------   --------   -----------

X-1          Aaa/AAA         N/A        $ 1,765,243,294         N/A      Variable IO         0.056%         9.05     7/05 - 05/24
E             A3/A-         5.875%      $    17,653,000        1.000%      WAC Cap           4.997%         9.97     6/15 - 6/15
F           Baa1/BBB+       4.750%      $    19,859,000        1.125%      WAC Cap           5.312%         9.97     6/15 - 6/15
G           Baa2/BBB        3.875%      $    15,446,000        0.875%    WAC - 0.074%        5.377%         9.97     6/15 - 6/15
H           Baa3/BBB-       2.875%      $    17,652,000        1.000%        WAC             5.451%         9.97     6/15 - 6/15
J            Ba1/BB+        2.375%      $     8,826,000        0.500%      WAC Cap           4.431%         9.97     6/15 - 6/15
K            Ba2/BB         2.125%      $     4,413,000        0.250%      WAC Cap           4.431%         9.97     6/15 - 6/15
L            Ba3/BB-        1.750%      $     6,620,000        0.375%      WAC Cap           4.431%         9.97     6/15 - 6/15
M             B1/B+         1.375%      $     6,620,000        0.375%      WAC Cap           4.431%         9.97     6/15 - 6/15
N             B2/B          1.250%      $     2,206,000        0.125%      WAC Cap           4.431%         9.97     6/15 - 6/15
P             B3/B-         1.000%      $     4,413,000        0.250%      WAC Cap           4.431%         9.97     6/15 - 6/15
Q             NR/NR         0.000%      $    17,653,294        1.000%      WAC Cap           4.431%        12.69     6/15 - 5/24


2.

     CLASS              CUSIP NUMBER
----------------        ------------
Class X-1(1) No. 1      07383F 6S 2
Class X-1(2) No. 2      U0743B SS 4
Class E(1) No. 1        07383F 6T 0
Class E(2) No. 2        U0743B ST 2
Class F(1) No. 1        07383F 6U 7
Class F(2) No. 2        U0743B SU 9
Class G(1) No. 1        07383F 6V 5
Class G(2) No. 2        U0743B SV 7
Class H(1) No. 1        07383F 6W 3
Class H(2) No. 2        U0743B SW 5
Class J(1) No. 1        07383F 6X 1
Class J(2) No. 2        U0743B SX 3
Class K(1) No. 1        07383F 6Y 9
Class K(2) No. 2        U0743B SY 1
Class L(1) No. 1        07383F 6Z 6
Class L(2) No. 2        U0743B SZ 8
Class M(1) No. 1        07383F 7A 0
Class M(2) No. 2        U0743B TA 2
Class N(1) No. 1        07383F 7B 8
Class N(2) No. 2        U0743B TB 0
Class P(1) No. 1        07383F 7C 6
Class P(2) No. 2        U0743B TC 8
Class Q(1) No. 1        07383F 7D 4
Class Q(2) No. 2        U0743B TD 6

------------
(1) Rule 144A Securities.
(2) Regulation Securities.

3. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated

                          The Depository Trust Company
           A subsidiary of The Depository Trust & Clearing Corporation

                   REPRESENTATIONS FOR RULE 144A SECURITIES--
                 TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS

Issuer Name: Bear Stearns Commercial Mortgage Securities Trust 2005-PWR8

Description of Securities: Class X-1, Class E, Class F, Class G and Class H
Certificates

CUSIP Number(s): See rider 2

     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually
Restricted Securities,(1) eligible for transfer under Rule 144A under the
Securities Act of 1933, as amended (the "Securities Act"), and identified by a
CUSIP or CINS identification number that was different from any CUSIP or CINS identification number assigned to any securities of the same class that were not
Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are: [NOTE: ISSUER MUST REPRESENT
ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

[an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment Grade Securities").]

[begin crossed through text]

[included within _______________________________, a Self-Regulatory Organization
System approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to
Rule 144A (an "SRO Rule 144A System").]

[end crossed through text]

     3. If the Securities are not Investment-Grade Securities, Issuer and
Agent(2) acknowledge that if such Securities cease to be included in an SRO Rule
144A System during any period in which such Securities are Legally or
Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with

----------
     (1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is
a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a
"Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted
Security," the underlying security must also be a "Legally or Contractually
Restricted Security."

     (2) Agent shall be defined as Depositary, Trustee, Trust Company, Transfer
Agent or Paying Agent as such definition applies in the DTC Letter of
Representations to which this rider may be attached.

[DTCC(R) LOGO]
THE DEPOSITORY TRUST &
CLEARING CORPORATION

respect to the Securities at any time by giving reasonable notice to Issuer or
Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC
Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any
Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                                       -2-

                          The Depository Trust Company
           A subsidiary of The Depository Trust & Clearing Corporation

                   REPRESENTATIONS FOR RULE 144A SECURITIES--
                 TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS

Issuer Name: Bear Stearns Commercial Mortgage Securities Trust 2005-PWR8

Description of Securities: Class J, Class K, Class L, Class M, Class N, Class P
and Class Q Certificates

CUSIP Number(s): See Rider 2

     1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually
Restricted Securities,(1) eligible for transfer under Rule 144A under the
Securities Act of 1933, as amended (the "Securities Act"), and identified by a
CUSIP or CINS identification number that was different from any CUSIP or CINS identification number assigned to any securities of the same class that were not
Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

     2. Issuer represents that the Securities are: [NOTE: ISSUER MUST REPRESENT
ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

[begin crossed through text]

[an issue oe nonconvertible debt securities or non- convertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organiztion ("Investment Grade Securities.")]

 [end crossed through text]

[included within Portal, a Self-Regulatory Organization System approved by the
Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A (an "SRO
Rule 144A System").]

     3. If the Securities are not Investment-Grade Securities, Issuer and
Agent(2) acknowledge that if such Securities cease to be included in an SRO Rule
144A System during any period in which such Securities are Legally or
Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with

----------
     (1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is
a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a
"Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted
Security," the underlying security must also be a "Legally or Contractually
Restricted Security."

     (2) Agent shall be defined as Depositary, Trustee, Trust Company, Transfer
Agent or Paying Agent as such definition applies in the DTC Letter of
Representations to which this rider may be attached.

[DTCC(R) LOGO]
THE DEPOSITORY TRUST &
CLEARING CORPORATION

respect to the Securities at any time by giving reasonable notice to Issuer or
Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC
Participant ("Participant") having Securities credited to its DTC accounts.

     4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any
Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

                                       -2-

                                   EXHIBIT C-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust
   Services Group--Bear Stearns Commercial Mortgage Securities Inc., 2005-PWR8

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8

          In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Bear
Stearns Commercial Mortgage Securities Inc. as depositor, Prudential Asset
Resources, Inc. as a master servicer (in such capacity, a "Master Servicer") and as Lock Up Storage Centers Portfolio special servicer, Wells Fargo Bank,
National Association as a master servicer (in such capacity, a "Master
Servicer"), as certificate administrator and as tax administrator, ARCap
Servicing, Inc. as general special servicer, ABN AMRO Bank N.V. as fiscal agent and you as trustee (in such capacity, the "Trustee"), the undersigned as Master
Servicer with respect to the following described Mortgage Loan hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to such Mortgage Loan for the reason indicated below.

Property Name:
Address:
Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

___   1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the
           Pooling and Servicing Agreement, have been or will be so credited.

___   2.   Other. (Describe) ___________________________________________________
           _____________________________________________________________________

                                      C-1-1

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage
Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        [______________________________________]
                                        as a Master Servicer

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      C-1-2

                                   EXHIBIT C-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust
   Services Group--Bear Stearns Commercial Mortgage Securities Inc., 2005-PWR8

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8

          In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Bear
Stearns Commercial Mortgage Securities Inc. as depositor, Prudential Asset
Resources, Inc. as a master servicer and as Lock Up Storage Centers Portfolio special servicer (in such capacity, the "Lock Up Storage Centers Portfolio
Special Servicer"), Wells Fargo Bank, National Association as a master servicer, as certificate administrator and as tax administrator, ARCap Servicing, Inc. as general special servicer (in such capacity, the "General Special Servicer"), ABN
AMRO Bank N.V. as fiscal agent and you as trustee (in such capacity, the
"Trustee"), the undersigned as [Lock Up Storage Centers Portfolio] [General]
Special Servicer with respect to the following described Mortgage Loan hereby requests a release of the Mortgage File (or the portion thereof specified below)
held by or on behalf of you as Trustee with respect to such Mortgage Loan for the reason indicated below.

Property Name:
Address:
Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

___   1.   The Mortgage Loan is being foreclosed.

___   2.   Other. (Describe)

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the

                                      C-2-1

request), unless the Mortgage Loan is being foreclosed, in which case the
Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose, or unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof)
will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        [______________________________________]
                                        as [Lock Up Storage Centers Portfolio]
                                        [General] Special Servicer

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      C-2-2

                                    EXHIBIT D

                    FORM OF CERTIFICATE ADMINISTRATOR REPORT

                                       D-1



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:   6/30/2005


                           DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------
Certificate Distribution Detail                                              2
Certificate Factor Detail                                                    3
Reconciliation Detail                                                        4
Other Required Information                                                   5
Cash Reconciliation Detail                                                   6
Ratings Detail                                                               7
Current Mortgage Loan and Property Stratification Tables                   8-10
Mortgage Loan Detail                                                        11
Principal Prepayment Detail                                                 12
Historical Detail                                                           13
Delinquency Loan Detail                                                     14
Specially Serviced Loan Detail                                            15-16
Modified Loan Detail                                                        17
Liquidated Loan Detail                                                      18
Bond / Collateral Realized Loss Reconciliation                              19
Defeased Loan Detail                                                        20



             DEPOSITOR                   MASTER & SPECIAL SERVICER              MASTER SERVICER                SPECIAL SERVICER
-----------------------------------  --------------------------------  --------------------------------  ---------------------------

Bear Stearns Commercial Mortgage     Prudential Asset Resources, Inc.  Wells Fargo Bank, N.A.            ARCap Servicing, Inc.
Securities Inc.                      2200 Ross Avenue, Suite 4900E     45 Fremont Street, 2nd Floor      5605 N. MacArthur Blvd.
383 Madison Avenue                   Dallas, TX 75201                  investorreporting@wellsfargo.com  Irving, TX 75038
New York, NY 10179                                                     San Francisco, CA 94105
                                     Contact: Hal Collett                                                Contact: Chris Crouch
Contact: General Information Number  Phone Number: (214)721-6032       Contact: Matilde Sanchez          Phone Number: (972)580-1688
Phone Number: (212)272-2000                                            Phone Number:


This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the master servicers, special servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:   6/30/2005


                         CERTIFICATE DISTRIBUTION DETAIL



----------------------------------------------------------------------------------------------------------------------------------
               Pass-                                                             Realized Loss/                         Current
              Through  Original Beginning   Principal    Interest   Prepayment Additional Trust     Total     Ending Subordination
 Class CUSIP    Rate    Balance  Balance  Distribution Distribution   Premium    Fund Expenses  Distribution Balance   Level (1)
----------------------------------------------------------------------------------------------------------------------------------

  A-1        0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
  A-2        0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
  A-3        0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
 A-AB        0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
  A-4        0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
 A-4FL       0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
  A-J        0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   B         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   C         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   D         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   E         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   F         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   G         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   H         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   J         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   K         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   L         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   M         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   N         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   P         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   Q         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   R         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
   V         0.000000%   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals                   0.00      0.00       0.00         0.00        0.00          0.00           0.00       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------
                               Original   Beginning                                               Ending
                Pass-Through   Notional    Notional     Interest     Prepayment       Total      Notional
Class   CUSIP       Rate        Amount      Amount    Distribution     Premium    Distribution    Amount
---------------------------------------------------------------------------------------------------------

 X-1              0.000000       0.00        0.00         0.00          0.00          0.00         0.00
 X-2              0.000000       0.00        0.00         0.00          0.00          0.00         0.00
---------------------------------------------------------------------------------------------------------


(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:   6/30/2005


                            CERTIFICATE FACTOR DETAIL



-----------------------------------------------------------------------------------------------------
                                                                         Realized Loss/
                 Beginning     Principal      Interest     Prepayment   Additional Trust     Ending
Class   CUSIP     Balance    Distribution   Distribution     Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------

 A-1            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-2            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-3            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-AB           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-4            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-4FL           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-J            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  B             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  C             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  D             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  E             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  F             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  G             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  H             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  J             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  K             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  L             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  M             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  N             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  P             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  Q             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  R             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  V             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
-----------------------------------------------------------------------------------------------------


-------------------------------------------------------------------
                 Beginning                                 Ending
                 Notional      Interest     Prepayment    Notional
Class   CUSIP     Amount     Distribution     Premium      Amount
-------------------------------------------------------------------
 X-1            0.00000000    0.00000000    0.00000000   0.00000000
 X-2            0.00000000    0.00000000    0.00000000   0.00000000
-------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
    [WELLS FARGO LOGO]                                                                                   (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:   6/30/2005


                              RECONCILIATION DETAIL

                                 ADVANCE SUMMARY

P&l Advances Outstanding                                                  0.00
Servicing Advances Outstanding                                            0.00

Reimbursements for Interest on P&I                                        0.00
Advances paid from general collections

Reimbursements for Interest on Servicing                                  0.00
Advances paid from general collections

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                              0.00
Less Master Servicing Fees on Delinquent Payments                         0.00
Less Reductions to Master Servicing Fees                                  0.00
Plus Master Servicing Fees on Delinquent Payments Received                0.00
Plus Adjustments for Prior Master Servicing Calculation                   0.00
Total Master Servicing Fees Collected                                     0.00

CERTIFICATE INTEREST RECONCILIATION



-----------------------------------------------------------------------------------------------------------------------------------
           Accrued        Net Aggregate     Distributable       Distributable      Additional                    Remaining Unpaid
         Certificate       Prepayment        Certificate    Certificate Interest   Trust Fund     Interest         Distributable
 Class     Interest    Interest Shortfall      Interest          Adjustment         Expenses    Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------

  A-1        0.00             0.00               0.00               0.00              0.00          0.00               0.00
  A-2        0.00             0.00               0.00               0.00              0.00          0.00               0.00
  A-3        0.00             0.00               0.00               0.00              0.00          0.00               0.00
  A-AB       0.00             0.00               0.00               0.00              0.00          0.00               0.00
  A-4        0.00             0.00               0.00               0.00              0.00          0.00               0.00
 A-4FL       0.00             0.00               0.00               0.00              0.00          0.00               0.00
  X-1        0.00             0.00               0.00               0.00              0.00          0.00               0.00
  X-2        0.00             0.00               0.00               0.00              0.00          0.00               0.00
  A-J        0.00             0.00               0.00               0.00              0.00          0.00               0.00
   B         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   C         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   D         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   E         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   F         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   G         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   H         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   J         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   K         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   L         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   M         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   N         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   P         0.00             0.00               0.00               0.00              0.00          0.00               0.00
   Q         0.00             0.00               0.00               0.00              0.00          0.00               0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals       0.00             0.00               0.00               0.00              0.00          0.00               0.00
-----------------------------------------------------------------------------------------------------------------------------------


Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:  6/30/2005


                           OTHER REQUIRED INFORMATION

Available Distribution Amount                   0.00

Aggregate Number of Outstanding Loans              0
Aggregate Unpaid Principal Balance of Loans     0.00
Aggregate Stated Principal Balance of Loans     0.00

Aggregate Excess Liquidation Proceeds Balance   0.00

Aggregate Amount of Servicing Fee               0.00
Aggregate Amount of Special Servicing Fee       0.00
Aggregate Amount of Trustee Fee                 0.00
Aggregate Certificate Administrator Fee         0.00
Aggregate Trust Fund Expenses                   0.00

Appraisal Reduction Amount

---------------------------------------------
         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number    Effected     Amount         Date
---------------------------------------------

---------------------------------------------
 Total
---------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:  6/30/2005


                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED

   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00

      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
TOTAL FUNDS DISTRIBUTED                                                     0.00
                                                                            ====

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:  6/30/2005


                                 RATINGS DETAIL

-------------------------------------------------------------
                   Original Ratings      Current Ratings (1)
                ---------------------   ---------------------
Class   CUSIP   Fitch   Moody's   S&P   Fitch   Moody's   S&P
-------------------------------------------------------------
 A-1
 A-2
 A-3
 A-AB
 A-4
A-4FL
 X-1
 X-2
 A-J
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  Q
-------------------------------------------------------------

NR - Designates that the class was not rated by the above agency at the time of original issuance.
X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.



Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212)908-0500              (212)553-0300               (212)438-2430


Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:  6/30/2005


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                                  % of
         Scheduled             # of   Scheduled   Agg.   WAM          Weighted
          Balance             loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    STATE (3)

--------------------------------------------------------------------------------
                                                  % of
                              # of    Scheduled   Agg.   WAM          Weighted
           State             Props.    Balance    Bal.   (2)   WAC   Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:   6/30/2005


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                           DEBT SERVICE COVERAGE RATIO

--------------------------------------------------------------------------------
                                                 % of
       Debt Service           # of   Scheduled   Agg.   WAM           Weighted
      Coverage Ratio         loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

--------------------------------------------------------------------------------
                                                 % of
           Note               # of   Scheduled   Agg.   WAM           Weighted
           Rate              loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                                 % of
                             # of    Scheduled   Agg.   WAM           Weighted
       Property Type        Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    SEASONING

--------------------------------------------------------------------------------
                                                 % of
                              # of   Scheduled   Agg.   WAM           Weighted
         Seasoning           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:   6/30/2005


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
                                                 % of
   Anticipated Remaining      # of   Scheduled   Agg.   WAM           Weighted
          Term (2)           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
                                                 % of
  Remaining Amortization      # of   Scheduled   Agg.   WAM           Weighted
           Term              loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

--------------------------------------------------------------------------------
                                                 % of
     Remaining Stated         # of   Scheduled   Agg.   WAM           Weighted
           Term              loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
                                                 % of
        Age of Most           # of   Scheduled   Agg.   WAM           Weighted
        Recent NOI           loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent
DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:   6/30/2005




------------------------------------------------------------------------------------------------
                                                                          Anticipated
 Loan           Property                  Interest   Principal    Gross    Repayment    Maturity
Number   ODCR   Type (1)   City   State    Payment    Payment    Coupon       Date        Date
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
             Neg.   Beginning     Ending    Paid   Appraisal   Appraisal    Res.    Mod.
 Loan       Amort   Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number      (Y/N)    Balance     Balance    Date      Date       Amount      (2)     (3)
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------


(1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

(2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(3) Modification Code

1 - Maturity Date Extension
2 - Authorization Change
3 - Principal Write-Off
4 - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
    [WELL FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:   6/30/2005


                           PRINCIPAL PREPAYMENT DETAIL



--------------------------------------------------------------------------------------------------------------------
                                      Principal Prepayment Amount                  Prepayment Penalties
              Offering Document   ----------------------------------   ---------------------------------------------
Loan Number    Cross-Reference    Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Charge
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------------------------------------------


Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:  6/30/2005


                                HISTORICAL DETAIL



------------------------------------------------------------------------------------------------------------------------------------
                                     Delinquencies                                           Prepayments       Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution 30-59 Days 60-89 Days 90 Days or More Foreclosure    REO    Modifications Curtailments   Payoff  Next Weighted Avg. WAM
    Date      # Balance  # Balance    # Balance     # Balance  # Balance   # Balance     # Balance  # Balance Coupon       Remit
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
    [WELLS FARGO LOGO]                                                                                   (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:  6/30/2005


                             DELINQUENCY LOAN DETAIL



------------------------------------------------------------------------------------------------------------------------------------
        Offering
        Document   # of    Paid   Current Outstanding Status of Resolution Servicing              Actual Outstanding
Loan     Cross-   Months Through   P & I     P & I     Mortgage  Strategy   Transfer Foreclosure   Loan   Servicing  Bankruptcy  REO
Number Reference Delinq.   Date  Advances   Advances   Loan (1)  Code (2)     Date       Date    Balance   Advances     Date    Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------


(1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment
    (Performing Matured Loan)
7 - Foreclosure
9 - REO

(2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:  6/30/2005


                     SPECIALLY SERVICED LOAN DETAIL - PART 1



--------------------------------------------------------------------------------------------------------------------------
                         Offering
                         Document   Servicing   Resolution                                                          Net
Distribution    Loan      Cross-     Transfer    Strategy    Scheduled   Property           Interest    Actual   Operating
    Date       Number   Reference      Date      Code (1)     Balance    Type (2)   State     Rate     Balance     Income
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------
                                                 Remaining
Distribution    NOI          Note   Maturity   Amortization
    Date       Date   DSCR   Date     Date         Term
-----------------------------------------------------------

-----------------------------------------------------------


(1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:  6/30/2005


                     SPECIALLY SERVICED LOAN DETAIL - PART 2



--------------------------------------------------------------------------------------------------------------------------------
                              Offering     Resolution     Site
Distribution     Loan         Document      Strategy   Inspection                Appraisal  Appraisal      Other REO
    Date        Number    Cross-Reference    Code(1)      Date     Phase 1 Date     Date      Value    Property Revenue  Comment
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------


(1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return
    to Master Servicer
10 - Deed In Lieu Of
     Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:  6/30/2005


                              MODIFIED LOAN DETAIL



------------------------------------------------------------------------------------------
             Offering
 Loan        Document      Pre-Modification
Number   Cross-Reference        Balance       Modification Date   Modification Description
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------------------


Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:  6/30/2005


                             LIQUIDATED LOAN DETAIL



------------------------------------------------------------------------------------------------
                   Final Recovery       Offering
      Loan          Determination       Document      Appraisal   Appraisal    Actual     Gross
     Number             Date        Cross-Reference      Date       Value     Balance   Proceeds
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                   Gross Proceeds    Aggregate        Net        Net Proceeds               Repurchased
      Loan            as a % of     Liquidation   Liquidation      as a % of     Realized    by Seller
     Number        Actual Balance    Expenses *     Proceeds    Actual Balance     Loss        (Y/N)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------


*    Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                    (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:   6/30/2005


                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION



----------------------------------------------------------------------------------------------------------------------------
                                 Beginning                                             Amounts
                                 Balance of     Aggregate      Prior Realized      Covered by Over-     Interest (Shortage)/
  Distribution     Prospectus   the Loan at   Realized Loss     Loss Applied    collateralization and    Excesses applied to
      Date             Id       Liquidation      on Loans     to Certificates    other Credit Support   other Credit Support
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current Total
----------------------------------------------------------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                       Modification           Additional
                       Adjustments/         (Recoveries)/      Current Realized    Recoveries of    (Recoveries)/Realized
  Distribution     Appraisal Reduction   Expenses applied to    Loss Applied to   Realized Losses       Loss Applied to
      Date              Adjustment         Realized Losses       Certificates       Paid as Cash     Certificate Interest
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------------


Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 20



                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
                                                                                                    CTSLink Customer Service
   [WELLS FARGO LOGO]                                                                                     (301) 815-6600
                                  BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                               @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 07/11/2005
COLUMBIA, MD 21045-1951                           SERIES 2005-PWR8                         RECORD DATE:   6/30/2005


                              DEFEASED LOAN DETAIL



--------------------------------------------------------------------------------------------------
              Offering Document   Ending Scheduled
Loan Number    Cross-Reference        Balance        Maturity Date   Note Rate   Defeasance Status
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------------------------


(1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other
DL   Defeasance Loan

(2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

(3) DefeasanceCode

P - Partial Defeasance
F - Full Defeasance
N - No Defeasance Occured
X - Defeasance not Allowable

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 20

                                   EXHIBIT E-1

             FORM OF ARCAP INTEREST ON ADVANCE RECONCILIATION REPORT

          The report shall set forth, for each Pooled Mortgage Loan for which any Advance Interest has been paid, (i) the amount of Advance Interest, (ii) the amount of Default Charges available to offset such Advance Interest (per Section
3.26 of the Pooling and Servicing Agreement) and (iii) the net amount of such
Advance Interest giving effect to such offset.

                                      E-1-1

                                   EXHIBIT E-2

                 FORM OF ARCAP MORTGAGE LOANS DELINQUENT REPORT

                        MORTGAGE LOANS DELINQUENCY REPORT
                         As of Month End ______________

                                    Deal Name



LOAN     LOAN    PRO-SUPP   PROPERTY       ENDING      SCHEDULED   LATE   UNALLOCATED
 NBR   OFFICER      ID        NAME     SCH.PRIN.BAL.    PAYMENT    FEES     SUSPENSE
----   -------   --------   --------   -------------   ---------   ----   -----------

       OUTSTANDING   OUTSTANDING             FIRST
LOAN      P & I       SERVICING      PAID     DUE    GRACE
 NBR     ADVANCES      ADVANCES    TO DATE    DATE    DAYS   COMMENTS
----   -----------   -----------   -------   -----   -----   --------



SPECIALLY SERVICED LOANS

                                      E-2-1

                                   EXHIBIT E-3

             FORM OF ARCAP P&I ADVANCES AS OF REMITTANCE DATE REPORT

                                                                 ---------------
          [DEAL NAME]                                            ADVANCES DETAIL
                                                                      REPORT
          [DEAL SERIES]                                          ---------------

          DISTRIBUTION DATE: [INSERT]

[TO BE COMPLETED AS OF MASTER
SERVICER REMITTANCE DATE]



-----------------------------------------------------------------------------------
                                                        GROSS
                                          PRINCIPAL   INTEREST
 LOAN    TAB   BORROWERS                   ADVANCE     ADVANCE   ADMIN FEE    ASER
NUMBER    NO      NAME     PAID TO DATE    BALANCE     BALANCE    PORTION    AMOUNT
-----------------------------------------------------------------------------------

------------------------------------------------------------------------

            NET               SERVICING   INTEREST    TOTAL      ACTUAL
 LOAN    INTEREST    T & I     ADVANCE       ON      ADVANCE   PRINCIPAL
NUMBER    ADVANCE   ADVANCE    BALANCE    ADVANCES   BALANCE    BALANCE
------------------------------------------------------------------------

          ----------------------------------------------------------------------
          TOTALS
          ======================================================================


                                      E-3-1



                                                             EXHIBIT E-4
                                                 FORM OF ARCAP REALIZED LOSS REPORT

              --------------------------------------------------------------------------------------------  Instructions
              REALIZED LOSS FORM (PREPARED BY                                                                 to MS and   Items that
              SPECIAL AND MASTER SERVICERS)                                                                    Trustee    affect CH*
              ----------------------------------------------------------------------------------------------------------------------
                                                                   PORTFOLIO NAME
                                                                     SERVICER ID:

MAP TEMPLATE
  FIELD TO
    LOAN
  PERIODIC
   FIELD:     (APPLICABLE TO FINAL RECOVERY DETERMINATION/REALIZED LOSS)                   DATE: 4/15/2004
------------  --------------------------------------------------------------------------------------------
              TOTAL FUNDS RECEIVED ON CORRECTED MORTGAGE LOAN
                 AND SPECIALLY SERVICED MORTGAGE LOAN:
                               Sales Proceeds or Payoff Proceeds  3,600,000.00
                                              Insurance Proceeds            --
                                                Suspense Balance            --
                                 Tax & Insurance Reserve Balance            --
     --                                    Other Reserve Balance            --
     --                                           Other Proceeds            --
                                                                  ------------
     --       TOTAL FUNDS RECEIVED                                              3,600,000.00
     --       LESS: LIQUIDATION EXPENSES
                                                                  ------------
     --                                              Broker Fees     95,105.19
     --                                   Other Selling Expenses            --
                                                                  ------------
     --                                                                            95,105.19
                                                                                --------------------------
    L45       PROCEEDS AVAILABLE                                                              3,504,894.91
              --------------------------------------------------------------------------------------------
              1) AMOUNTS DUE SERVICERS AND TRUSTEE:
                 INCLUDES CURRENT PERIOD AND ACCRUED SERVICING
                    FEES AND OTHER FEES:
                 (EXCLUDES ITEMS FROM ADDITIONAL TRUST FUND EXPENSES)
    L109      A  Liquidation Fee to SS on SS loan                                  35,048.95
    L108      B  Workout Fee on Corrected Mtg. loan                                       --
    New1      C  Master Servicing Fees                                                    --
    New1      D  Special Servicing Fees                                                   --
    New1      E  Trustee Fees                                                             --
    New1      F  Other Fees                                                               --
     L37      G  P & I Advances (net)                                                     --
    L103      H  Interest on Advances- P & I                                       12,514.30
     L38      I  T&I Advances                                                             --
    L103      J  Interest on Advances- T&I                                                --
     L39      K  Servicing Advances (other Expense Advance oustanding)                    --
    L103      L  Interest on Advances-Servicing Advances                                  --
     --          TOTAL                                                                           47,563.25

              2) AMOUNTS HELD BACK FOR FUTURE PAYMENT:                                                      place in suspense
                                                                                                            until legal final
     New      A  Other Unpaid Fees and expenses                                     3,000.00                invoice received
     New      B  Other amounts                                                            --
     --          TOTAL                                                                            3,000.00

              3) ACCRUED INTEREST (CURRENT PERIOD AND PRIOR INTEREST
                 SHORTFALLS)
     L23      A  Current Scheduled Interest (net of fees)                          36,863.48                                   x
     L35      B  Cumulative Aser Amount                                            50,000.00                                   x
    New2      C  Deemed non-recoverable interest (prior shortfall)                695,006.76                                   x
    New2      D  Deemed non-recoverable interest (paid from trust principal)              --                                   x
    New2      E  Other unpaid interest                                                    --                                   x
                                                                                ------------
     --          TOTAL                                                                          781,870.24                     x

              4) ADDITIONAL TRUST FUND EXPENSES (PRIOR INTEREST SHORTFALLS OR
                 PRINCIPAL LOSSES)                                                                                             x
    New3      A  Special Servicing Fees                                             2,000.00                                   x
    New3      B  Work Out fees (Corrected Mortgage Loan)                                  --                                   x
    New3      C  Interest on Advances                                              15,000.00                                   x
    New3      D  Other expenses: (Inspection by SS, Environmental, legal etc.)            --                                   x
    New3      E  Unliquidated Advances (work-out delayed                                  --                                   x
                 reimb. paid from trust-principal)
    New3      F  Deemed Non-Recoverable Principal Advances                      1,282,322.37                                   x
                 (paid from trust-Principal)
    New3      G  Deemed Non-Recoverable Servicing Advances                      2,000,000.00                                   x
                 (paid from trust-Principal)
     --          TOTAL                                                                        3,299,322.37                     x

                                                                                ------------
     L46         TOTAL #1 THROUGH #4 - LIQUIDATION EXPENSES                     4,131,755.86
                                                                                ------------
                                                                                              ------------
     L27         NET PROCEEDS (PROCEEDS AVAILABLE LESS #1 THRU #4)                             (626,861.05)                    x
                                                                                              ------------
                 (Proceeds available for Principal Distribution)
                    (If negative, no proceeds available for distribution)

                                                                                              ------------
     L6          BEGINNING SCHEDULED PRINCIPAL BALANCE                                        5,833,393.01                     x
                                                                                              ------------

                                                                                              ------------
                 REALIZED LOSS CALCULATION                                                    6,460,254.06                     x
                                                                                              ------------

                                                                                              ------------
    L47          REALIZED LOSS TO TRUST (PER DEFINITION IN PSA)                               5,833,393.01
              --------------------------------------------------------------------------------------------

    New4         IF REALIZED LOSS > BEGINNING SCHEDULED PRINCIPAL BALANCE
                    (IF POSITIVE NUMBER)                                                        626,861.05
                 (REFER TO PSA FOR ALLOCATION) (OPTIONAL)

     --       A  Amounts allocated to Interest
                 shortfall--Current Period                                  --
     --       B  Amount applied to Interest shortfall or
                 principal loss--Prior Period                       626,861.05

     --       C  Amount to Realized Loss > than STB,
                 allocate to current period principal                       --
     --       D  Other method per PSA
                 -----------------------------------------------------------------------------------------

                 ADDITIONAL PROCEEDS RECEIVED AFTER FINAL RECOVERY DETERMINATION/REALIZED LOSS
                 AMOUNTS DISTRIBUTED AS REIMBURSEMENT OF UNFUNDED PRINCIPAL BALANCE REDUCTIONS
                    (PRIOR REALIZED LOSSES) (OPTIONAL)                                                                         x

                 Date      Description    Amount  Class that received funds (optional)
                 --------  -------------  ------  ------------------------------------
    New5         5/8/2004                   2000
                                               0
                 subtotal Additional Proceeds                                                     2,000.00

              --------------------------------------------------------------------------------------------

                 ADDITIONAL EXPENSES AFTER FINAL RECOVERY DETERMINATION/REALIZED LOSS
                    ALLOCATED TO INTEREST SHORTFALLS                                                                           x

                 Date      Description    Amount  Class that received funds (optional)
                 --------  -------------  ------  ------------------------------------
    New5         5/8/2004  Legal expense    1500

                                               0

                 subtotal Additional Expenses                                                     1,500.00
                                                                                              ------------
              CUMULATIVE NET ADJUSTMENT TO TRUST                                                    500.00
              --------------------------------------------------------------------------------------------


                                      E-4-1



              --------------------------------------------------------------------------------------------

                 Signature and Title of Servicing Officer                       Date

              CC: SPECIAL SERVICER, MASTER SERVICER, TRUSTEE, ATTACHMENT TO DISTRIBUTION STATEMENT
              --------------------------------------------------------------------------------------------


                                      E-4-2

                                   EXHIBIT E-5

              ARCAP NAMING CONVENTION FOR ELECTRONIC FILE DELIVERY

ARCap Naming Convention for Electronic File Delivery

Deal Name - Prospectus Loan I.D. - Statement Type - Statement Date - Months
Covered by Statement

For Example:

JPM2000C10-00001.1-OS-12312000-12
JPM2000C10-00001.2-OS-12312000-12
JPM2000C10-00001.1-OSAR-12312000-12
JPM2000C10-00001.1-FS-12312000-12
JPM2000C10-00001.1-RR-12312000

DLJ2000CKP1-00150.1-OS-12312000-12
DLJ2000CKP1-00001.1-OSAR-12312000-12
DLJ2000CKP1-00001.1-FS-12312000-12
DLJ2000CKP1-00001.1-RR-12312000
DLJ2000CKP1-00001.1-PI-12312000

Please note there should not be any special characters in the Deal Name, i.e. no spaces, no dashes, no underscores, etc.

The Prospectus Loan I.D. should have five leading characters, a decimal point, and the Mortgaged Property # (1,2,3,etc).

The Statement Types are:   OS     Operating Statement  (PDF or TIF format)
                           OSAR   Operating Statement Analysis Report & NOI ADJ
                                  Worksheet (Excel Format named individually,
                                  not rolling format)
                           FS     Borrower Financial Statement (PDF or TIF)
                           RR     Rent Roll (Excel or PDF or TIF)
                           PI     Property Inspection (Excel format)
                           HS     Healthcare Survey
                           FR     Franchise Annual Compliance Report

The Statement Date should be eight characters long - MODAYEAR where MO = months from 01 to 12, DAY = day of month from 01 to 31, YEAR = year such as 2002 or
2003 or 2004.

The Months Covered by the Statement should range from 01 to 12.

                                      E-5-1

                                   EXHIBIT E-6

             CONTROLLING CLASS CERTIFICATEHOLDER'S REPORTS CHECKLIST



------------------------------------------------------------------------------------------------------
               Information                                 Format                 Frequency
------------------------------------------------------------------------------------------------------

       Property Operating Statement           Actual       PDF/TIF     Quarterly per Section 3.12/4.02
                                                                                    of PSA
------------------------------------------------------------------------------------------------------
            Property Rent Roll                Actual       PDF/TIF     Quarterly per Section 3.12/4.02
                                                                                    of PSA
------------------------------------------------------------------------------------------------------
 Other Financials as required by Mortgage     Actual       PDF/TIF       Per Section 3.12/4.02 of PSA
              Loan Documents
------------------------------------------------------------------------------------------------------
                                                                         Within 30 days of annual or
           Property Inspection                Actual       PDF/TIF       other inspection per Section
                                                                                 3.12 of PSA
------------------------------------------------------------------------------------------------------
    P&I Advances as of Remittance Date       Monthly        Excel      Master Servicer Remittance Date
                Report(1)
------------------------------------------------------------------------------------------------------
   Mortgage Loans Delinquent Report (2)      Monthly        Excel       End of each month per Section
                                                                                 4.02 of PSA
------------------------------------------------------------------------------------------------------
Interest on Advance Reconciliation Report    Monthly        Excel             Distribution Date
------------------------------------------------------------------------------------------------------
CMSA Setup File (Issuer/Trustee/Servicer)    CMSA IRP   Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
            CMSA Property File               CMSA IRP   Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
      CMSA Loan Periodic Update File         CMSA IRP   Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
           CMSA Financial File               CMSA IRP   Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
     Distribution Statement (Trustee)        Monthly      Excel/PDF       Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
         CMSA Bond File (Trustee)            CMSA IRP   Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
      CMSA Collateral File (Trustee)         CMSA IRP   Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
        CMSA Supplemental Reports            CMSA IRP   Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
   Operating Statement Analysis Report       CMSA IRP   Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
         NOI Adjustment Worksheet            CMSA IRP   Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
Documentation Exceptions Report (Trustee)   Quarterly   Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------


Footnotes:

(1) On the Master Servicer Remittance Date following the Determination Date for the related Distribution Date, a list of all Pooled Mortgage Loans delinquent and requiring a P&I Advance as of the P&I Advance Date.

(2) As of the last day of the month (30th), for all delinquencies reported in FN
1 above, a list of all Pooled Mortgage Loans which remain delinquent for such distribution period (along with the number of days delinquent) accompanied with any reason, in the applicable Master Servicer's opinion, for the Pooled Mortgage
Loans continued delinquency, along with an explanation of the applicable Master
Servicer's attempts to cure.

                                      E-6-1

     The Special Servicer requests that the above information be organized in ascending Prospectus Loan I.D. order and forwarded on each of the above-listed dates via e-mail to the following addresses:

Ricka Moore                           Larry Duggins
Director Bond/Mortgage Surveillance   President
ARCap REIT, Inc.                      ARCap REIT, Inc.
rmoore@arcap.com                      lduggins@arcap.com
(972) 580-1688 ext. 341               (972) 580-1688 ext. 323

                                      E-6-2

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES
                              HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2005-PWR8
[OR OTHER CERTIFICATE REGISTRAR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8, Class ______
              Certificates [having an initial aggregate Certificate [Principal
              Balance] [Notional Amount] as of June 21, 2005 (the "Closing
              Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by
______________ (the "Transferor") to _________________ (the "Transferee") of the
captioned Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
dated as of June 1, 2005 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources, Inc., as a Master Servicer and as Lock
Up Storage Centers Portfolio Special Servicer, Wells Fargo Bank, National
Association, as a Master Servicer, as Certificate Administrator and as Tax
Administrator, ARCap Servicing, Inc., as General Special Servicer, LaSalle Bank
National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
offered, transferred, pledged, sold or otherwise disposed of any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited

                                      F-1-1

any offer to buy or accept a transfer, pledge or other disposition of any
Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the
Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the
Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                      F-1-2

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2005-PWR8 [OR OTHER
CERTIFICATE REGISTRAR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8, Class ______
              Certificates [having an initial aggregate Certificate [Principal
              Balance] [Notional Amount] as of June 21, 2005 (the "Closing
              Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee")
[through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The
Depository Trust Company ("DTC") and the Depository Participants)] in the
Transferred Certificates. The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Bear Stearns
Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources,
Inc., as a Master Servicer and as Lock Up Storage Centers Portfolio Special
Servicer, Wells Fargo Bank, National Association, as a Master Servicer, as
Certificate Administrator and as Tax Administrator, ARCap Servicing, Inc., as
General Special Servicer, LaSalle Bank National Association, as Trustee, and ABN
AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and
Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the

                                     F-2A-1

Transferred Certificates for its own account or for the account of another
Qualified Institutional Buyer, and understands that such Transferred
Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A")
because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities
(other than the excluded securities referred to below) as of the end of the
Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___  Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___  Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ___  Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2A-3

          institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b)
          has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___  Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___  State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___  ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
          1974.

     ___  Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___  QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___  Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                     F-2A-4

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     ___   ___   Will the Transferee be purchasing the Transferred Certificates
     Yes   No    only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                                Print Name of Transferee

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A under the Securities Act of 1933, as amended ("Rule 144A") because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the
cost of such securities was used, unless the Transferee or any member of the
Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

___  The Transferee owned and/or invested on a discretionary basis
     $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___  The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     F-2A-6

          4. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

     ___   ___   Will the Transferee be purchasing the Transferred Certificates
     Yes   No    only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        Print Name of Transferee or Adviser

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        IF AN ADVISER:

                                        Print Name of Transferee

                                        Date:
                                              ----------------------------------

                                     F-2A-7

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2005-PWR8 [OR OTHER
CERTIFICATE REGISTRAR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8, Class ______
              Certificates [having an initial aggregate Certificate [Principal
              Balance] [Notional Amount] as of June 21, 2005 (the "Closing
              Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee")
[through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The
Depository Trust Company ("DTC") and the Depository Participants)] in the
Transferred Certificates. The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Bear Stearns
Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources,
Inc., as a Master Servicer and as Lock Up Storage Centers Portfolio Special
Servicer, Wells Fargo Bank, National Association, as a Master Servicer, as
Certificate Administrator and as Tax Administrator, ARCap Servicing, Inc., as
General Special Servicer, LaSalle Bank National Association, as Trustee, and ABN
AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor that:

          1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

                                     F-2B-1

          2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the
Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the
Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a
certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing
Agreement; or (B) an Opinion of Counsel satisfactory to the Certificate
Administrator to the effect that, among other things, the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES
     ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES OR BLUE
     SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES, ITS
     TERRITORIES AND POSSESSIONS. ANY RESALE, PLEDGE, TRANSFER OR OTHER
     DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
     REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES
     NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE
     WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT
     REFERRED TO HEREIN.

     IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION
     OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH OFFERS
     AND SALES MUST COMPLY WITH ALL APPLICABLE LAWS OF SUCH JURISDICTION.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO
     ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS
     SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
     ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED
     (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING
     THIS CERTIFICATE

                                     F-2B-2

     OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF,
     OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN
     OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
     THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
offered, transferred, pledged, sold or otherwise disposed of any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e)
taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the
Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and
Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs. The
Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the
Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                     F-2B-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgment below.

                                          Very truly yours,

                                          --------------------------------------
                                          (Transferee)

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                          --------------------------------------
                                          (Nominee)

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:

                                     F-2B-4

                                  EXHIBIT F-2C

                   FORM OF TRANSFEREE CERTIFICATE FOR CERTAIN
             TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8, Class __
              Certificates having an initial aggregate Certificate [Principal
              Balance] [Notional Amount] as of June 21, 2005 (the "Closing
              Date") of $[__________] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The
Depository Trust Corporation ("DTC") and the Depository Participants) in the
Transferred Certificates. The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Bear Stearns
Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Prudential
Asset Resources, Inc., as a master servicer and as Lock Up Storage Centers
Portfolio special servicer, Wells Fargo Bank National Association, as a master servicer, as certificate administrator and as tax administrator, ARCap
Servicing, Inc., as general special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar
that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the
     Transferred Certificates for its own account or for the account of a
     Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee, Certificate

                                     F-2C-1

     Administrator or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred
     Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Transferor desiring to effect such transfer has received either (A) a certificate from the prospective transferee substantially in the form attached either as Exhibit
     F-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that the transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that each
     Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
          SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN
          THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS. ANY RESALE,
          PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
          INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE
          ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
          QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF
          SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
          HEREIN.

          IF OFFERS AND SALES OF THIS CERTIFICATE ARE MADE IN ANY JURISDICTION
          OUTSIDE OF THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, SUCH
          OFFERS AND SALES MUST COMPLY WITH ALL APPLICABLE LAWS OF SUCH
          JURISDICTION.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A)
          TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     F-2C-2

          4. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and any distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                          Very truly yours,

                                          --------------------------------------
                                          (Transferee)

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                     F-2C-3

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Bear Stearns Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A")
because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___  Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___  Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     ___  Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2C-4

          having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
          Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___  Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___  State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___  ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
          1974.

     ___  Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___  QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___  Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person,
(ii) securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the
Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market.

                                     F-2C-5

Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          ____ ____   Will the Transferee be acquiring interests in the
          Yes  No     Transferred Certificates only for the Transferee's own
                      account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the
Transferred Certificates were issued.

                                             (Transferee)

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:
                                                 Date:

                                     F-2C-6

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Bear Stearns Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee")
or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A")
because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____      The Transferee owned and/or invested on a discretionary basis
          $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

____      The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
          Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment

                                     F-2C-7

Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more
Transfers to the Transferee will be in reliance on Rule 144A.

          ____  ____   Will the Transferee be acquiring interests in the
          Yes   No     Transferred Certificates only for the Transferee's
                       own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred
Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the
Transferred Certificates were issued.

                                             (Transferee or Adviser)

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             IF AN ADVISER:

                                             Print Name of Transferee

                                             Date:

                                     F-2C-8

                                  EXHIBIT F-2D

                   FORM OF TRANSFEREE CERTIFICATE FOR CERTAIN
           TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8, Class ___
              Certificates having an initial aggregate Certificate [Principal
              Balance] [Notional Amount] as of June 21, 2005 (the "Closing
              Date") of $[__________] (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of June 1, 2005, among Bear Stearns Commercial Mortgage
Securities Inc., as depositor, Prudential Asset Resources, Inc., as a master servicer and as Lock Up Storage Centers Portfolio special servicer, Wells Fargo
Bank, National Association, as a master servicer, as certificate administrator and as tax administrator, ARCap Servicing, Inc., as general special servicer,
LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States
Securities Person.

     For purposes of this certification, "United States Securities Person" means
(i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii)
any estate of which any executor or administrator is a United States Securities
Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities
Person, (v) any agency or branch of a foreign entity located in the United
States,

                                     F-2D-1

unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust)
held by a dealer or other fiduciary for the benefit or account of a United
States Securities Person, (vii) any discretionary account or similar account
(other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States, or (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the United States
Securities Act of 1933, as amended (the "Securities Act"), unless it is organized or incorporated, and owned, by "accredited investors" (as defined in
Rule 501(a)) under the Securities Act, who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the
International Bank for Reconstruction and Development, the Inter-American
Development Bank, the Asian Development Bank, the African Development Bank, the
United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: _________, _____

                                          By:
                                              ----------------------------------
                                              As, or agent for, the beneficial
                                              owner(s) of the Certificates to
                                              which this certificate relates.

                                     F-2D-2

                                  EXHIBIT F-3A

                         FORM OF TRANSFEROR CERTIFICATE
                FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

                                     [Date]

Bear Stearns Commercial Mortgage Securities Inc.
383 Madison Avenue
New York, New York 10179

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8 (the
              "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the Excess Servicing Fee Right established under the Pooling and Servicing
Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"),
among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the
"Depositor"), Prudential Asset Resources, Inc. as a master servicer and as Lock
Up Storage Centers Portfolio special servicer, Wells Fargo Bank, National
Association, as a master servicer, as certificate administrator and as tax administrator, ARCap Servicing, Inc., as general special servicer, LaSalle Bank
National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as Depositor, that:

          1. The Transferor is the lawful owner of the right to receive the
Excess Servicing Fees with respect to the Serviced Mortgage Loans for which
_________________ is the applicable Master Servicer (the "Excess Servicing Fee
Right"), with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
offered, transferred, pledged, sold or otherwise disposed of the Excess
Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee
Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess
Servicing Fee Right or any other similar security with any person in any manner,
(d) made any general solicitation with respect to the Excess Servicing Fee
Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a)
through (e) hereof) would constitute a

                                     F-3A-1

distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Excess
Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess
Servicing Fee Right pursuant to the Securities Act or any state securities laws.

                                         Very truly yours,

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                     F-3A-2

                                  EXHIBIT F-3B

                         FORM OF TRANSFEREE CERTIFICATE
                FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

                                     [Date]

Bear Stearns Commercial Mortgage Securities Inc.
383 Madison Avenue
New York, New York 10179

[APPLICABLE MASTER SERVICER]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8 (the
              "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the Excess Servicing Fee Right established under the Pooling and Servicing
Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"),
among Bear Stearns Commercial Mortgage Securities Inc., as depositor (the
"Depositor"), Prudential Asset Resources, Inc., as a master servicer and as Lock
Up Storage Centers Portfolio special servicer, Wells Fargo Bank, National
Association, as a master servicer, as certificate administrator and as tax administrator, ARCap Servicing, Inc., as general special servicer, LaSalle Bank
National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to you, as the Depositor and the applicable Master Servicer, that:

          1. The Transferee is acquiring the right to receive Excess Servicing
Fees with respect to the Serviced Mortgage Loans as to which __________________
is the applicable Master Servicer (the "Excess Servicing Fee Right") for its own
account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the
Depositor, the Trustee, Certificate Administrator or the Certificate Registrar
is obligated so to register or qualify the Excess Servicing Fee Right, and (c)
the Excess Servicing Fee Right may not be resold or transferred unless it is (i)
registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state

                                     F-3B-1

securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit F-3A to the Pooling and Servicing Agreement, and (B) each of the applicable Master Servicer and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit F-3B to the Pooling and Servicing Agreement.

          3. The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.11 of the Pooling and Servicing
Agreement, which provisions it has carefully reviewed.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
offered, pledged, sold, disposed of or otherwise transferred the Excess
Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee
Right, any interest in the Excess Servicing Fee Right or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess
Servicing Fee Right or any other similar security with any person in any manner,
(d) made any general solicitation with respect to the Excess Servicing Fee
Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section
5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing
Fee Right or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Excess Servicing Fee Right and any payments thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and
(e) all related matters that it has requested.

          6. The Transferee is (a) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (b) an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                     F-3B-2

          7. The Transferee agrees (i) to keep all information relating to the
Trust, the Trust Fund and the parties to the Pooling and Servicing Agreement, and made available to it, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee
Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such Person (x)
confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities
Act or would require registration of the Excess Servicing Fee Right or any
Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators.

          8. The Transferee acknowledges that the holder of the Excess Servicing
Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.11(a) of the Pooling and Servicing Agreement,
and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

                                         Very truly yours,

                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                                     F-3B-3

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
                       CERTIFICATES HELD IN PHYSICAL FORM)

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2005-PWR8
[OR OTHER CERTIFICATE REGISTRAR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8, Class
              ______ Certificates [having an initial aggregate Certificate
              [Principal Balance] [Notional Amount] as of June 21, 2005 (the
              "Closing Date") of $__________] [evidencing a ____% Percentage
              Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1,
2005 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor,
Prudential Asset Resources, Inc., as a Master Servicer and as Lock Up Storage
Centers Portfolio Special Servicer, Wells Fargo Bank, National Association, as a
Master Servicer, as Certificate Administrator and as Tax Administrator, ARCap
Servicing, Inc., as General Special Servicer, LaSalle Bank National Association,
as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

___  The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the
     Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

                                      G-1-1

___  The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, and the purchase and holding of such
     Certificates by such Person are exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under
     Sections I and III of Prohibited Transaction Class Exemption 95-60.

___  The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S. Department of Labor to __________________ (PTE 90-30 or 90-24), and such Transferred
     Certificates have an investment grade rating on the date of this letter, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of
     Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the
     Fiscal Agent, any Mortgage Loan Seller, either Master Servicer, any Special
     Servicer, any Sub-Servicer, any Exemption-Favored Party or any Borrower
     with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the
     Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such
     Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
     Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                         Very truly yours,

                                         [TRANSFEREE]

                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                      G-1-2

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8, Class ____
              Certificates [having an initial aggregate [Principal Balance]
              [Notional Amount] as of June 21, 2005 (the "Closing Date") of
              $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Corporation ("DTC") and the Depository Participants) in the
Transferred Certificates. The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Bear Stearns
Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources,
Inc., as a Master Servicer and as Lock Up Storage Centers Portfolio Special
Servicer, Wells Fargo Bank, National Association, as a Master Servicer, as
Certificate Administrator and as Tax Administrator, ARCap Servicing, Inc., as
General Special Servicer, LaSalle Bank National Association, as Trustee, and ABN
AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___   The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
      (B) a Person who is directly or indirectly purchasing an interest in the
      Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

___   The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, and the purchase and holding of such interest by such Person are exempt from the prohibited transaction provisions of Section 406 of

                                      G-2-1

      ERISA and Section 4975 of the Code under Sections I and III of Prohibited
      Transaction Class Exemption 95-60; or

___   The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on one of the individual prohibited transaction exemptions issued by the U.S.
      Department of Labor to __________________ (PTE 90-30 or 90-24), and such
      Transferred Certificates have an investment grade rating on the date of this letter, and such Plan (X) is an accredited investor as defined in
      Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored
      (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
      Depositor, the Fiscal Agent, any Mortgage Loan Seller, either Master
      Servicer, any Special Servicer, any Sub-Servicer, any Exemption-Favored
      Party or any Borrower with respect to any Mortgage Loan or group of
      Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such
      Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        [TRANSFEREE]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(A)(6)(A) AND 860E(E)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

          Re: Bear Stearns Commercial Mortgage Securities Inc., Series
              2005-PWR8 (the "Certificates") issued pursuant to the Pooling and
              Servicing Agreement (the "Pooling and Servicing Agreement"),
              dated as of June 1, 2005, among Bear Stearns Commercial Mortgage
              Securities Inc., as Depositor, Prudential Asset Resources, Inc.,
              as a Master Servicer and as Lock Up Storage Centers Portfolio
              Special Servicer, Wells Fargo Bank, National Association, as a
              Master Servicer, as Certificate Administrator and as Tax
              Administrator, ARCap Servicing, Inc., as General Special
              Servicer, LaSalle Bank National Association, as Trustee, and ABN
              AMRO Bank N.V., as Fiscal Agent.

STATE OF    )
            )                                 ss.: ____________________
COUNTY OF   )

          I, [_], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

          1. I am the [_] of [_] (the "Purchaser"), on behalf of which I have the authority to make this affidavit.

          2. The Purchaser is acquiring Class R Certificates representing [_]%
of the residual interest in each of the real estate mortgage investment conduits
(each, a "REMIC") designated as "REMIC I", "REMIC II" and "REMIC III", respectively, relating to the Certificates for which an election has been or is to be made under Section 860D of the Internal Revenue Code of 1986 (the "Code").

          3. The Purchaser is a Permitted Transferee (as defined in the Pooling and Servicing Agreement) and is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a person that is not a
Permitted Transferee or to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii)
any state or political subdivision thereof, (iii) any foreign government, (iv)
any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other

                                      H-1-1

than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in
Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a
"disqualified organization" by relevant legislation amending the REMIC
Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home
Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

          4. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United
States and any foreign jurisdiction) of a United States Tax Person.

          5. The Purchaser will not cause the income from the Class R
Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United
States and any foreign jurisdiction) of a United States Tax Person.

          6. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any
Class R Certificates to a Disqualified Organization.

          7. No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

          8. [Check the statement that applies]

o    If the Transferor requires the safe harbor under Treasury Regulation
     Section 1.860E-1 to apply:

          ___ a) In accordance with Treasury Regulation Section 1.860E-1, the
Purchaser (i) is an "eligible corporation" as defined in Section
1.860E-1(c)(6)(i) of the Treasury Regulations, as to which the income of Class R
Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury
Regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in Treasury Regulation
Section 1.860E-1;

          or

                                      H-1-2

          ___ b) The Purchaser is a United States Tax Person and the
consideration paid to the Purchaser for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such
Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax
Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter.

o    If the Transferor does not require the safe harbor under Treasury
     Regulation Section 1.860E-1 to apply:

          ___ c) The Purchaser is a "United States person" as defined in Section
7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's
U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

          9. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

          10. The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificates in excess of any cash flows generated by such Certificates.

          11. The Purchaser will not transfer the Class R Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 4, 5, 7 or 9 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer)
satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

          12. The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class R Certificates to a Disqualified Organization, an
agent thereof or a person that does not satisfy the requirements of paragraphs 7 and 9.

          13. The Purchaser consents to the designation of the Tax Administrator as the agent of the Tax Matters Person of the REMIC I, REMIC II and REMIC III
pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

                                      H-1-3

          Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
________________.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

          Personally appeared before me [_] known or proved to me to be the same person who executed the foregoing instrument and to be a [_] of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

          Subscribed and sworn before me this
          ____ day of _______________.

          ______________________________________________
          Notary Public

                                      H-1-4

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479-0113

Attention: Bear Stearns Commercial Mortgage Securities Trust 2005-PWR8
[OR OTHER CERTIFICATE REGISTRAR]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8, Class R
              Certificates, evidencing a ____% Percentage Interest in such
              Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1,
2005 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor,
Prudential Asset Resources, Inc., as a Master Servicer and as Lock Up Storage
Centers Portfolio Special Servicer, Wells Fargo Bank, National Association, as a
Master Servicer, as Certificate Administrator and as Tax Administrator, ARCap
Servicing, Inc., as General Special Servicer, LaSalle Bank National Association,
as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you as Certificate Registrar, as follows:

          1. No purpose of the Transferor relating to the transfer of the residual interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and
Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

                                      H-2-1

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury Regulation Section
1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the
Transferor has conducted such an investigation.

                                        Very truly yours,

                                        By:
                                            ------------------------------------
                                        (Transferor)
                                        Name:
                                        Title:

                                      H-2-2

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER

                                     [Date]

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: __________________

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, New York 10004
Attention: __________________

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 3.26 of the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement") among Bear
Stearns Commercial Mortgage Securities Inc., as Depositor, Prudential Asset
Resources, Inc., as a Master Servicer and as Lock Up Storage Centers Portfolio
Special Servicer, Wells Fargo Bank, National Association, as a Master Servicer,
as Certificate Administrator and as Tax Administrator, ARCap Servicing, Inc., as
General Special Servicer, the undersigned as Trustee, and ABN AMRO Bank N.V., as
Fiscal Agent, and relating to Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2005-PWR8 (the
"Certificates"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

          Notice is hereby given that ____________________________________ has designated ________________________________ to serve as the [Lock Up Storage
Centers Portfolio] [General] Special Servicer under the Agreement.

          The designation of ____________________________ as Special Servicer
will become final if certain conditions are met and each Rating Agency delivers to LaSalle Bank National Association, the trustee under the Agreement (the
"Trustee"), written confirmation that if the person designated to become the
[Lock Up Storage Centers Portfolio] [General] Special Servicer were to serve as such, such event would not result in an Adverse Rating Event with respect to any
Class of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                      I-1-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                        Very truly yours,

                                        LASALLE BANK NATIONAL ASSOCIATION

                                        ----------------------------------------
                                        Name:
                                        Title:

Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.

By:
    ---------------------------------
Name:
Title:
Date:

FITCH, INC.

By:
    ---------------------------------
Name:
Title:
Date:

                                      I-1-2

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[CERTIFICATE ADMINISTRATOR]
[TAX ADMINISTRATOR]
[TRUSTEE]
[FISCAL AGENT]
[MASTER SERVICERS]
[DEPOSITOR]
[SPECIAL SERVICERS]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8

Ladies and Gentlemen:

          Pursuant to Section 3.26 of the Pooling and Servicing Agreement, dated as of June 1, 2005 relating to Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2005-PWR8 (the
"Agreement"), the undersigned hereby agrees with all the other parties to the
Agreement that the undersigned shall serve as [Lock Up Storage Centers
Portfolio][General] Special Servicer under, and as defined in, the Agreement.
The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [Lock Up Storage Centers
Portfolio][General] Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.07 of the
Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

                                        ________________________________________

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

DEBTOR:

Bear Stearns Commercial Mortgage Securities Inc.
383 Madison Avenue
New York, New York 10179

SECURED PARTY:

LaSalle Bank National Association
as Trustee for the registered holders of
Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2005-PWR8
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust
Services Group--Bear Stearns Commercial Mortgage Securities Inc., 2005-PWR8

TEXT:

See Exhibit I attached hereto and made a part hereof.

A sale by the Seller/Debtor of, or a grant by the Seller/Debtor of a security interest in, any collateral described in this financing statement will violate the rights of the Buyer/Secured Party listed in Item 3 above.

                                       J-1

                                                          EXHIBIT I TO EXHIBIT J

SELLER/DEBTOR:

Bear Stearns Commercial Mortgage Securities Inc.
383 Madison Avenue
New York, New York 10179

BUYER/SECURED PARTY:

LaSalle Bank National Association
as Trustee for the registered holders of
Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2005-PWR8
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Asset Backed Securities Trust Services Group--
Bear Stearns Commercial Mortgage Securities Inc., 2005-PWR8

DESCRIPTION OF THE PROPERTY COVERED:

          This Exhibit I is attached to and incorporated in a financing statement pertaining to Bear Stearns Commercial Mortgage Securities Inc. as
depositor (referred to as the "Debtor" for the purpose of this financing statement only), and LaSalle Bank National Association as trustee for the holders of the Series 2005-PWR8 Certificates (referred to as the "Secured Party"
for purposes of this financing statement only), under that certain Pooling and
Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing
Agreement"), among the Debtor as depositor, the Secured Party as trustee,
Prudential Asset Resources, Inc. as a master servicer (in such capacity, a
"Master Servicer") and as Lock Up Storage Centers Portfolio Special Servicer (in
such capacity, a "Special Servicer"), Wells Fargo Bank, National Association as
a Master Servicer (in such capacity, a "Master Servicer"), as certificate administrator and as tax administrator, ARCap Servicing, Inc. as general special servicer (in such capacity, a "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent, relating to the issuance of the Debtor's Commercial Mortgage
Pass-Through Certificates, Series 2005-PWR8 (collectively, the "Series 2005-PWR8
Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

          1.   The mortgage notes or other evidence of indebtedness of a
               borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Pooled Mortgage Loan
               Schedule, as the same may be updated from time to time, which
               Pooled Mortgage Loan Schedule as of the Closing Date is attached hereto as Exhibit A;

                                       J-2

          2.   The related mortgages, deeds of trust or other similar
               instruments securing such Mortgage Notes (the "Mortgages");

          3.   With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage
               Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

          4.   (a) the Collection Account maintained by each of the Master
               Servicers pursuant to the Pooling and Servicing Agreement, (b)
               all funds from time to time on deposit in each Collection
               Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment
               obligations, arising from or under any such investments;

          5.   All REO Property;

          6.   (a) the respective REO Accounts required to be maintained by the
               Special Servicers pursuant to the Pooling and Servicing
               Agreement, (b) all funds from time to time on deposit in each REO
               Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment
               obligations, arising from or under any such investments;

          7.   (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicers or Special Servicers pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s)
               and Reserve Account(s);

          8.   (a) the Excess Liquidation Proceeds Account(s) and the Interest
               Reserve Account(s) required to be maintained by the Certificate
               Administrator pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Excess
               Liquidation Proceeds Account(s) and the Interest Reserve
               Account(s);

          9.   (a) the Distribution Account required to be maintained by the
               Certificate Administrator on behalf of the Buyer/Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities,
               instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and

                                       J-3

               interest and the right to enforce the related payment
               obligations, arising from or under any such investments;

          10.  The rights of the Seller/Debtor under Sections 2, 3, 4 (other than Section 4(c)) and 5 (and, to the extent related to the foregoing, Sections 9, 10, 11, 12, 13, 14, 15, 17 and 18) of each
               Pooled Mortgage Loan Purchase Agreement;

          11.  All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the
               Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicers or Special Servicers; and

          12.  All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

     THE SELLER/DEBTOR AND THE BUYER/SECURED PARTY INTEND THE TRANSACTIONS
     CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF
     THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER
     MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A
     CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE
     NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT
     AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A
     FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE
     BUYER/SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN
     DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND
     OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH
     SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A
     CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF
     THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION,
     NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A
     FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE
     BUYER/SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT
     LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT
     TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH
     SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION,
     ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS
     MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                       J-4

A SALE BY THE SELLER/DEBTOR OF, OR A GRANT BY THE SELLER/DEBTOR OF A SECURITY
INTEREST IN, ANY COLLATERAL DESCRIBED IN THIS FINANCING STATEMENT WILL VIOLATE
THE RIGHTS OF THE BUYER/SECURED PARTY.

                                       J-5

                                             EXHIBIT A TO EXHIBIT I TO EXHIBIT J

                           SCHEDULE OF MORTGAGE LOANS

                   [See Schedules I-A, I-B, I-C, I-D and I-E]

                                       J-6

                                   EXHIBIT K-1

                   INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration (CMBS)

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8

          In accordance with the Pooling and Servicing Agreement, dated as of
June 1, 2005 (the "Pooling and Servicing Agreement"), among Bear Stearns
Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources,
Inc., as a Master Servicer and as Lock Up Storage Centers Portfolio Special
Servicer, Wells Fargo Bank, National Association, as a Master Servicer, as
Certificate Administrator and as Tax Administrator, ARCap Servicing, Inc., as
General Special Servicer, LaSalle Bank National Association, as Trustee, and ABN
AMRO Bank N.V., as Fiscal Agent, with respect to the Bear Stearns Commercial
Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series
2005-PWR8 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1.   The undersigned is a [holder] [beneficial holder] of $___________
               aggregate [Certificate Principal Balance/Certificate Notional
               Amount] of the Class ____ Certificates.

          2.   The undersigned is requesting access to the following information
               (the "Information"):

               ___  The information on the Master Servicer's internet website pursuant to Section 4.02(f) of the Pooling and Servicing
                    Agreement.

               ___  The information on the Certificate Administrator's internet website pursuant to Section 4.02(a) of the Pooling and
                    Servicing Agreement.

               ___  The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing
                    Agreement.

          3.   In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the
               Information

                                      K-1-1

               confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Certificate
               Administrator, be disclosed by the undersigned or by its
               officers, directors, partners employees, agents or
               representatives in any manner whatsoever, in whole or in part;
               provided that the undersigned may provide all or any part of the
               Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest
               therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided, further, that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

          4.   The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the
               Securities Act of 1933, as amended (the "Securities Act"), or the
               Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to
               Section 5 of the Securities Act.

          All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                          ______________________________________
                                          [CERTIFICATEHOLDER] [BENEFICIAL
                                          HOLDER OF A CERTIFICATE]

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:
                                          Telephone No.:

                                      K-1-2

                                   EXHIBIT K-2

                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration (CMBS)

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8

          In accordance with the Pooling and Servicing Agreement, dated as of
June 1, 2005 (the "Pooling and Servicing Agreement"), among Bear Stearns
Commercial Mortgage Securities Inc., as Depositor, Prudential Asset Resources,
Inc., as a Master Servicer and as Lock Up Storage Centers Portfolio Special
Servicer, Wells Fargo Bank, National Association, as a Master Servicer, as
Certificate Administrator and as Tax Administrator, ARCap Servicing, Inc., as
General Special Servicer, LaSalle Bank National Association, as Trustee, and ABN
AMRO Bank N.V., as Fiscal Agent, with respect to the Bear Stearns Commercial
Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series
2005-PWR8 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1.   The undersigned is contemplating an investment in the Class ____
               Certificates.

          2.   The undersigned is requesting access to the following information
               (the "Information") for use in evaluating such possible
               investment:

                    ___ The information on the Master Servicer's internet
                    website pursuant to Section 4.02(f) of the Pooling and
                    Servicing Agreement.

                    ___ The information on the Certificate Administrator's
                    internet website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

                    ___ The information identified on the schedule attached
                    hereto pursuant to Section 8.12(b) of the Pooling and
                    Servicing Agreement.

          3.   In consideration of the Certificate Administrator's disclosure to the undersigned of the Information, the undersigned will keep the
               Information confidential (except from such outside persons as are assisting it in

                                      K-2-1

               making the investment decision described in paragraph 1), and such Information will not, without the prior written consent of the Certificate Administrator, be disclosed by the undersigned or by its officers, directors, partners employees, agents or
               representatives in any manner whatsoever, in whole or in part;
               provided that in the event the undersigned purchases any
               Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and
               provided, further, that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

          4.   The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the
               Securities Act of 1933, as amended (the "Securities Act"), or the
               Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to
               Section 5 of the Securities Act.

          All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                          [PROSPECTIVE PURCHASER]

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:
                                          Telephone No.:

                                      K-2-2

                                    EXHIBIT L

                      FORM OF POWER OF ATTORNEY BY TRUSTEE

RECORDING REQUESTED BY:
[NAME OF MASTER SERVICER
OR SPECIAL SERVICER]

AND WHEN RECORDED MAIL TO:

[ADDRESS OF MASTER SERVICER OR
SPECIAL SERVICER]

                    Space above this line for Recorder's use

--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

     KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for holders of the Bear Stearns Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2005-PWR8 ("Trustee"),
under that certain Pooling and Servicing Agreement dated as of June 1, 2005 (the
"Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint
[NAME OF MASTER SERVICER OR SPECIAL SERVICER], as [Master Servicer] [Special
Servicer] under the Pooling and Servicing Agreement ("[SHORT NAME]"), as its
true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

     To perform any and all acts which may be necessary or appropriate to enable
[SHORT NAME] to service and administer the mortgage loans identified on Schedule
__ to the Pooling and Servicing Agreement in connection with the performance by
[SHORT NAME] of its duties as [Master Servicer] [Special Servicer] under the
Pooling and Servicing Agreement, giving and granting unto [SHORT NAME] full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that [SHORT NAME] shall lawfully do or cause to be done by virtue hereof.

                                       L-1

     IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this _____ day of _________, 20__.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as trustee for the holder of Bear Stearns
                                       Commercial Mortgage Securities Inc.,
                                       Commercial Mortgage Pass-Through
                                       Certificates, Series 2005-PWR8

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       L-2

                           ALL-PURPOSE ACKNOWLEDGEMENT

                    )
                    )
                    )

On ________________________________ before me, _________________________________
                 Date                          Name and Title of Officer
                                               (i.e., Your Name, Notary Public)

personally appeared ____________________________________________________________
                                    Name(s) of Document Signer(s)

________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence)
to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)
acted, executed the instrument.

     WITNESS my hand and official seal.

----------------------------------------
           Signature of Notary

                                           (Affix seal in the above blank space)

                                       L-3

                                 EXHIBIT M

                                 [RESERVED]

                                       M-1

                                 EXHIBIT N

                   FORM OF FINAL CERTIFICATION OF TRUSTEE

                                   [Date]

[PARTIES TO POOLING AND SERVICING AGREEMENT]
[POOLED MORTGAGE LOAN SELLERS]
[CONTROLLING CLASS REPRESENTATIVE]

          Re: Bear Stearns Commercial Mortgage Securities Inc., Commercial
              Mortgage Pass-Through Certificates, Series 2005-PWR8

Ladies and Gentlemen:

          In accordance with Section 2.02(b) of that certain Pooling and
Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing
Agreement") pursuant to which the certificates of the above-referenced series were issued, the undersigned hereby certifies that, with respect to each
Original Pooled Mortgage Loan subject to the Pooling and Servicing Agreement, and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii), (iii), (iv) (except with respect to the
Non-Trust-Serviced Pooled Mortgage Loan), (viii) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment), (x) (if the Pooled Mortgage Loan
Schedule specifies that a material portion of the interest of the Borrower in the related Mortgaged Property consists of a leasehold interest) and (xx)
(solely in the case of the Pooled Mortgage Loans secured by the Mortgaged
Properties identified on the Pooled Mortgage Loan Schedule as "Marriott Troy",
"Marriott Houston", "Midway Courtyard by Marriott", "Ramada Plaza Suites", "Best
Western - Gregory Hotel", "SpringHill Suites Warrenville", "Midway Fairfield Inn
by Marriott", "Comfort Inn Herndon" and "Sleep Inn at Miami International
Airport") of the definition of "Mortgage File" have been received by the undersigned or Custodian on its behalf; [(ii) the recordation/filing contemplated by Section 2.01(e) of the Pooling and Servicing Agreement has been completed (based solely on receipt by the undersigned of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor);] (iii) all documents received by the undersigned or any Custodian with respect to such Pooled Mortgage Loan have been reviewed by the undersigned or by such Custodian on its behalf and (A) appear regular on their face
(handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Pooled Mortgage Loan; and (iv) based on the examinations referred to in Sections 2.02(a) and 2.02(b) of the Pooling and
Servicing Agreement and only as to the foregoing documents, the information set forth in the Pooled Mortgage Loan Schedule with respect to the items specified in clause (iii)(A) and clause (vi) of the definition of "Pooled Mortgage Loan
Schedule" accurately reflects the information set forth in the related Mortgage
File.

                                       N-1

          Capitalized terms used but not defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       N-2

                                    EXHIBIT O

                        FORM OF DEFEASANCE CERTIFICATION

FOR ANY LOAN THAT IS NOT AMONG TEN (10) LARGEST LOANS IN POOL, WITH OUTSTANDING
BALANCE OF (A) $20,000,000 OR LESS, OR (B) LESS THAN 5% OF OUTSTANDING POOL
BALANCE, WHICHEVER IS LESS

To:   Moody's Investors Service
      99 Church Street
      New York, New York 10007
      Attn: Commercial Mortgage Surveillance

      Fitch, Inc.
      One State Street Plaza, 31st Floor
      New York, New York 10004
      Attn: [_______]

From: [PAR] [WFB], in its capacity as a Master Servicer (a "Master
      Servicer") under the Pooling and Servicing Agreement dated as of June
      1, 2005 (the "Pooling and Servicing Agreement"), among Bear Stearns
      Commercial Mortgage Securities Inc. as Depositor, Prudential Asset
      Resources, Inc. as a Master Servicer, Wells Fargo Bank, National
      Association as a Master Servicer, as Certificate Administrator and as
      Tax Administrator, ARCap Servicing, Inc. as General Special Servicer,
      LaSalle Bank National Association as Trustee and ABN AMRO N.V. as
      Fiscal Agent.

Date: _________, 20___

Re:   Bear Stearns Commercial Mortgage Securities Inc.
      Commercial Mortgage Pass-Through Certificates, Series 2005-PWR8

      Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the
      Pooled Mortgage Loan Schedule attached to the Pooling and Servicing
      Agreement and heretofore secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule by the following
      names:____________________

     Reference is made to the Pooling and Servicing Agreement described above.
Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          1.   Notify you that the Borrower has consummated a defeasance of the
               Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                                       O-1

                    ___  a full defeasance of the payments scheduled to be
                         due in respect of the entire Stated Principal
                         Balance of the Mortgage Loan; or

                    ___  a partial defeasance of the payments scheduled to
                         be due in respect of a portion of the Stated
                         Principal Balance of the Mortgage Loan that
                         represents ___% of the entire Stated Principal
                         Balance of the Mortgage Loan and, under the
                         Mortgage, has an allocated loan amount of
                         $____________ or _______% of the entire Stated
                         Principal Balance;

          2.   Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A
               hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no
               material adverse effect on the Mortgage Loan or the
               defeasance transaction:

               a.   The Mortgage Loan Documents permit the defeasance, and
                    the terms and conditions for defeasance specified
                    therein were satisfied in all material respects in
                    completing the defeasance.

               b.   The defeasance was consummated on __________, 20__.

               c.   The defeasance collateral consists of securities that
                    (i) constitute "government securities" as defined in
                    Section 2(a)(16) of the Investment Company Act of 1940
                    as amended (15 U.S.C. 80A1), (ii) are listed as
                    "Qualified Investments for 'AAA' Financings" under
                    Paragraphs 1, 2 or 3 of "Cash Flow Approach" in
                    Standard & Poor's Public Finance Criteria 2000, as
                    amended to the date of the defeasance, (iii) are rated
                    'AAA' by Standard & Poor's, (iv) if they include a
                    principal obligation, the principal due at maturity
                    cannot vary or change, and (v) are not subject to
                    prepayment, call or early redemption. Such securities
                    have the characteristics set forth below:

                      CUSIP RATE MAT PAY DATES ISSUED

               d.   The Master Servicer received an opinion of counsel
                    (from counsel approved by the Master Servicer in
                    accordance with the Servicing Standard) that the
                    defeasance will not result in an Adverse REMIC Event.

               e.   The Master Servicer determined that the defeasance
                    collateral will be owned by an entity (the "Defeasance
                    Obligor") as to which one of the statements checked
                    below is true:

                    ___  the related Borrower was a Single-Purpose Entity
                         (as defined in Standard & Poor's Structured
                         Finance Ratings

                                       O-2

                         Real Estate Finance Criteria, as amended to the date of
                         the defeasance (the "S&P Criteria")) as of the date of
                         the defeasance, and after the defeasance owns no assets
                         other than the defeasance collateral and real property
                         securing Mortgage Loans included in the pool;

                    ___  the related Borrower designated a Single-Purpose
                         Entity (as defined in the S&P Criteria) to own the
                         defeasance collateral; or

                    ___  the Master Servicer designated a Single-Purpose
                         Entity (as defined in the S&P Criteria)
                         established for the benefit of the Trust to own
                         the defeasance collateral.

               f.   The Master Servicer received a broker or similar
                    confirmation of the credit, or the accountant's letter
                    described below contained statements that it reviewed a
                    broker or similar confirmation of the credit, of the
                    defeasance collateral to an Eligible Account (as
                    defined in the S&P Criteria) in the name of the
                    Defeasance Obligor, which account is maintained as a
                    securities account by the Trustee acting as a
                    securities intermediary.

               g.   As securities intermediary, the Trustee is obligated to
                    make the scheduled payments on the Mortgage Loan from
                    the proceeds of the defeasance collateral directly to
                    the Master Servicer's collection account in the amounts
                    and on the dates specified in the Mortgage Loan
                    Documents or, in a partial defeasance, the portion of
                    such scheduled payments attributed to the allocated
                    loan amount for the real property defeased, increased
                    by any defeasance premium specified in the Mortgage
                    Loan Documents (the "Scheduled Payments").

               h.   The Master Servicer received from the Borrower written
                    confirmation from a firm of independent certified
                    public accountants, who were approved by the Master
                    Servicer in accordance with the Servicing Standard,
                    stating that (i) revenues from principal and interest
                    payments made on the defeasance collateral (without
                    taking into account any earnings on reinvestment of
                    such revenues) will be sufficient to timely pay each of
                    the Scheduled Payments after the defeasance including
                    the payment in full of the Mortgage Loan (or the
                    allocated portion thereof in connection with a partial
                    defeasance) on its Maturity Date (or, in the case of an
                    ARD Mortgage Loan, on its Anticipated Repayment Date),
                    (ii) the revenues received in any month from the
                    defeasance collateral will be applied to make Scheduled
                    Payments within four (4) months after the date of
                    receipt, and (iii) interest income from the defeasance
                    collateral to the Defeasance Obligor in

                                       O-3

                    any calendar or fiscal year will not exceed such
                    Defeasance Obligor's interest expense for the Mortgage
                    Loan (or the allocated portion thereof in a partial
                    defeasance) for such year.

               i.   The Master Servicer received opinions from counsel, who
                    were approved by the Master Servicer in accordance with
                    the Servicing Standard, that (i) the agreements
                    executed by the Borrower and/or the Defeasance Obligor
                    in connection with the defeasance are enforceable
                    against them in accordance with their terms except as
                    such enforcement may be limited by bankruptcy,
                    insolvency, reorganization or other similar laws
                    affecting the enforcement of creditor's rights
                    generally, and by general principles of equity
                    (regardless of whether such enforceability is
                    considered in a proceeding in equity or at law), and
                    (ii) the Trustee will have a perfected, first priority
                    security interest in the defeasance collateral
                    described above.

               j.   The agreements executed in connection with the
                    defeasance (i) permit reinvestment of proceeds of the
                    defeasance collateral only in Permitted Investments (as
                    defined in the S&P Criteria), (ii) permit release of
                    surplus defeasance collateral and earnings on
                    reinvestment to the Defeasance Obligor or the Borrower
                    only after the Mortgage Loan has been paid in full, if
                    any such release is permitted, (iii) prohibit any
                    subordinate liens against the defeasance collateral,
                    and (iv) provide for payment from sources other than
                    the defeasance collateral or other assets of the
                    Defeasance Obligor of all fees and expenses of the
                    securities intermediary for administering the
                    defeasance and the securities account and all fees and
                    expenses of maintaining the existence of the Defeasance
                    Obligor.

               k.   The Mortgage Loan is not among the ten (10) largest
                    loans in the Mortgage Pool. The entire Stated Principal
                    Balance of the Mortgage Loan as of the date of
                    defeasance was $___________ [$20,000,000 or less or
                    less than five percent of the Mortgage Pool balance,
                    whichever is less] which is less than 5% of the
                    aggregate Certificate Principal Balance of the
                    Certificates as of the date of the most recent
                    Certificate Administrator Report received by us (the
                    "Current Report").

               l.   The defeasance described herein, together with all
                    prior and simultaneous defeasances of Mortgage Loans,
                    brings the total of all fully and partially defeased
                    Mortgage Loans to $__________________, which is _____%
                    of the aggregate Certificate Balance of the
                    Certificates as of the date of the Current Report.

                                       O-4

               3.   Certify that, in addition to the foregoing, the Master
                    Servicer has imposed such additional conditions to the
                    defeasance (or waived such conditions), subject to the
                    limitations imposed by the Mortgage Loan Documents, as
                    are consistent with the Servicing Standard.

               4.   Certify that Exhibit B hereto is a list of the material
                    agreements, instruments, organizational documents for
                    the Defeasance Obligor, and opinions of counsel and
                    independent accountants executed and delivered in
                    connection with the defeasance described above and that
                    originals or copies of such agreements, instruments and
                    opinions have been or will be transmitted to the
                    Trustee or Custodian on its behalf for placement in the
                    related Mortgage File or, to the extent not required to
                    be part of the related Mortgage File, are in the
                    possession of the Master Servicer as part of the Master
                    Servicer's Servicing File.

               5.   Certify and confirm that the determinations and
                    certifications described above were rendered in
                    accordance with the Servicing Standard set forth in,
                    and the other applicable terms and conditions of, the
                    Pooling and Servicing Agreement.

               6.   Certify that the individual under whose hand the Master
                    Servicer has caused this Notice and Certification to be
                    executed did constitute a Servicing Officer as of the
                    date of the defeasance described above.

               7.   Agree to provide copies of all items listed in Exhibit
                    B to you upon request.

                                       O-5

     IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                        [PAR] [WFB] as Master
                                        Servicer

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       O-6

                                    EXHIBIT P

                COPY OF PRIMARY SERVICER UNDERTAKING TO INDEMNIFY

          Reference is made to the Pooling and Servicing Agreement, dated as of
June 1, 2005 (the "Pooling and Servicing Agreement"), by and among Bear Stearns
Commercial Mortgage Securities Inc., as depositor, Prudential Asset Resources,
Inc., as a master servicer, Wells Fargo Bank, National Association ("WFB"), as a
master servicer, certificate administrator and tax administrator, ARCap
Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used and not defined herein have the meanings assigned to such terms in the Pooling and
Servicing Agreement.

          As additional consideration for the execution of the Nationwide
Primary Servicing Agreement by WFB as a Master Servicer and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Nationwide as Primary Servicer hereby agrees, for the benefit of the Trust and the other Persons set forth in Section 3.22(l) of the Pooling and
Servicing Agreement, to perform the obligations imposed on Nationwide as Primary
Servicer under Section 3.22(l) of the Pooling and Servicing Agreement as if such obligations were fully set forth in this instrument. This undertaking shall not be waived, rescinded or otherwise modified without the written consent of each of the entities set forth in such Section 3.22(l) and written confirmation from each Rating Agency for the Rated Certificates to the effect that such waiver, rescission or other modification shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates rated by such Rating Agency.

                                       P-1

     IN WITNESS WHEREOF, the Primary Servicer has caused its name to be signed hereto by its officer thereunto duly authorized as of the ___ th day of June,
2005.

                                        NATIONWIDE LIFE INSURANCE COMPANY,
                                        as Primary Servicer

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                       P-2

                                  SCHEDULE I-A

                     SCHEDULE OF PMCF POOLED MORTGAGE LOANS



       SELLER
        LOAN
 ID    NUMBER   PROPERTY NAME                        ADDRESS                                            CITY         STATE
---   -------   ----------------------------------   -------------------------------------------   --------------   -------

 2    6105924   Lock Up Storage Centers Portfolio    Various                                       Various          Various
2-a             1930 N. Clybourn Ave.                1930 North Clybourn Avenue                    Chicago            IL
2-b             1400 S. Skokie Hwy.                  1400 South Skokie Highway                     Lake Forest        IL
2-c             305 Eisenhower Pkwy.                 305 Eisenhower Parkway                        Livingston         NJ
2-d             5250 Golf Rd.                        5250 Golf Road                                Skokie             IL
2-e             350 W. Kinzie St.                    350 West Kinzie Street                        Chicago            IL
2-f             750 Busse Highway                    750 Busse Highway                             Park Ridge         IL
2-g             1200 Pine Ridge Rd.                  1200 Pine Ridge Road                          Naples             FL
2-h             125 Bergenline Ave.                  125 Bergenline Avenue                         Westwood           NJ
2-i             995 Golden Gate Pkwy.                995 Golden Gate Parkway                       Naples             FL
2-j             1401 N. Plum Grove Rd.               1401 North Plum Grove Road                    Schaumburg         IL
2-k             2600 Old Willow Rd.                  2600 Old Willow Road                          Northbrook         IL
2-l             2525 W. Armitage Ave.                2525 West Armitage Avenue                     Chicago            IL
2-m             431 Ogden Ave.                       431 Ogden Avenue                              Lisle              IL
2-n             747 Milwaukee Ave.                   747 Milwaukee Avenue                          Glenview           IL
2-o             800 Frontage Rd.                     800 Frontage Road                             Northfield         IL
 11   6105790   677 Broadway                         677 Broadway                                  Albany             NY
 14   6105806   Roseville Corporate Center           2700 Snelling Avenue North                    Roseville          MN
 15   6105750   Hechinger Mall                       1501 Maryland Avenue                          Washington         DC
 19   6105808   Denton Center Shopping Center        500-1042 West University Drive                Denton             TX
 21   6105836   Heritage Square                      14100-14160 Culver Drive                      Irvine             CA
 22   6105906   Gateway Plaza                        3871 Stagg Drive                              Beaumont           TX
 25   6105954   Glenbrook Apartments                 12015 SW Walden Lane                          Beaverton          OR
 26   6105891   1528 Walnut Street                   1528 Walnut Street                            Philadelphia       PA
 35   6105879   Ramada Plaza Suites                  1635 42nd Street SW                           Fargo              ND
 36   6105857   Glendale Plaza                       1174 Pulaski Highway                          Bear               DE
 46   6105833   Marnell Corporate Center II          6700 Via Austi Parkway                        Las Vegas          NV
 47   6105832   Augusta Ranch Marketplace            9903-9963 East Baseline Road                  Mesa               AZ
 52   6105866   ezStorage - Liberty Crossing         8514 Liberty Road                             Randallstown       MD
 53   6105729   One Corporate Drive                  One Corporate Drive                           Holtsville         NY
 55   6105827   Southwest Plaza                      3504 Knickerbocker Crossing                   San Angelo         TX
 62   6105854   HMS Healthcare Building              28588 Northwestern Highway                    Southfield         MI
 63   6105902   Bel Aire Plaza                       3614-4020 Bel Aire Plaza                      Napa               CA
 64   6105708   Brookwood Square Shopping Center     2140 Peachtree Road                           Atlanta            GA
 72   6105864   ezStorage - Gleneagles               808 Gleneagles Court                          Towson             MD
 75   6105831   Tramonto Marketplace                 3120, 3134 and 3170 West Carefree Highway     Phoenix            AZ
 77   6105837   Gibson Palms Corporate Park          100 - 118 Corporate Park Drive                Henderson          NV
 78   6105852   Meridian West Apartments             2580 South Meridian Street                    Puyallup           WA
 81   6105834   Maryland and Eastern Retail Center   11041 South Eastern Avenue                    Henderson          NV
 86   6105882   Malaspina Properties                 1553-1569 South Bragaw Street                 Anchorage          AK
 91   6105822   Sunnyside Plaza Shopping Center      269 Sunnyside Plaza Circle                    Winchester         VA
 96   6105858   Christiana Office Building           252 Chapman Road                              Christiana         DE
 97   6105799   Stop & Stor - Glenwood               4700 Glenwood Avenue                          Brooklyn           NY
 98   6105819   Irvine Spectrum 5                    15 Cushing                                    Irvine             CA
 99   6105860   ezStorage - Berger Road              9225-9255 Berger Road                         Columbia           MD
103   6105829   Fish and Game Building               525 West 67th Avenue and 333 Raspberry Road   Anchorage          AK
109   6105865   ezStorage - Dundalk                  1100 North Point Road                         Dundalk            MD
119   6105861   ezStorage - Rosedale                 25 Fontana Lane                               Rosedale           MD
122   6105890   Phillips Building                    4915 St. Elmo Avenue                          Bethesda           MD
123   6105778   OMNI Student Housing                 675 North 500 West                            Provo              UT
124   6105903   Pershing Plaza                       5632 North Pershing Avenue                    Stockton           CA
127   6105775   Fairfield Gardens II                 26 Clinton Drive                              Hollis             NH
132   6105764   Fairview Court Apartments            220 East Hoover Drive                         Fort Wayne         IN
134   6105863   ezStorage - Highlandtown             3800 Pulaski Highway                          Baltimore          MD
136   6105888   2740 North Grand Avenue              2740 North Grand Avenue                       Santa Ana          CA
138   6105800   Stop & Stor - Pelham                 2385 Hollers Avenue                           Bronx              NY
145   6105738   Treaty Oaks Financial Building       101 Westlake Drive                            Westlake Hills     TX
147   6105779   Arctic Gardens Apartments            7201 Meadow Street                            Anchorage          AK
152   6105801   Stop and Stor - Hylan                97 Quintard Street                            Staten Island      NY
153   6105835   1150 South Depot Drive               1150 South Depot Drive                        Ogden              UT
185   6105877   Southpark Centre                     209 Southpark Road                            Lafayette          LA

                                               P&I
                                             MONTHLY   IO MONTHLY               INTEREST
                  ORIGINAL   CUT-OFF DATE      DEBT       DEBT      MORTGAGE     ACCRUAL
 ID   ZIP CODE     BALANCE      BALANCE      SERVICE     SERVICE      RATE        BASIS
---   --------   ----------  ------------   --------   ----------   --------   ----------

 2     Various   56,330,000   56,330,000     312,453     251,770    5.29000%   Actual/360
2-a     60614     7,244,000    7,244,000
2-b     60045     5,349,000    5,349,000
2-c      7039     5,275,000    5,275,000
2-d     60077     5,238,000    5,238,000
2-e     60610     4,941,000    4,941,000
2-f     60068     4,346,000    4,346,000
2-g     34108     3,826,000    3,826,000
2-h      7675     2,972,000    2,972,000
2-i     34102     2,972,000    2,972,000
2-j     60173     2,730,000    2,730,000
2-k     60025     2,582,000    2,582,000
2-l     60647     2,452,000    2,452,000
2-m     60532     2,303,000    2,303,000
2-n     60025     2,084,000    2,084,000
2-o     60093     2,016,000    2,016,000
 11     12207    24,650,000   24,650,000     136,424     109,758    5.27000%   Actual/360
 14     55113    22,000,000   22,000,000     125,190     102,606    5.52000%   Actual/360
 15     20002    21,350,000   21,350,000     123,915     102,821    5.70000%   Actual/360
 19     75093    20,000,000   20,000,000     115,194      95,137    5.63000%   Actual/360
 21     92604    18,000,000   17,941,536      98,063       NAP      5.13000%   Actual/360
 22     77701    17,150,000   17,150,000      97,483      79,841    5.51000%   Actual/360
 25     97008    15,400,000   15,400,000      87,053      71,043    5.46000%   Actual/360
 26     19102    15,000,000   15,000,000      84,136       NAP      5.39000%   Actual/360
 35     58103    12,500,000   12,500,000      75,571       NAP      5.34000%   Actual/360
 36     19701    12,500,000   12,486,402      66,341       NAP      4.90000%   Actual/360
 46     89119    11,000,000   10,978,166      63,357       NAP      5.63000%   Actual/360
 47     85201    11,000,000   10,976,909      61,563       NAP      5.37000%   Actual/360
 52     21133    10,400,000   10,400,000      63,431       NAP      5.43000%   Actual/360
 53     11788    10,300,000   10,251,286      56,082       NAP      5.12500%   Actual/360
 55     76904     9,915,000    9,905,938      57,045       NAP      5.62000%   Actual/360
 62     48034     9,100,000    9,100,000      53,623       NAP      5.08000%   Actual/360

 63     94558     9,000,000    9,000,000      51,101       NAP      5.50000%   Actual/360
 64     30309     9,000,000    8,950,119      50,201       NAP      5.34000%   Actual/360
 72     21286     7,900,000    7,900,000      48,183       NAP      5.43000%   Actual/360
 75     85086     7,400,000    7,400,000      40,224      31,949    5.11000%   Actual/360
 77     89074     7,300,000    7,284,610      40,764       NAP      5.35000%   Actual/360

 78     98373     7,250,000    7,234,255      39,855       NAP      5.21000%   Actual/360
 81     89052     7,040,000    7,026,298      40,949       NAP      5.72000%   Actual/360
 86     99508     6,450,000    6,441,142      40,072       NAP      5.62000%   Actual/360
 91     22603     5,800,000    5,781,448      31,848       NAP      5.20000%   Actual/360
 96     19702     5,500,000    5,494,210      29,660       NAP      5.04000%   Actual/360
 97     11234     5,500,000    5,492,113      33,414       NAP      5.39000%   Actual/360

 98     92618     5,500,000    5,483,728      31,401       NAP      5.55000%   Actual/360
 99     20146     5,350,000    5,350,000      32,854       NAP      5.50000%   Actual/360
103     99518     5,200,000    5,141,909      40,635       NAP      4.82000%   Actual/360
109     21222     4,950,000    4,950,000      30,191       NAP      5.43000%   Actual/360
119     21237     4,200,000    4,200,000      25,616       NAP      5.43000%   Actual/360
122     20814     4,000,000    4,000,000       NAP        17,270    5.11000%   Actual/360
123     84601     4,000,000    3,987,650      22,361       NAP      5.36000%   Actual/360
124     95207     3,850,000    3,850,000      22,321       NAP      5.69000%   Actual/360
127      3049     3,600,000    3,596,849      21,100       NAP      5.79000%   Actual/360
132     46816     3,450,000    3,439,476      20,858       NAP      5.34000%   Actual/360
134     21224     3,300,000    3,300,000      20,127       NAP      5.43000%   Actual/360
136     92705     3,075,000    3,061,731      21,572       NAP      5.74000%   Actual/360
138     10475     3,000,000    2,995,690      18,208       NAP      5.38000%   Actual/360
145     78746     2,750,000    2,740,654      18,453       NAP      5.92000%   Actual/360
147     99507     2,650,000    2,644,954      15,583       NAP      5.82000%   Actual/360
152     10305     2,400,000    2,396,584      14,638       NAP      5.43000%   Actual/360
153     84404     2,400,000    2,395,226      13,808       NAP      5.62000%   Actual/360
185     70508     1,100,000    1,098,607       7,114       NAP      6.04000%   Actual/360


                                     S-I-A-1



                                                                                                 STATED
                                                                                               REMAINING
       SELLER                                                   MATURITY   ORIGINAL TERM TO     TERM TO
        LOAN                                         ARD LOAN    DATE OR    MATURITY OR ARD   MATURITY OR
 ID    NUMBER   PROPERTY NAME                          (Y/N)       ARD          (MOS.)         ARD (MOS.)
---   -------   ----------------------------------   --------   --------   ----------------   -----------

 2    6105924   Lock Up Storage Centers Portfolio       No      06/05/15         120              120
2-a             1930 N. Clybourn Ave.
2-b             1400 S. Skokie Hwy.
2-c             305 Eisenhower Pkwy.
2-d             5250 Golf Rd.
2-e             350 W. Kinzie St.
2-f             750 Busse Highway
2-g             1200 Pine Ridge Rd.
2-h             125 Bergenline Ave.
2-i             995 Golden Gate Pkwy.
2-j             1401 N. Plum Grove Rd.
2-k             2600 Old Willow Rd.
2-l             2525 W. Armitage Ave.
2-m             431 Ogden Ave.
2-n             747 Milwaukee Ave.
2-o             800 Frontage Rd.
 11   6105790   677 Broadway                            Yes     06/01/15         120              120
 14   6105806   Roseville Corporate Center              No      05/05/15         120              119
 15   6105750   Hechinger Mall                          Yes     04/01/15         120              118
 19   6105808   Denton Center Shopping Center           No      04/01/15         119              118
 21   6105836   Heritage Square                         No      03/01/15         120              117
 22   6105906   Gateway Plaza                           Yes     06/01/15         120              120
 25   6105954   Glenbrook Apartments                    No      06/01/15         120              120
 26   6105891   1528 Walnut Street                      No      06/01/15         120              120
 35   6105879   Ramada Plaza Suites                     No      06/05/15         120              120
 36   6105857   Glendale Plaza                          No      05/01/15         120              119
 46   6105833   Marnell Corporate Center II             No      04/01/15         120              118
 47   6105832   Augusta Ranch Marketplace               Yes     04/01/15         120              118
 52   6105866   ezStorage - Liberty Crossing            No      06/01/15         120              120
 53   6105729   One Corporate Drive                     Yes     02/01/10          60               56
 55   6105827   Southwest Plaza                         No      05/01/15         120              119
 62   6105854   HMS Healthcare Building                 Yes     06/01/15         120              120

 63   6105902   Bel Aire Plaza                          No      06/01/15         120              120
 64   6105708   Brookwood Square Shopping Center        No      01/01/15         120              115
 72   6105864   ezStorage - Gleneagles                  No      06/01/15         120              120
 75   6105831   Tramonto Marketplace                    No      06/01/15         120              120
 77   6105837   Gibson Palms Corporate Park             No      04/01/15         120              118

 78   6105852   Meridian West Apartments                No      04/01/15         120              118
 81   6105834   Maryland and Eastern Retail Center      No      04/01/15         120              118
 86   6105882   Malaspina Properties                    No      05/01/15         120              119
 91   6105822   Sunnyside Plaza Shopping Center         Yes     03/01/15         120              117
 96   6105858   Christiana Office Building              No      05/01/15         120              119
 97   6105799   Stop & Stor - Glenwood                  No      05/01/15         120              119

 98   6105819   Irvine Spectrum 5                       Yes     03/01/15         120              117
 99   6105860   ezStorage - Berger Road                 No      06/01/15         120              120
103   6105829   Fish and Game Building                  No      11/01/10          68               65
109   6105865   ezStorage - Dundalk                     No      06/01/15         120              120
119   6105861   ezStorage - Rosedale                    No      06/01/15         120              120
122   6105890   Phillips Building                       No      06/01/15         120              120
123   6105778   OMNI Student Housing                    Yes     03/01/12          84               81
124   6105903   Pershing Plaza                          No      06/01/15         120              120
127   6105775   Fairfield Gardens II                    Yes     05/01/15         120              119
132   6105764   Fairview Court Apartments               No      04/05/15         120              118
134   6105863   ezStorage - Highlandtown                No      06/01/15         120              120
136   6105888   2740 North Grand Avenue                 No      04/01/15         120              118
138   6105800   Stop & Stor - Pelham                    No      05/01/15         120              119
145   6105738   Treaty Oaks Financial Building          No      04/01/15         120              118
147   6105779   Arctic Gardens Apartments               No      04/01/15         120              118
152   6105801   Stop and Stor - Hylan                   No      05/01/15         120              119
153   6105835   1150 South Depot Drive                  No      06/01/14         110              108
185   6105877   Southpark Centre                        No      05/01/15         120              119

        ORIGINAL      REMAINING
      AMORTIZATION   AMORTIZATION   CROSSED WITH   CROSSED     PREPAYMENT PROVISIONS (# OF     OWNERSHIP
 ID   TERM (MOS.)     TERM (MOS.)    OTHER LOANS   LOAN ID              PAYMENTS)               INTEREST
---   ------------   ------------   ------------   -------   -------------------------------   ---------

 2        360            360             No          NAP     LO(23)/GRTR1% or YM(95)/Open(2)
2-a                                                                                            Fee
2-b                                                                                            Fee
2-c                                                                                            Fee
2-d                                                                                            Fee
2-e                                                                                            Fee
2-f                                                                                            Fee
2-g                                                                                            Fee
2-h                                                                                            Fee
2-i                                                                                            Fee
2-j                                                                                            Fee
2-k                                                                                            Leasehold
2-l                                                                                            Fee
2-m                                                                                            Fee
2-n                                                                                            Fee
2-o                                                                                            Fee
 11       360            360             No          NAP     LO(25)/Defeasance(93)/Open(2)     Fee
 14       360            360             No          NAP     LO(26)/Defeasance(90)/Open(4)     Fee
 15       360            360             No          NAP     LO(27)/Defeasance(89)/Open(4)     Fee
 19       360            360             No          NAP     LO(26)/Defeasance(89)/Open(4)     Fee
 21       360            357             No          NAP     LO(47)/GRTR1% or YM(69)/Open(4)   Fee
 22       360            360             No          NAP     LO(25)/Defeasance(91)/Open(4)     Fee
 25       360            360             No          NAP     LO(25)/Defeasance(91)/Open(4)     Fee
 26       360            360             No          NAP     LO(25)/Defeasance(90)/Open(5)     Fee
 35       300            300             No          NAP     LO(25)/Defeasance(91)/Open(4)     Fee
 36       360            359             No          NAP     LO(26)/Defeasance(90)/Open(4)     Fee
 46       360            358             No          NAP     LO(47)/GRTR1% or YM(69)/Open(4)   Fee
 47       360            358             No          NAP     LO(27)/Defeasance(89)/Open(4)     Fee
 52       300            300             No          NAP     LO(48)/GRTR1% or YM(68)/Open(4)   Fee
 53       360            356             No          NAP     LO(29)/Defeasance(27)/Open(4)     Fee
 55       360            359             No          NAP     LO(26)/Defeasance(90)/Open(4)     Fee
 62       300            300             No          NAP     LO(25)/Defeasance(91)/Open(4)     Fee

 63       360            360             No          NAP     LO(25)/Defeasance(91)/Open(4)     Fee
 64       360            355             No          NAP     LO(30)/Defeasance(86)/Open(4)     Fee
 72       300            300             No          NAP     LO(48)/GRTR1% or YM(68)/Open(4)   Fee
 75       360            360             No          NAP     LO(25)/Defeasance(91)/Open(4)     Fee
 77       360            358             No          NAP     LO(27)/Defeasance(89)/Open(4)     Fee

 78       360            358             No          NAP     LO(27)/Defeasance(89)/Open(4)     Fee
 81       360            358             No          NAP     LO(27)/Defeasance(89)/Open(4)     Fee
 86       300            299             No          NAP     LO(26)/Defeasance(90)/Open(4)     Fee
 91       360            357             No          NAP     LO(28)/Defeasance(88)/Open(4)     Fee
 96       360            359             No          NAP     LO(26)/Defeasance(90)/Open(4)     Fee
 97       300            299             No          NAP     LO(26)/Defeasance(90)/Open(4)     Fee

 98       360            357             No          NAP     LO(28)/Defeasance(88)/Open(4)     Fee
 99       300            300             No          NAP     LO(48)/GRTR1% or YM(68)/Open(4)   Fee
103       180            177             No          NAP     LO(28)/Defeasance(36)/Open(4)     Fee
109       300            300             No          NAP     LO(48)/GRTR1% or YM(68)/Open(4)   Fee
119       300            300             No          NAP     LO(48)/GRTR1% or YM(68)/Open(4)   Fee
122         0              0             No          NAP     LO(47)/GRTR1% or YM(66)/Open(7)   Fee
123       360            357             No          NAP     LO(28)/Defeasance(52)/Open(4)     Fee
124       360            360             No          NAP     LO(25)/Defeasance(91)/Open(4)     Fee
127       360            359             No          NAP     LO(26)/Defeasance(91)/Open(3)     Fee
132       300            298             No          NAP     LO(27)/Defeasance(89)/Open(4)     Fee
134       300            300             No          NAP     LO(48)/GRTR1% or YM(68)/Open(4)   Fee
136       240            238             No          NAP     LO(27)/Defeasance(89)/Open(4)     Fee
138       300            299             No          NAP     LO(26)/Defeasance(90)/Open(4)     Fee
145       270            268             No          NAP     LO(47)/GRTR1% or YM(69)/Open(4)   Fee
147       360            358             No          NAP     LO(27)/Defeasance(89)/Open(4)     Fee
152       300            299             No          NAP     LO(26)/Defeasance(90)/Open(4)     Fee
153       360            358             No          NAP     LO(27)/Defeasance(79)/Open(4)     Fee
185       300            299             No          NAP     LO(26)/Defeasance(90)/Open(4)     Fee




       SELLER
        LOAN                                          LOAN    ADMINISTRATIVE
 ID    NUMBER   PROPERTY NAME                        SELLER      FEE RATE      DUE DATE
---   -------   ----------------------------------   ------   --------------   --------

 2    6105924   Lock Up Storage Centers Portfolio    PMCF        0.03195%         5th
2-a             1930 N. Clybourn Ave.                PMCF
2-b             1400 S. Skokie Hwy.                  PMCF
2-c             305 Eisenhower Pkwy.                 PMCF
2-d             5250 Golf Rd.                        PMCF
2-e             350 W. Kinzie St.                    PMCF
2-f             750 Busse Highway                    PMCF
2-g             1200 Pine Ridge Rd.                  PMCF
2-h             125 Bergenline Ave.                  PMCF
2-i             995 Golden Gate Pkwy.                PMCF
2-j             1401 N. Plum Grove Rd.               PMCF
2-k             2600 Old Willow Rd.                  PMCF
2-l             2525 W. Armitage Ave.                PMCF
2-m             431 Ogden Ave.                       PMCF
2-n             747 Milwaukee Ave.                   PMCF
2-o             800 Frontage Rd.                     PMCF
 11   6105790   677 Broadway                         PMCF        0.03195%         1st
 14   6105806   Roseville Corporate Center           PMCF        0.08195%         5th
 15   6105750   Hechinger Mall                       PMCF        0.08195%         1st
 19   6105808   Denton Center Shopping Center        PMCF        0.03195%         1st
 21   6105836   Heritage Square                      PMCF        0.03195%         1st
 22   6105906   Gateway Plaza                        PMCF        0.03195%         1st
 25   6105954   Glenbrook Apartments                 PMCF        0.03195%         1st
 26   6105891   1528 Walnut Street                   PMCF        0.03195%         1st
 35   6105879   Ramada Plaza Suites                  PMCF        0.03195%         5th
 36   6105857   Glendale Plaza                       PMCF        0.03195%         1st
 46   6105833   Marnell Corporate Center II          PMCF        0.08195%         1st
 47   6105832   Augusta Ranch Marketplace            PMCF        0.03195%         1st
 52   6105866   ezStorage - Liberty Crossing         PMCF        0.03195%         1st
 53   6105729   One Corporate Drive                  PMCF        0.08195%         1st
 55   6105827   Southwest Plaza                      PMCF        0.03195%         1st
 62   6105854   HMS Healthcare Building              PMCF        0.03195%         1st

 63   6105902   Bel Aire Plaza                       PMCF        0.03195%         1st
 64   6105708   Brookwood Square Shopping Center     PMCF        0.03195%         1st
 72   6105864   ezStorage - Gleneagles               PMCF        0.03195%         1st
 75   6105831   Tramonto Marketplace                 PMCF        0.03195%         1st
 77   6105837   Gibson Palms Corporate Park          PMCF        0.03195%         1st

 78   6105852   Meridian West Apartments             PMCF        0.08195%         1st
 81   6105834   Maryland and Eastern Retail Center   PMCF        0.08195%         1st
 86   6105882   Malaspina Properties                 PMCF        0.08195%         1st
 91   6105822   Sunnyside Plaza Shopping Center      PMCF        0.03195%         1st
 96   6105858   Christiana Office Building           PMCF        0.03195%         1st
 97   6105799   Stop & Stor - Glenwood               PMCF        0.03195%         1st

 98   6105819   Irvine Spectrum 5                    PMCF        0.08195%         1st
 99   6105860   ezStorage - Berger Road              PMCF        0.03195%         1st
103   6105829   Fish and Game Building               PMCF        0.03195%         1st
109   6105865   ezStorage - Dundalk                  PMCF        0.03195%         1st
119   6105861   ezStorage - Rosedale                 PMCF        0.03195%         1st
122   6105890   Phillips Building                    PMCF        0.03195%         1st
123   6105778   OMNI Student Housing                 PMCF        0.12195%         1st
124   6105903   Pershing Plaza                       PMCF        0.03195%         1st
127   6105775   Fairfield Gardens II                 PMCF        0.08195%         1st
132   6105764   Fairview Court Apartments            PMCF        0.03195%         5th
134   6105863   ezStorage - Highlandtown             PMCF        0.03195%         1st
136   6105888   2740 North Grand Avenue              PMCF        0.08195%         1st
138   6105800   Stop & Stor - Pelham                 PMCF        0.03195%         1st
145   6105738   Treaty Oaks Financial Building       PMCF        0.03195%         1st
147   6105779   Arctic Gardens Apartments            PMCF        0.03195%         1st
152   6105801   Stop and Stor - Hylan                PMCF        0.03195%         1st
153   6105835   1150 South Depot Drive               PMCF        0.08195%         1st
185   6105877   Southpark Centre                     PMCF        0.03195%         1st

       GRACE PERIOD
      (PRIOR TO LATE
 ID        FEES)       LETTER OF CREDIT                   LETTER OF CREDIT DESCRIPTION
---   --------------   ----------------   -----------------------------------------------------------

 2           0         1,724,000 (LOC)    Purchase Option Reserve Fund
2-a
2-b
2-c
2-d
2-e
2-f
2-g
2-h
2-i
2-j
2-k
2-l
2-m
2-n
2-o
 11          5           353,100 (LOC)    Letter of Credit
 14          0
 15          5         1,000,000 (LOC)    Safeway Lease Reserve ($500,000), NWL of Benning ($500,000)
 19          5
 21          5
 22          5
 25          5
 26          5
 35          0
 36          5
 46          5
 47          5
 52          5
 53          5
 55          5
 62          5

 63          5
 64          5
 72          5
 75          5
 77          5

 78          5
 81          5
 86          5
 91          5
 96          5
 97          5

 98          5
 99          5
103          5
109          5
119          5
122          5
123          5
124          5
127          5
132          0
134          5
136          5
138          5
145          5
147          5
152          5
153          5
185          5

                                                                                                                      INITIAL MASTER
                                                                                                     INITIAL MASTER   SERVICING FEE
 ID                                           LOAN SPONSOR                                              SERVICER           RATE
---   --------------------------------------------------------------------------------------------   --------------   --------------

 2    Lock Up Evergreen L.L.C.                                                                       PAR              0.02050%
2-a                                                                                                  PAR
2-b                                                                                                  PAR
2-c                                                                                                  PAR
2-d                                                                                                  PAR
2-e                                                                                                  PAR
2-f                                                                                                  PAR
2-g                                                                                                  PAR
2-h                                                                                                  PAR
2-i                                                                                                  PAR
2-j                                                                                                  PAR
2-k                                                                                                  PAR
2-l                                                                                                  PAR
2-m                                                                                                  PAR
2-n                                                                                                  PAR
2-o                                                                                                  PAR
 11   Joseph R. Nicolla, Donald R. Led Duke                                                          PAR              0.02050%
 14   Gerald L. Trooien                                                                              PAR              0.02050%
 15   Ben Ashkenazy                                                                                  PAR              0.02050%
 19   Jeffrey L. Olyan                                                                               PAR              0.02050%
 21   Rondell B. Hanson, Meadows Asset Management LLC                                                PAR              0.02050%
 22   John W. Lombard, Lisa M. Lombard, and  Lojac, LLC                                              PAR              0.02050%
 25   Franklin D. Piacentini, Patrick R. Prendergast                                                 PAR              0.02050%
 26   Alex Schwartz                                                                                  PAR              0.02050%
 35   Norman H. Leslie                                                                               PAR              0.02050%
 36   Louis J. Capano, Jr., Joseph M. Capano, Joseph L. Capano, Sr.                                  PAR              0.02050%
 46   Austi, Inc.                                                                                    PAR              0.02050%
 47   Peter Paulsen                                                                                  PAR              0.02050%
 52   Anthony R. Manganaro, Siena Corporation                                                        PAR              0.02050%
 53   Wayne R. Hannah III, Edward J. Wlodarczyk, Jr., TSG Real Estate, LLC                           PAR              0.02050%
 55   David Salomon                                                                                  PAR              0.02050%
 62   Corporate Property Associates 16 - Global Incorporated                                         PAR              0.02050%
      Stephen E. Parks, Judith D. Parks, Stephen E. Parks Family Revocable Trust, Ronald A. Parks,
 63   Harry A. Parks, Jr., Gail W. Parks, The H.A. Parks Jr. Family Trust                            PAR              0.02050%
 64   JH Holdings, Ltd. (L.P.)                                                                       PAR              0.02050%
 72   Anthony R. Manganaro, Siena Corporation                                                        PAR              0.02050%
 75   Denro (Arizona), Inc.                                                                          PAR              0.02050%
 77   Ross W. Burnett, Christian D. Haase                                                            PAR              0.02050%

 78   Susan Lew, Dee H. Lew, Individually and Co Trustees of the Lew Family Trust, Jawhara Kassab    PAR              0.02050%
 81   Arnaldo Matos                                                                                  PAR              0.02050%
 86   Lottie M. Michael                                                                              PAR              0.02050%
 91   Alan Hammerschlag, Scott L. Spector                                                            PAR              0.02050%
 96   Louis J. Capano, Jr., Louis J. Capano, III                                                     PAR              0.02050%
 97   Neil Simon, Kenneth Henick                                                                     PAR              0.02050%
      Michael L. Meyer, Nancy Meyer, Stephen Weiss, Renee Weiss, Patricia Wescombe, Gary T.
 98   Wescombe                                                                                       PAR              0.02050%
 99   Anthony R. Manganaro, Siena Corporation                                                        PAR              0.02050%
103   Richard W. Fischer                                                                             PAR              0.02050%
109   Anthony R. Manganaro, Siena Corporation                                                        PAR              0.02050%
119   Anthony R. Manganaro, Siena Corporation                                                        PAR              0.02050%
122   Robert Paul Hillerson, David Weiss                                                             PAR              0.02050%
123   Gary R. Beynon, Robert L. Sperry, Robert Vonderharr and Dana G. Howland                        PAR              0.02050%
124   Eugene J. Williams, Arthur Bruschera                                                           PAR              0.02050%
127   Russell Wilkinson, Wilkinson Corporation                                                       PAR              0.02050%
132   James Calkins, Patricia Calkins                                                                PAR              0.02050%
134   Anthony R. Manganaro, Siena Corporation                                                        PAR              0.02050%
136   Valerie Gale Thompson, Tyler Mattox, Wendy Mattox                                              PAR              0.02050%
138   Neil Simon, Kenneth Henick                                                                     PAR              0.02050%
145   William J. McLellan, Jeffrey L. Nash, Terry W. Hamann                                          PAR              0.02050%
147   James A. Misko, Patricia M. Misko                                                              PAR              0.02050%
152   Neil Simon, Kenneth Henick                                                                     PAR              0.02050%
153   The Boyer Company, L.C, Gardner Property Holdings, L.C.                                        PAR              0.02050%
185   Janet Jebson, Brad Onstott, Yoram Tal                                                          PAR              0.02050%


                                  SCHEDULE I-B

                     SCHEDULE OF BSCMI POOLED MORTGAGE LOANS



         SELLER
ID    LOAN NUMBER   PROPERTY NAME                        ADDRESS                                               CITY         STATE
---   -----------   ----------------------------------   ---------------------------------------------   ----------------   -----

 1       42966      One MetroTech Center                 One Metrotech                                   Brooklyn             NY
 4       43177      Ballston Office Center               4200 Wilson Boulevard                           Arlington            VA
 5       43283      Marriott Troy                        200 West Big Beaver Road                        Troy                 MI
 6       42309      Northwood Centre                     1940 North Monroe Street                        Tallahassee          FL
 7       42737      Kaleidoscope Center                  27741 Crown Valley Parkway                      Mission Viejo        CA
 8       42507      Alexandria Mall                      3437 Masonic Drive                              Alexandria           LA
 9       43278      Marriott Houston                     255 North Sam Houston Parkway East              Houston              TX
10       42547      Seattle Design Center                5701 Sixth Avenue South                         Seattle              WA
13       42974      Malibu Creek Plaza                   3900 Cross Creek Road                           Malibu               CA
17       42192      Mariposa Mall                        204-340 West Mariposa Road                      Nogales              AZ
18       42728      Laurel Promenade                     12020-12050 Ventura Boulevard                   Studio City          CA
20       42880      Ralph's - La Brea                    1233 North La Brea Avenue                       West Hollywood       CA
23       42879      Union Centre Pavilion                4842 - 4978 Union Centre Boulevard              West Chester         OH
33       42721      Northpointe Office Building          605 and 603 E. Holland Road                     Spokane              WA
34       43144      Preston Stonebrook Shopping Center   7151 Preston Road                               Frisco               TX
51       41414      Prospect Square                      9700 Colerain Avenue                            Cincinnati           OH
56       42956      Hilltop Inn & Suites                 373 Norwich Westerly Road                       North Stonington     CT
66       42814      City of Los Angeles Building         2714 Media Center Drive                         Los Angeles          CA
71       41638      Acme Shopping Center                 100 West Glenwood Avenue                        Smyrna               DE
73       42613      Centre at Lilburn                    4024 and 4030 Lawrenceville Highway Northwest   Lilburn              GA
76       43082      Norwood Shopping Center              16130 Nordhoff Street                           North Hills          CA
84       42190      San Clemente at Davenport            3600 Loop 360 South                             Austin               TX
95       42994      Swampscott Mall                      450 Paradise Road                               Swampscott           MA
107      43292      Marquis Apartments                   251 West DeKalb Pike                            King of Prussia      PA
112      43237      Market at Bees Creek                 4225 Sienna Parkway                             Missouri City        TX
113      43072      New Lebanon Plaza                    580 West Main Street                            New Lebanon          OH
130      42525      Fed Ex Burlington                    11874 Bay Ridge Road                            Burlington           WA
133      42722      Collier Center & Collier District    28731- 28741 South Cargo Court                  Bonita Springs       FL
144      43218      Cooper Oaks Shopping Center          1827 SW Green Oaks Boulevard                    Arlington            TX
156      42941      Stonebriar Village                   1500 Yonkers Street                             Plainview            TX

                                                 P&I         IO
                                               MONTHLY    MONTHLY               INTEREST
                   ORIGINAL    CUT-OFF DATE      DEBT       DEBT    MORTGAGE     ACCRUAL
ID    ZIP CODE     BALANCE        BALANCE      SERVICE    SERVICE     RATE        BASIS
---   --------   -----------   ------------   ---------   -------   --------   ----------

 1      11201    180,000,000    180,000,000   1,062,698   890,752   5.85700%   Actual/360
 4      22203     46,000,000     46,000,000     252,421   201,869   5.19400%   Actual/360
 5      48084     38,660,000     38,660,000     233,692   174,377   5.33850%   Actual/360
 6      32303     37,500,000     37,500,000     209,288   169,351   5.34500%   Actual/360
 7      92691     36,000,000     35,968,188     210,155     NAP     5.75300%   Actual/360
 8      71301     27,200,000     27,117,511     153,416     NAP     5.44000%   Actual/360
 9      77060     25,280,000     25,280,000     152,813   114,026   5.33850%   Actual/360
10      98108     25,000,000     24,889,495     141,790     NAP     5.49000%   Actual/360
13      90265     22,000,000     22,000,000     119,841    95,338   5.12900%   Actual/360
17      85621     21,200,000     21,104,974     119,243     NAP     5.41500%   Actual/360
18      91604     20,000,000     20,000,000     110,107    88,259   5.22300%   Actual/360
20      90038     18,400,000     18,400,000     104,524    81,463   5.24000%   Actual/360
23      45069     16,000,000     16,000,000      90,890    70,837   5.24000%   Actual/360
33      99218     13,000,000     13,000,000      71,384    57,116   5.20000%   Actual/360
34      75034     12,500,000     12,500,000      70,903     NAP     5.49100%   Actual/360
51      45251     10,500,000     10,500,000      61,868    53,375   6.01640%   Actual/360
56      6359       9,500,000      9,500,000      62,410     NAP     6.20600%   Actual/360
66      90065      8,700,000      8,700,000      48,268    38,900   5.29200%   Actual/360
71      19977      7,900,000      7,900,000      44,633    36,411   5.45500%   Actual/360
73      30047      7,850,000      7,809,214      45,402     NAP     5.66800%   Actual/360
76      91343      7,400,000      7,393,696      43,868     NAP     5.89500%   Actual/360
84      78746      6,800,000      6,778,696      37,735     NAP     5.29400%   Actual/360
95      2184       5,500,000      5,500,000      28,923    22,399   4.82000%   Actual/360
107     19406      5,000,000      5,000,000      27,775    22,403   5.30300%   Actual/360
112     77459      4,725,000      4,725,000      26,353    21,314   5.33900%   Actual/360
113     45435      4,500,000      4,500,000      25,618    19,999   5.26000%   Actual/360
130     98233      3,525,000      3,491,231      23,261     NAP     5.60400%   Actual/360
133     34135      3,325,000      3,325,000       NAP      14,825   5.27700%   Actual/360
144     76017      2,775,000      2,775,000      15,959    13,167   5.61600%   Actual/360
156     79072      2,350,000      2,350,000      13,796    11,526   5.80500%   Actual/360


                                     S-I-B-1



                                                                                                STATED
                                                                                              REMAINING
                                                          ARD    MATURITY    ORIGINAL TERM     TERM TO
         SELLER                                          LOAN     DATE OR   TO MATURITY OR   MATURITY OR
ID    LOAN NUMBER   PROPERTY NAME                        (Y/N)      ARD       ARD (MOS.)      ARD (MOS.)
---   -----------   ----------------------------------   -----   --------   --------------   -----------

 1       42966      One MetroTech Center                  Yes    06/01/15         120           120
 4       43177      Ballston Office Center                 No    05/01/15         120           119
 5       43283      Marriott Troy                          No    05/01/15         120           119
 6       42309      Northwood Centre                      Yes    02/01/15         120           116
 7       42737      Kaleidoscope Center                    No    05/01/15         120           119
 8       42507      Alexandria Mall                        No    03/01/15         120           117
 9       43278      Marriott Houston                       No    05/01/15         120           119
10       42547      Seattle Design Center                  No    02/01/15         120           116
13       42974      Malibu Creek Plaza                     No    04/01/15         120           118
17       42192      Mariposa Mall                          No    02/01/15         120           116
18       42728      Laurel Promenade                       No    03/01/15         120           117
20       42880      Ralph's - La Brea                     Yes    03/01/15         120           117
23       42879      Union Centre Pavilion                  No    03/01/15         120           117
33       42721      Northpointe Office Building            No    04/01/15         120           118
34       43144      Preston Stonebrook Shopping Center     No    06/01/15         120           120
51       41414      Prospect Square                        No    09/01/14         120           111
56       42956      Hilltop Inn & Suites                   No    06/01/15         120           120
66       42814      City of Los Angeles Building           No    03/01/15         120           117
71       41638      Acme Shopping Center                   No    02/01/15         120           116
73       42613      Centre at Lilburn                      No    01/01/15         120           115
76       43082      Norwood Shopping Center                No    05/01/20         180           179
84       42190      San Clemente at Davenport              No    03/01/15         120           117
95       42994      Swampscott Mall                        No    05/01/15         120           119
107      43292      Marquis Apartments                     No    02/01/15         120           116
112      43237      Market at Bees Creek                   No    06/01/15         120           120
113      43072      New Lebanon Plaza                      No    04/01/15         120           118
130      42525      Fed Ex Burlington                     Yes    01/01/15         120           115
133      42722      Collier Center & Collier District      No    04/01/15         120           118
144      43218      Cooper Oaks Shopping Center            No    06/01/15         120           120
156      42941      Stonebriar Village                     No    04/01/17         144           142

        ORIGINAL       REMAINING
      AMORTIZATION   AMORTIZATION   CROSSED WITH   CROSSED        PREPAYMENT PROVISIONS       OWNERSHIP
ID     TERM (MOS.)    TERM (MOS.)    OTHER LOANS   LOAN ID           (# OF PAYMENTS)           INTEREST
---   ------------   ------------   ------------   -------   ------------------------------   ---------

 1         360            360            No          NAP     LO(24)/Defeasance(92)/Open(4)    Leasehold
 4         360            360            No          NAP     LO(25)/Defeasance(91)/Open(4)    Fee
 5         300            300            No          NAP     LO(25)/Defeasance(94)/Open(1)    Fee
 6         360            360            No          NAP     LO(28)/Defeasance(88)/Open(4)    Fee
 7         360            359            No          NAP     LO(25)/Defeasance(94)/Open(1)    Fee
 8         360            357            No          NAP     LO(27)/Defeasance(92)/Open(1)    Fee
 9         300            300            No          NAP     LO(25)/Defeasance(94)/Open(1)    Fee
10         360            356            No          NAP     LO(28)/Defeasance(91)/Open(1)    Fee
13         360            360            No          NAP     LO(26)/Defeasance(93)/Open(1)    Fee
17         360            356            No          NAP     LO(28)/Defeasance(91)/Open(1)    Fee
18         360            360            No          NAP     LO(27)/Defeasance(91)/Open(2)    Fee
20         336            336            No          NAP     LO(47)/Defeasance(72)/Open(1)    Fee
23         336            336            No          NAP     LO(27)/Defeasance(92)/Open(1)    Fee
33         360            360            No          NAP     LO(26)/Defeasance(93)/Open(1)    Fee
34         360            360            No          NAP     LO(24)/Defeasance(95)/Open(1)    Fee
51         360            360            No          NAP     LO(33)/Defeasance(86)/Open(1)    Fee
56         300            300            No          NAP     LO(24)/Defeasance(95)/Open(1)    Fee
66         360            360            No          NAP     LO(27)/Defeasance(92)/Open(1)    Fee
71         360            360            No          NAP     LO(47)/Defeasance(72)/Open(1)    Fee
73         360            355            No          NAP     LO(29)/Defeasance(90)/Open(1)    Fee
76         360            359            No          NAP     LO(25)/Defeasance(153)/Open(2)   Fee
84         360            357            No          NAP     LO(27)/Defeasance(92)/Open(1)    Fee
95         360            360            No          NAP     LO(25)/Defeasance(94)/Open(1)    Fee
107        360            360            No          NAP     LO(28)/Defeasance(91)/Open(1)    Fee
112        360            360            No          NAP     LO(24)/Defeasance(95)/Open(1)    Fee
113        336            336            No          NAP     LO(26)/Defeasance(93)/Open(1)    Fee
130        264            259            No          NAP     LO(29)/Defeasance(90)/Open(1)    Fee
133          0              0            No          NAP     LO(26)/Defeasance(93)/Open(1)    Fee
144        360            360            No          NAP     LO(24)/Defeasance(95)/Open(1)    Fee
156        360            360            No          NAP     LO(26)/Defeasance(117)/Open(1)   Fee




      SELLER
       LOAN                                                       ADMINISTRATIVE              GRACE PERIOD (PRIOR
 ID   NUMBER   PROPERTY NAME                        LOAN SELLER      FEE RATE      DUE DATE      TO LATE FEES)      LETTER OF CREDIT
---   ------   ----------------------------------   -----------   --------------   --------   -------------------   ----------------

  1    42966   One MetroTech Center                    BSCMI         0.03195%         1st              0
  4    43177   Ballston Office Center                  BSCMI         0.03195%         1st              0
  5    43283   Marriott Troy                           BSCMI         0.03195%         1st              5
  6    42309   Northwood Centre                        BSCMI         0.03195%         1st              0
  7    42737   Kaleidoscope Center                     BSCMI         0.12195%         1st              0
  8    42507   Alexandria Mall                         BSCMI         0.08195%         1st              5
  9    43278   Marriott Houston                        BSCMI         0.03195%         1st              5
 10    42547   Seattle Design Center                   BSCMI         0.07195%         1st              5
 13    42974   Malibu Creek Plaza                      BSCMI         0.03195%         1st              5
 17    42192   Mariposa Mall                           BSCMI         0.08195%         1st              5
 18    42728   Laurel Promenade                        BSCMI         0.03195%         1st              5
 20    42880   Ralph's - La Brea                       BSCMI         0.03195%         1st              5
 23    42879   Union Centre Pavilion                   BSCMI         0.03195%         1st              5
 33    42721   Northpointe Office Building             BSCMI         0.08195%         1st              5
 34    43144   Preston Stonebrook Shopping Center      BSCMI         0.03195%         1st              0
 51    41414   Prospect Square                         BSCMI         0.03195%         1st              5
 56    42956   Hilltop Inn & Suites                    BSCMI         0.03195%         1st              5
 66    42814   City of Los Angeles Building            BSCMI         0.04195%         1st              5
 71    41638   Acme Shopping Center                    BSCMI         0.12195%         1st              5
 73    42613   Centre at Lilburn                       BSCMI         0.03195%         1st              5
 76    43082   Norwood Shopping Center                 BSCMI         0.03195%         1st              5
 84    42190   San Clemente at Davenport               BSCMI         0.03195%         1st              5
 95    42994   Swampscott Mall                         BSCMI         0.03195%         1st              5
107    43292   Marquis Apartments                      BSCMI         0.05195%         1st              5
112    43237   Market at Bees Creek                    BSCMI         0.03195%         1st              5
113    43072   New Lebanon Plaza                       BSCMI         0.03195%         1st              5
130    42525   Fed Ex Burlington                       BSCMI         0.03195%         1st              5
133    42722   Collier Center & Collier District       BSCMI         0.08195%         1st              5
144    43218   Cooper Oaks Shopping Center             BSCMI         0.03195%         1st              5
156    42941   Stonebriar Village                      BSCMI         0.03195%         1st              5

                                                                                        INITIAL   INITIAL MASTER
      LETTER OF CREDIT                                                                  MASTER     SERVICING FEE
 ID      DESCRIPTION                            LOAN SPONSOR                           SERVICER        RATE
---   ----------------   -----------------------------------------------------------   --------   --------------

  1                      Forest City Enterprises, Inc. and Bruce Ratner                   WFB        0.02050%
  4                      Forest City Enterprises, Inc.                                    WFB        0.02050%
  5                      Sunstone Hotel Investors, Inc.                                   WFB        0.02050%
  6                      UrbanAmerica, L.P.                                               WFB        0.02050%
  7                      Jong Yong Lee and Ji Hee Lee                                     WFB        0.02050%
  8                      Dan Friedman, Anne Nelson Zahner, David Schonberger              WFB        0.02050%
  9                      Sunstone Hotel Investors, Inc.                                   WFB        0.02050%
 10                      Bill Poland and Timothy Treadway                                 WFB        0.02050%
 13                      Steven L. Soboroff and Richard E. Green                          WFB        0.02050%
 17                      Albert Minoofar, Mark Vakili, and Mohsen Sharif                  WFB        0.02050%
 18                      Harvey Knell, Ira Smedra and Jacob Wintner                       WFB        0.02050%
 20                      Rubin Pachulski Properties 36, LLC                               WFB        0.02050%
 23                      Rubin Pachulski Properties 36, LLC                               WFB        0.02050%
 33                      Richard A. Vandervert                                            WFB        0.02050%
 34                      Aharon Netzer and Shula Netzer                                   WFB        0.02050%
 51                      Mark Esses and Michael Heslov                                    WFB        0.02050%
 56                      Alexander Scharf, David Scharf and Jay Eisenstadt                WFB        0.02050%
 66                      Bernard S. Weiss, Elaine D. Weiss and Steven Weiss               WFB        0.02050%
 71                      Leonard Iacono, William Saienni, Jr. and Mark Handler            WFB        0.02050%
 73                      Maxine Dunitz                                                    WFB        0.02050%
 76                      Westwood Financial Corp., Steven Fogel and Howard Banchik        WFB        0.02050%
 84                      D. Kent Lance, Jr. and Hill Partners, Inc.                       WFB        0.02050%
 95                      Andrew Rose and Mark Klaman                                      WFB        0.02050%
107                      Jeffrey J. Cohen                                                 WFB        0.02050%
112                      Dennis Kamensky, Paul Getty and Dinesh Gupta                     WFB        0.02050%
113                      Rubin Pachulski Properties 36, LLC                               WFB        0.02050%
130                      Maxine Dunitz                                                    WFB        0.02050%
133                      Albert Kleban                                                    WFB        0.02050%
144                      Taeh Sung Sunu and Jenny Sunu                                    WFB        0.02050%
156                      American Housing Foundation and Municipal Mortgage & Equity      WFB        0.02050%


                                  SCHEDULE I-C

                      SCHEDULE OF PCF POOLED MORTGAGE LOANS



       SELLER
        LOAN
 ID    NUMBER   PROPERTY NAME                            ADDRESS
----   ------   --------------------------------------   -------------------------------------------------------------

  3    754186   Park Place                               200-230 Park Avenue
 16    754283   Robbins Business Park                    7350-7412 Gallerher Road & 14209, 14251 John Marshall Highway
 24    754062   Highland Park Plaza                      799 Central Avenue
 28    754323   The Landings at Cypress Meadows          3605 Landings Way Drive
 30    754281   Canyon Park Place                        22823 Bothell-Everett Highway
 37    754299   Woodhaven Terrace Apartments             61 Murray Drive
 38    754393   2901 Butterfield Road                    2901 Butterfield Road
 40    754090   Victory Crossing Shopping Center         4000 Victory Boulevard
 41    754222   Jeff Met Phase I                         6761-6775 Jefferson Metropolitan Parkway
 42    754398   2905 & 2907 Butterfield Road             2905 & 2907 Butterfield Road
 43    754348   Plaza West                               100 Mill Plain Road
 44    754417   Fiskars Portfolio                        Various
44-a   754417   Fiskars Office                           2537 Daniels Street
44-b   754417   Fiskars Warehouse                        780 Carolina Street
 45    754388   9151 Mason Avenue                        9151 Mason Ave
 48    754343   Sierra View Industrial Building          8875 Washington Boulevard
 50    754326   17200 Royalton Road                      17200 Royalton Road
 54    754434   The Legends at Champions Gate            8101 Champions Circle
 59    754158   Mansell Shops                            10779 Alpharetta Highway
 60    754181   Plaza at Riverlakes                      9440-9680 Hageman Road
 61    754332   Aspen Highlands                          265 Slater Street
 65    754335   Palm Court Pavilion                      1 North Federal Highway
 68    753937   Irmo Professional Center                 One Wellness Boulevard
 80    754282   Carmel Mountain Corporate Center         15175 Innovation Drive
 88    754365   4315 Metro Parkway                       4315 Metro Parkway
 94    754345   310 Technology Parkway Office Building   310 Technology Parkway
 100   754336   Main Street Marketplace                  1901, 1907, 1911, 1933 & 1955 West Main Street
 102   754369   5500 West 47th Street                    5500 West 47th Street
 105   754371   Smyrna Market Village                    2860 Atlanta Road and 1295 West Spring Street
 106   754370   Utoy Springs Shopping Center             3660 Cascade Road
 116   754355   Pelican Village                          24830 South Tamiami Trail
 117   754331   200 Spruce Street                        200 Spruce Street
 126   754159   Springfield Town Square SC               9685-9733 & 9749 Dixie Highway
 128   754346   Ramapo Centre                            1001 - 1037 MacArthur Boulevard
 139   754327   Sugarloaf Day Center                     6600 Sugarloaf Parkway
 151   754368   8417-8419 Terminal Road                  8417-8419 Terminal Road
 163   754353   Merchant Center                          2314 Del Prado Boulevard
 177   754057   Lauderdale Self Storage                  540 SW 27th Avenue
 180   754301   33 Randolph Avenue                       33 Randolph Avenue

                                                                          P&I MONTHLY
                                               ORIGINAL    CUT-OFF DATE       DEBT       IO MONTHLY    MORTGAGE   INTEREST ACCRUAL
 ID          CITY         STATE    ZIP CODE     BALANCE       BALANCE       SERVICE     DEBT SERVICE     RATE           BASIS
----   ---------------   -------   --------   ----------   ------------   -----------   ------------   --------   ----------------

  3    Florham Park         NJ       07960    50,900,000    50,900,000        NAP          243,843     5.67000%      Actual/360
 16    Gainesville          VA       20155    21,120,000    21,120,000      123,531        100,821     5.65000%      Actual/360
 24    Highland Park        IL       60035    16,000,000    15,921,865       96,637          NAP       6.06000%      Actual/360
 28    Tampa                FL       33624    14,850,000    14,815,397       80,294          NAP       5.01000%      Actual/360
 30    Bothell              WA       98021    14,300,000    14,300,000        NAP          61,136      5.06000%      Actual/360
 37    Old Bridge           NJ        8857    12,500,000    12,439,672       81,462          NAP       4.85000%      Actual/360
 38    Oak Brook            IL       60523    11,480,000    11,480,000       64,392        51,564      5.39000%        30/360
 40    Portsmouth           VA       23701    11,400,000    11,390,174       67,253          NAP       5.85000%      Actual/360
 41    McCalla              AL       35111    11,440,000    11,383,994       68,352          NAP       5.22000%        30/360
 42    Oak Brook            IL       60523    11,340,000    11,340,000       63,748        51,125      5.41000%        30/360
 43    Danbury              CT       06811    11,200,000    11,200,000       64,442        50,721      5.36000%      Actual/360
 44    Various           Various    Various   11,115,000    11,115,000        NAP          54,281      5.78000%      Actual/360
44-a   Madison              WI       53718     5,586,563     5,586,563
44-b   Sauk City            WI       53583     5,528,437     5,528,437
 45    Chatsworth           CA       91311    11,000,000    11,000,000       62,664          NAP       5.53000%      Actual/360
 48    Roseville            CA       95678    10,600,000    10,576,621       71,665          NAP       5.29000%      Actual/360
 50    Strongsville         OH       44136    10,550,000    10,539,335       57,996          NAP       5.21000%      Actual/360
 54    Champions Gate       FL       33896    10,000,000    10,000,000        NAP          43,344      5.13000%      Actual/360
 59    Roswell              GA       30076     9,350,000     9,350,000       52,854        43,133      5.46000%      Actual/360
 60    Bakersfield          CA       93312     9,350,000     9,350,000        NAP          36,621      4.70000%        30/360
 61    Manchester           CT        6040     9,200,000     9,192,929       46,999          NAP       5.04000%      Actual/360
 65    Fort Lauderdale      FL       33301     8,800,000     8,791,380       49,086          NAP       5.34000%      Actual/360
 68    Irmo                 SC       29212     8,700,000     8,649,257       51,603          NAP       5.90000%      Actual/360
 80    San Diego            CA       92128     7,200,000     7,200,000        NAP          31,998      5.26000%      Actual/360
 88    Fort Myers           FL       33916     6,000,000     6,000,000       35,263        29,479      5.81500%      Actual/360
 94    Norcross             GA       30092     5,550,000     5,538,572       31,373          NAP       5.46000%      Actual/360
 100   Mesa                 AZ       85201     5,250,000     5,244,857       29,284          NAP       5.34000%      Actual/360
 102   Forest View          IL       60638     5,200,000     5,194,340       29,623          NAP       5.53000%        30/360
 105   Smyrna               GA       30080     3,766,000     3,762,720       22,121          NAP       5.81000%      Actual/360
 106   Atlanta              GA       30331     1,250,000     1,248,911        7,342          NAP       5.81000%      Actual/360
 116   Bonita Springs       FL       34134     4,300,000     4,296,236       25,203          NAP       5.79000%      Actual/360
 117   Denver               CO       80230     4,300,000     4,290,973       24,065          NAP       5.37000%      Actual/360
 126   Clarkston            MI       48348     3,700,000     3,680,283       21,101          NAP       5.54000%      Actual/360
 128   Mahwah               NJ        7430     3,500,000     3,497,102       18,329          NAP       5.12000%      Actual/360
 139   Duluth               GA       30097     3,000,000     2,993,553       16,585          NAP       5.26000%      Actual/360
 151   Newington            VA       22079     2,600,000     2,583,733       27,730          NAP       5.12000%      Actual/360
 163   Cape Coral           FL       33990     2,050,000     2,048,215       12,042          NAP       5.81000%      Actual/360
 177   Fort Lauderdale      FL       33312     1,500,000     1,498,156        9,839          NAP       6.19000%      Actual/360
 180   Avenel               NJ        7001     1,350,000     1,343,917        9,424          NAP       5.68000%        30/360


                                     S-I-C-1



                                                                                                             STATED
                                                                                                            REMAINING
                                                               ARD                    ORIGINAL TERM TO       TERM TO
       SELLER LOAN                                             LOAN   MATURITY DATE    MATURITY OR ARD   MATURITY OR ARD
 ID       NUMBER     PROPERTY NAME                            (Y/N)       OR ARD           (MOS.)            (MOS.)
----   -----------   --------------------------------------   -----   -------------   ----------------   ---------------

  3       754186     Park Place                                 No       01/03/15           120                115
 16       754283     Robbins Business Park                      No       05/01/15           120                119
 24       754062     Highland Park Plaza                        No       12/01/14           120                114
 28       754323     The Landings at Cypress Meadows            No       04/01/15           120                118
 30       754281     Canyon Park Place                          No       05/01/15           120                119
 37       754299     Woodhaven Terrace Apartments               No       04/01/15           120                118
 38       754393     2901 Butterfield Road                     Yes       06/01/12            84                 84
 40       754090     Victory Crossing Shopping Center           No       05/05/15           120                119
 41       754222     Jeff Met Phase I                           No       03/01/12            84                 81
 42       754398     2905 & 2907 Butterfield Road              Yes       06/01/12            84                 84
 43       754348     Plaza West                                 No       05/01/15           120                119
 44       754417     Fiskars Portfolio                         Yes       06/01/10            60                 60
44-a      754417     Fiskars Office
44-b      754417     Fiskars Warehouse
 45       754388     9151 Mason Avenue                          No       06/03/15           120                120
 48       754343     Sierra View Industrial Building            No       05/01/15           120                119
 50       754326     17200 Royalton Road                       Yes       05/01/15           120                119
 54       754434     The Legends at Champions Gate              No       05/01/12            84                 83
 59       754158     Mansell Shops                              No       04/05/15           120                118
 60       754181     Plaza at Riverlakes                        No       05/01/10            60                 59
 61       754332     Aspen Highlands                            No       05/01/15           120                119
 65       754335     Palm Court Pavilion                        No       05/01/15           120                119
 68       753937     Irmo Professional Center                   No       12/01/14           120                114
 80       754282     Carmel Mountain Corporate Center           No       05/04/14           108                107
 88       754365     4315 Metro Parkway                         No       05/01/12            84                 83
 94       754345     310 Technology Parkway Office Building     No       04/01/15           120                118
100       754336     Main Street Marketplace                    No       05/01/15           120                119
102       754369     5500 West 47th Street                      No       05/01/15           120                119
105       754371     Smyrna Market Village                      No       05/01/15           120                119
106       754370     Utoy Springs Shopping Center               No       05/01/15           120                119
116       754355     Pelican Village                            No       05/01/15           120                119
117       754331     200 Spruce Street                          No       04/01/15           120                118
126       754159     Springfield Town Square SC                 No       01/05/15           120                115
128       754346     Ramapo Centre                              No       05/01/15           120                119
139       754327     Sugarloaf Day Center                       No       04/01/15           120                118
151       754368     8417-8419 Terminal Road                    No       05/01/15           120                119
163       754353     Merchant Center                            No       05/01/15           120                119
177       754057     Lauderdale Self Storage                    No       05/01/15           120                119
180       754301     33 Randolph Avenue                         No       04/01/15           120                118

         ORIGINAL       REMAINING      CROSSED
       AMORTIZATION   AMORTIZATION   WITH OTHER   CROSSED                                           OWNERSHIP
 ID     TERM (MOS.)    TERM (MOS.)      LOANS     LOAN ID   PREPAYMENT PROVISIONS (# OF PAYMENTS)    INTEREST
----   ------------   ------------   ----------   -------   -------------------------------------   ---------

  3           0              0           No         NAP     LO(29)/Defeasance(87)/Open(4)              Fee
 16         348            348           No         NAP     LO(25)/Defeasance(91)/Open(4)              Fee
 24         360            354           No         NAP     LO(30)/Defeasance(86)/Open(4)              Fee
 28         355            353           No         NAP     LO(26)/GRTR1% or YM(90)/Open(4)            Fee
 30           0              0           No         NAP     LO(25)/GRTR1% or YM(94)/Open(1)            Fee
 37         240            238           No         NAP     LO(26)/Def/YM1%(90)/Open(4)                Fee
 38         360            360           No         NAP     LO(24)/GRTR1% or YM(58)/Open(2)            Fee
 40         360            359           No         NAP     LO(25)/Defeasance(91)/Open(4)              Fee
 41         300            297           No         NAP     LO(27)/Defeasance(53)/Open(4)              Fee
 42         360            360           No         NAP     LO(24)/GRTR1% or YM(58)/Open(2)            Fee
 43         336            336           No         NAP     LO(25)/Defeasance(93)/Open(2)              Fee
 44           0              0           No         NAP     LO(24)/GRTR1% or YM(33)/Open(3)
44-a                                                                                                   Fee
44-b                                                                                                   Fee
 45         360            360           No         NAP     LO(24)/Defeasance(93)/Open(3)              Fee
 48         240            239           No         NAP     LO(25)/Defeasance(91)/Open(4)              Fee
 50         360            359           No         NAP     LO(25)/GRTR1% or YM(91)/Open(4)            Fee
 54           0              0           No         NAP     GRTR1% or YM(82)/Open(2)                   Fee
 59         360            360           No         NAP     LO(26)/Defeasance(90)/Open(4)              Fee
 60           0              0           No         NAP     LO(25)GRTR1% or YM(31)/Open(4)             Fee
 61         412            411           No         NAP     LO(25)/GRTR1% or YM(91)/Open(4)            Fee
 65         360            359           No         NAP     LO(13)/GRTR1% or YM(103)/Open(4)           Fee
 68         360            354           No         NAP     LO(30)/Defeasance(86)/Open(4)              Fee
 80           0              0           No         NAP     LO(25)/Defeasance(73)/Open(10)             Fee
 88         360            360           No         NAP     LO(25)/GRTR1% or YM(55)/Open(4)            Fee
 94         360            358           No         NAP     LO(26)/Defeasance(90)/Open(4)              Fee
100         360            359           No         NAP     LO(25)/Defeasance(91)/Open(4)              Fee
102         360            359           No         NAP     LO(25)/GRTR1% or YM(91)/Open(4)            Fee
105         360            359          Yes         106     LO(25)/Defeasance(91)/Open(4)              Fee
106         360            359          Yes         105     LO(25)/Defeasance(91)/Open(4)              Fee
116         360            359           No         NAP     LO(25)/Defeasance(91)/Open(4)              Fee
117         360            358           No         NAP     LO(26)/Defeasance(90)/Open(4)              Fee
126         360            355           No         NAP     LO(29)/Defeasance(87)/Open(4)              Fee
128         396            395           No         NAP     LO(25)/GRTR1% or YM(91)/Open(4)            Fee
139         360            358           No         NAP     LO(26)/Defeasance(90)/Open(4)              Fee
151         120            119           No         NAP     LO(25)/Defeasance(91)/Open(4)              Fee
163         360            359           No         NAP     LO(25)/Defeasance(91)/Open(4)              Fee
177         300            299           No         NAP     LO(25)/Def/YM1%(91)/Open(4)                Fee
180         240            238           No         NAP     LO(26)/GRTR1% or YM(90)/Open(4)            Fee




                                                                                                   GRACE PERIOD
       SELLER LOAN                                             LOAN    ADMINISTRATIVE                (PRIOR TO
 ID       NUMBER     PROPERTY NAME                            SELLER      FEE RATE      DUE DATE    LATE FEES)    LETTER OF CREDIT
----   -----------   --------------------------------------   ------   --------------   --------   ------------   ----------------

  3       754186     Park Place                                 PCF       0.03195%         3rd           0         1,600,000 (LOC)
 16       754283     Robbins Business Park                      PCF       0.03195%         1st           0
 24       754062     Highland Park Plaza                        PCF       0.03195%         1st           0           511,529 (LOC)
 28       754323     The Landings at Cypress Meadows            PCF       0.03195%         1st           0
 30       754281     Canyon Park Place                          PCF       0.03195%         1st           0

 37       754299     Woodhaven Terrace Apartments               PCF       0.03195%         1st           5
 38       754393     2901 Butterfield Road                      PCF       0.03195%         1st           0
 40       754090     Victory Crossing Shopping Center           PCF       0.03195%         5th           0

 41       754222     Jeff Met Phase I                           PCF       0.03195%         1st           0
 42       754398     2905 & 2907 Butterfield Road               PCF       0.03195%         1st           0
 43       754348     Plaza West                                 PCF       0.03195%         1st           0
 44       754417     Fiskars Portfolio                          PCF       0.03195%         1st           0
44-a      754417     Fiskars Office                             PCF
44-b      754417     Fiskars Warehouse                          PCF
 45       754388     9151 Mason Avenue                          PCF       0.03195%         3rd           0
 48       754343     Sierra View Industrial Building            PCF       0.03195%         1st           0
 50       754326     17200 Royalton Road                        PCF       0.03195%         1st           0
 54       754434     The Legends at Champions Gate              PCF       0.03195%         1st           0
 59       754158     Mansell Shops                              PCF       0.03195%         5th           0

 60       754181     Plaza at Riverlakes                        PCF       0.03195%         1st           0
 61       754332     Aspen Highlands                            PCF       0.03195%         1st           0
 65       754335     Palm Court Pavilion                        PCF       0.03195%         1st           0
 68       753937     Irmo Professional Center                   PCF       0.03195%         1st           0
 80       754282     Carmel Mountain Corporate Center           PCF       0.03195%         4th           0
 88       754365     4315 Metro Parkway                         PCF       0.03195%         1st           0
 94       754345     310 Technology Parkway Office Building     PCF       0.03195%         1st           0
100       754336     Main Street Marketplace                    PCF       0.03195%         1st           0
102       754369     5500 West 47th Street                      PCF       0.03195%         1st           0
105       754371     Smyrna Market Village                      PCF       0.03195%         1st           0
106       754370     Utoy Springs Shopping Center               PCF       0.03195%         1st           0
116       754355     Pelican Village                            PCF       0.03195%         1st           0
117       754331     200 Spruce Street                          PCF       0.03195%         1st           0
126       754159     Springfield Town Square SC                 PCF       0.03195%         5th           0
128       754346     Ramapo Centre                              PCF       0.03195%         1st           0
139       754327     Sugarloaf Day Center                       PCF       0.03195%         1st           0
151       754368     8417-8419 Terminal Road                    PCF       0.03195%         1st           0
163       754353     Merchant Center                            PCF       0.03195%         1st           0
177       754057     Lauderdale Self Storage                    PCF       0.03195%         1st           0
180       754301     33 Randolph Avenue                         PCF       0.03195%         1st           0

                                                                                                                     INITIAL MASTER
        LETTER OF CREDIT                                                                            INITIAL MASTER    SERVICING FEE
 ID       DESCRIPTION       LOAN SPONSOR                                                               SERVICER           RATE
----   ------------------   ---------------------------------------------------------------------   --------------   --------------

  3    Security Interest    Advance Realty Group, LLC                                                     WFB           0.02050%
 16                         Scott, Jim; David Chalmers                                                    WFB           0.02050%
 24    Additional Advance   Tucker, Richard                                                               WFB           0.02050%
 28                         Wilf, Mark; Leonard Wilf; Zygmunt Wilf; Warren Kinsler                        WFB           0.02050%
 30                         Echelbarger, Lindsey; Carolyn Echelbarger; Patrick Echelbarger;
                            Marilyn Echelbarger                                                           WFB           0.02050%
 37                         Halpern, Sam; Arie Halpern; Leonard Wilf                                      WFB           0.02050%
 38                         Inland Real Estate Investment Corp.                                           WFB           0.02050%
 40                         Harvin, William; Howard Bowen                                                 WFB           0.02050%
                            Graham, H. Michael; Graham & Company, L.L.C.; Clarence G. Culp, III;
                            John E. Van Valkenburgh; Woodcrest Services, Inc.; Gail Dixon;
                            Jack Brown; Ogden S. Deaton; Walter H. Brown, Jr.; G. Dennis O'Brien;
 41                         John E. Hagefstration; Stanley Lawler                                         WFB           0.02050%
 42                         Inland Real Estate Investment Corp.                                           WFB           0.02050%
 43                         Lemle, Craig; Stuart Lemle; Russel Lemle                                      WFB           0.02050%
 44                         Jarol, Sherwin; Sidney Becker, Jean Becker                                    WFB           0.02050%
44-a                                                                                                      WFB
44-b                                                                                                      WFB
 45                         Amir, Paul                                                                    WFB           0.02050%
 48                         Griffin Jr., John L.                                                          WFB           0.02050%
 50                         Schneider, Mitchell C.                                                        WFB           0.02050%
 54                         Summetro-Champions Gate, LLC; 27 Properties-Champions Gate, LLC; Lake
 59                         County Properties-Champions Gate, LLC                                         WFB           0.02050%
                            Saperstein, Jan R.; Jeffrey B. Kerker                                         WFB           0.02050%
 60                         Inland Western Retail Real Estate Trust                                       WFB           0.02050%
 61                         Wilf, Leonard; Mark Wilf; Zygmunt Wilf; Eli Pechthold                         WFB           0.02050%
 65                         Rahael, George                                                                WFB           0.02050%
 68                         Jacobs, David H.; Surbjinder S. Guram;  Mukhbinder S. Guram                   WFB           0.02050%
 80                         Katz, Todd; Patrick Gregoire; Century Park Partners, LLC                      WFB           0.02050%
 88                         Metro Parkway Investment LP                                                   WFB           0.02050%
 94                         Inc., Melaver,                                                                WFB           0.02050%
100                         Kermin, Don; Robert C. Browning; John Bodenmann                               WFB           0.02050%
102                         Finch, Leroy; Michael Aufrecht; Michael Barry                                 WFB           0.02050%
105                         Liu, Chester; Alan Huong; Irene Huong                                         WFB           0.02050%
106                         Liu, Chester; Alan Huong; Irene Huong                                         WFB           0.02050%
116                         Mitchell, Paul; Marianna Mitchell                                             WFB           0.02050%
117                         Frishman, David; John Sevo; Andrew Miller                                     WFB           0.02050%
126                         Mansour, John M.; Neil R. Meredith                                            WFB           0.02050%
128                         Wilf, Mark; Leonard Wilf; Zygmunt Wilf                                        WFB           0.02050%
139                         Moseley, Thomas J.                                                            WFB           0.02050%
151                         Cocke, Charles                                                                WFB           0.02050%
163                         Konst, Ron; Susan Konst                                                       WFB           0.02050%
177                         Collum, Richard M.                                                            WFB           0.02050%
180                         Pscherhofer, George                                                           WFB           0.02050%


                                  SCHEDULE I-D

                      SCHEDULE OF WFB POOLED MORTGAGE LOANS



       SELLER LOAN
  ID      NUMBER    PROPERTY NAME                                                          ADDRESS
-----  -----------  ---------------------------------------------------------------------  -----------------------------------------

  12    310902572   888 Bestgate Road                                                      888 Bestgate Road
  27    930902542   JL Holdings Portfolio                                                  Various
27-a     BK05035    JL Holdings Portfolio - Stillman Blvd. - Tuscaloosa, AL                2515 Stillman Blvd.
27-b     BK04914    JL Holdings Portfolio - Perdido Key Drive - Pensacola, FL              13392 Perdido Key Drive
27-c     BK04581    JL Holdings Portfolio - So. McKenzie - Foley, AL                       910 So. McKenzie
27-d     BK04324    JL Holdings Portfolio - 59 & Fort Morgan Rd. - Gulf Shores, AL         Hwy 59 & Fort Morgan Rd.
27-e     BK05029    JL Holdings Portfolio - Monroe Hwy. - Pineville, LA                    3301 Monroe Hwy.
27-f     BK06325    JL Holdings Portfolio - Siegan Lane - Baton Rouge, LA                  7004 Siegan Lane
27-g     BK06916    JL Holdings Portfolio - West Esplanade Ave. - Kenner, LA               1000-C West Esplanade Ave.
27-h     BK12329    JL Holdings Portfolio - Church Point Highway - Rayne, LA               1021 Church Point Highway
27-i     BK09788    JL Holdings Portfolio - Walker South Road - Walker, LA                 27931 Walker South Road
27-j     BK01425    JL Holdings Portfolio - Center St. - New Iberia, LA                    1419 Center St.
27-k     BK02483    JL Holdings Portfolio - Airport Blvd. - Mobile, AL                     7701 Airport Blvd.
27-l     BK00144    JL Holdings Portfolio - Florida Blvd. - Baton Rouge, LA                4951 Florida Blvd.
27-m     BK10762    JL Holdings Portfolio - Highway 73 - Geismar, LA                       13455 Highway 73
27-n     BK10802    JL Holdings Portfolio - Westbank Expressway - Westwego, LA             500 Westbank Expressway
27-o     BK11942    JL Holdings Portfolio - W. Park Ave. - Gray, LA                        3863 W. Park Ave.
27-p     BK01489    JL Holdings Portfolio - Highway 90 W - Mobile, AL                      5380 Highway 90 W
27-q     BK03818    JL Holdings Portfolio - Moffett Rd. - Semines, AL                      7775 Moffett Rd.
27-r     BK04016    JL Holdings Portfolio - Airport Blvd. - Mobile, AL                     3004 Airport Blvd.
27-s     BK06783    JL Holdings Portfolio - Jones Creek Rd. - Baton Rouge, LA              5119 Jones Creek Rd.
27-t     BK12661    JL Holdings Portfolio - Harding Blvd. - Baton Rouge, LA                3530 Harding Blvd.
27-u     BK03156    JL Holdings Portfolio - Hwy 43 N. - Saraland, AL                       310 Hwy 43 N.
27-v     BK11095    JL Holdings Portfolio - Skyland Blvd. - Tuscaloosa, AL                 4900 Skyland Blvd.
27-w     BK01198    JL Holdings Portfolio - Airport Blvd. - Mobile, AL                     3875 Airport Blvd.
27-x     BK06674    JL Holdings Portfolio - Northshore Blvd. - Slidell, LA                 141 Northshore Blvd.
27-y     BK06788    JL Holdings Portfolio - Main St. - Zachary, LA                         5131 Main St.
27-z     BK11614    JL Holdings Portfolio - Lapalco Blvd. - Harvey, LA                     1840 Lapalco Blvd.
27-aa    BK12830    JL Holdings Portfolio - Hwy 90 - Paradis, LA                           14157 Hwy 90
27-ab    BK10763    JL Holdings Portfolio - N. Puma Dr. - Hammond, LA                      46020 N. Puma Dr.
27-ac    BK12597    JL Holdings Portfolio - Sam Houston Jones Parkway - Lake Charles, LA   279 Sam Houston Jones Parkway
27-ad    BK09004    JL Holdings Portfolio - W. Aloha Dr. - Diamondhead, MS                 5400 W. Aloha Dr.
27-ae    BK09213    JL Holdings Portfolio - W. Michigan Avenue - Pensacola, FL             3210 W. Michigan Avenue
27-af    BK09804    JL Holdings Portfolio - Airline - Gonzales, LA                         404 Airline
27-ag    BK02957    JL Holdings Portfolio - W. Tunnel Blvd. - Houma, LA                    1033 W. Tunnel Blvd.
27-ah    BK10764    JL Holdings Portfolio - U.S. Hwy. 90 - East - Bayou Vista, LA          937 U.S. Hwy. 90 - East
27-ai    BK09259    JL Holdings Portfolio - Gulf Breeze Parkway - Gulf Breeze, FL          3380 Gulf Breeze Parkway
27-aj    BK09692    JL Holdings Portfolio - Greenwell Springs Rd. - Greenwell Springs, LA  14280 Greenwell Springs Rd.
27-ak    BK03585    JL Holdings Portfolio - U.S. Highway 98 - Daphne, AL                   29295 U.S. Highway 98
27-al    BK06149    JL Holdings Portfolio - Parkview - New Iberia, LA                      1101 Parkview
27-am    BK09708    JL Holdings Portfolio - Highway 61 North - Natchez, MS                 421 Highway 61 North
27-an    BK09838    JL Holdings Portfolio - Greeno Road - Fairhope, AL                     19755 Greeno Road
27-ao    BK11979    JL Holdings Portfolio - Forsythe St. - Monroe, LA                      5151 Forsythe St.
27-ap    BK11544    JL Holdings Portfolio - Sampson St. - Westlake, LA                     801 Sampson St.
27-aq    BK03623    JL Holdings Portfolio - North Hwy. 190 East - Covington, LA            605 North Hwy. 190 East
27-ar    BK00211    JL Holdings Portfolio - Highland Rd. - Baton Rouge, LA                 3100 Highland Rd.
27-as    BK07467    JL Holdings Portfolio - S. Trenton St. - Ruston, LA                    1401 S. Trenton St.
27-at    BK08645    JL Holdings Portfolio - Highway 90 - Pace, FL                          4120 Highway 90
27-au    BK06488    JL Holdings Portfolio - Cottage Hill Road - Mobile, AL                 6403 Cottage Hill Road
27-av    BK06676    JL Holdings Portfolio - Canton Mart Road - Jackson, MS                 1470 Canton Mart Road
27-aw    BK11715    JL Holdings Portfolio - E. Main St. - Ville Platte, LA                 1212 E. Main St.
27-ax    BK05255    JL Holdings Portfolio - St. Stephens Road - Mobile, AL                 2924 St. Stephens Road
27-ay    BK06048    JL Holdings Portfolio - McFarland Blvd. N. - Tuscaloosa, AL            1601 McFarland Blvd. N.
27-az    BK07930    JL Holdings Portfolio - E. Beach Rd. - Long Beach, MS                  310 E. Beach Rd.
27-ba    BK09270    JL Holdings Portfolio - Highway 59 S. - Robertsdale, AL                21890 Highway 59 S.
27-bb    BK09686    JL Holdings Portfolio - Highway 43 - Thomasville, AL                   2001 Highway 43
27-bc    BK12633    JL Holdings Portfolio - L.A. Highway 1 South - Brusly, LA              4383 L.A. Highway 1 South
27-bd    BK06105    JL Holdings Portfolio - McFarland Blvd. W. - Northport, AL             3820 McFarland Blvd. W.
27-be    BK09853    JL Holdings Portfolio - Main Street - Franklin, LA                     1825 Main Street
27-bf    BK12820    JL Holdings Portfolio - Lowe-Grout Rd. - Iowa, LA                      1111 Lowe-Grout Rd.
27-bg    BK12895    JL Holdings Portfolio - Broadway St. - Delhi, LA                       1007 Broadway St.
27-bh    BK01207    JL Holdings Portfolio - Thomas Rd. - Monroe, LA                        100 Thomas Rd.
27-bi    BK09115    JL Holdings Portfolio - 8th Street - Meridian, MS                      4825 - 8th Street
27-bj    BK12322    JL Holdings Portfolio - Highway 165 South - Oakdale, LA                695 Highway 165 South
27-bk    BK06129    JL Holdings Portfolio - Springhill Avenue - Mobile, AL                 3200 Springhill Avenue
27-bl    BK09026    JL Holdings Portfolio - Hwy 15 N. - Laurel, MS                         2130 Hwy 15 N.
27-bm    BK01337    JL Holdings Portfolio - Airline Hwy. - Metairie, LA                    8101 Airline Hwy.

                                                                               P&I MONTHLY                           INTEREST
                                                      ORIGINAL   CUT-OFF DATE      DEBT      IO MONTHLY   MORTGAGE    ACCRUAL
  ID           CITY           STATE      ZIP CODE      BALANCE      BALANCE      SERVICE    DEBT SERVICE    RATE       BASIS
-----  --------------------  -------  -------------  ----------  ------------  -----------  ------------  --------  ----------

  12   Annapolis                MD        21401      24,500,000   24,478,664     143,911         NAP      5.81000%  Actual/360
  27   Various               Various     Various     15,000,000   14,942,786      99,268         NAP      6.28420%  Actual/360
27-a   Tuscaloosa               AL        35401         253,249      252,283
27-b   Pensacola                FL        32507         245,961      245,023
27-c   Foley                    AL        36535         240,496      239,578
27-d   Gulf Shores              AL        36542         233,208      232,318
27-e   Pineville                LA        71360         233,208      232,318
27-f   Baton Rouge              LA        70809         229,564      228,688
27-g   Kenner                   LA        70065         227,742      226,873
27-h   Rayne                    LA        70578         220,454      219,613
27-i   Walker                   LA        70785         218,632      217,798
27-j   New Iberia               LA        70560         213,167      212,353
27-k   Mobile                   AL        36608         211,345      210,538
27-l   Baton Rouge              LA        70806         209,523      208,723
27-m   Geismar                  LA        70734         205,879      205,094
27-n   Westwego                 LA        70094         205,879      205,094
27-o   Gray                     LA        70359         205,879      205,094
27-p   Mobile                   AL        36619         204,057      203,279
27-q   Semines                  AL        36608         204,057      203,279
27-r   Mobile                   AL        36606         204,057      203,279
27-s   Baton Rouge              LA        70818         204,057      203,279
27-t   Baton Rouge              LA        70807         204,057      203,279
27-u   Saraland                 AL        36571         202,235      201,464
27-v   Tuscaloosa               AL        35405         202,235      201,464
27-w   Mobile                   AL        36608         200,413      199,649
27-x   Slidell                  LA        70460         200,413      199,649
27-y   Zachary                  LA        70791         200,413      199,649
27-z   Harvey                   LA        70058         198,591      197,834
27-aa  Paradis                  LA        70080         198,591      197,834
27-ab  Hammond                  LA        70401         196,769      196,019
27-ac  Lake Charles             LA        70611         196,769      196,019
27-ad  Diamondhead              MS        39525         194,947      194,204
27-ae  Pensacola                FL        32526         193,125      192,389
27-af  Gonzales                 LA        70737         193,125      192,389
27-ag  Houma                    LA        70360         191,303      190,574
27-ah  Bayou Vista              LA        70380         187,659      186,944
27-ai  Gulf Breeze              FL        32561         185,837      185,129
27-aj  Greenwell Springs        LA        70739         185,837      185,129
27-ak  Daphne                   AL        36526         182,194      181,499
27-al  New Iberia               LA        70560         182,194      181,499
27-am  Natchez                  MS        39120         182,194      181,499
27-an  Fairhope                 AL        36532         182,194      181,499
27-ao  Monroe                   LA        71201         182,194      181,499
27-ap  Westlake                 LA        70669         180,372      179,684
27-aq  Covington                LA        70433         178,550      177,869
27-ar  Baton Rouge              LA        70802         174,906      174,239
27-as  Ruston                   LA        71270         173,084      172,424
27-at  Pace                     FL        32571         171,262      170,609
27-au  Mobile                   AL        36695         169,440      168,794
27-av  Jackson                  MS        39215         167,618      166,979
27-aw  Ville Platte             LA        70586         167,618      166,979
27-ax  Mobile                   AL        36612         165,796      165,164
27-ay  Tuscaloosa               AL        35406         165,796      165,164
27-az  Long Beach               MS        39560         165,796      165,164
27-ba  Robertsdale              AL        36567         165,796      165,164
27-bb  Thomasville              AL        36784         165,796      165,164
27-bc  Brusly                   LA        70719         163,974      163,349
27-bd  Northport                AL        35476         162,152      161,534
27-be  Franklin                 LA        70538         162,152      161,534
27-bf  Iowa                     LA        70647         158,508      157,904
27-bg  Delhi                    LA        71232         158,508      157,904
27-bh  Monroe                   LA        71291         156,687      156,089
27-bi  Meridian                 MS        39301         154,865      154,274
27-bj  Oakdale                  LA        71463         153,043      152,459
27-bk  Mobile                   AL        36607         151,221      150,644
27-bl  Laurel                   MS        39440         151,221      150,644
27-bm  Metairie                 LA        70003         149,399      148,829


                                     S-I-D-1



       SELLER LOAN
  ID      NUMBER    PROPERTY NAME                                                          ADDRESS
-----  -----------  ---------------------------------------------------------------------  -----------------------------------------

27-bn    BK01437    JL Holdings Portfolio - U.S. 165 Bypass - Monroe, LA                   1710 U.S. 165 Bypass
27-bo    BK01439    JL Holdings Portfolio - Gause Blvd. - Slidell, LA                      185 Gause Blvd.
27-bp    BK10800    JL Holdings Portfolio - Highway 28 - Livingston, AL                    639 Highway 28
27-bq    BK12660    JL Holdings Portfolio - West Street - Vinton, LA                       1807 West Street
27-br    BK01428    JL Holdings Portfolio - Ruth St. - Sulphur, LA                         2017 Ruth St.
27-bs    BK01917    JL Holdings Portfolio - Carter St. - Vidalia, LA                       1115 Carter St.
27-bt    BK05981    JL Holdings Portfolio - N. Frontage Road - Meridian, MS                2100 N. Frontage Road
27-bu    BK11694    JL Holdings Portfolio - E. 4th St. - DeQuincey, LA                     901 E. 4th St.
27-bv    BK01465    JL Holdings Portfolio - Beacon Street - Laurel, MS                     319 Beacon Street
27-bw    BK01617    JL Holdings Portfolio - Hwy. 171 - Lake Charles, LA                    1211 Hwy. 171
27-bx    BK00360    JL Holdings Portfolio - St. Charles Ave. - New Orleans, LA             1700 St. Charles Ave.
27-by    BK04130    JL Holdings Portfolio - Halls Ferry Road - Vicksburg, MS               3121 Halls Ferry Road
27-bz    BK00373    JL Holdings Portfolio - Government Blvd. - Mobile, AL                  3949 Government Blvd.
27-ca    BK09958    JL Holdings Portfolio - South Jackson Street - Grove Hill, AL          198 South Jackson Street
27-cb    BK12007    JL Holdings Portfolio - LA Hwy 16 - Denham Springs, LA                 31706 LA Hwy 16
27-cc    BK10572    JL Holdings Portfolio - W. Laurel St. - Eunice, LA                     2300 W. Laurel St.
27-cd    BK11488    JL Holdings Portfolio - Ambassador Caffrey Pkwy. - Lafayette, LA       2256 Ambassador Caffrey Pkwy.
27-ce    BK12919    JL Holdings Portfolio - Hwy 190 Bypass - Covington, LA                 1005 Hwy 190 Bypass
27-cf    BK01149    JL Holdings Portfolio - Airline Highway - Baton Rouge, LA              6244 Airline Highway
27-cg    BK10607    JL Holdings Portfolio - Martin Luther King Blvd. - Houma, LA           1637 Martin Luther King Blvd.
27-ch    BK12752    JL Holdings Portfolio - N. University Avenue - Lafayette, LA           1726 N. University Avenue
27-ci    BK01315    JL Holdings Portfolio - MacArthur Dr - Alexandria, LA                  3705 MacArthur Dr
27-cj    BK12753    JL Holdings Portfolio - Ponchatrain Drive - Slidell, LA                3114 Pontchartrain Drive
27-ck    BK00501    JL Holdings Portfolio - Johnston St. - Lafayette, LA                   1500 Johnston St.
27-cl    BK01537    JL Holdings Portfolio - Jefferson Blvd. - Lafayette, LA                312 Jefferson Blvd.
  29    310902410   La Borgata at Serrano                                                  3901-3909 Park Drive
  31    310902236   Valley Park Commons Shopping Center                                    1650 Wesel Blvd.
  39    310902404   Sunrise Medical Campus                                                 11102 East Sunrise Boulevard
  49    310902607   Best Western - Gregory Hotel                                           8315 Fourth Avenue
  57    310902496   Lamplighter MHC                                                        3280 S. Academy Boulevard
  58    310902472   Shopko                                                                 6845 South 27th Street
  67    310902400   Kohls Department Store                                                 3712 Call Field Road
  69    530901776   Prairie Village Shopping Center                                        16500-570 West 78th Street
  70    310902510   The Forum II                                                           3282 Northside Parkway
  74    310902497   Crestline MHC                                                          4945 Mark Dabling Boulevard
  79    310902401   SpringHill Suites Warrenville                                          4305 Weaver Parkway
  82    610902480   Silver Springs Apartments                                              4924-5062 West Herndon Avenue
  83    310902414   Ford City West                                                         7400-7417 S.Cicero Avenue
  85    310902334   Koll Business Center                                                   12015-12045 Slauson Avenue, 11912 Rivera
                                                                                           Road, 8511-8541 Wellsfordplace & 8520
                                                                                           Sorensen Road
  87    610902406   Lone Oak Shopping Center                                               909 S. WW White Road
  90    937241405   Circle K Portfolio Pod-5                                               Various
90-a    937241405A  Circle K Portfolio Pod 5 - E 16th St                                   1415 E 16th St
90-b    937241405B  Circle K Portfolio Pod 5 - E Broadway                                  7900 E. Broadway Boulevard
90-c    937241405C  Circle K Portfolio Pod 5 - W Orange Grove Rd                           3393 W Orange Grove Rd
90-d    937241405D  Circle K Portfolio Pod 5 - W 8th St                                    2505 W 8th St
90-e    937241405E  Circle K Portfolio Pod 5 - W Superstition                              3135 W Superstition Boulevard
90-f    937241405F  Circle K Portfolio Pod 5 - 8780 N Oracle Rd                            8780 N Oracle Rd
90-g    937241405G  Circle K Portfolio Pod 5 - Camino De Oeste                             9000 Camino De Oeste
90-h    937241405H  Circle K Portfolio Pod 5 - N Silverbell                                2405 N. Silverbell Road
90-i    937241405I  Circle K Portfolio Pod 5 - N Romero Rd                                 4395 N Romero Rd
90-j    937241405J  Circle K Portfolio Pod 5 - W American Ave                              2000 W American Ave
90-k    937241405K  Circle K Portfolio Pod 5 - 5801 N Oracle Rd                            5801 N Oracle Rd
 93     937241404   Circle K Portfolio-Pod 4                                               Various
93-a    937241404A  Circle K Portfolio Pod 4 - W Ina Rd                                    2880 W Ina Rd
93-b    937241404B  Circle K Portfolio Pod 4 - E Grant Rd                                  5505 E Grant Rd
93-c    937241404C  Circle K Portfolio Pod 4 - W Grant Rd                                  1401 W Grant Rd
93-d    937241404D  Circle K Portfolio Pod 4 - N Sabino Canyon Rd                          4802 N Sabino Canyon Rd
93-e    937241404E  Circle K Portfolio Pod 4 - N Flowing Wells Rd                          3970 N Flowing Wells Rd
93-f    937241404F  Circle K Portfolio Pod 4 - E Golf Links Rd                             9515 E Golf Links Rd
93-g    937241404G  Circle K Portfolio Pod 4 - E Ft Lowell                                 3055 E. Fort Lowell Road
93-h    937241404H  Circle K Portfolio Pod 4 - E 22nd St                                   8590 E 22nd St
93-i    937241404I  Circle K Portfolio Pod 4 - W Miracle Mile                              1395 W Miracle Mile
93-j    937241404J  Circle K Portfolio Pod 4 - W Valencia Rd                               2 W Valencia Rd
93-k    937241404K  Circle K Portfolio Pod 4 - E Broadway Blvd                             1602 E Broadway Blvd
 101    310902504   14001 Weston Parkway                                                   14001 Weston Parkway
 104    310901989   West Chester Retail Center                                             8177 - 8179 Princeton Glendale Road
 108    310902299   Comfort Inn Herndon                                                    200 Elden Street
 110    310902338   5901 Christie Avenue                                                   5901 Christie Avenue

                                                                               P&I MONTHLY                           INTEREST
                                                      ORIGINAL   CUT-OFF DATE      DEBT      IO MONTHLY   MORTGAGE    ACCRUAL
  ID           CITY           STATE      ZIP CODE      BALANCE      BALANCE      SERVICE    DEBT SERVICE    RATE       BASIS
-----  --------------------  -------  -------------  ----------  ------------  -----------  ------------  --------  ----------

27-bn  Monroe                   LA        71201         147,577      147,014
27-bo  Slidell                  LA        70458         147,577      147,014
27-bp  Livingston               AL        35470         147,577      147,014
27-bq  Vinton                   LA        70668         147,577      147,014
27-br  Sulphur                  LA        70663         143,933      143,384
27-bs  Vidalia                  LA        71373         143,933      143,384
27-bt  Meridian                 MS        39301         143,933      143,384
27-bu  DeQuincey                LA        70633         143,933      143,384
27-bv  Laurel                   MS        39441         140,289      139,754
27-bw  Lake Charles             LA        70601         133,001      132,494
27-bx  New Orleans              LA        70130         131,179      130,679
27-by  Vicksburg                MS        39180         123,892      123,419
27-bz  Mobile                   AL        36693         122,070      121,604
27-ca  Grove Hill               AL        36451         112,960      112,529
27-cb  Denham Springs           LA        70726          96,563       96,194
27-cc  Eunice                   LA        70535          87,453       87,119
27-cd  Lafayette                LA        70506          85,631       85,304
27-ce  Covington                LA        70433          83,809       83,489
27-cf  Baton Rouge              LA        70812          78,343       78,044
27-cg  Houma                    LA        70360          78,343       78,044
27-ch  Lafayette                LA        70507          67,412       67,155
27-ci  Alexandria               LA        71301          60,124       59,895
27-cj  Slidell                  LA        70458          45,548       45,375
27-ck  Lafayette                LA        70503          36,439       36,300
27-cl  Lafayette                LA        70501           3,644        3,630
  29   El Dorado Hills          CA        95762      14,400,000   14,386,168      81,040         NAP      5.42000%  Actual/360
  31   Hagerstown               MD        21740      13,600,000   13,600,000      76,283         NAP      5.39000%  Actual/360
  39   Puyallup                 WA        98374      11,475,000   11,475,000      66,965         NAP      5.75000%  Actual/360
  49   Brooklyn                 NY        11209      10,572,750   10,572,750      68,056         NAP      5.99000%  Actual/360
  57   Colorado Springs         CO        80916       9,450,000    9,450,000      52,652       42,557     5.33000%  Actual/360
  58   Lincoln                  NE        68512       9,400,000    9,372,129      59,648         NAP      5.84000%    30/360
  67   Wichita Falls            TX        76308       8,700,000    8,691,827      49,452         NAP      5.51000%  Actual/360
  69   Eden Prairie             MN        55344       8,500,000    8,433,849      48,209         NAP      5.49000%    30/360
  70   Atlanta                  GA        30327       8,000,000    8,000,000      44,922       36,500     5.40000%  Actual/360
  74   Colorado Springs         CO        80918       7,650,000    7,650,000      42,623       34,451     5.33000%  Actual/360
  79   Warrenville              IL        60555       7,250,000    7,203,666      50,942         NAP      5.76000%  Actual/360
  82   Fresno                   CA        93722       7,000,000    7,000,000      39,395         NAP      5.42000%  Actual/360
  83   Bedford Park             IL        60629       7,000,000    6,984,798      38,481         NAP      5.21000%  Actual/360
  85   Santa Fe Springs         CA        90670       6,500,000    6,479,843      36,256         NAP      5.34000%  Actual/360
  87   San Antonio              TX        78220       6,280,000    6,280,000      35,186       28,546     5.38000%  Actual/360
  90   Various                  AZ       Various      5,787,000    5,787,000      37,427       29,532     6.04000%  Actual/360
90-a   Yuma                     AZ        85365         785,000      785,000       5,077        4,006
90-b   Tucson                   AZ        85710         547,000      547,000       3,538        2,791
90-c   Tucson                   AZ        85741         536,000      536,000       3,467        2,735
90-d   Yuma                     AZ        85364         529,000      529,000       3,421        2,700
90-e   Apache Junction          AZ        85220         525,000      525,000       3,395        2,679
90-f   Oro Valley               AZ        85737         515,000      515,000       3,331        2,628
90-g   Tucson                   AZ        85741         501,000      501,000       3,240        2,557
90-h   Tucson                   AZ        85745         501,000      501,000       3,240        2,557
90-i   Tucson                   AZ        85705         473,000      473,000       3,059        2,414
90-j   Oracle                   AZ        85623         449,000      449,000       2,904        2,291
90-k   Tucson                   AZ        85704         426,000      426,000       2,755        2,174
 93    Tucson                   AZ       Various      5,596,000    5,596,000      36,192       28,558     6.04000%  Actual/360
93-a   Tucson                   AZ        85741         673,000      673,000       4,353        3,434
93-b   Tucson                   AZ        85719         632,000      632,000       4,087        3,225
93-c   Tucson                   AZ        85745         574,000      574,000       3,712        2,929
93-d   Tucson                   AZ        85715         564,000      564,000       3,648        2,878
93-e   Tucson                   AZ        85705         556,000      556,000       3,596        2,837
93-f   Tucson                   AZ        85730         522,000      522,000       3,376        2,664
93-g   Tucson                   AZ        85716         439,000      439,000       2,839        2,240
93-h   Tucson                   AZ        85710         431,000      431,000       2,787        2,200
93-i   Tucson                   AZ        85705         425,000      425,000       2,749        2,169
93-j   Tucson                   AZ        85706         404,000      404,000       2,613        2,062
93-k   Tucson                   AZ        85719         376,000      376,000       2,432        1,919
 101   Cary                     NC        27513       5,210,000    5,210,000      29,158       23,639     5.37000%  Actual/360
 104   West Chester             OH        45069       5,100,000    5,100,000      28,925       23,657     5.49000%  Actual/360
 108   Herndon                  VA        20170       5,000,000    4,968,521      30,645         NAP      5.48000%  Actual/360
 110   Emeryville               CA        94608       4,900,000    4,900,000      27,791       22,729     5.49000%  Actual/360




       SELLER LOAN
  ID      NUMBER    PROPERTY NAME                                                          ADDRESS
-----  -----------  ---------------------------------------------------------------------  -----------------------------------------

 111    310902613   Sleep Inn at Miami International Airport                               105 Fairway Drive
 114    310902367   Woodstock Center                                                       111-135 S. Eastwood Drive
 115    310902503   13000 Weston Parkway                                                   13000 Weston Parkway
 118    310902335   Iliff Pointe                                                           10001-10395 East Iliff Avenue
 120    310901299   Rhode Island Chateau Apartments                                        2727 Rhode Island Avenue South
 121    937241411   Circle K Portfolio-Pod 11                                              Various
121-a   937241411A  Circle K Portfolio Pod 11 - Lapalco Blvd                               1601 Lapalco Blvd
121-b   937241411B  Circle K Portfolio Pod 11 - E Pine Log Rd                              1014 E Pine Log Rd
121-c   937241411C  Circle K Portfolio Pod 11 - Celanese Rd                                1830 Celanese Rd
121-d   937241411D  Circle K Portfolio Pod 11 - New Bern Ave                               4713 New Bern Ave
121-e   937241411E  Circle K Portfolio Pod 11 - Albemarle Rd                               9221 Albemarle Rd
121-f   937241411F  Circle K Portfolio Pod 11 - Plaza Rd                                   7301 The Plaza Road
121-g   937241411G  Circle K Portfolio Pod 11 - Ashley River Rd                            2407 Ashley River Rd
121-h   937241411H  Circle K Portfolio Pod 11 - Hitchcock Pkwy                             315 Hitchcock Pkwy
 125    410902485   Goodyear Aviation Industrial                                           100 Business Center Drive
 129    410902340   B&S Plaza II Retail                                                    7922 Rosecrans Ave.
 131    410902250   Hacienda Heights Apartments                                            14960 & 14968 Clark Avenue
 135    410902568   Ross Store - San Fernando                                              349 N. San Fernando Road
 137    410902597   Juanita Bay Building                                                   9720 NE 120th Place
 140    410902512   Regency Plaza                                                          7235-7263 Greenback Lane
 141    410902253   North Circle Plaza                                                     1809-1865 North Circle Drive
 142    620902450   Tower Records Brea                                                     220 South Brea Boulevard
 143    410902381   TriPeaks Shopping Center                                               18749 North Frederick Road
 148    410901748   707-717 Middle Neck Road & 3 Hicks Lane                                707-717 Middle Neck Road & 3 Hicks Lane
 149    410902567   Saliman Apartments                                                     832 South Saliman Road
 150    410902379   Country Club Plaza - Palmos                                            4318 & 4320 W. 9th Street Road
 154    410902337   Laguna Woods Center                                                    24100 El Toro Road
 155    410902513   Chateaubri MHP                                                         1030 SW 11th Street
 157    410902573   Apple Village Retail Center                                            1780 E. Main Street
 158    410902468   Robert Square Shopping Center                                          1600-1722 South Robert Street
 159    410902569   13921 S. Figueroa Industrial                                           13921 S. Figueroa Street
 160    410902458   Park Ridge Professional Center                                         1415 Ridgeback Road
 161    410902574   The Fontainebleau Apartments                                           305 Euclid Avenue
 162    410902515   Bella Casa MHP                                                         85961 Edenvale Road
 164    410902556   565 Park Avenue                                                        565 Park Avenue
 165    410902511   Budget Self Storage - Lancaster-Palmdale, CA                           42722 & 41843 N. 10th St. W.
 166    410902469   Savannah Office Building                                               1250-1260 Morena Blvd & 4926 Savannah
                                                                                           Street
 167    410902575   Green Acres Apartments                                                 5060-5088 Jennifer Circle, 4457-4465 Kari
                                                                                           Lane
 168    410902563   Clarke Terrace Apartments                                              100 & 150 NW Terre View Drive
 169    410902598   Herrontown Road                                                        1000 Herrontown Road
 170    620902345   Extra Storage                                                          6455 Van Buren Boulevard
 171    620902505   805-815 Fiero Lane                                                     805-815 Fiero Lane
 172    410902590   Ipava Marketplace                                                      16271 - 16291 Ipava Ave
 173    310901431   Waterman Plaza                                                         9385 Elk Grove Boulevard
 174    620902483   Commonwealth Park                                                      2009-2029 West Commonwealth Ave.
 175    410902393   River View Shopping Center                                             9423 North Fort Washington Rd.
 176    620902656   Rite Aid - Warren, OH                                                  2840 Youngstown Road Southeast
 178    410902509   Thomasville - Idaho                                                    582 E. Sonata Lane
 179    410902411   Alpine Self Storage                                                    1201 West Center Street
 181    410902622   Juniper Mobile Home Park                                               250 N Demming Road
 182    620902538   25701 Taladro Circle                                                   25701 Taladro Circle
 183    620902477   Rite Aid-Carlisle, PA                                                  1814 Spring Road
 184    410901928   Family Dollar - Colfax Avenue                                          7700-7740 East Colfax
 186    410902420   Valley Moving & Storage                                                4101 E. Columbia Street
 187    410902341   Town Center Plaza                                                      5330-5360 South Franklin Street
 188    620902506   1141 Chorro Street and 790 Marsh Street                                1141 Chorro Street and 790 Marsh Street
 189    410902274   Dyches & Triple A Buildings                                            1144 Third Street South and 375 & 385
                                                                                           Broad Avenue South
 190    410902282   Lakewood - 18240 Detroit                                               18240 Detroit Avenue
 191    410902275   Aqualane Terrace Building                                              1395 Third Street South
 192    410902283   Lakewood - 15207 Madison                                               15207 Madison
 193    410902237   Am South Building                                                      405-445 Eighth Street South

                                                                               P&I MONTHLY                           INTEREST
                                                      ORIGINAL   CUT-OFF DATE      DEBT      IO MONTHLY   MORTGAGE    ACCRUAL
  ID           CITY           STATE      ZIP CODE      BALANCE      BALANCE      SERVICE    DEBT SERVICE    RATE       BASIS
-----  --------------------  -------  -------------  ----------  ------------  -----------  ------------  --------  ----------

 111   Miami Springs            FL        33166       4,780,000    4,780,000      30,768         NAP      5.99000%  Actual/360
 114   Woodstock                IL        60098       4,500,000    4,500,000      25,185         NAP      5.37000%  Actual/360
 115   Cary                     NC        27513       4,350,000    4,350,000      24,291       19,663     5.35000%  Actual/360
 118   Aurora                   CO        80247       4,267,000    4,260,938      26,050         NAP      5.44000%  Actual/360
 120   St. Louis Park           MN        55426       4,170,914    4,148,427      24,921         NAP      5.85000%  Actual/360
 121   Various               Various     Various      4,018,000    4,018,000      25,986       20,505     6.04000%  Actual/360
121-a  Harvey                   LA        70058         653,000      653,000       4,223        3,332
121-b  Aiken                    SC        29801         522,000      522,000       3,376        2,664
121-c  Rock Hill                SC        29732         522,000      522,000       3,376        2,664
121-d  Raleigh                  NC        27610         522,000      522,000       3,376        2,664
121-e  Charlotte                NC        28227         511,000      511,000       3,305        2,608
121-f  Charlotte                NC        28215         473,000      473,000       3,059        2,414
121-g  Charleston               SC        29414         432,000      432,000       2,794        2,205
121-h  Aiken                    SC        29803         383,000      383,000       2,477        1,955
 125   Stockbridge              GA        30281       3,750,000    3,750,000      20,754       16,697     5.27000%  Actual/360
 129   Paramount                CA        90723       3,500,000    3,492,885      19,917         NAP      5.52000%  Actual/360
 131   Hacienda Heights         CA        91745       3,457,000    3,453,825      19,846         NAP      5.60000%  Actual/360
 135   Burbank                  CA        91502       3,200,000    3,196,903      17,949         NAP      5.39000%  Actual/360
 137   Kirkland                 WA        98034       3,000,000    3,000,000      16,846         NAP      5.40000%  Actual/360
 140   Citrus Heights           CA        95621       3,000,000    2,993,374      16,344         NAP      5.13000%  Actual/360
 141   Colorado Springs         CO        80909       2,850,000    2,844,774      17,069         NAP      5.99000%  Actual/360
 142   Brea                     CA        92821       2,800,000    2,792,391      18,075         NAP      6.02000%  Actual/360
 143   Gaithersburg             MD        20879       2,800,000    2,787,738      15,968         NAP      5.54000%  Actual/360
 148   Great Neck               NY        11024       2,630,000    2,630,000      15,760         NAP      5.60000%  Actual/360
 149   Carson City              NV        89701       2,625,000    2,622,673      15,302         NAP      5.74000%  Actual/360
 150   Greeley                  CO        80634       2,600,000    2,594,173      14,053         NAP      5.06000%  Actual/360
 154   Laguna Woods             CA        92653       2,400,000    2,389,227      16,415         NAP      5.43000%  Actual/360
 155   Hermiston                OR        97838       2,375,000    2,370,046      13,336         NAP      5.40000%  Actual/360
 157   Woodland                 CA        95776       2,350,000    2,345,213      13,358         NAP      5.51000%  Actual/360
 158   West Saint Paul          MN        55118       2,300,000    2,293,193      14,152         NAP      5.52000%  Actual/360
 159   Los Angeles              CA        90061       2,200,000    2,198,025      12,755         NAP      5.69000%  Actual/360
 160   Chula Vista              CA        91910       2,200,000    2,195,912      13,091         NAP      5.93000%  Actual/360
 161   Oakland                  CA        94610       2,185,000    2,183,043      12,682         NAP      5.70000%  Actual/360
 162   Pleasant Hill            OR        97455       2,175,000    2,172,900      12,213         NAP      5.40000%  Actual/360
 164   New York                 NY        10021       2,000,000    2,000,000        NAP         8,534     5.05000%  Actual/360
 165   Lancaster & Palmdale     CA    93534 & 93551   2,000,000    1,997,968      10,970         NAP      5.19000%  Actual/360
 166   San Diego                CA        92110       2,000,000    1,996,099      11,621         NAP      5.71000%  Actual/360
 167   Hermantown               MN        55811       2,000,000    1,987,405      21,223         NAP      5.01000%  Actual/360
 168   Pullman                  WA        99163       2,000,000    1,985,410      15,920         NAP      5.10000%  Actual/360
 169   Princeton                NJ         8540       1,815,000    1,815,000      11,727         NAP      6.03000%  Actual/360
 170   Riverside                CA        92503       1,800,000    1,791,554      10,638         NAP      5.11000%  Actual/360
 171   San Luis Obispo          CA        93401       1,720,000    1,718,537      10,202         NAP      5.90000%  Actual/360
 172   Lakeville                MN        55044       1,700,000    1,697,657      10,541         NAP      5.60000%  Actual/360
 173   Elk Grove                CA        95624       1,680,000    1,632,111      12,182         NAP      6.15000%    30/360
 174   Fullerton                CA        92833       1,600,000    1,600,000      22,818         NAP      5.27000%  Actual/360
 175   Fresno                   CA        93720       1,550,000    1,539,099      12,673         NAP      5.51000%  Actual/360
 176   Warren                   OH        44484       1,500,000    1,498,643       8,668         NAP      5.66000%  Actual/360
 178   Meridian                 ID        83642       1,500,000    1,498,078       9,646         NAP      5.98000%  Actual/360
 179   Provo                    UT        84601       1,350,000    1,347,413       7,913         NAP      5.79000%  Actual/360
 181   Sequim                   WA        98382       1,250,000    1,250,000       7,223         NAP      5.66000%  Actual/360
 182   Mission Viejo            CA        92691       1,200,000    1,200,000       7,102         NAP      5.88000%  Actual/360
 183   Carlisle                 PA        17013       1,175,000    1,172,836       7,022         NAP      5.97000%  Actual/360
 184   Denver                   CO        80220       1,125,000    1,118,562       7,324         NAP      6.11000%  Actual/360
 186   Tucson                   AZ        85714       1,010,000    1,007,236       6,495         NAP      5.98000%  Actual/360
 187   Michigan City            IN        46360       1,000,000    1,000,000       5,874         NAP      5.81000%  Actual/360
 188   San Luis Obispo          CA        93401         980,000      979,217       5,964         NAP      6.14000%  Actual/360
 189   Naples                   FL        34102         875,000      872,844       5,433         NAP      6.33000%  Actual/360
 190   Lakewood                 OH        44107         805,000      804,342       4,852         NAP      6.05000%  Actual/360
 191   Naples                   FL        34102         800,000      798,028       4,967         NAP      6.33000%  Actual/360
 192   Lakewood                 OH        44107         655,000      654,473       3,974         NAP      6.11000%  Actual/360
 193   Naples                   FL        34102         580,000      578,571       3,601         NAP      6.33000%  Actual/360




                                                                                            ARD                  ORIGINAL TERM
       SELLER LOAN                                                                          LOAN  MATURITY DATE  TO MATURITY OR
  ID      NUMBER    PROPERTY NAME                                                          (Y/N)      OR ARD       ARD (MOS.)
-----  -----------  ---------------------------------------------------------------------  -----  -------------  --------------

  12    310902572   888 Bestgate Road                                                        No      05/01/15          120
  27    930902542   JL Holdings Portfolio                                                    No      03/01/15          120
 27-a    BK05035    JL Holdings Portfolio - Stillman Blvd. - Tuscaloosa, AL
 27-b    BK04914    JL Holdings Portfolio - Perdido Key Drive - Pensacola, FL
 27-c    BK04581    JL Holdings Portfolio - So. McKenzie - Foley, AL
 27-d    BK04324    JL Holdings Portfolio - 59 & Fort Morgan Rd. - Gulf Shores, AL
 27-e    BK05029    JL Holdings Portfolio - Monroe Hwy. - Pineville, LA
 27-f    BK06325    JL Holdings Portfolio - Siegan Lane - Baton Rouge, LA
 27-g    BK06916    JL Holdings Portfolio - West Esplanade Ave. - Kenner, LA
 27-h    BK12329    JL Holdings Portfolio - Church Point Highway - Rayne, LA
 27-i    BK09788    JL Holdings Portfolio - Walker South Road - Walker, LA
 27-j    BK01425    JL Holdings Portfolio - Center St. - New Iberia, LA
 27-k    BK02483    JL Holdings Portfolio - Airport Blvd. - Mobile, AL
 27-l    BK00144    JL Holdings Portfolio - Florida Blvd. - Baton Rouge, LA
 27-m    BK10762    JL Holdings Portfolio - Highway 73 - Geismar, LA
 27-n    BK10802    JL Holdings Portfolio - Westbank Expressway - Westwego, LA
 27-o    BK11942    JL Holdings Portfolio - W. Park Ave. - Gray, LA
 27-p    BK01489    JL Holdings Portfolio - Highway 90 W - Mobile, AL
 27-q    BK03818    JL Holdings Portfolio - Moffett Rd. - Semines, AL
 27-r    BK04016    JL Holdings Portfolio - Airport Blvd. - Mobile, AL
 27-s    BK06783    JL Holdings Portfolio - Jones Creek Rd. - Baton Rouge, LA
 27-t    BK12661    JL Holdings Portfolio - Harding Blvd. - Baton Rouge, LA
 27-u    BK03156    JL Holdings Portfolio - Hwy 43 N. - Saraland, AL
 27-v    BK11095    JL Holdings Portfolio - Skyland Blvd. - Tuscaloosa, AL
 27-w    BK01198    JL Holdings Portfolio - Airport Blvd. - Mobile, AL
 27-x    BK06674    JL Holdings Portfolio - Northshore Blvd. - Slidell, LA
 27-y    BK06788    JL Holdings Portfolio - Main St. - Zachary, LA
 27-z    BK11614    JL Holdings Portfolio - Lapalco Blvd. - Harvey, LA
27-aa    BK12830    JL Holdings Portfolio - Hwy 90 - Paradis, LA
27-ab    BK10763    JL Holdings Portfolio - N. Puma Dr. - Hammond, LA
27-ac    BK12597    JL Holdings Portfolio - Sam Houston Jones Parkway - Lake Charles, LA
27-ad    BK09004    JL Holdings Portfolio - W. Aloha Dr. - Diamondhead, MS
27-ae    BK09213    JL Holdings Portfolio - W. Michigan Avenue - Pensacola, FL
27-af    BK09804    JL Holdings Portfolio - Airline - Gonzales, LA
27-ag    BK02957    JL Holdings Portfolio - W. Tunnel Blvd. - Houma, LA
27-ah    BK10764    JL Holdings Portfolio - U.S. Hwy. 90 - East - Bayou Vista, LA
27-ai    BK09259    JL Holdings Portfolio - Gulf Breeze Parkway - Gulf Breeze, FL
27-aj    BK09692    JL Holdings Portfolio - Greenwell Springs Rd. - Greenwell Springs, LA
27-ak    BK03585    JL Holdings Portfolio - U.S. Highway 98 - Daphne, AL
27-al    BK06149    JL Holdings Portfolio - Parkview - New Iberia, LA
27-am    BK09708    JL Holdings Portfolio - Highway 61 North - Natchez, MS
27-an    BK09838    JL Holdings Portfolio - Greeno Road - Fairhope, AL
27-ao    BK11979    JL Holdings Portfolio - Forsythe St. - Monroe, LA
27-ap    BK11544    JL Holdings Portfolio - Sampson St. - Westlake, LA
27-aq    BK03623    JL Holdings Portfolio - North Hwy. 190 East - Covington, LA
27-ar    BK00211    JL Holdings Portfolio - Highland Rd. - Baton Rouge, LA
27-as    BK07467    JL Holdings Portfolio - S. Trenton St. - Ruston, LA
27-at    BK08645    JL Holdings Portfolio - Highway 90 - Pace, FL
27-au    BK06488    JL Holdings Portfolio - Cottage Hill Road - Mobile, AL
27-av    BK06676    JL Holdings Portfolio - Canton Mart Road - Jackson, MS
27-aw    BK11715    JL Holdings Portfolio - E. Main St. - Ville Platte, LA
27-ax    BK05255    JL Holdings Portfolio - St. Stephens Road - Mobile, AL
27-ay    BK06048    JL Holdings Portfolio - McFarland Blvd. N. - Tuscaloosa, AL
27-az    BK07930    JL Holdings Portfolio - E. Beach Rd. - Long Beach, MS
27-ba    BK09270    JL Holdings Portfolio - Highway 59 S. - Robertsdale, AL
27-bb    BK09686    JL Holdings Portfolio - Highway 43 - Thomasville, AL
27-bc    BK12633    JL Holdings Portfolio - L.A. Highway 1 South - Brusly, LA
27-bd    BK06105    JL Holdings Portfolio - McFarland Blvd. W. - Northport, AL
27-be    BK09853    JL Holdings Portfolio - Main Street - Franklin, LA
27-bf    BK12820    JL Holdings Portfolio - Lowe-Grout Rd. - Iowa, LA
27-bg    BK12895    JL Holdings Portfolio - Broadway St. - Delhi, LA
27-bh    BK01207    JL Holdings Portfolio - Thomas Rd. - Monroe, LA
27-bi    BK09115    JL Holdings Portfolio - 8th Street - Meridian, MS
27-bj    BK12322    JL Holdings Portfolio - Highway 165 South - Oakdale, LA
27-bk    BK06129    JL Holdings Portfolio - Springhill Avenue - Mobile, AL
27-bl    BK09026    JL Holdings Portfolio - Hwy 15 N. - Laurel, MS
27-bm    BK01337    JL Holdings Portfolio - Airline Hwy. - Metairie, LA

          STATED
        REMAINING
         TERM TO      ORIGINAL      REMAINING     CROSSED
       MATURITY OR  AMORTIZATION  AMORTIZATION  WITH OTHER  CROSSED      PREPAYMENT PROVISIONS         OWNERSHIP
  ID    ARD (MOS.)   TERM (MOS.)   TERM (MOS.)     LOANS    LOAN ID         (# OF PAYMENTS)             INTEREST
-----  -----------  ------------  ------------  ----------  -------  -------------------------------  -------------

  12       119           360           359          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
  27       117           300           297          No        NAP    LO(27)/Defeasance(89)/Open(4)
 27-a                                                                                                 Fee
 27-b                                                                                                 Fee
 27-c                                                                                                 Fee
 27-d                                                                                                 Fee
 27-e                                                                                                 Fee
 27-f                                                                                                 Fee
 27-g                                                                                                 Fee
 27-h                                                                                                 Fee
 27-i                                                                                                 Fee
 27-j                                                                                                 Fee
 27-k                                                                                                 Fee
 27-l                                                                                                 Fee
 27-m                                                                                                 Fee
 27-n                                                                                                 Fee
 27-o                                                                                                 Fee
 27-p                                                                                                 Fee
 27-q                                                                                                 Fee
 27-r                                                                                                 Fee
 27-s                                                                                                 Fee
 27-t                                                                                                 Fee
 27-u                                                                                                 Fee
 27-v                                                                                                 Fee
 27-w                                                                                                 Fee
 27-x                                                                                                 Fee
 27-y                                                                                                 Fee
 27-z                                                                                                 Fee
27-aa                                                                                                 Fee
27-ab                                                                                                 Fee
27-ac                                                                                                 Fee
27-ad                                                                                                 Fee
27-ae                                                                                                 Fee
27-af                                                                                                 Fee
27-ag                                                                                                 Fee
27-ah                                                                                                 Fee
27-ai                                                                                                 Fee
27-aj                                                                                                 Fee
27-ak                                                                                                 Fee
27-al                                                                                                 Fee
27-am                                                                                                 Fee
27-an                                                                                                 Fee
27-ao                                                                                                 Fee
27-ap                                                                                                 Fee
27-aq                                                                                                 Fee
27-ar                                                                                                 Fee
27-as                                                                                                 Fee
27-at                                                                                                 Fee
27-au                                                                                                 Fee
27-av                                                                                                 Fee
27-aw                                                                                                 Fee
27-ax                                                                                                 Fee
27-ay                                                                                                 Fee
27-az                                                                                                 Fee
27-ba                                                                                                 Fee
27-bb                                                                                                 Fee
27-bc                                                                                                 Fee
27-bd                                                                                                 Fee/Leasehold
27-be                                                                                                 Fee
27-bf                                                                                                 Fee
27-bg                                                                                                 Fee
27-bh                                                                                                 Fee
27-bi                                                                                                 Fee
27-bj                                                                                                 Fee
27-bk                                                                                                 Fee
27-bl                                                                                                 Fee
27-bm                                                                                                 Fee




                                                                                            ARD                  ORIGINAL TERM
       SELLER LOAN                                                                          LOAN  MATURITY DATE  TO MATURITY OR
  ID      NUMBER    PROPERTY NAME                                                          (Y/N)      OR ARD       ARD (MOS.)
-----  -----------  ---------------------------------------------------------------------  -----  -------------  --------------

27-bn    BK01437    JL Holdings Portfolio - U.S. 165 Bypass - Monroe, LA
27-bo    BK01439    JL Holdings Portfolio - Gause Blvd. - Slidell, LA
27-bp    BK10800    JL Holdings Portfolio - Highway 28 - Livingston, AL
27-bq    BK12660    JL Holdings Portfolio - West Street - Vinton, LA
27-br    BK01428    JL Holdings Portfolio - Ruth St. - Sulphur, LA
27-bs    BK01917    JL Holdings Portfolio - Carter St. - Vidalia, LA
27-bt    BK05981    JL Holdings Portfolio - N. Frontage Road - Meridian, MS
27-bu    BK11694    JL Holdings Portfolio - E. 4th St. - DeQuincey, LA
27-bv    BK01465    JL Holdings Portfolio - Beacon Street - Laurel, MS
27-bw    BK01617    JL Holdings Portfolio - Hwy. 171 - Lake Charles, LA
27-bx    BK00360    JL Holdings Portfolio - St. Charles Ave. - New Orleans, LA
27-by    BK04130    JL Holdings Portfolio - Halls Ferry Road - Vicksburg, MS
27-bz    BK00373    JL Holdings Portfolio - Government Blvd. - Mobile, AL
27-ca    BK09958    JL Holdings Portfolio - South Jackson Street - Grove Hill, AL
27-cb    BK12007    JL Holdings Portfolio - LA Hwy 16 - Denham Springs, LA
27-cc    BK10572    JL Holdings Portfolio - W. Laurel St. - Eunice, LA
27-cd    BK11488    JL Holdings Portfolio - Ambassador Caffrey Pkwy. - Lafayette, LA
27-ce    BK12919    JL Holdings Portfolio - Hwy 190 Bypass - Covington, LA
27-cf    BK01149    JL Holdings Portfolio - Airline Highway - Baton Rouge, LA
27-cg    BK10607    JL Holdings Portfolio - Martin Luther King Blvd. - Houma, LA
27-ch    BK12752    JL Holdings Portfolio - N. University Avenue - Lafayette, LA
27-ci    BK01315    JL Holdings Portfolio - MacArthur Dr - Alexandria, LA
27-cj    BK12753    JL Holdings Portfolio - Ponchatrain Drive - Slidell, LA
27-ck    BK00501    JL Holdings Portfolio - Johnston St. - Lafayette, LA
27-cl    BK01537    JL Holdings Portfolio - Jefferson Blvd. - Lafayette, LA
  29    310902410   La Borgata at Serrano                                                    No      05/01/15          120
  31    310902236   Valley Park Commons Shopping Center                                     Yes      06/01/15          120
  39    310902404   Sunrise Medical Campus                                                   No      06/01/15          120
  49    310902607   Best Western - Gregory Hotel                                             No      06/01/15          120
  57    310902496   Lamplighter MHC                                                          No      04/01/15          120
  58    310902472   Shopko                                                                  Yes      04/01/15          120
  67    310902400   Kohls Department Store                                                  Yes      05/01/15          120
  69    530901776   Prairie Village Shopping Center                                          No      11/01/14          120
  70    310902510   The Forum II                                                             No      05/01/15          120
  74    310902497   Crestline MHC                                                            No      04/01/15          120
  79    310902401   SpringHill Suites Warrenville                                            No      03/01/12           84
  82    610902480   Silver Springs Apartments                                                No      06/01/15          120
  83    310902414   Ford City West                                                           No      04/01/15          120
  85    310902334   Koll Business Center                                                     No      03/01/15          120
  87    610902406   Lone Oak Shopping Center                                                 No      03/01/15          120
  90    937241405   Circle K Portfolio Pod-5                                                 No      10/01/14          120
 90-a   937241405A  Circle K Portfolio Pod 5 - E 16th St
 90-b   937241405B  Circle K Portfolio Pod 5 - E Broadway
 90-c   937241405C  Circle K Portfolio Pod 5 - W Orange Grove Rd
 90-d   937241405D  Circle K Portfolio Pod 5 - W 8th St
 90-e   937241405E  Circle K Portfolio Pod 5 - W Superstition
 90-f   937241405F  Circle K Portfolio Pod 5 - 8780 N Oracle Rd
 90-g   937241405G  Circle K Portfolio Pod 5 - Camino De Oeste
 90-h   937241405H  Circle K Portfolio Pod 5 - N Silverbell
 90-i   937241405I  Circle K Portfolio Pod 5 - N Romero Rd
 90-j   937241405J  Circle K Portfolio Pod 5 - W American Ave
 90-k   937241405K  Circle K Portfolio Pod 5 - 5801 N Oracle Rd
  93    937241404   Circle K Portfolio-Pod 4                                                 No      10/01/14          120
 93-a   937241404A  Circle K Portfolio Pod 4 - W Ina Rd
 93-b   937241404B  Circle K Portfolio Pod 4 - E Grant Rd
 93-c   937241404C  Circle K Portfolio Pod 4 - W Grant Rd
 93-d   937241404D  Circle K Portfolio Pod 4 - N Sabino Canyon Rd
 93-e   937241404E  Circle K Portfolio Pod 4 - N Flowing Wells Rd
 93-f   937241404F  Circle K Portfolio Pod 4 - E Golf Links Rd
 93-g   937241404G  Circle K Portfolio Pod 4 - E Ft Lowell
 93-h   937241404H  Circle K Portfolio Pod 4 - E 22nd St
 93-i   937241404I  Circle K Portfolio Pod 4 - W Miracle Mile
 93-j   937241404J  Circle K Portfolio Pod 4 - W Valencia Rd
 93-k   937241404K  Circle K Portfolio Pod 4 - E Broadway Blvd
 101    310902504   14001 Weston Parkway                                                     No      06/01/15          120
 104    310901989   West Chester Retail Center                                               No      04/01/15          120
 108    310902299   Comfort Inn Herndon                                                      No      02/01/15          120
 110    310902338   5901 Christie Avenue                                                     No      03/01/15          120

          STATED
        REMAINING
         TERM TO      ORIGINAL      REMAINING     CROSSED
       MATURITY OR  AMORTIZATION  AMORTIZATION  WITH OTHER  CROSSED      PREPAYMENT PROVISIONS         OWNERSHIP
  ID    ARD (MOS.)   TERM (MOS.)   TERM (MOS.)     LOANS    LOAN ID         (# OF PAYMENTS)             INTEREST
-----  -----------  ------------  ------------  ----------  -------  -------------------------------  -------------

27-bn                                                                                                 Fee
27-bo                                                                                                 Fee
27-bp                                                                                                 Fee
27-bq                                                                                                 Fee
27-br                                                                                                 Fee
27-bs                                                                                                 Fee
27-bt                                                                                                 Fee
27-bu                                                                                                 Fee
27-bv                                                                                                 Fee
27-bw                                                                                                 Fee
27-bx                                                                                                 Fee/Leasehold
27-by                                                                                                 Fee
27-bz                                                                                                 Fee
27-ca                                                                                                 Fee
27-cb                                                                                                 Leasehold
27-cc                                                                                                 Leasehold
27-cd                                                                                                 Leasehold
27-ce                                                                                                 Leasehold
27-cf                                                                                                 Fee
27-cg                                                                                                 Leasehold
27-ch                                                                                                 Leasehold
27-ci                                                                                                 Fee/Leasehold
27-cj                                                                                                 Leasehold
27-ck                                                                                                 Fee/Leasehold
27-cl                                                                                                 Fee/Leasehold
  29       119           360           359          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
  31       120           360           360          No        NAP    LO(35)/Defeasance(83)/Open(2)    Fee
  39       120           360           360          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
  49       120           300           300          No        NAP    LO(35)/Defeasance(83)/Open(2)    Fee
  57       118           360           360          No        NAP    LO(47)/Defeasance(69)/Open(4)    Fee
  58       118           300           298          No        NAP    LO(26)/Defeasance(90)/Open(4)    Fee
  67       119           360           359          No        NAP    LO(25)/Defeasance(93)/Open(2)    Fee
  69       113           360           353          No        NAP    LO(35)/GRTR1% or YM(81)/Open(4)  Fee
  70       119           360           360          No        NAP    LO(25)/Defeasance(93)/Open(2)    Fee
  74       118           360           360          No        NAP    LO(47)/Defeasance(69)/Open(4)    Fee
  79        81           240           237          No        NAP    LO(47)/Defeasance(33)/Open(4)    Fee
  82       120           360           360          No        NAP    LO(35)/Defeasance(83)/Open(2)    Fee
  83       118           360           358          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
  85       117           360           357          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
  87       117           360           360          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
  90       112           300           300          No        NAP    LO(36)/Defeasance(80)/Open(4)
 90-a                                                                                                 Fee
 90-b                                                                                                 Fee
 90-c                                                                                                 Fee
 90-d                                                                                                 Fee
 90-e                                                                                                 Fee
 90-f                                                                                                 Fee
 90-g                                                                                                 Fee
 90-h                                                                                                 Fee
 90-i                                                                                                 Fee
 90-j                                                                                                 Fee
 90-k                                                                                                 Fee
  93       112           300           300          No        NAP    LO(36)/Defeasance(80)/Open(4)
 93-a                                                                                                 Fee
 93-b                                                                                                 Fee
 93-c                                                                                                 Fee
 93-d                                                                                                 Fee
 93-e                                                                                                 Fee
 93-f                                                                                                 Fee
 93-g                                                                                                 Fee
 93-h                                                                                                 Fee
 93-i                                                                                                 Fee
 93-j                                                                                                 Fee
 93-k                                                                                                 Fee
 101       120           360           360          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 104       118           360           360          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 108       116           300           296          No        NAP    LO(28)/Flex(88)/Open(4)          Fee
 110       117           360           360          No        NAP    LO(27)/Defeasance(90)/Open(3)    Fee




                                                                                            ARD                  ORIGINAL TERM
       SELLER LOAN                                                                          LOAN  MATURITY DATE  TO MATURITY OR
  ID      NUMBER    PROPERTY NAME                                                          (Y/N)      OR ARD       ARD (MOS.)
-----  -----------  ---------------------------------------------------------------------  -----  -------------  --------------

 111    310902613   Sleep Inn at Miami International Airport                                 No      06/01/15          120
 114    310902367   Woodstock Center                                                         No      06/01/15          120
 115    310902503   13000 Weston Parkway                                                     No      06/01/15          120
 118    310902335   Iliff Pointe                                                             No      05/01/15          120
 120    310901299   Rhode Island Chateau Apartments                                          No      12/01/13          107
 121    937241411   Circle K Portfolio-Pod 11                                                No      10/01/14          120
121-a   937241411A  Circle K Portfolio Pod 11 - Lapalco Blvd
121-b   937241411B  Circle K Portfolio Pod 11 - E Pine Log Rd
121-c   937241411C  Circle K Portfolio Pod 11 - Celanese Rd
121-d   937241411D  Circle K Portfolio Pod 11 - New Bern Ave
121-e   937241411E  Circle K Portfolio Pod 11 - Albemarle Rd
121-f   937241411F  Circle K Portfolio Pod 11 - Plaza Rd
121-g   937241411G  Circle K Portfolio Pod 11 - Ashley River Rd
121-h   937241411H  Circle K Portfolio Pod 11 - Hitchcock Pkwy
 125    410902485   Goodyear Aviation Industrial                                             No      07/01/15          121
 129    410902340   B&S Plaza II Retail                                                      No      04/01/15          120
 131    410902250   Hacienda Heights Apartments                                              No      05/01/15          120
 135    410902568   Ross Store - San Fernando                                                No      05/01/15          120
 137    410902597   Juanita Bay Building                                                     No      06/01/15          120
 140    410902512   Regency Plaza                                                            No      04/01/15          120
 141    410902253   North Circle Plaza                                                       No      04/01/15          120
 142    620902450   Tower Records Brea                                                       No      04/01/15          120
 143    410902381   TriPeaks Shopping Center                                                 No      02/01/15          120
 148    410901748   707-717 Middle Neck Road & 3 Hicks Lane                                  No      06/01/15          120
 149    410902567   Saliman Apartments                                                       No      05/01/15          120
 150    410902379   Country Club Plaza - Palmos                                              No      04/01/10           60
 154    410902337   Laguna Woods Center                                                      No      04/01/15          120
 155    410902513   Chateaubri MHP                                                           No      04/01/15          120
 157    410902573   Apple Village Retail Center                                              No      04/01/15          120
 158    410902468   Robert Square Shopping Center                                            No      04/01/15          120
 159    410902569   13921 S. Figueroa Industrial                                             No      05/01/15          120
 160    410902458   Park Ridge Professional Center                                           No      04/01/15          120
 161    410902574   The Fontainebleau Apartments                                             No      05/01/15          120
 162    410902515   Bella Casa MHP                                                           No      05/01/15          120
 164    410902556   565 Park Avenue                                                          No      06/01/15          120
 165    410902511   Budget Self Storage - Lancaster-Palmdale, CA                             No      05/01/15          120
 166    410902469   Savannah Office Building                                                 No      04/01/15          120
 167    410902575   Green Acres Apartments                                                   No      05/01/15          120
 168    410902563   Clarke Terrace Apartments                                                No      04/01/15          120
 169    410902598   Herrontown Road                                                          No      06/01/15          120
 170    620902345   Extra Storage                                                            No      03/01/15          120
 171    620902505   805-815 Fiero Lane                                                       No      05/01/15          120
 172    410902590   Ipava Marketplace                                                        No      05/01/15          120
 173    310901431   Waterman Plaza                                                           No      05/01/24          240
 174    620902483   Commonwealth Park                                                        No      06/01/12           84
 175    410902393   River View Shopping Center                                               No      04/01/20          180
 176    620902656   Rite Aid - Warren, OH                                                    No      05/01/15          120
 178    410902509   Thomasville - Idaho                                                      No      05/01/15          120
 179    410902411   Alpine Self Storage                                                      No      04/01/15          120
 181    410902622   Juniper Mobile Home Park                                                 No      06/01/15          120
 182    620902538   25701 Taladro Circle                                                     No      06/01/15          120
 183    620902477   Rite Aid-Carlisle, PA                                                    No      04/01/15          120
 184    410901928   Family Dollar - Colfax Avenue                                            No      02/01/15          120
 186    410902420   Valley Moving & Storage                                                  No      04/01/15          120
 187    410902341   Town Center Plaza                                                        No      06/01/15          120
 188    620902506   1141 Chorro Street and 790 Marsh Street                                  No      05/01/15          120
 189    410902274   Dyches & Triple A Buildings                                              No      03/01/20          180
 190    410902282   Lakewood - 18240 Detroit                                                 No      05/01/15          120
 191    410902275   Aqualane Terrace Building                                                No      03/01/20          180
 192    410902283   Lakewood - 15207 Madison                                                 No      05/01/15          120
 193    410902237   Am South Building                                                        No      03/01/20          180

          STATED
        REMAINING
         TERM TO      ORIGINAL      REMAINING     CROSSED
       MATURITY OR  AMORTIZATION  AMORTIZATION  WITH OTHER  CROSSED      PREPAYMENT PROVISIONS         OWNERSHIP
  ID    ARD (MOS.)   TERM (MOS.)   TERM (MOS.)     LOANS    LOAN ID         (# OF PAYMENTS)             INTEREST
-----  -----------  ------------  ------------  ----------  -------  -------------------------------  -------------

 111       120           300           300          No        NAP    LO(35)/Defeasance(83)/Open(2)    Fee
 114       120           360           360          No        NAP    LO(35)/Defeasance(78)/Open(7)    Fee
 115       120           360           360          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 118       119           300           299          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 120       102           348           343          No        NAP    LO(29)/Defeasance(74)/Open(4)    Fee
 121       112           300           300          No        NAP    LO(36)/Defeasance(80)/Open(4)
121-a                                                                                                 Fee
121-b                                                                                                 Fee
121-c                                                                                                 Fee
121-d                                                                                                 Fee
121-e                                                                                                 Fee
121-f                                                                                                 Fee
121-g                                                                                                 Fee
121-h                                                                                                 Fee
 125       121           360           360          No        NAP    LO(36)/Flex(81)/Open(4)          Fee
 129       118           360           358          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 131       119           360           359          No        NAP    LO(35)/Defeasance(83)/Open(2)    Fee
 135       119           360           359          No        NAP    LO(35)/Defeasance(82)/Open(3)    Fee
 137       120           360           360          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 140       118           360           358          No        NAP    LO(35)/Defeasance(83)/Open(2)    Fee
 141       118           360           358          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 142       118           300           298          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 143       116           360           356          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 148       120           324           324          No        NAP    LO(35)/Defeasance(83)/Open(2)    Fee
 149       119           360           359          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 150        58           360           358          No        NAP    LO(35)/Flex(21)/Open(4)          Fee
 154       118           240           238          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 155       118           360           358          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 157       118           360           358          No        NAP    LO(35)/Defeasance(83)/Open(2)    Fee
 158       118           300           298          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 159       119           360           359          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 160       118           360           358          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 161       119           360           359          No        NAP    LO(35)/Defeasance(83)/Open(2)    Fee
 162       119           360           359          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 164       120             0             0          No        NAP    LO(35)/Defeasance(83)/Open(2)    Fee
 165       119           360           359          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 166       118           360           358          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 167       119           120           119          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 168       118           180           178          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 169       120           300           300          No        NAP    LO(24)/Defeasance(94)/Open(2)    Fee
 170       117           300           297          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 171       119           360           359          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 172       119           300           299          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 173       227           240           227          No        NAP    LO(37)/Defeasance(199)/Open(4)   Fee
 174        84            84            84          No        NAP    LO(35)/Flex(45)/Open(4)          Fee
 175       178           180           178          No        NAP    LO(35)/Defeasance(144)/Open(1)   Fee
 176       119           360           359          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 178       119           300           299          No        NAP    LO(35)/Flex(83)/Open(2)          Fee
 179       118           360           358          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 181       120           360           360          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 182       120           360           360          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 183       118           360           358          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 184       116           300           296          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 186       118           300           298          No        NAP    LO(35)/Flex(81)/Open(4)          Fee
 187       120           360           360          No        NAP    LO(35)/Defeasance(83)/Open(2)    Fee
 188       119           360           359          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 189       177           360           357          No        NAP    LO(35)/Defeasance(141)/Open(4)   Fee
 190       119           360           359          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 191       177           360           357          No        NAP    LO(35)/Defeasance(141)/Open(4)   Fee
 192       119           360           359          No        NAP    LO(35)/Defeasance(81)/Open(4)    Fee
 193       177           360           357          No        NAP    LO(35)/Defeasance(141)/Open(4)   Fee




       SELLER LOAN                                                                          LOAN   ADMINISTRATIVE   DUE
  ID      NUMBER    PROPERTY NAME                                                          SELLER     FEE RATE     DATE
-----  -----------  ---------------------------------------------------------------------  ------  --------------  ----

  12    310902572   888 Bestgate Road                                                        WFB      0.03195%      1st
  27    930902542   JL Holdings Portfolio                                                    WFB      0.05195%      1st
 27-a    BK05035    JL Holdings Portfolio - Stillman Blvd. - Tuscaloosa, AL                  WFB
 27-b    BK04914    JL Holdings Portfolio - Perdido Key Drive - Pensacola, FL                WFB
 27-c    BK04581    JL Holdings Portfolio - So. McKenzie - Foley, AL                         WFB
 27-d    BK04324    JL Holdings Portfolio - 59 & Fort Morgan Rd. - Gulf Shores, AL           WFB
 27-e    BK05029    JL Holdings Portfolio - Monroe Hwy. - Pineville, LA                      WFB
 27-f    BK06325    JL Holdings Portfolio - Siegan Lane - Baton Rouge, LA                    WFB
 27-g    BK06916    JL Holdings Portfolio - West Esplanade Ave. - Kenner, LA                 WFB
 27-h    BK12329    JL Holdings Portfolio - Church Point Highway - Rayne, LA                 WFB
 27-i    BK09788    JL Holdings Portfolio - Walker South Road - Walker, LA                   WFB
 27-j    BK01425    JL Holdings Portfolio - Center St. - New Iberia, LA                      WFB
 27-k    BK02483    JL Holdings Portfolio - Airport Blvd. - Mobile, AL                       WFB
 27-l    BK00144    JL Holdings Portfolio - Florida Blvd. - Baton Rouge, LA                  WFB
 27-m    BK10762    JL Holdings Portfolio - Highway 73 - Geismar, LA                         WFB
 27-n    BK10802    JL Holdings Portfolio - Westbank Expressway - Westwego, LA               WFB
 27-o    BK11942    JL Holdings Portfolio - W. Park Ave. - Gray, LA                          WFB
 27-p    BK01489    JL Holdings Portfolio - Highway 90 W - Mobile, AL                        WFB
 27-q    BK03818    JL Holdings Portfolio - Moffett Rd. - Semines, AL                        WFB
 27-r    BK04016    JL Holdings Portfolio - Airport Blvd. - Mobile, AL                       WFB
 27-s    BK06783    JL Holdings Portfolio - Jones Creek Rd. - Baton Rouge, LA                WFB
 27-t    BK12661    JL Holdings Portfolio - Harding Blvd. - Baton Rouge, LA                  WFB
 27-u    BK03156    JL Holdings Portfolio - Hwy 43 N. - Saraland, AL                         WFB
 27-v    BK11095    JL Holdings Portfolio - Skyland Blvd. - Tuscaloosa, AL                   WFB
 27-w    BK01198    JL Holdings Portfolio - Airport Blvd. - Mobile, AL                       WFB
 27-x    BK06674    JL Holdings Portfolio - Northshore Blvd. - Slidell, LA                   WFB
 27-y    BK06788    JL Holdings Portfolio - Main St. - Zachary, LA                           WFB
 27-z    BK11614    JL Holdings Portfolio - Lapalco Blvd. - Harvey, LA                       WFB
27-aa    BK12830    JL Holdings Portfolio - Hwy 90 - Paradis, LA                             WFB
27-ab    BK10763    JL Holdings Portfolio - N. Puma Dr. - Hammond, LA                        WFB
27-ac    BK12597    JL Holdings Portfolio - Sam Houston Jones Parkway - Lake Charles, LA     WFB
27-ad    BK09004    JL Holdings Portfolio - W. Aloha Dr. - Diamondhead, MS                   WFB
27-ae    BK09213    JL Holdings Portfolio - W. Michigan Avenue - Pensacola, FL               WFB
27-af    BK09804    JL Holdings Portfolio - Airline - Gonzales, LA                           WFB
27-ag    BK02957    JL Holdings Portfolio - W. Tunnel Blvd. - Houma, LA                      WFB
27-ah    BK10764    JL Holdings Portfolio - U.S. Hwy. 90 - East - Bayou Vista, LA            WFB
27-ai    BK09259    JL Holdings Portfolio - Gulf Breeze Parkway - Gulf Breeze, FL            WFB
27-aj    BK09692    JL Holdings Portfolio - Greenwell Springs Rd. - Greenwell Springs, LA    WFB
27-ak    BK03585    JL Holdings Portfolio - U.S. Highway 98 - Daphne, AL                     WFB
27-al    BK06149    JL Holdings Portfolio - Parkview - New Iberia, LA                        WFB
27-am    BK09708    JL Holdings Portfolio - Highway 61 North - Natchez, MS                   WFB
27-an    BK09838    JL Holdings Portfolio - Greeno Road - Fairhope, AL                       WFB
27-ao    BK11979    JL Holdings Portfolio - Forsythe St. - Monroe, LA                        WFB
27-ap    BK11544    JL Holdings Portfolio - Sampson St. - Westlake, LA                       WFB
27-aq    BK03623    JL Holdings Portfolio - North Hwy. 190 East - Covington, LA              WFB
27-ar    BK00211    JL Holdings Portfolio - Highland Rd. - Baton Rouge, LA                   WFB
27-as    BK07467    JL Holdings Portfolio - S. Trenton St. - Ruston, LA                      WFB
27-at    BK08645    JL Holdings Portfolio - Highway 90 - Pace, FL                            WFB
27-au    BK06488    JL Holdings Portfolio - Cottage Hill Road - Mobile, AL                   WFB
27-av    BK06676    JL Holdings Portfolio - Canton Mart Road - Jackson, MS                   WFB
27-aw    BK11715    JL Holdings Portfolio - E. Main St. - Ville Platte, LA                   WFB
27-ax    BK05255    JL Holdings Portfolio - St. Stephens Road - Mobile, AL                   WFB
27-ay    BK06048    JL Holdings Portfolio - McFarland Blvd. N. - Tuscaloosa, AL              WFB
27-az    BK07930    JL Holdings Portfolio - E. Beach Rd. - Long Beach, MS                    WFB
27-ba    BK09270    JL Holdings Portfolio - Highway 59 S. - Robertsdale, AL                  WFB
27-bb    BK09686    JL Holdings Portfolio - Highway 43 - Thomasville, AL                     WFB
27-bc    BK12633    JL Holdings Portfolio - L.A. Highway 1 South - Brusly, LA                WFB
27-bd    BK06105    JL Holdings Portfolio - McFarland Blvd. W. - Northport, AL               WFB
27-be    BK09853    JL Holdings Portfolio - Main Street - Franklin, LA                       WFB
27-bf    BK12820    JL Holdings Portfolio - Lowe-Grout Rd. - Iowa, LA                        WFB
27-bg    BK12895    JL Holdings Portfolio - Broadway St. - Delhi, LA                         WFB
27-bh    BK01207    JL Holdings Portfolio - Thomas Rd. - Monroe, LA                          WFB
27-bi    BK09115    JL Holdings Portfolio - 8th Street - Meridian, MS                        WFB
27-bj    BK12322    JL Holdings Portfolio - Highway 165 South - Oakdale, LA                  WFB
27-bk    BK06129    JL Holdings Portfolio - Springhill Avenue - Mobile, AL                   WFB
27-bl    BK09026    JL Holdings Portfolio - Hwy 15 N. - Laurel, MS                           WFB
27-bm    BK01337    JL Holdings Portfolio - Airline Hwy. - Metairie, LA                      WFB

       GRACE PERIOD (PRIOR                                                                                          INITIAL MASTER
  ID      TO LATE FEES)     LETTER OF CREDIT  LETTER OF CREDIT DESCRIPTION               LOAN SPONSOR                  SERVICER
-----  -------------------  ----------------  ----------------------------  --------------------------------------  --------------

  12            5                                                           Edward St. John LLC                           WFB
  27            5                                                           Matthew Schoenburg                            WFB
 27-a                                                                                                                     WFB
 27-b                                                                                                                     WFB
 27-c                                                                                                                     WFB
 27-d                                                                                                                     WFB
 27-e                                                                                                                     WFB
 27-f                                                                                                                     WFB
 27-g                                                                                                                     WFB
 27-h                                                                                                                     WFB
 27-i                                                                                                                     WFB
 27-j                                                                                                                     WFB
 27-k                                                                                                                     WFB
 27-l                                                                                                                     WFB
 27-m                                                                                                                     WFB
 27-n                                                                                                                     WFB
 27-o                                                                                                                     WFB
 27-p                                                                                                                     WFB
 27-q                                                                                                                     WFB
 27-r                                                                                                                     WFB
 27-s                                                                                                                     WFB
 27-t                                                                                                                     WFB
 27-u                                                                                                                     WFB
 27-v                                                                                                                     WFB
 27-w                                                                                                                     WFB
 27-x                                                                                                                     WFB
 27-y                                                                                                                     WFB
 27-z                                                                                                                     WFB
27-aa                                                                                                                     WFB
27-ab                                                                                                                     WFB
27-ac                                                                                                                     WFB
27-ad                                                                                                                     WFB
27-ae                                                                                                                     WFB
27-af                                                                                                                     WFB
27-ag                                                                                                                     WFB
27-ah                                                                                                                     WFB
27-ai                                                                                                                     WFB
27-aj                                                                                                                     WFB
27-ak                                                                                                                     WFB
27-al                                                                                                                     WFB
27-am                                                                                                                     WFB
27-an                                                                                                                     WFB
27-ao                                                                                                                     WFB
27-ap                                                                                                                     WFB
27-aq                                                                                                                     WFB
27-ar                                                                                                                     WFB
27-as                                                                                                                     WFB
27-at                                                                                                                     WFB
27-au                                                                                                                     WFB
27-av                                                                                                                     WFB
27-aw                                                                                                                     WFB
27-ax                                                                                                                     WFB
27-ay                                                                                                                     WFB
27-az                                                                                                                     WFB
27-ba                                                                                                                     WFB
27-bb                                                                                                                     WFB
27-bc                                                                                                                     WFB
27-bd                                                                                                                     WFB
27-be                                                                                                                     WFB
27-bf                                                                                                                     WFB
27-bg                                                                                                                     WFB
27-bh                                                                                                                     WFB
27-bi                                                                                                                     WFB
27-bj                                                                                                                     WFB
27-bk                                                                                                                     WFB
27-bl                                                                                                                     WFB
27-bm                                                                                                                     WFB

       INITIAL MASTER
        SERVICING FEE
  ID        RATE
-----  --------------

  12      0.02050%
  27      0.04050%
 27-a
 27-b
 27-c
 27-d
 27-e
 27-f
 27-g
 27-h
 27-i
 27-j
 27-k
 27-l
 27-m
 27-n
 27-o
 27-p
 27-q
 27-r
 27-s
 27-t
 27-u
 27-v
 27-w
 27-x
 27-y
 27-z
27-aa
27-ab
27-ac
27-ad
27-ae
27-af
27-ag
27-ah
27-ai
27-aj
27-ak
27-al
27-am
27-an
27-ao
27-ap
27-aq
27-ar
27-as
27-at
27-au
27-av
27-aw
27-ax
27-ay
27-az
27-ba
27-bb
27-bc
27-bd
27-be
27-bf
27-bg
27-bh
27-bi
27-bj
27-bk
27-bl
27-bm




       SELLER LOAN                                                                          LOAN   ADMINISTRATIVE   DUE
  ID      NUMBER    PROPERTY NAME                                                          SELLER     FEE RATE     DATE
-----  -----------  ---------------------------------------------------------------------  ------  --------------  ----

27-bn    BK01437    JL Holdings Portfolio - U.S. 165 Bypass - Monroe, LA                     WFB
27-bo    BK01439    JL Holdings Portfolio - Gause Blvd. - Slidell, LA                        WFB
27-bp    BK10800    JL Holdings Portfolio - Highway 28 - Livingston, AL                      WFB
27-bq    BK12660    JL Holdings Portfolio - West Street - Vinton, LA                         WFB
27-br    BK01428    JL Holdings Portfolio - Ruth St. - Sulphur, LA                           WFB
27-bs    BK01917    JL Holdings Portfolio - Carter St. - Vidalia, LA                         WFB
27-bt    BK05981    JL Holdings Portfolio - N. Frontage Road - Meridian, MS                  WFB
27-bu    BK11694    JL Holdings Portfolio - E. 4th St. - DeQuincey, LA                       WFB
27-bv    BK01465    JL Holdings Portfolio - Beacon Street - Laurel, MS                       WFB
27-bw    BK01617    JL Holdings Portfolio - Hwy. 171 - Lake Charles, LA                      WFB
27-bx    BK00360    JL Holdings Portfolio - St. Charles Ave. - New Orleans, LA               WFB
27-by    BK04130    JL Holdings Portfolio - Halls Ferry Road - Vicksburg, MS                 WFB
27-bz    BK00373    JL Holdings Portfolio - Government Blvd. - Mobile, AL                    WFB
27-ca    BK09958    JL Holdings Portfolio - South Jackson Street - Grove Hill, AL            WFB
27-cb    BK12007    JL Holdings Portfolio - LA Hwy 16 - Denham Springs, LA                   WFB
27-cc    BK10572    JL Holdings Portfolio - W. Laurel St. - Eunice, LA                       WFB
27-cd    BK11488    JL Holdings Portfolio - Ambassador Caffrey Pkwy. - Lafayette, LA         WFB
27-ce    BK12919    JL Holdings Portfolio - Hwy 190 Bypass - Covington, LA                   WFB
27-cf    BK01149    JL Holdings Portfolio - Airline Highway - Baton Rouge, LA                WFB
27-cg    BK10607    JL Holdings Portfolio - Martin Luther King Blvd. - Houma, LA             WFB
27-ch    BK12752    JL Holdings Portfolio - N. University Avenue - Lafayette, LA             WFB
27-ci    BK01315    JL Holdings Portfolio - MacArthur Dr - Alexandria, LA                    WFB
27-cj    BK12753    JL Holdings Portfolio - Ponchatrain Drive - Slidell, LA                  WFB
27-ck    BK00501    JL Holdings Portfolio - Johnston St. - Lafayette, LA                     WFB
27-cl    BK01537    JL Holdings Portfolio - Jefferson Blvd. - Lafayette, LA                  WFB
  29    310902410   La Borgata at Serrano                                                    WFB      0.03195%      1st
  31    310902236   Valley Park Commons Shopping Center                                      WFB      0.03195%      1st
  39    310902404   Sunrise Medical Campus                                                   WFB      0.03195%      1st

  49    310902607   Best Western - Gregory Hotel                                             WFB      0.03195%      1st
  57    310902496   Lamplighter MHC                                                          WFB      0.03195%      1st
  58    310902472   Shopko                                                                   WFB      0.03195%      1st

  67    310902400   Kohls Department Store                                                   WFB      0.03195%      1st
  69    530901776   Prairie Village Shopping Center                                          WFB      0.03195%      1st

  70    310902510   The Forum II                                                             WFB      0.03195%      1st
  74    310902497   Crestline MHC                                                            WFB      0.03195%      1st
  79    310902401   SpringHill Suites Warrenville                                            WFB      0.03195%      1st

  82    610902480   Silver Springs Apartments                                                WFB      0.08195%      1st
  83    310902414   Ford City West                                                           WFB      0.03195%      1st
  85    310902334   Koll Business Center                                                     WFB      0.03195%      1st
  87    610902406   Lone Oak Shopping Center                                                 WFB      0.08195%      1st
  90    937241405   Circle K Portfolio Pod-5                                                 WFB      0.10195%      1st
 90-a   937241405A  Circle K Portfolio Pod 5 - E 16th St                                     WFB

 90-b   937241405B  Circle K Portfolio Pod 5 - E Broadway                                    WFB
 90-c   937241405C  Circle K Portfolio Pod 5 - W Orange Grove Rd                             WFB
 90-d   937241405D  Circle K Portfolio Pod 5 - W 8th St                                      WFB
 90-e   937241405E  Circle K Portfolio Pod 5 - W Superstition                                WFB
 90-f   937241405F  Circle K Portfolio Pod 5 - 8780 N Oracle Rd                              WFB
 90-g   937241405G  Circle K Portfolio Pod 5 - Camino De Oeste                               WFB
 90-h   937241405H  Circle K Portfolio Pod 5 - N Silverbell                                  WFB
 90-i   937241405I  Circle K Portfolio Pod 5 - N Romero Rd                                   WFB
 90-j   937241405J  Circle K Portfolio Pod 5 - W American Ave                                WFB
 90-k   937241405K  Circle K Portfolio Pod 5 - 5801 N Oracle Rd                              WFB
  93    937241404   Circle K Portfolio-Pod 4                                                 WFB      0.10195%      1st

 93-a   937241404A  Circle K Portfolio Pod 4 - W Ina Rd                                      WFB
 93-b   937241404B  Circle K Portfolio Pod 4 - E Grant Rd                                    WFB
 93-c   937241404C  Circle K Portfolio Pod 4 - W Grant Rd                                    WFB
 93-d   937241404D  Circle K Portfolio Pod 4 - N Sabino Canyon Rd                            WFB
 93-e   937241404E  Circle K Portfolio Pod 4 - N Flowing Wells Rd                            WFB
 93-f   937241404F  Circle K Portfolio Pod 4 - E Golf Links Rd                               WFB
 93-g   937241404G  Circle K Portfolio Pod 4 - E Ft Lowell                                   WFB
 93-h   937241404H  Circle K Portfolio Pod 4 - E 22nd St                                     WFB
 93-i   937241404I  Circle K Portfolio Pod 4 - W Miracle Mile                                WFB
 93-j   937241404J  Circle K Portfolio Pod 4 - W Valencia Rd                                 WFB
 93-k   937241404K  Circle K Portfolio Pod 4 - E Broadway Blvd                               WFB
 101    310902504   14001 Weston Parkway                                                     WFB      0.03195%      1st
 104    310901989   West Chester Retail Center                                               WFB      0.03195%      1st

 108    310902299   Comfort Inn Herndon                                                      WFB      0.03195%      1st
 110    310902338   5901 Christie Avenue                                                     WFB      0.03195%      1st

       GRACE PERIOD (PRIOR                                                                                          INITIAL MASTER
  ID      TO LATE FEES)     LETTER OF CREDIT  LETTER OF CREDIT DESCRIPTION  LOAN SPONSOR                               SERVICER
-----  -------------------  ----------------  ----------------------------  --------------------------------------  --------------

27-bn                                                                                                                     WFB
27-bo                                                                                                                     WFB
27-bp                                                                                                                     WFB
27-bq                                                                                                                     WFB
27-br                                                                                                                     WFB
27-bs                                                                                                                     WFB
27-bt                                                                                                                     WFB
27-bu                                                                                                                     WFB
27-bv                                                                                                                     WFB
27-bw                                                                                                                     WFB
27-bx                                                                                                                     WFB
27-by                                                                                                                     WFB
27-bz                                                                                                                     WFB
27-ca                                                                                                                     WFB
27-cb                                                                                                                     WFB
27-cc                                                                                                                     WFB
27-cd                                                                                                                     WFB
27-ce                                                                                                                     WFB
27-cf                                                                                                                     WFB
27-cg                                                                                                                     WFB
27-ch                                                                                                                     WFB
27-ci                                                                                                                     WFB
27-cj                                                                                                                     WFB
27-ck                                                                                                                     WFB
27-cl                                                                                                                     WFB
  29            5                                                           Shaku Shankar, Kuppe Shankar                  WFB
  31            5                                                           Roland Guyot, Stephen Swartz                  WFB
  39            5                                                           Dwayne Kohler, Pliskow Family LLC,            WFB
                                                                            Loren B. Schiro, John R. Almond, John
                                                                            E. Butterfield, Johann H. Duenhoelter,
                                                                            John D. Ehrhart, Timothy S. Grace,
                                                                            Paul R. Greenwood, Mark S. Grubb, John
                                                                            E. Kloster, Steven C. Spear, James L.
                                                                            Miller, Henry C. Reitzug, Edward A.
                                                                            Pullen, Robert L. Spence, Charles V.
                                                                            Edmond, Randall P. Bennett, John P. Mc
                                                                            Closkey, Thomas Ossinger, Martin
                                                                            Duenhoelter, Robert L. Bowden, Ray N.
                                                                            Dally, Raymond J. Pliskow                     WFB
  49            5                                                           Sunburst Hospitality Corp.                    WFB
  57            5                                                           Continental Communities II, LLC               WFB
  58            5                                                           One Liberty Properties. GE Commercial
                                                                            Finance Business Property Corp.               WFB
  67            6                                                           H&R REIT (U.S.) Holdings, Inc.                WFB
  69            5                                                           Matthew N Nicoll, Charles E Caturia,
                                                                            Phillip M Jaffe, David M Kirkland,
                                                                            Whitney E Peyton, F. Peter Herfurth           WFB
  70            5              400,000 (LOC)  Rent Commencement Impound     Ronus Inc.                                    WFB
  74            5                                                           Continental Communities II, LLC               WFB
  79            5                                                           Melvin H. Lieberman, Stephen L.
                                                                            Schwartz                                      WFB
  82            5                                                           Thomas R. Butler                              WFB
  83            5                                                           Thomas Guastello                              WFB
  85            5                                                                                                         WFB
  87            5                                                           Robert K. Barth                               WFB
  90            5                                                           Scott C. Dew                                  WFB
 90-a                                                                       Newcastle Investment Corp., Drawbridge
                                                                            Special Opportunities Fund LP                 WFB
 90-b                                                                                                                     WFB
 90-c                                                                                                                     WFB
 90-d                                                                                                                     WFB
 90-e                                                                                                                     WFB
 90-f                                                                                                                     WFB
 90-g                                                                                                                     WFB
 90-h                                                                                                                     WFB
 90-i                                                                                                                     WFB
 90-j                                                                                                                     WFB
 90-k                                                                                                                     WFB
  93            5                                                           Newcastle Investment Corp., Drawbridge
                                                                            Special Opportunities Fund LP                 WFB
 93-a                                                                                                                     WFB
 93-b                                                                                                                     WFB
 93-c                                                                                                                     WFB
 93-d                                                                                                                     WFB
 93-e                                                                                                                     WFB
 93-f                                                                                                                     WFB
 93-g                                                                                                                     WFB
 93-h                                                                                                                     WFB
 93-i                                                                                                                     WFB
 93-j                                                                                                                     WFB
 93-k                                                                                                                     WFB
 101            5                                                           Douglas Swenson, DBSI Housing, Inc.           WFB
 104            5              744,688 (LOC)  Holdback Letter of Credit /   Michael B. Fitzpatrick, Donald H.
                                              Plas, Jeff Meacham
                                              Allowance Tenant Impound      Jay Kaufman                                   WFB
 108            5                                                           Mark Scher                                    WFB
 110            5                                                           Sunburst Hospitality Corp.                    WFB

       INITIAL MASTER
        SERVICING FEE
  ID        RATE
-----  --------------

27-bn
27-bo
27-bp
27-bq
27-br
27-bs
27-bt
27-bu
27-bv
27-bw
27-bx
27-by
27-bz
27-ca
27-cb
27-cc
27-cd
27-ce
27-cf
27-cg
27-ch
27-ci
27-cj
27-ck
27-cl
  29      0.02050%
  31      0.02050%
  39      0.02050%

  49      0.02050%
  57      0.02050%
  58
          0.02050%
  67      0.02050%
  69

  70      0.02050%
  74      0.02050%
  79
          0.02050%
  82      0.02050%
  83      0.02050%
  85      0.02050%
  87      0.02050%
  90      0.09050%
 90-a

 90-b
 90-c
 90-d
 90-e
 90-f
 90-g
 90-h
 90-i
 90-j
 90-k
  93
          0.09050%
 93-a
 93-b
 93-c
 93-d
 93-e
 93-f
 93-g
 93-h
 93-i
 93-j
 93-k
 101      0.02050%
 104      0.02050%

          0.02050%
 108      0.02050%
 110      0.02050%




       SELLER LOAN                                                 LOAN   ADMINISTRATIVE   DUE  GRACE PERIOD (PRIOR
 ID       NUMBER    PROPERTY NAME                                 SELLER     FEE RATE     DATE      TO LATE FEES)
-----  -----------  --------------------------------------------  ------  --------------  ----  -------------------

 111     310902613  Sleep Inn at Miami International Airport        WFB      0.03195%      1st           5
 114     310902367  Woodstock Center                                WFB      0.03195%      1st           5
 115     310902503  13000 Weston Parkway                            WFB      0.03195%      1st           5
 118     310902335  Iliff Pointe                                    WFB      0.03195%      1st           5
 120     310901299  Rhode Island Chateau Apartments                 WFB      0.03195%      1st           5
 121     937241411  Circle K Portfolio-Pod 11                       WFB      0.10195%      1st           5
121-a   937241411A  Circle K Portfolio Pod 11 - Lapalco Blvd        WFB
121-b   937241411B  Circle K Portfolio Pod 11 - E Pine Log Rd       WFB
121-c   937241411C  Circle K Portfolio Pod 11 - Celanese Rd         WFB
121-d   937241411D  Circle K Portfolio Pod 11 - New Bern Ave        WFB
121-e   937241411E  Circle K Portfolio Pod 11 - Albemarle Rd        WFB
121-f   937241411F  Circle K Portfolio Pod 11 - Plaza Rd            WFB
121-g   937241411G  Circle K Portfolio Pod 11 - Ashley River Rd     WFB
121-h   937241411H  Circle K Portfolio Pod 11 - Hitchcock Pkwy      WFB
 125     410902485  Goodyear Aviation Industrial                    WFB      0.05195%      1st           5
 129     410902340  B&S Plaza II Retail                             WFB      0.03195%      1st           5
 131     410902250  Hacienda Heights Apartments                     WFB      0.03195%      1st           5
 135     410902568  Ross Store - San Fernando                       WFB      0.05195%      1st           5

 137     410902597  Juanita Bay Building                            WFB      0.08195%      1st           5
 140     410902512  Regency Plaza                                   WFB      0.08195%      1st           5
 141     410902253  North Circle Plaza                              WFB      0.03195%      1st           5
 142     620902450  Tower Records Brea                              WFB      0.13195%      1st           5
 143     410902381  TriPeaks Shopping Center                        WFB      0.03195%      1st           5
 148     410901748  707-717 Middle Neck Road & 3 Hicks Lane         WFB      0.03195%      1st           5
 149     410902567  Saliman Apartments                              WFB      0.07195%      1st           5
 150     410902379  Country Club Plaza - Palmos                     WFB      0.03195%      1st           5
 154     410902337  Laguna Woods Center                             WFB      0.05195%      1st           5
 155     410902513  Chateaubri MHP                                  WFB      0.03195%      1st           5
 157     410902573  Apple Village Retail Center                     WFB      0.03195%      1st           5
 158     410902468  Robert Square Shopping Center                   WFB      0.03195%      1st           5
 159     410902569  13921 S. Figueroa Industrial                    WFB      0.10195%      1st           5
 160     410902458  Park Ridge Professional Center                  WFB      0.03195%      1st           5
 161     410902574  The Fontainebleau Apartments                    WFB      0.03195%      1st           5
 162     410902515  Bella Casa MHP                                  WFB      0.05195%      1st           5
 164     410902556  565 Park Avenue                                 WFB      0.10195%      1st           5
 165     410902511  Budget Self Storage - Lancaster-Palmdale, CA    WFB      0.11195%      1st           5
 166     410902469  Savannah Office Building                        WFB      0.11195%      1st           5
 167     410902575  Green Acres Apartments                          WFB      0.12195%      1st           5
 168     410902563  Clarke Terrace Apartments                       WFB      0.13195%      1st           5
 169     410902598  Herrontown Road                                 WFB      0.03195%      1st           5
 170     620902345  Extra Storage                                   WFB      0.18195%      1st           5
 171     620902505  805-815 Fiero Lane                              WFB      0.16195%      1st           5

 172     410902590  Ipava Marketplace                               WFB      0.13195%      1st           5
 173     310901431  Waterman Plaza                                  WFB      0.12195%      1st           5
 174     620902483  Commonwealth Park                               WFB      0.22195%      1st           5
 175     410902393  River View Shopping Center                      WFB      0.09195%      1st           5
 176     620902656  Rite Aid - Warren, OH                           WFB      0.17195%      1st           5
 178     410902509  Thomasville - Idaho                             WFB      0.14195%      1st           5
 179     410902411  Alpine Self Storage                             WFB      0.10195%      1st           5
 181     410902622  Juniper Mobile Home Park                        WFB      0.14195%      1st           5
 182     620902538  25701 Taladro Circle                            WFB      0.16195%      1st           5
 183     620902477  Rite Aid-Carlisle, PA                           WFB      0.25195%      1st           5
 184     410901928  Family Dollar - Colfax Avenue                   WFB      0.12195%      1st           5
 186     410902420  Valley Moving & Storage                         WFB      0.20195%      1st           5
 187     410902341  Town Center Plaza                               WFB      0.17195%      1st           5
 188     620902506  1141 Chorro Street and 790 Marsh Street         WFB      0.25195%      1st           5

 189     410902274  Dyches & Triple A Buildings                     WFB      0.20195%      1st           5
 190     410902282  Lakewood - 18240 Detroit                        WFB      0.12195%      1st           5
 191     410902275  Aqualane Terrace Building                       WFB      0.20195%      1st           5
 192     410902283  Lakewood - 15207 Madison                        WFB      0.20195%      1st           5
 193     410902237  Am South Building                               WFB      0.20195%      1st           5

 ID    LETTER OF CREDIT  LETTER OF CREDIT DESCRIPTION                                LOAN SPONSOR
-----  ----------------  ----------------------------  -------------------------------------------------------------------------

 111                                                   Sunburst Hospitality Corp.
 114                                                   Peter Dellaportas
 115                                                   Douglas Swenson, DBSI Housing, Inc.
 118                                                   Quan Van Nguyen
 120                                                   Paz Ben Zion Sela, Amit Y Sela
 121                                                   Newcastle Investment Corp., Drawbridge Special Opportunities Fund LP
121-a
121-b
121-c
121-d
121-e
121-f
121-g
121-h
 125                                                   Michael B. Kaplan, Bonnie L. Fein, Steven Kaplan, K Associates
 129                                                   Irene H. Shin, Michael S. Shin
 131                                                   Michael E. Palmer, Jessica Y. Liu Palmer, Yule Liu
 135                                                   Robert E. Sarlatte and Catherine Sarlatte, Richared L. Mani,
                                                       Kenneth S. Hirsch and Sarah E. Carroll Hirsch, Roberta Lee Kelly and
                                                       Neil John Kelly
 137                                                   Eric H. Campbell
 140                                                   Michael S. Powers, John E. McNellis, Mary (Beth) E. Walter
 141                                                   John Briggs
 142                                                   Elliot M. Caplow, Mark Caplow
 143                                                   Bruce S. Cook
 148                                                   Alen Davoodzadeh, Robert Davoodzadeh
 149                                                   Lenna M. Wagner
 150                                                   Leonidas Palmos
 154                                                   Jack J. Jakosky
 155                                                   Chris Canady, Albert K. Sykes
 157                                                   Erma Jane Kinney, George Lee Kinney
 158                                                   Kay Johnson, Ray Johnson
 159                                                   Larry Quilling, Arthur Fink, Rubin Turner, Sidney Blitz
 160                                                   CLAYTON F. ALBERT
 161                                                   Paul J. Goldstone
 162                                                   Albert K. Sykes, Chris Canaday
 164                                                   565 Tenants Corp.
 165                                                   Pamela J. Giovanelli, Clayton S. Willits, Gordon "Gus" S. Giovanelli
 166                                                   Walter E Fiedler, Marjorie A Fiedler, William T. Fiedler
 167                                                   Patrick G. Billman, Gregg L Billman
 168                                                   Leslie V. Jasper
 169                                                   Estate of Benedict Yedlin
 170                                                   David Seidner
 171                                                   Janine K. Quaglino, Stephen N. Quaglino, Joyce L. Quaglino,
                                                       Matthew P. Quaglino, Carolyn J Quaglino, Alexander P Quaglino
 172                                                   Dwight W. Johnson, Bruce E. Lundgren, Bruce A. Peterson
 173                                                   Benjamin J. Franklin, Kenneth D. Hinsvark, and Fred Katz
 174                                                   Masako Nakamura
 175                                                   Dewayne S. Zinkin, Nick Zinkin, Harold Zinkin, Ami Zinkin, DeWayne Zinkin
 176                                                   Richard Mann
 178                                                   Robert W. Nahas, Glenbrook Company
 179                                                   Vera E. Frazier, Boydean B. Frazier
 181                                                   Don Tucker
 182                                                   Lois Wilkins Grosenbaugh Survivors Trust (Trust A)
 183                                                   Samuel Colella
 184                                                   Virgil W. Shouse III, Steven M. Cersonsky, Michael D. Zeitlin
 186                                                   Sidney Morse, Alan Day
 187                                                   Michael A. Braun
 188                                                   Janine K. Quaglino, Stephen N. Quaglino, Joyce L. Quaglino,
                                                       Matthew P. Quaglino, Carolyn J Quaglino, Alexander P Quaglino
 189                                                   Anne D Camalier 1972 Family Trust
 190                                                   Linda Evans, Nancy Rafal, Joel Evans, Ronald Rafal
 191                                                   Charles A. Camalier Jr. Family Trust
 192                                                   Linda Evans, Nancy Rafal, Joel Evans, Ronald Rafal
 193                                                   St. Charles, LLC

                       INITIAL MASTER
       INITIAL MASTER   SERVICING FEE
 ID       SERVICER          RATE
-----  --------------  --------------

 111         WFB          0.02050%
 114         WFB          0.02050%
 115         WFB          0.02050%
 118         WFB          0.02050%
 120         WFB          0.02050%
 121         WFB          0.09050%
121-a        WFB
121-b        WFB
121-c        WFB
121-d        WFB
121-e        WFB
121-f        WFB
121-g        WFB
121-h        WFB
 125         WFB          0.04050%
 129         WFB          0.02050%
 131         WFB          0.02050%
 135         WFB          0.04050%

 137         WFB          0.07050%
 140         WFB          0.07050%
 141         WFB          0.02050%
 142         WFB          0.07050%
 143         WFB          0.02050%
 148         WFB          0.02050%
 149         WFB          0.06050%
 150         WFB          0.02050%
 154         WFB          0.04050%
 155         WFB          0.02050%
 157         WFB          0.02050%
 158         WFB          0.02050%
 159         WFB          0.09050%
 160         WFB          0.02050%
 161         WFB          0.02050%
 162         WFB          0.04050%
 164         WFB          0.09050%
 165         WFB          0.10050%
 166         WFB          0.10050%
 167         WFB          0.11050%
 168         WFB          0.12050%
 169         WFB          0.02050%
 170         WFB          0.12050%
 171         WFB          0.10050%

 172         WFB          0.12050%
 173         WFB          0.11050%
 174         WFB          0.16050%
 175         WFB          0.08050%
 176         WFB          0.11050%
 178         WFB          0.13050%
 179         WFB          0.09050%
 181         WFB          0.13050%
 182         WFB          0.10050%
 183         WFB          0.19050%
 184         WFB          0.11050%
 186         WFB          0.19050%
 187         WFB          0.16050%
 188         WFB          0.19050%

 189         WFB          0.19050%
 190         WFB          0.11050%
 191         WFB          0.19050%
 192         WFB          0.19050%
 193         WFB          0.19050%


                                  SCHEDULE I-E

                  SCHEDULE OF NATIONWIDE POOLED MORTGAGE LOANS



      SELLER LOAN
 ID      NUMBER     PROPERTY NAME                      ADDRESS                        CITY       STATE   ZIP CODE
---   -----------   --------------------------------   ------------------------   ------------   -----   --------

 32    00-1100749   Midway Courtyard by Marriott       6610 South Cicero Avenue   Bedford Park     IL      60638
 89    00-1100750   Midway Fairfield Inn by Marriott   6630 South Cicero Avenue   Bedford Park     IL      60638
 92    00-1100688   McCarthy Court                     1321 McCarthy Blvd         New Bern         NC      28562
146    00-1100779   Poquoson Shopping Center           460 Wythe Creek Road       Poquoson         VA      23662

                                  P&I MONTHLY   IO MONTHLY
       ORIGINAL    CUT-OFF DATE       DEBT         DEBT      MORTGAGE   INTEREST ACCRUAL
 ID     BALANCE       BALANCE       SERVICE       SERVICE      RATE           BASIS
---   ----------   ------------   -----------   ----------   --------   ----------------

 32   13,600,000    13,581,074       83,922         NAP      5.55000%      Actual/360
 89    5,900,000     5,891,790       36,408         NAP      5.55000%      Actual/360
 92    5,650,000     5,650,000       32,614        26,972    5.65000%      Actual/360
146    2,650,000     2,650,000       14,881         NAP      5.40000%      Actual/360


                                     S-I-E-1



                                                                                                          STATED
                                                                                                        REMAINING
                                                                                  ORIGINAL TERM TO       TERM TO
      SELLER LOAN                                      ARD LOAN   MATURITY DATE    MATURITY OR ARD   MATURITY OR ARD
 ID      NUMBER     PROPERTY NAME                        (Y/N)        OR ARD           (MOS.)             (MOS.)
---   -----------   --------------------------------   --------   -------------   ----------------   ---------------

 32    00-1100749   Midway Courtyard by Marriott          No         05/01/15           120               119
 89    00-1100750   Midway Fairfield Inn by Marriott      No         05/01/15           120               119
 92    00-1100688   McCarthy Court                        No         06/01/15           120               120
146    00-1100779   Poquoson Shopping Center              No         06/01/15           120               120

        ORIGINAL       REMAINING      CROSSED
      AMORTIZATION   AMORTIZATION   WITH OTHER   CROSSED    PREPAYMENT PROVISIONS (# OF     OWNERSHIP
 ID    TERM (MOS.)    TERM (MOS.)      LOANS     LOAN ID             PAYMENTS)              INTEREST
---   ------------   ------------   ----------   -------   -----------------------------   ---------

 32        300            299           No         NAP     LO(25)/Defeasance(91)/Open(4)      Fee
 89        300            299           No         NAP     LO(25)/Defeasance(91)/Open(4)      Fee
 92        360            360           No         NAP     LO(24)/Defeasance(92)/Open(4)      Fee
146        360            360           No         NAP     LO(24)/Defeasance(92)/Open(4)      Fee




      SELLER LOAN                                                    ADMINISTRATIVE
 ID      NUMBER     PROPERTY NAME                      LOAN SELLER      FEE RATE
---   -----------   --------------------------------   -----------   --------------

 32    00-1100749   Midway Courtyard by Marriott        Nationwide      0.10695%
 89    00-1100750   Midway Fairfield Inn by Marriott    Nationwide      0.10695%
 92    00-1100688   McCarthy Court                      Nationwide      0.10695%
146    00-1100779   Poquoson Shopping Center            Nationwide      0.10695%

                    GRACE PERIOD (PRIOR
 ID      DUE DATE       TO LATE FEES)     LETTER OF CREDIT   LETTER OF CREDIT DESCRIPTION
---      --------   -------------------   ----------------   ----------------------------

 32         1st               0
 89         1st               0
 92         1st              15
146         1st               0

                                                                                                       INITIAL MASTER
                                                                                      INITIAL MASTER    SERVICING FEE
 ID                                   LOAN SPONSOR                                       SERVICER           RATE
---   -----------------------------------------------------------------------------   --------------   --------------

 32   Jacob L. Weglarz, Mark L. Weglarz, Jon S. Weglarz                                     WFB           0.02050%
 89   Jacob L. Weglarz, Mark L. Welgarz, Jon S. Weglarz                                     WFB           0.02050%
 92   Steven D. Bell & Company                                                              WFB           0.02050%
146   Cowles M. Spencer, Sr., Jerry E. Valianos, Rickey W.West, Charles M. McDaniel         WFB           0.02050%


                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY
                    (UNDER SECTION 2.02(A) OF THIS AGREEMENT)

                           [There are no exceptions.]

                                     S-II-1

                                  SCHEDULE III

                      SCHEDULE OF DESIGNATED SUB-SERVICERS



Control
 Number      Pooled                                                                            Sub-      Term.
 (Pros-     Mortgage                                            Pooled      Cut-off Date    Servicing   Without
 pectus   Loan Seller                                          Mortgage       Principal        Fee       Cause
  ID)        Number               Loan/Property Name         Loan Seller       Balance         Rate       Fee       Sub-Servicer
-------   -----------   ----------------------------------   -----------   --------------   ---------   -------   ----------------

    7        42737      Kaleidoscope Center                     BSCMI      $35,968,188.00    0.1000%      None    GMACCM
    8        42507      Alexandria Mall                         BSCMI      $27,117,511.00    0.0600%      None    L.J. Melody
   10        42547      Seattle Design Center                   BSCMI      $24,889,495.00    0.0400%      None    NorthMarq
   14       6105806     Roseville Corporate Center               PMCF      $22,000,000.00    0.0500%      None    PMCC
   15       6105750     Hechinger Mall                           PMCF      $21,350,000.00    0.0500%      None    PMCC
   17        42192      Mariposa Mall                           BSCMI      $21,104,974.00    0.0600%      None    L.J. Melody
   32      00-1100749   Midway Courtyard by Marriott          Nationwide   $13,581,074.00     0.060%      None    GMAC
   33        42721      Northpointe Office Building             BSCMI      $13,000,000.00    0.0600%      None    L.J. Melody
   46       6105833     Marnell Corporate Center II              PMCF      $10,978,166.12    0.0500%      None    PMCC
   53       6105729     One Corporate Drive                      PMCF      $10,251,286.19    0.0500%      None    PMCC
   66        42814      City of Los Angeles Building            BSCMI      $ 8,700,000.00    0.0200%      None    L.J. Melody
   71        41638      Acme Shopping Center                    BSCMI      $ 7,900,000.00    0.1000%      None    GMACCM
   78       6105852     Meridian West Apartments                 PMCF      $ 7,234,255.13    0.0500%      None    PMCC
   81       6105834     Maryland and Eastern Retail Center       PMCF      $ 7,026,297.91    0.0500%      None    PMCC
   86       6105882     Malaspina Properties                     PMCF      $ 6,441,142.22    0.0500%      None    PMCC
   89      00-1100750   Midway Fairfield Inn By Marriott      Nationwide   $ 5,891,790.00     0.060%      None    GMAC
   92      00-1100688   McCarthy Court                        Nationwide   $ 5,650,000.00     0.060%      None    Laureate Capital
   98       6105819     Irvine Spectrum 5                        PMCF      $ 5,483,728.16    0.0500%      None    PMCC
  123       6105778     OMNI Student Housing                     PMCF      $ 3,987,650.49    0.0500%      None    PMCC
  127       6105775     Fairfield Gardens II                     PMCF      $ 3,596,848.81    0.0500%      None    PMCC
  133        42722      Collier Center & Collier District       BSCMI      $ 3,325,000.00    0.0600%      None    L.J. Melody
  136       6105888     2740 North Grand Avenue                  PMCF      $ 3,061,730.83    0.0500%      None    PMCC
  146      00-1100779   Poquoson Shopping Center              Nationwide   $ 2,650,000.00     0.060%      None    Laureate Capital
  153       6105835     1150 South Depot Drive                   PMCF      $ 2,395,225.88    0.0500%      None    PMCC


                                     S-III-1

                                   SCHEDULE IV

                                 REFERENCE RATES

INTEREST ACCRUAL PERIOD(1)   REFERENCE RATE (%)
--------------------------   ------------------
June 2005                          5.42134
July 2005                          5.59605
August 2005                        5.59607
September 2005                     5.42140
October 2005                       5.59612
November 2005                      5.42144
December 2005                      5.42146
January 2006                       5.42148
February 2006                      5.42180
March 2006                         5.59623
April 2006                         5.42154
May 2006                           5.59628
June 2006                          5.42158
July 2006                          5.59633
August 2006                        5.59635
September 2006                     5.42165
October 2006                       5.59640
November 2006                      5.42169
December 2006                      5.42171
January 2007                       5.42173
February 2007                      5.42210
March 2007                         5.59650
April 2007                         5.42178
May 2007                           5.59654
June 2007                          5.42183
July 2007                          5.59656
August 2007                        5.59656
September 2007                     5.42183
October 2007                       5.59655
November 2007                      5.42181
December 2007                      5.59654
January 2008                       5.42180
February 2008                      5.42198
March 2008                         5.59651
April 2008                         5.42179
May 2008                           5.59653
June 2008                          5.42181
July 2008                          5.59655
August 2008                        5.59657
September 2008                     5.42185
October 2008                       5.59659
November 2008                      5.42187
December 2008                      5.42188
January 2009                       5.42190
February 2009                      5.42253
March 2009                         5.59665
April 2009                         5.42193
May 2009                           5.59668
June 2009                          5.42195
July 2009                          5.59671
August 2009                        5.59672
September 2009                     5.42199
October 2009                       5.59675
November 2009                      5.42201
December 2009                      5.42202
January 2010                       5.42203
February 2010                      5.42699
March 2010                         5.59919
April 2010                         5.42502
May 2010                           5.60325
June 2010                          5.42757
July 2010                          5.60331
August 2010                        5.60335
September 2010                     5.42767
October 2010                       5.60342
November 2010                      5.42926
December 2010                      5.42928
January 2011                       5.42931
February 2011                      5.43009
March 2011                         5.60512
April 2011                         5.42938
May 2011                           5.60518
June 2011                          5.42943
July 2011                          5.60523
August 2011                        5.60526
September 2011                     5.42950
October 2011                       5.60532
November 2011                      5.42955
December 2011                      5.60537
January 2012                       5.42960
February 2012                      5.42990
March 2012                         5.60651
April 2012                         5.43088
May 2012                           5.60895
June 2012                          5.43349
July 2012                          5.61287
August 2012                        5.61290
September 2012                     5.43357
October 2012                       5.61295
November 2012                      5.43362
December 2012                      5.43364
January 2013                       5.43367
February 2013                      5.43460
March 2013                         5.61309
April 2013                         5.43374
May 2013                           5.61315

(1)  Each interest accrual period relates to the distribution date in the immediately following calendar month. For example, the June 2005 interest accrual period relates to the July 2005 distribution date.

                                     S-IV-1

                                   SCHEDULE V

                       BORROWER THIRD-PARTY BENEFICIARIES
                              (UNDER SECTION 2.03)

                                      S-V-1

                                   SCHEDULE VI
                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                      CLASS A-AB
                        PLANNED
                       PRINCIPAL
DISTRIBUTION DATE     BALANCE ($)
-----------------   --------------
Closing Date        128,000,000.00
July 2005           128,000,000.00
August 2005         128,000,000.00
September 2005      128,000,000.00
October 2005        128,000,000.00
November 2005       128,000,000.00
December 2005       128,000,000.00
January 2006        128,000,000.00
February 2006       128,000,000.00
March 2006          128,000,000.00
April 2006          128,000,000.00
May 2006            128,000,000.00
June 2006           128,000,000.00
July 2006           128,000,000.00
August 2006         128,000,000.00
September 2006      128,000,000.00
October 2006        128,000,000.00
November 2006       128,000,000.00
December 2006       128,000,000.00
January 2007        128,000,000.00
February 2007       128,000,000.00
March 2007          128,000,000.00
April 2007          128,000,000.00
May 2007            128,000,000.00
June 2007           128,000,000.00
July 2007           128,000,000.00
August 2007         128,000,000.00
September 2007      128,000,000.00
October 2007        128,000,000.00
November 2007       128,000,000.00
December 2007       128,000,000.00
January 2008        128,000,000.00
February 2008       128,000,000.00
March 2008          128,000,000.00
April 2008          128,000,000.00
May 2008            128,000,000.00
June 2008           128,000,000.00
July 2008           128,000,000.00
August 2008         128,000,000.00
September 2008      128,000,000.00
October 2008        128,000,000.00
November 2008       128,000,000.00
December 2008       128,000,000.00
January 2009        128,000,000.00
February 2009       128,000,000.00
March 2009          128,000,000.00
April 2009          128,000,000.00
May 2009            128,000,000.00
June 2009           128,000,000.00
July 2009           128,000,000.00
August 2009         128,000,000.00
September 2009      128,000,000.00
October 2009        128,000,000.00
November 2009       128,000,000.00
December 2009       128,000,000.00
January 2010        128,000,000.00
February 2010       128,000,000.00
March 2010          128,000,000.00
April 2010          128,000,000.00
May 2010            128,000,000.00
June 2010           128,000,000.00
July 2010           128,000,000.00
August 2010         128,000,000.00
September 2010      128,000,000.00
October 2010        128,000,000.00
November 2010       126,345,082.06
December 2010       123,795,000.00
January 2011        121,458,000.00
February 2011       119,109,000.00
March 2011          116,080,000.00
April 2011          113,706,000.00
May 2011            111,098,000.00
June 2011           108,701,000.00
July 2011           106,071,000.00
August 2011         103,650,000.00
September 2011      101,217,000.00
October 2011         98,552,000.00
November 2011        96,096,000.00
December 2011        93,408,000.00
January 2012         90,927,000.00
February 2012        88,434,000.00
March 2012           87,000,000.00
April 2012           86,500,000.00
May 2012             86,000,000.00
June 2012            85,128,000.00
July 2012            82,476,000.00
August 2012          80,027,000.00
September 2012       77,566,000.00
October 2012         74,880,000.00
November 2012        72,395,000.00
December 2012        69,684,000.00
January 2013         67,175,000.00
February 2013        64,653,000.00
March 2013           61,484,000.00
April 2013           58,935,000.00
May 2013             56,164,000.00
June 2013            53,590,000.00
July 2013            50,794,000.00
August 2013          48,195,000.00
September 2013       45,583,000.00
October 2013         42,750,000.00
November 2013        40,113,000.00
December 2013        33,689,000.00
January 2014         31,033,000.00
February 2014        28,364,000.00
March 2014           25,063,000.00
April 2014           22,366,000.00
May 2014             12,250,000.00
June 2014             7,473,000.00
July 2014             4,536,000.00
August 2014           1,790,000.00
September 2014                0.00

                                     S-VI-1

                                  SCHEDULE VII

                       CLOSING DATE DEPOSIT MORTGAGE LOANS
                    AND RELATED CLOSING DATE DEPOSIT AMOUNTS



 Control Number    Pooled Mortgage Loan Seller                                         Pooled           Closing Date
(Pros-pectus ID)             Number                   Loan/Property Name        Mortgage Loan Seller   Deposit Amount
----------------   ---------------------------   ----------------------------   --------------------   --------------

       125                  410902485            Goodyear Aviation Industrial            WFB             $16,679.48


                                    S-VII-1